UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Industrea Acquisition Corp.
(Name of Registrant as Specified in Its Charter)

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PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF INDUSTREA ACQUISITION CORP.
AND
PROSPECTUS FOR 63,386,709 SHARES OF COMMON STOCK
OF
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.
(TO BE RENAMED CONCRETE PUMPING HOLDINGS, INC.)
The board of directors of Industrea Acquisition Corp. (“Industrea”) has unanimously approved the Agreement and Plan of Merger, dated September 7, 2018, by and among Industrea, Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Industrea (“Newco”), Concrete Pumping Holdings, Inc., a Delaware corporation (“CPH”), certain subsidiaries of Newco, and PGP Investors, LLC, solely in its capacity as the initial Holder Representative (the “Merger Agreement”), pursuant to which (a) a wholly owned indirect subsidiary of Newco will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco (the “CPH Merger”), and (b) a wholly owned direct subsidiary of Newco will be merged with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of Newco (the “Industrea Merger”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.
Under the Merger Agreement, (i) pursuant to the CPH Merger, Newco will indirectly acquire CPH for aggregate consideration of  $610 million (subject to certain customary adjustments), payable in cash after taking into account (x) a portion of the shares of CPH capital stock that are contributed to Newco in exchange for shares of Newco’s common stock (“Newco common stock”) (valued at $10.20 per share) prior to the consummation of the CPH Merger and (y) any CPH options that are converted into Newco options, and (ii) pursuant to the Industrea Merger, all of the issued and outstanding shares of Industrea’s common stock will be exchanged on a one-for-one basis for shares of common stock of Newco, and all of the outstanding warrants to purchase Industrea’s common stock will be exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants. The cash portion of the consideration payable in the CPH Merger is expected to be between $446.9 million and $550.0 million, depending on the number of shares of Industrea’s Class A common stock (“public shares”) that are redeemed in connection with the closing of the Business Combination.
Newco intends to apply to list its common stock and warrants on The Nasdaq Capital Market under the symbols “BBCP” and “BBCPW,” respectively, upon the closing of the Business Combination. Industrea’s publicly-traded common stock, units and warrants are currently listed on The Nasdaq Capital Market under the symbols “INDU,” “INDUU” and “INDUW,” respectively. Industrea’s publicly-traded units will automatically separate into the component securities upon consummation of the Business Combination.
This proxy statement/prospectus covers the following shares of Newco common stock: (i) assuming no public stockholders exercise their redemption rights, 23,000,000 shares to be issued in exchange for shares of Class A common stock initially issued in Industrea’s initial public offering, (ii) 23,000,000 shares underlying the public warrants, which will become exercisable for shares of Newco common stock following the Business Combination, (iii) up to 7,696,078 shares that may be issued in exchange for shares of Class A common stock issued upon the conversion of Class B common stock prior to closing of the Business Combination, and (iv) up to 9,690,631 shares that may be issuable in exchange for shares of Class A common stock issued in private placements completed immediately prior to the closing of the Business Combination.
Industrea is providing the accompanying proxy statement/prospectus and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at a special meeting of stockholders to be held on December 4, 2018 for the purpose of voting on the Merger Agreement and the other matters described herein. Whether or not you plan to attend the special meeting, we urge all of Industrea’s stockholders to read the accompanying proxy statement/prospectus, including the Annexes and the accompanying financials statements of Industrea and CPH, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 52 of the accompanying proxy statement/prospectus.

Each of Industrea and Newco is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
This proxy statement/prospectus is dated November 20, 2018, and is expected to be first mailed to stockholders on or about November 20, 2018.

Industrea Acquisition Corp.
28 West 44th Street, Suite 501
New York, New York 10036
NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS OF INDUSTREA ACQUISITION CORP.
TO BE HELD DECEMBER 4, 2018
To the Stockholders of Industrea Acquisition Corp.:
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Industrea Acquisition Corp., a Delaware corporation (“Industrea”), will be held on December 4, 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166 (the “Special Meeting”). You are cordially invited to attend the Special Meeting to conduct the following items of business:
1.
Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2018, by and among Industrea, Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Industrea (“Newco”), Concrete Pumping Holdings, Inc., a Delaware corporation (“CPH”), certain subsidiaries of Newco, and PGP Investors, LLC, solely in its capacity as the initial Holder Representative, a copy of which will be attached as Annex A to the proxy statement/prospectus that will be mailed to you, and approve the transactions contemplated thereby (the “Business Combination” and such proposal, the “Business Combination Proposal”);

2.
Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of Industrea’s issued and outstanding common stock pursuant to the Business Combination (the “Nasdaq Proposal”);

3.
Charter Proposals — To consider and vote upon separate proposals (collectively, the “Charter Proposals”) to approve the following material differences between the proposed amended and restated certificate of incorporation of Newco (the “Newco Charter”) that will be in effect upon the closing of the Business Combination and Industrea’s current amended and restated certificate of incorporation (the “Industrea Charter”):

a.
the name of the new public company will be “Concrete Pumping Holdings, Inc.” as opposed to “Industrea Acquisition Corp.”;

b.
Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to Industrea having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and

c.
the Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time);

4.
Director Election Proposal — To consider and vote upon a proposal to elect nine directors who, upon consummation of the Business Combination, will be the directors of Newco (the “Director Election Proposal”);

5.
Incentive Plan Proposal — To consider and vote upon a proposal to approve the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”), which is an incentive compensation plan for employees, directors and consultants of Newco and its subsidiaries, including CPH, a copy of which will be attached as Annex C to the proxy statement/prospectus that will be mailed to you in connection with the Business Combination (the “Incentive Plan Proposal”); and

6.
Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal (the “Adjournment Proposal”).

The above matters are more fully described in the proxy statement/prospectus that will be mailed to you in connection with the Business Combination, which will also include, as Annex A, a copy of the Merger Agreement. We urge you to read carefully the proxy statement/prospectus in its entirety, including the Annexes and accompanying financial statements of Industrea and CPH.
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Newco and Industrea have entered into (i) a subscription agreement with Argand Partners Fund , LP (the “Argand Investor”), an affiliate of our sponsor, Industrea Alexandria LLC (our “Sponsor”), pursuant to which the Argand Investor has agreed to purchase immediately prior to the closing of the Business Combination 5,333,333 shares of Industrea’s common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $54.4 million, plus, up to an additional 2,450,980 shares of Industrea’s common stock at a price of  $10.20 per share, or up to an aggregate cash purchase price of  $25.0 million, to offset redemptions of public shares, if any, in connection with the Business Combination if such redemptions exceed $106.5 million; (ii) a subscription agreement with an institutional investor (the “Lead Common Investor”), pursuant to which (x) the Lead Common Investor has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 1,715,686 shares of Industrea’s common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $17.5 million and (y) Industrea has agreed to issue an aggregate of 190,632 additional shares of Industrea’s common stock to the Lead Common Investor as consideration for the Lead Common Investor’s obligation to purchase Industrea’s common stock under such agreement (and the Sponsor will also forfeit an equal number of Founder Shares); and (iii) a subscription agreement with Nuveen Alternatives Advisors, LLC (together with one or more of its funds and accounts “Nuveen”), pursuant to which Nuveen has agreed to purchase immediately prior to the closing of the Business Combination, an aggregate of 2,450,980 shares of Newco’s Series A Zero-Dividend Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) at a price of  $10.20 per share, or an aggregate cash purchase price of $25.0 million. In addition, Concrete Merger Sub, a wholly owned indirect subsidiary of Newco that will merge with and into CPH in the CPH Merger, has entered into debt commitment letters with Credit Suisse Loan Funding LLC, Credit Suisse AG (“CS AG”), Stifel Bank and Trust, Stifel Nicolaus & Company, Incorporated (“Stifel”), Jefferies Finance LLC (acting through such of its affiliates as it deems appropriate, “Jefferies”) and Wells Fargo Securities (“Wells Fargo”) pursuant to which (i) CS AG, Stifel and Jefferies have agreed to make available to the combined company at the closing of the Business Combination a seven-year term loan facility with an aggregate principal amount of  $350 million and (ii) Wells Fargo has agreed to make available to the combined company at the closing of the Business Combination a five-year asset based revolving credit facility in the aggregate committed amount of  $60 million.
It is anticipated that, upon completion of the Business Combination, assuming no public stockholders exercise their redemption rights, taking into account (a) the Series A Preferred Stock on an as-converted basis and (b) all “in-the-money” options that will be issued at the closing of the Business Combination to certain current and former members of CPH management: (i) Industrea’s public stockholders will retain an ownership interest of approximately 52% in Newco; (ii) our Sponsor and its affiliates and our current independent directors (collectively, our “Initial Stockholders”) will own approximately 25% in Newco; (iii) CPH management will own approximately 9% (based on the most recent estimated investment amounts for members of CPH management, which may increase prior to the closing of the Business Combination); (iv) Nuveen will own approximately 6% in Newco; (v) the Lead Common Investor will own approximately 4%; (vi) BBCP Investors, LLC, an affiliate of PGP Investors LLC, will own approximately 2%; and (vii) the former CPH employee shareholders will hold approximately 2% of the issued and outstanding common stock of Newco.

The record date for the Special Meeting is October 17, 2018. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.
Our Sponsor and current independent directors (together with our Sponsor, our “Initial Stockholders”), officers and other current directors have agreed to vote any shares of Class B common stock (the “Founder Shares”) held by them and any public shares purchased during or after our initial public offering (our “IPO”) in favor of our Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of common stock, including all of the Founder Shares.
Pursuant to the Industrea Charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, public shares then held by them for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with our IPO, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commission totaling $8,050,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, as of September 30, 2018, the estimated per share redemption price would have been approximately $10.31. Public stockholders may elect to redeem their shares even if they vote “FOR” the Business Combination.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to 5:00 p.m., Eastern Time, on November 30, 2018, (a) submit a written request to Continental Stock Transfer & Trust Company, Industrea’s transfer agent (the “Transfer Agent”), that Industrea redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through Depository Trust Company.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under the Industrea Charter, other than the aforementioned 15% threshold, except that in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001. Each redemption of public shares by our public stockholders will reduce the amount in our trust account. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the proxy statement/prospectus that will be mailed to you in connection with the Business Combination assumes that none of our public stockholders exercise their redemption rights with respect to their public shares.
Our Initial Stockholders, current officers and other current directors have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of common stock, including all of the Founder Shares. Our Initial Stockholders, directors and officers have agreed to vote any shares of Industrea’s common stock owned by them in favor of the Business Combination.
The Business Combination is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in the proxy statement/prospectus that will be mailed to you in connection with the Business Combination.
Approval of the Business Combination Proposal and each of the Charter Proposals require the affirmative vote of the holders of a majority of the outstanding shares of the common stock of Industrea. Approval of the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. The election of directors pursuant to the Director Election Proposal will be determined by a plurality of the votes cast by stockholders present in person or by proxy at the Special Meeting and entitled to vote thereon. Industrea’s board of directors unanimously recommends that you vote “FOR” each of these proposals.
By Order of the Board of Directors,
/s/ David A.B. Brown

David A.B. Brown
Chairman of the Board of Directors
New York, New York
November 13, 2018
This notice was mailed by Industrea on November 13, 2018.

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about Industrea from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available for you to review at the public reference room of the U.S. Securities and Exchange Commission, or SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and through the SEC’s website at www.sec.gov. You can also obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from the appropriate company at the following address and telephone number:
Industrea Acquisition Corp.
28 West 44th Street, Suite 501
New York, New York 10036
(212) 871-1107
Attention: Secretary
or
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: INDU.info@morrowsodali.com
To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.
You also may obtain additional proxy cards and other information related to the proxy solicitation by contacting the appropriate contact listed above. You will not be charged for any of these documents that you request.
For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information” beginning on page 300.
ABOUT THIS DOCUMENT
This document, which forms part of a registration statement on Form S-4 filed with the SEC by Newco, constitutes a prospectus of Newco under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of Newco to be issued to Industrea’s stockholders under the Merger Agreement. This document also constitutes a proxy statement of Industrea under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to Industrea stockholders nor the issuance by Newco of its common stock in connection with the Business Combination will create any implication to the contrary.
Information contained in this proxy statement/prospectus regarding Industrea has been provided by Industrea and information contained in this proxy statement/prospectus regarding CPH has been provided by CPH.
This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our” and “Industrea” refer to Industrea Acquisition Corp., and the terms “Newco,” “combined company” and “post-combination company” refer to Concrete Pumping Holdings Acquisition Corp. and its subsidiaries, including Industrea and CPH, following the consummation of the Business Combination.
In this document:
“ABL Commitment Letter” means that certain debt commitment letter, dated September 7, 2018, pursuant to which Wells Fargo has agreed to make available to the combined company at the Closing a five-year asset based revolving credit facility in an aggregate committed amount of  $60 million.
“ABL Facility” means the five-year asset based revolving credit facility in the aggregate committed amount of  $60 million that Wells Fargo has agreed to make available to the combined company at the Closing pursuant to the ABL Commitment Letter.
“Argand” means Argand Partners LP, a Delaware limited partnership, which is an affiliate of our Sponsor and the Argand Investor.
“Argand Investor” means Argand Partners Fund , LP, an affiliate of Argand and our Sponsor.
“Argand Subscription Agreement” means that certain subscription agreement, dated as of September 7, 2018, pursuant to which the Argand Investor has agreed to purchase at the Closing 5,333,333 shares of Industrea common stock at a price of  $10.20 per share, or an aggregate cash purchase price of $54.4 million, plus up to 2,450,980 additional shares of Industrea common stock at a price of  $10.20 for an aggregate cash purchase price of up to $25.0 million to offset redemptions by public stockholders if such redemptions exceed $106.5 million. The Industrea common stock issued pursuant to the Argand Subscription Agreement will be exchanged for shares of Newco common stock on a one-for-one basis in connection with the Industrea Merger.
“Backstop” means, pursuant to the Merger Agreement and related agreements, the offsetting of redemptions of public shares in connection with the Business Combination, if any, which will be effected in the following manner: (i) the first $106.5 million of redemptions will be offset using proceeds from the Debt Financing and the PIPE Financing; (ii) the next $25.0 million of redemptions will be offset by the sale to the Argand Investor of Industrea common stock at $10.20 per share under the Argand Subscription Agreement; and (iii) any remaining redemptions will be offset by the contribution by Peninsula of additional shares of CPH capital stock to Newco in exchange for additional shares of Newco common stock, in which case the Sponsor will also forfeit to Industrea for cancellation a number of Founder Shares equal to 10% of the number of shares of Industrea common stock issued to Peninsula under this clause (iii) (such that the net dilutive effect of such sale is equivalent to a sale price of  $10.20 per share), plus 190,632 Founder Shares in connection with the subscription agreement with the Lead Common Investor.
“Business Combination” means the transactions contemplated by the Merger Agreement, including the CPH Merger and the Industrea Merger.
“Camfaud” means Camfaud Group Limited (f/k/a Oxford Pumping Holdings Ltd.), a private limited company incorporated under the Laws of England and Wales and an indirect subsidiary of CPH.
“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Industrea.
“Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Industrea.
“Closing” means the closing of the Business Combination.
“Closing Date” means the closing date of the Business Combination.
“Code” means the Internal Revenue Code of 1986, as amended.
“Concrete Merger Sub” means Concrete Pumping Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Concrete Parent.

“Concrete Parent” means Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Newco.
“CPH” means Concrete Pumping Holdings, Inc., a Delaware corporation.
“CPH capital stock” means the CPH common stock and the CPH preferred stock.
“CPH common stock” means the common stock, par value $0.001 per share, of CPH.
“CPH Management” means the management of CPH.
“CPH Merger” means the merger of Concrete Merger Sub with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco, pursuant to the Merger Agreement.
“CPH option” means each outstanding and unexercised option to purchase shares of CPH common stock.
“CPH preferred stock” means the 13.5% participating preferred stock, par value $0.001 per share, of CPH.
“CPH stockholder” means each holder of CPH capital stock.
“CS AG” means Credit Suisse AG.
“Debt Commitment Letters” means the ABL Commitment Letter and the Term Commitment Letter.
“Debt Commitment Parties” means Credit Suisse Loan Funding LLC, Credit Suisse AG, Stifel Bank and Trust, Stifel Nicolaus & Company, Incorporated, Jefferies Finance LLC and Wells Fargo, National Association, as parties to the applicable Debt Commitment Letters.
“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letters.
“DGCL” means the General Corporation Law of the State of Delaware.
“DTC” means the Depository Trust Company.
“ERISA” means Employee Retirement Income Security Act of 1974, as amended.
“Equity Financing” means the equity financing contemplated to be consummated pursuant to the Subscription Agreements.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expense Reimbursement Letter” means that certain Expense Reimbursement Letter, dated September 7, 2018, by and among the Argand Investor, the Sponsor, Industrea, Newco and Peninsula.
“Founder Shares” means the aggregate of 5,750,000 shares of Class B common stock held by the Sponsor and Industrea’s independent directors.
“GAAP” means United States generally accepted accounting principles.
“Holder Representative” means a representative designated by the parties to the Merger Agreement to act on behalf of the holders of the CPH capital stock and CPH options for certain limited purposes, as specified in the Merger Agreement.
“Industrea” means Industrea Acquisition Corp., a Delaware corporation.
“Industrea Board” means the board of directors of Industrea.
“Industrea Charter” means Industrea’s current amended and restated certificate of incorporation.
“Industrea common stock” means the common stock, par value $0.0001 per share, of Industrea.
“Industrea Merger” means the merger of Industrea Merger Sub with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of Newco, pursuant to the Merger Agreement.

“Industrea Merger Sub” means Industrea Acquisition Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Newco.
“Industrea Parties” means Industrea, Newco, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub.
“Initial Stockholders” means the Sponsor and Industrea’s independent directors.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IPO” means Industrea’s initial public offering, consummated on August 1, 2017, through the sale of 23,000,000 units at $10.00 per unit.
“Jefferies” means Jefferies Finance LLC, acting through such of its affiliates as it deems appropriate.
“Lead Common Investor” means the accredited investor purchasing Industrea common stock pursuant to a PIPE Subscription Agreement.
“Lux II” means Lux Concrete Holdings II S.á r.l., a company incorporated in Luxembourg and an indirect subsidiary of CPH.
“Merger Agreement” means that Agreement and Plan of Merger, dated as of September 7, 2018, by and among Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub, CPH and PGP Investors, solely in its capacity as the initial Holder Representative thereunder.
“Merger Consideration” means the cash consideration to be paid in the Business Combination to the CPH stockholders in accordance with the Merger Agreement.
“Morrow” means Morrow Sodali, proxy solicitor to Industrea.
“Nasdaq” means the Nasdaq Capital Market.
“Newco” means Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Industrea.
“Newco Board” means the board of directors of Newco.
“Newco Charter” means Newco’s proposed amended and restated certificate of incorporation, a copy of which is attached as Annex B to this proxy statement/prospectus.
“Newco common stock” means the common stock, par value $0.0001 per share, of Newco.
“Nuveen” means Nuveen Alternatives Advisors, LLC, together with one or more of its funds and accounts.
“Option Consideration” means the cash consideration to be paid in the Business Combination to holders of CPH vested options in accordance with the Merger Agreement.
“Peninsula” means BBCP Investors, LLC, a Delaware limited liability company, an affiliate of PGP Investors.
“PGP Investors” means PGP Investors, LLC, a Delaware limited liability company, the initial Holder Representative under the Merger Agreement.
“PIPE Financing” means the equity financing pursuant to the PIPE Subscription Agreements.
“PIPE Investors” means Nuveen and the Lead Common Investor.
“PIPE Subscription Agreements” means those certain subscription agreements, dated as of September 7, 2018, pursuant to which (i) the Argand Investor has agreed to purchase immediately prior to the closing of the Business Combination 5,333,333 shares of Industrea’s common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $54.4 million, plus up to an additional 2,450,980 shares of Industrea’s common stock at a price of  $10.20 per share, or up to an aggregate cash purchase price of $25.0 million, to offset redemptions of public shares, if any, in connection with the Business Combination if such redemptions exceed $106.5 million; (ii)(x) the Lead Common Investor has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 1,715,686 shares of

Industrea’s common stock at a price of  $10.20 per share, or an aggregate cash purchase price of $17.5 million and (y) Industrea has agreed to issue an aggregate of 190,632 additional shares of Industrea common stock to the Lead Common Investor as consideration for the Lead Common Investor’s obligation to purchase Industrea common stock under such agreement (and the Sponsor will also forfeit an equal number of Founder Shares); (iii) Nuveen has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 2,450,980 shares of Series A Preferred Stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $25.0 million.
“Pre-Closing Holder” means a holder of shares of CPH capital stock or vested options prior to the effective time of the CPH Merger.
“private placement warrants” means the 11,100,000 warrants issued to our Sponsor concurrently with our IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms, and 277,500 of which were sold by the Sponsor to Industrea’s five independent directors on August 22, 2017.
“public shares” means shares of Class A common stock included in the units issued in the IPO.
“public stockholders” means holders of public shares.
“public warrants” means the warrants included in the units issued in the IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms.
“Rollover” means the contribution by the Rollover Holders of  (i) Rollover Shares to Newco in exchange for shares of Newco common stock or (ii) Rollover ISOs to Newco in exchange for options to purchase shares of Newco common stock, in each case pursuant to the terms of the Rollover Agreements.
“Rollover Agreements” means the rollover agreements, dated September 7, 2018, executed and delivered to Newco by certain Pre-Closing Holders substantially in the forms attached to the Merger Agreement.
“Rollover Holders” means certain CPH stockholders and CPH vested option holders who have executed and delivered Rollover Agreements to Newco.
“Rollover ISO” means each option to purchase CPH’s common stock held by a Rollover Holder as of immediately prior to the effective time of the CPH Merger, that qualifies, as of the effective time of the CPH Merger, as a tax-qualified incentive stock option under Section 421 of the Code and that is subject to the Rollover in accordance with the Rollover Agreements.
“Rollover Shares” means those shares of CPH common stock held by the Rollover Holders and subject to the Rollover in accordance with the Rollover Agreements.
“Senior Secured Credit Facilities” means the ABL Facility and the Term Loan Facility.
“Series A Preferred Stock” means Newco’s Series A Zero-Dividend Convertible Perpetual Preferred Stock.
“Sponsor” means Industrea Alexandria LLC, a Delaware limited liability company, which is 100% owned by funds managed by Argand Partners, LP, a Delaware limited partnership.
“Stifel” means Stifel Nicolaus & Company, Incorporated.
“Stockholders Agreement” means that certain Stockholders Agreement to be entered into at the Closing by and among Newco, Industrea, the Rollover Holders, the U.K. Rollover Investors and the other investors party thereto.
“Subscription Agreements” means the Argand Subscription Agreement and the PIPE Subscription Agreements.
“Term Commitment Letter” means that certain amended and restated debt commitment letter, dated September 26, 2018, pursuant to which the CS AG, Stifel and Jefferies have agreed to make available to combined company at the Closing a senior secured term loan facility with an aggregate principal amount of $350 million.

“Term Loan Facility” means the senior secured term loan facility with an aggregate principal amount of  $350 million that CS AG, Stifel and Jefferies have agreed to be make available to the combined company at the Closing pursuant to the Term Commitment Letter.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“trust account” means the trust account of Industrea that holds the proceeds from Industrea’s IPO and the private placement of the private placement warrants.
“Trust Agreement” that certain Investment Management Trust Agreement, dated as of July 26, 2017, between Industrea and the Trustee.
“Trustee” means Continental Stock Transfer & Trust Company.
“U.K. Rollover Investors” means those certain debt and equity holders of Camfaud party to the U.K. Share Purchase Agreement.
“U.K. Share Purchase Agreement” means that certain share purchase agreement dated as of September 7, 2018, by and among Newco, the U.K. Rollover Investors and Lux II.
“units” means the units of Industrea, each consisting of one share of Class A common stock and one public warrant of Industrea, whereby each public warrant entitles the holder thereof to purchase one share of Class A common stock at an exercise price of  $11.50 per share, sold in the IPO.
“warrant agreement” means that certain Warrant Agreement, dated as of July 26, 2017, between Industrea and Continental Stock Transfer & Trust Company, as warrant agent.
“Wells Fargo” means Wells Fargo, National Association.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:
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the benefits of the Business Combination;

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the future financial performance of the post-combination company following the Business Combination;

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changes in the market for CPH’s services;

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expansion plans and opportunities; and

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other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
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the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

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the outcome of any legal proceedings that may be instituted against CPH or Industrea following announcement of the proposed Business Combination and transactions contemplated thereby;

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the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of Industrea stockholders, or other conditions to closing in the Merger Agreement;

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the inability to obtain or maintain the listing of Newco’s common stock on Nasdaq following the Business Combination;

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the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

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the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the CPH and the Industrea businesses, and the ability of the combined business to grow and manage growth profitably;

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costs related to the Business Combination;

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changes in applicable laws or regulations;

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the inability to launch new CPH services and products or to profitably expand into new markets;

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the possibility that CPH or Industrea may be adversely affected by other economic, business, and/or competitive factors; and

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other risks and uncertainties indicated in this proxy statement/prospectus, including those set forth under the section entitled “Risk Factors.”

SUMMARY TERM SHEET
This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement/Prospectus,” summarizes certain information contained in this proxy statement/prospectus, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement/prospectus, including this summary term sheet, please see the section entitled “Certain Defined Terms.”
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Industrea Acquisition Corp., a Delaware corporation, which we refer to as “we,” “us,” “our” or “Industrea” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 28,750,000 shares of Industrea common stock issued and outstanding, consisting of  (i) 23,000,000 public shares originally sold as part of the IPO and (ii) 5,750,000 shares of Class B common stock that were initially issued to our Initial Stockholders prior to our IPO. There are currently no shares of Industrea’s preferred stock issued and outstanding. In addition, we issued 23,000,000 public warrants to purchase Class A common stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 11,100,000 private placement warrants issued to our Sponsor in a private placement prior to our IPO. Each warrant entitles its holder to purchase one share of our Class A common stock at an exercise price of  $11.50 per share. The warrants will become exercisable commencing 30 days after the completion of the Business Combination, and they will expire five years after the completion the Business Combination or earlier upon redemption or liquidation. Once the warrants become exercisable, Industrea may redeem the outstanding warrants at a price of  $0.01 per warrant, if, and only if, the last sale price of the Class A common stock (or Newco common stock following the Business Combination) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day before Industrea sends the notice of redemption to the warrant holders. The private placement warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. On October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor, any amounts outstanding under such convertible promissory note may be converted into warrants to purchase common stock of the post-combination company. For more information regarding the warrants, please see the section entitled “Description of the Newco Securities.”

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CPH is a leading provider of concrete pumping services and concrete waste management services in the highly fragmented U.S. and U.K. markets based on fleet size, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). Concrete pumping is a highly specialized method of concrete placement that requires highly-skilled operators to position a truck-mounted fully-articulating boom for precise delivery of ready-mix concrete from mixer trucks to placing crews on a job site. CPH’s large fleet of specialized pumping equipment and highly-trained operators position CPH to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S. market based on fleet size, operating under the only established, national brand, Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of July 31, 2018, CPH provides concrete pumping services in the United States from a diversified footprint of 80 locations across 22 states and operates under the brand Brundage-Bone, provides concrete pumping services in the United Kingdom from 28 locations and operates under the brand Camfaud, and provides route-based concrete waste management services from 13 locations in the United States under the brand Eco-Pan. CPH’s fleet is operated by approximately 672 experienced employees as of July 31, 2018, each of whom is required to complete rigorous training and safety programs. As of July 31, 2018, CPH’s fleet of 941 total pieces of equipment consisted of 617 boom pumps, ranging in size from 17 to 65 meters, 56 placing booms, 16 telebelts and 252 stationary pumps and other specialized concrete placing equipment. For the fiscal year ended October 31, 2017, CPH generated revenues of  $211.2 million and net income of  $0.9 million. For the same period, Pro Forma Adjusted Revenue was $236.6 million, Pro Forma Net Income was $6.2 million and Pro Forma Adjusted EBITDA was $78.4 million. These pro forma financial results give effect to acquisitions, including the acquisition of CPH’s Camfaud segment in November 2016. For additional information on Pro Forma Adjusted Revenue, Pro Forma Net Income and Pro Forma Adjusted EBITDA, see the section entitled “The Business Combination Proposal — Certain CPH Historical and Projected Financial Information.” For more information about CPH, please see the sections entitled “Information About CPH,” “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Newco Management after the Business Combination.”
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Pursuant to the Merger Agreement, (a) a wholly owned indirect subsidiary of Newco will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco, and (b) a wholly owned direct subsidiary of Newco will be merged with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of Newco. As a result of the Industrea Merger, all of the issued and outstanding shares of Industrea common stock will be exchanged for an equal number of shares of Newco common stock, and all of the outstanding warrants to purchase Industrea common stock will be assumed by Newco and will become exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants. Prior to the completion of the Industrea Merger, the outstanding Founder Shares are expected to convert into Class A common stock in accordance with the Industrea Charter, subject to the limitations (i) set forth in the Expense Reimbursement Letter (as described herein) and (ii) that, in the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). As a result, after giving effect to all forfeitures, Industrea expects to issue between 4,436,275 and 7,696,078 shares of Class A common stock pursuant to the conversion of the Founder Shares.

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The merger consideration payable in cash in the CPH Merger is expected to be between $446.9 million and $550.0 million (subject to certain customary adjustments), depending on the number of public shares that are redeemed in connection with the closing of the Business Combination. Prior to the consummation of the CPH Merger, certain CPH stockholders will contribute shares of CPH capital stock to Newco in exchange for shares of Newco common stock (valued at $10.20 per share).

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In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Newco and Industrea have entered into (i) a subscription agreement with the Argand Investor, pursuant to which the Argand Investor has agreed to purchase immediately prior to the closing of the Business Combination 5,333,333 shares of Industrea’s common stock at a price of  $10.20 per share, or an aggregate cash purchase price of $54.4 million, plus up to an additional 2,450,980 shares of Industrea’s common stock at a price of $10.20 per share, or up to an aggregate cash purchase price of  $25.0 million, to offset redemptions of public shares, if any, in connection with the Business Combination if such redemptions exceed $106.5 million; (ii) a subscription agreement with the Lead Common Investor, pursuant to which (x) the Lead Common Investor has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 1,715,686 shares of Industrea’s common stock at a price of $10.20 per share, or an aggregate cash purchase price of  $17.5 million and (y) Industrea has agreed to issue an aggregate of 190,632 additional shares of Industrea common stock to the Lead Common Investor as consideration for the Lead Common Investor’s obligation to purchase Industrea common stock under such agreement (and the Sponsor will also forfeit an equal number of Founder Shares); (iii) a subscription agreement with Nuveen, pursuant to which Nuveen has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 2,450,980 shares of Series A Preferred Stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $25.0 million.
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In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Concrete Merger Sub, a wholly owned indirect subsidiary of Newco that will merge with and into CPH in the CPH Merger, has entered into the Debt Commitment Letters with the Debt Commitment Parties, pursuant to which (i) CS AG, Stifel and Jefferies have agreed to make available to the combined company at the closing of the Business Combination a seven-year term loan facility with an aggregate principal amount of  $350 million and (ii) Wells Fargo has agreed to make available to the combined company at the closing of the Business Combination a five-year asset based revolving credit facility in the aggregate committed amount of  $60 million.

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Under the Merger Agreement and related agreements, redemptions of public shares in connection with the Business Combination, if any, will be offset in the following manner: (i) the first $106.5 million of redemptions will be offset using proceeds from the Debt Financing and the PIPE Financing; (ii) the next $25.0 million of redemptions will be offset by the sale to the Argand Investor of Industrea common stock at $10.20 per share under the Argand Subscription Agreement; and (iii) any remaining redemptions will be offset by the contribution by Peninsula of additional shares of CPH capital stock to Newco in exchange for additional shares of Newco common stock, in which case the Sponsor will also forfeit to Industrea for cancellation a number of Founder Shares equal to 10% of the number of shares of Industrea common stock issued to Peninsula under this clause (iii) (such that the net dilutive effect of such sale is equivalent to a sale price of  $10.20 per share), plus 190,632 Founder Shares in connection with the subscription agreement with the Lead Common Investor.

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Pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock post-Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock post-Closing; and (ii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock post-Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, any director appointed by Peninsula upon reaching such threshhold will resign and the right will expire. These additional directors, if any, have not yet been identified by Peninsula.

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It is anticipated that, upon completion of the Business Combination, the ownership interests in Newco will be as set forth in the table below, taking into account (a) the Series A Preferred Stock on an as-converted basis and (b) all “in-the-money” options that will be issued at the closing of the Business Combination to certain current and former members of CPH Management.

	Assuming No Redemptions of Public Shares(1)	Assuming Redemptions of 50% of Public Shares(2)	Assuming Redemptions of 100% of Public Shares(3)
Industrea’s public stockholders	52%	32%	0%
Initial Stockholders and the Argand Investor	25%	39%	36%
CPH Management	9%	12%	12%
Nuveen	6%	7%	7%

	Assuming No Redemptions of Public Shares(1)	Assuming Redemptions of 50% of Public Shares(2)	Assuming Redemptions of 100% of Public Shares(3)
Lead Common Investor	4%	5%	6%
Peninsula	2%	2%	36%
Former CPH employee shareholders	2%	2%	3%

Note: Figures may not sum to 100% due to rounding.
(1)
In the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor), resulting in an aggregate of 5,750,000 shares of Class A common stock being issued upon conversion of the Founder Shares. Under this scenario, the Founder Shares would account for 13% of the ownership interests in Newco.

(2)
Assumes the Sponsor elects to receive 1,598,039 additional shares of Class A common stock upon conversion of the Founder Shares as provided for in the Expense Reimbursement Letter as described herein, resulting in an aggregate of 7,348,039 shares of Class A common stock being issued upon conversion of the Founder Shares after taking into account the forfeiture of 190,632 Founder Shares in connection with the Subscription Agreement with the Lead Common Investor. Under this scenario, the Founder Shares would account for 21% of the ownership interests in Newco.

(3)
Under this scenario, the Sponsor would forfeit 1,313,726 Founder Shares, resulting in an aggregate of 4,436,275 shares of Class A common stock being issued upon conversion of the Founder Shares. As a result, the Founder Shares would account for 13% of the ownership interests in Newco.

The ownership percentages with respect to Newco following the Business Combination does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex C, but does include Founder Shares (on an as-converted basis). Prior to the completion of the Industrea Merger, the outstanding Founder Shares are expected to convert into Class A common stock in accordance with the Industrea Charter, subject to the limitations (i) set forth in the Expense Reimbursement Letter (as described herein) and (ii) that, in the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). As a result, after giving effect to all forfeitures, Industrea expects to issue between 4,436,275 and 7,696,078 shares of Class A common stock pursuant to the conversion of the Founder Shares. For more information, please see the sections entitled “Summary of the Proxy Statement/Prospectus — Impact of the Business Combination on Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”
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Industrea’s management and board of directors considered various factors in determining whether to approve the Merger Agreement and the Business Combination. For more information about our decision-making process, see the section entitled “The Business Combination Proposal — The Industrea Board’s Reasons for the Approval of the Business Combination.”

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Pursuant to the Industrea Charter, in connection with the Business Combination, holders of our public shares may elect to have their public shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Industrea Charter. As of September 30, 2018, this would have amounted to approximately $10.31 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will not own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights.”
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In addition to voting on the proposal to approve and adopt the Merger Agreement and approve the Business Combination at the Special Meeting, Industrea stockholders will be asked to vote on:

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Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of Industrea’s issued and outstanding common stock pursuant to the Business Combination (the “Nasdaq Proposal”);

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Charter Proposals — Separate proposals (collectively, the “Charter Proposals”) to approve the following material differences between the Newco Charter that will be in effect upon the closing of the Business Combination and the Industrea Charter:

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the name of the new public company will be “Concrete Pumping Holdings, Inc.” as opposed to “Industrea Acquisition Corp.”;

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Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to Industrea having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and

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the Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time);

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Director Election Proposal — To consider and vote upon a proposal to elect nine directors who, upon consummation of the Business Combination, will be the directors of Newco (the “Director Election Proposal”);

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Incentive Plan Proposal — To consider and vote upon a proposal to approve the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”), which is an incentive compensation plan for employees, directors and consultants of Newco and its subsidiaries, including CPH, a copy of which is attached to this proxy statement/prospectus as Annex C (the “Incentive Plan Proposal”); and

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Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposals. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal (the “Adjournment Proposal”).

Please see the sections entitled “The Business Combination Proposal,” “The Nasdaq Proposal,” “The Charter Proposals,” “The Director Election Proposal,” “The Incentive Plan Proposal” and “The Adjournment Proposal.” The Business Combination is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
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Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, termination of the waiting period under the HSR Act and receipt of certain stockholder approvals contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, please see the section entitled “The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination.”
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The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination by written consent of PGP Investors, as Holder Representative, and Industrea, or by Industrea or CPH, by written notice in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “The Business Combination Proposal — The Merger Agreement — Termination.”

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The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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In considering the recommendation of the Industrea Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that our Sponsor and certain members of the Industrea Board and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The Industrea Board was aware of and considered these interests, among other matters, in evaluating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

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the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our Initial Stockholders paid an aggregate of  $25,000 for the Founder Shares, which in certain circumstances could convert into up to 7,696,078 shares of Class A common stock in accordance with the Industrea Charter prior to the completion of the Industrea Merger, and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $79,038,721 based on the closing price of our public shares on Nasdaq on November 15, 2018, but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete an initial business combination by August 1, 2019;

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the fact that our Initial Stockholders paid an aggregate of  $11,100,000 for 11,100,000 private placement warrants and that such private placement warrants will expire worthless if a business combination is not consummated by August 1, 2019;

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the right of our Sponsor and independent directors to receive shares of Newco common stock in connection with the Business Combination and shares of Newco to be issued to our Sponsor and independent directors upon exercise of their private placement warrants following the Business Combination, subject to certain lock-up periods;

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the fact that on October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor, any amounts outstanding under such convertible promissory note may be converted into warrants to purchase Newco common stock following the Business Combination;

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if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;
•
the anticipated continuation of six of our existing directors, Messrs. David A.B. Brown, David G. Hall, Brian Hodges, Howard D. Morgan and Tariq Osman and Ms. Heather L. Faust as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

•
the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by August 1, 2019.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on December 4, 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166.
Q:
Why am I receiving this proxy statement/prospectus?

A:
Our stockholders are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and approve the Business Combination, among other proposals.

On September 7, 2018, Industrea, Newco, CPH, certain subsidiaries of Newco, and PGP Investors, LLC, solely in its capacity as the initial Holder Representative, entered into the Merger Agreement, pursuant to which (a) a wholly owned indirect subsidiary of Newco will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco, and (b) a wholly owned direct subsidiary of Newco will be merged with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of Newco. As a result of the Industrea Merger, all of the issued and outstanding shares of Industrea common stock will be exchanged for an equal number of shares of Newco common stock, and all of the outstanding warrants to purchase Industrea common stock will be exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants.
Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination is expected to be approximately $610 million. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.
This proxy statement/prospectus and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement/prospectus and its Annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its Annexes.
Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held on December 4, 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166.

Q:
What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:
Industrea’s stockholders are being asked to approve the following proposals:

1.
Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Merger Agreement, dated as of September 7, 2018, a copy of which is attached to this proxy statement/prospectus as Annex A, and approve the Business Combination;

2.
Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of Industrea’s issued and outstanding common stock pursuant to the Business Combination;

3.
Charter Proposals — To consider and vote upon separate proposals to approve the following material differences between the Newco Charter that will be in effect upon the closing of the Business Combination and the Industrea Charter:

a.
the name of the new public company will be “Concrete Pumping Holdings, Inc.” as opposed to “Industrea Acquisition Corp.”;

b.
Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to Industrea having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and

c.
the Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time);

4.
Director Election Proposal — To consider and vote upon a proposal to elect nine directors who, upon consummation of the Business Combination, will be the directors of Newco;

5.
Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, which is an incentive compensation plan for employees, directors and consultants of Newco and its subsidiaries, including CPH, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C; and

6.
Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal.

Q:
Are the proposals conditioned on one another?

A:
Yes. The Business Combination is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal or the Nasdaq Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 1, 2019, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Q:
Why is Industrea providing stockholders with the opportunity to vote on the Business Combination?

A:
Under the Industrea Charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. We have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer because various aspects of the Business Combination require stockholder approval, including the Industrea Merger under Delaware law and the issuance of more than 20% of Industrea’s issued and outstanding common stock under Nasdaq listing rules. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The adoption of the Merger Agreement is required under Delaware law and the approval of the Business Combination is required under the Industrea Charter. In addition, such approval is also a condition to the closing of the Business Combination under the Merger Agreement.

Q:
What revenues and profits/losses has CPH generated in the last three years?

A:
CPH generated revenues of  $211.2 million, $172.4 million and $147.4 million and net income of $0.9 million, $6.2 million and $3.5 million for the fiscal years ended October 31, 2017, 2016 and 2015, respectively.

For additional information, please see the sections entitled “Selected Historical Financial Information of CPH” and “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Q:
What will happen in the Business Combination?

A:
Pursuant to the Merger Agreement, (a) a wholly owned indirect subsidiary of Newco will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco, and (b) a wholly owned direct subsidiary of Newco will be merged with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of Newco. As a result of the Industrea Merger, all of the issued and outstanding shares of Industrea common stock will be exchanged for an equal number of shares of Newco common stock, and all of the outstanding warrants to purchase Industrea common stock will be exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants. Prior to the completion of the Industrea Merger, the outstanding Founder Shares are expected to convert into Class A common stock in accordance with the Industrea Charter, subject to the limitations (i) set forth in the Expense Reimbursement Letter (as described herein) and (ii) that, in the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). As a result, after giving effect to all forfeitures, Industrea expects to issue between 4,436,275 and 7,696,078 shares of Class A common stock pursuant to the conversion of the Founder Shares.

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is expected to be approximately $610 million. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.
Q:
Following the Business Combination, will Industrea’s securities continue to trade on a stock exchange?

A:
No. As a result of the Business Combination, Industrea will become a wholly owned subsidiary of Newco. Newco intends to apply to list the Newco common stock and warrants on Nasdaq under the symbols “BBCP” and “BBCPW,” respectively, upon the closing of the Business Combination.

Q:
How has the announcement of the Business Combination affected the trading price of Industrea’s Class A common stock?

A:
On September 6, 2018, the trading date before the public announcement of the Business Combination, our units, public shares and public warrants closed at $10.50, $9.97 and $0.60, respectively. On November 15, 2018, our units, public shares and public warrants closed at $11.10, $10.27 and $0.89, respectively.

Q:
Is the Business Combination the first step in a “going private” transaction?

A:
No. Industrea does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for CPH to access the U.S. public markets.

Q:
Will the management of CPH change in the Business Combination?

A:
We anticipate that all of the executive officers of CPH will remain with the post-combination company. Bruce Young, Iain Humphries, David A.B. Brown, Tariq Osman, David G. Hall, Brian Hodges, Howard D. Morgan, John M. Piecuch and Heather L. Faust, have been nominated to serve as directors of Newco upon completion of the business combination.

In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing. to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock post-Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock post-Closing; and (ii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock post-Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, any director appointed by Peninsula upon reaching such threshhold will resign and the right will expire. These additional directors, if any, have not yet been identified by Peninsula.
Please see the sections entitled “The Director Election Proposal” and “Newco Management After the Business Combination” for additional information.
Q:
What conditions must be satisfied to complete the Business Combination?

A:
There are a number of closing conditions in the Merger Agreement, including the approval by Industrea stockholders of the Business Combination Proposal and the Business Combination. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “The Business Combination Proposal — The Merger Agreement.”

Q:
Why is Industrea proposing the Charter Proposals?

A:
In the judgment of the Industrea Board, the Charter Proposals are desirable for the following reasons: (i) the name of the new public company is desirable to reflect the business combination with CPH and the combined business going forward; (ii) the greater number of authorized number of shares of capital stock is desirable for Newco to have sufficient shares to issue to the holders of common stock and warrants of Industrea in connection with the Business Combination and have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits; and (iii) the provisions that relate to the operation of Industrea as a blank check company prior to the consummation of its initial business combination would not be applicable to Newco (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

Q:
Why is Industrea proposing the Director Election Proposal?

A:
Upon consummation of the Business Combination, the Newco Board is expected to consist of nine directors divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to Newco’s first annual meeting of stockholders) serving a three-year term. If each director nominee is elected at the Special Meeting, Heather L. Faust, David G. Hall and Iain Humphries will be Class I directors serving until the 2019 annual meeting of stockholders, Brian Hodges, John M. Piecuch and Howard D. Morgan will be Class II directors serving until the 2020 annual meeting of stockholders, and David A.B. Brown, Tariq Osman and Bruce Young will be Class III directors serving until the 2021 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Industrea believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors.

In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock post-Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock post-Closing; and (ii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock post-Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, any director appointed by Peninsula upon reaching such threshhold will resign and the right will expire. These additional directors, if any, have not yet been identified by Peninsula.
Please see the section entitled “The Director Election Proposal” for additional information.
Q:
Why is Industrea proposing the Incentive Plan Proposal?

A:
The purpose of the Incentive Plan is to further align the interests of the eligible participants with those of Newco’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the post-combination company. Please see the section entitled “The Incentive Plan Proposal” for additional information.

Q:
Why is Industrea proposing the Adjournment Proposal?

A:
We are proposing the Adjournment Proposal to allow the Industrea Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal are approved. Please see the section entitled “The Adjournment Proposal” for additional information.

Q:
What happens if I sell my shares of Class A common stock before the Special Meeting?

A:
The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A common stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A common stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:
What vote is required to approve the proposals presented at the Special Meeting?

A:
Approval of the Business Combination Proposal and each of the Charter Proposals require the affirmative vote of the holders of a majority of the outstanding shares of Industrea common stock. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the Business Combination Proposal and each of the Charter Proposals. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.
Approval of the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Assuming a valid quorum is established, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote on the Nasdaq Proposal, the Incentive Plan Proposal or the Adjournment Proposal.
The election of directors pursuant to the Director Election Proposal will be determined by a plurality of the votes cast by stockholders present in person or by proxy at the Special Meeting and entitled to vote thereon. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the election of directors.
Q:
What happens if the Business Combination Proposal is not approved?

A:
If the Business Combination Proposal is not approved and we do not consummate a business combination by August 1, 2019, we will be required to dissolve and liquidate our trust account.

Q:
May Industrea, its Sponsor or Industrea’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:
In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account.

Q:
How many votes do I have at the Special Meeting?

A:
Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Industrea common stock held of record as of October 17, 2018, the record date for the Special Meeting. As of the close of business on the record date, there were 28,750,000 outstanding shares of Industrea common stock.

Q:
What constitutes a quorum at the Special Meeting?

A:
A majority of the issued and outstanding shares of Industrea common stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Initial Stockholders, who currently own 20% of our issued and outstanding shares of Industrea common stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, 14,375,001 shares of Industrea common stock would be required to achieve a quorum.

Q:
How will Industrea’s Sponsor, directors and officers vote?

A:
Prior to our IPO, we entered into agreements with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Industrea common stock owned by them in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of Industrea common stock during or after our IPO and, as of the date of this proxy statement/prospectus, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of Industrea common stock, including all of the Founder Shares, and will be able to vote all such shares at the Special Meeting.
Q:
What interests do the Sponsor and Industrea’s current officers and directors have in the Business Combination?

A:
Our Sponsor and certain members of the Industrea Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•
the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our Initial Stockholders paid an aggregate of  $25,000 for the Founder Shares, which in certain circumstances could convert into up to 7,696,078 shares of Class A common stock in accordance with the Industrea Charter prior to the completion of the Industrea Merger, and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $79,038,721 based on the closing price of our public shares on Nasdaq on November 15, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete an initial business combination by August 1, 2019;

•
the fact that our Initial Stockholders paid an aggregate of  $11,100,000 for 11,100,000 private placement warrants and that such private placement warrants will expire worthless if a business combination is not consummated by August 1, 2019;

•
the right of our Initial Stockholders to receive shares of Newco common stock in connection with the Business Combination and shares of Newco to be issued to our Initial Stockholders upon exercise of their private placement warrants following the Business Combination, subject to certain lock-up periods;

•
the fact that on October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor, any amounts outstanding under such convertible promissory note may be converted into warrants to purchase Newco common stock following the Business Combination;

•
if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated continuation of six of our existing directors, Messrs. David A.B. Brown, David G. Hall, Brian Hodges, Howard D. Morgan and Tariq Osman and Ms. Heather L. Faust as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

•
the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by August 1, 2019.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.
Q:
Did the Industrea Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
No. The Industrea Charter does not require the Industrea Board to seek a third-party valuation or fairness opinion in connection with a business combination unless the target business is affiliated with our Sponsor, directors or officers.

Q:
What happens if I vote against the Business Combination Proposal?

A:
If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the outstanding shares of Industrea common stock voted at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Charter Proposals and the satisfaction or waiver of the other conditions to Closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the outstanding shares of Industrea common stock voted at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete an initial business combination with a different target business until August 1, 2019. If we fail to complete an initial business combination by August 1, 2019, then we will be required to dissolve and liquidate the trust account by returning the then-remaining funds in such account to our public stockholders.
Q:
Do I have redemption rights?

A:
Pursuant to the Industrea Charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, public shares then held by them for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commission totaling $8,050,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, as of September 30, 2018, the estimated per share redemption price would have been approximately $10.31.

You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to 5:00 p.m., Eastern Time, on November 30, 2018, (a) submit a written request to the Transfer Agent that Industrea redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under the Industrea Charter, other than the aforementioned 15% threshold, except that in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001. Each redemption of public shares by our public stockholders will reduce the amount in our trust account. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination.
Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of franchise and income taxes payable) in connection with the liquidation of the trust account, unless we complete an alternative business combination prior to August 1, 2019.
Q:
Can the Initial Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:
No. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the consummation of our Business Combination.

Q:
Is there a limit on the number of shares I may redeem?

A:
Yes. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under the Industrea Charter, other than the aforementioned 15% threshold, except that in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001. Each redemption of public shares by our public stockholders will reduce the amount in our trust account.

In no event is your ability to vote all of your shares (including those shares held by you in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.
Q:
Is there a limit on the total number of shares that may be redeemed?

A:
The Industrea Charter provides that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). Other than this limitation, the Industrea Charter does not provide a specified maximum redemption threshold. In addition, as a result of the PIPE Financing, we will have in excess of  $5,000,001 in net tangible assets even if all public shareholders exercise their redemption rights. As such, there is no effective limitation on the number of shares that may be redeemed in order to close the Business Combination.

Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of Industrea common stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to

5:00 p.m., Eastern Time, on November 30, 2018, (a) submit a written request to the Transfer Agent that Industrea redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
The Transfer Agent’s address is as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the public shares, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.
Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.
Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s Deposit/Withdrawal At Custodian (DWAC) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “The Business Combination Proposal — Material United States Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:
What are the U.S. federal income tax consequences as a result of the Business Combination?

A:
It is the opinion of Industrea’s counsel that the Industrea Merger will constitute a tax-deferred transaction pursuant to Section 351 of the Code, and that holders of our Class A common stock generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of their Class A common stock for Newco common stock. You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the Business Combination to you. See the section entitled “Material United States Federal Income Tax Considerations.”
Q:
If I am an Industrea warrant holder, can I exercise redemption rights with respect to my public warrants?

A:
No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:
Do I have appraisal rights if I object to the proposed Business Combination?

A:
No. Appraisal rights are not available to holders of the Industrea common stock in connection with the Business Combination.

Q:
What happens to the funds held in the trust account upon consummation of the Business Combination?

A:
If the Business Combination is consummated, the funds held in the trust account will be used to: (i) pay the Merger Consideration; (ii) pay our stockholders who properly exercise their redemption rights; (iii) pay $8,050,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination; and (iv) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by Industrea and other parties to the Merger Agreement in connection with the business combination.

Q:
What happens if the Business Combination is not consummated?

A:
There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “The Business Combination Proposal — The Merger Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may continue to try to complete an initial business combination with a different target business until August 1, 2019. If we fail to complete an initial business combination by August 1, 2019, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to Industrea to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Industrea Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors — Risks Related to Industrea and the Business Combination.”
Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by August 1, 2019, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.
Q:
When is the Business Combination expected to be completed?

A:
The Closing is expected to take place as soon as practicable following the Special Meeting, but in any event no later than the date that is two (2) business days following the satisfaction or waiver of the conditions described below in the subsection entitled “The Business Combination Proposal —

Conditions to Closing of the Business Combination.” The Closing is expected to occur in the fourth quarter of 2018. The Merger Agreement may be terminated by Industrea or CPH if the Closing has not occurred by the date that is 180 days after the execution of the Merger Agreement.
For a description of the conditions to the completion of the Business Combination, see the section entitled “The Business Combination Proposal — Conditions to Closing of the Business Combination.”
Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A:
If you were a holder of record of Industrea common stock on October 17, 2018, the record date for the Special Meeting, you may vote with respect to the proposals in person at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail.   By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 9:00 a.m., Eastern Time, on December 4, 2018.
Voting in Person at the Meeting.   If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting of Stockholders.”
Q:
What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:
At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, assuming a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the Business Combination Proposal and each of the Charter Proposals but will have no effect on the outcome of any of the other proposals.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:
If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

A:
Yes. Whether you plan to attend the Special Meeting or not, please read the proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe each of the proposals presented to the stockholders at this Special Meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Industrea Acquisition Corp.
28 West 44th Street, Suite 501
New York, New York 10036
(212) 871-1107
Attention: Secretary
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:
Industrea will pay the cost of soliciting proxies for the Special Meeting. Industrea has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. Industrea has agreed to pay Morrow a fee of  $22,500, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. Industrea will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Industrea common stock for their expenses in forwarding soliciting materials to beneficial owners of Industrea common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who can help answer my questions?

A:
If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

Industrea Acquisition Corp.
28 West 44th Street, Suite 501
New York, New York 10036
(212) 871-1107
Attention: Secretary
You may also contact our proxy solicitor at:
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: INDU.info@morrowsodali.com
To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.
You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
Parties to the Business Combination
Industrea
Industrea is a blank check company incorporated on April 7, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Industrea was formed to pursue an acquisition of a market leading manufacturing or service company in the industrial sector. Industrea is sponsored by Industrea Alexandria LLC, a portfolio company of, and led by the management team of, Argand. Argand is a New York and San Francisco Bay Area based middle-market buyout firm that targets complex, often contrarian, situations in industrial sectors with a focus on global market leaders with stable cash flows, strong sustainable competitive advantages and a clear path to growth. Argand was formed by former senior partners of Castle Harlan Inc. and affiliates (“Castle Harlan”), an industrial focused middle-market private equity firm targeting investments in North America, Europe and Asia through its partnership with CHAMP Private Equity. A distinguishing feature of Argand’s investment strategy is its targeting of complex situations involving corporate carve-outs of noncore divisions, industries that are in transition, middle-market companies grappling with the opportunities and difficulties of global operations, good companies with overleveraged balance sheets and family owned businesses transitioning to professional management. The operational, organizational and strategic improvements that Argand seeks to make to these complex situations can unlock growth in earnings and other overlooked sources of value.
Industrea’s common stock, units and warrants are traded on Nasdaq under the ticker symbols “INDU”, “INDUU” and “INDUW,” respectively.
The mailing address of Industrea’s principal executive office is 28 West 44th Street, Suite 501, New York, New York 10036. After the Business Combination, its principal executive office will be that of CPH.
CPH
CPH is a leading provider of concrete pumping services and concrete waste management services in the highly fragmented U.S. and U.K. markets based on fleet size, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). Concrete pumping is a highly specialized method of concrete placement that requires highly-skilled operators to position a truck-mounted fully-articulating boom for precise delivery of ready-mix concrete from mixer trucks to placing crews on a job site. CPH’s large fleet of specialized pumping equipment and highly-trained operators position CPH to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S. market based on fleet size, operating under the only established, national brand, Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of July 31, 2018, CPH provides concrete pumping services in the United States from a diversified footprint of 80 locations across 22 states and operates under the brand Brundage-Bone, provides concrete pumping services in the United Kingdom from 28 locations and operates under the brand Camfaud, and provides route-based concrete waste management service from 13 locations in the United States under the brand Eco-Pan. CPH’s fleet is operated by approximately 672 experienced employees as of July 31, 2018, each of whom is required to complete rigorous training and safety programs. As of July 31, 2018, CPH’s fleet of 941 total pieces of equipment consisted of 617 boom pumps, ranging in size from 17 to 65 meters, 56 placing booms, 16 telebelts and 252 stationary pumps and other specialized concrete placing equipment.
Brundage-Bone was founded in 1983 by Jack Brundage and Dale Bone in Denver, Colorado. The co-founders, who set out to build the leading concrete pumping services company in the United States, entered the Dallas market in 1984 and subsequently executed CPH’s first strategic acquisition in Seattle in 1986. Since its founding, CPH has completed more than 45 acquisitions expanding throughout the

United States, and in November 2016, entered the United Kingdom market through the acquisitions of Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited. Today, CPH is the number one player in every region it serves and is approximately four times larger than the next competitor in the United States and approximately ten times larger than the next competitor in the U.K. based on fleet size. Founded in 1999 and merged into CPH in 2014, Eco-Pan is a leading provider of concrete waste management services in the U.S. market based on fleet size, operating under the only established, national brand.
For the fiscal year ended October 31, 2017, CPH generated revenues of  $211.2 million and net income of  $0.9 million. For the same period, Pro Forma Adjusted Revenue was $236.6 million, Pro Forma Net Income was $6.2 million and Pro Forma Adjusted EBITDA was $78.4 million. These pro forma financial results give effect to acquisitions, including the acquisition of CPH’s Camfaud segment in November 2016. For additional information on Pro Forma Adjusted Revenue, Pro Forma Net Income and Pro Forma Adjusted EBITDA, see the section entitled “The Business Combination Proposal — Certain CPH Historical and Projected Financial Information.”
The mailing address of CPH’s principal executive office is 6461 Downing Street, Denver, Colorado 80229.
Newco
Newco is a wholly-owned subsidiary of Industrea formed solely for the purpose of effectuating the Business Combination. Upon the closing of the Business Combination, Newco will become the parent entity of both Industrea and CPH and will be renamed “Concrete Pumping Holdings, Inc.” Newco was incorporated as a Delaware corporation on August 29, 2018. Newco has no material assets and does not operate any business.
The mailing address of Newco’s principal executive office is 28 West 44th Street, Suite 501, New York, New York 10036. After the Business Combination, its principal executive office will be that of CPH.
Concrete Parent
Concrete Pumping Intermediate Acquisition Corp. is a wholly owned subsidiary of Newco formed solely for the purpose of effectuating the Business Combination. Concrete Parent was incorporated as a Delaware corporation on August 29, 2018. Concrete Parent has no material assets and does not operate any business.
The mailing address of Concrete Parent’s principal executive office is 28 West 44th Street, Suite 501, New York, New York 10036. After the Business Combination, its principal executive office will be that of CPH.
Concrete Merger Sub
Concrete Pumping Merger Sub Inc. is a wholly owned subsidiary of Concrete Parent formed solely for the purpose of effectuating the Business Combination. Concrete Merger Sub was incorporated as a Delaware corporation on August 29, 2018. Concrete Merger Sub has no material assets and does not operate any business. After the consummation of the Business Combination, it will cease to exist.
The mailing address of Concrete Merger Sub’s principal executive office is 28 West 44th Street, Suite 501, New York, New York 10036.
Industrea Merger Sub
Industrea Acquisition Merger Sub Inc. is a wholly owned subsidiary of Newco formed solely for the purpose of effectuating the Business Combination. Industrea Merger Sub was incorporated as a Delaware corporation on August 29, 2018. Industrea Merger Sub has no material assets and does not operate any business. After the consummation of the Business Combination, it will cease to exist.
The mailing address of Industrea Merger Sub’s principal executive office is 28 West 44th Street, Suite 501, New York, New York 10036.

PGP Investors
PGP Investors has been designated by the parties to the Merger Agreement as the Holder Representative acting on behalf of the holders of CPH capital stock and CPH options.
The mailing address of the principal executive office of PGP Investors is 10250 Constellation Boulevard, Suite 2230, Los Angeles, CA 90067.
The Business Combination Proposal
On September 7, 2018, Industrea, Newco, CPH, certain subsidiaries of Newco, and PGP Investors, LLC, solely in its capacity as the initial Holder Representative, entered into the Merger Agreement, pursuant to which (a) a wholly owned indirect subsidiary of Newco will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco, and (b) a wholly owned direct subsidiary of Newco will be merged with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of Newco. As a result of the Industrea Merger, all of the issued and outstanding shares of Industrea common stock will be exchanged for an equal number of shares of Newco common stock, and all of the outstanding warrants to purchase Industrea common stock will be exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants. For more information about the Business Combination, please see the section entitled “The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.
Consideration in the Business Combination
Under the Merger Agreement, (i) pursuant to the CPH Merger, Newco will indirectly acquire CPH for aggregate consideration of  $610 million (subject to certain customary adjustments), payable in cash after taking into account (x) any shares of CPH capital stock that are contributed to Newco in exchange for shares of Newco common stock (valued at $10.20 per share) prior to the consummation of the CPH Merger and (y) any CPH options that are converted into Newco options, and (ii) pursuant to the Industrea Merger, all of the issued and outstanding shares of Industrea common stock will be exchanged on a one-for-one basis for shares of Newco common stock, and all of the outstanding warrants to purchase Industrea common stock will be exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants. The merger consideration payable in cash in the CPH Merger is expected to be between $446.9 million and $550.0 million, depending on the number of public shares that are redeemed in connection with the closing of the Business Combination.
For more information about the consideration to be paid to the CPH stockholders, please see the section entitled “The Business Combination Proposal.”
Rollover
U.S. Rollover
Pursuant to the terms of the Rollover Agreements, at the Closing but prior to the effective time of the CPH Merger, each Rollover Share will be contributed to Newco in consideration of the receipt of the applicable amount of shares of Newco common stock as set forth in the Rollover Agreements, and each Rollover Holder will cease to have any rights with respect to such Rollover Holder’s Rollover Shares, except the right to receive (i) from Newco, the applicable amount of shares of Newco common stock as set forth in the Rollover Agreements, (ii) such Rollover Holder’s share of a positive Adjustment Amount (as defined in the Merger Agreement) and any applicable tax refunds in accordance with the Merger Agreement and (iii) such Rollover Holder’s portion of the Indemnity Escrow Amount or Adjustment Escrow Amount (each as defined below), as determined pursuant to the Merger Agreement after the Closing.
At the Closing but prior to the effective time of the CPH Merger, Newco will contribute the Rollover Shares to Concrete Parent and Concrete Parent will assume all obligations to make payments with respect to such Rollover Shares (other than the obligation to issue the shares of Newco to the applicable Rollover Holder).

Pursuant to the terms of the Rollover Agreements, at the Closing but prior to the effective time of the CPH Merger each Rollover ISO will, in accordance with its terms and the applicable Rollover Agreement, automatically convert into a fully-vested tax-qualified incentive stock option to acquire Newco common stock (each, a “Converted Option”), which will (A) cover a number of shares of Newco common stock determined by multiplying the number of shares of CPH’s common stock subject to such Rollover ISO immediately prior to the effective time of the CPH Merger by the Exchange Ratio (as defined in the Merger Agreement) and rounding such number down to the nearest whole share, and (B) have a per share of Newco common stock exercise price equal to the quotient obtained by dividing the per share exercise price of the Rollover ISO as of immediately prior to the effective time of the CPH Merger by the Exchange Ratio and rounding up to the nearest whole cent.
U.K. Rollover
Pursuant to the U.K. Share Purchase Agreement, Lux II has agreed to acquire from the U.K. Rollover Investors all of the outstanding indebtedness owed by Camfaud to the U.K. Rollover Investors as well as all outstanding B ordinary shares of £0.02 each in Camfaud held by the U.K. Rollover Investors, in each case for consideration consisting of cash and/or unsecured loan notes issued to the U.K. Rollover Investors by Lux II, which unsecured loan notes will be exchanged pursuant to the terms of certain put and call options in the form attached to the U.K. Share Purchase Agreement by certain subsidiaries of CPH and Concrete Parent and purchased in full at the closing of the Business Combination by Newco in exchange for shares of Newco common stock at a deemed price per share of  $10.20. U.K. Rollover Investors will also be entitled to receive a portion of the Adjustment Escrow Amount and Indemnity Escrow Amount, as determined pursuant to the Merger Agreement.
For more information, please see the section entitled “The Business Combination Proposal.”
Related Agreements
Argand Subscription Agreement
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Newco and Industrea have entered into the Argand Subscription Agreement with the Argand Investor, an affiliate of our Sponsor, pursuant to which the Argand Investor has agreed to purchase immediately prior to the closing of the Business Combination 5,333,333 shares of Industrea common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $54.4 million, plus up to an additional 2,450,980 shares of Industrea common stock at a price of $10.20 per share, or up to an aggregate cash purchase price of  $25.0 million, to offset redemptions of public shares, if any, in connection with the Business Combination if such redemptions exceed $106.5 million.
PIPE Subscription Agreements
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Newco and Industrea have entered into (i) a subscription agreement with the Lead Common Investor, pursuant to which (x) the Lead Common Investor has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 1,715,686 shares of Industrea’s common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $17.5 million and (y) Industrea has agreed to issue an aggregate of 190,632 additional shares of Industrea common stock to the Lead Common Investor as consideration for the Lead Common Investor’s obligation to purchase Industrea common stock under such agreement (and the Sponsor will also forfeit an equal number of Founder Shares); and (ii) a subscription agreement with Nuveen, pursuant to which Nuveen has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 2,450,980 shares of Series A Preferred Stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $25.0 million.
Debt Financing
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Concrete Merger Sub, a wholly owned indirect subsidiary of Newco that will merge with and into CPH in the CPH Merger, will obtain third-party debt financing consisting of  (i) a senior secured term loan facility, consisting of a term loan B facility in an aggregate principal amount equal to $350.0 million; and (ii) a senior secured asset-based loan revolving credit facility in an aggregate amount of  $60.0 million; provided, however, that only a portion of ABL Facility funds may be utilized on the Closing Date to pay the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith.
On September 7, 2018, Concrete Merger Sub executed the ABL Commitment Letter from Wells Fargo to provide the ABL Facility, subject to the conditions set forth in the ABL Commitment Letter. On September 26, 2018, Concrete Merger Sub executed the Term Commitment Letter from CS AG, Stifel and Jefferies to provide the Term Loan Facility, subject to the conditions set forth in the Term Commitment Letter, which amended and restated a debt commitment letter executed on September 7, 2018 from CS AG to provide the Term Loan Facility.
The commitments of CS AG, Stifel, Jefferies and Wells Fargo with respect to the Senior Secured Credit Facilities, and each Debt Commitment Party’s agreements to perform the services described in the Debt Commitment Letters, will automatically terminate at 11:59 p.m., New York City time, on the first to occur of  (i) the date of the termination of the arrangement agreement by Concrete Merger Sub or with Concrete Merger Sub’s written consent prior to closing of the Business Combination, (ii) the date of closing of the Business Combination without the use of proceeds from the Senior Secured Credit Facilities or (iii) March 13, 2019.
The documentation governing the Debt Financing has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described herein or in the Debt Commitment Letters as a result of the syndication process. Although the Debt Financing described in this document is not subject to a due diligence or “market out”, such financing may not be considered assured. The obligation of the arrangers to provide the Debt Financing under the Debt Commitment Letters is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the Debt Financing may not be funded when required. As of the date of this proxy statement/prospectus, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Financing is not available.
Stockholders Agreement
In connection with the Business Combination, Newco, the Initial Stockholders, the Argand Investor and certain CPH stockholders, are expected to enter into the Stockholders Agreement. Pursuant to the Stockholders Agreement:
•
the Initial Stockholders have agreed not to transfer the Founder Shares until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Newco common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which Newco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Newco’s stockholders having the right to exchange their shares of Newco common stock for cash, securities or other property;

•
the Initial Stockholders have agreed not to transfer the private placement warrants until 30 days after the Closing;

•
each CPH Management Holder (as defined therein) has agreed not to transfer any shares of Newco common stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing;

•
each Non-Management CPH Holder (as defined therein) may not transfer any shares of Newco common stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing; and

•
The Argand Investor may not transfer any shares of Newco common stock acquired by the Argand Investor in exchange for the Industrea common stock issued to it pursuant to the Argand Subscription Agreement for a period commencing on the date of Closing and ending on (a) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement does not exceed the Peninsula Threshold (as defined in the Stockholders Agreement), the date that is one hundred and eighty (180) days after the Closing, or (b) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement exceeds the Peninsula Threshold, the date that is one year after the Closing.

In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock upon the Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock upon the Closing; and (iii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock upon the Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, Peninsula’s nomination right in respect of such threshold will expire. These additional directors, if any, have not yet been identified by Peninsula.
The Stockholders Agreement also provides that Newco will, not later than 90 days after the Closing, file a registration statement covering the Founder Shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the shares of Newco common stock issued to the CPH stockholders at the Closing. In addition, these stockholders will have certain demand and “piggyback” registration rights following the consummation of the Business Combination. Newco will bear certain expenses incurred in connection with the exercise of such rights.
Backstop
Under the Merger Agreement and related agreements, redemptions of public shares in connection with the Business Combination, if any, will be offset in the following manner: (i) the first $106.5 million of redemptions will be offset using proceeds from the Debt Financing and the PIPE Financing; (ii) the next $25.0 million of redemptions will be offset by the sale to the Argand Investor of Industrea common stock at $10.20 per share under the Argand Subscription Agreement; and (iii) any remaining redemptions will be offset by the contribution by Peninsula of additional shares of CPH capital stock to Newco in exchange for additional shares of Newco common stock, in which case the Sponsor will also forfeit to Industrea for cancellation a number of Founder Shares equal to 10% of the number of shares of Industrea common stock issued to Peninsula under this clause (iii) (such that the net dilutive effect of such sale is equivalent to a sale price of  $10.20 per share), plus 190,632 Founder Shares in connection with the subscription agreement with the Lead Common Investor.
Expense Reimbursement Letter
As a condition to each of CPH’s and Peninsula’s execution and delivery of the Merger Agreement and a Rollover Agreement, respectively, the Argand Investor has agreed, pursuant to the Expense Reimbursement Letter, to reimburse CPH for up to $3,000,000 of documented out-of-pocket fees and expenses that are payable to third party service providers engaged by CPH or its subsidiaries in connection with the transactions contemplated by the Merger Agreement and Peninsula’s Rollover Agreement and the preparation and negotiation of the Merger Agreement if the Merger Agreement is terminated by CPH pursuant to the termination provisions of the Merger Agreement relating to (i) uncured breaches of any representation, warranty, covenants or agreements or failure to consummate the Business Combination by the Industrea Parties, (ii) the Industrea Board’s failure to recommend approval of the Business Combination or Nasdaq Proposal to Industrea’s stockholders or effecting a change in such recommendation, or (iii) failure to obtain approval of the Business Combination Proposal or the Nasdaq Proposal at the Special Meeting.
Pursuant to the Expense Reimbursement Letter, at the Rollover Closing (as defined in Peninsula’s Rollover Agreement), the Sponsor has agreed to surrender and Industrea will cancel for no consideration, a number of Founder Shares (or at the Sponsor’s option, shares of Class A common stock) equal to ten percent (10%) of the aggregate number of shares of Newco common stock issued to Peninsula, if any, pursuant to Peninsula’s agreement to offset Redemptions pursuant to its Rollover Agreement.
In addition, in the event Peninsula is required to fund any amount to offset Redemptions in accordance with its Rollover Agreement, the Sponsor has agreed to waive the conversion adjustment set forth in the Industrea Charter with respect to the Founder Shares such that all Founder Shares will be convertible into shares of Class A common stock on a one-for-one basis. In the event Peninsula is not required to fund any amount to offset Redemptions in accordance with its Rollover Agreement, the conversion adjustment set forth in the Industrea Charter will be limited such that the maximum total number of additional shares of Class A common stock that the holders of the Founder Shares receive as a result of any conversion of the Founder Shares into shares of Class A common stock in excess of the total number of shares of Class A common stock that the holders of Founder Shares would receive as a result of a conversion of the Founder Shares on a one-for-one basis will be the sum of  (i) 1,523,965 plus (ii) 25% of the total number of shares of Class A common stock purchased by the Argand Investor pursuant to its obligation to offset up to $25.0 million of Redemptions under the Argand Subscription Agreement.

Organizational Structure
The following diagram depicts the current organizational structure of Industrea and Newco:
The following diagram depicts the current ownership structure of CPH:

The following diagram illustrates the ownership structure of the post-combination company immediately following the Business Combination. Percentage ownership amounts are subject to change based upon any redemptions by the public stockholders in connection with the Business Combination:
Redemption Rights
Pursuant to the Industrea Charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, public shares then held by them for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with our IPO, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commission totaling $8,050,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, as of September 30, 2018, the estimated per share redemption price would have been approximately $10.31.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and
(ii) prior to 5:00 p.m., Eastern Time, on November 30, 2018, (a) submit a written request to the Transfer Agent that Industrea redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under the Industrea Charter, other than the aforementioned 15% threshold, except that in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001. Each redemption of public shares by our public stockholders will reduce the amount in our trust account. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in this proxy statement/prospectus assumes that none of our public stockholders exercise their redemption rights with respect to their public shares.
If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Impact of the Business Combination on the Public Float
It is anticipated that, upon completion of the Business Combination, the ownership interests in Newco will be as set forth in the table below, taking into account (a) the Series A Preferred Stock on an as-converted basis and (b) all “in-the-money” options that will be issued at the closing of the Business Combination to certain current and former members of CPH Management.
	Assuming No Redemptions of Public Shares(1)	Assuming Redemptions of 50% of Public Shares(2)	Assuming Redemptions of 100% of Public Shares(3)
Industrea’s public stockholders	52%	32%	0%
Initial Stockholders and the Argand Investor	25%	39%	36%
CPH Management	9%	12%	12%
Nuveen	6%	7%	7%
Lead Common Investor	4%	5%	6%
Peninsula	2%	2%	36%
Former CPH employee shareholders	2%	2%	3%

Note: Figures may not sum to 100% due to rounding.
(1)
In the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor), resulting in an aggregate of 5,750,000 shares of Class A common stock being issued upon conversion of the Founder Shares. Under this scenario, the Founder Shares would account for 13% of the ownership interests in Newco.

(2)
Assumes the Sponsor elects to receive 1,598,039 additional shares of Class A common stock upon conversion of the Founder Shares as provided for in the Expense Reimbursement Letter as described below, resulting in an aggregate of 7,348,039 shares of Class A common stock being issued upon conversion of the Founder Shares after taking into account the forfeiture of 190,632 Founder Shares in connection with the Subscription Agreement with the Lead Common Investor. Under this scenario, the Founder Shares would account for 21% of the ownership interests in Newco.

(3)
Under this scenario, the Sponsor would forfeit 1,313,726 Founder Shares, resulting in an aggregate of 4,436,275 shares of Class A common stock being issued upon conversion of the Founder Shares. As a result, the Founder Shares would account for 13% of the ownership interests in Newco.

The ownership percentages set forth above do not take into account (a) public warrants and private placement warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing 30 days after the closing of the Business Combination) or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex C, but does include Founder Shares (on an as-converted basis). Prior to the completion of the Industrea Merger, the outstanding Founder Shares are expected to convert into Class A common stock in accordance with the Industrea Charter, subject to the limitations (i) set forth in the Expense Reimbursement Letter and (ii) that, in the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). Under the Expense Reimbursement Letter, if Peninsula is not required to offset Redemptions under its Rollover Agreement, then to the extent that the Argand Investor’s $25 million backstop obligation is utilized, the Sponsor will be entitled to receive up to an additional 2,136,710 shares of Class A common stock upon conversion of the Founder Shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). If Peninsula is required to offset any Redemptions, then the Founder Shares will convert on a one-for-one basis and the Sponsor will be required to forfeit a number of Founder Shares equal to 10% of the number of shares issued to Peninsula in connection with its agreement to offset Redemptions, plus 190,632 Founder Shares in connection with the Subscription Agreement with the Lead Common Investor. As a result, after giving effect to all forfeitures, Industrea expects to issue between 4,436,275 and 7,696,078 shares of Class A common stock pursuant to the conversion of the Founder Shares. If the actual facts are different than the assumptions set forth above, the percentage ownership numbers set forth above will be different. In particular, if public stockholders exercise their redemption rights, additional shares could be issued to the Argand Investor and Peninsula pursuant to the Backstop and to the Sponsor pursuant to the conversion of Founder Shares (subject to the limitations set forth in the Expense Reimbursement Letter).
For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Board of Directors of Newco Following the Business Combination
Upon consummation of the Business Combination, the Newco Board is expected to consist of nine directors divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to Newco’s first annual meeting of stockholders) serving a three-year term. If each director nominee is elected at the Special Meeting, Heather L. Faust, David G. Hall and Iain Humphries will be Class I directors serving until the 2019 annual meeting of stockholders, Brian Hodges, John M. Piecuch and Howard D. Morgan will be Class II directors serving until the 2020 annual meeting of stockholders, and David A.B. Brown, Tariq Osman and Bruce Young will be Class III directors serving until the 2021 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Industrea believes it is in the best interests of its stockholders to allow stockholders to vote upon the election of newly appointed directors.
In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock upon the Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock upon the Closing; and (iii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock upon the Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, Peninsula’s nomination right in respect of such threshold will expire. These additional directors, if any, have not yet been identified by Peninsula.

Please see the section entitled “The Director Election Proposal” for additional information.
The Charter Proposals
The Charter Proposals, if approved, will approve the following material differences between the Newco Charter that will be in effect upon the closing of the Business Combination and the Industrea Charter:
•
the name of the new public company will be “Concrete Pumping Holdings, Inc.” as opposed to “Industrea Acquisition Corp.”;

•
Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to Industrea having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and

•
Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains.

This vote, however, will not actually result in stockholders of Industrea approving the Newco Charter or amendments to the Industrea Charter but instead will simply approve the aforementioned material differences in the two sets of documents. Please see the section entitled “The Charter Proposals.”
Other Proposals
In addition, at the Special Meeting, Industrea’s stockholders will be asked to vote on:
1.
A proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of Industrea’s issued and outstanding common stock pursuant to the Business Combination;

2.
A proposal to elect nine directors who, upon consummation of the Business Combination, will be the directors of Newco;

3.
A proposal to approve the Incentive Plan, which is an incentive compensation plan for employees, directors and consultants of Newco and its subsidiaries, including CPH, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C; and

4.
A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal.

Date, Time and Place of Special Meeting
The Special Meeting will be held on December 4, 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.
Voting Power; Record Date
Only Industrea stockholders of record at the close of business on October 17, 2018, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Industrea common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 28,750,000 shares of Industrea common stock outstanding and entitled to vote, of which 23,000,000 are shares of Class A common stock and 5,750,000 are Founder Shares held by our Initial Stockholders.

Tax Considerations
It is the opinion of Industrea’s counsel that the Industrea Merger will constitute a tax-deferred transaction pursuant to Section 351 of the Code, and that holders of our Class A common stock generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of their Class A common stock for Newco common stock. You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the Business Combination to you. See the section entitled “Material United States Federal Income Tax Considerations.”
Accounting Treatment
The Business Combination will be accounted for by applying the acquisition method, which requires the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill.
ASC Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”) provides that in identifying the acquiring entity in a business combination effected primarily through an exchange of equity interests, the acquirer is usually the entity that issues equity interests but all pertinent facts and circumstances must be considered in determining the acquirer. Other pertinent facts and circumstances to consider include the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity interests in the Business Combination, including payment of any premium.
Although Newco will issue equity interests in the Business Combination, since it is a new entity formed solely to issue these equity interests to effect the Business Combination, it would not be considered the acquirer and one of the combining entities that existed before the Business Combination must be identified as the acquirer.
Industrea will be considered the accounting acquirer and CPH will be considered the accounting acquiree since Industrea is considered to be a substantive entity. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. Under the acquisition method of accounting, Industrea will allocate the purchase price of this acquisition to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Business Combination costs will be expensed as incurred.
Appraisal Rights
Appraisal rights are not available to Industrea stockholders in connection with the Business Combination.
Proxy Solicitation
Proxies may be solicited by mail. Industrea has engaged Morrow to assist in the solicitation of proxies.
If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Stockholders — Revoking Your Proxy.”
Interests of Certain Persons in the Business Combination
In considering the recommendation of the Industrea Board to vote in favor of the Business Combination, stockholders should be aware that our Sponsor and certain members of the Industrea Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. The Industrea Board was aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.
These interests include, among other things:
•
the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our Initial Stockholders paid an aggregate of  $25,000 for the Founder Shares, which in certain circumstances could convert into up to 7,696,078 shares of Class A common stock in accordance with the Industrea Charter prior to the completion of the Industrea Merger, and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $79,038,721 based on the closing price of our public shares on Nasdaq on November 15, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete an initial business combination by August 1, 2019;

•
the fact that our Initial Stockholders paid an aggregate of  $11,100,000 for 11,100,000 private placement warrants and that such private placement warrants will expire worthless if a business combination is not consummated by August 1, 2019;

•
the right of our Initial Stockholders to receive shares of Newco common stock in connection with the Business Combination and shares of Newco to be issued to our Initial Stockholders upon exercise of their private placement warrants following the Business Combination, subject to certain lock-up periods;

•
the fact that, on October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor, any amounts outstanding under such convertible promissory note may be converted into warrants to purchase Newco common stock following the Business Combination;

•
if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated continuation of six of our existing directors, Messrs. David A.B. Brown, David G. Hall, Brian Hodges, Howard D. Morgan and Tariq Osman and Ms. Heather L. Faust as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

•
the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by August 1, 2019.

The Industrea Board’s Reasons for the Approval of the Business Combination
After careful consideration, the Industrea Board recommends that Industrea stockholders vote “FOR” each proposal and “FOR” each of the director nominees being submitted to a vote of Industrea stockholders at the Special Meeting.

The Industrea Board considered a wide variety of factors in connection with its evaluation of the Business Combination. For a more complete description of the Industrea Board’s reasons for the approval of the Business Combination and the recommendation of the Industrea Board, see the section entitled “The Business Combination Proposal — The Industrea Board’s Reasons for the Approval of the Business Combination.”
Conditions to Closing of the Business Combination
Conditions to Obligations of Each Party
The respective obligations of the Industrea Parties and CPH to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:
•
All waiting periods under the HSR Act applicable to the Business Combination will have expired or been terminated.

•
There will not be in force any law, injunction or order of any court of competent jurisdiction enjoining or prohibiting the consummation of the Business Combination.

•
The approval by the Industrea stockholders of each of the proposals at the Special Meeting will have been obtained.

Conditions to the Obligations of the Industrea Parties
The obligations of the Industrea Parties to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Industrea Parties:
•
Each of the representations and warranties of CPH set forth in Sections 4.1 (Organization), 4.2(a) (Subsidiaries), 4.3 (Due Authorization), 4.4(b) (No Conflict), 4.6 (Capitalization), 4.7 (Capitalization of Subsidiaries) and 4.16 (Brokers’ Fees) of the Merger Agreement will be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct in all material respects at and as of such date. Each of the other representations and warranties of CPH contained in Article IV of the Merger Agreement (other than those specifically identified in the immediately preceding sentence), disregarding all qualifications contained in the Merger Agreement relating to materiality or Material Adverse Effect, will be true and correct as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct at and as of such date, except for any inaccuracy or omission that would not reasonably be expected to have a Material Adverse Effect on CPH.

•
Each of the covenants of CPH and the Holder Representative to be performed at or prior to the Closing will have been performed in all material respects.

•
CPH will have delivered to Industrea a certificate signed by an officer of CPH, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in the two bullet points above have been fulfilled.

•
CPH will have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to Section 3.2(d) of the Merger Agreement.

•
Since the date of the Merger Agreement, there will not have occurred a Material Adverse Effect with respect to CPH.

•
CPH will have delivered to Industrea a written consent of the stockholders of CPH approving and adopting the Merger Agreement and the Business Combination in accordance with Section 251 of the DGCL within two (2) business days after the date of the Merger Agreement.

Conditions to the Obligations of CPH
The obligations of CPH to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by CPH:
•
Each of the representations and warranties of the Industrea Parties set forth in Sections 5.1 (Organization), 5.2 (Due Authorization), 5.3(b) (No Conflict), 5.5 (Capitalization), 5.15 (Brokers’ Fees), 5.16 (Solvency; Concrete Surviving Corporation After the Concrete Merger), 5.22 (Industrea Vote Required) of the Merger Agreement will be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct in all material respects at and as of such date. Each of the other representations and warranties of the Industrea Parties contained in Article V of the Merger Agreement (other than those specifically identified in the immediately preceding sentence), disregarding all qualifications contained in the Merger Agreement relating to materiality or Material Adverse Effect, will be true and correct as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct at and as of such date, except for any inaccuracy or omission that would not reasonably be expected to have a Material Adverse Effect on Industrea Parties.

•
Each of the covenants of the Industrea Parties to be performed at or prior to the Closing will have been performed in all material respects.

•
The Registration Statement of which this proxy statement/prospectus forms a part (the “Registration Statement”) will have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement will have been issued by the SEC and no proceedings for that purpose will have been initiated or threatened by the SEC.

•
The Newco common stock to be issued to the CPH stockholders in connection with the Rollover will have been approved for listing on Nasdaq, subject to official notice of issuance.

•
The Industrea Parties will have delivered or caused to be delivered a true and correct copy of the notice delivered of the Trustee required to terminate the Trust Account with instructions to pay the funds in the Trust Account (less any amounts attributable to redeemed shares of Class A common stock) to make the payments contemplated by the Merger Agreement.

•
Industrea will have delivered to CPH a certificate signed by an officer of Industrea, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in the two bullet points above have been fulfilled.

•
The Industrea Parties will have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to the Merger Agreement.

•
The Industrea Parties will have delivered or caused to CPH evidence of the approval and adoption of the Merger Agreement and the Business Combination by the sole stockholder of Industrea Merger Sub and the sole stockholder of Concrete Merger Sub within two (2) business days after the date of the Merger Agreement.

Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On or about September 10, 2018, Industrea filed the required forms under the HSR Act with the Antitrust Division and the FTC. On September 18, 2018, the FTC granted early termination of the waiting period under the HSR Act.
At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither Industrea nor CPH is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of Industrea stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Industrea common stock outstanding and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.
Approval of the Business Combination Proposal and each of the Charter Proposals require the affirmative vote of the holders of a majority of the outstanding shares of Industrea common stock. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the Business Combination Proposal and each of the Charter Proposals. Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.
Approval of the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. If a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote on the Nasdaq Proposal, the Incentive Plan Proposal or the Adjournment Proposal.
The election of directors pursuant to the Director Election Proposal will be determined by a plurality of the votes cast by stockholders present in person or by proxy at the Special Meeting and entitled to vote thereon. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the election of directors.
The Business Combination is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal or the Nasdaq Proposal does not receive the requisite vote for approval, we will not consummate the

Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 1, 2019, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to our public stockholders.
Independent Director Oversight
The Industrea Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the Business Combination, our independent directors, David A.B. Brown, Thomas K. Armstrong, Jr., David G. Hall, Brian Hodges and Gerard F. Rooney, took an active role in evaluating the proposed terms of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates that could arise with regard to the proposed terms of the Merger Agreement. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of Industrea Board, the Merger Agreement and the Business Combination.
Recommendation to Industrea Stockholders
The Industrea Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of Industrea and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.
When you consider the recommendation of the Industrea Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of the Industrea Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:
•
the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our Initial Stockholders paid an aggregate of  $25,000 for the Founder Shares, which in certain circumstances could convert into up to 7,696,078 shares of Class A common stock in accordance with the Industrea Charter prior to the completion of the Industrea Merger, and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $79,038,721 based on the closing price of our public shares on Nasdaq on November 15, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete an initial business combination by August 1, 2019;

•
the fact that our Initial Stockholders paid an aggregate of  $11,100,000 for 11,100,000 private placement warrants and that such private placement warrants will expire worthless if a business combination is not consummated by August 1, 2019;

•
the right of our Initial Stockholders to receive shares of Newco common stock in connection with the Business Combination and shares of Newco to be issued to our Initial Stockholders upon exercise of their private placement warrants following the Business Combination, subject to certain lock-up periods;

•
the fact that, on October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor, any amounts outstanding under such convertible promissory note may be converted into warrants to purchase Newco common stock following the Business Combination;

•
if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated continuation of six of our existing directors, Messrs. David A.B. Brown, David G. Hall, Brian Hodges, Howard D. Morgan and Tariq Osman and Ms. Heather L. Faust as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

•
the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by August 1, 2019.

Risk Factors
In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 52 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of Industrea and CPH to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the post-combination company following consummation of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF INDUSTREA
The following table sets forth selected historical financial information derived from Industrea’s unaudited condensed financial statements as of and for the nine months ended September 30, 2018 and as of and for the period from April 7, 2017 (inception) through September 30, 2017, and the audited financial statements as of December 31, 2017 and for the period from April 7, 2017 (inception) through December 31, 2017, each of which is included elsewhere in this proxy statement/prospectus. Such unaudited interim financial information has been prepared on a basis consistent with Industrea’s audited financial statements.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “Industrea Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Industrea’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.
	Nine Months Ended September 30, 2018 (unaudited)	For the period from April 7, 2017 (date of inception) through September 30, 2017 (unaudited)	For the period from April 7, 2017 (date of inception) through December 31, 2017
Statement of Operations Data:
Total interest income	$3,109,700	$435,755	$935,034
Total expenses	623,304	51,226	1,252,700
Net income (loss)	$(2,023,770)	$143,564	$(317,666)
Net income (loss) per common share
Basic	$(0.29)	$0.02	$(0.05)
Diluted	$(0.29)	$0.01	$(0.05)
Weighted average shares outstanding
Basic(1)	6,912,001	6,161,547	6,416,126(2)
Diluted	6,912,001	13,954,678	6,416,126(2)
Balance Sheet Data (end of period):
Cash	$321,713		$828,555
Cash and marketable securities held in Trust Account	$237,624,503		$235,195,034
Total assets	$238,120,382		$236,295,754
Class A common stock, $0.0001 par value; 21,617,554 and 21,815,963 shares subject to possible redemption (at $10.20 per share) at September 30, 2018 and December 31, 2017, respectively	$220,499,051		$222,522,823
Total liabilities	$12,621,328		$8,772,930
Total stockholders’ equity	$5,000,003		$5,000,001
Cash Flow Data:
Net cash provided by (used in) operating activities	$(1,498,433)	$(319,019)	$(801,935)
Net cash provided by (used in) investing activities	$680,231	$(234,600,000)	$(234,260,000)
Net cash provided by financing activities	$311,360	$235,905,490	$235,890,490

(1)
This number excludes an aggregate of 21,617,554 and 21,861,181 shares of Class A common stock subject to possible redemption for the periods ended September 30, 2018 and 2017, respectively.

(2)
This number excludes an aggregate of up to 21,815,963 shares subject to redemption at December 31, 2017.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF CPH
We are providing the following selected historical consolidated financial information of CPH to assist in the analysis of the financial aspects of the Business Combination. The selected historical consolidated balance sheet data as of July 31, 2018 and the selected historical consolidated statements of operations and cash flows data for each of the nine months ended July 31, 2018 and 2017 have been derived from CPH’s unaudited condensed consolidated financial statements that are included elsewhere in this proxy statement/prospectus. The selected historical consolidated balance sheet data as of October 31, 2017, and 2016 and the selected historical consolidated statements of operations and cash flows data for each of the years ended October 31, 2017, 2016 and 2015 have been derived from CPH’s audited consolidated financial statements that are included elsewhere in this proxy statement/prospectus. The selected consolidated balance sheet data as of October 31, 2015 has been derived from CPH’s audited consolidated financial statements that are not included in this proxy statement/prospectus. CPH’s consolidated financial statements have been prepared in accordance with GAAP. Such unaudited interim financial information has been prepared on a basis consistent with CPH’s audited consolidated financial statements.
This information should be read in conjunction with “Risk Factors,” “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations” and CPH’s consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus. The selected historical consolidated financial information in this section is not intended to replace CPH’s historical consolidated financial statements and the related notes thereto included elsewhere in this proxy statement/prospectus. CPH’s historical results are not necessarily indicative of future results.
	Nine Months Ended July 31,		Year Ended October 31,
in thousands	2018	2017	2017	2016	2015
	(unaudited)	(unaudited)
Statement of operations information:
Net sales	$175,854	$151,642	$211,211	$172,426	$147,361
Cost of operations	98,430	88,193	121,451	97,242	84,516
Gross profit	77,424	63,449	89,759	75,184	62,845
Operating expenses
General and administration	42,887	39,453	52,865	40,591	35,656
Transaction costs	2,520	3,978	4,490	3,691	1,254
Operating income	32,017	20,018	32,405	30,902	25,935
Other (expense) income
Interest expense, net	(15,690)	(17,046)	(22,748)	(19,516)	(20,492)
Loss on extinguishment of debt	—	(492)	(5,161)	(644)	0
Other income (expense)	34	91	174	(54)	86
Income before income tax	16,361	2,571	4,670	10,687	5,529
Income tax (expense) benefit	10,632	(2,802)	(3,757)	(4,454)	(2,020)
Net income (loss)	$26,993	$(231)	$913	$6,234	$3,509
Less: Net loss attributable to noncontrolling interest	—	—	—	(36)	(45)
Net Income attributable to Concrete Pumping Holdings, Inc. and Subsidiaries	$26,993	$(231)	$913	$6,270	$3,555

	As of July 31,	As of October 31,
(in thousands)	2018	2017	2016	2015
	(unaudited)
Balance sheet data:
Cash and cash equivalents	$7,409	$6,925	$3,249	$11,278
Total current assets	54,953	46,705	32,298	40,329
Property and equipment, net	197,905	175,542	138,686	128,955
Total assets	367,808	338,847	254,929	268,136
Total current liabilities	93,201	96,302	31,583	26,970
Total long term liabilities	173,423	156,985	142,254	167,921
Total stockholders’ equity	45,914	19,156	21,915	30,746
Total working capital	(38,248)	(49,597)	715	13,360
	Nine Months Ended July 31,		Year Ended October 31,
(in thousands)	2018	2017	2017	2016	2015
	(unaudited)
Cash flow data:
Net cash provided by (used in):
Operating activities	$30,854	$18,055	$34,226	$35,757	$25,554
Investing activities	(40,196)	(68,857)	(83,089)	(28,974)	(18,110)
Financing activities	10,342	55,423	52,764	(14,813)	(3,764)
Other financial data (unaudited):
Adjusted EBITDA(1)	$57,514	$48,050	$68,364	$59,644	$49,564
Adjusted EBITDA margin(2)	32.71%	31.69%	32.37%	34.59%	33.63%

(1)
Adjusted EBITDA measures performance by adjusting EBITDA for certain income and expense items that are not considered part of CPH’s core operations. See “Non-GAAP Measures” in the section of this proxy statement/prospectus captioned “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations” for an explanation of this measure and reconciliation to net income (loss), the most comparable GAAP measure.

(2)
Adjusted EBITDA margin is Adjusted EBITDA divided by net sales.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus.
The following unaudited pro forma condensed combined financial statements give effect to the Business Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Business Combination will be accounted for as an acquisition of CPH (the accounting acquiree) by Industrea (the accounting acquirer) since Industrea is considered to be a substantive entity. Additionally, immediately following completion of the transaction, the stockholders of Industrea immediately prior to the Business Combination will have effective control of Newco, the post-combination company, through their approximate 87% ownership interest in the combined entity, assuming no share redemptions (49% in the event of maximum share redemptions), and their ability to elect a majority of the board of directors.
The historical consolidated financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination and the proposed related financing transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-combination company. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is based on the historical unaudited condensed consolidated balance sheet of CPH as of July 31, 2018 and the unaudited condensed balance sheet of Industrea as of September 30, 2018 and has been prepared to reflect the Business Combination and the proposed related financing transactions as if they occurred on September 30, 2018. The unaudited pro forma condensed combined statement of operations information for the nine months ended September 30, 2018 combines the historical results of operations of CPH for the nine months ended July 31, 2018 and Industrea’s historical results operations for the nine months ended September 30, 2018 and the unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 combines the historical results of operations of CPH for the year ended October 31, 2017 and Industrea’s historical results operations for the period April 7, 2017 (inception) through December 31, 2017 giving effect to the Business Combination and the proposed related financing transactions as if they occurred on January 1, 2017.
The unaudited pro forma condensed combined statement of operations information for the nine months ended September 30, 2018 was derived from CPH’s unaudited consolidated statement of income for the nine months ended July 31, 2018 and Industrea’s unaudited condensed statement of operations for the nine months ended September 30, 2018 included elsewhere in this proxy statement/prospectus. Such unaudited interim financial information has been prepared on a basis consistent with the audited financial statements of CPH and Industrea, respectively, each of which is included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 was derived from CPH’s audited consolidated statement of income for the year ended October 31, 2017 and Industrea’s audited statement of operations for the period from April 7, 2017 (inception) through December 31, 2017 included elsewhere in this proxy statement/prospectus.
These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Business Combination and the proposed related financing transactions been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The selected unaudited pro forma condensed combined financial information below should be read in conjunction with the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industrea’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of CPH and Industrea included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been prepared using two different levels of redemptions of public shares:
•
Assuming No Redemption:   This presentation assumes that public stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account; and

•
Assuming Redemption of 100%, or 23,000,000, public shares by public stockholders:   This presentation assumes that Industrea stockholders exercise their redemption rights with respect to 23,000,000 public shares, which is the maximum number of shares redeemable that would permit Industrea to maintain the minimum cash amount necessary to close the Business Combination ($5,000,001 million) utilizing the Backstop.

(in thousands, except share and per share data)	Pro Forma Combined (Assuming No Redemption of Common Stock)	Pro Forma Combined (Assuming Maximum Redemption of Shares of Common Stock)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Nine Months Ended September 30, 2018
Net sales	$175,854	$175,854
Net income	$655	$655
Earnings per share from continuing operations available to common stockholders	$(0.02)	$(0.02)
Weighted average shares outstanding – Basic and diluted	41,872	31,237
Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Year Ended December 31, 2017
Net sales	$211,211	$211,211
Net income	$5,290	$5,290
Earnings per share from continuing operations available to common stockholders	$0.15	$0.13
Weighted average shares outstanding – Basic and diluted	27,001	29,725
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of September 30, 2018
Total assets	$837,915	$731,415
Total stockholders’ equity	$350,949	$244,449
Total liabilities and stockholders’ equity	$837,915	$731,415

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this proxy statement/prospectus, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of CPH and its consolidated subsidiaries and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to Newco’s Business and Operations Following the Business Combination with CPH
CPH’s business is cyclical in nature and a slowdown in the economic recovery or a decrease in general economic activity could have material adverse effects on CPH’s revenues and operating results.
Substantially all of CPH’s customer base comes from the commercial, infrastructure and residential construction markets. A worsening of economic conditions or a decrease in available capital for investments could cause weakness in CPH’s end markets, cause declines in construction and industrial activity, and adversely affect CPH’s revenue and operating results.
The following factors, among others, may cause weakness in CPH’s end markets, either temporarily or long-term:
•
the depth and duration of an economic downturn and lack of availability of credit;

•
uncertainty regarding global, regional or sovereign economic conditions;

•
reductions in corporate spending for plants and facilities or government spending for infrastructure projects;

•
the cyclical nature of CPH’s customers’ businesses, particularly those operating in the commercial, infrastructure and residential construction sectors;

•
an increase in the cost of construction materials;

•
a decrease in investment in certain of CPH’s key geographic markets;

•
an increase in interest rates;

•
an overcapacity in the businesses that drive the need for construction;

•
adverse weather conditions, which may temporarily affect a particular region or regions;

•
reduced construction activity in CPH’s end markets;

•
terrorism or hostilities involving the United States or the United Kingdom; change in structural construction designs of buildings (e.g., wood versus concrete); and

•
oversupply of equipment or new entrants into the market causing pricing pressure.

A downturn in any of CPH’s end markets in one or more of CPH’s geographic markets caused by these or other factors could have a material adverse effect on CPH’s business, financial conditions, results of operations and cash flows.

CPH’s business is seasonal and subject to adverse weather.
Since CPH’s business is primarily conducted outdoors, erratic weather patterns, seasonal changes and other weather related conditions affect CPH’s business. Adverse weather conditions, including hurricanes and tropical storms, cold weather, snow, and heavy or sustained rainfall, reduce construction activity, restrict the demand for CPH’s products and services, and impede CPH’s ability to deliver and pump concrete efficiently or at all. In addition, severe drought conditions can restrict available water supplies and restrict production. Consequently, these events could adversely affect CPH’s business, financial condition, results of operations, liquidity and cash flows.
CPH’s revenue and operating results have varied historically from period to period and any unexpected periods of decline could result in an overall decline in CPH’s available cash flows.
CPH’s revenue and operating results have varied historically from period to period and may continue to do so. CPH has identified below certain of the factors that may cause CPH’s revenue and operating results to vary:
•
seasonal weather patterns in the construction industry on which CPH relies, with activity tending to be lowest in the winter and spring;

•
the timing of expenditure for maintaining existing equipment, new equipment and the disposal of used equipment;

•
changes in demand for CPH’s services or the prices it charges due to changes in economic conditions, competition or other factors;

•
changes in the interest rates applicable to CPH’s variable rate debt, and the overall level of CPH’s debt;

•
fluctuations in fuel costs;

•
general economic conditions in the markets where CPH operates;

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the cyclical nature of CPH’s customers’ businesses;

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price changes in response to competitive factors;

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other cost fluctuations, such as costs for employee-related compensation and benefits;

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labor shortages, work stoppages or other labor difficulties and labor issues in trades on which CPH’s business may be dependent in particular regions;

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potential enactment of new legislation affecting CPH’s operations or labor relations;

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timing of acquisitions and new branch openings and related costs;

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possible unrecorded liabilities of acquired companies and difficulties associated with integrating acquired companies into CPH’s existing operations;

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changes in the exchange rate between the United States dollar and Great Britain pound sterling;

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potential increased demand from CPH’s customers to develop and provide new technological services in CPH’s business to meet changing customer preferences;

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CPH’s ability to control costs and maintain quality;

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CPH’s effectiveness in integrating new locations; and

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possible write-offs or exceptional charges due to changes in applicable accounting standards, reorganizations or restructurings, obsolete or damaged equipment or the refinancing of CPH’s existing debt.

CPH’s business is highly competitive and competition may increase, which could have a material adverse effect on CPH’s business.
The concrete pumping industry is highly competitive and fragmented. Many of the markets in which CPH operates are served by several competitors, ranging from larger regional companies to small, independent businesses with a limited fleet and geographic scope of operations. Some of CPH’s principal competitors may have more flexible capital structures or may have greater name recognition in one or more of CPH’s geographic markets than CPH does and may be better able to withstand adverse market conditions within the industry. CPH generally competes on the basis of, among other things, quality and breadth of service, expertise, reliability, price and the size, quality and availability of its fleet of pumping equipment, which is significantly affected by the level of CPH’s capital expenditures. If CPH is required to reduce or delay capital expenditures for any reason, including due to restrictions contained in, or debt service payments required by, the credit facilities to be entered into pursuant to the Debt Commitment Letters or otherwise, the ability to replace CPH’s fleet or the age of CPH’s fleet may put it at a disadvantage to its competitors and adversely impact CPH’s ability to generate revenue. In addition, CPH’s industry may be subject to competitive price decreases in the future, particularly during cyclical downturns in CPH’s end markets, which can adversely affect revenue, profitability and cash flow. CPH may encounter increased competition from existing competitors or new market entrants in the future, which could have a material adverse effect on CPH’s business, financial condition, results of operations and cash flows.
CPH is dependent on its relationships with key suppliers to obtain equipment for CPH’s business.
CPH depends on a small group of key manufacturers of concrete pumping equipment, and have historically relied primarily on three companies, the largest two of which experienced ownership changes in 2012. CPH cannot predict the impact on its suppliers of changes in the economic environment and other developments in their respective businesses, and CPH cannot provide any assurance that its vendors will provide their historically high level of service support and quality. Any deterioration in such service support or quality could result in additional maintenance costs, operational issues, or both. Insolvency, financial difficulties, strategic changes or other factors may result in CPH’s suppliers not being able to fulfill the terms of their agreements with it, whether satisfactorily or at all. Further, such factors may render suppliers unwilling to extend contracts that provide favorable terms to CPH, or may force them to seek to renegotiate existing contracts with CPH. CPH believes the market for supplying equipment used in CPH’s business is increasingly competitive; however, termination of CPH’s relationship with any of CPH’s key suppliers, or interruption of CPH’s access to concrete pumping equipment, pipe or other supplies, could have a material adverse effect on CPH’s business, financial condition, results of operations and cash flows in the event that CPH is unable to obtain adequate and reliable equipment or supplies from other sources in a timely manner or at all.
If CPH’s average fleet age increases, CPH’s offerings may not be as attractive to potential customers and CPH’s operating costs may increase, impacting CPH’s results of operations.
As CPH’s equipment ages, the cost of maintaining such equipment, if not replaced within a certain period of time or amount of use, will likely increase. CPH estimates that its fleet assets generally will have a useful life of up to 25 years depending on the size of the machine, hours in service, yardage pumped, and, in certain instances, other circumstances unique to an asset. CPH manages its fleet of equipment according to the wear and tear that a specific type of equipment is expected to experience over its useful life. As of July 31, 2018, the average age of CPH’s equipment in the United States and the United Kingdom was approximately 10 years and 8 years, respectively, and it is CPH’s strategy to maintain average fleet age at approximately 10 years. If the average age of CPH’s equipment increases, whether as a result of CPH’s inability to access sufficient capital to maintain or replace equipment in a timely manner or otherwise, CPH’s investment in the maintenance, parts and repair for individual pieces of equipment may exceed the book value or replacement value of that equipment. CPH cannot assure you that costs of maintenance will not materially increase in the future. Any material increase in such costs could have a material adverse effect on CPH’s business, financial condition and results of operations. Additionally, as CPH’s equipment ages, it may become less attractive to potential customers, thus decreasing CPH’s ability to effectively compete for new business.

The costs of new equipment CPH uses in its fleet may increase, requiring it to spend more for replacement equipment or preventing it from procuring equipment on a timely basis.
The cost of new equipment for use in CPH’s concrete pumping fleet could increase due to increased material costs to CPH’s suppliers or other factors beyond CPH’s control. Such increases could materially adversely impact CPH’s financial condition, results of operations and cash flows in future periods. Furthermore, changes in technology or customer demand could cause certain of CPH’s existing equipment to become obsolete and require it to purchase new equipment at increased costs.
CPH sells used equipment on a regular basis. CPH’s fleet is subject to residual value risk upon disposition, and may not sell at the prices or in the quantities it expects.
CPH continuously evaluates its fleet of equipment as it seeks to optimize its vehicle size and capabilities for its end markets in multiple locations. CPH is therefore seeking to sell used equipment on a regular basis. The market value of any given piece of equipment could be less than its depreciated value at the time it is sold. The market value of used equipment depends on several factors, including:
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the market price for comparable new equipment;

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wear and tear on the equipment relative to its age and the effectiveness of preventive maintenance;

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the time of year that it is sold;

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the supply of similar used equipment on the market;

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the existence and capacities of different sales outlets;

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the age of the equipment, and the amount of usage of such equipment relative to its age, at the time it is sold;

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worldwide and domestic demand for used equipment;

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the effect of advances and changes in technology in new equipment models;

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changing perception of residual value of used equipment by CPH’s suppliers; and

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general economic conditions.

CPH includes in income from operations the difference between the sales price and the depreciated value of an item of equipment sold. Changes in CPH’s assumptions regarding depreciation could change CPH’s depreciation expense, as well as the gain or loss realized upon disposal of equipment. Sales of CPH’s used concrete pumping equipment at prices that fall significantly below CPH’s expectations or in lesser quantities than CPH anticipates could have a negative impact on CPH’s financial condition, results of operations and cash flows.
CPH is exposed to liability claims on a continuing basis, which may exceed the level of CPH’s insurance or not be covered at all, and this could have a material adverse effect on CPH’s operating performance.
CPH’s business exposes it to claims for personal injury, death or property damage resulting from the use of the equipment it operates, rents, sells, services or repairs and from injuries caused in motor vehicle or other accidents in which CPH’s personnel are involved. CPH’s business also exposes it to worker compensation claims and other employment-related claims. CPH carries comprehensive insurance, subject to deductibles, at levels it believes are sufficient to cover existing and future claims. Future claims may exceed the level of CPH’s insurance, and CPH’s insurance may not continue to be available on economically reasonable terms, or at all. Certain types of claims, such as claims for punitive damages, are not covered by CPH’s insurance. In addition, CPH is self-insured for the deductibles on its policies and has established reserves for incurred but not reported claims. If actual claims exceed CPH’s reserves, CPH’s results of operation would be adversely affected. Whether or not CPH is covered by insurance, certain claims may generate negative publicity, which may lead to lower revenues, as well as additional similar claims being filed.

CPH’s business is subject to significant operating risks and hazards that could result in personal injury or damage or destruction to property, which could result in losses or liabilities to CPH.
Construction sites are potentially dangerous workplaces and often put CPH’s employees and others in close proximity with mechanized equipment and moving vehicles. CPH’s equipment has been involved in workplace incidents and incidents involving mobile operators of CPH’s equipment in transit in the past and may be involved in such incidents in the future.
CPH’s safety record is an important consideration for CPH and for its customers. If serious accidents or fatalities occur, regardless of whether CPH were at fault, or CPH’s safety record were to deteriorate, CPH may be ineligible to bid on certain work, expose itself to possible litigation, and existing service arrangements could be terminated, which could have a material adverse impact on CPH’s financial position, results of operations, cash flows and liquidity. Adverse experience with hazards and claims could have a negative effect on CPH’s reputation with CPH’s existing or potential new customers and CPH’s prospects for future work.
In the commercial concrete infrastructure market, CPH’s workers are subject to the usual hazards associated with providing construction and related services on construction sites, including environmental hazards, industrial accidents, hurricanes, adverse weather conditions and flooding. Operating hazards can cause personal injury or death, damage to or destruction of property, plant and equipment, environmental damage, performance delays, monetary losses or legal liability.
Potential acquisitions and expansions into new markets may result in significant transaction expense and expose CPH to risks associated with entering new markets and integrating new or acquired operations.
CPH may encounter risks associated with entering new markets in which it has limited or no experience. New operations require significant capital expenditures and may initially have a negative impact on CPH’s short-term cash flow, net income and results of operations. New start-up locations may not become profitable when projected or ever. In addition, CPH’s industry is highly fragmented and CPH expects to consider acquisition opportunities from time to time when it believes they would enhance CPH’s business and financial performance.
Acquisitions may impose significant strains on CPH Management, operating systems and financial resources, and could experience unanticipated integration issues. The pursuit and integration of acquisitions may require substantial attention from CPH’s senior management, which will limit the amount of time they have available to devote to CPH’s existing operations. CPH’s ability to realize the expected benefits from any future acquisitions depends in large part on CPH’s ability to integrate and consolidate the new operations with CPH’s existing operations in a timely and effective manner. Future acquisitions also could result in the incurrence of substantial amounts of indebtedness and contingent liabilities (including environmental, employee benefits and safety and health liabilities), accumulation of goodwill that may become impaired, and an increase in amortization expenses related to intangible assets. Any significant diversion of management’s attention from CPH’s existing operations, the loss of key employees or customers of any acquired business, any major difficulties encountered in the opening of start-up locations or the integration of acquired operations or any associated increases in indebtedness, liabilities or expenses could have a material adverse effect on CPH’s business, financial condition or results of operations, which could decrease CPH’s cash flows.
CPH may not realize the anticipated synergies and cost savings from acquisitions.
CPH has completed a number of acquisitions in recent years that it believes present revenue and cost-saving synergy opportunities. However, the integration of recent or future acquisitions may not result in the realization of the full benefits of the revenue and cost synergies that CPH expected at the time or currently expects within the anticipated time frame or at all. Moreover, CPH may incur substantial expenses or unforeseen liabilities in connection with the integration of acquired businesses. While CPH anticipates that certain expenses will be incurred, such expenses are difficult to estimate accurately and may exceed CPH’s estimates. Accordingly, the expected benefits may be offset by costs or delays incurred in integrating the businesses. Failure of recent or future acquisitions to meet CPH’s expectations and be integrated successfully could have a material adverse effect on CPH’s financial condition and results of operations.

CPH has operations throughout the United States and the United Kingdom, which subjects it to multiple federal, state, and local laws and regulations. Moreover, CPH operates at times as a government contractor or subcontractor which subjects it to additional laws, regulations, and contract provisions. Changes in law, regulations, government contract provisions, or other legal requirements, or CPH’s material failure to comply with any of them, can increase CPH’s costs and have other negative impacts on CPH’s business.
As of July 31, 2018, CPH’s 80 locations in the United States, including locations operated by Brundage-Bone and Eco-Pan, were situated across approximately 22 states and CPH’s 28 locations in the U.K. are in England, Scotland and Wales. Each of CPH’s sites exposes it to a host of different local laws and regulations. These requirements address multiple aspects of CPH’s operations, such as worker safety, consumer rights, privacy, employee benefits, antitrust, emissions regulations and may also impact other areas of CPH’s business, such as pricing. In addition, government contracts and subcontracts are subject to a wide range of requirements not applicable in the purely commercial context, such as extensive auditing and disclosure requirements; anti-money laundering, antibribery and anti-gratuity rules; political campaign contribution and lobbying limitations; and small and/or disadvantaged business preferences. Even when a government contractor has reasonable policies and practices in place to address these risks and requirements, it is still possible for problems to arise. Moreover, government contracts or subcontracts are generally riskier than commercial contracts, because, when problems arise, the adverse consequences can be severe, including civil false claims (which can involve penalties and treble damages), suspension and debarment, and even criminal prosecution. Moreover, the requirements of laws, regulations, and government contract provisions are often different in different jurisdictions. Changes in these requirements, or any material failure by CPH to comply with them, can increase CPH’s costs, negatively affect CPH’s reputation, reduce CPH’s business, require significant management time and attention and generally otherwise impact CPH’s operations in adverse ways.
CPH is subject to numerous environmental and safety regulations. If CPH is required to incur compliance or remediation costs that are not currently anticipated, CPH’s liquidity and operating results could be materially and adversely affected.
CPH’s facilities and operations are subject to comprehensive and frequently changing federal, state and local laws and regulations relating to environmental protection and health and safety. These laws and regulations govern, among other things, occupational safety, employee relations, the discharge of substances into the air, water and land, the handling, storage, transport, use and disposal of hazardous materials and wastes and the cleanup of properties affected by pollutants. CPH has in the past and may in the future fail to comply with applicable environmental and safety regulations. If CPH violates environmental or safety laws or regulations, CPH may be required to implement corrective actions and could be subject to civil or criminal fines or penalties or other sanctions. CPH cannot assure you that it will not have to make significant capital or operating expenditures in the future in order to comply with applicable laws and regulations or that it will comply with applicable environmental laws at all times. Such violations or liability could have a material adverse effect on CPH’s business, financial condition and results of operations.
Environmental laws also impose obligations and liability for the investigation and cleanup of properties affected by hazardous substance or fuel spills or releases. These liabilities are often joint and several, and may be imposed on the parties generating or disposing of such substances or on the owner or operator of affected property, often without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances. CPH may also have liability for past contamination as successors-in-interest for companies which were acquired or where there was a merger. Accordingly, CPH may become liable, either contractually or by operation of law, for investigation, remediation, monitoring and other costs even if the contaminated property is not presently owned or operated by CPH, or if the contamination was caused by third parties during or prior to CPH’s ownership or operation of the property. Contamination and exposure to hazardous substances can also result in claims for damages, including personal injury, property damage, and natural resources damage claims.
Most of CPH’s properties currently have above or below ground storage tanks for fuel and other petroleum products and oil-water separators (or equivalent wastewater collection/treatment systems). Given the nature of CPH’s operations (which involve the use of diesel and other petroleum products, solvents and other hazardous substances) for fueling and maintaining CPH’s equipment and vehicles, and the historical operations at some of CPH’s properties, CPH may incur material costs associated with soil or groundwater contamination. Future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to remediation liabilities or other claims or costs that may be material.
CPH’s business depends on favorable relations with CPH’s employees, and any deterioration of these relations, labor shortages or increases in labor costs could adversely affect CPH’s business, financial condition and results of operations and CPH’s collective bargaining agreements and CPH’s relationship with CPH’s union-represented employees could disrupt CPH’s ability to serve CPH’s customers, lead to higher labor costs or the payment of withdrawal liability in connection with multiemployer plans.
As of July 31, 2018, approximately 12% of CPH’s employees in the United States (but none of CPH’s employees in the United Kingdom) were represented by unions or covered by collective bargaining agreements. The states in which CPH’s employees are represented by unions or covered by collective bargaining agreements are California, Washington and Oregon. There can be no assurance that CPH’s non-unionized employees will not become members of a union or become covered by a collective bargaining agreement, including through an acquisition of a business whose employees are subject to such an agreement. Any significant deterioration in employee relations, shortages of labor or increases in labor costs at any of CPH’s locations could have a material adverse effect on CPH’s business, financial condition or results of operations. A slowdown or work stoppage that lasts for a significant period of time could cause lost revenues and increased costs and could adversely affect CPH’s ability to meet CPH’s customers’ needs.
Furthermore, CPH’s labor costs could increase as a result of the settlement of actual or threatened labor disputes. In addition, CPH’s collective bargaining agreement with CPH’s union in California and Oregon expire in 2019 and 2020, respectively and will need to be renegotiated. CPH’s collective bargaining agreement with CPH’s union in Washington expires in 2037. CPH cannot assure you that renegotiation of these agreements will be successful or will not result in adverse economic terms or work stoppages or slowdowns.
Under CPH’s collective bargaining agreements, CPH is, and has previously been, obligated to contribute to several multiemployer pension plans on behalf of CPH’s unionized employees. A multiemployer pension plan is a defined benefit pension plan that provides pension benefits to the union-represented workers of various generally unrelated companies. Under ERISA, an employer that has an obligation to contribute to an underfunded multiemployer plan, as well as any other entities that are treated as a single employer with such employer under applicable tax and ERISA rules, may become jointly and severally liable, generally upon complete or partial withdrawal from a multiemployer plan, for its proportionate share of the plan’s unfunded benefit obligations. These liabilities are known as “withdrawal liabilities.” Certain of the multiemployer plans to which CPH is obligated to contribute have been in the past and currently remain significantly underfunded. Moreover, due to the level of underfunding, at least one of these multiemployer plans has been and continues to be in “critical status,” meaning, among other things, that the trustees of the plan are required to adopt a rehabilitation plan and CPH is required to pay a surcharge on top of CPH’s regular contributions to the plan.
CPH currently has no intention of withdrawing, in either a complete or partial withdrawal, from any of the multiemployer plans to which it currently contributes and CPH has not been assessed any withdrawal liability in the past when it has ceased participating in certain multiemployer plans to which it previously contributed. In addition, CPH believes that the “construction industry” multiemployer plan exception may apply if CPH did withdraw from any of CPH’s current multiemployer plans. The “construction industry” exception generally delays the imposition of withdrawal liability in connection with an employer’s withdrawal from a “construction industry” multiemployer plan unless and until (among other things) that employer continues or resumes covered operations in the relevant geographic region without continuing or resuming (as applicable) contributions to the multiemployer plan. If this exception applies, withdrawal liability may be delayed or even inapplicable if CPH ceases participation in any multiemployer plan(s). However, there can be no assurance that CPH will not withdraw from one or more multiemployer plans in the future, that the “construction industry exception” would apply if CPH did withdraw, or that CPH will not incur withdrawal liability if it does withdraw. Accordingly, CPH may be required to pay material amounts of withdrawal liability if one or more of those plans is underfunded at the time of withdrawal and withdrawal liability applies in connection with CPH’s withdrawal. In addition, CPH may incur material liabilities if any multiemployer plan(s) in which it participates requires it to increase CPH’s contribution levels to alleviate existing underfunding and/or becomes insolvent, terminates or liquidates.
Labor relations matters at construction sites where CPH provides services may result in increases in its operating costs, disruptions in its business and decreases in its earnings.
Labor relations matters at construction sites where CPH provides services may result in work stoppages, which would in turn affect CPH’s ability to provide services at such locations. If any such work stoppages were to occur at work sites where CPH provides services, CPH could experience a significant disruption of its operations, which could materially and adversely affect its business, financial condition, results of operations, liquidity, and cash flows. Also, labor relations matters affecting CPH’s suppliers could adversely impact CPH’s business from time to time.
If CPH determines that its goodwill has become impaired, CPH may incur impairment charges, which would negatively impact CPH’s operating results.
At July 31, 2018, CPH had recorded goodwill of  $47.5 million, $6.9 million, $18.9 million and $2.2 million for the acquisitions of Brundage-Bone, Eco-Pan, Camfaud and O’Brien, respectively. Goodwill represents the excess of cost over the fair value of net assets acquired in business combinations.
CPH will assess potential impairment of its goodwill at least annually. Impairment may result from significant changes in the manner of use of the acquired assets, negative industry or economic trends or significant underperformance relative to historical or projected operating results. An impairment of CPH’s goodwill may have a material adverse effect on CPH’s results of operations.
Turnover of members of CPH Management, staff and pump operators and CPH’s ability to attract and retain key personnel may affect CPH’s ability to efficiently manage CPH’s business and execute CPH’s strategy.
CPH’s business depends on the quality of, and CPH’s ability to attract and retain, CPH’s senior management and staff, and competition in CPH’s industry and the business world for top management talent is generally significant. Although CPH believes it generally has competitive pay packages, it can provide no assurance that CPH’s efforts to attract and retain senior management staff will be successful. In addition, the loss of services of certain members of CPH’s senior management could adversely affect CPH’s business until suitable replacements can be found.
CPH depends upon the quality of its staff personnel, including sales and customer service personnel who routinely interact with and fulfill the needs of its customers, and on CPH’s ability to attract and retain and motivate skilled operators and other associated personnel to operate its equipment in order to provide its concrete pumping services to its customers. There is significant competition for qualified personnel in a number of CPH’s markets, including Texas, Colorado, Utah, and Idaho where CPH faces competition from the oil and gas industry for qualified drivers and operators. There is a limited number of persons with the requisite skills to serve in these positions, and such positions require a significant investment by CPH in initial training of operators of CPH’s equipment. CPH cannot assure you that CPH will be able to locate, employ, or retain such qualified personnel on terms acceptable to CPH or at all. CPH’s costs of operations and selling, general and administrative expenses have increased in certain markets and may increase in the future if CPH is required to increase wages and salaries to attract qualified personnel, and there is no assurance that CPH can increase its prices to offset any such cost increases. There is also no assurance CPH can effectively limit staff turnover as competitors or other employers seek to hire CPH’s personnel. A significant increase in such turnover could negatively affect CPH’s business, financial condition, results of operations and cash flows.
CPH’s credit facilities may limit the business' financial and operating flexibility.
CPH’s credit facilities includes negative covenants restricting its ability to incur additional indebtedness, pay dividends or make other payments, make loans and investments, sell assets, incur certain liens, enter into transactions with affiliates, and consolidate, merge or sell assets. These covenants limit the ability of the respective restricted entities to fund future working capital and capital expenditures, engage in future acquisitions or development activities, or otherwise realize the value of their assets and opportunities fully because of the need to dedicate a portion of cash flow from operations to payments on debt. In addition, such covenants limit the flexibility of the respective restricted entities in planning for, or reacting to, changes in the industries in which they operate.
CPH’s business could be hurt if it is unable to obtain capital as required, resulting in a decrease in CPH’s revenue and cash flows.
CPH requires capital for, among other purposes, purchasing equipment to replace existing equipment that has reached the end of its useful life and for growth resulting from expansion into new markets, completing acquisitions and refinancing existing debt. If the cash that CPH generates from its business, together with cash that CPH may borrow under the credit facilities to be entered into pursuant to the Debt Commitment Letters, is not sufficient to fund CPH’s capital requirements, CPH will require additional debt or equity financing. If such additional financing is not available to fund CPH’s capital requirements CPH could suffer a decrease in its revenue and cash flows that would have a material adverse effect on CPH’s business. Furthermore, CPH’s ability to incur additional debt is and will be contingent upon, among other things, the covenants contained in the credit facilities to be entered into pursuant to the Debt Commitment Letters. In addition, the credit facilities to be entered into pursuant to the Debt Commitment Letters are expected to place restrictions on CPH’s and CPH’s restricted subsidiaries’ ability to pay dividends and make other restricted payments (subject to certain exceptions). CPH cannot be certain that any additional financing that CPH requires will be available or, if available, will be available on terms that are satisfactory to CPH. If CPH is unable to obtain sufficient additional capital in the future, CPH’s business could be materially adversely affected.
CPH may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under applicable debt instruments, which may not be successful.
CPH’s ability to make scheduled payments on or to refinance CPH’s indebtedness obligations, including CPH’s term loan and ABL credit facility, depends on CPH’s financial condition and operating performance, which are subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond CPH’s control. CPH may not be able to maintain a level of cash flows from operating activities sufficient to permit it to pay the principal, premium, if any, and interest on CPH’s indebtedness.
If CPH’s cash flows and capital resources are insufficient to fund debt service obligations, CPH may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance indebtedness. CPH’s ability to restructure or refinance CPH’s indebtedness will depend on the condition of the capital markets and CPH’s financial condition at such time. Any refinancing of indebtedness could be at higher interest rates and may require CPH to comply with more onerous covenants, which could further restrict business operations. The terms of existing or future debt instruments may restrict CPH from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on outstanding indebtedness on a timely basis would likely result in a reduction of CPH’s credit rating, which could harm CPH’s ability to incur additional indebtedness.
If CPH is unable to collect on contracts with customers, its operating results would be adversely affected.
CPH has billing arrangements with a majority of its customers that provide for payment on agreed terms after CPH’s services are provided. If CPH is unable to manage credit risk issues adequately, or if a large number of customers should have financial difficulties at the same time, CPH’s credit losses could increase significantly above their low historical levels and CPH’s operating results would be adversely affected. Further, delinquencies and credit losses increased during the last recession and generally can be expected to increase during economic slowdowns or recessions.
If CPH is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act or CPH’s internal control over financial reporting is not effective, the reliability of CPH’s financial statements may be questioned and CPH’s stock price may suffer.
Section 404 of the Sarbanes-Oxley Act requires any company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its consolidated subsidiaries’ internal control over financial reporting. To comply with this statute, CPH will eventually be required to document and test its internal control procedures, CPH Management will be required to assess and issue a report concerning CPH’s internal control over financial reporting, and CPH’s independent auditors will be required to issue an opinion on its audit of CPH’s internal control over financial reporting. The rules governing the standards that must be met for management to assess CPH’s internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, CPH Management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. CPH currently has a material weakness in internal controls over financial reporting as it relates to the accrual, disbursement, and income tax provision review process. If CPH Management cannot remediate material weakness or favorably assess the effectiveness of its internal control over financial reporting or CPH’s auditors identify material weaknesses in its internal controls, investor confidence in CPH financial results may weaken, and CPH’s stock price may suffer.
Disruptions in CPH’s information technology systems due to cyber security threats or other factors could limit CPH’s ability to effectively monitor and control CPH’s operations and adversely affect CPH’s operating results, and unauthorized access to customer information on CPH’s systems could adversely affect CPH’s relationships with CPH’s customers or result in liability.
CPH’s information technology systems, including CPH’s enterprise resource planning system, facilitate CPH’s ability to monitor and control CPH’s assets and operations and adjust to changing market conditions and customer needs. Any disruptions in these systems or the failure of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect CPH’s operating results by limiting CPH’s capacity to effectively monitor and control CPH’s assets and operations and adjust to changing market conditions in a timely manner. Many of CPH’s business records at most of CPH’s branches are still maintained manually, and loss of those records as a result of facility damage, personnel changes or otherwise could also cause such disruptions. In addition, because CPH’s systems sometimes contain information about individuals and businesses, CPH’s failure to appropriately safeguard the security of the data it holds, whether as a result of its own error or the malfeasance or errors of others, could harm CPH’s reputation or give rise to legal liabilities, leading to lower revenue, increased costs and other material adverse effects on CPH’s results of operations.
CPH has taken steps intended to mitigate these risks, including business continuity planning, disaster recovery planning and business impact analysis. However, a significant disruption or cyber intrusion could adversely affect CPH’s results of operations, financial condition and liquidity. Furthermore, instability in the financial markets as a result of terrorism, sustained or significant cyber attacks, or war could also materially adversely affect CPH’s ability to raise capital.
Fluctuations in fuel costs or reduced supplies of fuel could harm CPH’s business.
Fuel costs represent a significant portion of CPH’s operating expenses and CPH is dependent upon fuel to transport and operate its equipment. CPH could be adversely affected by limitations on fuel supplies or increases in fuel prices that result in higher costs of transporting equipment to and from job sites and higher costs to operate CPH’s concrete pumps and other equipment. Although CPH is able to pass through the impact of fuel price charges to most of its customers, there is often a lag before such pass-through arrangements are reflected in CPH’s operating results and there may be a limit to how much of any fuel price increases CPH can pass onto its customers. Any such limits may adversely affect CPH’s results of operations.
CPH depends on access to its branch facilities to service its customers and maintain and store its equipment.
CPH depends on its primary branch facilities in the U.S. and U.K., respectively, to store, service and maintain its fleet. These facilities contain most of the specialized equipment CPH requires to service its fleet, in addition to the extensive secure storage areas needed for a significant number of large vehicles. If any of CPH’s facilities were to sustain significant damage or become unavailable to CPH for any reason, including natural disasters, CPH’s operations could be disrupted, which could in turn adversely affect its relationships with its customers and its results of operations and cash flow. Any limitation on CPH’s access to facilities as a result of any breach of, or dispute under, CPH’s leases could also disrupt and adversely affect CPH’s operations.
CPH’s acquisitions made in the U.K. may divert CPH’s resources from other aspects of CPH’s business and require it to incur additional debt, and will subject it to additional and different regulations. Failure to manage these economic, financial, business and regulatory risks may adversely impact CPH’s growth in the U.K. and CPH’s results of operations.
CPH’s expansion into markets in the U.K. required, and may continue to require, it to incur additional debt and divert resources from other aspects of CPH’s business. In addition, CPH may incur difficulties in staffing and managing its U.K. operations, and face fluctuations in currency exchange rates, exposure to additional regulatory requirements, including certain trade barriers, changes in political and economic conditions, and exposure to additional and potentially adverse tax regimes. CPH’s success in the U.K. will depend, in part, on CPH’s ability to anticipate and effectively manage these and other risks. CPH’s failure to manage these risks may adversely affect CPH’s growth in the U.K. and lead to increased administrative and other costs.
CPH may be adversely affected by recent developments relating to the U.K.’s referendum vote in favor of leaving the European Union.
The U.K. held a referendum on June 23, 2016 in which a majority voted for the U.K.’s withdrawal from the European Union, which is commonly referred to as Brexit. As a result of this vote, a process of negotiation has begun to determine the terms of Brexit and of the U.K.’s relationship with the European Union going forward. The effects of the Brexit vote and the perceptions as to the impact of the withdrawal of the U.K. from the European Union may adversely affect business activity and economic and market conditions in the U.K., the Eurozone, and globally and could contribute to instability in global financial and foreign exchange markets, including volatility in the value of the pound sterling and the euro. In addition, Brexit could lead to additional political, legal and economic instability in the European Union. Any of these effects of Brexit, and others CPH cannot anticipate, could adversely affect the value of CPH’s assets in the U.K., as well as CPH’s business, financial condition, results of operations and cash flows
Due to the material portion of CPH’s business conducted in currency other than U.S. dollars, CPH has significant foreign currency risk.
CPH’s consolidated financial statements are presented in accordance with GAAP, and CPH reports, and will continue to report, its results in U.S. dollars. Some of CPH’s operations are conducted by subsidiaries in the United Kingdom. The results of operations and the financial position of these subsidiaries are recorded in the relevant foreign currencies and then translated into U.S. dollars. Any change in the value of the pound sterling against the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of U.S. dollar denominated revenues and costs. The exchange rates between the pound sterling against the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Consequently, CPH’s reported earnings could fluctuate materially as a result of foreign exchange translation gains or losses and may not be comparable from period to period.
CPH faces market risks attributable to fluctuations in foreign currency exchange rates and foreign currency exposure on the translation into U.S. dollars of the financial results of CPH’s operations in the United Kingdom. Exchange rate fluctuations could have an adverse effect on CPH’s results of operations. Both favorable and unfavorable foreign currency impacts to CPH’s foreign currency-denominated operating expenses are mitigated to a certain extent by the natural, opposite impact on CPH’s foreign currency-denominated revenue.
Recently enacted U.S. tax legislation may adversely affect our business, results of operations, financial condition and cash flow.
On December 22, 2017, the President of the U.S. signed into law Public Law No. 115-97, commonly referred to as the Tax Cuts and Jobs Act, following its passage by the United States Congress. The Tax Cuts and Jobs Act made significant changes to U.S. federal income tax laws, including changing the corporate tax rate to a flat 21% rate, introducing a capital investment deduction in certain circumstances, placing certain limitations on interest deductions, modifying the rules regarding the usability of certain net operating losses, and making extensive changes to the U.S. international tax system. CPH is currently in the process of analyzing the effects of this new legislation on its business, results of operations, financial condition and cash flow. The impact of these new rules is uncertain and could be adverse.
Risks Related to Industrea and the Business Combination
Although Newco has filed an application to list its securities on Nasdaq, there can be no assurance that its securities will be so listed or, if listed, that Newco will be able to comply with the continued listing standards.
Newco has filed a new listing application to list Newco common stock on Nasdaq upon consummation of the Business Combination in accordance with the requirements of the exchange. As part of the listing process, Newco will be required to provide evidence that it is able to meet the initial listing requirements. There can be no assurance that Newco will be able to meet the initial listing standards of Nasdaq or any other exchange or, if its securities are listed, that Newco will be able to maintain such listing.
In addition, if after listing Nasdaq delists Newco’s securities from trading on its exchange for failure to meet the continued listing standards, Newco and its securityholders could face significant material adverse consequences including:
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a limited availability of market quotations for its securities;

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a determination that its common stock is a “penny stock” which will require brokers trading in its common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its common stock;

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a decreased ability to issue additional securities or obtain additional financing in the future.

There has been no prior public market for Newco common stock and a market may never develop, which would adversely affect the liquidity and price of Newco common stock.
The Newco common stock is a new issue of securities for which there is no established public market. Newco intends to apply to list the Newco common stock on Nasdaq. However, an active public market for the Newco common stock may not develop or be sustained after the consummation of the Business Combination, which could affect the ability to sell, or depress the market price of, the Newco common stock. We cannot predict the extent to which a trading market will develop or how liquid that market might become.
In addition, the price of Newco securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
Past performance by Argand, including Industrea’s management team, may not be indicative of future performance of an investment in the post-combination company.
Information regarding performance by, or businesses associated with, Argand and its affiliates is presented for informational purposes only. Past performance by Argand, including our management team, is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of Argand’s or our management team’s performance as indicative of our future performance the returns the company will, or is likely to, generate going forward. Our officers and directors have not had experience with blank check companies or special purpose acquisition companies in the past.

We are not required to obtain and have not obtained an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the terms of the Business Combination are fair to our company from a financial point of view.
We are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to Industrea from a financial point of view. The Industrea Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. In analyzing the Business Combination, the Industrea Board and Industrea management conducted due diligence on CPH and researched the industry in which CPH operates and concluded that the Business Combination was in the best interest of its stockholders. Accordingly, our stockholders will be relying solely on the judgment of the Industrea Board in determining the value of the Business Combination, and the Industrea Board may not have properly valued such business. The lack of third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about our decision-making process, see the section entitled “The Business Combination Proposal — The Industrea Board’s Reasons for the Approval of the Business Combination.”
Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
In particular, Argand and its affiliates also are focused on investments in the industrial sector. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.
Our Initial Stockholders have agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.
Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Initial Stockholders have agreed to vote any shares of Industrea common stock owned by them in favor the Business Combination. As of the date hereof, our Initial Stockholders own shares equal to 20% of our issued and outstanding shares of Industrea common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of Industrea common stock owned by them in accordance with the majority of the votes cast by our public stockholders.
Our Sponsor, certain members of the Industrea Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement/prospectus.
When considering the Industrea Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that the directors and officers of Industrea have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:
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the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our Initial Stockholders paid an aggregate of  $25,000 for the Founder Shares, which in certain cicumstances could convert into up to 7,696,078 shares of Class A common stock in accordance with the Industrea Charter prior to the completion of the Industrea Merger, and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $79,038,721 based on the closing price of our public shares on Nasdaq on November 15, 2018, but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete an initial business combination by August 1, 2019;

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the fact that our Initial Stockholders paid an aggregate of  $11,100,000 for 11,100,000 private placement warrants and that such private placement warrants will expire worthless if a business combination is not consummated by August 1, 2019;

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the right of our Initial Stockholders to receive shares of Newco common stock in connection with the Business Combination and shares of Newco to be issued to our Initial Stockholders upon exercise of their private placement warrants following the Business Combination, subject to certain lock-up periods;

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the fact that, on October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor, any amounts outstanding under such convertible promissory note may be converted into warrants to purchase Newco common stock following the Business Combination;

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if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

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the anticipated continuation of six of our existing directors, Messrs. David A.B. Brown, David G. Hall, Brian Hodges, Howard D. Morgan and Tariq Osman and Ms. Heather L. Faust as directors of the post-combination company;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

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the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by August 1, 2019.

Our Initial Stockholders hold a significant number of shares of Industrea common stock. They will lose their entire investment in us if a business combination is not completed.
Our Initial Stockholders hold in the aggregate 5,750,000 Founder Shares, representing 20% of the total outstanding shares. The Founder Shares will be worthless if we do not complete a business combination by August 1, 2019. In addition, our Initial Stockholders hold an aggregate of 11,100,000 private placement warrants that will also be worthless if we do not complete a business combination by August 1, 2019.
The Founder Shares are identical to the shares of Class A common stock included in the units, except that (i) the Founder Shares are subject to certain transfer restrictions, (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of our Business Combination, (b) to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete our Business Combination by August 1, 2019 (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our Business Combination by August 1, 2019) and (iii) the Founder Shares are automatically convertible into shares of common stock at the time of our Business Combination.
Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed Business Combination and reduce the public “float” of our Class A common stock.
Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A common stock.
Our public stockholders may experience dilution as a consequence of, among other transactions, the issuance of common stock as consideration in the Business Combination and the issuance of common stock to the Argand Investor and the PIPE Investors. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.
It is anticipated that, upon completion of the Business Combination, the ownership interests in Newco will be as set forth in the table below, taking into account (a) the Series A Preferred Stock on an as-converted basis and (b) all “in-the-money” options that will be issued at the closing of the Business Combination to certain current and former members of CPH Management.
	Assuming No Redemptions of Public Shares(1)	Assuming Redemptions of 50% of Public Shares(2)	Assuming Redemptions of 100% of Public Shares(3)
Industrea’s public stockholders	52%	32%	0%
Initial Stockholders and the Argand Investor	25%	39%	36%
CPH Management	9%	12%	12%
Nuveen	6%	7%	7%
Lead Common Investor	4%	5%	6%
Peninsula	2%	2%	36%
Former CPH employee shareholders	2%	2%	3%

Note: Figures may not sum to 100% due to rounding.
(1)
In the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor), resulting in an aggregate of 5,750,000 shares of Class A common stock being issued upon conversion of the Founder Shares. Under this scenario, the Founder Shares would account for 13% of the ownership interests in Newco.

(2)
Assumes the Sponsor elects to receive 1,598,039 additional shares of Class A common stock upon conversion of the Founder Shares as provided for in the Expense Reimbursement Letter as described below, resulting in an aggregate of 7,348,039 shares of Class A common stock being issued upon conversion of the Founder Shares after taking into account the forfeiture of 190,632 Founder Shares in connection with the Subscription Agreement with the Lead Common Investor. Under this scenario, the Founder Shares would account for 21% of the ownership interests in Newco.

(3)
Under this scenario, the Sponsor would forfeit 1,313,726 Founder Shares, resulting in an aggregate of 4,436,275 shares of Class A common stock being issued upon conversion of the Founder Shares. As a result, the Founder Shares would account for 13% of the ownership interests in Newco.

The ownership percentages set forth above do not take into account (a) public warrants and private placement warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing 30 days after the closing of the Business Combination) or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex C, but does include Founder Shares (on an as-converted basis).
Prior to the completion of the Industrea Merger, the outstanding Founder Shares are expected to convert into Class A common stock in accordance with the Industrea Charter, subject to the limitations (i) set forth in the Expense Reimbursement Letter (as described herein) and (ii) that, in the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). As a result, after giving effect to all forfeitures Industrea expects to issue between 4,436,275 and 7,696,078 shares of Class A common stock pursuant to the conversion of the Founder Shares. For more information, please see the sections entitled “Summary of the Proxy Statement/Prospectus — Impact of the Business Combination on the Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”
To the extent that any shares of common stock are issued upon exercise of the public warrants or the private placement warrants or under the Incentive Plan, current Industrea stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of current Industrea stockholders to influence management of the post-combination company through the election of directors following the Business Combination.
We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by August 1, 2019. If we are unable to effect a business combination by August 1, 2019, we will be forced to liquidate and our warrants will expire worthless.
We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by August 1, 2019. Unless we amend the Industrea Charter to extend the life of Industrea and certain other agreements into which we have entered, if we do not complete an initial business combination by August 1, 2019, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to Industrea to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Industrea Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. In addition, if we fail to complete an initial business combination by August 1, 2019, there will be no redemption rights or liquidating distributions with respect to our public warrants or the private placement warrants, which will expire worthless, unless we amend the Industrea Charter to extend the life of Industrea and certain other agreements into which we have entered.
The financial statements included in this proxy statement/prospectus do not take into account the consequences to Industrea of a failure to complete a business combination by August 1, 2019.
The financial statements included in this proxy statement/prospectus have been prepared assuming that we would continue as a going concern. As discussed in Note 1 to Industrea’s financial statements for the period from April 7, 2017 (inception) through December 31, 2017, we are required to complete a business combination by August 1, 2019. The possibility of the Business Combination not being consummated raises some doubt as to our ability to continue as a going concern and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.
The exercise price for our warrants is $11.50 per share of Class A common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of CPH whom we expect to stay with the post-combination company following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.
Our ability to successfully effect our Business Combination is dependent upon the efforts of our key personnel, including the key personnel of CPH. Although some of our key personnel may remain with the post-combination company in senior management or advisory positions following our Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. We anticipate that some or all of the management of CPH will remain in place.
CPH’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of CPH’s officers could have a material adverse effect on the CPH’s business, financial condition, or operating results. CPH does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available to CPH.
Industrea and CPH will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.
Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on Industrea and CPH. These uncertainties may impair our or CPH’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or CPH’s business could be harmed.
We may waive one or more of the conditions to the Business Combination.
We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that there be no breach of CPH’s representations and warranties as of the closing date. However, if the Industrea Board determines that any such breach is not material to the business of CPH, then the Industrea Board may elect to waive that condition and close the Business Combination. We are not able to waive the condition that our stockholders approve the Business Combination. For more information about the closing conditions to the Business Combination, please see the section entitled “The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Business Combination.”
The exercise of our directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in our stockholders’ best interest.
In the period leading up to the closing date of the Business Combination, events may occur that, pursuant to the Merger Agreement, would require us to amend the Merger Agreement, to consent to certain actions taken by the other parties to the Merger Agreement or to waive rights to which Industrea is entitled to under the Merger Agreement. Such events could arise because of changes in the course of CPH’s business, a request by a party to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on CPH’s business and would entitle us to terminate the Merger Agreement. In any of such circumstances, it would be in Industrea’s discretion, acting through the Industrea Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Industrea and our stockholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the transaction that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.
We will incur significant transaction and transition costs in connection with the Business Combination.
We have incurred and expect to incur significant costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We may incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the Business Combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.
Industrea’s transaction expenses as a result of the Business Combination are currently estimated at approximately $25,000,000, including $8,050,000 in deferred underwriting commissions to the underwriters of our IPO.
If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.31 per share on the liquidation of the trust account, and our warrants will expire worthless.
If we are unable to complete an initial business combination by August 1, 2019, our public stockholders may receive only approximately $10.31 per share on the liquidation of the trust account and our warrants will expire worthless.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.31 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors and the underwriters in our IPO), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the funds held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.20 per share initially held in the trust account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent confidentially or similar agreement or business combination, reduce the amount of funds in the trust account to below the lesser of  (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the funds held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, or have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of Industrea. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.20 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our trust account available for distribution to our public stockholders may be reduced below $10.20 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any funds in the trust account and to not seek recourse against the trust account for any reason whatsoever.

Accordingly, any indemnification provided will be able to be satisfied by us only if  (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
Subsequent to our completion of our Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on CPH, we cannot assure you that this diligence will surface all material issues that may be present in CPH’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of CPH’s business and outside of our and CPH’s control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following our Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.
We have no operating or financial history and our results of operations may differ significantly from the unaudited pro forma financial data included in this proxy statement/prospectus.
We are a blank check company and we have no operating history and no revenues. This proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of Industrea for the period ended December 31, 2017 and the unaudited results of Industrea for the nine months ended September 30, 2018 with the historical audited results of operations of CPH for the year ended October 31, 2017 and the unaudited results of CPH for the nine months ended July 31, 2018, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2017. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical unaudited balance sheets of Industrea as of September 30, 2018 and of CPH as of July 31, 2018 and gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2018.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
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changes in the valuation of our deferred tax assets and liabilities;

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expected timing and amount of the release of any tax valuation allowances;

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tax effects of stock-based compensation;

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costs related to intercompany restructurings;

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changes in tax laws, regulations or interpretations thereof; and

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lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Newco securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Newco securities may decline. The market value of Newco securities at the time of the Business Combination may vary significantly from the prices of Industrea’s securities on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which our stockholders vote on the Business Combination.
In addition, following the Business Combination, fluctuations in the price of Newco securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for Newco or CPH’s stock and trading in the shares of Industrea common stock has not been active. Accordingly, the valuation ascribed to CPH and Industrea common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of Newco securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and Newco securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of Newco’s securities following the Business Combination may include:
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actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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changes in the market’s expectations about our operating results;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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speculation in the press or investment community;

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success of competitors;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

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operating and stock price performance of other companies that investors deem comparable to the post-combination company;

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our ability to market new and enhanced products on a timely basis;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation involving the post-combination company;

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changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of shares of Newco common stock available for public sale;

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any major change in the Newco Board or management;

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sales of substantial amounts of Newco common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Future sales of Newco common stock may cause the market price of its securities to drop significantly, even if its business is doing well.
Pursuant to the Stockholders Agreement:
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the Initial Stockholders have agreed not to transfer the Founder Shares until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Newco common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which Newco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Newco’s stockholders having the right to exchange their shares of Newco common stock for cash, securities or other property;
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the Initial Stockholders have agreed not to transfer the private placement warrants until 30 days after the Closing;

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each CPH Management Holder (as defined therein) has agreed not to transfer any shares of Newco common stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; and

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each Non-Management CPH Holder (as defined therein) may not transfer any shares of Newco common stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing.

In addition, certain CPH stockholders and the Initial Stockholders will be entitled to registration rights, subject to certain limitations, with respect to Newco common stock they receive in the Business Combination pursuant to the Stockholders Agreement to be entered into in connection with the consummation of the Business Combination. The Stockholders Agreement provides that Newco will, not later than 90 days after the Closing, file a registration statement covering the Founder Shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the shares of Newco common stock issued to the CPH stockholders at the Closing. In addition, these stockholders will have certain demand and “piggyback” registration rights following the consummation of the Business Combination. Newco will bear certain expenses incurred in connection with the exercise of such rights. The presence of these additional securities trading in the public market may have an adverse effect on the market price of Newco common stock.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. After the Business Combination, our Initial Stockholders will hold between 13% (assuming no redemptions) and 21% (assuming redemptions of 50% of public shares) of Newco common stock. Our Initial Stockholders entered into a letter agreement with us, pursuant to which have agreed not to transfer, assign or sell any of their Founder Shares (except to certain permitted transferees) until one year after the completion of the Business Combination or earlier if subsequent to the Business Combination, (i) the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:
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labor availability and costs for hourly and management personnel;

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profitability of our products, especially in new markets and due to seasonal fluctuations;

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changes in interest rates;

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impairment of long-lived assets;

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macroeconomic conditions, both nationally and locally;

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negative publicity relating to products we serve;

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changes in consumer preferences and competitive conditions;

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expansion to new markets; and

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fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding Newco common stock adversely, then the price and trading volume of Newco common stock could decline.
The trading market for Newco common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on Industrea or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, Newco’s stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of Newco common stock would likely decline. If any analyst who may cover the post-combination company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause Newco’s stock price or trading volume to decline.
We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.
We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our Business Combination.
Changes in laws or, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.
We have not registered the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.
We have not registered the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. Following the Business Combination, Newco will assume such warrants and the warrants will be exercisable for Newco common stock. Under the terms of the warrant agreement, we have agreed, as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption is available. Notwithstanding the above, if Newco common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.
The exercise price for our warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.
The exercise price of our warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a warrant was generally a fraction of the purchase price of the units in the IPO. The exercise price for our warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then-outstanding warrants. As a result, the exercise price of our warrants could be increased, the exercise period could be shortened and the number of shares of common stock purchasable upon exercise of a warrant could be decreased without a warrant holder’s approval.
Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by our Initial Stockholders or their permitted transferees.
Because each warrant is exercisable for only one share of our Class A common stock, the units may be worth less than units of other blank check companies.
Each warrant is exercisable for one share of Class A common stock. Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders who did not purchase an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued. This is different from other companies similar to ours whose units include one share of common stock and one warrant to purchase one whole share. This unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.
Industrea’s warrants will become exercisable for Newco common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to Newco’s stockholders.
We issued 23,000,000 public warrants as part of our IPO, and prior to our IPO, we issued 11,100,000 private placement warrants to our Sponsor. Each warrant is exercisable for one share of common stock at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the trust account or vote as a class with the Industrea common stock on a business combination. Following the Business Combination, Industrea’s warrants will become exercisable for shares of Newco common stock. To the extent such warrants are exercised, additional shares of Newco common stock will be issued, which will result in dilution to the holders of common stock of Newco and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of Newco common stock.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by August 1, 2019 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following August 1, 2019 in the event we do not complete an initial business combination and, therefore, we do not intend to comply with those procedures.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by August 1, 2019 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the Industrea Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the Industrea Board and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, the Industrea Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
Newco will be a holding company with no business operations of its own and will depend on cash flow from CPH to meet its obligations.
Following the Business Combination, Newco will be a holding company with no business operations of its own or material assets other than the stock of its subsidiaries. All of its operations will be conducted by its subsidiary, CPH. As a holding company, Newco will require dividends and other payments from its subsidiaries to meet cash requirements. The terms of any credit facility may restrict Newco’s subsidiaries from paying dividends and otherwise transferring cash or other assets to it. If there is an insolvency, liquidation or other reorganization of any of Newco’s subsidiaries, Newco’s stockholders likely will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before Newco, as an equityholder, would be entitled to receive any distribution from that sale or disposal. If CPH is unable to pay dividends or make other payments to Newco when needed, Newco will be unable to satisfy its obligations.
Anti-takeover provisions contained in Newco’s certificate of incorporation and proposed bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Newco’s certificate of incorporation contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:
•
a staggered board of directors providing for three classes of directors, which limits the ability of a stockholder or group to gain control of the Newco Board;

•
no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•
the right of the Newco Board to elect a director to fill a vacancy created by the expansion of the Newco Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on the Newco Board;

•
a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of the Newco Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•
advance notice procedures that stockholders must comply with in order to nominate candidates to the Newco Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Newco.

The Newco Charter will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by Newco stockholders, which could limit Newco’s stockholders’ ability to obtain a favorable judicial forum for disputes with Newco or its directors, officers or employees.
The Newco Charter, like the Industrea Charter, will provide that, unless Newco consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Newco, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Newco to Newco or its stockholders, (iii) any action asserting a claim against Newco, its directors, officers or employees arising pursuant to any provision of the DGCL, the Newco Charter or Newco’s Bylaws, or (iv) any action asserting a claim against Newco, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of  (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under the Securities Act or for which the Court of Chancery does not have subject matter jurisdiction including, without limitation, any claim arising under the Exchange Act, both as to which the federal district court for the District of Delaware shall be the sole and exclusive forum.
Any person or entity purchasing or otherwise acquiring any interest in shares of Newco capital stock will be deemed to have notice of, and consented to, the provisions of the Newco Charter described in the preceding paragraph. However, stockholders will not be deemed to have waived Newco’s compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Newco or its directors, officers or other employees, which may discourage such lawsuits against Newco and such persons. Alternatively, a court may determine that the choice of forum provision is unenforceable. If a court were to find these provisions of the Newco Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Newco may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of  (i) the last day of the fiscal year (a) following August 1, 2022, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Because CPH had revenues during its last fiscal year of approximately $211.2 million, if we expand our business or increase our revenues post-Business Combination, we may cease to be an emerging growth company prior to August 1, 2022.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for securities and our stock price may be more volatile.
The U.S. federal tax treatment of the outstanding Industrea warrants, which are currently exercisable for one share of Class A common stock and will be exercisable for one share of Newco common stock following the Industrea Merger, is unclear and, as a result, the U.S. federal income tax consequences to holders of such warrants are also unclear.
There is a substantial risk that the outstanding Industrea warrants, which are currently exercisable for one share of Class A common stock and will be exercisable for one share of Newco common stock following the Industrea Merger, will be treated for U.S. federal income tax purposes as having been “exchanged” by the holders of such warrants for new warrants. Because the terms of the warrants are not otherwise being changed pursuant to the Industrea Merger and because the terms of the warrants, when originally issued, contemplated, among other things, the warrants becoming exercisable into shares of another corporation under circumstances similar to the Industrea Merger, the warrants becoming exercisable into shares of Newco common stock should not be treated for U.S. federal income tax purposes as giving rise to an exchange of the warrants for new warrants. Although we intend to take this position, no assurance can be given, however, that the IRS would not assert, or that a court would not sustain a contrary position, and if the warrants were to be treated as having been exchanged for new warrants and such exchange were governed only by Section 351 of the Code and not by Section 368 of the Code, a holder of Class A common stock holding such warrants would be required to recognize gain, but not loss, as a result of the exchange equal to the lesser of  (i) such stockholder’s “realized gain” from the exchange (generally the excess of the sum of the fair market value of the Newco common stock received and new warrants treated as having been received over such stockholder’s aggregate tax basis in the Class A common stock exchanged and warrants treated as having been exchanged), or (ii) the fair market value of the new warrants treated as having been received. Please see the section entitled “The Business Combination Proposal — Material United States Federal Income Tax Considerations.”
Risks Related to the Redemption
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.
The Industrea Charter does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete the Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor or our or CPH’s directors, officers or advisors, or any of their respective affiliates. As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by Industrea or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement/prospectus) at the Special Meeting.
If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A common stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A common stock issued in the IPO.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the public shares. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Industrea will require each public stockholder seeking to exercise redemption rights to certify to Industrea whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to Industrea at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Industrea makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge Industrea’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.
However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of Industrea might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
Industrea stockholders who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of our Class A common stock for a pro rata portion of the funds held in our trust account.
Public stockholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting of Stockholders —  Redemption Rights” for additional information on how to exercise your redemption rights.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

SPECIAL MEETING OF STOCKHOLDERS
This proxy statement/prospectus is being provided to stockholders as part of a solicitation of proxies by the Industrea Board for use at the Special Meeting of Stockholders to be held on December 4, 2018, and at any adjournment or postponement thereof. This proxy statement/prospectus contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.
This proxy statement/prospectus is being first mailed on or about November 20, 2018 to all stockholders of record of Industrea as of October 17, 2018, the record date for the Special Meeting. Stockholders of record who owned Industrea common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were 28,750,000 shares of Industrea common stock outstanding.
Date, Time and Place of Special Meeting
The Special Meeting will be held at 10:00 a.m., Eastern Time, on December 4, 2018, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.
Voting Power; Record Date
As a stockholder of Industrea, you have a right to vote on certain matters affecting Industrea. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized above and fully set forth in this proxy statement/prospectus. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of Industrea common stock at the close of business on October 17, 2018, which is the record date for the Special Meeting. You are entitled to one vote for each share of Industrea common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 28,750,000 shares of Industrea common stock outstanding, of which 23,000,000 are public shares and 5,750,000 are Founder Shares held by our Initial Stockholders.
Proposals at the Special Meeting
At the Special Meeting, Industrea stockholders will vote on the following proposals:
1.
Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Merger Agreement, dated as of September 7, 2018, a copy of which is attached to this proxy statement/prospectus as Annex A, and approve the Business Combination;

2.
Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of Industrea’s issued and outstanding common stock pursuant to the Business Combination;

3.
Charter Proposals — To consider and vote upon separate proposals (to approve the following material differences between the Newco Charter that will be in effect upon the closing of the Business Combination and the Industrea Charter:

a.
the name of the new public company will be “Concrete Pumping Holdings, Inc.” as opposed to “Industrea Acquisition Corp.”;

b.
Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to Industrea having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and

c.
the Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time);

4.
Director Election Proposal — To consider and vote upon a proposal to elect nine directors who, upon consummation of the Business Combination, will be the directors of Newco;

5.
Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, which is an incentive compensation plan for employees, directors and consultants of Newco and its subsidiaries, including CPH, a copy of which is attached to this proxy statement/prospectus as Annex C; and

6.
Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.
Vote of Industrea’s Sponsor, Directors and Officers
Prior to our IPO, we entered into agreements with our Initial Stockholders, other current directors and officers, pursuant to which each agreed to vote any shares of Industrea common stock owned by them in favor of an initial business combination. These agreements apply to our Initial Stockholders, including our Sponsor, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in this proxy statement/prospectus.
Our Initial Stockholders, other current directors and officers have waived any redemption rights, including with respect to shares of Class A common stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by August 1, 2019. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Industrea common stock outstanding and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.
Approval of the Business Combination Proposal and each of the Charter Proposals require the affirmative vote of the holders of a majority of the outstanding shares of Industrea common stock. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the Business Combination Proposal and each of the Charter Proposals. Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.
Approval of the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Assuming a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote on the Nasdaq Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The election of directors pursuant to the Director Election Proposal will be determined by a plurality of the votes cast by stockholders present in person or by proxy at the Special Meeting and entitled to vote thereon. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the election of directors.
The Business Combination is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
It is important for you to note that, in the event that the Business Combination Proposal or the Nasdaq Proposal does not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 1, 2019, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.
Recommendation to Stockholders
The Industrea Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of Industrea and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.
When you consider the recommendation of the Industrea Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of the Industrea Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:
•
the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our Initial Stockholders paid an aggregate of  $25,000 for the Founder Shares, which in certain circumstances could convert into up to 7,696,078 shares of Class A common stock in accordance with the Industrea Charter prior to the completion of the Industrea Merger, and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $79,038,721 based on the closing price of our public shares on Nasdaq on November 15, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete an initial business combination by August 1, 2019;

•
the fact that our Initial Stockholders paid an aggregate of  $11,100,000 for 11,100,000 private placement warrants and that such private placement warrants will expire worthless if a business combination is not consummated by August 1, 2019;

•
the right of our Initial Stockholders to receive shares of Newco common stock in connection with the Business Combination and shares of Newco to be issued to our Initial Stockholders upon exercise of their private placement warrants following the Business Combination, subject to certain lock-up periods;

•
the fact that, on October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor, any amounts outstanding under such convertible promissory note may be converted into warrants to purchase Newco common stock following the Business Combination;

•
if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated continuation of six of our existing directors, Messrs. David A.B. Brown, David G. Hall, Brian Hodges, Howard D. Morgan and Tariq Osman and Ms. Heather L. Faust as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

•
the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by August 1, 2019.

Broker Non-Votes and Abstentions
Abstentions and broker non-votes are considered present for the purposes of establishing a quorum.
A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have (i) the same effect as a vote “AGAINST” the Business Combination Proposal and each of the Charter Proposals, and (ii) assuming a valid quorum is otherwise established, no effect on the outcome of any vote on the Nasdaq Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Adjournment Proposal.
In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals to be voted on at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.
Voting Your Shares — Stockholders of Record
If you are a stockholder of record, you may vote by mail or in person at the Special Meeting. Each share of Industrea common stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of Industrea common stock that you own.
Voting by Mail.   You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Industrea common stock will be voted as recommended by the Industrea Board. The Industrea Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” each of the Charter Proposals, “FOR” each of the director nominees, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by 9:00 a.m., Eastern Time, on December 4, 2018.
Voting in Person at the Meeting.   If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Industrea common stock.
Voting Your Shares — Beneficial Owners
If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement/prospectus is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. Please see “Attending the Special Meeting” below for more details.
Attending the Special Meeting
Only stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Industrea common stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.
Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:
•
you may send another proxy card with a later date;

•
you may notify Industrea’s Secretary in writing to Industrea Acquisition Corp., 28 West 44th Street, Suite 501, New York, New York 10036, before the Special Meeting that you have revoked your proxy; or

•
you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters
The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting
If you have any questions about how to vote or direct a vote in respect of your shares of Industrea common stock, you may call Morrow, our proxy solicitor, at:
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: INDU.info@morrowsodali.com
Redemption Rights
Pursuant to the Industrea Charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, public shares then held by them for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with our IPO, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commission totaling $8,050,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, as of September 30, 2018, the estimated per share redemption price would have been approximately $10.31.
In order to exercise your redemption rights, you must:
•
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

•
prior to 5:00 p.m., Eastern Time, on November 30, 2018, (a) submit a written request to the Transfer Agent that Industrea redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically DTC.

The Transfer Agent’s address is as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks.
Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.
Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
If you hold units registered in your own name, you must deliver the certificate for such units to the Transfer Agent with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to our Transfer Agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Each redemption of public shares by our public stockholders will reduce the amount in our trust account, which held cash and marketable securities with a fair value of approximately $237.5 million as of August 31, 2018. In no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001.
Prior to exercising redemption rights, stockholders should verify the market price of our Class A common stock as they may receive higher proceeds from the sale of their Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A common stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of our Class A common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the Business Combination is not approved and we do not consummate an initial business combination by August 1, 2019, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.
Appraisal Rights
Appraisal rights are not available to holders of shares of Industrea common stock in connection with the Business Combination.
Proxy Solicitation Costs
Industrea is soliciting proxies on behalf of the Industrea Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. Industrea has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. Industrea and its directors, officers and employees may also solicit proxies in person. Industrea will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

Industrea will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Industrea will pay Morrow a fee of  $22,500, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of Industrea who solicit proxies will not be paid any additional compensation for soliciting proxies.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial statements give effect to the Business Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) as well as Debt Financing and Equity Financing. The Business Combination will be accounted for as an acquisition of CPH (the accounting acquiree) by Industrea (the accounting acquirer) since, Industrea is a substantive entity and has engaged in significant pre-combination activities in order to raise capital, market to investors and pursue a business combination (see Note 2). Following completion of the transaction, the stockholders of Industrea, specifically Argand and PIPE Investors, immediately prior to the Business Combination will have effective control of Concrete Pumping Holdings Acquisition Corp. (“Newco”) the post-combination company, through their approximate 87% ownership interest in the post-combination entity, assuming no share redemptions (approximately 49% in the event of maximum share redemptions), and their ability to elect a majority of the board of directors.
The historical consolidated financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination and the proposed related Debt Financing and Equity Financing (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-combination company. The unaudited pro forma condensed combined balance sheet is based on the historical unaudited consolidated balance sheet of CPH and the unaudited condensed balance sheet of Industrea, and has been prepared to reflect the Business Combination and the proposed related Debt Financing and Equity Financing as if they occurred on September 30, 2018. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 combines the historical results of operations of CPH and for Industrea for the periods described below, giving effect to the Business Combination and the proposed Debt Financing and Equity Financing as if they occurred on January 1, 2017.
The unaudited pro forma condensed combined statement of operations information for the nine months ended September 30, 2018 was derived from CPH’s unaudited consolidated statement of operations for the nine months ended July 31, 2018 and Industrea’s unaudited statement of operations for the nine months ended September 30, 2018 included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined balance sheet information as of September 30, 2018 was derived from CPH unaudited condensed consolidated balance sheet as of July 31, 2018 and Industrea’s unaudited balance sheet as of September 30, 2018 included elsewhere in this proxy statement/prospectus. Such unaudited interim financial information has been prepared on a basis consistent with the audited financial statements of CPH and Industrea, respectively, each of which is included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined statement of operations information for the year ended December 31, 2017 was derived from CPH’s audited consolidated statement of income for the year ended October 31, 2017 and Industrea’s audited statement of operations for the period April 7, 2017 (inception) through December 31, 2017 included elsewhere in this proxy statement/prospectus. See Note 2, Basis of the Pro Forma Presentation for further discussion regarding combining entities with differing fiscal years.
These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Business Combination and the Debt Financing and Equity Financing s been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information.
Newco will likely incur additional costs in order to satisfy its obligations as a fully reporting public company as it transitions from an emerging growth company status, however, no estimate has been reflected as an adjustment to the unaudited pro forma statements of operations. In addition, Industrea anticipates adoption of various stock compensation plans or programs that are typical for employees, officers and directors of public companies. No adjustment to the unaudited pro forma statement of operations has been made for these items as they are factually supportable at this time.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the post-combination company. The selected unaudited pro forma condensed combined financial information below should be read in conjunction with the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” “CPH Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industrea’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of CPH and Industrea included elsewhere in this proxy statement/prospectus.
The unaudited pro forma combined financial statements have been prepared using two different levels of redemptions of public shares:
•
Scenario 1 — Assuming No Redemption:   This presentation assumes that no public stockholders exercise redemption rights with respect to their, public shares for a pro rata portion of the funds held in the trust account; and

•
Scenario 2 — Assuming Redemption of 100%, or 23,000,000, public shares by public stockholders: This presentation assumes that public stockholders exercise their redemption rights with respect to 23,000,000 public shares, which is the maximum number of shares redeemable that would permit Industrea to close the Business Combination utilizing the Backstop.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2018
(in thousands)
			Assuming no Redemption of Common Stock			Assuming Maximum Redemption of Shares of Common Stock
	Industrea Acquisition Corp.	Concrete Pumping Holdings, Inc.	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$322	$7,409	$237,625	[3A]	$117,255	$(234,600)	[3N]	$10,755
			350,000	[3B]		103,100	[3O]
			25,000	[3C]		25,000	[3P]
			71,900	[3D]
			(25,000)	[3E]
			(256,876)	[3F]
			(27,100)	[3F]
			(14,000)	[3F]
			(14,672)	[3G]
			(237,352)	[3B]
Cash and marketable securities held in Trust Account	237,625	—	(237,625)	[3A]	—	—		—
Accounts receivable, net	—	38,727	—		38,727	—		38,727
Inventory	—	3,924	—		3,924	—		3,924
Prepaid expenses and other current assets	174	4,894	—		5,068	—		5,068
Total current assets	238,120	54,954	(128,100)		164,974	(106,500)		58,474
Property and equipment, net	—	197,905	5,170	[3H]	203,075	—		203,075
Other intangible assets, net	—	38,680	186,320	[3I]	225,000	—		225,000
Goodwill	—	75,549	169,317	[3J]	244,866	—		244,866
Other assets	—	721	(721)	[3B]	—	—		—
TOTAL ASSETS	$238,120	$367,808	$231,987		$837,915	$(106,500)		$731,415

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2018 (continued)
(in thousands)
			Assuming no Redemption of Common Stock			Assuming Maximum Redemption of Shares of Common Stock
	Industrea Acquisition Corp.	Concrete Pumping Holdings, Inc.	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of capital lease obligations	$—	$135	$—		$135	$—		$135
Revolving loans and current maturities of long term debt	—	60,695	3,500	[3B]	3,500	—		3,500
			(60,695)	[3B]
Accounts payable & other current liabilities	4,571	32,372	—		36,942	—		36,942
Total current liabilities	4,571	93,202	(57,195)		40,577	—		40,577
Long-term liabilities			—
Deferred underwriters’ commission	8,050	—	(8,050)	[3E]	—	—		—
Capital lease obligations, less current portion	—	589	—		589	—		589
Long-term debt, net of debt issuance costs	—	173,423	(176,657)	[3B]	336,000	—		336,000
			3,234	[3B]
			346,500	[3B]
			(10,500)
Deferred income taxes	—	38,342	44,790	[3K]	83,132	—		83,132
Other liabilities	—	1,668	—		1,669	—		1,669
Total liabilities	12,621	307,223	142,123		461,967	—		461,967
Redeemable Preferred Stock	—	14,672	(14,672)	[3G]	25,000	—		25,000
			25,000	[3C]
Common stock subject to possible redemption	220,499	—	(220,499)	[3L]	—	—		—
Stockholders’ Equity
Common Stock – Total	1	8	(8)		0	—		0
Additional paid-in-capital	7,341	18,725	(18,725)	[3M]	359,740	(234,600)	[3N]	253,240
			—	[3C]		103,100	[3O]
			220,499	[3L]		25,000	[3P]
			71,900	[3D]
			60,000	[3F]
Retained earnings (accumulated deficit)	(2,341)	25,316	(25,316)	[3M]	(8,791)	—		(8,791)
			(6,450)	[3E]
Accumulated other comprehensive income	—	1,865	(1,865)	[3M]	—	—		—
Total stockholders’ equity	5,000	45,914	300,035		350,949	(106,500)		244,449
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$238,120	$367,808	$231,987		$837,915	$(106,500)		$731,415

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2018
(in thousands, except per share information)
			Assuming no Redemption of Common Stock			Assuming Maximum Redemption of Shares of Common Stock
	Industrea Acquisition Corp.	Concrete Pumping Holdings, Inc.	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Net sales	$—	$175,854	$—		$175,854	$—		$175,854
Cost of operations	—	98,430	760	[4A]	99,190			99,190
Gross profit	—	77,424	(760)		76,664	—		76,664
Operating expenses					—
Selling, general and administrative expenses	4,510	42,887	7,816	[4B]	55,228			55,228
			16	[4A]
Transaction Costs	—	2,520	(1,320)	[4J]	1,200			1,200
Operating (loss) profit	(4,510)	32,017	(7,271)		20,235	—		20,235
Interest expense	—	(15,690)	(3,360)	[4E]	(18,942)			(18,942)
			1,233	[4D]
			(1,125)	[4C]
Other income (expense), net	3,110	34	(3,110)	[4F]	34			34
Income (loss) before income taxes	(1,400)	16,361	(13,633)		1,328	—		1,328
Income tax (expense) benefit	(623)	10,632	(10,682)	[4G]	(673)			(673)
Net income (loss)	$(2,024)	$26,994	$(24,315)		$655	$—		$655
Dividends on cumulative redeemable convertible preferred stock	—	(1,050)	(360)	[4H]	(1,410)			(1,410)
Net income (loss) available to common shareholders	$(2,024)	$25,944	$(24,675)		$(755)	$—		$(755)
Weighted average shares outstanding
Basic	6,912			[4I]	41,872		[4I]	31,237
Diluted	6,912			[4I]	41,872		[4I]	31,237
Earnings per share available to common stockholders
Basic	$(0.29)				$(0.02)			$(0.02)
Diluted	$(0.29)				$(0.02)			$(0.02)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017
(in thousands, except per share information)
			Assuming no Redemption of Common Stock			Assuming Maximum Redemption of Shares of Common Stock
	Industrea Acquisition Corp.	Concrete Pumping Holdings, Inc.	Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Net sales	$—	$211,211	$—		$211,211	$—		$211,211
Cost of operations	—	121,451	1,013	[4A]	122,465			122,465
Gross profit	—	89,759	(1,013)		88,746	—		88,746
Operating expenses	147	—	147		—			147
Selling, general and administrative expenses	837	52,865	21	[4A]	63,968	—		63,968
			10,245	[4B]
Transaction costs	—	4,490	—		4,490	—		4,490
Operating profit	(985)	32,405	(11,279)		20,141	—		20,141
Interest and financing cost	—	—	—		—	—		—
Loss on extinguishment of debt	—	(5,161)	—		(5,161)	—		(5,161)
Interest income (expense)	—	(22,748)	(1,784)	[4E]	(24,195)	—		(24,195)
			1,836	[4D]
			(1,500)	[4C]
Other income (expense), net	935	174	(935)	[4F]	174	—		174
Income (loss) before income taxes	(50)	4,670	(13,661)		(9,041)			(9,041)
Income tax expense	(268)	(3,757)	18,356	[4G]	14,332			14,332
Net income (loss)	$(318)	$913	$4,695		$5,290	$—		$5,290
Dividends on cumulative redeemable convertible preferred stock	—	(1,322)	7	[4H]	(1,315)			(1,315)
Net loss available to common shareholders	$(318)	$(409)	$4,702		$3,976	$—		$3,976
Weighted average shares outstanding
Basic	6,416			[4I]	27,001		[4I]	29,725
Diluted	6,416			[4I]	27,001		[4I]	29,725
Loss per share available to common stockholders
Basic	$(0.05)				$0.15			$0.13
Diluted	$(0.05)				$0.15			$0.13

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Description of the Transaction
For a description of the terms of the Business Combination and related documents, see the section entitled “The Business Combination Proposal.”
Note 2 — Basis of the Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are based on Industrea and CPH historical consolidated financial statements as adjusted to give effect to the acquisition of CPH and any other consideration necessary to finance the Business Combination. CPH and Industrea have differing fiscal year ends, October 31st and December 31st, respectively. Accordingly, quarter ends are also differing commensurate with the timing of the aforementioned fiscal year ends. The information contained within the unaudited pro forma condensed combined statement of operations and condensed combined balance sheet for CPH will be presented for the corresponding previous period relative to the period presented for Industrea in accordance with SEC Regulation S-X Article 11-02(c).
The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is based on the historical unaudited condensed consolidated balance sheet of CPH as of July 31, 2018 and the unaudited condensed balance sheet of Industrea as of September 30, 2018 and has been prepared to reflect the Business Combination and the proposed related financing transactions as if they occurred on September 30, 2018. The unaudited pro forma condensed combined statement of operations information for the nine months ended September 30, 2018 combines the historical results of operations of CPH for the nine months ended July 31, 2018 and Industrea’s historical results operations for the nine months ended September 30, 2018 and the unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 combines the historical results of operations of CPH for the year ended October 31, 2017 and Industrea’s historical results operations for the period April 7, 2017 (inception) through December 31, 2017 giving effect to the Business Combination and the proposed related financing transactions as if they occurred on January 1, 2017.
The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of CPH and Industrea. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement.” Pursuant to ASC 805, Industrea currently expects that it will be determined to be the accounting acquirer based on the evaluation of the following considerations:
•
Industrea is considered to be a substantive entity as it previously engaged in significant pre-combination activities in order to raise capital, market to investors and pursue a business combination;

•
Industrea will pay cash and equity consideration, representing a majority of the consideration paid excluding assumed debt, for a controlling interest of the equity of Concrete Pumping Holdings, Inc.;

•
The existing stockholders of Industrea retain relatively more voting rights in the combined company than CPH Management or Peninsula, a significant CPH shareholder, with or without the impact of Rollover Shares, public warrants and PIPE Financing, i.e. under both a no redemption and maximum redemption scenario; and

•
None of CPH Management or Pre-Closing Holders, who are holders of shares of CPH capital stock or vested options prior to the Effective Time of the CPH Merger, will have voting control after the Business Combination, or hold a majority of positions on the Board.

Consideration was given to the expectation that the composition of senior management of the post-combination entity after the Business Combination will largely remain unchanged, that is to say that the current management of CPH will continue in their current roles in Newco. Further, the planned initial composition of the Newco Board was considered. The planned initial composition of the Newco Board includes Mr. Bruce Young, Chief Executive Officer of Newco and Iain Humphries, Chief Financial Officer of Newco. Representation from Peninsula will be dependent on their ownership percentage as the Merger agreement includes Peninsula as a member of the Newco Board if they are to hold 5% or greater of the equity interests of the combined company. As this ownership percentage increases, Peninsula will be provided with the right to appoint up to three representatives to the Newco Board. Further, under a no redemption scenario, Peninsula is expected to hold less than 5% of Newco common stock and would not be able to appoint any representatives to the Newco Board. Under a maximum scenario Peninsula would hold approximately 36% of the outstanding shares of Newco and would be able to appoint three members of the Newco Board. Four other independent directors will be on the Newco Board. Industrea will have three representatives on the Newco Board. The remaining Newco interests in the outstanding shares of Newco are held by different parties including former management CPH stockholders, PIPE Investors, Rollover Holders and holders of Newco Series A Preferred Stock. None of the aforementioned interests holds greater than a 12% interest in Newco.
As Industrea is considered to be a substantive entity and giving consideration to the factors above, Industrea is expected to be the accounting acquirer in the Business Combination under both a no redemption and maximum redemption scenario.
CPH constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of CPH constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, will be accounted for using the acquisition method.
Under the acquisition method, the acquisition-date fair value of the Merger Consideration paid by Industrea to effect the Business Combination is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 3 below. Management of Newco has made significant estimates and assumptions in determining the preliminary allocation of the Merger Consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 give pro forma effect to the Business Combination as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 assumes that the Business Combination was completed on September 30, 2018. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments. The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.
Unless indicated otherwise, all amounts presented in the unaudited pro forma condensed combined financial information section are in thousands, except per share information.
Lastly, the significant accounting policies of Industrea and CPH are aligned and did not require any adjustments to be made by Newco upon consummation of the Business Combination in order to create the significant accounting policies of the post-consummation entity.
Note 3 — Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
Newco will indirectly acquire CPH for Merger Consideration of approximately, $610 million. Industrea intends to finance the acquisition through Debt Financing of  $350 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of CPH based on management’s best estimates of the expected fair values. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.
The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary. An independent third-party valuation firm assisted in performing a preliminary valuation. The preliminary allocation of the purchase consideration to property and equipment was based on the fair value of such assets determined using a combination of value determination through appraisal for approximately 65% of the assets and the cost approach for remaining assets. The cost approach was utilized for a percentage of property and equipment as it was not expected that the difference between current book value of property and equipment and fair value for this population of property and equipment would be materially different.

Goodwill represents the excess fair value of Merger Consideration over the fair value of the underlying net assets, largely arising from the workforce and extensive industry expertise that has been established by CPH.
No portion of the purchase price is contingent on future events occurring or other conditions being met.
The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the determination of the final aggregate consideration paid in connection with the Business Combination as a result of all adjustments set forth in the Merger Agreement and the final evaluation of CPH’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, including increases or decreases to depreciation or amortization resulting from the allocation of purchase price to depreciable property, plant and equipment, deferred taxes and amortizable intangible assets, respectively, may be material. The final allocation will be completed no later than one year from the consummation of the Business Combination.
The preliminary consideration and allocation of the purchase price to the fair value of CPH’s assets acquired and liabilities assumed as if the acquisition date was September 30, 2018 is presented as follows (in thousands):
Calculation of consideration	Rounded (000s)
New term loan	$350,000
Rollover equity	60,000
Zero-dividend convertible perpetual preferred stock	25,000
Common equity PIPE	71,900
Argand partners backstop	—
Cash from Industrea trust used	234,600
Total	741,500
Less: Cash on the balance sheet	(106,500)
Less: Seller expenses	(25,000)
Total purchase price	$610,000
Less: Cash acquired	(7,409)
Total purchase price, net of cash acquired	$602,591

Recognized amounts of identifiable assets acquired and liabilities assumed
Accounts receivable, net	$38,727
Inventory	3,924
Prepaid expenses and other current assets	4,894
Other intangible assets	225,000
Property and equipment	203,075
Current portion of capital lease obligations	(135)
Accounts payable & other current liabilities	(32,372)
Capital lease obligations, less current portion	(589)
Deferred income taxes	(83,132)
Other liabilities	(1,668)
Total net assets acquired	357,725
Goodwill	$244,866

(3A) Represents the release of approximately $237.6 million of cash and investments held in the trust account that becomes available following the Business Combination. While the aforementioned amount of cash and investments are available to the Company it is expected that the Company will make use of  $234.6 million of cash and investments under the minimum redemption scenario. Under the maximum redemption scenario the aforementioned amount of cash and investments will be utilized for shareholder redemptions.
(3B) Represents the issuance of  $350.0 million of Debt Financing from a new Term Loan, net of  $10.5 million of debt issuance costs. The new term loan has a seven year term and will expire in August 2025. Commencing on the last day of the first full fiscal quarter ended after the closing date of the facility, the new Term Loan shall be repayable in equal quarterly installments in aggregate annual amounts equal to 1.00% per annum of the original principal amount of the new Term Loans, with the balance payable on the maturity date of the new Term Loan. The proceeds from the Debt Financing will be used to retire the outstanding high yield bonds, revolving credit facilities in North America and U.K. and Seller Notes. This includes the write off deferred financing costs attributable to the previously listed debt facilities in the amount of  $3.2 million related to long term debt and $0.7 million attributable to revolving credit facilities. The total amount of debt to be paid off is approximately $237.4 million as of September 30, 2018.
Further, in order to extinguish CPH outstanding debt a payment penalty of  $14.0 million, as also discussed at (3F), will be paid by Newco upon consummation of the Business Combination. $10.5 million of debt issuance costs are expected to be capitalized and amortized over the life of the underlying issuances. Current maturities of long term debt in the amount of $3.5 million have been re-classed to current liabilities to reflect the portion of the term loan that is expected to be due within the next 12 months.
(3C) Represents the issuance of  $25.0 million of Newco Series A Zero-Dividend Convertible Perpetual Preferred Stock to occur concurrently with the Business Combination. Each share will be convertible into shares of Newco common stock at a 1:1 conversion ratio upon satisfaction of certain conditions for conversion. The redemption features contained within the preferred stock were reviewed to determine appropriate pro forma condensed combined balance sheet classification and other relevant treatment derived from the determination of whether the preferred shares are permanent or “temporary” equity. Evaluation of the redemption features resulted in a determination that Series A Zero-Dividend Convertible Perpetual Preferred Stock will be presented in temporary equity. This determination was made due to the presence of a change in control upon liquidation feature within the preferred shares agreement.
(3D) Represents the Argand Subscription Agreement purchase of 5,333,333 shares of Industrea common stock for proceeds of  $54.4 million. Further, reflects the PIPE Subscription Agreement of 1,906,318 shares of Industrea common stock for proceeds of  $17.5 million. The proceeds from these Private Placements will be used to finance the selling price of the transaction and are available to provide funds to pay redemption amounts for those shareholders who wish to redeem their shares upon consummation of the acquisition under a redemption scenario. Under a zero redemption scenario amounts provided by private placement investment will provide cash to the post-acquisition entity.

(3E) Represents the estimated amount of transaction costs to be paid by Argand of  $25.0 million. This amount is comprised of the following $6.5 million of professional services fees incurred as a result of the Business Combination, $8.0 million of deferred underwriter’s commission and $10.5 million of debt issuance costs.
(3F) In accordance with the Merger Agreement, the purchase price of CPH is $610.0 million. The purchase price includes consideration transferred such as transaction expenses of CPH for $27.1 million, debt extinguishment costs of  $14.0M and for the amount of CPH outstanding debt as disclosed in (3B). Transaction costs of the seller are made up of professional services fees of  $9.8 million and $17.3 million in fees to the former equity sponsor Peninsula. Further consideration transferred includes $257.0 million in cash and $60.0 million in Rollover Shares. Rollover Shares are to be issued at $10.20 per share which is derived as the investment value over the number of shares expected to be issued.
(3G) Represents the payment of liquidation value of approximately $14.7 million of CPH preferred stock. The CPH preferred shares contain a liquidation event redemption feature, wherein upon a qualifying event such as the Business Combination, the participating stockholders are entitled to receive liquidation value of the participating preferred shares plus all accumulated and unpaid dividends on a per share basis.
(3H) Represents the write-up of property, plant and equipment by $5.3 million to their estimated fair value of  $203.1 million. See Note 3 regarding Business Combination.
(3I) Represents the increase in fair value of identifiable intangible assets by $186.3 million to their estimated fair value of $225 million. See Note 3 regarding Business Combination.
(3J) Represents the residual goodwill adjustment of approximately $169.3 million to $244.9 million representing the excess of the total purchase consideration over the fair value of the identifiable assets acquired and liabilities assumed in the Business Combination as described in Note 3.
(3K) Represents the recording of deferred income tax liabilities of  $44.8 million, resulting from fair value adjustments for property, plant and equipment and identifiable intangible assets in the Business Combination described in Note 3. The statutory rates used are as follows: of 21.0% for the U.S., state rate of 3.6% and 17.2% for the U.K.
(3L) At the time of issuance, certain of Industrea’s common shares were subject to a possible redemption and, as such, an amount of  $220.5 million was classified outside the equity section in Industrea’s historical balance sheet. Under the assumption that none of the shareholders elect to redeem these shares in connection with the Business Combination, the shares are no longer redeemable and have been classified as a component of shareholders’ equity.
(3M) Represents the elimination of CPH’s common stock, additional paid-in capital, accumulated other comprehensive income and retained earnings as a result of the business combination.
(3N) Represents the decrease in cash and cash equivalents held in the trust account available for transaction consideration. Under the maximum redemption scenario up to $234.6 million held in the trust will be dedicated to the redemption of up to 23.0 million public shares.
(3O) Represents the increase in Rollover Shares from Rollover Holders in order to offset redemptions of public shares in connection with the Business Combination. Under the zero redemption scenario, Rollover Holders will contribute Rollover Shares in the amount of  $60.0 million. Under the maximum redemption scenario this amount is increased to $103.1 million.
(3P) Represents the Argand Backstop amount of  $25.0 million which allows for the offsetting of redemptions by the Argand Investor through the purchase of additional issued Industrea common stock at a price of  $10.20.

Note 4 — Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2018 and for the year ended December 31, 2017 are as follows:
(4A) Represents the incremental adjustment to record pro forma depreciation expense on the portion of the purchase price allocated to Property, plant and equipment for the nine-month period ended September 30, 2018 and twelve month period ended December 31, 2017. Depreciation expense for property and equipment was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 3 to 15 years and taking into consideration the fixed assets’ reported ages. The vast majority of property, plant and equipment is attributable to machinery.
(4B) Represents the incremental adjustment to record pro forma amortization expense on the portion of the purchase price allocated to identifiable intangible assets such as trademarks, backlog and customer relationships, for the nine-month period ended September 30, 2018 and twelve month period ended December 31, 2017. The estimated remaining useful lives of the identified intangibles were determined based on the projected economic benefits associated with each of the identified intangible assets and was determined to be a 15-year preliminary estimated useful life for trademarks and customer relationships. Customer backlog was given an estimated useful life of 1.5 years.
(4C) Represents the amortization expense paid on the new debt facilities financing costs of Concrete Pumping Holdings, Inc. in connection with the Business Combination. Please see (4D) for discussion related to the reversal of deferred financing costs attributable to legacy debt settled in connection with the Business Combination.
(4D) Represents the reversal of deferred financing cost (amortization) for the nine-month period ended September 30, 2018 and twelve-month period ended December 31, related to debt settled in connection with the Business Combination.
(4E) Represents the net increase to interest expense to $19.1 million resulting from interest on the Term Loan to finance the acquisition of Concrete Pumping Holdings, Inc. and the amortization of related debt issuance costs of  $1.1 million for the nine months ended September 30, 2018 and $1.5 million for the twelve months ended December 31, 2017. The interest rate associated with the Term Loan is LIBOR plus 4.50%. As interest rates in future periods could vary from those depicted in the transaction, it was determined that a 1/8% variance in interest rates would result in a $0.4 million difference in interest expense.
(4F) Reflects the reversal of  $3.1 million and $0.9 million of interest income attributable to interest earnings on the cash and marketable securities held in the Trust Account.
(4G) Represents the income tax effect of the pro forma adjustments related to the acquisition of CPH calculated using the U.S. statutory income tax rate of 21%, and 34% for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, U.S. state tax rates, and non U.S. tax rates. The effective tax rate of the combined company could be significantly different depending on the mix of post-acquisition income and other activities. The pro-forma tax adjustments are reflective of moving the impact to CPH for 2017 Tax Reform into the twelve months ended December 31, 2017 from the nine-month period ended September 30, 2018 to effect the impacts of 2017 Tax Reform in the twelve months ended and to conform to a fiscal year end of December 31st. Absent the impacts of 2017 Tax Reform within the nine-month period ended September 30, 2018 the tax benefit would have been $3.2 million.
(4H) To record cumulative dividends on the Preferred Stock for the purpose of determining income (loss) attributable to common stockholders.
(4I) As the Business Combination is being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination and the PIPE Investment have been outstanding for the entire period presented. All potential common share securities in connection to the Business Combination were antidilutive, and have been ignored for the purposes of diluted EPS. For this reason, the unaudited pro forma condensed combined basic and diluted earnings per share are the same.

The following presents the calculation of basic and diluted weighted average common shares outstanding.
	Assuming no Redemption of Common Stock
	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Weighted average shares calculation, basic & diluted
Weighted average public shares outstanding	23,000,000	9,641,096
Argand rights converted to shares	5,750,000	4,237,671
CPH Management (rollover)	4,117,647	4,117,647
Peninsula Pacific (rollover)	882,353	882,353
Shares issued to PIPE investors	1,906,318	1,906,318
Other Non-Management Sellers	882,353	882,353
Argand shares issued in Business Combination	5,333,333	5,333,333
Weighted average shares outstanding	41,872,004	27,000,771

	Assuming Maximum Redemption of Shares of Common Stock
	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Weighted average shares calculation, basic & diluted
Weighted average public shares outstanding	—	—
Argand rights converted to shares	5,750,000	4,237,671
CPH Management (rollover)	4,117,647	4,117,647
Peninsula Pacific (rollover)	12,110,000	12,110,000
Shares issued to PIPE investors	1,906,318	1,906,318
Other Non-Management Sellers	882,353	882,353
Argand shares issued in Business Combination	6,470,588	6,470,588
Weighted average shares outstanding	31,236,906	29,724,577

(4J) Represents the elimination of nonrecurring transaction costs incurred during the nine month period ended September 30, 2018 of  $1.2 million that are directly related to the proposed Business Combination between Industrea and CPH.

CAPITALIZATION
The following table sets forth:
•
the capitalization of each of Industrea and CPH on an unaudited, historical basis as of September 30, 2018; and

•
the capitalization of Newco on a pro forma basis as of September 30, 2018, after giving effect to the Business Combination and assuming (i) that no shares of Class A common stock are redeemed and (ii) that 23,000,000 shares of Class A common stock are redeemed.

Please refer to the historical financial statements of Industrea and CPH as well as the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
	September 30, 2018
	Historical		Pro Forma
	Industrea	CPH	Assuming No Redemptions	Assuming Maximum Redemptions
		(in thousands)
Cash and cash equivalents	$322	$7,409	$117,254	$10,754
Investment held in trust	237,625	—	—	—
	$237,946	$7,409	$117,254	$10,754
Long-term debt, including current portion
Deferred underwriting compensation	$8,050	$—	$—	$—
Term loan, net of unamortized deferred financing costs	—	173,423	339,500	339,500
Revolving credit facility, net of unamortized deferred financing costs	—	59,974	—	—
Total long-term debt, including current portion	$8,050	$233,397	$339,500	$339,500
Class A Common Stock, subject to possible redemption	$220,499	$—	$—	$—
CPH Preferred Stock	—	14,672	—	—
Series A Preferred Stock	—	—	25,000	25,000
Stockholders’ equity	5,000	45,914	350,948	244,449
Total stockholders’ and owners’ equity	$5,000	$45,914	$350,948	$244,449
Total capitalization	$233,549	$279,311	$690,448	$583,949

THE BUSINESS COMBINATION PROPOSAL
We are asking our stockholders to approve and adopt the Merger Agreement and approve the Business Combination. Our stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.
We may consummate the Business Combination only if a majority of the outstanding shares of Industrea common stock are voted in favor of the initial business combination.
The Merger Agreement
This subsection of the proxy statement/prospectus describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.
General Description of the Merger Agreement
On September 7, 2018, Industrea, Newco, CPH, certain subsidiaries of Newco, and PGP Investors, LLC, solely in its capacity as the initial Holder Representative, entered into the Merger Agreement, pursuant to which (a) a wholly owned indirect subsidiary of Newco will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco, and (b) a wholly owned direct subsidiary of Newco will be merged with and into Industrea, with Industrea surviving the merger as a wholly owned subsidiary of Newco.
Under the Merger Agreement, (i) pursuant to the CPH Merger, Newco will indirectly acquire CPH for aggregate consideration of  $610 million (subject to certain customary adjustments), payable in cash after taking into account (x) any shares of CPH capital stock that are contributed to Newco in exchange for shares of Newco common stock (valued at $10.20 per share) prior to the consummation of the CPH Merger and (y) any CPH options that are converted into Newco options, and (ii) pursuant to the Industrea Merger, all of the issued and outstanding shares of Industrea common stock will be exchanged on a one-for-one basis for shares of Newco common stock, and all of the outstanding warrants to purchase Industrea common stock will be exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants. The cash portion of the consideration payable in the CPH Merger is expected to be between $446.9 million and $550.0 million, depending on the number of public shares that are redeemed in connection with the closing of the Business Combination.
Conversion of CPH Capital Stock and CPH Options
At the effective time of the CPH Merger, each share of CPH capital stock held by the Industrea Parties or CPH in treasury or otherwise (other than the Rollover Shares which will survive the CPH Merger and remain outstanding), will be canceled and retired and will cease to exist, and no consideration will be delivered or receivable in exchange therefor.

At the effective time of the CPH Merger, each share of CPH preferred stock that is issued and outstanding immediately prior to the effective time of the CPH Merger (other than Rollover Shares, cancelled shares and dissenting shares) will thereupon be canceled and converted into and become the right to receive (i) the applicable portion of the Merger Consideration (as described below), (ii) the holder thereof’s share of any applicable tax refunds in accordance with the Merger Agreement and (iii) such holder’s portion of the Indemnity Escrow Amount and Adjustment Escrow Amount (each as defined below), as determined pursuant to the Merger Agreement after the Closing.
At the effective time of the CPH Merger, each share of CPH common stock that is issued and outstanding immediately prior to the effective time of the CPH Merger (other than Rollover Shares, cancelled shares and dissenting shares) will thereupon be canceled and converted into and become the right to receive (i) the applicable portion of the Merger Consideration (as described below), (ii) the holder thereof’s share of any applicable tax refunds in accordance with the Merger Agreement and (iii) such holder’s portion of the Indemnity Escrow Amount and Adjustment Escrow Amount (each as defined below), as determined pursuant to the Merger Agreement after the Closing.
At the effective time of the CPH Merger, each vested CPH option (other than any Rollover ISO) will be canceled and converted into the right to receive (i) the Option Consideration (as described below), (ii) the holder thereof’s share of any applicable tax refunds in accordance with the Merger Agreement and (iii) such holder’s portion of its Escrow Percentage (as defined in the Merger Agreement) attributable to such vested option of the Indemnity Escrow Amount and Adjustment Escrow Amount (each as defined below), due pursuant to the Merger Agreement after the Closing.
At the effective time of the CPH Merger, each share of common stock of Concrete Merger Sub will be converted into one share of common stock of the surviving corporation of the CPH Merger (the “Concrete Surviving Corporation”).
Rollover
U.S. Rollover
Pursuant to the terms of the Rollover Agreements, at the Closing but prior to the effective time of the CPH Merger, each Rollover Share will be contributed to Newco in consideration of the receipt of the applicable amount of shares of Newco common stock as set forth in the Rollover Agreements, and each Rollover Holder will cease to have any rights with respect to such Rollover Holder’s Rollover Shares, except the right to receive (i) from Newco, the applicable amount of shares of Newco common stock as set forth in the Rollover Agreements, (ii) such Rollover Holder’s share of any applicable tax refunds in accordance with the Merger Agreement and (iii) such Rollover Holder’s portion of the Indemnity Escrow Amount or Adjustment Escrow Amount (each as defined below), as determined pursuant to the Merger Agreement after the Closing.
At the Closing but prior to the effective time of the CPH Merger, Newco will contribute the Rollover Shares to Concrete Parent and Concrete Parent will assume all obligations to make payments with respect to such Rollover Shares (other than the obligation to issue the shares of Newco to the applicable Rollover Holder).
Pursuant to the terms of the Rollover Agreements, at the Closing but prior to the effective time of the CPH Merger, each Rollover ISO will, in accordance with its terms and the applicable Rollover Agreement, automatically convert into a Converted Option, which will (A) cover a number of shares of Newco common stock determined by multiplying the number of shares of CPH’s common stock subject to such Rollover ISO immediately prior to the effective time of the CPH Merger by the Exchange Ratio (as defined in the Merger Agreement) and rounding such number down to the nearest whole share, and (B)  have a per share of Newco common stock exercise price equal to the quotient obtained by dividing the per share exercise price of the Rollover ISO as of immediately prior to the effective time of the CPH Merger by the Exchange Ratio and rounding up to the nearest whole cent.
U.K. Rollover
Pursuant the U.K. Share Purchase Agreement, Lux II has agreed to acquire from the U.K. Rollover Investors all of the outstanding indebtedness owed by Camfaud to the U.K. Rollover Investors as well as all outstanding B ordinary shares of £0.02 each in Camfaud held by the U.K. Rollover Investors, in each case for consideration consisting of cash and/or unsecured loan notes issued to the U.K. Rollover Investors by Lux II, which unsecured loan notes will be exchanged pursuant to the terms of certain put and call options in the form attached to the U.K. Share Purchase Agreement by certain subsidiaries of CPH and Concrete Parent and purchased in full at the closing of the Business Combination by Newco in exchange for shares of Newco common stock at a deemed price per share of  $10.20. U.K. Rollover Investors will also be entitled to receive a portion of the Adjustment Escrow Indemnity and Indemnity Escrow Amount, as determined pursuant to the Merger Agreement.
Dissenting Shares
Any shares of CPH capital stock held by persons who object to the CPH Merger and comply with the provisions of the DGCL concerning the rights of holders of CPH capital stock to dissent from the CPH Merger and require appraisal of their shares of CPH capital stock will not be converted into a right to receive any portion of the Merger Consideration and the holders thereof will be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of dissenting shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL will receive payment therefor from the surviving corporation in accordance with the DGCL; provided, however, that (i) if any such holder of dissenting shares will have failed to establish such holder’s entitlement to appraisal rights as provided in Section 262 of the DGCL, or (ii) if any such holder of dissenting shares will have effectively withdrawn such holder’s demand for appraisal of such shares or lost such holder’s right to appraisal and payment for such holder’s shares under Section 262 of the DGCL, such holder will forfeit the right to appraisal of such shares and each such share will not constitute a dissenting share and will be treated as if it had been a share of CPH common stock or CPH preferred stock (as applicable) immediately prior to the effective time of the CPH Merger and converted, as of the effective time of the CPH Merger, into a right to receive from the surviving corporation the portion of the Merger Consideration deliverable in respect thereof as determined in accordance with the Merger Agreement, without any interest thereon (and such holder will be treated as a Pre-Closing Holder). From and after the effective time of the CPH Merger, no stockholder of CPH who has properly exercised and perfected appraisal rights pursuant to Section 262 of the DGCL will be entitled to vote his or her shares of CPH capital stock for any purpose or receive payment of dividends or other distributions with respect to his or her shares of CPH capital stock (except dividends and distributions payable to stockholders of record at a date which is prior to the effective time of the CPH Merger).
Conversion of Industrea Stock
At the effective time of the Industrea Merger, each share of Industrea capital stock held by Newco, Concrete Parent, Concrete Merger Sub or CPH in treasury or otherwise, will be canceled and retired and will cease to exist, and no consideration will be delivered or receivable in exchange therefor.
At the effective time of the Industrea Merger, each share of Industrea common stock that is issued and outstanding immediately prior to the effective time of the Industrea Merger (other than cancelled shares and shares of Industrea common stock redeemed for cash under the terms of Industrea’s certificate of incorporation) will thereupon be canceled and converted into and become the right to receive one share of Newco common stock as follows: each share of Industrea’s Class A Common Stock will be exchanged into one share of Newco common stock and each share of Industrea’s Class B Common Stock will be exchanged into one share of Newco common stock.
At the effective time of the Industrea Merger, each share of common stock of Industrea Merger Sub will be converted into one share of common stock of the corporation surviving the Industrea Merger.
At and as of the effective time of the Industrea Merger, in accordance with the terms of the warrant agreement, each issued and outstanding warrant will become exercisable for one share of Newco common stock at the same exercise price per share and on the same terms in effect immediately prior to the effective time of the Industrea Merger, and the rights and obligations of Industrea under the warrant agreement will be assigned and assumed by Newco, pursuant to the terms of a customary assumption agreement in form and substance reasonably acceptable to CPH.

Closing Payments and Adjustments
The Merger Consideration will consist of  $610 million in cash, which amount will be (i) reduced by, among other things set forth in the Merger Agreement, the amount of funded indebtedness of CPH on the Closing Date, transaction expenses of CPH on the Closing Date and the aggregate portion of the consideration otherwise payable in respect of the total Rollover Shares and Rollover ISOs, (ii) increased by, among other things set forth in the Merger Agreement, the amount of cash and cash equivalents of CPH on the Closing Date up to a $3.0 million cap and (iii) increased or decreased as applicable for the excess or shortfall of net working capital over the target.
The Merger Consideration is also subject to (i) an expense reserve amount paid to the Holder Representative and to be used for payment of expenses incurred by the Holder Representative in its capacity as Holder Representative (“Holder Representative Expense Amount”), (ii) an indemnification escrow for 12 months after the Closing Date of  $6,100,000 for any indemnification claims by Industrea under the Merger Agreement (“Indemnity Escrow Amount”) and (iii) a purchase price adjustment escrow of  $2,000,000 for certain post-closing adjustments to the purchase price (“Adjustment Escrow Amount”). Any proceeds remaining (i) in the purchase price adjustment escrow promptly after completion of the post-closing purchase price adjustments set forth in the Merger Agreement, (ii) in the indemnification escrow after 12 months following the Closing Date (subject to any outstanding claims) and (iii) in the Holder Representative Expense Amount upon the Holder Representative’s determination that there are any such funds in excess of that required by the Holder Representative, will be distributed to the Pre-Closing Holders in accordance with the Merger Agreement.
The Merger Consideration will be allocated among the Pre-Closing Holders as set forth below and will be payable in accordance with the Merger Agreement:
•
Each Pre-Closing Holder of CPH preferred stock will be entitled to receive in respect of each share of CPH preferred stock held by such holder immediately prior to the effective time of the CPH Merger (other than any Rollover Shares) a portion of the Merger Consideration equal to the Cash Per Fully-Diluted Preferred Share. The “Cash Per Fully-Diluted Preferred Share” means, with respect to each share of CPH preferred stock, the sum of  (i) the sum of  (A) the liquidation preference as set forth in the certificate of designation of such CPH preferred stock, plus (B) the aggregate amount of all accumulated, accrued and unpaid preferred dividends payable in respect of such share of CPH preferred stock pursuant to the certificate of designation of such CPH preferred stock as of immediately prior to the effective time of the CPH Merger, plus (ii) the Cash Per Fully-Diluted Common Share (as defined below).

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Each Pre-Closing Holder of CPH common stock will be entitled to receive in respect of each share of CPH common stock (other than any Rollover Share) held by such holder immediately prior to the effective time of the CPH Merger a portion of the Merger Consideration equal to the Cash Per Fully-Diluted Common Share. The “Cash Per Fully-Diluted Common Share” means the quotient of  (i) the sum of  (A) the Merger Consideration, plus (B) the Aggregate Vested Option Exercise Price (as defined in the Merger Agreement), minus (C) the Aggregate Preferred Amount (as defined in the Merger Agreement), plus (D) the Aggregate Rollover Amount (as defined in the Merger Agreement) divided by (ii) the Aggregate Fully-Diluted Shares (as defined in the Merger Agreement).

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Each Pre-Closing Holder of any vested CPH option will be entitled to receive in respect of each such vested option (other than Rollover ISOs) held by such holder immediately prior to the effective time of the CPH Merger, the Option Consideration, subject to the withholding requirements set forth in the Merger Agreement. The “Option Consideration” means the product of  (i) the aggregate number of shares of CPH common stock subject to such vested option as of immediately prior to the effective time of the CPH Merger, multiplied by (ii) (A) the Cash Per Fully-Diluted Common Share minus (B) the exercise price per share of such CPH vested option as of immediately prior to the effective time of the CPH Merger.

The Merger Consideration is subject to customary adjustments following the Closing as provided in the Merger Agreement. In the event that the Holder Representative and Newco are unable to resolve any disagreements over such adjustments, the parties will submit such dispute to Ernst & Young LLP or such other independent accounting or financial consulting firm of recognized national standing as mutually agreed by the Holder Representative and Newco to make a final and binding determination with respect to such dispute.
Closing and Effective Time of the Business Combination
The Closing is expected to take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, at 10:00 a.m. Eastern time as soon as practicable following the Special Meeting, but in any event no later than the date that is two (2) business days after the date on which all Closing conditions have been satisfied or waived in writing (other than those conditions that by their terms are to be satisfied at the Closing) or at such other time and place as Industrea and CPH may mutually agree; provided, however, that in no event will the Industrea Parties be obligated to effect the Closing prior to the third (3rd) business day following the final day of the Debt Financing Period (as defined in the Merger Agreement), unless Industrea requests an earlier date on three (3) business days’ prior written notice (but, subject in such case, to the satisfaction or waiver in writing of all closing conditions, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).
The Closing will be deemed effective as of the date and time the certificates of merger have been duly filed with the Secretary of State of the State of Delaware or such later time as may be agreed to by the parties in writing and specified in the certificates of merger.
Representations and Warranties
Under the Merger Agreement, CPH made customary representations and warranties relating to: corporate organization; subsidiaries; due authorization; no conflicts; governmental consents; capitalization of CPH; capitalization of subsidiaries; financial statements; undisclosed liabilities and indebtedness; litigation and actions; legal compliance; contracts and no defaults; benefit plans; labor relations; taxes; brokers’ fees; insurance; licenses, permits and authorizations; business equipment and other tangible personal property; real property; intellectual property; environmental matters; absence of changes; affiliate matters; anti-corruption laws; suppliers; bank accounts; accounts and notes receivable; and information supplied.
Under the Merger Agreement, Newco, Industrea, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub made customary representations and warranties relating to: organization; due authorization; no conflict; litigation and actions; capitalization; subsidiaries; no undisclosed liabilities; absence of certain developments; material contracts; benefit plans; compliance with laws; affiliate transactions; government consents; financial ability; brokers’ fees; solvency; the surviving corporation after the CPH Merger; no outside reliance; acquisition of interests for investment; SEC filings; listing and financial statements; the trust account; the Industrea stockholder vote required; the Equity Financing; internal controls, listing and financial statements; and the Investment Company Act and JOBS Act.
Covenants of the Parties
Covenants of CPH
CPH made certain covenants under the Merger Agreement, including, among others, the following:
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From the date of the Merger Agreement through the Closing, CPH will, and will cause its subsidiaries to, except as set forth on the schedules to the Merger Agreement, as contemplated by the Merger Agreement or as consented to by Industrea in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied), use its commercially reasonable efforts to (i) operate its businesses in the ordinary course and substantially in accordance with past practice, (ii) preserve and protect its business organization, employment relationships, and relationships with customers, strategic partners, suppliers, distributors, landlords and others having dealings with it in the ordinary course of business consistent with past practice, (iii) maintain its assets, properties, books of account and records in the ordinary course of business consistent with its past practice, (iv) maintain its books and records in the ordinary course of business consistent with its past custom and practice and (v) otherwise preserve the goodwill and ongoing operations of its business. Without limiting the generality of the foregoing, except as set forth on the schedules to the Merger Agreement or as consented to by Industrea in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied), CPH will not, and CPH will cause its subsidiaries not to, except as otherwise contemplated by the Merger Agreement:
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(A) change or amend the certificate of incorporation or bylaws or equivalent organizational documents of CPH or any of its subsidiaries, or (B) authorize for issuance, issue, grant, sell, redeem, deliver, dispose of, pledge or otherwise encumber any equity securities of CPH or any of its subsidiaries, except for issuances of shares of CPH’s common stock upon the exercise of existing options;

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(A) effect any recapitalization or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities (excluding issuances of shares of common stock upon the exercise of existing options) or (B) make, set-aside, declare or pay any dividend or other distribution (whether in securities or other property) to the stockholders of CPH, other than cash dividends prior to the Closing Date;

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materially amend, materially modify, terminate (excluding any expiration in accordance with its terms) or, except in the ordinary course of business, enter into any contract of a type required to be listed on the schedules to the Merger Agreement or any material insurance policy required to be listed on the schedules to the Merger Agreement;

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become legally committed to make any capital expenditures in excess of  $1,000,000 in the aggregate, except for any capital expenditures contemplated in the capital expenditure budget provided to Industrea prior to the date hereof;

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voluntarily grant any lien on any material asset (whether tangible or intangible) of CPH or any of its subsidiaries, except for permitted liens under the Merger Agreement;

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sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties, except in the ordinary course of business;

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except as required by law, an existing plan providing compensation or benefits to any director, officer, employee, independent contractor or consultant of CPH or its subsidiaries, which is maintained, sponsored or contributed to by CPH or any of its subsidiaries or under which CPH or any of its subsidiaries has any actual or contingent obligation or liability (each, a “CPH Benefit Plan”) or existing contracts, (A) materially increase or accelerate the compensation or fees payable to any current or former director, officer, employee or individual independent contractor who individually receives annual base compensation or fees that is at least $100,000 annually, or whose compensation or fees result in annual payments by CPH of at least $500,000 in the aggregate for such individuals, (B) hire or terminate the employment or engagement of any director, officer, employee or individual independent contractor (other than terminations for cause) with annual base compensation of at least $100,000, or hire or terminate the employment or engagement of any group of such individuals whose annual base compensation is at least $500,000 in the aggregate for all such hired or terminated individuals, (C) adopt, enter into, terminate or materially amend any CPH Benefit Plan (or plan or arrangement that would be a CPH Benefit Plan if in effect on the date hereof), (D) enter into, terminate or amend any collective bargaining agreement, works council agreement, or other agreement for the labor representation of employees or (E) take any action that would reasonably be expected to result in CPH or its subsidiaries incurring any “withdrawal liability” under any multiemployer plan (pursuant to Part I of Subtitle E of Title IV of ERISA) or (F) pay or agree to pay to any director, officer, employee or individual independent contractor any change of control or similar transaction bonuses in connection with the transactions contemplated herein in excess of  $3,000,000 in the aggregate and not more than $1,000,000 with respect to any individual, provided, that, for the avoidance of doubt, any payments contemplated by this clause (F) within such limits will constitute Transaction Expenses (as defined in the Merger Agreement);

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acquire by merger or consolidation with, or merge or consolidate with, or purchase all or substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof in a single transaction or a series of related transactions;

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incur any indebtedness for borrowed money, except (A) ordinary course borrowings under existing credit facilities and (B) intercompany debt in the ordinary course of business consistent with past practice;

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make any loans or advances of money to any person (other than CPH and its subsidiaries), except for advances to employees or officers of CPH or any of its subsidiaries for expenses incurred in the ordinary course of business consistent with past practice;

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(A) enter into any agreement with any governmental authority (including a “closing agreement” under Code Section 7121) with respect to any material tax or material tax returns of CPH or any of its subsidiaries, (B) surrender a right of CPH or any subsidiary of CPH to a material tax refund, (C) change an accounting period of CPH or any subsidiary of CPH with respect to any material tax, (D) file an amended material tax return (E) make or rescind any material tax election or, except as required or permitted by GAAP, make any material change to any tax accounting principles, methods or practices or (F) enter into any agreement to extend or waive the applicable statute of limitations with respect to any material taxes;

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sell, license, transfer or otherwise dispose of, any material intellectual property of CPH or any of its subsidiaries, except in the ordinary course of business consistent with past practice;

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change or modify in any material respect CPH’s or any of its subsidiaries’ ordinary course credit, collection or payment policies, procedures or practices, including acceleration of collections of receivables (whether or not past due), fail to pay or delay payment of payables or other liabilities in any material respect, or otherwise materially change the manner in which CPH or any of its subsidiaries deals with customers, suppliers or vendors in the ordinary course of business;

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settle any action against CPH or any of its subsidiaries for amounts not covered by then existing insurance policies in excess of  $250,000; or

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enter into any agreement, or otherwise become obligated, to do any action prohibited under the above bullet points.

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Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to CPH or any of its subsidiaries by third parties that may be in CPH’s or any of its subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure, CPH will, and will cause its subsidiaries to, afford to Industrea and its accountants, counsel and other representatives reasonable access, during normal business hours, in such manner as to not unreasonably interfere with the normal operation of CPH and its subsidiaries, to their respective properties, books, contracts, records and appropriate officers and employees of CPH and its subsidiaries, in each case, as such representatives may reasonably request for the sole purpose of consummating the transactions contemplated the Merger Agreement or for the operation of the business of CPH and its subsidiaries following the Closing; provided, that (i) such investigation will be conducted in accordance with all applicable competition laws, will only be upon reasonable notice and will be at Industrea’s sole cost and expense; and (ii) Industrea and its representatives will not be permitted to perform any environmental sampling at any real property owned or leased by CPH or any of its subsidiaries, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. All information obtained by Industrea, Concrete Merger Sub and their respective representatives will be subject to the terms of the confidentiality agreement between Industrea and CPH.

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In connection with the Business Combination, CPH will (and, to the extent required, will cause its affiliates to) (i) comply promptly, but in no event later than five (5) business days after the date of the Merger Agreement, with the notification and reporting requirements of the HSR Act and make all further filings pursuant thereto that may be necessary (including resubmit filings that are rejected for any reason whatsoever by the relevant governmental authority) and (ii) use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act and to obtain such other approvals, consents and clearances as may be required under any foreign antitrust or competition laws. CPH will use its reasonable best efforts to comply with any requests for information or documents related by an antitrust authority made of CPH or any of its affiliates and to participate in or defend against any action or litigation as set forth in the Merger Agreement.
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CPH will exercise its reasonable best efforts to (i) furnish to Industrea all information reasonably required for any application or other filing to be made pursuant to any Law in connection with the Business Combination (including, to the extent permitted by law, responding to any reasonable requests for copies of documents filed with Industrea’s prior filings) and (ii) otherwise reasonably cooperate with Industrea in connection with any filing and in connection with resolving any investigation or other inquiry of any governmental authority.

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CPH and the Holder Representative will promptly furnish to Industrea copies of any notices or written communications received or given by them or any of their affiliates from or to any third party or any governmental authority with respect to the Business Combination, and CPH and the Holder Representative will permit counsel to Industrea an opportunity to review in advance, and CPH and the Holder Representative will consider in good faith the views of such counsel in connection with, any proposed written communications by CPH and/or the Holder Representative or their respective affiliates to any third party or any governmental authority concerning the Business Combination. CPH and the Holder Representative agree to provide Industrea and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between CPH and/or the Holder Representative and any of their respective affiliates, agents or advisors, on the one hand, and any third party or any governmental authority, on the other hand, concerning or in connection with the Business Combination.

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CPH agrees to use reasonable best efforts to provide such assistance (and to cause its subsidiaries and its and their respective personnel, representatives and advisors to provide such assistance) with the Debt Financing and marketing efforts to current and prospective equity Investors as is reasonably requested by Industrea that is customary and in connection with the arrangement and consummation of the Debt Financing and the reduction or minimization of redemptions of Industrea Common Stock, as applicable. CPH will, upon reasonable written request of Industrea, use its reasonable best efforts to update any financial information (to the extent it is available) to be included in any offering document to be used in connection with the Debt Financing, to assist Industrea in ensuring that such financial information, when taken as a whole, does not contain as of the time provided, giving effect to any supplements, any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading.

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CPH will take all commercially reasonable actions necessary to issue, upon a timely request by Industrea, in accordance with the terms and conditions of  (i) Brundage-Bone’s 10.375% Senior Secured Notes due 2023 and (ii) Brundage-Bone’s 10.375% Senior Secured Notes due 2021 (collectively, the “Existing Notes”) and the indentures for the Existing Notes (the “Existing Notes Indentures”), a notice of redemption to redeem the aggregate principal amount of each series of Existing Notes outstanding as of the Closing Date pursuant to Section 3.07 of each Existing Notes Indenture (the “Existing Notes Redemptions”), and CPH will take all commercially reasonable actions necessary to cause the Existing Notes Redemptions to occur substantially simultaneously with the Closing.

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On or prior to the Closing Date, subject to certain exceptions, CPH will take all actions necessary to terminate, and will cause to be terminated, certain contracts between or among (i) existing affiliates of CPH (other than CPH or a subsidiary of CPH), on the one hand, and (ii) CPH or a subsidiary of CPH, on the other hand.

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Until the first to occur of the Closing or the earlier termination of the Merger Agreement pursuant to its terms, CPH will not, and will cause its respective affiliates, directors, officers, stockholders, employees, agents, consultants and other advisors and representatives not to, directly or indirectly: (a) solicit, initiate, encourage, knowingly facilitate any inquiry or the making of any proposal or offer, (b) enter into, continue or otherwise participate in any discussions or negotiations, (c) furnish to any person any non-public information or grant any person access to its properties, assets, books, contracts, personnel or records, (d) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principal, merger agreement, acquisition agreement, option agreement or other contract, or (e) propose, whether publicly or to any director or stockholder, or agree to do any of the foregoing for the purpose of encouraging or facilitating any proposal, offer, discussions or negotiations; in each case relating to an Acquisition Proposal. “Acquisition Proposal” means any offer or proposal regarding a business combination transaction involving CPH or any of its subsidiaries or any other transaction to acquire all or any material part of the business, properties or assets of CPH or any of its subsidiaries or any amount of the capital stock of CPH or any of its subsidiaries (whether or not outstanding), whether by merger, acquisition of assets, purchase of equity, tender offer or other similar transactions, other than with Industrea. CPH will immediately cease and cause to be terminated any such negotiations, discussion or other communication, or contracts (to the extent unilaterally terminable by CPH without the counterparty’s consent and without penalty) (other than with Industrea) with respect to the foregoing and will immediately (but in any event within five (5) business days after the date of the Merger Agreement) terminate any access of the type referenced in clause (c) above.

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CPH, at its sole cost and expense, will cause coverage to be extended under the current directors’ and officers’ liability insurance policies by obtaining at or prior to the Closing a prepaid, non-cancelable six-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to matters existing or occurring at or prior to the effective time of the CPH Merger.

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CPH will cooperate with Industrea and provide commercially reasonable assistance to Industrea in connection with Industrea’s efforts to maintain bound coverage under the R&W Insurance Policy.

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CPH agrees to use commercially reasonable efforts to provide Industrea with such information regarding CPH or its subsidiaries that is required to be included in this proxy statement/prospectus or any other statement, filing, notice or application required to be made by or on behalf of Industrea to the SEC or Nasdaq in connection with the Business Combination.

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CPH, at its sole cost and expense, will (A) prepare and timely file all tax returns of CPH and each subsidiary of CPH due (after taking into account all appropriate extensions) on or prior to the Closing Date (“CPH Prepared Returns”) and (B) timely pay all taxes that are due and payable (after taking into account all appropriate extensions) on or prior to the Closing Date with respect to the CPH Prepared Returns. Unless otherwise required by law, all CPH Prepared Returns will be prepared in a manner consistent with existing practices and accounting methods of CPH and its subsidiaries.

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At or prior to the Closing, CPH will deliver to Concrete Parent a certificate related to the Foreign Investment in Real Property Tax Act of 1980 substantially in the form attached to the Merger Agreement; provided, that Newco’s and Concrete Parent’s sole remedy if CPH fails to deliver such certificate will be to make an appropriate withholding of tax to the extent required pursuant to Section 1445 of the Code (and the Treasury regulations promulgated thereunder).

Covenants of the Industrea Parties
The Industrea Parties made certain covenants under the Merger Agreement, including, among others, the following:
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In connection with the transactions contemplated by the Merger Agreement, Industrea will (and, to the extent required, will cause its affiliates to) (i) comply promptly, but in no event later than five (5) business days after the date hereof, with the notification and reporting requirements of the HSR Act and use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act and (ii) as soon as practicable, make such other filings or start pre-notification proceedings with any foreign governmental authorities as may be required under any applicable similar foreign law. Industrea will use its reasonable best efforts to substantially comply with any Antitrust Information or Document Requests made of Industrea or any of its affiliates.
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Industrea will exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any foreign antitrust or competition laws, in each case, as soon as practicable (but in any event prior to the date that is 180 days after the execution of the Merger Agreement (the “Termination Date”), (ii) furnish to CPH all information reasonably required for any application or other filing to be made pursuant to any law in connection with the transactions contemplated by the Merger Agreement (including, to the extent permitted by law, responding to any reasonable requests for copies of documents filed with Industrea’s prior filings), and (iii) otherwise reasonably cooperate with CPH in connection with any filing and in connection with resolving any investigation or other inquiry of any governmental authority. In connection therewith, if any action is instituted (or threatened to be instituted) challenging any transaction contemplated by the Merger Agreement as in violation of the HSR Act, any antitrust or applicable foreign competition law, Industrea will use its reasonable best efforts to contest and resist any such action, including to prevent the entry in any action brought by an antitrust authority or any other person of any governmental order which would prohibit, make unlawful or delay the Business Combination, and initiate and exhaust all appeals, and post bonds in connection therewith) necessary to have vacated, lifted, reversed or overturned as soon as practicable (but in any event prior to the Termination Date) any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts consummation of the Business Combination, unless, by mutual agreement, Industrea and CPH decide that litigation is not in their respective best interests.

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Industrea will promptly furnish to CPH and the Holder Representative copies of any notices or written communications received or given by Industrea or any of its affiliates from or to any third party or any governmental authority with respect to the Business Combination, and Industrea will permit counsel to CPH an opportunity to review in advance, and Industrea will consider in good faith the views of such counsel in connection with, any proposed written communications by buyer and its affiliates to any third party or any governmental authority concerning the transactions contemplated by the Merger Agreement. Industrea agrees to provide CPH, the Holder Representative and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Industrea and any of its affiliates, agents or advisors, on the one hand, and any third party or any governmental authority, on the other hand, concerning or in connection with the Business Combination.

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Industrea will be solely responsible for and pay all fees payable to the antitrust authorities in connection with the Business Combination. Each party will bear its own legal or advisor fees in connection with any filings, actions or litigation described in the bullet point above.

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From and after the effective time of the CPH Merger, Newco agrees that it will indemnify and hold harmless each present and former director, officer and employee of CPH or any of its subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the CPH Merger, whether asserted or claimed prior to, at or after the effective time of the CPH Merger, to the fullest extent that CPH or any of its subsidiaries, as the case may be, would have been permitted under applicable law and its respective certificate of incorporation, bylaws or other organizational documents in effect on the date of the Merger Agreement to indemnify such person (including promptly advancing expenses as incurred to the fullest extent permitted under applicable law). Without limiting the foregoing, Newco will cause CPH and each of its subsidiaries for a period of not less than six (6) years from the effective time of the CPH Merger (i) to maintain provisions in its certificate of incorporation, bylaws or other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of CPH’s and its subsidiaries’ former and current officers, directors and employees that are no less favorable to those persons than the provisions of the certificate of incorporation, bylaws or other organizational documents of CPH or such subsidiary, as applicable, in each case, as of the date of the Merger Agreement, and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those persons thereunder, in each case, except as required by law.
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For a period of no less than one (1) year following the Closing Date, Newco will, or will cause the Concrete Surviving Corporation and its subsidiaries to, provide to each employee of CPH and its subsidiaries who continues in employment with the Concrete Surviving Corporation or any of their subsidiaries following the Closing Date (the “Continuing Employees”) with (i) at least the same base salary or wage rate, as applicable, and annual cash incentive opportunity (excluding, for the avoidance of doubt, equity compensation, phantom equity compensation, and retention or transaction bonuses), if any, as those provided to such Continuing Employee immediately prior to the Closing and (ii) provide other employee benefits (including tax-qualified retirement, health, welfare and severance, but excluding equity compensation, phantom equity compensation, and retention or transaction bonuses) which are no less favorable, in the aggregate, than those provided to the Continuing Employees immediately prior to the Closing.

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For purposes of determining eligibility, vesting, participation and benefit accrual (other than for purposes of benefit accrual under any defined benefit pension, retiree health or welfare, deferred compensation or supplemental retirement plan) under Newco’s and its subsidiaries’ plans and programs providing employee benefits to Continuing Employees after the Closing Date (the “Industrea Benefit Plans”), Newco will (or will cause one of its subsidiaries to) credit each Continuing Employee with his or her years of service with CPH and its subsidiaries (and their predecessors) prior to the Closing Date to the same extent as such Continuing Employee was (or would have been) entitled, before the Closing Date, to credit for such service under CPH Benefit Plans, except to the extent providing such credit would result in any duplication of benefits. In addition, Newco will (or will cause one of its subsidiaries to) use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Industrea Benefit Plans, (ii) each Industrea Benefit Plan providing medical, dental, hospital, pharmaceutical or vision benefits, all pre-existing condition exclusions and actively-at-work requirements of such Industrea Benefit Plan to be waived for such Continuing Employee and his or her covered dependents (except to the extent that such exclusions or requirements applied to the Continuing Employee under comparable CPH Benefit Plans), and (iii) any co-payments, deductibles and other eligible expenses incurred by such Continuing Employee and/or his or her covered dependents during the plan year ending on the Closing Date to be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year of each comparable Industrea Benefit Plan (to the extent such credit would have been given under comparable CPH Benefit Plans prior to the Closing).

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The Industrea Parties will use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange the Debt Financing as promptly as practicable following the date hereof and to consummate the Debt Financing on the Closing Date. Industrea will give CPH prompt notice of any breach, repudiation, or threatened or anticipated breach or repudiation, by any party to a Debt Commitment Letter of which Industrea or its affiliates becomes aware. Without limiting the Industrea Parties’ other obligations in this paragraph, if any Financing Failure Event (as defined below) occurs, the Industrea Parties will (x) promptly notify CPH of such Financing Failure Event and the reasons therefor, (y) in consultation with CPH, obtain alternative financing from alternative financing sources, in an amount sufficient to make the payments required under the Merger Agreement and consummate the Business Combination, as promptly as practicable following the occurrence of such event, and

(z) obtain, and when obtained, provide CPH with a copy of, a new financing commitment, subject only to the financing conditions set forth in the Debt Commitment Letters, that provides for such alternative financing. “Financing Failure Event” means any of the following (A) the commitments with respect to all or any portion of the Financing expiring or being terminated, (B) for any reason, all or any portion of the financing becoming unavailable, (C) a breach or repudiation, or threatened or anticipated breach or repudiation, by any party to a Debt Commitment Letter, or (D) it becoming reasonably foreseeable that any of the events set forth in clauses (A) through (C) will occur, or (E) any party to a Debt Commitment Letter or any affiliate or agent of such person alleges that any of the events set forth in clauses (A) through (C) has occurred.
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The Industrea Parties will take all reasonable actions necessary to cause the Existing Notes Redemptions to occur substantially simultaneously with the Closing. The Industrea Parties will provide all funds necessary to consummate the Existing Notes Redemptions at the Closing.

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The Industrea Parties will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacement of, any Subscription Agreement or Rollover Agreement without the consent of CPH if such amendment, modification or waiver (i) reduces the aggregate amount of the Equity Financing or the Rollover, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Equity Financing in a manner that would reasonably be expected to (x) delay or prevent the Closing, (y) materially impair or delay the funding of the Equity Financing (or satisfaction of the conditions to obtaining the Equity Financing) or (z) adversely affect the ability of Newco to enforce its rights against the other parties to the Subscription Agreements, the Rollover Agreements or any of the definitive agreements with respect thereto, or (iii) adds or changes in any material respect any economic or governance rights or benefits granted to any investor participating in the Equity Financing (including the Argand Investor). The Industrea Parties will use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the applicable Subscription Agreement on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its reasonable best efforts to (i) satisfy on a timely basis all conditions and covenants applicable to the Industrea Parties in the Subscription Agreements and otherwise comply with its obligations thereunder, (ii) in the event that all conditions in the applicable Subscription Agreement (other than conditions that Newco or any of its affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the applicable Subscription Agreement at or prior to Closing and (iii) enforce their rights under the applicable Subscription Agreement in the event that all conditions in the applicable Subscription Agreement (other than conditions that Industrea or any of its affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause, as applicable, (x) the Argand Investor to consummate the transactions contemplated by the Argand Subscription Agreement at or prior to the Closing and (y) the third party PIPE Investors to consummate the transactions contemplated by the third party PIPE Subscription Agreements at or prior to the Closing. Without limiting the generality of the foregoing, Industrea will give CPH, prompt (and, in any event within three (3) business days) written notice: (A) of any amendment to any Subscription Agreement (together with a copy of such amendment), (B) of any known breach or default (or any known event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (D) if the Industrea Parties do not expect to receive all or any portion of the Equity Financing on the terms, in the manner or from the sources contemplated by the Subscription Agreements.

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From and after the Closing Date, Newco will cause CPH and its subsidiaries to retain all books, ledgers, files, reports, plans, operating records and any other material documents pertaining to

CPH and its subsidiaries in existence at the Closing that are required to be retained under current retention policies for a period of seven (7) years from the Closing Date, and to make the same available after the Closing for inspection and copying by the Holder Representative or its representatives at the Holder Representative’s expense, during regular business hours and upon reasonable request and upon reasonable advance notice.
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Until the Closing Date, Industrea will not, and will cause its affiliates and representatives not to, contact or communicate with the employees, customers, vendors or suppliers of CPH or any of CPH’s subsidiaries, or any other persons having a business relationship with CPH or any of CPH’s subsidiaries, concerning the Business Combination without the prior written consent of the Holder Representative.

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From the date of the Merger Agreement through the Closing, each of the Industrea Parties will, and will cause its subsidiaries to, subject to certain exceptions, as contemplated by the Merger Agreement or as consented to by the Holder Representative in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied), use its commercially reasonable efforts to (i) operate its businesses in the ordinary course and substantially in accordance with past practice, (ii) preserve and protect its business organization and employment relationships, (iii) maintain its assets, properties, books of account and records consistent with its past practice, (iv) maintain its books and records consistent with its past custom and practice and (v) to not take any action or fail to take any action that would reasonably be expected to result in any of the Closing conditions set forth in the Merger Agreement not being satisfied or that would otherwise be reasonably expected to prevent or delay the consummation of the Business Combination in any material respect. Subject to certain exceptions, without limiting the generality of the foregoing, except as consented to by CPH in writing (which consent will not be unreasonably conditioned, withheld, delayed or denied), the Industrea Parties will not, and will cause their respective subsidiaries not to, except as otherwise contemplated by the Merger Agreement:

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(A) change or amend its certificate of incorporation or bylaws or equivalent organizational documents, or (B) authorize for issuance, issue, grant, sell, redeem, deliver, dispose of, pledge or otherwise encumber any equity securities;

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(A) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (B) make, set-aside, declare or pay any dividend or other distribution (whether in securities or other property) to its stockholders;

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except in the ordinary course of business, materially adversely amend, modify or terminate (excluding any expiration in accordance with its terms) any material contract;

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become legally committed to make any capital expenditures except pursuant to the terms of the Merger Agreement;

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sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties;

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make any loans or advances of money to any person (other than the Industrea Parties and their subsidiaries), except for advances to employees or officers of the Industrea Parties or any of their respective subsidiaries for expenses incurred in the ordinary course of business consistent with past practice;

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(A) incur any material taxes outside of the ordinary course of business, (B) enter into any agreement with any governmental authority (including a “closing agreement” under Code Section 7121) with respect to any material tax or material tax returns of Industrea or any of its subsidiaries, (C) surrender a right of Industrea or any subsidiary of Industrea to a material tax refund, (D) change an accounting period of Industrea or any subsidiary of Industrea with respect to any material tax, (E) file an amended material tax return outside the ordinary course of business, or (F) make or rescind any material tax election or, except as required by GAAP, make any material change to any tax accounting principles, methods or practices;

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settle any action; or

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enter into any agreement, or otherwise become obligated, to do any action prohibited under the above bullet points.

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Industrea has obtained and bound coverage under a representations and warranties insurance in substantially the form attached to the Merger Agreement (such policy, the “R&W Insurance Policy”); provided, that all premiums, underwriting fees and brokers’ commissions related to such R&W Insurance Policy will be borne fifty percent (50%) by Industrea or such affiliate and fifty percent (50%) shall be a Transaction Expense (as defined in the Merger Agreement). Subject to the foregoing proviso, prior to the Closing, CPH will provide commercially reasonable assistance to Industrea, if applicable, to the extent required to maintain bound coverage under the R&W Insurance Policy. Industrea will not amend, terminate or otherwise modify the R&W Insurance Policy in a manner adverse to the Pre-Closing Holders without the Holder Representative’s consent.

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As soon as practicable after the execution of the Merger Agreement, by in any event on or prior to September 11, 2018, Industrea will prepare and cause Newco to file the Registration Statement. Notwithstanding the foregoing, Industrea’s obligation to prepare and cause Newco to file the Registration Statement on or prior to September 11, 2018 will be specifically contingent upon CPH’s satisfaction of all Filing Requirements (as defined in the Merger Agreement). Industrea also agrees to use reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the Business Combination, and CPH will furnish all information concerning CPH, its subsidiaries and any of their respective stockholders as may be reasonably requested in connection with any such action. Industrea will cause this proxy statement/prospectus to be mailed to each Industrea stockholder who was a stockholder of Industrea as of the Record Date promptly after the SEC advises Industrea that the SEC staff has completed the Registration Statement. Promptly after the SEC advises Industrea that the SEC staff has completed its review of the Registration Statement, Industrea will duly call, give notice of, convene and hold the Special Meeting.

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Each of CPH and Industrea will use their respective reasonable best efforts to ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in this proxy statement/prospectus will, at the date it is first mailed to the stockholders of Industrea and at the time of Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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Industrea will use its reasonable best efforts to obtain approval of the Industrea stockholders of the proposals at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with applicable law for the purpose of seeking such approval. Industrea will, through the Industrea Board, recommend to its stockholders that they vote in favor of each of the proposals at the Special Meeting (the “Industrea Board Recommendation”) and Industrea will include the Industrea Board Recommendation in this proxy statement/prospectus. The Industrea Board will not (and no committee or subgroup thereof will) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Industrea Board Recommendation (a “Change in Recommendation”); provided, that the Industrea Board may make a Change in Recommendation if it determines in good faith that a failure to do so would constitute a breach of its fiduciary duties under applicable law.

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Industrea will take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to enforce its rights under that certain letter agreement by and among Industrea, its officers, directors and the Sponsor, dated of July 26, 2017 (the “Industrea Letter Agreement”) in furtherance of obtaining the approval of Industrea’s stockholders and to cause the Sponsor and the Industrea Insiders (as defined in the Industrea Letter Agreement) (including by maintaining in effect the Industrea Letter Agreement and seeking an order of specific performance or other equitable relief or other enforcement actions against the Sponsor and the

Industrea Insiders) to (a) vote all shares of Industrea common stock held by them in favor of the Business Combination and (b) not redeem any shares of Industrea common stock owned by any of them in connection with the Industrea Stockholder Approval.
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Upon satisfaction or waiver of the Closing conditions set forth in the Merger Agreement and provision of notice thereof to the Trustee (which notice Industrea will provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Industrea (i) will cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) will use its reasonable best efforts to cause the Trustee to, and the Trustee will thereupon be obligated to (A) pay as and when due all amounts payable to Industrea stockholders holding public shares who have previously validly elected to redeem their public shares pursuant to the Industrea Charter, and (B) immediately thereafter, pay all remaining amounts then available in the trust account in accordance with the Merger Agreement and the Trust Agreement and (b) thereafter, the Trust Account will terminate, except as otherwise provided therein.

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Until the first to occur of the Closing or the earlier termination of the Merger Agreement in accordance with its terms, Industrea will not, and will cause its respective affiliates, directors, officers, stockholders, employees, agents, consultants and other advisors and representatives not to, directly or indirectly: (a) solicit, initiate, encourage, knowingly facilitate any inquiry or the making of any proposal or offer, (b) enter into, continue or otherwise participate in any discussions or negotiations, (c) furnish to any person any non-public information or grant any person access to its properties, assets, books, contracts, personnel or records, (d) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principal, merger agreement, acquisition agreement, option agreement or other contract, or (e) propose, whether publicly or to any director or stockholder, or agree to do any of the foregoing for the purpose of encouraging or facilitating any proposal, offer, discussions or negotiations; in each case relating to an Industrea Acquisition Proposal. “Industrea Acquisition Proposal” means any offer, proposal, request, inquiry regarding a business combination transaction involving Industrea or any of its subsidiaries or any other transaction involving Industrea or any of its subsidiaries to acquire all or any material part of the business, properties or assets of any other entity or any amount of the capital stock of any other entity, whether by merger, purchase of assets, purchase of equity, tender offer or other similar transactions, other than with CPH. Industrea will immediately cease and cause to be terminated any such negotiations, discussion or other communication, or contracts (to the extent unilaterally terminable by Industrea without the counterparty’s consent and without penalty) (other than with CPH) with respect to the foregoing.

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Newco will cause CPH and each subsidiary of CPH to prepare and timely file all tax returns of CPH and each subsidiary of CPH due after the Closing Date (the “Newco Prepared Returns”). To the extent that a Newco Prepared Return relates to a pre-Closing tax period ending on or before the Closing Date or the pre-Closing portion of any taxable period that includes, but does not end on, the Closing Date, such tax return will be prepared in a manner consistent with existing practices and accounting methods of CPH and its subsidiaries, unless otherwise required by law. To the extent that a Newco Prepared Return relates to a pre-Closing tax period ending on or before the Closing Date or the pre-Closing portion of any taxable period that includes, but does not end on, the Closing Date, at least twenty (20) days before filing any Newco Prepared Return, Newco will deliver a draft copy of such Newco Prepared Return to the Holder Representative for the Holder Representative’s review, comment and approval. Newco will cause any comments provided in writing within ten (10) days of receipt of such Newco Prepared Return by the Holder Representative to be reflected in such Newco Prepared Return, to the extent consistent with existing practices and accounting methods of CPH and its subsidiaries and with applicable law.

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Newco will promptly notify the Holder Representative of any audit, assessment, investigation or other proceeding relating to taxes of CPH or any subsidiary of CPH for any pre-Closing tax period or Straddle Period (a “Tax Contest”). The Holder Representative will be entitled to control the conduct of any such Tax Contest; provided, however, that Newco, at its sole cost and expense, will have the right to participate in any such Tax Contest, and the Holder Representative will not resolve any such Tax Contest without Newco’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Newco will be entitled to control the conduct of any other Tax Contest.
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Following the Closing, except as required by law, Newco will not, and will cause its affiliates (including Concrete Parent, Concrete Merger Sub and (after the Closing) CPH and its subsidiaries) not to, (i) make any tax election that would have a retroactive effective to any pre-Closing tax period or a portion of a Straddle Period (as defined in the Merger Agreement) beginning on or before the Closing Date, (ii) amend any tax return relating to any pre-Closing tax period or a portion of a Straddle Period beginning on or before the Closing Date, (iii) take any action outside the ordinary course of business that would increase the tax liability of CPH or any of its subsidiaries (or the Pre-Closing Holders) with respect to any pre-Closing tax period or a portion of a Straddle Period beginning on or before the Closing Date, or (iv) make any voluntary tax disclosure, tax amnesty filing or other similar filing relating to any pre-Closing tax period or a portion of a Straddle Period ending on or before the Closing Date.

Mutual Covenants
CPH and the Industrea Parties made certain mutual covenants under the Merger Agreement, including, among others, the following:
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Without limiting any covenant contained in the Merger Agreement, Industrea and CPH will each, and will each cause their respective subsidiaries to: (a) use reasonable best efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Business Combination, (b) use reasonable best efforts to obtain all material consents and approvals of third parties that any of Industrea, CPH or their respective affiliates are required to obtain in order to consummate the Business Combination, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the Closing conditions set forth in the Merger Agreement or otherwise to comply with the Merger Agreement and to consummate the Business Combination as soon as practicable (but in any event prior to the Termination Date). Notwithstanding the foregoing, in no event will CPH or any of its subsidiaries be obligated to bear any expense or pay any fee (other than the payment of nominal administrative, processing or similar fees or charges) or grant any concession in connection with obtaining any consents, authorizations or approvals required in order to consummate the Business Combination pursuant to the terms of any contract to which CPH or any of its subsidiaries is a party.

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Each of the Holder Representative and Newco will execute and deliver to one another and the Escrow Agent, at the Closing, the Escrow Agreement.

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Each party hereto agrees that, from time to time after the Closing Date, it will furnish, or cause to be furnished, upon request to each other such further information, execute and deliver, or cause its affiliates to execute and deliver, such further instruments, and take (or cause its affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of the Merger Agreement and the Business Combination.

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Prior to the Closing, CPH will use reasonable endeavors to obtain from each “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to CPH or its subsidiaries who may receive payments and/or benefits that could constitute “parachute payments” (as defined in Section 280G(b)(2) of the Code) in connection with the Business Combination a waiver of any such payments or benefits, such that after giving effect to all waivers, CPH, its subsidiaries, and, if applicable, Industrea will not have made or provided, nor will be required to make or provide, any payments or benefits that would not be deductible under Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code (the waived payments and benefits waived are collectively referred to as the “Section 280G Waived Payments”). On or prior to the Closing Date, CPH will use commercially reasonable efforts to submit, accompanied by adequate disclosure, for equityholder approval all Section 280G Waived Payments in accordance with the terms of Section 280G(b)(5)(B) of the Code and the U.S. Treasury Regulations thereunder. If equityholder approval is obtained, CPH will promptly, but in all events prior to the Closing, deliver to Industrea evidence reasonably satisfactory to Industrea of such approval. Prior to the Closing Date and prior to solicitation of equityholder approval, CPH will provide Industrea with (i) drafts of any waivers and equityholder disclosure documents relating to the waiver and vote prepared by CPH; and (ii) reasonable documentation regarding the determination of the Section 280G Waived Payments. CPH will consider in good faith any comments made by Industrea prior to obtaining the waivers and soliciting the vote.
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Newco agrees that (i) Newco and Concrete Parent will file a consolidated federal income tax return with CPH and its applicable subsidiaries starting on the day following the Closing Date, causing the taxable year of CPH and its applicable subsidiaries to end on the Closing Date for federal income tax purposes, (ii) any gains, income, deductions, losses or other items resulting from any transactions outside the ordinary course of business occurring on the Closing Date, but after the Closing, will not be treated as occurring on the Closing Date and Newco and CPH will utilize (and cause their affiliates to utilize) the “next day rule” in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of foreign, state or local law) for purposes of reporting such items on the applicable tax returns, (iii) no election will be made under Treasury Regulations Section 1.1502-76(b)(2)(ii) (or any other similar provision of foreign, state or local law) for CPH or any of its subsidiaries to ratably allocate items in connection with the Business Combination, and (iv) no election will be made under Section 336 of the Code or Section 338 of the Code with respect to the Business Combination.

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For purposes of determining the amount of taxes that are attributable to a pre-Closing tax period (or portion of any Straddle Period (as defined in the Merger Agreement) ending on or prior to the Closing Date) the parties agree as follows:

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In the case of property taxes and other similar taxes imposed on a periodic basis for a Straddle Period, the amounts that are attributable to the portion of the Straddle Period ending on the Closing Date will be determined by multiplying the taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; provided, that in the case of any such taxes that are imposed in arrears, the amount of such taxes for the entire Straddle Period will be based on the amount of such taxes that were actually imposed for the immediately preceding period.

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In the case of taxes in the form of interest or penalties, all such taxes will be (x) treated as attributable to a pre-Closing tax period (or the portion of the Straddle Period ending on the Closing Date) if and to the extent that such interest or penalties relate to a CPH Prepared Return or otherwise to a breach of the Merger Agreement by the Holder Representative or (prior to the Closing) by CPH and (y) treated as attributable to a post-Closing tax period (or the portion of the Straddle Period beginning after the Closing Date) if and to the extent that such interest or penalties relate to a Newco Prepared Return or otherwise to a breach of the Merger Agreement by Newco or its affiliates (including Industrea, Concrete Parent, Concrete Merger Sub or (after the Closing) CPH and its subsidiaries).

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In the case of taxes (other than taxes imposed under Section 965 of the Code) imposed on CPH or any subsidiary of CPH or on Newco or any affiliate of Newco, in each case, as a result of income from (a) any entity, plan or arrangement that is treated for U.S. federal income tax purposes as a partnership, (b) a “controlled foreign corporation” within the meaning of Code Section 957, or (c) a “passive foreign investment corporation” within the meaning of Code Section 1297 (a “Flow-Thru Entity”) directly or indirectly owned by CPH that is realized by the Flow-Thru Entity prior to the Closing Date (such income being computed assuming the Flow-Thru Entity had a year that ends on the Closing Date and closed its books), such taxes will be treated as taxes of CPH or a subsidiary of CPH for a pre-Closing tax period.

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In the case of all other taxes for a Straddle Period (including income taxes, employment taxes, and sales and use taxes) the amount attributable to the portion of the Straddle Period ending on the Closing Date will be determined for the portion of the Straddle Period ending on as of the end of the day on the Closing Date using a “closing of the books methodology.”

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To the extent reasonably requested in writing (and at the requesting party’s expense), and subject to certain other provisions of the Merger Agreement, Newco, CPH and the Holder Representative will, and will cause their affiliates to, (i) assist in the preparation and timely filing of any tax return of CPH or any subsidiary of CPH, (ii) assist in any audit or other legal proceeding with respect to taxes or tax returns of CPH or any subsidiary of CPH (whether or not a Tax Contest), (iii) make available any information, records, or other documents reasonably relating to any taxes or tax returns of the Pre-Closing Holders, the Holder Representative, CPH or any subsidiary of CPH (except to the extent such information, records or other documents are reasonably deemed to be confidential or privileged), and (iv) provide any information reasonably necessary or reasonably requested to allow the Pre-Closing Holders, the Holder Representative, Newco, CPH, or any subsidiary of CPH to comply with any information reporting or withholding requirements contained in the Code or other applicable laws or to compute the amount of payroll or other employment taxes due with respect to any payment made in connection with the Merger Agreement.

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All federal, state, local, non-U.S. transfer, excise, sales, use, ad valorem value added, registration, stamp, recording, property and similar taxes or fees applicable to, imposed upon, or arising out of the transfer of the shares in CPH pursuant to the Merger Agreement (collectively, “Transfer Taxes”) will be paid one-half by Newco, Concrete Parent and Industrea, on the one hand, and one-half by the Pre-Closing Holders (solely through a claim for indemnification pursuant to clause (c) of the definition of  “Indemnified Taxes”), on the other hand. The parties will use their commercially reasonable efforts to cooperate to the extent reasonably requested to mitigate the amount of any such Transfer Taxes, to the extent permitted by applicable law.

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Subject to certain exceptions, any tax refund, credit or similar benefit (including any interest paid or credited by a governmental authority with respect thereto) relating to a pre-Closing tax period or a portion of a Straddle Period ending on or before the Closing Date (a “Tax Refund”) will be for the sole benefit of the Pre-Closing Holders. To the extent that Newco or any of its affiliates (including CPH or any of its subsidiaries) receives or utilizes any Tax Refund, within ten (10) days of receipt of such Tax Refund or the filing of any Tax Return utilizing such Tax Refund (in the form of a credit or offset to taxes otherwise payable), as the case may be, (x) Newco will promptly pay or cause its applicable subsidiaries to pay, through payroll to each Pre-Closing Holder of vested options of CPH, subject to any applicable withholding, an amount equal to the product of (A) the amount of such Tax Refund net of any incremental taxes payable by CPH or any subsidiary as a result of the receipt thereof and net of any other expenses that Newco, CPH, or any subsidiary or any of their affiliates incur (or has or will incur) with respect to such Tax Refund (and related interest), and (B) such Pre-Closing Holder’s Option Pro-Rata Share (as defined in the Merger Agreement) over the sum of all Pre-Closing Holders’ Option Pro-Rata Shares, provided, that to the extent any amounts under this clause (x) would be payable after the fifth (5th) anniversary of the Closing, no Pre-Closing Holder of vested options will have any legally binding right to such amounts and CPH will have the sole discretion to determine whether to pay any such amounts to any Pre-Closing Holder of vested options and the time(s) and terms and conditions of any such payments, and (y) Newco will pay or cause to be paid to the Exchange Agent (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Fully-Diluted Percentage (as defined in the Merger Agreement) in respect of its shares of CPH capital stock) the excess of  (i) the amount described in the foregoing clause (x)(A), less (ii) the aggregate amount payable to Pre-Closing Holders of vested options pursuant to clause (x) above (disregarding any reduction of the amount payable to Pre-Closing Holders of vested options resulting from the operation of the proviso to such clause). Newco and its affiliates will, and will cause CPH or any of its subsidiaries to, promptly take all actions (including those actions reasonably requested by the Holder Representative) to file for and obtain any Tax Refund. Newco will, upon request, permit the Holder Representative to participate in the prosecution of any proceedings relating to a Tax Refund claim and will not settle or otherwise resolve any such proceeding without the prior written consent of the Holder Representative.
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Industrea and CPH will comply with, and will cause of their affiliates and their respective directors, officers, stockholders, employees, agents, consultants and other advisors and representatives (its “Restricted Persons”) to comply with the terms of the confidentiality agreement, dated as of April 17, 2018, between Industrea and CPH. Beginning on the date of the Merger Agreement until the termination of the Merger Agreement in accordance with its terms, neither CPH nor any Restricted Person will waive any right under any other nondisclosure agreement previously entered into by CPH and any other person with respect to the evaluation of the sale of CPH without the prior written consent of Industrea.

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Prior to the Closing, Industrea, on the one hand, and CPH, on the other hand, will reasonably promptly notify each other in writing of  (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause any condition to the Industrea Parties’ obligations or CPH’s obligations to consummate the Business Combination, as applicable, to not be satisfied, (ii) any material actions in connection with the Business Combination commenced or, to the knowledge of Industrea or to the knowledge of CPH, threatened against Industrea, CPH or any of its subsidiaries, as the case may be, or (iii) any written notice or other written material communication from any governmental authority in connection with the Business Combination.

Conditions to Closing of the Business Combination
Conditions to Obligations of Each Party
The respective obligations of the Industrea Parties and CPH to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:
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All waiting periods under the HSR Act applicable to the Business Combination will have expired or been terminated.

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There will not be in force any law, injunction or order of any court of competent jurisdiction enjoining or prohibiting the consummation of the Business Combination.

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The approval by the Industrea stockholders of each of the proposals at the Special Meeting will have been obtained.

Conditions to the Obligations of the Industrea Parties
The obligations of the Industrea Parties to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Industrea Parties:
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Each of the representations and warranties of CPH set forth in Sections 4.1 (Organization), 4.2(a) (Subsidiaries), 4.3 (Due Authorization), 4.4(b) (No Conflict), 4.6 (Capitalization), 4.7 (Capitalization of Subsidiaries) and 4.16 (Brokers’ Fees) of the Merger Agreement will be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct in all material respects at and as of such date. Each of the other representations and warranties of CPH contained in Article IV of the Merger Agreement (other than those specifically identified in the immediately preceding sentence), disregarding all qualifications contained in the Merger Agreement relating to materiality or Material Adverse Effect, will be true and correct as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct at and as of such date, except for any inaccuracy or omission that would not reasonably be expected to have a Material Adverse Effect on CPH.

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Each of the covenants of CPH and the Holder Representative to be performed at or prior to the Closing will have been performed in all material respects.

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CPH will have delivered to Industrea a certificate signed by an officer of CPH, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in the two bullet points above have been fulfilled.

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CPH will have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to Section 3.2(d) of the Merger Agreement.

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Since the date of the Merger Agreement, there will not have occurred a Material Adverse Effect with respect to CPH.

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CPH will have delivered to Industrea a written consent of the stockholders of CPH approving and adopting the Merger Agreement and the Business Combination in accordance with Section 251 of the DGCL within two (2) business days after the date of the Merger Agreement.

Conditions to the Obligations of CPH
The obligations of CPH to consummate, or cause to be consummated, the Business Combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by CPH:
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Each of the representations and warranties of the Industrea Parties set forth in Sections 5.1 (Organization), 5.2 (Due Authorization), 5.3(b) (No Conflict), 5.5 (Capitalization), 5.15 (Brokers’ Fees), 5.16 (Solvency; Concrete Surviving Corporation After the CPH Merger), 5.22 (Industrea Vote Required) of the Merger Agreement will be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct in all material respects at and as of such date. Each of the other representations and warranties of the Industrea Parties contained in Article V of the Merger Agreement (other than those specifically identified in the immediately preceding sentence), disregarding all qualifications contained in the Merger Agreement relating to materiality or Material Adverse Effect, will be true and correct as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties will be true and correct at and as of such date, except for any inaccuracy or omission that would not reasonably be expected to have a Material Adverse Effect on Industrea Parties.

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Each of the covenants of the Industrea Parties to be performed at or prior to the Closing will have been performed in all material respects.

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The Registration will have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement will have been issued by the SEC and no proceedings for that purpose will have been initiated or threatened by the SEC.

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The Newco common stock to be issued to the CPH stockholders in connection with the Rollover will have been approved for listing on NASDAQ, subject to official notice of issuance.

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The Industrea Parties will have delivered or caused to be delivered a true and correct copy of the notice delivered of the Trustee required to terminate the Trust Account with instructions to pay the funds in the Trust Account (less any amounts attributable to redeemed shares of Class A common stock) to make the payments contemplated by the Merger Agreement.

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Industrea will have delivered to CPH a certificate signed by an officer of Industrea, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in the two bullet points above have been fulfilled.

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The Industrea Parties will have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to the Merger Agreement other than payments to be made pursuant thereto, which payments will be made at the Closing.

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The Industrea Parties will have delivered or caused to be delivered to CPH evidence of the approval and adoption of the Merger Agreement and the Business Combination by the sole stockholder of Industrea Merger Sub and the sole stockholder of Concrete Merger Sub within two (2) business days after the date of the Merger Agreement.

Material Adverse Effect
For purposes of the Merger Agreement, “Material Adverse Effect” means, any event, change, development, effect, occurrence that has, or would reasonably be expected to (a) with respect to CPH, have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of CPH and its subsidiaries, taken as a whole; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on or in respect of CPH: (i) any change in law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, (ii) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets), (iii) any change generally affecting any of the industries in which CPH or any of its subsidiaries operates or the economy as a whole, including any change in commodity prices, (iv) announcement or the execution of the Merger Agreement, the pendency or consummation of the Business Combination or the performance of the Merger Agreement, including losses or threatened losses of employees, customers, vendors, distributors or others having relationships with CPH or any of its subsidiaries, (v) the compliance with the terms of the Merger Agreement or any action taken or not taken at the request of any Industrea Party or as required by the Merger Agreement, (vi) any natural disaster, (vii) any acts of terrorism, sabotage, war, the outbreak or escalation of hostilities, weather conditions, change in geopolitical conditions or other force majeure events or (viii) any failure of CPH or its subsidiaries to meet any projections or forecasts, provided, that this clause (viii) will not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect) or the fact that the prospective owner of CPH or any of its subsidiaries is Industrea or any affiliate of Industrea; except, in the case of clauses (i), (ii), (iii) and (vii) above, to the extent that any such change, condition, event or effect has a materially disproportionate and adverse effect on the business of CPH and its subsidiaries relative to other businesses in the industries in which CPH and its subsidiaries operate, taken as a whole, (b) with respect to CPH or its subsidiaries, have a material adverse effect on the ability of CPH or any of its subsidiaries to enter into, to perform its obligations under, or to consummate the transactions contemplated by, the Merger Agreement and (c) with respect to the Industrea Parties, have a material adverse effect on the ability of the Industrea Parties to enter into, to perform their respective obligations under, or to consummate the transactions contemplated by, the Merger Agreement.
Termination
The Merger Agreement may be terminated and the Business Combination abandoned at any time prior to the Closing:
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by written consent of the Holder Representative and Industrea;

•
by written notice to CPH from Industrea if:

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there is any breach of any representation, warranty, covenant or agreement on the part of CPH set forth in the Merger Agreement, such that the conditions to obligations of the Industrea Parties to consummate the Business Combination would not be satisfied at the Closing (a “Terminating CPH Breach”), except that, if such Terminating CPH Breach is curable by CPH through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by CPH of notice from Industrea of such breach, but only as long as CPH continues to use its reasonable best efforts to cure such Terminating CPH Breach (the “CPH Cure Period”), such termination will not be effective and the Termination Date will be automatically extended until the end of the CPH Cure Period, and such termination will become effective only if the Terminating CPH Breach is not cured within the

CPH Cure Period; provided, however, the Merger Agreement may not be terminated pursuant to the foregoing if, as of such time, any Industrea Party is in material breach of any of its covenants or other obligations under the Merger Agreement;
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the Closing has not occurred on or before the Termination Date, unless the Industrea Parties’ willful breach is the primary reason for the Closing not occurring on or before such date; or

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the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction unless the Industrea Parties’ willful breach is the primary reason for such injunction or prohibition; or

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by written notice to Industrea from CPH if:

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there is any breach of any representation, warranty, covenant or agreement on the part of the Industrea Parties set forth in the Merger Agreement, such that the conditions of CPH to consummate the Business Combination would not be satisfied at the Closing (a “Terminating Industrea Breach”), except that, if any such Terminating Industrea Breach is curable by Industrea through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Industrea of notice from CPH of such breach, but only as long as Industrea continues to exercise such reasonable best efforts to cure such Terminating Industrea Breach (the “Industrea Cure Period”), such termination will not be effective and the Termination Date will automatically be extended until the end of the Industrea Cure Period, and such termination will become effective only if the Terminating Industrea Breach is not cured within the Industrea Cure Period; provided, however, the Merger Agreement may not be terminated pursuant to the foregoing if, as of such time, CPH is in material breach of any of its covenants or other obligations under the Merger Agreement, or (B)(1) all of the conditions to the obligations of the Industrea Parties to consummate the Business Combination have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) as of the date the Closing should have occurred pursuant to the Merger Agreement, and (2) the Industrea Parties have failed to consummate the Business Combination within three (3) business days following the date the Closing should have occurred pursuant to the Merger Agreement;

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the Closing has not occurred on or before the Termination Date, unless CPH’s willful breach is the primary reason for the Closing not occurring on or before such date;

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the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction unless CPH’s willful breach is the primary reason for such injunction or prohibition;

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at any time prior to the receipt of the approval of the Industrea stockholders of the proposals set forth in this proxy statement/prospectus, if the Industrea Board has (i) failed to recommend to the Industrea stockholders that they approve such proposals or failed to include the Industrea Board Recommendation in this proxy statement/prospectus, or (ii) effected a Change in Recommendation; or

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If the Industrea stockholders have not approved the proposals set forth in this proxy statement/prospectus at the Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken.

Except as otherwise set forth immediately below, in the event of the termination of the Merger Agreement pursuant to the above, the Merger Agreement will forthwith become void and have no effect, without any liability on the part of any party to the Merger Agreement or its respective affiliates, officers, directors, employees or stockholders, subject to the immediately succeeding sentence and other than liability of CPH, the Industrea Parties, as the case may be, for any willful and material breach of the Merger Agreement occurring prior to such termination. The provisions of Sections 10.2, Article XI and Article XIII of the Merger Agreement, and the confidentiality agreement between Industrea and CPH will survive any termination of the Merger Agreement.

Without limiting or otherwise affecting in any way the remedies available to CPH under the Merger Agreement, in the event of a termination of the Merger Agreement by CPH pursuant to the first, fourth or fifth bullet points above, the Argand Investor will within three (3) business days of the date of such termination, pay to CPH in cash by wire transfer of immediately available funds an amount equal to the documented out-of-pocket fees and expenses incurred by CPH in connection with the Merger Agreement and the transactions contemplated thereby pursuant to the terms of and subject to the limitations set forth in an expense reimbursement letter.
Holder Representative
The parties to the Merger Agreement have agreed that it is desirable to designate a representative to act on behalf of holders of the CPH capital stock and CPH options for certain limited purposes. The parties of the Merger Agreement have designated PGP Investors, LLC as the initial Holder Representative, and approval of the Merger Agreement by the holders of CPH capital stock will constitute ratification and approval of such designation. The Holder Representative may resign at any time, and the Holder Representative may be removed by the vote of persons which collectively owned more than fifty percent (50%) of the Aggregate Fully-Diluted Shares (as defined in the Merger Agreement) immediately prior to the effective time of the CPH Merger (or, in the case of a termination of the Merger Agreement, as of such termination) (the “Majority Holders”). In the event that a Holder Representative has resigned or been removed, a new Holder Representative will be appointed by a vote of the Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Holder Representative. The designation of any person as the Holder Representative is and will be coupled with an interest, and, except as set forth in the Merger Agreement, such designation is irrevocable and will not be affected by the death, incapacity, illness, bankruptcy, dissolution or other inability to act of any of the holders of CPH capital stock or any of the holders of CPH options.
The Holder Representative will have such powers and authority as are necessary to carry out the functions assigned to it under the Merger Agreement; provided, however, that the Holder Representative will have no obligation to act, except as expressly provided in the Merger Agreement.
Survival; Indemnification
Each of the representations and warranties of CPH and the representations and warranties of the Industrea Parties set forth in the Merger Agreement will terminate and be of no further force or effect on the date that is twelve (12) months after the Closing Date (the “Cut-Off Date”).
Each of the covenants and other agreements of the parties set forth in the Merger Agreement required to be performed or complied with prior to the Closing will survive until the Cut-Off Date. The covenants and agreements of the parties set forth in the Merger Agreement which contemplate performance after the Closing or that otherwise expressly by their terms survive the Closing, will survive in accordance with their terms.
Subject to the limitations set forth in the Merger Agreement, from and after the Closing Date, the Industrea Parties, their respective affiliates and their respective officers, directors, employees, equity holders, partners, controlling persons, agents, fiduciaries and members (each, an “Industrea Indemnitee”), will be indemnified from the amounts and any interest accrued thereon held in escrow for purposes of indemnification from and against any and all losses arising from any (a) breach of any representations and warranties of CPH contained in Article IV of the Merger Agreement (other than the representations and warranties contained in Section 4.15 of the Merger Agreement), (b)(x) breach of any covenants or agreements set forth in the Merger Agreement that contemplate performance after the Closing or that otherwise expressly by their terms survive the Closing that are made by CPH and required to be performed by CPH prior to the Closing and (y) breach of any Indemnified Covenant (as defined in the Merger Agreement) made by the Holder Representative, (c) any and all unpaid Transaction Expenses and Funded Debt (each as defined in the Merger Agreement), in each case, to the extent not actually included in the calculation of the final Merger Consideration, (d) amounts paid to holders of CPH capital stock who object to the CPH Merger and comply with the provisions of the DGCL concerning the rights of holders of CPH capital stock to dissent from the CPH Merger and require appraisal of their shares of CPH capital stock, including any interest required to be paid thereon, (e) all Indemnified Taxes (as described above) and (f) any claim made by any Pre-Closing Holder that such Pre-Closing Holder is entitled to any amount in respect of such Pre-Closing Holder’s shares of CPH capital stock or options other than (i) the applicable Merger Consideration or Option Consideration as determined in accordance with the Merger Agreement and (ii) in respect of such other rights of the Pre-Closing Holders as may be specifically set forth therein.
Subject to the limitations set forth in the Merger Agreement, from and after the Closing Date, the Industrea Parties will, jointly and severally, indemnify and hold harmless the Holder Representative, the Pre-Closing Holders, their respective affiliates and their respective officers, directors, employees, equity holders, partners, controlling persons, agents, fiduciaries and members (each, an “Equityholder Indemnitee” and, together with the Industrea Indemnitees, collectively “Indemnitees” and each an “Indemnitee”), from and against any and all losses arising from any (a) breach of any representations and warranties of any Industrea Party set forth in the Merger Agreement and (b) breach of any Indemnified Covenant made by an Industrea Party or to be performed by an Industrea Party, the Concrete Surviving Corporation or the corporation surviving the Industrea Merger from and after the Closing.
The Merger Agreement provides for the following limitations on indemnification (in addition to such other limitations and qualifications as provided in the Merger Agreement):
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The maximum aggregate amount of indemnifiable losses that may be recovered by Industrea Indemnitees will be the Indemnity Escrow Amount (as defined in the Merger Agreement) and all indemnifiable losses pursuant to the Merger Agreement will be satisfied solely and exclusively from the then remaining amounts in the indemnity escrow fund.

•
No indemnification claims for losses will be asserted by any Industrea Indemnitee pursuant to a breach of certain of the representations and warranties of CPH contained in Article IV of the Merger Agreement unless the aggregate amount of losses that would otherwise be payable thereunder exceeds $1,525,000 (the “Deductible”), whereupon the Industrea Indemnitee will be entitled to recover the entire amount of such losses and not only amounts in excess of the Deductible.

•
No indemnification claims for losses will be asserted by any Equityholder Indemnitee for a breach of representations and warranties of any Industrea Party contained in Article V of the Merger Agreement unless the aggregate amount of losses that would otherwise be payable thereunder exceeds the Deductible, whereupon the Equityholder Indemnitees will be entitled to recover the entire amount of such losses and not only amounts in excess of the Deductible.

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In no event will the Pre-Closing Holders be responsible for losses pursuant to Section 12.2(a) of the Merger Agreement in excess of the funds then available in the indemnity escrow fund.

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In no event will Industrea’s indemnity obligations pursuant to Section 12.3 of the Merger Agreement exceed $6,100,000.

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No party to the Merger Agreement will be obligated to indemnify any other person with respect to any representation, warranty, covenant or condition specifically waived in writing by the other party on or prior to the Closing.

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Any loss under the Merger Agreement will be determined without duplication of recovery by reason of the state of facts giving rise to such loss constituting a breach of more than one representation, warranty, covenant or agreement.

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If the Closing Date occurs on or after November 1, 2018, then no indemnification claims for losses will be asserted by any Industrea Indemnitee, and none of the Pre-Closing Holders will be responsible (including from the indemnity escrow fund), for any losses arising from any income taxes with respect to the taxable period of CPH or any of its subsidiaries (or of an Affiliated Group (as defined in the Merger Agreement) of which one or more of them are members) that includes the date of the Merger Agreement; provided, for the avoidance of doubt, that if the Closing Date occurs on or before October 31, 2018, then this provision will disregarded and will not apply.

Amendments
The Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement. The approval of the Merger Agreement by the CPH stockholders will not restrict the ability of CPH’s board of directors to terminate the Merger Agreement in accordance with the terms of the Merger Agreement or to cause CPH to enter into an amendment to the Merger Agreement to the extent permitted under Section 251(d) of the DGCL.
Related Agreements
Argand Subscription Agreement
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Newco and Industrea have entered into the Argand Subscription Agreement with the Argand Investor, an affiliate of our Sponsor, pursuant to which the Argand Investor has agreed to purchase immediately prior to the closing of the Business Combination 5,333,333 shares of Industrea common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $54.4 million, plus up to an additional 2,450,980 shares of Industrea common stock at a price of $10.20 per share, or up to an aggregate cash purchase price of  $25.0 million, to offset redemptions of public shares, if any, in connection with the Business Combination if such redemptions exceed $106.5 million.
PIPE Subscription Agreements
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Newco and/or Industrea have entered into (i) a subscription agreement with the Lead Common Investor, pursuant to which (x) the Lead Common Investor has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 1,715,686 shares of Industrea’s common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $17.5 million and (y) Industrea has agreed to issue an aggregate of 190,632 additional shares of Industrea common stock to the Lead Common Investor as consideration for the Lead Common Investor’s obligation to purchase Industrea common stock under such agreement (and the Sponsor will also forfeit an equal number of Founder Shares); and (ii) a subscription agreement with Nuveen, pursuant to which Nuveen has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 2,450,980 shares of Series A Preferred Stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $25.0 million.
Debt Financing
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Concrete Merger Sub, a wholly owned indirect subsidiary of Newco that will merge with and into CPH in the CPH Merger, will obtain third-party debt financing consisting of  (i) a senior secured term loan facility, consisting of a term loan B facility in an aggregate principal amount equal to $350.0 million; and (ii) a senior secured asset-based loan revolving credit facility in an aggregate amount of  $60.0 million; provided, however, that only a portion of ABL Facility funds may be utilized on the Closing Date to pay the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith.
On September 7, 2018, Concrete Merger Sub executed the ABL Commitment Letter from Wells Fargo to provide the ABL Facility, subject to the conditions set forth in the ABL Commitment Letter. On September 26, 2018, Concrete Merger Sub executed the Term Commitment Letter from CS AG, Stifel and Jefferies to provide the Term Loan Facility, subject to the conditions set forth in the Term Commitment Letter, which amended and restated a debt commitment letter executed on September 7, 2018 from CS AG to provide the Term Loan Facility.
The commitments of CS AG, Stifel, Jefferies and Wells Fargo with respect to the Senior Secured Credit Facilities, and each Debt Commitment Party’s agreements to perform the services described in the Debt Commitment Letters, will automatically terminate at 11:59 p.m., New York City time, on the first to occur of  (i) the date of the termination of the arrangement agreement by Concrete Merger Sub or with Concrete Merger Sub’s written consent prior to closing of the Business Combination, (ii) the date of closing of the Business Combination without the use of proceeds from the Senior Secured Credit Facilities or (iii) March 13, 2019.
The documentation governing the Debt Financing has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described herein or in the Debt Commitment Letters as a result of the syndication process. Although the Debt Financing described in this document is not subject to a due diligence or “market out”, such financing may not be considered assured. The obligation of the arrangers to provide the Debt Financing under the Debt Commitment Letters is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the Debt Financing may not be funded when required. As of the date of this proxy statement/prospectus, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Financing is not available.
Stockholders Agreement
In connection with the Business Combination, Newco, the Initial Stockholders, the Argand Investor and certain CPH stockholders are expected to enter into the Stockholders Agreement. Pursuant to the Stockholders Agreement:
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the Initial Stockholders have agreed not to transfer the Founder Shares until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Newco common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which Newco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Newco’s stockholders having the right to exchange their shares of Newco common stock for cash, securities or other property;

•
the Initial Stockholders have agreed not to transfer the private placement warrants until 30 days after the Closing;

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each CPH Management Holder (as defined therein) has agreed not to transfer any shares of Newco common stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing;

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each Non-Management CPH Holder (as defined therein) may not transfer any shares of Newco common stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing; and

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The Argand Investor may not transfer any shares of Newco common stock acquired by the Argand Investor in exchange for the Industrea common stock issued to it pursuant to the Argand Subscription Agreement for a period commencing on the date of Closing and ending on (a) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement does not exceed the Peninsula Threshold (as defined in the Stockholders Agreement), the date that is one hundred and eighty (180) days after the Closing, or (b) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement exceeds the Peninsula Threshold, the date that is one year after the Closing.

In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock upon the Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock upon the Closing; and (iii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock upon the Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, Peninsula’s nomination right in respect of such threshold will expire. These additional directors, if any, have not yet been identified by Peninsula.
The Stockholders Agreement also provides that Newco will, not later than 90 days after the Closing, file a registration statement covering the Founder Shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the shares of Newco common stock issued to the CPH stockholders at the Closing. In addition, these stockholders will have certain demand and “piggyback” registration rights following the consummation of the Business Combination. Newco will bear certain expenses incurred in connection with the exercise of such rights.
Backstop
Under the Merger Agreement and related agreements, redemptions of public shares in connection with the Business Combination, if any, will be offset in the following manner: (i) the first $106.5 million of redemptions will be offset using proceeds from the Debt Financing and the PIPE Financing; (ii) the next $25.0 million of redemptions will be offset by the sale to the Argand Investor of Industrea common stock at $10.20 per share under the Argand Subscription Agreement; and (iii) any remaining redemptions will be offset by the contribution by Peninsula of additional shares of CPH capital stock to Newco in exchange for additional shares of Newco common stock, in which case the Sponsor will also forfeit to Industrea for cancellation a number of Founder Shares equal to 10% of the number of shares of Industrea common stock issued to Peninsula under this clause (iii) (such that the net dilutive effect of such sale is equivalent to a sale price of  $10.20 per share), plus 190,632 Founder Shares in connection with the subscription agreement with the Lead Common Investor.
Expense Reimbursement Letter
As a condition to each of CPH’s and Peninsula’s execution and delivery of the Merger Agreement and a Rollover Agreement, respectively, the Argand Investor has agreed, pursuant to the Expense Reimbursement Letter, to reimburse CPH for up to $3,000,000 of documented out-of-pocket fees and expenses that are payable to third party service providers engaged by CPH or its subsidiaries in connection with the transactions contemplated by the Merger Agreement and Peninsula’s Rollover Agreement and the preparation and negotiation of the Merger Agreement if the Merger Agreement is terminated by CPH pursuant to the termination provisions of the Merger Agreement relating to (i) uncured breaches of any representation, warranty, covenants or agreements or failure to consummate the Business Combination by the Industrea Parties, (ii) the Industrea Board’s failure to recommend approval of the Business Combination or Nasdaq Proposal to Industrea’s stockholders or effecting a change in such recommendation, or (ii) failure to obtain approval of the Business Combination Proposal or the Nasdaq Proposal at the Special Meeting.
Pursuant to the Expense Reimbursement Letter, at the Rollover Closing (as defined in Peninsula’s Rollover Agreement), the Sponsor has agreed to surrender and Industrea will cancel for no consideration, a number of Founder Shares (or at the Sponsor’s option, shares of Class A common stock) equal to ten percent (10%) of the aggregate number of shares of Newco common stock issued to Peninsula, if any, pursuant to Peninsula’s agreement to offset Redemptions pursuant to its Rollover Agreement.
In addition, in the event Peninsula is required to fund any amount to offset Redemptions in accordance with its Rollover Agreement, the Sponsor has agreed to waive the conversion adjustment set forth in the Industrea Charter with respect to the Founder Shares such that all Founder Shares will be convertible into shares of Class A common stock on a one-for-one basis. In the event Peninsula is not required to fund any amount to offset Redemptions in accordance with its Rollover Agreement, the conversion adjustment set forth in the Industrea Charter will be limited such that the maximum total number of additional shares of Class A common stock that the holders of the Founder Shares receive as a result of any conversion of the Founder Shares into shares of Class A common stock in excess of the total number of shares of Class A common stock that the holders of Founder Shares would receive as a result of a conversion of the Founder Shares on a one-for-one basis will be the sum of  (i) 1,523,965 plus (ii) 25% of the total number of shares of Class A common stock purchased by the Argand Investor pursuant to its obligation to offset up to $25.0 million of Redemptions under the Argand Subscription Agreement.
Founder Share Conversion
The Industrea Charter provides that the Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination at a ratio such that the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of Industrea’s IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsor sponsor or its affiliates upon conversion of loans made to us). In addition, the conversion of the Founder Shares is subject to the following limitation (i) if there are no redemptions of by our public stockholders, our Sponsor has agreed to forego receiving additional shares upon conversion of the Founder Shares such that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, and the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor) and (ii) pursuant to the Expense Reimbursement Letter, if Peninsula is required to offset any Redemptions pursuant to its Rollover Agreement, the Sponsor will (a) forego its right to receive any additional Class A shares upon conversion of the Founder Shares in excess of a one-to-one ratio and (b) forfeit to Industrea for no consideration a number of Founder Shares equal to 10% of the number of shares issued to Peninsula in connection with Peninsula’s obligation to offset Redemptions under its Rollover Agreement, plus 190,632 Founder Shares in connection with the subscription agreement with the Lead Common Investor. In addition to the foregoing, under the Expense Reimbursement letter, if Peninsula’s obligation to offset Redemptions is not utilized, then the maximum number of Class A shares into which the Founder Shares will convert, if so elected by the Sponsor and after giving effect to the forfeiture of 190,632 Founder Shares pursuant to the Subscription Agreement with the Lead Common Investor, will be 7,696,078.
Background of the Business Combination
Industrea is a blank check company formed in Delaware on April 7, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of a thorough search for a potential transaction using the extensive network and investing and operating experience of our management team and Board of Directors. The terms of the Business Combination were the result of thorough negotiations between the representatives of Industrea and CPH.
The following is a brief description of the background of these negotiations, the Business Combination and related transactions.
From the date of our IPO through the execution of the Merger Agreement on September 7, 2018, Industrea considered a number of potential target companies with the objective of consummating an acquisition. Representatives of Industrea contacted, and were contacted by, a number of individuals and entities who offered to present ideas for acquisition opportunities, including financial advisors representing manufacturing and service companies in the industrial sector in the U.S. Industrea compiled a pipeline of high priority potential targets and updated and supplemented such pipeline from time to time. This pipeline was periodically shared, in depth, with the Industrea Board.
During that period, Industrea and representatives of Industrea:
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Identified, evaluated and/or contacted 129 potential acquisition targets;

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Conducted initial business and financial due diligence or had meaningful engagements with representatives of 32 potential acquisition targets (other than CPH);

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Provided an initial non-binding indication of interest to 13 potential acquisition targets (other than CPH) or their representatives; and

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Submitted a letter of intent and commenced confirmatory due diligence with respect to one potential acquisition target (other than CPH).

Industrea reviewed the potential acquisition targets based on the same criteria discussed below and used in evaluating the Business Combination. These criteria included market-leading middle-market businesses with an enterprise value of approximately $500 million to $1 billion, stable cash flows, sustainable competitive advantages, significant growth potential, and that were sourced as complex proprietary opportunities. Industrea focused on sectors exhibiting secular growth or the potential for a near-term cyclical uptick, and within those sectors, focused only on companies that Industrea management believed would benefit from being a publicly traded company.
Timeline of the Business Combination
Following the completion of the IPO in August 2017, representatives of Industrea engaged in discussions with a number of financial advisors and manufacturing and service companies in the industrial sector in the U.S. with respect to potential acquisition opportunities. After several meetings and consultations with XMS Capital Partners, LLC (“XMS”), Industrea decided to engage XMS as a financial advisor to assist Industrea with sourcing potential acquisition opportunities, given XMS’ understanding of the value proposition of the special purpose acquisition company (or SPAC) vehicle to potential acquisition targets and sellers and its extensive relationships within Industrea’s target industries. On October 18, 2017, Industrea entered into an engagement letter with XMS.
The efforts of Industrea to find a business combination transaction progressed to the point that beginning in October 2017, Industrea engaged in detailed discussions and due diligence with a global manufacturer and distributor (“Company A”). Industrea submitted a non-binding indication of interest to Company A on October 23, 2017 and an updated letter of intent on December 5, 2017. During November 2017 through January 2018, Industrea and certain of its advisors performed business and financial due diligence on Company A. In February 2018, Industrea and Company A terminated discussions for commercial reasons.
Given the termination of the potential business combination with Company A in February 2018, representatives of Industrea proactively engaged in active discussions with a number of industrial manufacturing and services companies and their advisors in order to find an attractive candidate for a combination with Industrea. The management of Industrea believed that Industrea was a constructive vehicle for a market-leading industrial company to access public capital in order to grow, with the benefit of the strategic and operational support of an industrial-focused private equity firm such as Argand. On April 12, 2018, a representative of Industrea, Joyce Schnoedl, sent an email to Robert W. Baird & Co. (“Baird”), financial advisor to CPH, to request information about CPH, given Ms. Schnoedl learned that CPH may fit Industrea’s investment criteria and may be considering strategic alternatives. Ms. Schnoedl understood that CPH was a market leader in the fragmented industrial segment of concrete pumping. Baird was known to Industrea to be a prominent financial advisory firm that has been active in the industrial sector, and had advised on previous sellside transactions in which the management of Industrea had prior experience as the buyer.
On April 16, 2018, a representative of Baird called Ms. Schnoedl to discuss a potential business combination with CPH. Industrea and Baird discussed a potential business combination with CPH because of both parties’ belief that CPH’s business was consistent with Industrea’s stated investment strategy and that the SPAC structure could offer an attractive exit vehicle for CPH stockholders due to, among other reasons, (i) its ability to provide partial liquidity to existing CPH stockholders while still enabling an ongoing ownership interest, (ii) the potential for appreciation in the SPAC stock post-business combination and (iii) providing additional currency (in the form of publicly traded SPAC stock) to facilitate accretive acquisitions for the combined company.

On April 17, 2018, Industrea and CPH executed a confidentiality and non-disclosure agreement. On April 18, 2018, Baird provided Industrea with a confidential information memorandum (including certain target financial information) for the CPH opportunity. In turn, Industrea provided Baird with additional information about Industrea, including its investment strategy and experience of Industrea’s representatives in executing similar transactions.
On April 20, 2018, Tariq Osman, Executive Vice President of Industrea, and Ms. Schnoedl held a conference call with Baird in order to discuss the merits of a business combination with CPH.
On April 22, 2018, following discussions with Baird and review of the confidential information memorandum for CPH, Industrea submitted a non-binding indication of interest to acquire CPH at an enterprise value of  $550 million, or 7.5x CPH’s estimated fiscal year 2017 Pro Forma Adjusted EBITDA of $73.6 million, in a debt-free, cash-free transaction. CPH’s $73.6 million of Pro Forma Adjusted EBITDA is an estimate calculated before accounting for the subsequent acquisition of O’Brien Pumping (“O’Brien”), a Colorado-based concrete pumping competitor that CPH acquired in April 2018. For additional information on Pro Forma Adjusted Revenue, Pro Forma Net Income and Pro Forma Adjusted EBITDA, see the section entitled “— Certain CPH Historical and Projected Financial Information.” This valuation reflected the information contained in the confidential information memorandum concerning the CPH’s financial performance and growth opportunities, as well as the expectation that the CPH management team would contribute a significant amount of their sale proceeds to the new publicly traded company.
On April 23, 2018, Industrea and Baird held a conference call to discuss the indication of interest. Baird invited representatives of Industrea — Mr. Osman, Ms. Schnoedl, Patrick Gilrane and Ryan Beres — to meet with the management team of CPH in order to give Industrea an opportunity to learn more about CPH’s operations, strategy, industry and competitive landscape. Industrea was given access to the virtual data room shortly thereafter.
On May 3, 2018, Mr. Osman, Ms. Schnoedl, Mr. Gilrane and Mr. Beres met with members of CPH Management, including its Chief Executive Officer, Bruce Young, its Chief Financial Officer, Iain Humphries, and three other CPH executives, at the Westin Denver International Hotel in Denver, Colorado, for an introductory meeting.
On May 4, 2018, CPH conducted a management presentation at the Westin Denver International Hotel. The parties discussed, among other topics, CPH’s market position, industry dynamics and growth opportunities. During this meeting, Industrea learned additional information about CPH’s acquisition of O’Brien. Industrea was joined by several advisors and representatives from potential lending institutions, including XMS and Stifel Nicolaus & Company, Incorporated (“Stifel”). Several advisors and representatives from potential lending institutions also joined the meeting telephonically, including RSM U.S. LLP (“RSM”), whom Industrea was considering engaging to conduct financial and tax due diligence on CPH.
On May 11, 2018, Industrea held a conference call with members of CPH Management, including Mr. Young and Mr. Humphries, to discuss CPH’s financial projections, the financial performance of O’Brien, and other financial information. Industrea was joined by various advisors and representatives of potential lending institutions.
On May 25, 2018, Industrea held a conference call with members of CPH Management, including Mr. Young and Mr. Humphries, regarding an update on the CPH business, growth opportunities, fleet and other financial information. Industrea was joined by various advisors and representatives of potential lending institutions.
During May and June 2018, and continuing thereafter, Industrea retained various advisors to assist Industrea in conducting its due diligence review of CPH, including Winston & Strawn LLP, as transaction counsel (“Winston”), Marsh as insurance, risk management and wages and benefits advisor (“Marsh”), RSM as financial, accounting and tax advisor, B. Riley FBR, Inc. (“BRFBR”) as capital markets advisor, Exiger as background checks advisor, and Ramboll as environmental due diligence advisor. Industrea also consulted with Aon regarding management compensation and incentive plan matters. In addition, during this time, Industrea shared information about the CPH opportunity with members of its Board of Directors and solicited debt proposals from various potential lending institutions in to explore both a term loan and a bond financing for the transaction.

On May 31, 2018, Industrea received a draft term sheet for a $75 million asset-based revolver from Wells Fargo, an existing lender to CPH, to finance the transaction and to provide liquidity for general corporate purposes and acquisitions post-transaction. Also on May 31, 2018, Industrea received a draft debt commitment letter and term sheet from Credit Suisse Group (“CS”) for a $325 million term loan facility to finance the transaction. Representatives of Industrea, including Ms. Schnoedl and Mr. Beres, continued to negotiate debt financing terms with CS, Wells Fargo and multiple other potential lending institutions from June through August 2018.
On June 10, 2018, following discussions with Baird and review of the confidential information memorandum for CPH, Industrea submitted a non-binding letter of intent to acquire CPH at an enterprise value of  $600 million, or 7.6x CPH’s estimated fiscal year 2017 Pro Forma Adjusted EBITDA of $78.4 million, after adjusting for the full-year Adjusted EBITDA contribution of O’Brien, before taking into account potential synergies. This increased valuation reflected the Industrea team’s better understanding of the growth opportunities of CPH, including the continued rapid growth of Eco-Pan, the potential synergies associated with the acquisition of O’Brien, CPH’s strong near-term acquisition pipeline and the attractive discount of the proposed valuation in comparison to publicly traded comparable companies. This initial letter of intent contemplated funded debt of  $325 million at closing, or approximately 4.1x estimated fiscal year 2017 Pro Forma Adjusted EBITDA, as well as an unfunded asset-based lending facility. For additional information on Pro Forma Adjusted Revenue, Pro Forma Net Income and Pro Forma Adjusted EBITDA, see the section entitled “— Certain CPH Historical and Projected Financial Information.” Industrea also included a revised draft of the Merger Agreement that was previously made available for Industrea’s review in CPH’s virtual data room on May 11, 2018.
On June 13, 2018, Howard D. Morgan, Industrea’s Chief Executive Officer, and Mr. Osman met with Brent Stevens, Mary Ellen Kanoff, Matt Homme and Stephen Alarcon of Peninsula (a significant stockholder of CPH), to discuss the SPAC structure and Industrea’s proposal to acquire CPH. The Peninsula representatives were joined by Mr. Young from CPH and John Lanza, a Managing Director from Baird.
As a follow-up item from the June 13, 2018 meeting, on June 14, 2018, Mr. Osman discussed the basic principles of a potential management equity incentive program with Baird. The principles of the contemplated program were designed to give CPH’s management team incentives that vested based on both time and performance hurdles at various increased stock prices. Representatives of Industrea believed that such principles would facilitate significant stock price appreciation post-close. Although Industrea and CPH discussed the principles behind a contemplated incentive plan, they agreed to discuss it further with the proposed compensation committee of the listed company.
Also on June 14, 2018, Ms. Schnoedl and Mr. Beres held a conference call with CS to discuss CS’ commitment letter and term sheet for the CPH transaction. Key debt terms discussed included the size of the proposed term loan, pricing and market flex provisions.
On June 15, 2018, Mr. Osman sent a presentation to Mr. Lanza regarding market trends affecting SPAC transactions.
On June 15, 2018, Mr. Morgan and Mr. Osman held a conference call with Messrs. Stevens and Lanza regarding Industrea’s non-binding letter of intent. Baird indicated to Industrea that CPH’s stockholders required an incremental $10 million in consideration, or 0.1x CPH’s estimated Pro Forma Adjusted EBITDA of  $78.4 million for the fiscal year ended October 31, 2017, after adjusting for the full-year Adjusted EBITDA contribution of O’Brien, before taking into account potential synergies. For additional information on Pro Forma Adjusted Revenue, Pro Forma Net Income and Pro Forma Adjusted EBITDA, see the section entitled “— Certain CPH Historical and Projected Financial Information.”
Baird and Industrea discussed that this additional consideration would come in the form of additional stock in the publicly traded entity held by the CPH equityholders post-transaction. It was also contemplated that the debt facility would be increased from $325 million to $350 million, Argand Investor, an affiliate of the Sponsor, would underwrite a $27.4 million PIPE investment, and an additional third-party $25 million PIPE would be raised to finance the transaction, in addition to the cash in the trust account and the rollover investment of CPH Management, Peninsula and other CPH stockholders.

Industrea verbally agreed to the additional consideration in light of the fact that such increase would be paid in the form of additional common stock while the valuation still remained attractive to Industrea. It was also discussed among Industrea, Baird, CPH and Peninsula that the parties would conduct confidential meetings with certain potential investors to gauge market interest in the potential transaction starting the week of June 25, 2018.
On June 18, 2018, Industrea held an organizational call with Baird, CPH, BRFBR, XMS, Winston, RSM, and Latham & Watkins LLP (“Latham”), legal advisors to Peninsula and CPH, to discuss the process and timeline for the transaction. Among other topics, the process for completing the proxy statement/prospectus was discussed.
On June 19, 2018, Mr. Osman held a call with Mr. Young to address CPH’s follow-up questions regarding the principles of a potential management incentive plan. Creation and finalization of the plan would occur at a future point after discussions with the public entity’s compensation committee and after engaging an advisor to work through the specific details of the plan.
On June 20, 2018, Industrea, Mr. Young, Mr. Humphries and members of the equity research team at BRFBR held a conference call to discuss CPH. BRFBR’s research analysts were given an opportunity to ask questions regarding the investment merits and risks of the business.
Between June 21, 2018 and August 31, 2018, Industrea and its advisors continued to conduct business, financial, accounting, tax, legal, insurance, employee benefits and environmental due diligence with CPH and its advisors. CPH and Industrea, along with their legal advisors, also continued to negotiate the terms of a transaction structure and a merger agreement.
On June 21, 2018, Industrea and CPH executed an agreement for a limited amount of expense reimbursement for Industrea in order to progress Industrea’s due diligence investigation of CPH. The limited expense reimbursement was tied to the achievement of certain transaction milestones, including progressing due diligence, consulting with potential PIPE investors and negotiating a merger agreement, and was based on the revised CPH valuation of  $610 million.
On June 21, 2018, Industrea, Baird, Mr. Young, Mr. Humphries and members of BRFBR’s salesforce held a conference call to discuss the proposed transaction and presentation for confidential investor meetings.
On June 21, 2018, representatives of Industrea (Mr. Osman, Mr. Morgan, Ms. Schnoedl, Charlie Burns and Mr. Beres) and representatives of XMS, BRFBR, Latham and ESG Law (“ESG”), legal counsel to BRFBR, held a conference call to discuss the proposed presentation for the confidential investor meetings.
Beginning on June 21, 2018 through August 17, 2018, investor “wall-crossing” meetings and calls were conducted by BRFBR, XMS, Industrea, and CPH for certain of Industrea’s existing investors and potential new investors for the purpose of obtaining feedback on CPH, on the terms of the proposed business combination, and interest in a potential $25 million or larger “private investment in public equity” or PIPE investment. Such investors were identified and targeted by Industrea’s financial advisors due to either their existing significant ownership stake in Industrea or their familiarity with the SPAC structure and knowledge of the construction equipment and services sector. Meetings were held with those targeted investors who agreed to customary wall-crossing procedures, including with respect to confidentiality.
On June 22, 2018, due to the relationship that had been developed with BRFBR throughout Industrea’s IPO as well as its status as a prominent investment bank with significant experience in SPAC transactions, Industrea entered into an engagement letter with BRFBR to serve as Industrea’s non-exclusive capital markets advisor with authority to contact existing stockholders of Industrea and other potential investors agreed upon with Industrea and to share information regarding the potential acquisition of CPH.
On June 25, 2018, Industrea, and representatives of XMS and BRFBR held a conference call to discuss the proposed schedule for the investor meetings.
On June 26, 2018, representatives of Industrea (Mr. Osman, Mr. Morgan, Ms. Schnoedl, Mr. Burns and Mr. Beres), Baird, Mr. Young, Mr. Humphries, David Anthony “Tony” Faud, Managing Director of CPH’s U.K. business, XMS and BRFBR held two conference calls to discuss and rehearse the proposed presentation for the investor meetings.

On June 27, 2018, Mr. Osman sent the proposed presentation for the investor meetings to the Industrea Board to inform the Industrea Board of the upcoming investor strategy and to solicit feedback on the presentation.
On June 27, 2018, Mr. Osman, Mr. Morgan, Ms. Schnoedl, Mr. Burns, Mr. Beres, Baird, Mr. Young, Mr. Humphries, Mr. Faud, XMS, BRFBR, Mr. Brown and Mr. Hall, both directors of Industrea, held a third conference call to discuss and rehearse the proposed presentation for the investor meetings, incorporating feedback from the previous calls.
On June 27, 2018, Ms. Schnoedl and Mr. Beres held a conference call with representatives of Peninsula to discuss May 2018 financial results for CPH.
On July 1, 2018, Latham sent a revised draft of the Merger Agreement to Winston. The revised draft contained changes to the Merger Agreement that Industrea had included with its June 10, 2018 non-binding letter of intent, and included changes to certain financial definitions, representations and warranties, covenants, tax matters and the indemnification provisions, among other items.
During July 2 and 3, 2018, representatives of RSM met onsite with Mr. Humphries and other members of CPH Management at CPH’s Denver headquarters to conduct detailed accounting, quality of earnings and tax due diligence.
On July 6, 2018, Winston sent a list of outstanding issues relating to the most recent draft of the Merger Agreement to Latham. The outstanding issues list included changes to the proposed structure of the transaction, certain financial definitions, representations and warranties, covenants, tax matters and the indemnification provisions, among other items. A structure chart accompanying the issues list proposed a “double-dummy structure” consisting of the following steps: (i) Newco and two wholly-owned subsidiaries, Concrete Merger Sub and Industrea Merger Sub, would be formed; (ii) existing CPH shareholders would contribute rollover shares to Newco in exchange for Newco shares; and (iii) Industrea Merger Sub would merge into Industrea in exchange for shares of Newco and Concrete Merger Sub would merge into CPH in exchange for cash and possibly shares of Newco.
On July 9, 2018, representatives of Industrea (Mr. Osman, Ms. Schnoedl, Mr. Burns and Mr. Beres), CPH, Peninsula, Baird, XMS, Winston, and Latham participated in an organizational conference call to discuss the proposed timeline of the transaction and preparation of Industrea’s proxy statement/prospectus.
Also on July 9, 2018, Mr. Homme sent a response to the issues list in respect of the Merger Agreement to Mr. Osman. Mr. Homme and Mr. Osman subsequently held a telephonic call to discuss the issues list. The material topics of negotiation included in the issues list were: the sources and uses mix for the Business Combination generally; the satisfaction of the post-closing purchase price adjustment in cash as opposed to equity; the request by the sellers for reimbursement of the sellers’ transaction expenses if the transaction was not consummated under certain circumstances; the quantum, source and key terms of an equity backstop for the transaction in the case of higher than anticipated Industrea shareholder redemptions; definitions of  “Funded Debt” and “Net Working Capital”; the level of rollover investment by non-management equityholders of CPH; the mechanism of the U.S. and U.K. CPH management rollover investments; the quantum of and cap on seller retention under the indemnification provisions of the Merger Agreement; the values ascribed to certain tax matters; and representations and warranties and covenants of each party, generally.
Also on July 9, 2018, Mr. Morgan and Mr. Lanza met at Industrea’s offices in New York, New York to discuss the potential PIPE investor feedback and key terms.
On July 10, 2018, Patrick Gilrane, a representative of Industrea, and David Hall, Board Director of Industrea, met with Camfaud Concrete Pumps, Ltd, Tony Faud, Group Managing Director, Brendan Murphy, Commercial Director, Peter Faud, National Fleet Service Director and other managers at Camfaud Concrete Pumps’ headquarters in Epping, United Kingdom. Meeting topics discussed included United Kingdom and European concrete pump markets and market dynamics, fleet operations, organic and acquisition growth opportunities. Mr. Gilrane, Mr. Hall and Mr. Faud also visited the Camfaud facility in the U.K. and observed a concrete pumping operation.

On July 11, 2018, representatives of Industrea (Mr. Osman, Ms. Schnoedl, Mr. Burns and Mr. Beres), CPH, Peninsula, Baird, XMS, Winston, and RSM, financial advisor to CPH, held an organizational and update conference call to discuss the preparation of Industrea’s proxy statement/prospectus.
On July 14, 2018, Industrea and CPH executed an amended agreement for a limited amount of expense reimbursement of Industrea in order to progress Industrea’s due diligence investigation of CPH and negotiation of transaction documentation. The limited expense reimbursement was tied to the achievement of certain transaction milestones, including progressing due diligence, consulting with potential PIPE investors and negotiating a Merger Agreement, and based on the CPH valuation of  $610 million.
On July 18, 2018, representatives of Industrea (Mr. Osman, Ms. Schnoedl, Mr. Burns and Mr. Beres), CPH, Peninsula, Baird, XMS, Winston, Latham, BDO USA, LLP, (“BDO”), CPH’s independent registered public accounting firm, and RSM, held an organizational and update conference call to discuss the preparation of Industrea’s proxy statement/prospectus.
On July 18, 2018, Mr. Osman met with Mr. Homme and members of CPH Management, including Messrs. Young and Humphries, at CPH’s office in Denver to discuss growth opportunities for CPH, particularly cross-selling and expansion opportunities for Eco-Pan.
On July 19, 2018, Winston sent a revised draft of the Merger Agreement to Latham. The revised draft contained changes to the proposed structure of the transaction for tax related purposes, certain financial definitions, representations and warranties, covenants, tax matters and the indemnification provisions, among other items.
On July 20, 2018, Winston sent a revised draft of the term loan debt commitment letter to CS. This draft contained changes that were discussed by Industrea and CS on an ongoing basis since late May 2018.
On July 20, 2018, Industrea sent a detailed investment memorandum regarding the CPH transaction to the Industrea Board, containing a discussion of the business operations, financial performance, growth strategy, industry and competitive dynamics, and valuation and transaction details. The memorandum also contained information comparing CPH’s fully diluted valuation to publicly traded comparable companies.
On July 22, 2018, Mr. Osman provided Mr. Homme with a written summary of previously held confidential investor meetings and preliminary investor feedback, which included feedback on CPH’s attractiveness to public equity market investors. On July 23, 2018, Mr. Osman held a conference call with Mr. Homme to discuss the preliminary investor feedback.
On July 27, 2018, Mr. Osman held a conference call with Mr. Homme to discuss outstanding issues related to the Merger Agreement and PIPE investment process.
On August 1, 2018, Industrea management held a conference call with its Board of Directors to discuss the CPH transaction, the equity and debt financing and the findings of due diligence. Also in attendance were certain representatives of Industrea and representatives of Winston and XMS. Mr. Osman provided an overview of CPH’s key service segments, historical performance, opportunities for growth within CPH’s existing and potential markets and product lines, including CPH’s plans for expanding its Eco-Pan business and opportunities to grow through acquisitions, as well as CPH’s management team and their relevant experience. Additionally, Mr. Osman provided an overview of the concrete pumping industry and CPH’s position in the market relative to its competitors. The discussion also included the attractiveness of the proposed Transaction in the context of the proposed valuation, the outcome of financial due diligence and modeling and feedback and interest received to date from investors in the proposed PIPE financing in connection with the Business Combination.
Between August 1, 2018 and August 31, 2018, representatives of Industrea (Mr. Osman, Mr. Morgan, Ms. Schnoedl, Mr. Burns and Mr. Beres) and CPH and their respective legal counsels and financial advisors held numerous conference calls to negotiate the terms of the Merger Agreement and related documentation, including with respect to the structure of the transaction, certain financial definitions, representations and warranties, covenants, tax matters and the indemnification provisions, among other items. Specifically, the material negotiations centered on progressing and resolving the same issues as were described in the written issues list response sent to Industrea by Peninsula on July 9, 2018. In particular, during this period representatives of Industrea and CPH discussed, among other things, (i) the sources and uses mix for the

Business Combination generally, (ii) levels of the Rollover as well as the terms of that Rollover, including with respect to board representation, (iii) the structure of the Rollover, including the option exchange for CPH management and put/call notes for U.K. Rollover Holders to achieve tax deferred treatment (iv) timing of filing of the Registration Statement, and (v) the quantum and key terms of the PIPE investments and the proposed backstops provided by the Argand Investor (for the first $25 million of redemptions in excess of  $106.5 million) and Peninsula (for the remaining redemptions above $131.5 million) given the transaction required no minimum cash or maximum redemption condition. The same parties also held several telephonic drafting sessions to review the draft Industrea proxy statement/prospectus. The parties also continued to negotiate and finalize the terms of the ancillary agreements and the debt and equity financing documentation.
On August 1, 2018, Davis Polk, counsel to CS, sent a revised draft of the term loan debt commitment letter to Industrea and Winston. This draft contained changes that were discussed by Industrea and CS on an ongoing basis since late May 2018.
On August 4, 2018, Ms. Schnoedl and Mr. Beres held a conference call with CS to discuss key terms of the term loan debt commitment letter.
On August 6, 2018, Morgan, Lewis & Bokius LLP, counsel to Wells Fargo, sent a revised draft of the ABL debt commitment letter to Industrea and Winston. This draft contained changes that were discussed by Industrea and Wells Fargo on an ongoing basis since late May 2018.
On August 7, 2018, representatives of Industrea (Mr. Osman, Ms. Schnoedl and Mr. Gilrane) exchanged communications with Nuveen (a TIAA company), one of the potential PIPE investors for the transaction, regarding Nuveen’s proposed $25 million investment in a zero-dividend convertible perpetual preferred stock instrument. Industrea and Nuveen continued to discuss the key terms of Nuveen’s investment through the month of August 2018.
On August 8, 2018, Messrs. Young, Humphries, Morgan, Osman and Beres, Ms. Schnoedl and representatives of BRFBR held a telephonic discussion with the Lead Common Investor regarding a potential investment in the new company. Industrea and the Lead Common Investor continued to discuss the key terms of the Lead Common Investor’s investment through the month of August 2018.
On August 8, 2018, Mr. Osman provided Mr. Homme with an updated written summary of the potential PIPE investor feedback.
On August 8, 2018, Mr. Osman and Mr. Morgan held a conference call with Mr. Homme to discuss the potential PIPE investor feedback and key terms. Mr. Osman also updated Mr. Homme that the Argand Investor would propose to increase its proposed $27.4 million PIPE by $25 million to $52.4 million in support of the transaction.
On August 16, 2018, Mr. Osman, Mr. Morgan, Ms. Schnoeld, Mr. Burns and Mr. Beres and representatives of BRFBR held a follow-up conference call with Mr. Stevens, Mr. Homme, and Mr. Lanza to discuss key terms of potential PIPE investments and common equity backstops in the case of potential shareholder redemptions above a threshold amount.
On August 17, 2018, Mr. Osman received a proposed term sheet from Peninsula regarding a potential common equity backstop supported by Peninsula to help fund potential shareholder redemptions beyond a certain threshold. Over the following week, negotiations regarding the key terms of the PIPE investments and common equity backstop agreements continued between Industrea and Peninsula, as well as with the potential third party PIPE investors. During this time, Industrea proposed a potential backstop of $25 million to be funded by the Argand Investor in combination with potential other investors. Winston exchanged drafts of an exclusivity and limited expense reimbursement agreement with Latham during this period.
During the week of August 20, 2018, Mr. Osman and Ms. Schnoedl and Peninsula held telephonic and email discussions regarding the desire of CPH Management and other former managers of CPH to increase their previously contemplated rollover investment in the new company. On August 29, 2018, the management of the Argand Investor proposed to Peninsula to increase the Argand Investor’s common PIPE investment from $52.4 million to $54.4 million.

On August 21, 2018, representatives of Industrea (Mr. Osman, Ms. Schnoedl, Mr. Burns and Mr. Beres), CPH, Peninsula, Baird, XMS, Winston, Latham, BDO, RSM, Stifel and Withum (Industrea’s independent auditors), held an organizational and update conference call to discuss the preparation of Industrea’s proxy statement/prospectus.
On August 22, 2018, Industrea and CPH agreed to enter into mutually exclusive negotiations to negotiate the terms of definitive transaction agreements for a period continuing until September 7, 2018, with optional extensions as mutually agreed thereafter. As such, Industrea agreed to not discuss, solicit or negotiate a letter of intent or similar offer or agreement other than the proposed transaction with CPH, and CPH agreed to not entertain, solicit or negotiate other offers for alternative transactions. The agreement also provided for limited cost coverage for Industrea to complete the remaining documentation required for the transaction closing.
On August 30, 2018, representatives of Industrea (Mr. Osman, Ms. Schnoedl, Mr. Burns and Mr. Beres), CPH, Peninsula, Baird, XMS, Winston, Latham, BDO, RSM, Stifel, BRFBR, EGS and Withum, held an organizational and update conference call to discuss the preparation of Industrea’s proxy statement/prospectus.
On August 30, 2018, the Industrea Board met telephonically to discuss the status of the Business Combination. Certain representatives of Industrea (Mr. Osman, Mr. Morgan, Heather Faust, Joseph Del Toro, Ms. Schnoedl, Mr. Burns and Mr. Beres) and Winston also attended the call. Mr. Osman discussed updates in the transaction since the previous Industrea Board discussion, including the inclusion of the Argand Investor, Nuveen, the Lead Common Investor, and the rollover investments of CPH Management, Peninsula and former CPH employees in the transaction. Mr. Osman also discussed the proposed backstops provided by the Argand Investor and Peninsula given the transaction required no minimum cash or maximum redemption condition. Mr. Osman and other representatives of Industrea also provided an update on the performance and the growth opportunities of CPH. Representatives of Winston discussed key terms of the Merger Agreement, rollover agreements, debt documentation and other agreements which had been made available to the Industrea Board members to review in advance. Members of the Industrea board asked questions of the representatives of Industrea and Winston regarding the status of due diligence, the safety record of CPH, and financial reporting.
On August 31, 2018, the Industrea Board met telephonically to approve the merger with CPH including the approval of the Merger Agreement. Also in attendance were certain representatives of Industrea (Mr. Osman, Mr. Morgan, Ms. Faust, Mr. Del Toro, Ms. Schnoedl, Mr. Burns and Mr. Beres) and representatives of Winston. After considering the proposed terms of the Merger Agreement and other related transaction agreements and the various presentations of Industrea’s management, and taking into account the other factors described below under the caption “The Industrea Board’s Reasons for the Approval of the Business Combination,” the Industrea Board unanimously approved the Merger Agreement and related agreements and determined that it was advisable and in the best interests of Industrea to consummate the Business Combination and other transactions contemplated by the Merger Agreement and related agreements, directed that the Merger Agreement and the other proposals described in this proxy statement/prospectus be submitted to Industrea’s stockholders for approval and adoption, and recommended that Industrea’s stockholders approve and adopt the Merger Agreement and such other proposals.
On September 7, 2018, due to Industrea’s historical experience with Stifel as its status as a prominent investment bank with significant experience in SPAC transactions, Industrea entered into an engagement letter with Stifel to serve as Industrea’s non-exclusive capital markets advisor to assist with the process of combining with CPH, including assisting with the drafting of SEC filings.
On September 7, 2018, Industrea and CPH entered into the Merger Agreement, the debt commitment letter with CS, the ABL Commitment Letter, the Argand Subscription Agreement, the PIPE Subscription Agreements, the Rollover Agreements and other key transaction documents were executed.
On September 7, 2018, prior to the closing of trading in the U.S. capital markets, a press release was issued announcing the execution of the Merger Agreement and the Business Combination and shortly thereafter Industrea filed with the SEC Current Reports on Form 8-K attaching the Merger Agreement, certain related agreements, the press release and investor presentation.

During the afternoon of September 7, 2018, Messrs. Osman, Morgan, Young and Humphries held a joint Industrea/CPH investor call to discuss the Business Combination and CPH’s business.
On September 10, 2018, the preliminary proxy statement/prospectus for the transaction was filed with the SEC.
On September 12, 2018, Messrs. Osman, Morgan, Young and Humphries presented information about the transaction to the BRFBR salesforce.
On September 13, 2018, Messrs. Osman, Morgan, Young and Humphries presented information about the transaction to the Stifel salesforce.
From September 20, 2018 through October 4, 2018, Messrs. Osman, Morgan, Young and Humphries and representatives from BRFBR met with both existing Industrea and potential new investors in order to present information about the transaction and CPH and gauge potential investor interest in the transaction.
On September 26, 2018, the Term Commitment Letter was executed.
On October 5, 2018, representatives of Industrea including Mr. Morgan, Ms. Schnoedl, Mr. Burns and Mr. Beres, representatives of Peninsula including Mr. Stevens and Mr. Homme, and representatives of BRFBR held a telephonic call to discuss the investor feedback from the September 20 through October 4, 2018 investor meetings.
On October 10, 2018, Mr. Young, Mr. Humphries, Mr. Osman, Ms. Schnoedl, Mr. Beres and representatives from CS met with ratings agencies S&P and Moody’s in order to update them about the transaction.
On October 11, 2018, Mr. Young, Mr. Humphries, Mr. Osman, Ms. Schnoedl, Mr. Beres, and representatives from CS met with certain potential lender participants for the anticipated term loan to fund the transaction.
On October 22, 2018, Messrs. Young, Humphries, and Osman and representatives from CS met with a number of potential lenders regarding the syndication of the term loan.
From October 22 through early November 2018, representatives of Industrea and CS continued discussions with potential lenders regarding the syndication of the term loan.
On or about November 7, 2018, in connection with the preparation for marketing efforts in connection with the Business Combination, CPH management provided to Industrea certain revised projected financial information for the fiscal years 2018 and 2019 (the “Updated CPH Projections”) for inclusion in the materials to be used in meetings with and presentations to current and potential investors. The Industrea Board reviewed the Updated CPH Projections and concluded that the adjustments were not material and did not affect its prior unanimous decision to approve the Business Combination and its recommendation that stockholders vote in favor of the Business Combination and the other proposals presented at the special meeting. See “— Certain CPH Historical and Projected Financial Information” for further information.
The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination.
Independent Director Oversight
The Industrea Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the business combination, our independent directors, David A.B. Brown, Thomas K. Armstrong, Jr., David G. Hall, Brian Hodges and Gerard F. Rooney, took an active role in evaluating the proposed terms of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and their affiliates that could arise with regard to the proposed terms of the Merger Agreement. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of Industrea Board, the Merger Agreement and the Business Combination.

The Industrea Board’s Reasons for the Approval of the Business Combination
Before approving the Merger Agreement and the transactions contemplated thereby and determining that the Business Combination is in the best interests of Industrea and its stockholders, the Industrea Board reviewed the results of management’s due diligence, which included:
•
research on comparable companies and transactions within the specialty rental and specialty waste segments;

•
research on the commercial, infrastructure and residential construction sectors within the U.S. and the U.K., including industry trends, cycles and other industry factors;

•
research on concrete placement industry trends, cycles, operating cost projections and other industry factors;

•
review of CPH’s material contracts, environmental matters, intellectual property matters, labor matters and other legal due diligence;

•
consultation with Industrea’s management and legal and financial advisors and industry experts;

•
commercial and growth strategy, operational and performance improvement, financial, tax, legal, environmental, risk and insurance, employee benefits and accounting due diligence; and

•
a financial model prepared by CPH, and on which we based our projections included below in this proxy statement/prospectus.

The Industrea Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Industrea Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Industrea Board may have given different weight to different factors.
In the prospectus for our IPO, we identified the following general criteria and guidelines that we believed would be important in evaluating prospective target businesses.
1.
Middle-Market Business.   We intended to seek candidates with an enterprise value of approximately $500 million to $1 billion, determined in the sole discretion of our officers and directors according to reasonable accepted valuation standards and methodologies. We believe that the middle-market segment provides the greatest number of opportunities for investment, and it is where we believe we have the strongest network to identify opportunities.

2.
Market Leaders with Stable Cash Flows.   Our management team intended to target companies with strong existing market positions, which we believe is a key determinant of the stability, defensibility and predictability of a company’s cash flow. Our management team intended to target established businesses that are, or that it believes have the potential to become, regional, national or global market leaders within their specific industry niche. Based on our experience, such companies generally have a long track record of steady and growing cash flows, with a history of performing well through various market conditions. We also intended to target businesses that are supported by long term secular growth trends where performance is not principally driven by the timing of industry cycles. Our management team has historically and frequently been involved in investments in companies in our target sector with top positions in their respective market niches.

3.
Sustainable Competitive Advantages.   We intended to target businesses that have sustainable competitive advantages that would be challenging for a competitor to replicate. Factors contributing to sustainable competitive advantages may include: (i) proprietary technology or trade secrets; (ii) broad distribution networks; (iii) well-established brand names; (iv) territorial exclusivity; (iv) diverse and stable customer and supplier base; (v) low-cost production capability; (vi) customer habit/share of mind (particularly in industries where customers are slow to change); (vii) a lack of available substitutes and/or high search or switching costs; (viii) network effects; and

(ix) limited exposure to technological obsolescence and cyclicality. Our management team expects to target businesses that have clearly demonstrated an ability to defend and grow their market positions over time as a result of one or more of these sustainable competitive advantages.
4.
Significant Growth Potential.   Our management team has a core philosophy that long-term value is driven by sustainable earnings growth based on superior management and systems, and investment in high-return growth initiatives. Our management team did not seek to benefit solely from the timing of industry, equity, or debt market cycles. It is not enough for a business to simply have strong market leadership, a history of stable cash flows, and unique and sustainable competitive advantages. Our management team intended to target companies that we believed will benefit from secular growth and where it has also developed a unique and differentiated angle to actively create value for investors. Our management team also intended to seek opportunities to accelerate a potential target company’s growth through assisting with the development of the business strategy around geographic expansion, new products, high-return capital expenditure projects and acquisitions. We also sought opportunities to improve the margins and asset intensity of a potential target business.

5.
Complex Proprietary Opportunities.   Our management team has a track record of completing transactions that involve an element of complexity. Our management team’s focus on complex situations that require creative solutions was expected to lead to less competitive transactions where we can combine with attractive businesses at reasonable valuations. Importantly, while our management team was focused on complex situations as a means to find attractively-priced transactions, we did not intend to pursue turnarounds or situations that do not lend themselves to the public markets. Our management team has a history of leveraging its strategic relationships with its network of over 100 current and former executives, entrepreneurs, consultants, and public sector leaders (“Senior Executive Advisors”) to augment its due diligence and develop a unique perspective and comfort with the issues faced in such complex opportunities. We anticipated a number of different complex transaction situations where we may source a potential target, which may include:

a.
Corporate Carve-Outs.   Our management team intended to target corporate carve-outs, or acquisitions of non-core divisions or subsidiaries of large corporations that we believe would function more effectively if structured as an independent entity managed by a focused, stand-alone management team. Our management team has developed a significant level of experience with, and reputation for, being able to conduct successful corporate carve-outs.

b.
Managing Global Operations.   One area of complexity in particular that is becoming increasingly relevant to the middle market and in which our management team is uniquely positioned to support are the challenges around globalization. Customers across nearly all end markets are increasingly global in their footprints, which requires manufacturers to supply their products and services globally. We believe that manufacturers now must be highly coordinated across large geographic areas and maintain high levels of operational coordination and control. As a result, the trend of U.S. middle market businesses dealing with the complexities of being global has increased significantly. Situations involving the expansion of products and services internationally, procurement of materials, manufacturing and personnel from low-cost countries, and development of regional and national players into global leaders are all examples of this type of complexity. We believe that our management team’s deep experience with global businesses, and in particular our strategic relationships with several of the Senior Executive Advisors with experience running multinational corporations, makes us well qualified to help such middle market companies manage through the complexity arising from globalization and leverage their global footprints as a competitive advantage. Our management team also actively searched for U.S. regional or national leaders with opportunities to expand globally. Our management team sought to leverage its international business experience and networks to assist management teams in navigating the complexities that come with operating on a global scale.

c.
Family-Owned Businesses.   Our management team has substantial experience with family-owned companies with no obvious succession plan, including assisting such companies with the transition to a more professionalized organization with enhanced management and systems.

6.
Strong Management Teams.   We targeted businesses that have strong, experienced management teams. In addition to assisting with potential management additions, our management team may seek to optimize the management team of a potential target business by introducing independent board members (often from the network of Senior Executive Advisors) with relevant insight and experience.

7.
Benefit from Being a Public Company.   We intended to pursue a business combination with a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

In considering the Business Combination, the Industrea Board concluded that CPH met all of the above criteria. In particular, the Industrea Board considered the following positive factors, although not weighted or presented in any order of significance. Unless otherwise indicated, the projected financial information and comparable company analyses discuss below speak as of August 31, 2018, the date on which the Industrea Board approved the Business Combination. See “— Certain CPH Historical and Projected Financial Information” for a discussion of such projections and the Updated CPH Projections.
•
Leading Middle-Market Business at Attractive Valuation.   CPH is the largest concrete pumping service provider by fleet size nationally in the U.S. and U.K. as well as regionally in each of the markets it operates. In addition, its Eco-Pan division is the largest concrete washout management provider by fleet size in its niche and has a proprietary solution that CPH believes is superior to all alternatives in the market. The Merger Consideration reflects an estimated enterprise value (estimated market value, plus debt, less cash) of  $695.6 million, which represented 7.2 times CPH’s projected Adjusted EBITDA for the fiscal year ending October 31, 2019 of  $97.1 million. See the section entitled “— Certain CPH Historical and Projected Financial Information.” This represented a meaningful discount to the following average multiples for publicly traded comparable companies: approximately 9.7x for specialty rental companies and approximately 11.8x for specialty waste services. The estimated enterprise value represented 9.7 times CPH’s Adjusted EBITDA less Total Capital Expenditures of approximately $25.7 million for the fiscal year ending October 31, 2019, a meaningful discount to the following average multiples for publicly traded comparable companies: approximately 16.8x for specialty rental companies and approximately 17.2x for specialty waste services. In addition, the purchase price of approximately $610 million falls directly within Industrea’s target range of  $500 million to $1 billion.

Source: Information for companies other than CPH have been obtained from public filings and Capital IQ as of August 29, 2018.
Note: CPH metrics are pro forma for the financial impact of the April 2018 O’Brien acquisition. Comparable valuations have used earnings forecast for the year ending in October (which is CPH’s fiscal year end).
Specialty Rental includes AMERCO, Brambles, Civeo, Finning International, McGrath RentCorp, Mobile Mini and WillScott.
Specialty Waste Services includes Clean Harbors, Covanta, Ecolab, Stericycle, US Ecology and Waste Management.
•
Proven Track Record and Strong Management Team.   CPH is led by a management team that has been active in the concrete pumping business since the 1980s and pioneered the creation of Eco-Pan (Bruce Young) as well as Camfaud (Tony Faud). Management views CPH as the acquirer of choice by maintaining frequent dialogue and strong relationships with local competitors. CPH has proven its ability to execute on that thesis as evidenced by its over 45 accretive acquisitions since 1983. Management’s ability as operators is evidenced by the improvement in the margins of its acquisitions. CPH will generally purchase businesses for less than 4.5 times Adjusted EBITDA on a pre-synergy basis, and after improving margins via methods such as increasing utilization and reducing purchasing costs, the purchase multiple on a post-synergy basis falls to below 3.5 times Adjusted EBITDA.

•
Attractive Margins and Cash Flow Generation.   The scale and route density that CPH has, coupled with the value it provides to customers, supported projected Adjusted EBITDA margins of approximately 34.8% for the fiscal year ending October 31, 2019, which compared favorably to comparable publicly traded specialty rental companies (with an average of approximately 27.7% Adjusted EBITDA margins) and specialty waste services (with an average of approximately 22.6% Adjusted EBITDA margins). On an Adjusted EBITDA less Capital Expenditures basis, CPH targeted margins of 25.6% in the fiscal year ending October 31, 2019, which again compared favorably to specialty rental companies (with an average of approximately 15.7% margins) and specialty waste services (with an average of approximately 15.6% margins).

Source: Information for companies other than CPH have been obtained from public filings and Capital IQ as of August 29, 2018.
Note: CPH metrics are pro forma for the financial impact of the April 2018 O’Brien acquisition. Comparable valuations have used earnings forecast for the year ending in October (which is CPH’s fiscal year end).
Specialty Rental includes AMERCO, Brambles, Civeo, Finning International, McGrath RentCorp, Mobile Mini and WillScott.
Specialty Waste Services includes Clean Harbors, Covanta, Ecolab, Stericycle, US Ecology and Waste Management.
•
Strong Competitive Position.   CPH is the largest concrete pumping service provider nationally in the U.S. and U.K. as well as regionally in each of the markets it operates. CPH management estimated it is more than four times the size of the next largest provider in the U.S. and approximately 10 times the size of the next largest provider in the U.K. based on fleet size. The scale of CPH allows it to better serve customers by having availability (which it can also flex by shifting underutilized assets from other markets), expertise that results in better safety and faster performance, and a complete offering (given its range of equipment and Eco-Pan offering) that makes for a more simple vendor interaction.

•
Opportunity for Significant Revenue and Earnings Growth.   CPH’s Pro Forma Adjusted Revenue was expected to increase from $199.2 million in the fiscal year ended October 31, 2015 to a forecasted $256.6 million in the fiscal year ending October 31, 2018, representing a CAGR of 8.8%. During the same period, CPH’s Pro Forma Adjusted EBITDA was expected to increase from $66.7 million in the fiscal year ended October 31, 2015 to a forecast $87.3 million in the fiscal year ending October 31, 2018, representing a CAGR of 9.4%. For information on how Pro Forma Adjusted Revenue, Pro Forma Net Income and Pro Forma Adjusted EBITDA are calculated, see the section entitled “— Certain CPH Historical and Projected Financial Information.” We believe that CPH will continue to grow for a number of reasons including: secular trends toward greater levels of concrete pumping given its superior value proposition, sharing in the value that it creates for customers via price increases, improved profitability from growing route density, increased penetration of its Eco-Pan offering in the U.S. and a launch of the offering in the U.K., continued organic growth and share gain, and expansion into new geographies.

•
Benefits from Being a Public Company.   As mentioned above, CPH has a long and successful track record of completing acquisitions. We believe that CPH has significant growth opportunities in the U.S. and internationally. The access to capital, both in the form of debt and equity, that the post-combination company will have as a public entity will allow CPH to continue to execute on its strategy of expansion via mergers and acquisitions.

•
Financial Terms of the Merger Agreement.   The Industrea Board considered the total mix of cash Merger Consideration and Newco common stock consideration to be issued to CPH stockholders in connection with their rollover and the fact that the consideration to be paid in the Business Combination is subject to adjustment depending on, among other items, the aggregate amount of cash available to pay the Merger Consideration, and also noted that the value of the Newco common stock to be paid to CPH’s existing stockholders immediately prior to the consummation of the Business Combination could be significantly more or less than the $10.20 implied value per share immediately prior to the announcement of the entry into the Merger Agreement based on any fluctuations in the market price of Industrea common stock. The Industrea Board took note of the course of negotiations between the parties in arriving at the amount of Merger Consideration to be paid in the Business Combination.

•
Pro Forma Ownership.   The Industrea Board took note of the fact that following completion of the Business Combination and if there are no redemptions, Industrea’s existing stockholders, including our Sponsor, and their affiliates will retain a significant ownership interest. In particular, the Industrea Board took note of the fact that CPH Management is rolling over a significant portion of their sale proceeds.

•
Other Terms and Conditions of the Merger Agreement.   The Industrea Board considered the other terms and conditions of the Merger Agreement, including the nature and scope of the closing conditions, the likelihood of obtaining any necessary regulatory approvals, representations and warranties of CPH and covenants.

Industrea’s Board of Directors considered various industry and financial data, including certain financial analyses developed by Industrea Management in its financial model, in evaluating the consideration to be paid to the Sellers. Industrea’s management collectively has decades of experience in the private equity business in constructing financial models, conducting valuations of businesses, and developing and evaluating financial projections. All of the members of Industrea’s management are affiliated with Argand, a private equity firm specializing in acquiring market-leading middle-market manufacturing and services businesses in the industrial sector. Although Industrea’s board of directors did not seek a third party valuation in connection with the Business Combination, the board of directors considered valuation information regarding CPH, including industry comparisons of the enterprise values of CPH and other specialty rental and specialty waste services businesses, comparisons of revenue, Adjusted EBITDA, and capital expenditures, projections for the fiscal year ending October 2018 and October 2019, the growth outlook for the markets that CPH serves, the experience of CPH’s management team, free cash flow characteristics, and ratios of total enterprise value to Adjusted EBITDA.
Industrea’s Board also considered certain historical and projected financial information prepared by management, in collaboration with CPH’s management and representatives, described below under “— Certain CPH Historical and Projected Financial Information.”
The management and board of directors of Industrea determined that the $610 million proposed enterprise value for CPH was appropriate based on its evaluation of CPH’s profitability, free cash flow, growth prospects and the implied trading multiples of other specialty rental and specialty waste services companies. Based on Industrea’s review of equity research reports written on companies in the sectors mentioned above, the primary valuation metrics used by such equity analysts are ratios of total enterprise value to Adjusted EBITDA. Typically, these metrics are evaluated on the basis of one-year forward’s estimated results. Industrea’s management determined that the most relevant publicly traded specialty rental companies are AMERCO, Brambles, Civeo, Finning International, McGrath RentCorp, Mobile Mini and WillScott, and the most relevant specialty waste services companies are Clean Harbors, Covanta, Ecolab, Stericycle, US Ecology and Waste Management.

Industrea’s management believes that CPH is likely to be considered to be in one or more of these categories by potential investors based on its financial model. The following is the financial information of these companies and CPH considered by Industrea’s management:

Company Name	Equity Value	Enterprise Value	Enterprise Value / Adj. EBITDA 2018E	Enterprise Value / Adj. EBITDA 2019E	Enterprise Value / Adj. EBITDA - CapEx 2018E	Enterprise Value / Adj. EBITDA - CapEx 2019E	Cash Conversion (Adj. EBITDA - CapEx) / EBITDA 2018E	Cash Conversion (Adj. EBITDA - CapEx) / EBITDA 2019E	FY 2019 Margin Adj. EBITDA	FY 2019 Margin Adj. EBITDA - CapEx	Growth FY 2015A - 2017A Revenue	Growth FY 2015A - 2017A Adj. EBITDA	Growth FY 2018E - 2019E Revenue	Growth FY 2018E - 2019E Adj. EBITDA	Leverage Net Debt / 2019E Adj. EBITDA[1]
Concrete Pumping Holdings	$452	$696	8.0x	7.2x	11.1x	9.7x	71.7%	73.6%	34.8%	25.6%	9.0%	8.6%	8.6%	11.2%	2.5x
Specialty Rental															
AMERCO	$7,401	$10,185	9.7x	10.4x	NM	NA	(37.6%)	NA	26.2%	NA	5.0%	(1.7%)	1.6%	(6.2%)	3.0x
Brambles	$12,632	$14,907	9.4x	8.8x	28.1x	27.9x	33.4%	31.7%	28.1%	8.9%	(2.8%)	(0.9%)	7.1%	6.4%	1.3x
Civeo	$655	$1,133	13.7x	10.2x	18.3x	13.5x	75.0%	75.6%	20.6%	15.6%	NA	NA	14.0%	34.2%	3.8x
Finning International	$4,020	$4,980	9.8x	8.5x	14.0x	11.1x	69.9%	76.4%	10.2%	7.8%	(1.8%)	(5.2%)	8.1%	15.0%	1.6x
McGrath RentCorp	$1,401	$1,711	9.1x	8.6x	NA	NA	NA	NA	39.5%	NA	6.1%	7.3%	4.4%	5.6%	1.6x
Mobile Mini	$1,982	$2,897	13.9x	12.6x	23.8x	17.7x	58.4%	71.6%	37.5%	26.9%	1.2%	(0.4%)	5.7%	9.9%	4.0x
WillScott	$2,166	$2,892	9.4x	8.4x	14.3x	13.8x	65.8%	61.0%	31.7%	19.3%	(4.5%)	0.4%	16.5%	12.5%	2.0x
		Mean	**10.7x**	**9.7x**	**19.7x**	**16.8x**	**44.2%**	**63.2%**	**27.7%**	**15.7%**	**0.5%**	**(0.0%)**	**8.2%**	**11.1%**	**2.5x**
		Discount	(26%)	(26%)	(44%)	(42%)									
Specialty Waste Services															
Clean Harbors	$3,867	$5,262	11.2x	10.4x	18.7x	16.7x	60.3%	62.3%	14.9%	9.3%	(6.0%)	(8.5%)	6.0%	8.1%	2.8x
Covanta	$2,236	$4,663	11.1x	10.3x	21.7x	15.6x	51.4%	66.0%	24.5%	16.2%	2.7%	(10.9%)	2.1%	8.5%	5.3x
Ecolab	$44,214	$51,436	16.7x	15.5x	22.9x	20.7x	73.2%	74.7%	21.5%	16.1%	0.2%	0.4%	5.7%	8.2%	2.2x
Stericycle	$5,341	$7,962	10.5x	9.9x	13.3x	12.6x	79.4%	79.1%	22.6%	17.9%	10.8%	(0.6%)	0.8%	5.8%	3.3x
US Ecology	$1,599	$1,823	15.0x	13.7x	22.1x	19.8x	67.6%	69.1%	23.6%	16.3%	(4.1%)	(5.0%)	5.2%	9.5%	1.7x
Waste Management	$39,036	$48,787	11.7x	11.2x	19.4x	17.9x	60.2%	62.6%	28.3%	17.7%	4.5%	7.6%	4.0%	4.8%	2.2x
		Mean	**12.7x**	**11.8x**	**19.7x**	**17.2x**	**65.3%**	**69.0%**	**22.6%**	**15.6%**	**1.4%**	**(2.8%)**	**4.0%**	**7.5%**	**2.9x**
		Discount	(37%)	(39%)	(43%)	(43%)

Source: Information for companies other than CPH have been obtained from public filings and Capital IQ as of August 29, 2018.
Note: CPH metrics are based on Pro Forma Adjusted Revenue and Pro Forma Adjusted EBITDA, which include the financial impact of the April 2018 O’Brien acquisition. Comparable company figures are adjusted for fiscal year ending in October (which is CPH’s fiscal year end).
(1)
Assumes no redemptions from Industrea public shareholders.

For additional information on Pro Forma Adjusted Revenue and Pro Forma Adjusted EBITDA, see the section below entitled “— Certain CPH Historical and Projected Financial Information.”
The Industrea Board also gave consideration to the following negative factors related to CPH’s business (which are more fully described in the “Risk Factors” section of this proxy statement/prospectus), although not weighted or presented in any order of significance:
•
The risk that a slowdown in the economic recovery or a decrease in general economic activity could have material adverse effects on CPH’s revenues and operating results;

•
The risk that seasonality or adverse weather may affect CPH;

•
The risk that the unexpected periods of decline could result in an overall decline in CPH’s available cash flows;

•
The risk that competition may increase, which could have a material adverse effect on CPH’s business;

•
The risk that CPH cannot obtain equipment from key suppliers for its business;

•
The risk that the average age of CPH’s fleet may increase, resulting in CPH’s offerings potentially being less attractive to potential customers and CPH’s operating costs potentially increasing, impacting its results of operations;

•
The risk that the costs of new equipment CPH uses in its fleet may increase, requiring it to spend more for replacement equipment or preventing it from procuring equipment on a timely basis;

•
The risk that CPH may not sell its used equipment at the prices or in the quantities it expects;

•
The risk that liability claims may exceed the level of CPH’s insurance or not be covered at all;

•
The risk that the significant operating risks and hazards of CPH’s business could result in personal injury or damage or destruction to property, which could result in losses or liabilities to CPH;

•
The risk that potential acquisitions and expansions into new markets may result in significant transaction expense or expose CPH to risks associated with entering new markets and integrating new or acquired operations;

•
The risk CPH may not realize the anticipated synergies and cost savings from acquisitions;

•
The risk that changes in law, regulations, government contract provisions, or other legal requirements, or CPH’s material failure to comply with any of them, can increase CPH’s costs and have other negative impacts on its business;

•
The risk that CPH is required to incur compliance or remediation costs for environmental and safety regulations that are not currently anticipated, in which case CPH’s liquidity and operating results could be materially and adversely affected;

•
The risk that a deterioration in relations with CPH’s employees, labor shortages or increases in labor costs may adversely affect CPH’s business, financial condition and results of operations and its collective bargaining agreements, or CPH’s relationship with its union-represented employees could disrupt its ability to serve its customers, lead to higher labor costs or the payment of withdrawal liability in connection with multiemployer plans;

•
The risk that labor relations matters at construction sites where CPH provides services may result in increases in its operating costs, disruptions in its business and decreases in its earnings;

•
The risk that CPH could determine that its goodwill has become impaired and that CPH may incur impairment charges, which would negatively impact CPH’s operating results;

•
Turnover of members of CPH’s management, staff and pump operators and CPH’s ability to attract and retain key personnel may affect its ability to efficiently manage its business and execute its strategy;

•
The risk that CPH’s credit facilities may limit the business' financial and operating flexibility;

•
The risk CPH may be unable to obtain capital as required, resulting in a decrease in CPH’s revenue and cash flows;

•
The risk that CPH may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under applicable debt instruments, which may not be successful;

•
The risk CPH may be unable to collect on contracts with customers and its operating results would be adversely affected;

•
The risk that If CPH is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act or CPH’s internal control over financial reporting is not effective, the reliability of CPH’s financial statements may be questioned and CPH’s stock price may suffer;

•
The risk that CPH has a disruption in its information technology systems which limits its ability to effectively monitor and control its operations and adversely affects its operating results, or experiences unauthorized access to customer information on CPH’s systems that could adversely affect its relationships with its customers or result in liability;

•
The risk that fuel costs fluctuate or supplies of fuel are reduced, which could harm its business;

•
The risk that CPH does not have access to its branch facilities to service its customers and maintain and store its equipment;

•
The risk that recently completed acquisitions may divert CPH’s resources from other aspects of its business and require it to incur additional debt, which may subject CPH to additional and different regulations;

•
The risk that CPH is adversely affected by recent developments relating to the United Kingdom’s referendum vote in favor of leaving the European Union;

•
The risk that fluctuations in foreign currencies affect CPH’s business operations due to a material portion of its business being conducted in currency other than U.S. dollars; and

•
The risk that recently enacted U.S. tax legislation may adversely affect its business, results of operations, financial condition and cash flow.

The Industrea Board concluded that these risks could be managed or mitigated by Industrea or were unlikely to have a material impact on the Business Combination or Industrea, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to Industrea and its stockholders. The Industrea Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by the Industrea Board is not intended to be exhaustive, but does set forth the principal factors considered by the Industrea Board.
Certain CPH Historical and Projected Financial Information
In April 2018, CPH provided Industrea with its internally prepared historical and projected financial information for the fiscal years ending October 31, 2018 and October 31, 2019. The projected financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board for preparation and presentation of prospective financial information. These projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.
The projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond CPH’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The projections reflect the consistent application of the accounting policies of CPH and should be read in conjunction with the accounting policies included in Note 2 to the accompanying historical audited consolidated financial statements of CPH included in this proxy statement/prospectus.
The financial projections are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond CPH’s control. While all projections are necessarily speculative, CPH believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of projections in this proxy statement/prospectus should not be regarded as an indication that CPH or its representatives considered or currently consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.
The projections were requested by, and disclosed to, Industrea for use as a component in its overall evaluation of CPH, and are included in this proxy statement/prospectus because they were provided to the Industrea Board for its evaluation of the Business Combination. Following the provision of such projection, Industrea’ management team collaborated with CPH management to create certain pro forma historical and projected information set forth in the table below. The pro forma historical and projected financial information gives pro forma effect to (i) CPH’s acquisition on November 17, 2016 of Camfaud

Concrete Pumps Limited, and Premier Concrete Pumping Limited, which each also owned 50% of the stock of South Coast Concrete Pumping Limited (collectively “Camfaud” and the acquisition, the “Camfaud Acquisition”), as further adjusted to reflect a constant currency exchange rate, and (ii) CPH’s acquisition on April 20, 2018 of substantially all assets of Richard O’Brien Companies, Inc., O’Brien Concrete Pumping-Arizona, Inc., O’Brien Concrete Pumping-Colorado, Inc. and O’Brien Concrete Pumping, LLC (collectively, “O’Brien” and the acquisition, the “O’Brien Acquisition”).
Neither Industrea nor CPH has warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone. Neither Industrea nor CPH nor any of their representatives has made or makes any representation to any person regarding the ultimate performance of CPH compared to the information contained in the pro forma historical and projected information, and none of them intends to or undertakes any obligation to update or otherwise revise such information to reflect circumstances existing after August 31, 2018, the date when such projections were provided to the Industrea Board in connection with its vote to approve the Business Combination, or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error, notwithstanding the Updated CPH Projections discussed below.. Accordingly, they should not be looked upon as “guidance” of any sort. CPH will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.
The following pro forma historical and projected financial information was prepared by Industrea and CPH. CPH’s independent registered public accounting firm (BDO USA, LLP), has not examined, compiled or otherwise applied procedures with respect to the accompanying financial information presented below and, accordingly, expresses no opinion or any other form of assurance on it. The BDO USA, LLP audit report included in this proxy statement/prospectus relates to historical financial information of CPH as of October 31, 2017 and 2016 and for each of the three years in the period ended October 31, 2017. It does not extend to the following pro forma historical and projected financial information and should not be read as if it does.
The key elements of the pro forma historical and projected financial information as of August 31, 2018, the date on which the Industrea Board approved the Business Combination, is summarized below:
($ in millions)	2015	2016	2017	2018E	2019E
Pro Forma Adjusted Revenue	$199.2	$235.7	$236.6	$256.6	$278.7
Pro Forma Adjusted EBITDA	$66.7	$82.2	$78.4	$87.3	$97.1
Margin	33.5%	34.9%	33.1%	34.0%	34.8%
Pro Forma Maintenance Capex	$12.4	$19.3	$12.7	$18.5	$18.0
Pro Forma Growth Capex	$17.3	$11.3	$10.5	$6.2	$7.7
Pro Forma Total Capex	$29.7	$30.6	$23.2	$24.7	$25.7
% of Revenue	14.9%	13.0%	9.8%	9.6%	9.2%
Adjusted Free Cash Flow	$37.0	$51.6	$55.2	$62.6	$71.4
Adjusted Free Cash Flow Conversion	55.4%	62.7%	70.4%	71.7%	73.6%
The pro forma historical and projected financial information set forth in the table above was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the SEC with respect to prospective financial information, but, in the view of Industrea and CPH, was prepared on a reasonable basis, based on the best available estimates and judgments, and presents, to the best of Industrea’s and CPH’s management knowledge and belief at the time of its preparation, the expected future financial performance of CPH. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. Neither CPH’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Updated CPH Projections
As noted above, in November 2018, CPH management provided the Updated CPH Projections to Industrea. The Updated CPH Projections adjusted the prior projections to take into account weather-related and pricing factors which impacted the prior projections by approximately 2% for revenue and 3% for Adjusted EBITDA. The Industrea Board reviewed the Updated CPH Projections and concluded that the adjustments were not material and did not affect its prior unanimous decision to approve the Business Combination and its recommendation that stockholders vote in favor of the Business Combination and the other proposals presented at the special meeting. The key elements of the Updated CPH Projections are provided below:
($ in millions)	2018E	2019E
Revenue	$251	$273
Adjusted EBITDA	$85	$95
Margin	34%	35%
Maintenance Capex	($19)	($18)
Growth Capex	($6)	($13)
Total Capex	($25)	($31)
Adjusted Free Cash Flow	$60	$64
Adjusted Cash Flow Conversion	71%	68%
The Updated CPH Projections were not prepared with a view towards complying with the guidelines established by the SEC with respect to prospective financial information, but, in the view of Industrea and CPH, were prepared on a reasonable basis, based on the best available estimates and judgments, and presents, to the best of Industrea’s and CPH’s management knowledge and belief at the time such information was prepared, the expected future financial performance of CPH. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the Updated CPH Projections. Neither CPH’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Updated CPH Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Updated CPH Projections.
Neither Industrea nor CPH has warranted the accuracy, reliability, appropriateness or completeness of the Updated CPH Projections to anyone. Neither Industrea nor CPH nor any of their representatives has made or makes any representation to any person regarding the ultimate performance of CPH compared to the information contained in the pro forma historical and projected information, and none of them intends to or undertakes any obligation to update or otherwise revise such information to reflect circumstances existing after November 7, 2018, the date when such Updated CPH Projections were provided to Industrea, or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Updated CPH Projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. CPH will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.
Reconciliation of Non-GAAP Measures
Pro Forma Adjusted Revenue, Pro Forma Adjusted EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Adjusted EBITDA Margin and Adjusted Free Cash Flow are non-GAAP financial measures. Pro Forma Adjusted Revenue is defined as GAAP revenue after giving pro forma effect to (i) the Camfaud Acquisition on November 17, 2016, as further adjusted to reflect a constant a currency exchange rate, and (ii) the O’Brien Acquisition on April 20, 2018. Pre-acquisition financial results of Camfaud and O’Brien are labeled “pre-acquisition,” in the table below. Post-acquisition financial results of Camfaud and O’Brien are consolidated within CPH’s financial statements for periods following the date of acquisition. Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA (as defined below), as further adjusted to give pro forma effect to the acquisitions of Camfaud and O’Brien as discussed above, to reflect a constant currency exchange rate and to reflect the impact of non-recuring, non-operational and other normalizing expense adjustments. Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA

divided by Pro Forma Adjusted Revenue. Adjusted EBITDA Margin is Adjusted EBITDA divided by Revenue. Adjusted Free Cash Flow is defined as Pro Forma Adjusted EBITDA minus Pro Forma Capital Expenditures (CPH capital expenditures after giving pro forma effect to the acquisitions of Camfaud and O’Brien, as discussed above).
CPH calculates Adjusted EBITDA by taking GAAP net income and adding interest expense, income taxes, depreciation, amortization, transaction expenses, gain (loss) on sale of assets, non-recurring adjustments, management fees and other one-time and non-operational expenses. CPH believes Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends related to CPH’s financial condition and results of operations. CPH uses this non-GAAP measure to compare its performance to prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in quarterly financial reports prepared for CPH’s management and board of directors. CPH believes that Adjusted EBITDA provides an additional tool for investors to use in evaluating CPH’s ongoing operating results and trends and in comparing CPH’s financial measures with competitors who also present similar non-GAAP financial measures.
The following table reconciles CPH’s historical reported revenue, net income and EBITDA to Pro Forma Adjusted Revenue, Pro Forma Net Income and Pro Forma Adjusted EBITDA. A reconciliation of non-GAAP projected information to their corresponding GAAP measures has not been provided due to the lack of predictability regarding the various reconciling items such as provision for income taxes and depreciation and amortization, which are expected to have a material impact on these measures and are out of CPH and Industrea’s control or cannot be reasonably predicted without unreasonable efforts. You should review CPH’s audited financial statements, which are included elsewhere in this proxy statement/prospectus, and not rely on any single financial measure to evaluate CPH’s business. Other companies may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow and other non-GAAP measures differently, and therefore CPH’s Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, and Adjusted Free Cash Flow and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Adjusted Free Cash Flow should not be used as a substitute for cash flow from operations prepared in accordance with GAAP.
Adjusted Pro Forma Revenue and EBITDA Reconciliation
	Years Ended October 31,
Statement of operations information:	2017	2016	2015
Pro Forma Revenue
Revenue, reported	$211,211	$172,426	$147,361
U.K. Concrete Pumping – Camfaud revenue (pre-acquisition)(1)	8,357	50,530	45,685
O'Brien revenue (pre-acquisition)	13,796	13,563	11,182
Pro Forma Revenue	233,364	236,519	204,228
Constant currency adjustment(1)	3,277	(814)	(5,000)
Pro Forma Adjusted Revenue	$236,641	$235,705	$199,228
Pro Forma Net Income and EBITDA
Net income, reported	$913	$6,234	$3,509
U.K. Concrete Pumping – Camfaud net income (pre-acquisition)	404	11,341	10,057
O'Brien net income (pre-acquisition)	4,909	4,799	3,702
Pro Forma Net Income	6,226	22,374	17,268
Interest expense, reported	$22,748	$19,516	$20,492
U.K. Concrete Pumping – Camfaud interest expense (pre-acquisition)	588	565	575
O'Brien interest expense (pre-acquisition)	—	—	38
Pro Forma Interest Expense	23,336	20,081	21,105
Income tax expense, reported	$3,757	$4,454	$2,020
U.K. Concrete Pumping – Camfaud income tax expense (pre-acquisition)	87	141	—
O'Brien income tax expense (pre-acquisition)	—	—	—

	Years Ended October 31,
Statement of operations information:	2017	2016	2015
Pro Forma Income Tax Expense	3,844	4,595	2,020
Depreciation and amortization, reported	$27,154	$22,310	$20,603
U.K. Concrete Pumping – Camfaud depreciation and amortization (pre-acquisition)	1,025	3,984	3,607
O'Brien depreciation and amortization (pre-acquisition)	93	—	—
Pro Forma Depreciation and Amortization	28,272	26,294	24,210
Pro Forma EBITDA	61,678	73,344	64,604
EBITDA adjustments:
Debt refinancing costs	$5,401	$691	$964
Acquisition costs	4,343	3,644	290
One time employee costs	997	29	—
Other non-recurring costs(2)	4,964	4,761	2,461
Constant currency adjustment(1)	1,031	(247)	(1,626)
Adjusted Pro Forma EBITDA	$78,414	$82,222	$66,692
CAPEX adjustments:
Maintenance CAPEX	$12,747	$19,311	$12,438
Growth CAPEX	10,484	11,323	17,283
Total CAPEX	23,231	30,634	29,721
Adjusted Free Cash Flow	$55,183	$51,588	$36,971

Source: CPH Management.
Note: UK business was acquired in November 2016 and is consolidated in the fiscal year ended October 31, 2017 financial statements. Financial results are captured separately prior to this date labeled as pre-acquisition, and consolidated within “reported” afterwards. O’Brien was acquired in April 2018 and is included as pre-acquisition for 2017, 2016 and 2015.
(1)
Shown on a constant currency basis. The adjustment is based on a GBP to USD exchange rate of 1.370.

(2)
Other non-recurring costs include management & board fees, non-recurring legal fees, stock option expense, one time management relocation expense and other one-time income/expense items.

Satisfaction of 80% Test
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for an initial business combination. As of the date of the execution of the Merger Agreement, the balance of the funds in the trust account was approximately $229.5 million (excluding $8,050,000 of deferred underwriting commissions) and 80% thereof represents approximately $183.6 million. In reaching its conclusion on the 80% asset test, the Industrea Board used a fair market value of  $610.0 million for CPH, which was implied based on the terms of the Business Combination agreed to by parties in negotiating the Merger Agreement. This fair market value was implied based on adding (i) the $325.0 million common equity value consideration to the current CPH stockholders, (ii) the $260.0 million of estimated net debt at closing and (iii) CPH’s transaction expenses of  $25.0 million.
The parties to the Merger Agreement considered factors such as CPH’s historical financial results, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors. The Board determined that the consideration being paid in the merger, which amount was negotiated at arms-length, was fair to and in the best interests of Industrea and its stockholders and appropriately reflected CPH’s value. The board based this conclusion on (i) a comparison of  (a) the ratio of enterprise value over projected Adjusted EBITDA for the fiscal year ending October 31, 2019 of 7.2x for CPH, based on a $695.6 million anticipated enterprise value of CPH, to (b) the average enterprise values over projected Adjusted EBITDA for publicly traded comparable companies of approximately 9.7x for specialty rental companies and approximately 11.8x for specialty waste services for the year ending October 31, 2019, and (ii) a range of qualitative and quantitative factors such as CPH’s leadership position, management experience, Adjusted EBITDA growth, strong operating metrics, and future growth opportunities.
The Industrea Board determined that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of CPH met the 80% requirement. Based on the fact that the $610.0 million fair market value of CPH as described above, is in excess of the threshold of approximately $183.6 million, representing 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions), the Industrea Board determined that the fair market value of CPH was substantially in excess of 80% of the funds in the trust account and that the 80% test was met.
Interests of Certain Persons in the Business Combination
In considering the recommendation of the Industrea Board to vote in favor of the Business Combination, stockholders should be aware that our Sponsor and certain members of the Industrea Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. The Industrea Board was aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.
These interests include, among other things:
•
the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our Initial Stockholders paid an aggregate of  $25,000 for the Founder Shares, which in certain circumstances could convert into up to 7,696,078 shares of Class A common stock in accordance with the Industrea Charter prior to the completion of the Industrea Merger, and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $79,038,721 based on the closing price of our public shares on Nasdaq on November 15, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete an initial business combination by August 1, 2019;

•
the fact that our Initial Stockholders paid an aggregate of  $11,100,000 for 11,100,000 private placement warrants and that such private placement warrants will expire worthless if a business combination is not consummated by August 1, 2019;

•
the right of our Initial Stockholders to receive shares of Newco common stock in connection with the Business Combination and shares of Newco to be issued to our Initial Stockholders upon exercise of their private placement warrants following the Business Combination, subject to certain lock-up periods;

•
the fact that, on October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor, any amounts outstanding under such convertible promissory note may be converted into warrants to purchase Newco common stock following the Business Combination;

•
if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;
•
the anticipated continuation of at least six of our existing directors, Messrs. David A.B. Brown, David G. Hall, Brian Hodges, Howard D. Morgan and Tariq Osman and Ms. Heather L. Faust as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

•
the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by August 1, 2019.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.
Potential Purchases of Public Shares
In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.
Total Shares to be Issued in the Business Combination
It is anticipated that, upon completion of the Business Combination, the ownership interests in Newco will be as set forth in the table below, taking into account (a) the Series A Preferred Stock on an as-converted basis and (b) all “in-the-money” options that will be issued at the closing of the Business Combination to certain current and former members of CPH Management.
	Assuming No Redemptions of Public Shares(1)	Assuming Redemptions of 50% of Public Shares(2)	Assuming Redemptions of 100% of Public Shares(3)
Industrea’s public stockholders	52%	32%	0%
Initial Stockholders and the Argand Investor	25%	39%	36%
CPH Management	9%	12%	12%
Nuveen	6%	7%	7%
Lead Common Investor	4%	5%	6%
Peninsula	2%	2%	36%
Former CPH employee shareholders	2%	2%	3%

Note: Figures may not sum to 100% due to rounding.
(1)
In the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor), resulting in an aggregate of 5,750,000 shares of Class A common stock being issued upon conversion of the Founder Shares. Under this scenario, the Founder Shares would account for 13% of the ownership interests in Newco.

(2)
Assumes the Sponsor elects to receive 1,598,039 additional shares of Class A common stock upon conversion of the Founder Shares as provided for in the Expense Reimbursement Letter as described below, resulting in an aggregate of 7,348,039 shares of Class A common stock being issued upon conversion of the Founder Shares after taking into account the forfeiture of 190,632 Founder Shares in connection with the Subscription Agreement with the Lead Common Investor. Under this scenario, the Founder Shares would account for 21% of the ownership interests in Newco.

(3)
Under this scenario, the Sponsor would forfeit 1,313,726 Founder Shares, resulting in an aggregate of 4,436,275 shares of Class A common stock being issued upon conversion of the Founder Shares. As a result, the Founder Shares would account for 13% of the ownership interests in Newco.

The ownership percentages with respect to Newco following the Business Combination does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex C, but does include Founder Shares (on an as-converted basis). Prior to the completion of the Industrea Merger, the outstanding Founder Shares are expected to convert into Class A common stock in accordance with the Industrea Charter, subject to the limitations (i) set forth in the Expense Reimbursement Letter and (ii) that, in the event that there are no redemptions by public stockholders, the Sponsor has agreed that the conversion ratio for the Founder Shares shall be no greater than 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares in such case would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). Under the Expense Reimbursement Letter, if Peninsula is not required to offset Redemptions under its Rollover Agreement, then to the extent that the Argand Investor’s $25 million backstop obligation is utilized, the Sponsor will be entitled to receive up to an additional 2,136,710 shares of Class A common stock upon conversion of the Founder Shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). If Peninsula is required to offset any Redemptions, then the Founder Shares will convert on a one-for-one basis and the Sponsor will be required to forfeit a number of Founder Shares equal to 10% of the number of shares issued to Peninsula in connection with its agreement to offset Redemptions, plus 190,632 Founder Shares in connection with the Subscription Agreement with the Lead Common Investor. As a result, after giving effect to all forfeitures, Industrea expects to issue between 4,436,275 and 7,696,078 shares of Class A common stock pursuant to the conversion of the Founder Shares. If the actual facts are different than these assumptions, the percentage ownership numbers set forth above will be different. In particular, if public stockholders exercise their redemption rights, additional shares could be issued to the Argand Investor and Peninsula pursuant to the Backstop and to the Sponsor pursuant to the conversion of Founder Shares (subject to the limitations set forth in the Expense Reimbursement Letter).
For more information, please see the sections entitled “Summary of the Proxy Statement/Prospectus — Impact of the Business Combination on the Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination
The following table summarizes the sources and uses for funding the Business Combination (all numbers in millions):
Sources & Uses
(No Redemption Scenario — assuming no redemptions of the outstanding shares of
Class A Stock by Industrea’s stockholders
Sources		Uses
Debt Financing(1)	$350.0	Total Proceeds to CPH Stockholders	$325.0
Rollover by CPH Management(3)	42.0	Repayment of Existing CPH Indebtedness(2)	260.0
Rollover by Peninsula	9.0	CPH Stockholders Transaction Fees & Expenses(2)	25.0
Rollover by Former CPH Employee Shareholders	9.0	Cash to Balance Sheet(4)	106.5
Zero-Dividend Convertible Perpetual Preferred Equity PIPE	25.0	Fees & Expenses(4)	25.0
Common Equity PIPE	71.9
Cash from Trust Account	234.6
Total Sources	$741.5	Total Uses	$741.5

(1)
Subject to adjustment pursuant to the Term Commitment Letter in connection with the syndication process.

(2)
Estimated as of September 30, 2018. Subject to change with an offsetting change to “Total Proceeds to CPH Stockholders.”

(3)
Reflects minimum expected level for CPH Management’s roll-over investment.

(4)
Any fees and expenses in excess of amounts estimated may be funded through cash on the balance sheet or, subject to the ABL Commitment Letter, drawings on the ABL Facility at closing.

Sources & Uses
(Maximum Redemption Scenario — assuming redemptions of 100% of the outstanding shares of
Class A Stock by Industrea’s stockholders)(1)
Sources		Uses
Debt Financing(2)	$350.0	Total Proceeds to CPH Stockholders	$325.0
Rollover by CPH Management(4)	42.0	Repayment of Existing CPH Indebtedness(3)	260.0
Rollover by Peninsula	112.1	CPH Stockholders Transaction Fees & Expenses(3)	25.0
Rollover by Former CPH Employee Shareholders	9.0	Cash to Balance Sheet(5)	0.0
Zero-Dividend Convertible Perpetual Preferred Equity PIPE	25.0	Fees & Expenses(5)	25.0
Common Equity PIPE	71.9
Cash from Trust Account	0.0
Argand Investor Backstop	25.0
Total Sources	$635.0	Total Uses	$635.0

(1)
Redemptions, if any, will be offset by the Backstop.

(2)
Subject to adjustment pursuant to the Term Commitment Letter in connection with the syndication process.

(3)
Estimated as of September 30, 2018. Subject to change with an offsetting change to “Total Proceeds to CPH Stockholders.”

(4)
Reflects minimum expected level for CPH Management’s roll-over investment.

(5)
Any fees and expenses in excess of amounts estimated may be funded through cash on the balance sheet or, subject to the ABL Commitment Letter, drawings on the ABL Facility at closing.

Debt Financing
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Concrete Merger Sub, a wholly owned indirect subsidiary of Newco that will merge with and into CPH in the CPH Merger, has entered into the Debt Commitment Letters with the Debt Commitment Parties, pursuant to which (i) CS AG, Stifel and Jefferies have agreed to make available to the combined company at the closing of the Business Combination a seven-year term loan facility with an aggregate principal amount of  $350 million and (ii) Wells Fargo has agreed to make available to the combined company at the closing of the Business Combination a five-year asset based revolving credit facility in the aggregate committed amount of  $60 million. The final terms of the Term Loan Facility and the ABL Facility are subject to adjustment in accordance with the Term Commitment Letter and the ABL Commitment Letter, respectively, including in connection with the syndication process.
Board of Directors of Newco Following the Business Combination
Upon consummation of the Business Combination, the Newco Board is expected to consist of nine directors divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to Newco’s first annual meeting of stockholders) serving a three-year term. If each director nominee is elected at the Special Meeting, Heather L. Faust, David G. Hall and Iain Humphries will be Class I directors serving until the 2019 annual meeting of stockholders, Brian Hodges, John M. Piecuch and Howard D. Morgan will be Class II directors serving until the 2020 annual meeting of stockholders, and David A.B. Brown, Tariq Osman and Bruce Young will be Class III directors serving until the 2021 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Industrea believes it is in the best interests of its stockholders to allow stockholders to vote upon the election of newly appointed directors.
In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock upon the Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock upon the Closing; and (iii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock upon the Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, Peninsula’s nomination right in respect of such threshold will expire. These additional directors, if any, have not yet been identified by Peninsula.
Please see the section entitled “The Director Election Proposal” for additional information.
Certificate of Incorporation; Bylaws
The certificate of incorporation and bylaws of Newco prior to the Business Combination will be the certificate of incorporation and bylaws of Newco after the Business Combination. Newco’s certificate of incorporation and bylaws have been filed as an exhibit to Newco’s registration statement of which this proxy statement/prospectus forms a part.
Name; Headquarters
After completion of the Business Combination, Newco will own directly or indirectly all of the equity in CPH and Industrea. The name of the publicly traded holding company will be Concrete Pumping Holdings, Inc. The corporate headquarters of Newco will be located at 6461 Downing Street, Denver, Colorado 80229.

Redemption Rights
Pursuant to the Industrea Charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, public shares then held by them for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with our IPO, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commission totaling $8,050,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, as of September 30, 2018, the estimated per share redemption price would have been approximately $10.31. Public stockholders may elect to redeem their shares even if they vote for the Business Combination.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to 5:00 p.m., Eastern Time, on November 30, 2018, (a) submit a written request to Continental Stock Transfer & Trust Company, the Transfer Agent, that Industrea redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under the Industrea Charter, other than the aforementioned 15% threshold, except that in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001. Each redemption of public shares by our public stockholders will reduce the amount in our trust account. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination.
Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Appraisal Rights
Appraisal rights are not available to our stockholders in connection with the Business Combination.
Accounting Treatment
The Business Combination will be accounted for by applying the acquisition method, which requires the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill.
ASC Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”) provides that in identifying the acquiring entity in a business combination effected primarily through an exchange of equity interests, the acquirer is usually the entity that issues equity interests but all pertinent facts and circumstances must be considered in determining the acquirer. Other pertinent facts and circumstances to consider include the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity interests in the Business Combination, including payment of any premium.
Although Newco will issue equity interests in the Business Combination, since it is a new entity formed solely to issue these equity interests to effect the Business Combination, it would not be considered the acquirer and one of the combining entities that existed before the Business Combination must be identified as the acquirer.
Industrea will be considered the accounting acquirer and CPH will be considered the accounting acquiree since Industrea is considered to be a substantive entity. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. Under the acquisition method of accounting, Industrea will allocate the purchase price of this acquisition to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Business Combination costs will be expensed as incurred.
Material United States Federal Income Tax Considerations
The following is a discussion of the material U.S. federal income tax considerations for holders of our shares of Class A common stock and our warrants of  (i) electing to have their Class A common stock redeemed for cash if the Business Combination is completed, (ii) the Business Combination, and (iii) the ownership and disposition of our shares of Class A common stock and warrants, as well as material U.S. federal income tax considerations for holders of Newco common stock after the Business Combination. This discussion applies only to shares of Class A or Newco common stock or warrants that are held as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This discussion does not apply to any shares issued pursuant to the PIPE Financing. This discussion is general in nature and does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
•
financial institutions;

•
controlled foreign corporations or passive foreign investment companies;

•
persons liable for alternative minimum tax;

•
mutual funds or pension plans;

•
trusts and estates;

•
U.S. expatriates, investors subject to the U.S. “inversion” rules, and Non-U.S. Holders (as defined below, and except as otherwise discussed below);insurance companies, real estate investment trusts, or regulated investment companies;

•
dealers in securities;

•
traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A common stock or warrants;

•
persons holding Class A common stock or warrants as part of a “straddle,” hedge, integrated transaction or similar transaction;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships or other pass-through entities for U.S. federal income tax purposes, or beneficial owners of a partnership or other pass-through entity;

•
tax-exempt entities;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•
persons subject to special tax accounting rules as a result of any item of income relating to Class A common stock, warrants or Newco common stock being taken into account in an applicable financial statement.

If you are a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes), the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which may affect the tax consequences described herein. We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding any of the tax consequences described herein. There can be no assurance that the IRS will not take positions concerning the tax consequences of the transactions that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Redemption of Class A common stock.   In the event that a holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under the section entitled “Special Meeting of Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A common stock, a U.S. holder (as defined below) will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock,” and a Non-U.S. holder (as defined below) will be treated as described under the section entitled “Non-U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.” If the redemption does not qualify as a sale of shares of Class A common stock, a U.S. holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax consequences to a non-U.S. holder described below under the section entitled “Non-U.S. holders — Taxation of Distributions.”
Whether a redemption of shares of Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.
In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.
In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.
However, the U.S. Internal Revenue Service (the “IRS”) has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the redemption of shares of Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “Non-U.S. holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
A holder should consult with its own tax advisors as to the tax consequences of a redemption.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A or Newco common stock or warrants that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Tax Consequences of the Business Combination.   The exchange by holders of Class A common stock for common stock of Newco pursuant to the Industrea Merger, in combination with the contribution by the Rollover Holders of their Rollover Shares to Newco, the combination of cash by certain PIPE Investors and any other relevant contributions to Newco, will constitute a tax-deferred transaction pursuant to Section 351 of the Code, and as a result, no gain or loss will be recognized by the holders of Class A common stock who exchange Class A common stock solely for Newco common stock pursuant to the Industrea Merger. Accordingly, the adjusted tax basis of the shares of Newco common stock received by such holder of Class A common stock in the Industrea Merger will be the same as the adjusted tax basis of the Class A common stock surrendered in exchange therefor. In addition, the holding period of the shares of Newco common stock received in the Industrea Merger by such holder of shares of Class A common stock will include the period during which such shares of Class A common stock were held on the date of the Industrea Merger. Every “significant transferor” pursuant to the exchange must include a statement on or with such transferor’s income tax return for the taxable year of the exchange. For this purpose, a significant transferor is generally a person that transferred property to a corporation and received stock of the transferee corporation if, immediately after the exchange, such person (i) owned at least five percent (by vote or value) of the total outstanding stock of the transferee corporation if the stock owned by such person is publicly traded, or (ii) owned at least one percent (by vote or value) of the total outstanding stock of the transferee corporation if the stock owned by such person is not publicly traded. We expect that the Newco common stock will be publicly traded for this purpose.
Notwithstanding the foregoing, there is a substantial risk that the outstanding Industrea warrants, which are currently exercisable for one share of Class A common stock and will be exercisable for one share of Newco common stock following the Industrea Merger, will be treated for U.S. federal income tax purposes as having been “exchanged” by the holders of such warrants for new warrants. Because the terms of the warrants are not otherwise being changed pursuant to the Industrea Merger and because the terms of the warrants, when originally issued, contemplated, among other things, the warrants becoming exercisable into shares of another corporation under circumstances similar to the Industrea Merger, the warrants becoming exercisable into shares of Newco common stock should not be treated for U.S. federal income tax purposes as giving rise to an exchange of the warrants for new warrants. Although we intend to take this position, no assurance can be given, however, that the IRS would not assert, or that a court would not sustain a contrary position, and if the warrants were to be treated as having been exchanged for new warrants and such exchange were governed only by Section 351 of the Code and not by Section 368 of the Code, a holder of Class A common stock holding such warrants would be required to recognize gain, but not loss, as a result of the exchange equal to the lesser of  (i) such stockholder’s “realized gain” from the exchange (generally the excess of the sum of the fair market value of the Newco common stock received and new warrants treated as having been received over such stockholder’s aggregate tax basis in the Class A common stock exchanged and warrants treated as having been exchanged), or (ii) the fair market value of the new warrants treated as having been received. If the warrants were treated as having been exchanged for new warrants and such exchange were not governed by Section 368 of the Code, a warrant holder who does not also own Class A common stock would recognize gain or loss in an amount equal to the difference between the fair market value of the new warrant deemed received and such holder’s tax basis in the warrant treated as having been exchanged. Any such gain would generally be long-term capital gain if the holder’s holding period for our Class A common stock and warrants (or just warrants as the case may be) was more than one year at the time of the Industrea Merger and the holder would start a new holding period in the new warrants. In that case, the holder’s tax basis in the new warrants treated as having been received in the exchange would be equal to the fair market value of such warrants at the time of the Industrea Merger. However, if the deemed exchange also qualifies as part of a “reorganization” within the meaning of Section 368 of the Code, a holder will not recognize any gain or loss on any such deemed exchange of warrants and such holder’s basis in the new warrants deemed received will be equal to the holder’s basis in its warrants deemed exchanged. However, the requirements for qualification of the Industrea Merger as a tax-deferred “reorganization” under Section 368 of the Code are more stringent in certain respects than the requirements for qualification as a tax-deferred transaction under Section 351 of the Code and there can be no assurance that the transaction will also qualify under Section 368.
Taxation of Distributions.   If our redemption of a U.S. holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A common stock,” and in the event of any future distributions with respect to Newco common stock, such distributions generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our (or Newco’s, as the case may be) current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A or Newco common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A or Newco common stock and will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”
Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this proxy statement/prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A common stock,” and in the event of any future sale or other taxable disposition of Newco common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A or Newco common stock redeemed or sold or exchanged. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A or Newco common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this proxy statement/prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A or Newco common stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A or Newco common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A or Newco common stock treated as a return of capital.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A common stock, warrants or Newco common stock that is, for U.S. federal income tax purposes:
•
a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor.
Tax Consequences of the Business Combination.   As described above under the section titled “U.S. Holders — Tax Consequences of the Business Combination,” a holder of our warrants may recognize gain on the Business Combination. If this is the case, the consequences should follow those described below under the section titled “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.” Non-U.S. holders of Class A common shares generally will not recognize gain or loss as a result of the Business Combination, as discussed below under the section titled “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”
Taxation of Distributions.   If our redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A common stock,” and in the event of any future distributions with respect to Newco common stock, to the extent paid out of our (or Newco’s, as the case may be) current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will generally constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will generally be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A or Newco common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A or Newco common stock, which will be treated as described below under the section entitled “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A common stock,” and in the event of any future sale or other taxable disposition of Newco common stock, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A or Newco common stock, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A or Newco common stock; or

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a thirty percent (30%) tax on the individual’s net capital gain for the year.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower applicable treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, taxable exchange or other taxable disposition of shares of our Class A or Newco common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A or Newco common stock (we would be treated as a buyer with respect to a redemption of Class A common stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and Newco does not expect to be a United States real property holding corporation immediately after the Business Combination is completed.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of Class A common stock or future sale, taxable exchange, or other taxable disposition of shares of Newco common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on, or gross proceeds from the sale or other disposition of, Class A or Newco common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under the applicable Treasury regulations and administrative guidance, the withholding provisions described above are in effect with respect to actual or deemed payments of dividends, and also will apply on or after January 1, 2019 to payment of gross proceeds from a sale or other disposition. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of, on dividends paid on or on proceeds from the sale or other disposition of, Class A or Newco common stock.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On or about September 10, 2018, Industrea filed the required forms under the HSR Act with the Antitrust Division and the FTC. On September 18, 2018, the FTC granted early termination of the waiting period under the HSR Act.
At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither Industrea nor CPH is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Vote Required for Approval
This Business Combination Proposal (and consequently, the Merger Agreement and the Business Combination) will be adopted and approved only if the holders of a majority of the outstanding shares of Industrea common stock are voted “FOR” the Business Combination Proposal. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the Business Combination Proposal.
As of the date of this proxy statement/prospectus, our Initial Stockholders have agreed to vote any shares of Industrea common stock owned by them in favor of the Business Combination. As of the date hereof, our Initial Stockholders own 20% of our issued and outstanding shares of Industrea common stock and have not purchased any public shares, but may do so at any time.

The Business Combination is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which are is conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
Recommendation of the Industrea Board
THE INDUSTREA BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

THE NASDAQ PROPOSAL
Overview
In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, Industrea has entered into (i) a subscription agreement with the Argand Investor, pursuant to which the Argand Investor has agreed to purchase immediately prior to the closing of the Business Combination 5,333,333 shares of Industrea’s common stock at a price of $10.20 per share, or an aggregate cash purchase price of  $54.4 million, plus, up to an additional 2,450,980 shares of Industrea’s common stock at a price of  $10.20 per share, or up to an aggregate cash purchase price of  $25.0 million, to offset redemptions of public shares, if any, in connection with the Business Combination if such redemptions exceed $106.5 million; and (ii) a subscription agreement with the Lead Common Investor, pursuant to which (x) the Lead Common Investor has agreed to purchase immediately prior to the closing of the Business Combination an aggregate of 1,715,686 shares of Industrea’s common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $17.5 million and (y) Industrea has agreed to issue an aggregate of 190,632 additional shares of Industrea common stock to the Lead Common Investor as consideration for the Lead Common Investor’s obligation to purchase Industrea common stock under such agreement (and the Sponsor will also forfeit an equal number of Founder Shares).
In addition, under the Merger Agreement and related agreements, redemptions of public shares in connection with the Business Combination, if any, will be offset in the following manner: (i) the first $106.5 million of redemptions will be offset using proceeds from the Debt Financing and the PIPE Financing; (ii) the next $25.0 million of redemptions will be offset by the sale to the Argand Investor of Industrea common stock at $10.20 per share under the Argand Subscription Agreement; and (iii) any remaining redemptions will be offset by the contribution by Peninsula of additional shares of CPH capital stock to Newco in exchange for additional shares of Newco common stock, in which case the Sponsor will also forfeit to Industrea for cancellation a number of Founder Shares equal to 10% of the number of shares of Industrea common stock issued to Peninsula under this clause (iii) (such that the net dilutive effect of such sale is equivalent to a sale price of  $10.20 per share).
For more information on the Subscription Agreements, please see the section entitled “The Business Combination Proposal — Related Agreements.”
Why Industrea Needs Stockholder Approval
We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).
Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.
In connection with the Business Combination, pursuant to the Subscription Agreements and the Backstop, Industrea may issue 20% or more of its outstanding common stock or 20% or more of the voting power, in each case outstanding before the issuance.
Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.
Effect of Proposal on Current Stockholders
If the Nasdaq Proposal is adopted, up to approximately 7,239,651 shares of Industrea common stock may be issued pursuant to the terms of the Subscription Agreements (including pursuant to the Backstop, if utilized), which represents approximately 25.2% of the 28,750,000 shares of our common stock outstanding on the date hereof. Additional shares of Industrea common stock may also be issued pursuant to the Backstop to offset redemptions of public shares, if any. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Industrea.
Vote Required for Approval
Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Assuming a valid quorum is otherwise established, failure to vote, abstentions and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal.
The Nasdaq Proposal is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Nasdaq Proposal will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
THE INDUSTREA BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

THE CHARTER PROPOSALS
Overview
The Charter Proposals, if approved, will approve the following material differences between the Newco Charter that will be in effect upon the closing of the Business Combination and the Industrea Charter:
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the name of the new public company will be “Concrete Pumping Holdings, Inc.” as opposed to “Industrea Acquisition Corp.”;

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Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to Industrea having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and

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Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains.

This vote, however, will not actually result in stockholders of Industrea approving the Newco Charter or amendments to the Industrea Charter but instead will simply approve the aforementioned material differences in the two sets of documents. Industrea’s stockholders are being asked to approve the material differences between the Industrea Charter and the Newco Charter because, under interpretative guidance issued by the SEC, stockholders of a target being acquired in a merger, acquisition or similar transaction should have an opportunity to express their views separately on material provisions that will establish their substantive rights as stockholders.
Reasons for the Amendments
In the judgment of the Industrea Board, the Charter Proposals are desirable for the following reasons:
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The name of the new public company is desirable to reflect the business combination with CPH and the combined business going forward.

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The greater number of authorized number of shares of capital stock is desirable for Newco to have sufficient shares to issue to the holders of common stock and warrants of Industrea in connection with the Business Combination and have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.

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The provisions that relate to the operation of Industrea as a blank check company prior to the consummation of its initial business combination would not be applicable to Newco (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

Notwithstanding the foregoing, authorized but unissued shares of common stock may enable the Newco Board to render it more difficult or to discourage an attempt to obtain control of Newco and thereby protect continuity of or entrench its management, which may adversely affect the market price of Newco’s securities. If, in the due exercise of its fiduciary obligations, for example, the Newco Board were to determine that a takeover proposal were not in the best interests of Newco, such shares could be issued by the Newco Board without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable Newco to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Newco currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Vote Required for Approval
Approval of each of the Charter Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of the common stock of Industrea. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or the failure of a stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” each of the Charter Proposals.
Each of the Charter Proposals is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Charter Proposals will have no effect, even if approved by our stockholders.
Recommendation of the Industrea Board
THE INDUSTREA BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE CHARTER PROPOSALS.

THE DIRECTOR ELECTION PROPOSAL
Overview
Assuming the Business Combination Proposal is approved at the Special Meeting, stockholders are being asked to elect nine directors to the Newco Board, effective upon the Closing, with Class I directors having a term that expires at the 2019 annual meeting of stockholders, Class II directors having a term that expires at the 2020 annual meeting of stockholders, and Class III directors having a term that expires at the 2021 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the business combination.
Management has nominated each of Bruce Young, Iain Humphries, David A.B. Brown, Tariq Osman, David G. Hall, Brian Hodges, Heather L. Faust, Howard D. Morgan, John M. Piecuch to serve as directors of Newco upon the Closing, Ms. Faust and Messrs. Hall and Humphries serving as Class I Directors, Messrs. Hodges, Piecuch and Morgan serving as Class II directors and Messrs. Brown, Osman and Young serving as Class III directors.
For biographical information concerning David A.B. Brown, Tariq Osman, David G. Hall, Brian Hodges, Heather L. Faust and Howard D. Morgan, see the section entitled “Information About Industrea — Management — Directors and Officers.” For information regarding Bruce Young, Iain Humphries and John M. Piecuch, see the section entitled “Newco Management After the Business Combination.”
In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock upon the Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock upon the Closing; and (iii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock upon the Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, Peninsula’s nomination right in respect of such threshold will expire. These additional directors, if any, have not yet been identified by Peninsula.
Vote Required for Approval
The election of directors pursuant to the Director Election Proposal will be determined by a plurality of the votes cast by stockholders present in person or by proxy at the Special Meeting and entitled to vote thereon. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, failure to vote, abstentions and broker non-votes will have no effect on the election of directors.
The Director Election Proposal conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Director Election Proposal will have no effect, even if approved by our stockholders.
Recommendation of the Industrea Board
THE INDUSTREA BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

THE INCENTIVE PLAN PROPOSAL
Overview
Assuming that the Business Combination Proposal is approved, our stockholders are also being asked to approve and adopt the Incentive Plan. A total of 7,700,000 shares of common stock will be reserved for issuance under the Incentive Plan. The number of reserved shares will not be reduced by the number of incentive stock options of CPH that are converted at the time of the Closing into fully-vested incentive stock options of Newco. Newco’s board of directors (the “Newco Board”) has approved the Incentive Plan, subject to Industrea’s stockholder approval at the Special Meeting. The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached to this proxy statement/prospectus as Annex C. If approved by our shareholders, the Incentive Plan will be administered by the Newco Board or by a committee thereof that the Newco Board designates for this purpose (referred to below as the plan administrator), which will have the authority to make awards under the Incentive Plan.
The Incentive Plan will authorize future awards to employees, consultants and directors of Newco and its subsidiaries, including CPH, who are selected to be participants in the Incentive Plan. We expect that initial awards granted to employees under the Incentive Plan will generally follow the guidelines summarized below; however, the terms and conditions of awards have not yet been finalized and may therefore vary from the following description:
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We anticipate that approximately 75% of initial awards will be subject to performance-based vesting, to be earned based on the appreciation in the price of a share of common stock, with stock price hurdles beginning at no less than $13 per share. The applicable stock price hurdles will need to be maintained for at least six consecutive months of trading for the performance-based component to be satisfied, and the awards will be subject to an additional three-year service-vesting schedule thereafter.

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We anticipate that approximately 25% of initial awards will be subject to service-based vesting, to be earned based on continued service with Newco and its subsidiaries over a five-year period.

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Awards under the Incentive Plan will be granted pursuant to award agreements, which we expect to include, among other provisions, terms governing the treatment of the awards in the event of a termination of the participant’s service, whether for or without cause, due to death or disability or due to a voluntary resignation.

After careful consideration, the Industrea Board believes that approving the Incentive Plan is in the best interests of its stockholders and Newco. The Incentive Plan promotes ownership in Newco by its employees, directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, Newco common stock. Therefore, the Industrea Board recommends that our stockholders approve the Incentive Plan.
The total number of shares reserved for issuance under the Incentive Plan was determined based on a review and benchmarking against Aon’s initial public offering database that provides data specific to management equity allocations at the time of the initial public offerings of companies with a market capitalization of  $100 million or more.
Description of the Incentive Plan
The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex C to this proxy statement/prospectus.
Purpose; Types of Awards.   The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with Newco’s objectives; (ii) to give its participants an incentive for excellence in individual performance; (iii) to promote teamwork among its participants; and (iv) to give us a significant advantage in attracting and retaining key employees, directors, and consultants.

To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards.
Shares Subject to the Incentive Plan.   A total of 7,700,000 shares of Newco common stock will be reserved and available for issuance under the Incentive Plan. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 7,700,000 shares of common stock. The Incentive Plan limits non-employee director compensation, including cash fees and incentive equity awards (based on their grant-date fair value), to a maximum of  $450,000 per fiscal year in respect of their service as non-employee directors. If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated, the shares of common stock underlying that award will again become available for re-issuance under the Incentive Plan. However, none of the following shares will be available for re-issuance under the Incentive Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised stock-settled SARs. Any substitute awards, including all incentive stock options of CPH that are converted at the Closing into fully-vested incentive stock options to acquire Newco common stock, shall not reduce the shares authorized for grant under the Incentive Plan. We estimate that incentive stock options covering approximately 2,500,000 shares of Newco common stock will be issued under the Incentive Plan upon the conversion of incentive stock options of CPH into incentive stock options of Newco, which will not count against the 7,700,000 of shares reserved under the Incentive Plan.
Administration of the Incentive Plan.   The Incentive Plan will be administered by the plan administrator, which will be comprised of the Newco Board or a committee thereof designated by the Newco Board. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.
Participation.   Participation in the Incentive Plan will be open to employees, non-employee directors and consultants of Newco or its affiliates, who have been selected as eligible recipients under the Incentive Plan by the plan administrator. Awards of incentive stock options, however, shall be limited to employees of Newco or certain of its affiliates.
Types of Awards.   The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Incentive Plan.
Performance-Based Awards.   We may grant awards, the vesting of which is conditioned on satisfaction of certain performance criteria. Such performance-based awards may include performance-based restricted shares, restricted stock units or any other types of awards authorized under the Incentive Plan.
Performance Goals.   If the plan administrator determines that the vesting of an award granted to a participant will be subject to the attainment of one or more performance goals, such performance goals may be based on any one or more of the following (or such other performance criteria as the plan administrator may determine): earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of Newco common stock; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Restricted Stock.   A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator and set forth in the applicable award agreement. Unless otherwise determined by the plan administrator in its sole discretion, a sole participant will be entitled to vote shares of restricted stock. The plan administrator will determine and set forth in the award agreement whether the participant will be entitled to receive dividends on such shares.
Restricted Stock Units.   A restricted stock unit is a right to receive shares of common stock (or their cash equivalent) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, Newco must deliver to the holder of the restricted stock unit unrestricted shares of common stock (or their cash equivalent).
Non-Qualified Stock Options.   A non-qualified stock option entitles the recipient to purchase shares of Newco common stock at a fixed exercise price, which purchase may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. The exercise price per share will be determined by the plan administrator, but such price will generally not be less than 100% of the fair market value of a share of Newco common stock on the date of grant. Fair market value will generally be the closing price of an ordinary share on Nasdaq on the date of grant. Non-qualified stock options under the Incentive Plan generally must be exercised within ten years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.
Incentive Stock Option.   An incentive stock option is a stock option that entitles the recipient to purchase shares of Newco common stock at a fixed exercise price and further meets the requirements of Section 422 of the Code. The recipient’s purchase of shares under an incentive stock option may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. Incentive stock options may be granted only to employees of Newco and certain of its affiliates. The exercise price per share of an incentive stock option must not be less than 100% of the fair market value of a share of Newco common stock on the date of grant, and the aggregate fair market value of shares underlying incentive stock options that are exercisable for the first time by a participant during any calendar year (based on the applicable exercise price) may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Newco’s total combined voting power or that of any of Newco’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant.
Stock Appreciation Rights.   A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of Newco common stock on the exercise date and the exercise price of the SAR (which generally may not be less than 100% of the fair market value of a share of Newco common stock on the grant date), multiplied by the number of shares of common stock subject to the SAR (as determined by the plan administrator).
Other Stock-Based Awards.   We may grant or sell to any participant unrestricted common stock, dividend equivalent rights and/or other awards denominated in or valued by reference to our common stock under the Incentive Plan. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of Newco common stock.
Other Cash-Based Awards.   We may grant cash awards under the Incentive Plan, including cash awards as a bonus or based upon the attainment of certain performance goals.
Equitable Adjustments.   In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares of Newco common stock reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of shares of Newco common stock covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control.   In the event of any change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if Newco is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.
Amendment and Termination.   The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time, provided that the approval of our stockholders will be sought for any amendment to the Incentive Plan that requires stockholder approval under the rules of the stock exchange(s) on which Newco common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of Newco common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the Incentive Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.
U.S. Federal Income Tax Consequences
The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Incentive Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Incentive Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Incentive Plan.
Non-Qualified Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant or vesting of a non-qualified stock option. Rather, at the time of exercise of the non-qualified stock option, the optionee will recognize ordinary income, and Newco will be entitled to a deduction, in each case, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant or vesting of an incentive stock option (within the meaning of Section 422 of the Code) and Newco will not be entitled to a deduction at those times. If the incentive stock option is exercised during employment or within 90 days following the termination thereof  (or within one year following termination, in the case of a termination of employment due to death or disability, as such term is defined in the Incentive Plan), the optionee will not recognize any income and Newco will not be entitled to a deduction at the time of exercise. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.
Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and Newco will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, Newco will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs.   A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt or vesting of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. Newco will not be entitled to a deduction upon the grant or vesting of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock.   Except as described in the following paragraph, a participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock vests. Newco generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income).
Under Section 83(b) of the Code, a participant may elect instead to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are unvested at that time. If such an election is made, no additional taxable income will be recognized by such participant at the time of vesting, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of grant of the award, and the participant’s holding period for capital gains purposes will begin on such date of grant. Newco generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units.   A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares (or value of the cash paid) at the time of payment, and Newco will have a corresponding deduction at that time.
Other Stock-Based and Other Cash-Based Awards.   In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will generally not be taxed upon the grant of such an award, but, rather, will generally recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, Newco will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.
New Plan Benefits
Awards under the Incentive Plan will be made at the discretion of the plan administrator. There are no awards currently pending or contemplated under the Incentive Plan and it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Incentive Plan at this time. However, in accordance with the Merger Agreement and the Rollover Agreements and subject to the incentive stock option substitution rules under Code Section 424(a), incentive stock options held by certain of the CPH named executive officers will be converted into fully-vested incentive stock options covering Newco common stock upon the Closing. An estimate of the number of shares of Newco common stock covered by these converted incentive stock options are disclosed in the table below. The actual number of shares of Newco common stock covered by the converted stock options at the time of conversion will depend on the value of the CPH common stock and Newco common stock at the effective time of the CPH Merger.
Name and Position	Number of Shares Underlying Non-Contingent Options(1)	Number of Shares Underlying Contingent Options	Exercise Price per Share(2)
Bruce Young Chief Executive Officer of CPH	1,063,619	—		$0.93
Iain Humphries Chief Financial Officer of CPH Senior Vice President	205,447	—		$6.54
All current executive officers as a group	—	—		$—
All current non-employee directors as a group	—	—		$—
All current non-executive officer employees as a group	992,525	—	$	varies

(1)
Estimated based on a total rollover value under the Rollover Agreements of  $9,864,484 for Mr. Young and $753,768 for Mr. Humphries, and assuming estimated per-share values for CPH common stock and Newco common stock of  $27.33 and $10.20, respectively.

(2)
The initial exercise prices for the CPH incentive stock options were $2.48 and $17.50 for Mr. Young’s and Mr. Humphries incentive stock option awards, respectively. The estimated exercise prices per share for the Newco incentive stock options were determined by dividing the respective per share exercise prices of the CPH incentive stock options (assuming estimated per-share values for CPH common stock and Newco common stock of  $27.33 and $10.20, respectively) by the Exchange Ratio (as defined in the Merger Agreement) and rounding up to the nearest whole cent.

Equity Compensation Plan Information
Newco did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2017.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	—
Vote Required for Approval
Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Assuming a valid quorum is otherwise established, failure to vote, abstentions and broker non-votes will have no effect on the outcome of any vote on the Incentive Plan Proposal.
The Incentive Plan Proposal is conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Incentive Plan Proposal will have no effect, even if approved by our stockholders.
Recommendation of the Industrea Board
THE INDUSTREA BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow the Industrea Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal are approved.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, the Industrea Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal, or any other proposal.
Vote Required for Approval
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Assuming a valid quorum is otherwise established, failure to vote, abstentions and broker non-votes will have no effect on the outcome of any vote on the Adjournment Proposal. The Adjournment Proposal is not conditioned upon any of the other proposals.
Recommendation of the Industrea Board
THE INDUSTREA BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT INDUSTREA
General
We are a blank check company incorporated on April 7, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination.” Prior to our entering into the Merger Agreement, our acquisition and value creation strategy was to identify, acquire and, after an initial business combination, to build a company in an industry or sector that complements the experience of our management team and can benefit from our operational expertise. Our acquisition selection process has leveraged our team’s network of potential transaction sources, ranging from owners and directors of private and public companies, private equity funds, investment bankers, lenders, attorneys, accountants and other trusted advisors across various sectors. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting solely of cash and/or cash equivalents. Industrea is sponsored by Industrea Alexandria LLC, a portfolio company of, and led by the management team of, Argand. Industrea was formed to pursue an acquisition of a market leading manufacturing or service company in the industrial sector.
About Argand
Argand is a New York and San Francisco Bay Area based middle-market buyout firm that targets complex, often contrarian, situations in industrial sectors with a focus on global market leaders with stable cash flows, strong sustainable competitive advantages and a clear path to growth. Argand was formed by former senior partners of Castle Harlan, an industrial focused middle market private equity firm targeting investments in North America, Europe and Asia through its partnership with CHAMP Private Equity. A distinguishing feature of Argand’s investment strategy is its targeting of complex situations involving corporate carve-outs of non-core divisions, industries that are in transition, middle-market companies grappling with the opportunities and difficulties of global operations, good companies with overleveraged balance sheets and family owned businesses transitioning to professional management. The operational, organizational and strategic improvements that Argand seeks to make to these complex situations can unlock growth in earnings and other overlooked sources of value.
The investment team at Argand believes that CPH would gain an active cornerstone investor capable of supporting the capital needs of CPH’s growth plans through its partnership with Argand. Argand’s investment professionals have significant experience investing in and supporting highly global industrial businesses. Argand’s current portfolio includes Sigma Electric, a leading global manufacturer of metal castings, precision machined components and sub-assemblies for blue chip customers in the electrical products, power transmission and distribution and general industrial markets, headquartered in North Carolina, with highly automated manufacturing operations and employing over 450 engineers in India; Brintons Carpets, a leading global manufacturer of luxury woven carpets for commercial and residential end markets, headquartered in the U.K. with manufacturing operations in Poland, Portugal and India; and Oase, the leading global provider of outdoor water gardening products, based in Germany with a global manufacturing footprint and significant aftermarket component.
Argand’s team members also have significant experience in construction end-market oriented companies, including previous investment in a company that provides open-cut mining and civil works services for the resources, transport and construction sectors in Australia; and a company that provides fully integrated services including loading (lifting), transportation of bulk loads, engineering services and project management in Australia.
Further, Argand has significant experience supporting public companies. By way of example, Argand team members historically invested in Polypipe, one of the largest manufacturers and suppliers of plastic pipe and fittings in the U.K. and Ireland, which went public on the London Stock Exchange in 2014. Similarly, Argand team members historically invested in Shelf Drilling, the world’s largest operator of shallow water offshore drilling rigs, which went public in 2017 on the Norwegian Stock Exchange. Finally, Argand team members also supported the growth and subsequent initial public offering on the Australian Stock Exchange of Bradken, one of the world’s largest manufacturers of wear parts for the mining and construction industries.
About Industrea
Industrea’s management team is led by Howard D. Morgan, Tariq Osman, Heather L. Faust and Joseph Del Toro. Together, Mr. Morgan, Mr. Osman and Ms. Faust have more than 60 years of combined investment experience and have a strong track record of investing across both expansionary and recessionary market cycles. In 2015, they formed Argand after working together for a combined 40 years at Castle Harlan. They were joined at Argand by our Chief Financial Officer, Joseph Del Toro, in 2016. Mr. Del Toro is the Chief Financial Officer and Director of Portfolio Operations at Argand and has over 20 years of experience in financial operating roles and mergers and acquisitions roles. During their careers, our management team sourced, led and/or were actively involved in the management of 28 private equity platform investments and 18 add-on acquisitions. These transactions had a total enterprise value of over $6.7 billion.
Industrea’s management team is supplemented by five independent directors who are industrial sector veterans as well as Senior Executive Advisors of Argand. Our management team has successfully worked on prior private equity investments with each of our five independent directors. Our Non-Executive Chairman and independent directors sourced, led, and/or were actively involved in over 70 mergers, acquisitions, and divestitures of an aggregate of approximately $18.0 billion in transaction value. We believe these directors instrumental in helping us source and evaluate an initial business combination, and, more importantly, in seeking to add value to the company post initial business combination. For more information about our management team and board of directors, please refer to “Information about Industrea — Management”.
We believe our specific competitive strengths to be the following:
Management Track Record and Expertise.   Our executive officers and directors have significant experience in investing in industrial manufacturers and service providers, including knowledge of select niche industrial segments. We believe that the combination of deep industry experience and investing, operating and consulting backgrounds of our management team and board of directors will enable us significantly improve the value of industrial businesses such as CPH.
Access to Argand’s Deep Networks within the Industrial Sector.   We expect to benefit from our affiliation with Argand. Argand is a private equity firm specializing in industrial investments. Its team of professionals intend to actively support Industrea. The Argand team is located in New York City and the San Francisco areas, with a majority of its experience and relationships in the United States. However, the team has extensive additional experience and relationships globally. Of particular distinction, Argand has deep set of relationships with an exceptional network of over 100 current and former executives, entrepreneurs, consultants, and public sector leaders to help augment the Argand team’s value creation efforts. Many of these Senior Executive Advisors are former managers of past investments that the Argand investment professionals have been active in.
Focus on Value Creation.   Our management team seeks to not only buy well, but to also actively add value to its investments working in partnership with management teams to expand fundamentally good businesses. We intend to assist management of CPH to define short- and long-term operating plans that will significantly enhance the growth prospects, earnings and value of the business.
On April 10, 2017, our Sponsor purchased an aggregate of 5,750,000 Founder Shares, for an aggregate purchase price of  $25,000 or approximately $0.004 per share. In April and May 2017, our Sponsor transferred 28,750 Founder Shares (or 143,750 in the aggregate) to each of our independent directors.
On August 1, 2017, we consummated our IPO of 23,000,000 units, including 3,000,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option. Each such unit consists of one share of Class A common stock and one public warrant to purchase one share of Class A common stock at an exercise price of  $11.50 per share of Class A common stock. The units were sold at a price of  $10.00 per share, generating gross proceeds to us of  $230,000,000. Prior to the IPO closing date, we completed the private sale of an aggregate of 11,100,000 private placement warrants to our Sponsor at a price of  $1.00 per private placement warrant, each exercisable to purchase one share of Class A common stock at $11.50 per share, generating gross proceeds to us of  $11,100,000. On August 22, 2017, the Sponsor sold 55,500 Private Placement Warrants at their original purchase price to each of Industrea’s five independent directors, or an aggregate of 277,500 private placement warrants for $277,500. The private placement warrants have terms and provisions that are identical to those of the public warrants sold as part of the units in the IPO, except that the private placement warrants are not redeemable by us so long as they (including the Class A common stock issuable upon exercise of the warrants) are held by the Sponsor or its permitted transferees and they may be exercised by the holders on a cashless basis. The sale of the private placement warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
On August 1, 2017, the closing date of our IPO, $234,600,000 of the gross proceeds from the IPO and the sale of the private placement warrants was deposited in the trust account in the U.S. at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer and Trust Company acting as Trustee. Of the gross proceeds, $4,000,000 was used to pay underwriting discounts and commissions and the balance was available to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Funds held in the trust account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government obligations. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income tax obligations, the funds will not be released from the trust account until the earliest to occur of: (i) the completion of an initial business combination; (ii) the redemption of any shares of Class A common stock properly submitted in connection with a stockholder vote to amend the Industrea Charter to modify the substance or timing of our obligation to redeem 100% of such shares of Class A common stock if we do not complete a business combination by August 1, 2019; and (iii) the redemption of 100% of the shares of Class A common stock if we are unable to complete a business combination by August 1, 2019 (subject to applicable law).
On August 17, 2017, we announced that the holders of our units may elect to separately trade the Class A common stock and warrants included in the units commencing on August 21, 2017 on the Nasdaq under the symbols “INDU” and “INDUW,” respectively. Those units not separated will continue to trade on the Nasdaq under the symbol “INDUU.”
Initial Business Combination
Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. The Industrea Board has determined that the Business Combination meets the 80% test.
Redemption Rights for Holders of Public Shares
Pursuant to the Industrea Charter, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, public shares then held by them for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with our initial public offering (“IPO”), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commission totaling $8,050,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, as of September 30, 2018, the estimated per share redemption price would have been approximately $10.31.

Our Initial Stockholders, including our Sponsor, and our other current directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.
Submission of Our Initial Business Combination to a Stockholder Vote
The Special Meeting of our stockholders to which this proxy statement/prospectus relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Initial Stockholders, including our Sponsor, have agreed to vote any shares of Industrea common stock owned by them in favor of the Business Combination.
Limitations on Redemption Rights
Notwithstanding the foregoing, the Industrea Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the public shares.
Employees
We currently have five officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.
Management
Directors and Officers
The directors and officers of Industrea are as follow as of November 20, 2018:
Name	Age	Position
Howard D. Morgan	56	Chief Executive Officer and Director
Heather L. Faust	38	Executive Vice President and Director
Tariq Osman	40	Executive Vice President and Director
Joseph Del Toro	47	Chief Financial Officer
Charles Burns	32	Secretary
David A.B. Brown	74	Non-Executive Chairman
Thomas K. Armstrong, Jr.	64	Director
David G. Hall	60	Director
Brian Hodges	65	Director
Gerard F. Rooney	57	Director
Howard D. Morgan, 56, has been our Chief Executive Officer and a member of the Industrea Board since April 2017. Mr. Morgan has been a co-founder, Partner and Senior Managing Director of Argand as well as a member of its Management Committee and Investment Committee since September 2015. Prior to forming Argand, Mr. Morgan was the President of Castle Harlan from September 2014 to July 2015 and Co-President from August 2010 to September 2014. In addition, he served as chief executive officer and president of CHI Private Equity from February 2015 to July 2015. Until July 2015, Mr. Morgan was also a member of the board of directors and associated board committees of CHAMP. Mr. Morgan joined Castle

Harlan in 1996. Previously, Mr. Morgan was a partner at The Ropart Group, a private equity investment firm, and began his career at Allen & Company, Inc. Mr. Morgan is currently on the advisory board of Oase Management GmbH since July 2018. Mr. Morgan is a former director of over one dozen companies, including Shelf Drilling Inc., Pretium Packaging, LLC, IDQ, Securus Technologies, Inc., Baker & Taylor Acquisitions Corp., Polypipe, Austar United Communications Ltd. (ASX: AUN), Norcast Wear Solutions, Inc., AmeriCast Technologies, Inc., Ion Track Instruments, Inc., Land ‘N’ Sea Distributing, Inc., Penrice Soda Products Pty. Ltd., Branford Chain, Inc. and various CHAMP entities. He is a director and past Chairman of the Harvard Business School Club of New York, Chairman of the Parkinson’s Foundation, a director of the Alexander Hamilton Institute and the World Press Institute, and a director and Treasurer of the Friends of the Garvan Institute of Medical Research. Mr. Morgan was a director and officer of the Harvard Business School Alumni Board from 2006 to 2011. He received his B.A. from Hamilton College in Mathematics and Government and his M.B.A. from the Harvard Business School.
Mr. Morgan’s qualifications to serve on the Industrea Board include: his extensive leadership and board experience; his track record as a partner and senior managing director of Argand and as president of Castle Harlan; and his network of contacts in the industrial manufacturing and services industries.
Tariq Osman, 40, has been our Executive Vice President and a member of the Industrea Board since April 2017. Mr. Osman has been a co-founder, Partner and Managing Director of Argand as well as a member of its Management Committee and Investment Committee since September 2015. Previously, he was a Managing Director at Castle Harlan (and its affiliate, CHAMP), where he worked from January 2003 to July 2015, where he focused on private equity transactions across a wide range of industries, including portfolio management work for Shelf Drilling, Gold Star Foods, Caribbean Restaurants, International Energy Services, Blue Star Group and Austar United Communications. In addition, he served as a Managing Partner of CHI Private Equity from February 2015 to July 2015. Mr. Osman also previously worked at McKinsey & Company as a management consultant. In this role, he advised clients in the oil and gas, mining, construction and telecommunications sectors on strategy and operational improvements. Mr. Osman began his career in Australia as an engineer at Gutteridge, Haskins & Davey, working on oil and gas, mining and government infrastructure projects. He has been Chairman of the board of directors of Sigma Electric since October 2016, Chairman of the board of directors of Brintons Carpets Limited since July 2017, and a director of Gold Star Foods, a food distribution company, since April 2014. In October 2016, Argand acquired Sigma Electric, a global manufacturer of small, highly engineered castings for multinational companies serving the North American electrical products, power transmission and distribution, and general industrial markets. Sigma Electric operates nine manufacturing plants in India and one manufacturing plant in Mexico and has its U.S. headquarters and distribution center in Garner, North Carolina. He is a former director of Shelf Drilling Inc., Caribbean Restaurants, LLC, International Energy Services, the Blue Star Group and Hercules Offshore, Inc. (OTC: HERO). Mr. Osman holds an M.B.A. from the Wharton Graduate School of Business, a Masters of Engineering from the University of Adelaide and a Masters of Applied Finance from Macquarie University.
Mr. Osman’s qualifications to serve on the Industrea Board include: his leadership and business experience; his track record as a partner and managing director of Argand; and his network of contacts in the industrial manufacturing and services industry.
Heather L. Faust, 38, Heather L. Faust has been our Executive Vice President and a member of the Industrea Board since April 2017. Ms. Faust has been a co-founder, Partner and Managing Director of Argand as well as a member of its Management Committee and Investment Committee since September 2015. Previously, she was a Managing Director at Castle Harlan, where she worked from August 2008 to July 2015. In addition, she served as a Managing Partner of CHI Private Equity from February 2015 to July 2015. Prior to joining Castle Harlan, Ms. Faust was a management consultant at McKinsey & Company, where she worked in the United States and abroad across a variety of industries. Ms. Faust advised and directly assisted her clients in defining and implementing key strategic and operational business transformations. Ms. Faust’s experience also includes roles in the consumer industry as well as international development work in the Middle East. She has been a director of Sigma Electric since October 2016, chair of the advisory board for Oase Management GmbH since July 2018, and a director of Tensar Corporation, an industrial manufacturing company, since July 2014. Ms. Faust also previously served as a director of Baker & Taylor Acquisitions Corp., IDQ and Ames True Temper. Ms. Faust graduated Cum Laude from Princeton University with a BSE in Operations Research and Financial Engineering and holds an MBA from the Harvard Business School.
Ms. Faust’s qualifications to serve on the Industrea Board include: her leadership and business experience; her track record as a partner and managing director of Argand; and her network of contacts in the industrial manufacturing and services industry.
Joseph Del Toro, 47, has been our Chief Financial Officer since April 2017. Mr. Del Toro has served as Chief Financial Officer and Director of Portfolio Operations for Argand since October 2015 and has been a Partner of Argand since April 2018. Mr. Del Toro has held several executive financial roles in private equity-sponsored companies. Prior to joining Argand, he was Chief Financial Officer for Novitex Enterprise Solutions, a spin out from Pitney Bowes and a portfolio company of Apollo Global Management, from May 2014 to August 2015; Chief Financial Officer of Undertone, at the time a portfolio company of JMI Equity, from August 2012 to May 2014; and Vice President and Chief Financial Officer of The Topps Company, at the time a portfolio company of Madison Dearborn Partners, from March 2007 to August 2012. Mr. Del Toro also previously worked at Time Warner Inc. (NYSE: TWX), holding senior financial and operating roles at Time Inc. (NYSE: TIME), its magazine division, and in the Finance and Acquisitions unit of the corporate parent, where he was involved in approximately $20 billion of cable, publishing, and other media transactions. He began his career in the Mergers and Acquisitions department of Morgan Stanley and later served as an Associate at H.I.G. Capital Management, a global private equity firm. Mr. Del Toro has been a Director and member of the Audit Committee of Sigma Electric since October 2016. Mr. Del Toro holds a Bachelor of Arts in Economics-Mathematics with a Concentration in Mathematics from Columbia University and holds an M.B.A. from the Harvard Business School.
Charles Burns, 32, has been our Secretary since April 2017. Mr. Burns has been a vice president at Argand since February 2016. Previously, he was an associate at Castle Harlan from August 2011 to July 2013, where he worked on numerous investments including Securus Technologies, Inc., IDQ and Caribbean Restaurants, LLC. Prior to joining Castle Harlan, Mr. Burns was an analyst at Audax Group, where he focused on private equity transactions in middle market businesses across a variety of industries, including special chemicals, automotive aftermarket and dental practice management. Mr. Burns has been a director of Sigma Electric since June 2018. While at Audax Group, Mr. Burns was also a director of Affordable Interior Systems. His experience also includes roles in the consumer, media and telecom industries. Mr. Burns holds a B.A. in Economics from Harvard College and an M.B.A. from the Harvard Business School.
David A.B. Brown, 74, has been our Non-Executive Chairman since July 2017. Mr. Brown was the Chairman of the board of directors of Layne Christensen Company (Nasdaq: LAYN), a global water management, construction and drilling company, from May 2005 until June 2018 and served as its President and Chief Executive Officer from June 2014 to January 2015. In addition, Mr. Brown has served on the board of directors of EMCOR Group, Inc. (NYSE: EME) since December 1994, of Hercules Offshore, Inc. (OTC: HERO), an energy services company, from February 2015 to December 2016 and of Global Power Equipment Group Inc. (OTCMKTS: GLPW) since May 2016. Mr. Brown served as the Chairman of the board of directors of Pride until Pride’s acquisition by Ensco (NYSE: ESV) in May 2011 for approximately $8.6 billion, and he served as a member of Ensco’s board of directors from May 2011 to May 2014. Mr. Brown also previously served as the co-founder and President of The Windsor Group, Inc., and a director of numerous other companies in the energy industry. Mr. Brown is a Chartered Public Accountant. He earned his Bachelor of Commerce and a Masters in Accounting from McGill University and an M.B.A. from Harvard Business School.
Mr. Brown’s qualifications to serve on the Industrea Board include: his extensive leadership and business experience; his strong background in finance and public company governance; and his network of contacts in the industrial manufacturing and services industry.
Thomas K. Armstrong, Jr., 64, has served as a director of Industrea since July 2017. Mr. Armstrong previously served as the Chief Operating Officer of the Engineered Products division, a full service steel foundry and machining organization, at Bradken, from August 2008 to October 2013. Prior to that,

Mr. Armstrong served as President and Chief Executive Officer of AmeriCast Technologies, Inc., from December 2003 to July 2008 when the business was sold to Bradken. He has also served as the Chairman, President and Chief Executive Officer of Atchison Casting Corp. Mr. Armstrong has been a business advisor for TKA Investments LLC since March 2014 and a director of Sigma Electric since October 2016. Mr. Armstrong has also been President of the Armstrong Foundation since October 2013. Mr. Armstrong holds a Bachelor’s degree in Industrial and Systems Engineering from Georgia Institute of Technology.
Mr. Armstrong’s qualifications to serve on the Industrea Board include: his extensive leadership and business experience; his track record as the chief operating officer of Bradken and Chief Executive Officer at AmeriCast Technologies, Inc.; and his network of contacts in the industrial manufacturing and services industry.
David G. Hall, 60, has served as a director of Industrea since July 2017. Mr. Hall was the Chief Executive Officer of Polypipe (LON: PLP) and a member of Polypipe’s board of directors from September 2005 to his retirement in October 2017. Polypipe is one of Europe’s largest and most innovative manufacturers of plastic piping and energy efficient ventilation systems for the residential, commercial, civil and Infrastructure sectors. Following a number of divisional Managing Director positions in both private and publicly listed companies, Mr. Hall led the management buyout of Polypipe in Sept 2005, and following a number of disposals and acquisitions to reposition and refocus the business after a successful period of private ownership, Polypipe listed on the main market of the London Stock Exchange during April 2014. The company achieved FTSE 250 status in January 2016. Mr. Hall has been a non-executive director of Brintons Carpets Limited since February 2018. Mr. Hall served as President of the British Plastics Federation and vice Chairman of the Construction Products Association, and has more than 20 years of experience in the building products industry. Mr. Hall holds a Bachelor of Science in Mechanical Engineering from Kingston University.
Mr. Hall’s qualifications to serve on the Industrea Board include: his leadership and business experience; his track record as the chief executive officer of Polypipe; and his network of contacts in the industrial manufacturing and services industry.
Brian Hodges, 65, has served as a director of Industrea since July 2017. From August 1997 to December 2015, Mr. Hodges was the Managing Director and Chief Executive Officer of Bradken (ASX: BKN), an Australian public company and global manufacturer and supplier of steel products for the mining, transport, general industrial and contract manufacturing markets. During his tenure as chief executive of Bradken, Mr. Hodges guided Bradken through periods of considerable change and corporate activity with four different owners. Over the course of his career, he has gained considerable management and leadership experience in raw material production and processing, supply and logistics and steel manufacturing. Mr. Hodges holds a Bachelor of Chemical Engineering from the University of Newcastle.
Mr. Hodges’s qualifications to serve on the Industrea Board include: his leadership and business experience; his track record as the managing director and chief executive officer of Bradken; and his network of contacts in the industrial manufacturing and services industry.
Gerard F. Rooney, 57, has served as a director and chairman of the Audit Committee of Industrea since July 2017. Mr. Rooney has been an independent financial and operations consultant since July 2016. Previously, he served as Executive Vice President of operations of Armored Autogroup Inc., a consumer products company featuring the iconic Armor All and STP brands, from March 2014 to June 2016 after its merger with IDQ, the leading manufacturer of do-it-yourself air conditioner recharge products. Mr. Rooney was also responsible for the integration of Armored Auto Group and IDQ. Mr. Rooney was Chief Operating Officer of IDQ from December 2012 to March 2014 and Chief Financial Officer of IDQ from January 2008 to March 2014. Mr. Rooney was also previously the Chief Financial Officer of the predecessor of IDQ, Interdynamics, Inc. Mr. Rooney is currently a director of UCI Holdings, Inc., an industrial manufacturing company, and has been member of the advisory board for Oase Management GmbH since July 2018. In addition, Mr. Rooney is a Certified Public Accountant. He holds his B.B.A. in Public Accounting from Pace University.
Mr. Rooney’s qualifications to serve on the Industrea Board include: his leadership and business experience; his strong background in merger integration, operations and finance; as well as his network of contacts in the industrial manufacturing and services industry.

Stockholder Communications
The Industrea Board has established a process for stockholders to send communications to the Industrea Board. Stockholders may communicate with the Industrea Board generally or a specific director at any time by writing to Industrea’s Secretary, Industrea Acquisition Corp., 28 West 44th Street, Suite 501, New York, New York 10036. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Industrea Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Industrea Board generally, to the Chairman of the Industrea Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Industrea Board.
Director Independence
Nasdaq listing standards require that a majority of the Industrea Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Industrea Board has determined that Messrs. Armstrong, Brown, Hall, Hodges and Rooney are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Board Leadership Structure and Role in Risk Oversight
The Industrea Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of Industrea at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed the Industrea Board the flexibility to establish the most appropriate structure for Industrea at any given time. Currently, our Chief Executive Officer and Chairman roles are separately held by Mr. Howard D. Morgan and Mr. David A.B. Brown, respectively.
The Industrea Board is actively involved in overseeing our risk management process. The Industrea Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Industrea Board include consideration of the challenges and risks of our businesses, and the Industrea Board and management actively engage in discussion on these topics. In addition, each of the Industrea Board’s committees considers risk within its area of responsibility. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. In addition, our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of an entity that has one or more executive directors serving on the Industrea Board.
Number and Terms of Office of Officers and Directors
The Industrea Board consists of eight members. The Industrea Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Thomas K. Armstrong, Jr. and Gerard F. Rooney, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of David A.B. Brown, Brian Hodges and David G. Hall, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Howard D. Morgan, Heather L. Faust and Tariq Osman, will expire at the third annual meeting of stockholders.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. The Industrea Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Senior Managing Directors, Managing Directors, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.
Committees of the Industrea Board
The Industrea Board has two standing committees: an Audit Committee and a Compensation Committee. Each of our Audit Committee and our Compensation Committee is composed solely of independent directors.
Audit Committee
The Industrea Board has established an Audit Committee of the Board. Audit Committee members include Messrs. Armstrong, Brown, Hall, Hodges and Rooney. Mr. Rooney serves as chairman of the Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Messrs. Armstrong, Brown, Hall, Hodges and Rooney qualify as independent directors under applicable rules. Each member of the Audit Committee is financially literate and the Industrea Board has determined that Mr. Brown qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
We have adopted an Audit Committee Charter, which details the principal functions of the Audit Committee, including:
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the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

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pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our Audit Committee Charter is filed as an exhibit to our registration statement in connection with our IPO. A copy of our Audit Committee Charter is available, free of charge, from Industrea by writing to Industrea’s Secretary, Industrea Acquisition Corp., 28 West 44th Street, Suite 501, New York, New York 10036.
Compensation Committee
The Industrea Board has established a Compensation Committee of the Board. Compensation Committee members include Messrs. Armstrong, Brown, Hall, Hodges and Rooney. Mr. Armstrong serves as chairman of the Compensation Committee.
We have adopted a Compensation Committee Charter which details the principal functions of the Compensation Committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

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reviewing on an annual basis our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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if required, producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee Charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Our Compensation Committee Charter was filed as an exhibit to our registration statement in connection with our IPO. A copy of our Compensation Committee Charter is available, free of charge, from Industrea by writing to Industrea’s Secretary, Industrea Acquisition Corp., 28 West 44th Street, Suite 501, New York, New York 10036.

Committee Membership, Meetings and Attendance
Each of the Audit Committee and Compensation Committee of the Industrea Board is comprised entirely of independent directors.
From April 7, 2017 (inception) through December 31, 2017, the end of our fiscal year, our Audit Committee held one meeting, at which all members of the Audit Committee were present. The Industrea Board acted by written consent three times in fiscal year 2017. Our Compensation Committee did not hold meetings in fiscal year 2017.
We encourage all of our directors to attend our annual meetings of stockholders. This Special Meeting will be our first annual meeting.
Director Nominations
We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee in connection with the Business Combination. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Industrea Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.
The Industrea Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Industrea Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2017 there were no delinquent filers.
Code of Ethics
We have adopted a Code of Ethics applicable to our directors, officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 28 West 44th Street, Suite 501, New York, New York 10036 or by telephone at (212) 871-1107. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Conflicts of Interest
Argand Partners manages several investment vehicles. Funds managed by Argand Partners or its affiliates may compete with us for business combination opportunities. If these funds decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Argand may be suitable for both us and for a current or future Argand fund and may be directed to such investment vehicle rather than to us. Neither Argand nor members of our management team who are also employed by Argand have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as an officer of the company. Argand and/or our management, in their capacities as employees of Argand or in their other endeavors, currently are required to present certain investment opportunities and potential business combinations to the various related entities described above, current Argand investment vehicles, or third parties, before they present such opportunities to us. Argand and our management may have similar obligations to future investment vehicles or third parties.
Notwithstanding the foregoing, we may, at our option, pursue an initial business combination opportunity jointly with one or more entities affiliated with Argand (an “Affiliated Joint Acquisition”) opportunity with any such fund or other investment vehicle, but such parties would co-invest only if permitted by applicable regulatory and other legal limitations and to the extent considered appropriate. Such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the initial business combination by making a specified future issuance to any such fund or vehicle.
Argand and each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present an initial business combination opportunity. For example, Argand and certain of its officers currently are obligated by contract to offer or allocate certain investment opportunities first to specific private funds managed by them. Accordingly, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. We do not believe, however, that the fiduciary duties or contractual obligations of Argand and our officers or directors will materially affect our ability to complete our initial business combination. In addition, we may, at our option, pursue an Affiliated Joint Acquisition opportunity with an entity to which Argand or an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the initial business combination by making a specified future issuance to any such entity. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
Our Sponsor, officers and directors have agreed not to participate in the formation of, or become an officer or director of, any other blank check company such as our company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of our IPO.
Potential investors should also be aware of the following other potential conflicts of interest:
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None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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Our Initial Stockholders have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our Initial Stockholders have agreed to waive their redemption rights with respect to any Founder Shares held by them if we fail to consummate our initial business combination within 24 months after the closing of our IPO. If we do not complete our initial business combination within such time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the Founder Shares will not be transferable, assignable by our Sponsor until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the Class A common stock underlying such warrants, will not be transferable, assignable or salable by our Sponsor or its permitted transferees until 30 days after the completion of the Business Combination. Since our Sponsor and officers and directors may directly or indirectly own common stock and warrants, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

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Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating an initial business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. On October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses, and at the option of our Sponsor. Up to $1,500,000 of any amounts outstanding under such convertible promissory note may be convertible into warrants at a price of  $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Howard D. Morgan	Argand Partners, LP Oase Management GmbH	Private Equity Firm Water Products Design and Manufacturing	Partner and Senior Managing Director Member of Advisory Board
Tariq Osman	Argand Partners, LP Brintons Carpets Limited	Private Equity Firm Carpet Manufacturing	Partner and Managing Director Chairman
	Gold Star Foods	Food Distribution	Director
	Sigma Electric Manufacturing Corp.	Industrial Manufacturing	Chairman
Heather L. Faust	Argand Partners, LP Oase Management GmbH	Private Equity Firm Water Products Design and Manufacturing	Partner and Managing Director Chair of Advisory Board
	Sigma Electric Manufacturing Corp.	Industrial Manufacturing	Director
	Tensar International Corporation	Industrial Manufacturing	Director
Joseph Del Toro	Argand Partners, LP	Private Equity Firm	Partner, Chief Financial Officer & Director of Portfolio Operations
Charles Burns	Argand Partners, LP Sigma Electric Manufacturing Corp.	Private Equity Firm Industrial Manufacturing	Vice President Director
Thomas K. Armstrong, Jr.	Sigma Electric Manufacturing Corp.	Industrial Manufacturing	Director
David A.B. Brown	EMCOR Group, Inc.	Mechanical & Electrical Construction and Energy Services	Director
	Global Power Equipment Group Inc.	Industrial Manufacturing and Energy Services	Director
David G. Hall	Brintons Carpets Limited	Carpet Manufacturing	Director
Gerard F. Rooney	UCI Holdings, Inc. Oase Management GmbH	Industrial Manufacturing Water Products Design and Manufacturing	Director Member of Advisory Board
Accordingly, if any of the above executive officers, directors or director nominees becomes aware of an initial business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, and only present it to us if such entity rejects the opportunity.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, pursuant to the letter agreement, our Sponsor, officers and directors have agreed to vote any Founder Shares held by them and any public shares purchased during or after the offering (including in open market and privately negotiated transactions) in favor of our initial business combination.
Our Initial Stockholders have agreed to vote their Founder Shares and their public shares, if any, in favor of the Business Combination.
Limitation on Liability and Indemnification of Officers and Directors
The Industrea Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Industrea Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We also entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Industrea Charter. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors
Executive Compensation
None of our officers has received any cash or other compensation for services rendered to us. We have agreed to pay each of our independent directors $50,000 per year commencing on the date of our IPO prospectus for services rendered as board members prior to the completion of our initial business combination. Commencing on the date of our IPO prospectus, we have agreed to pay our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our Sponsor, officers and directors, or any affiliate of our Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. Any compensation to be paid to our officers will be determined, or recommended to the Industrea Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on the Industrea Board.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers or directors that provide for benefits upon termination of employment or service.
After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Newco Management After the Business Combination.”
Audit Committee Report
Our audit committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 1301, “Communications with Audit Committees,” referred to as PCAOB Audit Standard No. 1301. Additionally, our audit committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our audit committee recommended to our Board that the audited financial statements be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.
Submitted by:
Audit Committee of the Board of Directors
Gerard F. Rooney (Chair)
Thomas K. Armstrong, Jr.
David A.B. Brown
David G. Hall
Brian Hodges
Fees and Services
The firm of WithumSmith+Brown, PC (“Withum”) has served as our independent registered public accounting firm from April 7, 2017 (date of inception) through December 31, 2017. A representative of Withum is expected to be present at the Special Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.
The following is a summary of fees paid to Withum for services rendered. Our audit committee has determined that the services provided by Withum are compatible with maintaining the independence of Withum as our independent registered public accounting firm.
Audit Fees
Fees paid or payable for our independent registered public accounting firm were approximately $83,500 for the services it performed in connection with the Quarterly Reports on Form 10-Q for the fiscal quarters ended on June 30, 2017 and September 30, 2017 and our IPO, including review of our registration statement on Form S-1 and amendments thereto, comfort letters and consents.

Audit Related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. During the period from April 7, 2017 (date of inception) to December 31, 2017, we did not pay Withum for consultations concerning financial accounting and reporting standards.
Tax Fees
We did not incur any fees for tax services for the period from April 7, 2017 (date of inception) to December 31, 2017.
All Other Fees
All other fees consist of fees billed for all other services. We did not pay Withum for other services other than those set forth above.
Pre-Approval Policy
The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the audit committee will review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the audit committee charter.

INDUSTREA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of Industrea’s financial condition and results of operations should be read in conjunction with the unaudited condensed financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Overview
We are a blank check company incorporated on April 7, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”). Although we are not limited to a particular industry or sector for purposes of consummating an initial business combination, we intend to focus on manufacturing and service companies in the industrial sector. Our Sponsor is Industrea Alexandria LLC, a Delaware limited liability company.
The registration statement for our IPO was declared effective on July 26, 2017. On August 1, 2017, we consummated our IPO of 23,000,000 units, including the issuance of 3,000,000 units as a result of the underwriters’ exercise of their over-allotment option in full at $10.00 per unit, generating gross proceeds of $230 million. Each unit consists of one share of Class A common stock and one public warrant. Each public warrant entitles the holder to purchase one share of Class A common stock at a price of  $11.50 per share, subject to adjustment. We incurred offering costs of  $13.3 million, inclusive of  $8.05 million in deferred underwriting commissions.
Simultaneously with the closing of our IPO, we consummated the private placement (the “private placement”) of 11,100,000 private placement warrants at a price of  $1.00 per private placement warrant with our Sponsor generating gross proceeds of approximately $11.1 million. Each private placement warrant is exercisable to purchase one share of Class A common stock at $11.50 per share.
On August 22, 2017, the Sponsor sold 55,500 private placement warrants at their original purchase price to each of the Company’s five independent directors, or an aggregate of 277,500 private placement warrants for $277,500.
Prior to the consummation of our IPO, on April 10, 2017, the Sponsor purchased 5,750,000 Founder Shares for an aggregate purchase price of  $25,000. In April and May 2017, the Sponsor transferred a total of 28,750 Founder Shares to each of our five independent director nominees at their original purchase price.
Upon the closing of our IPO and private placement, $234.6 million from the net proceeds of the sale of the units in our IPO and the private placement was placed in the trust account. The funds in the trust account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by us, until the earlier of: (i) the completion of an initial business combination and (ii) the distribution of the funds in the trust account.
Our management has broad discretion with respect to the specific application of the net proceeds of our IPO and the private placement, although substantially all of the net proceeds are intended to be applied toward consummating an initial business combination.
If we are unable to complete an initial business combination within 24 months from the closing of our IPO (the “Combination Period”), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
On September 7, 2018, we entered into the Merger Agreement, pursuant to which (a) Concrete Merger Sub will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco, and (b) Industrea Merger Sub will be merged with and into our company, with us surviving the merger as a wholly owned subsidiary of Newco.
Under the Merger Agreement and pursuant to the CPH Merger, Newco will acquire CPH for aggregate consideration of  $610.0 million (subject to certain customary adjustments), payable in cash after taking into account (x) any shares of CPH capital stock that are contributed to Newco in exchange for shares of Newco common stock (valued at $10.20 per share) prior to the consummation of the CPH Merger and (y) any vested options to purchase shares of CPH common stock that are converted into vested options to purchase shares of Newco common stock immediately prior to the closing of the Business Combination. The cash portion of the consideration payable in the CPH Merger is expected to be between $446.9 million and $550.0 million, depending on the number of shares of Class A common stock sold as part of the units in our IPO that are redeemed in connection with the Closing. In addition, all of the issued and outstanding shares of Industrea common stock will be exchanged on a one-for-one basis for shares of Newco common stock and all of the outstanding warrants to purchase Industrea common stock will be assumed by Newco and be exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants.
The Closing is subject to certain conditions, including but not limited to an approval our stockholders of the Merger Agreement. The Merger Agreement may also be terminated by either party under certain circumstances.
Liquidity and Capital Resources
As indicated in the accompanying unaudited condensed financial statements, at September 30, 2018, we had approximately $322,000 in cash, approximately $3.0 million of interest income available to pay for franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) and a working capital deficit of approximately $4.1 million.
Through September 30, 2018, our liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares to the Sponsor, $224,403 in loans from the Sponsor (which was repaid in full on August 1, 2017), the proceeds from the consummation of the private placement not held in trust account, approximately $680,000 from interest income withdrawn from the trust account to pay franchise and income taxes during the nine months ended September 30, 2018, and an aggregate of approximately $311,000 in expenses drawn on the Sponsor Convertible Note described below, which is outstanding as of September 30, 2018.
On October 9, 2018, we issued a convertible promissory note to the Sponsor (the “Sponsor Convertible Note”), pursuant to which we may borrow up to $1,500,000 from the Sponsor from time to time for working capital expenses. The Sponsor Convertible Note does not bear interest and all unpaid principal under the Sponsor Convertible Note will be due and payable in full on the earlier of August 1, 2019 and the consummation of an initial business combination by the Company. The Sponsor will have the option to convert any amounts outstanding under the Sponsor Convertible Note, up to $1,500,000 in the aggregate, into warrants of the post-business combination entity to purchase shares of Class A common stock at a conversion price of  $1.00 per warrant. The terms of such warrants will be identical to the private placement warrants, including that each such warrant will entitle the holder thereof to purchase one share of Class A common stock at a price of  $11.50 per share, subject to the same adjustments applicable to the private placement warrants. Under the Sponsor Convertible Note, the Sponsor has waived any and all right, title, interest or claim of any kind in or to any distribution of or from the trust account, including any right to seek recourse, reimbursement, payment or satisfaction for any claim against the trust account. In February 2018, we entered into an expense reimbursement agreement (the “Reimbursement Agreement”) with the sellers of a potential business combination target (the “Sellers”). Discussions regarding the proposed transaction were terminated in February 2018. Pursuant to the terms of the Reimbursement Agreement, the Sellers agreed to reimburse us for fees incurred in connection with the transaction from December 19, 2017 and through the date of termination. During the first quarter of 2018, we received $1,275,067 from the Sellers as the final settlement of amounts owed under the Reimbursement Agreement. Any remaining unreimbursed expenses will be financed with Company proceeds held outside of the trust account or with a working capital loan from the Sponsor. The reimbursement amount was recorded as offset against general and administrative costs in the accompanying Statement of Operations.
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board;s Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 1, 2019.
Critical Accounting Policy
Class A Common Stock Subject to Possible Redemption
We account for our Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2018 and December 31, 2017, 21,617,554 and 21,815,963 shares of Class A common stock subject to possible redemption respectively, are presented as temporary equity, outside of the stockholders’ equity section of our balance sheets.
Results of Operations
Our entire activity since inception up to July 26, 2017 was in preparation for our initial public offering, and since the offering, our activity has been limited to the search for a prospective initial Business Combination. We will not be generating any operating revenues until the closing and completion of our initial Business Combination.
For the three months ended September 30, 2018, we had net loss of approximately $2.5 million, which consisted of approximately $1.1 million in interest income, offset by approximately $3.4 million in general and administrative costs, approximately $46,000 in franchise tax expense, and approximately $227,000 of income tax expense. Of these general and administrative costs, an aggregate of approximately $3.3 million was in connection with the Business Combination.
For the nine months ended September 30, 2018, we had net loss of approximately $2.0 million, which consisted of approximately $3.1 million in interest income, offset by approximately $4.4 million in general and administrative costs, approximately $150,000 in franchise tax expense and approximately $623,000 of income tax expense. Of these general and administrative costs, an aggregate of approximately $3.5 million was in connection with the Business Combination.
For the three months ended September 30, 2017, we had net income of approximately $144,000, which consisted of approximately $436,000 in interest income, offset by approximately $240,000 in general and administrative costs and approximately $51,000 in income tax expense.
For the period from April 7, 2017 (date of inception) through September 30, 2017, we had net income of approximately $144,000, which consisted of approximately $436,000 in interest income, offset by approximately $241,000 in general and administrative costs and approximately $51,000 in income tax expense.

Related Party Transactions
Founder Shares
On April 10, 2017, the Sponsor purchased 5,750,000 Founder Shares for an aggregate purchase price of $25,000. In April and May 2017, the Sponsor transferred a total of 28,750 Founder Shares to each of our five independent director nominees at their original purchase price. The Founder Shares will automatically convert into shares of Class A common stock at the time of our initial business combination and are subject to certain transfer restrictions. Holders of Founder Shares may also elect to convert their Founder Shares into an equal number of shares of Class A common stock, subject to adjustment, at any time. Our Initial Stockholders agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 1, 2017, the underwriters fully exercised their over-allotment option. As a result, 750,000 Founder Shares were no longer subject to forfeiture.
Our Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial business combination; or (B) subsequent to the initial business combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement
Concurrently with the closing of our IPO, the Sponsor purchased an aggregate of 11,100,000 private placement warrants at $1.00 per private placement warrant, generating gross proceeds of  $11.1 million in the aggregate in a private placement. Each private placement warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the private placement warrants were added to the proceeds from our IPO to be held in the trust account. If we do not complete a business combination within the Combination Period, the private placement warrants will expire worthless. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
On August 22, 2017, the Sponsor sold 55,500 private placement warrants at their original purchase price of  $1.00 per private placement warrant to each of the Company’s five independent directors, or an aggregate of 277,500 private placement warrants for $277,500.
The Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the initial business combination.
Related Party Loans
On August 1, 2017, we repaid in full an aggregate of  $224,403 loaned to us by the Sponsor to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing.
In addition, the Sponsor paid for certain operating expenses on behalf of our company. As of September 30, 2018, we owe approximately $311,000 to the Sponsor.
To finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). If we complete a business combination, we would repay the Working Capital Loans out of the proceeds of the trust account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the trust account. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans.

On October 9, 2018, we issued the Sponsor Convertible Note, pursuant to which we may borrow up to $1,500,000 from the Sponsor from time to time for working capital expenses. The Sponsor Convertible Note does not bear interest and all unpaid principal under the Sponsor Convertible Note will be due and payable in full on the earlier of August 1, 2019 and the consummation of an initial business combination by the Company. The Sponsor will have the option to convert any amounts outstanding under the Sponsor Convertible Note, up to $1,500,000 in the aggregate, into warrants of the post-business combination entity to purchase shares of Class A common stock at a conversion price of  $1.00 per warrant. The terms of such warrants will be identical to the private placement warrants, including that each such warrant will entitle the holder thereof to purchase one share of Class A common stock at a price of  $11.50 per share, subject to the same adjustments applicable to the private placement warrants. Under the Sponsor Convertible Note, the Sponsor has waived any and all right, title, interest or claim of any kind in or to any distribution of or from the trust account, including any right to seek recourse, reimbursement, payment or satisfaction for any claim against the trust account.
Administrative Support Agreement and Officer and Director Compensation
We have agreed to pay the Sponsor a total of  $10,000 per month for office space, utilities and secretarial and administrative support, commencing on July 27, 2017 through the earlier of our consummation of an initial business combination or our liquidation.
In addition, we have agreed to pay each of the five independent directors $50,000 per year commencing July 26, 2017 through the earlier of our consummation of a business combination or liquidation.
We recognized an aggregate of  $92,500 and $277,500 in expenses incurred in connection with the aforementioned arrangements with the related parties on our Statements of Operations for the three and nine months ended September 30, 2018, respectively, and aggregate of approximately $66,800 for the three months ended September 30, 2017 and for the period from April 7, 2017 (date of inception) through September 30, 2017 in the accompanying Statements of Operations.
Argand Subscription Agreement
In connection with the Business Combination, on September 7, 2018 we entered into the Argand Subscription Agreement with Newco and the Argand Investor for the purpose of funding the Business Combination consideration and paying the costs and expenses incurred in connection therewith and offsetting potential redemptions of public shares in connection with the Business Combination. Pursuant to the Argand Subscription Agreement, immediately prior to the Closing, we will issue to the Argand Investor (i) an aggregate of 5,333,333 shares of Industrea common stock for $10.20 per share, or an aggregate cash purchase price of  $54.4 million and (ii) up to an additional 2,450,980 shares of Industrea common stock at $10.20 per share for an aggregate cash purchase price of up to $25.0 million if, and only to the extent that, redemptions exceed $106.5 million. Such shares of Industrea common stock will become shares of Newco common stock upon the Closing. We also agreed to provide certain registration rights with respect to the shares of Industrea common stock issued pursuant to the Argand Subscription Agreement (and corresponding shares of Newco common stock).
Stockholders Agreement
In connection with the Business Combination, we are expected to enter into the Stockholders Agreement with Newco, the Initial Stockholders, the Argand Investor and certain CPH stockholders. Pursuant to the Stockholders Agreement:
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the Initial Stockholders have agreed not to transfer the Founder Shares until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Newco common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which Newco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Newco’s stockholders having the right to exchange their shares of Newco common stock for cash, securities or other property;

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the initial stockholders have agreed not to transfer the private placement warrants until 30 days after the Closing;

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each CPH Management Holder (as defined therein) has agreed not to transfer any shares of Newco common stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing;

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each Non-Management CPH Holders (as defined therein) may not transfer any shares of Newco common stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing; and

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The Argand Investor may not transfer any shares of Newco common stock acquired by the Argand Investor in exchange for the Industrea common stock issued to it pursuant to the Argand Subscription Agreement for a period commencing on the date of Closing and ending on (a) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement (as defined below) does not exceed the Peninsula Threshold (as defined in the Stockholders Agreement), the date that is one hundred and eighty (180) days after the Closing, or (b) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement exceeds the Peninsula Threshold, the date that is one year after the Closing.

Immediately prior to the closing of the Business Combination, pursuant to the Rollover Agreements, (i) certain Rollover Holders will contribute a portion of their shares of CPH’s capital stock to Newco in exchange for shares of Newco common stock, and (ii) certain such Rollover Holders will convert a portion of their vested options to purchase shares of CPH common stock for vested options to purchase shares of Newco common stock. Pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock upon the Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock upon the Closing; and (iii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock upon the Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these thresholds, Peninsula’s nomination right in respect of such threshold will expire. These additional directors, if any, have not yet been identified by Peninsula.
The Stockholders Agreement also provides that Newco will, not later than 90 days after the Closing, file a registration statement covering the Founder Shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the shares of Newco common stock issued to the CPH stockholders at the Closing. In addition, these stockholders will have certain demand and “piggyback” registration rights following the consummation of the Business Combination. Newco will bear certain expenses incurred in connection with the exercise of such rights.
Contractual Obligations
As of September 30, 2018, we did not have any long-term debt, capital or operating lease obligations or purchase obligations. We are a party to an administrative support agreement in which we will pay the Sponsor for office space, utilities and secretarial and administrative support in an amount not to exceed $10,000 per month as described above.

Registration Rights
The holders of the Founder Shares and private placement warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement entered into concurrently with our IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, on the earlier of  (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
We granted the underwriters a 45-day option from July 26, 2017 to purchase up to 3,000,000 additional units to cover over-allotments, if any, at our IPO price less the underwriting discounts and commissions, which was fully exercised on August 1, 2017.
We paid an underwriting discount of  $0.20 per unit, or $4.6 million in the aggregate, upon the consummation of our IPO. In addition, $0.35 per unit, or $8.05 million in the aggregate, of deferred underwriting commissions will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement.
Off-Balance Sheet Arrangements
As of September 30, 2018 and December 31, 2017, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.
Quantitative and Qualitative Disclosures About Market Risk
As of September 30, 2018 and December 31, 2017, we were not subject to any market or interest rate risk. Following the consummation of our initial public offering, the net proceeds of our initial public offering, including amounts in the trust account, may be invested in U.S. government treasury bills, notes or bonds or in certain money market funds that invest solely in direct US government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

We have not engaged in any hedging activities since our inception and we do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.
Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the fiscal quarter ended September 30, 2018, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our chief executive officer and chief financial officer have concluded that during the period covered by this report, our disclosure controls and procedures were effective.
Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
Changes in Internal Control over Financial Reporting
There was no change in our internal control over financial reporting that occurred during the fiscal quarter ended September 30, 2018 covered by this Quarterly Report on Form 10-Q that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

INFORMATION ABOUT CPH
CPH Business Overview
CPH is a leading provider of concrete pumping services in the highly fragmented U.S. and U.K. markets based on fleet size, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). Concrete pumping is a highly specialized method of concrete placement that requires highly-skilled operators to position a truck-mounted fully-articulating boom for precise delivery of ready-mix concrete from mixer trucks to placing crews on a job site. CPH’s large fleet of specialized pumping equipment and highly-trained operators position CPH to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH operates a fee-based revenue model with no bonding requirements.
Brundage-Bone was founded in 1983 by Jack Brundage and Dale Bone in Denver, Colorado. The co-founders, who set out to build the leading concrete pumping services company in the U.S., entered the Dallas market in 1984 and subsequently executed CPH’s first strategic acquisition in Seattle in 1986. Since its founding, CPH has completed more than 45 acquisitions expanding throughout the U.S., and in November 2016, CPH entered the U.K. market. Today, CPH is the number one player in every region it serves and is more than four times larger than the next competitor in the U.S. and approximately ten times larger than the next competitor in the U.K. based on fleet size. CPH’s industry includes approximately 1,000 regionally focused companies, many of which CPH believes are undercapitalized, utilize aged equipment and operate only smaller and significantly fewer boom pumps. In a typical market, CPH competes with only one or two other concrete pumping companies that can perform the larger and more complex projects that CPH can perform.
As the only nationally-scaled provider of concrete pumping in the U.S. and U.K. with 35-years of experience, CPH has the most comprehensive fleet and highly-skilled operators to provide quality service and is especially suited to support large and technically complex construction projects. CPH’s fleet’s size and breadth of operating capabilities allow CPH to target such larger and more complex jobs (which generally command higher price points) compared to smaller competitors with more limited fleet and operator resources, and also allows CPH to pursue multiple large projects concurrently. CPH has actively positioned its business towards commercial and infrastructure construction projects, while continuing to pursue profitable residential opportunities. CPH serves a large base of more than 8,000 customers with low customer concentration; CPH’s top 10 customers represented less than 10% of revenue in the fiscal year ended October 31, 2017. CPH is able to leverage its scale to move assets across the U.S. and the U.K. depending on which regions show stronger market conditions.
CPH’s fleet is operated by approximately 672 experienced employees as of July 31, 2018, each of whom is required to complete rigorous training and safety programs. As of July 31, 2018, CPH’s fleet of 941 total pieces of equipment consisted of 617 boom pumps, ranging in size from 17 to 65 meters, 56 placing booms, 16 telebelts and 252 stationary pumps and other specialized concrete placing equipment. CPH maintains the flexibility to move assets between branches depending on market conditions. CPH performs substantially all of its repair and maintenance work in-house through a staff of 93 mechanics so as to maximize fleet availability and performance levels. CPH operators are paid on an hourly basis and only when they are deployed on jobs, demonstrating CPH’s commitment to comprehensive and disciplined labor cost management. CPH Management estimates that 70% of CPH’s total costs are variable.
CPH is also the leading provider of concrete waste management services in the U.S. market based on fleet size, operating under the only established, national brand (Eco-Pan). After concrete is used at a construction site, the ready-mix trucks, concrete pump trucks and other equipment are required to be washed out to remove the remaining concrete before it hardens. U.S. federal and state environmental regulations regulate the safe and environmentally compliant disposal of this concrete waste (“washout”). CPH provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout, branded Eco-Pan, which is highly complementary to CPH’s core concrete pumping service. Eco-Pan provides a route-based solution that operates from 13 locations in the U.S. as of July 31, 2018, providing watertight pans to be used to collect concrete washout. Eco-Pan’s growth has been supported by heightened environmental regulations, potentially severe penalties on contractors who do not comply, and high costs associated with traditional labor-intensive concrete washout methods. CPH leverages its existing Brundage-Bone and Camfaud customers to cross-sell Eco-Pan as a value-added, cost-effective, regulatory-compliant solution to properly manage environmental issues caused by concrete.
For the fiscal year ended October 31, 2017, CPH generated revenues of  $211.2 million and net income of  $0.9 million. Pro Forma Adjusted Revenue and Pro Forma Adjusted EBITDA for the same period were $236.6 million and $78.4 million, respectively. See the section entitled “The Business Combination Proposal — Certain CPH Historical and Projected Financial Information.”
CPH’s key service segments are summarized below:
U.S. Concrete Pumping — Brundage-Bone:   CPH provides concrete pumping services in the U.S. with a fleet of 580 equipment units from a diversified footprint of 80 locations across 22 states as of July 31, 2018 and operates under the brand Brundage-Bone. CPH provides operated concrete pumping services, for which CPH bills customers on a negotiated time and volume basis based on the duration of the job and yards of concrete pumped. Additional charges (such as a fuel surcharge and travel costs) are frequently added based on the local market competitive environment and specific project requirements. Typically, CPH sends a single operator with each concrete pump. CPH does not take ownership of the concrete and thus has minimal inventory or product liability risk. CPH typically does not engage in fixed-bid work or have surety bonding requirements. CPH operates a daily fee-based revenue model regardless of project completion. Brundage-Bone is a leading provider of concrete pumping services in the U.S. based on fleet size and the only competitor with a multi-regional footprint in a highly fragmented industry. CPH’s large fleet of specialized pumping equipment and highly-trained operators position CPH to deliver concrete placement solutions that CPH Management believe facilitate substantial labor cost savings to its customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH has actively positioned the Brundage-Bone business towards commercial and infrastructure construction projects, while continuing to pursue profitable residential opportunities.
U.K. Concrete Pumping — Camfaud:   On November 17, 2016, CPH formed Oxford Pumping Holdings Ltd. to complete the stock acquisitions of two concrete pumping companies in the U.K.: Camfaud Concrete Pumps Limited, and Premier Concrete Pumping Limited, which each also owned 50% of the stock of South Coast Concrete Pumping Limited (together, the “Oxford Acquisitions”). Oxford Pumping Holdings Ltd. was a wholly-owned subsidiary of Brundage-Bone Concrete Pumping, Inc., which in turn is wholly owned by Concrete Pumping Intermediate Holdings, LLC. Following an internal restructuring, Oxford Pumping Holdings Ltd. changed its name to Camfaud Group Limited on April 3, 2018. CPH operates its business in the U.K. under the “Camfaud” brand name. Camfaud operates both a fixed and a mobile fleet. The fixed fleet business entails either (1) utilizing static line pumps with an accompanied operator, or (2) renting out the equipment on a long-term basis without an operator. Mobile equipment is charged to customers under a minimum hire rate (typically five to eight hours). The business model is similar to pumping in the U.S. In the U.K., CPH provides concrete pumping services with a fleet of 361 equipment units from 28 locations as of July 31, 2018. On July 3, 2017, CPH completed the stock acquisition of the U.K.-based company Reilly Concrete Pumping Ltd. (“Reilly”). The Reilly acquisition provides CPH with a more comprehensive footprint across the U.K., allowing the company to provide its diverse customer base with a truly national service offering on major infrastructure and commercial projects. Reilly’s mobile pump fleet totaled 44 pumps as of March 31, 2017.
Concrete Waste Management Services — Eco-Pan:   Eco-Pan was founded in 1999 and was acquired by CPH in 2014. Eco-Pan’s services help its customers to comply with environmental regulations, avoid fines and reduce their compliance costs. Eco-Pan is a route-based solution that operates 60 trucks and more than 5,100 custom metal pans to construction sites from 13 locations in the U.S. as of July 31, 2018. Eco-Pan charges a round-trip delivery fee and weekly or monthly rental rate for its pans, which provides a turn-key solution to the customer compared to the alternative of bagging the waste concrete, pouring it into an on-site lined pit, or disposing of it into trash dumpsters and arranging for a pick-up. Eco-Pan delivers watertight pans to job sites to collect concrete washwater, and picks up the pans to deliver to recycling centers, passing disposal fees onto the customer. To the extent that pans are held at the job site for an extended number of days or irregular waste is found in the pan, Eco-Pan charges incremental fees. Eco-Pan’s trucks are designed to allow for the pick-up and re-delivery of multiple pans, leading to significant incremental efficiencies as “route densities” increase. CPH believes that Eco-Pan is highly complementary to Brundage-Bone, as customers’ decision makers for purchasing concrete pumping services also typically handle the disposal of waste concrete. Currently, Eco-Pan operates in 12 of the 22 major markets that Brundage-Bone serves, providing additional growth opportunities from rolling out Eco-Pan in the other Brundage-Bone geographies. CPH Management also believe that cross-selling of Eco-Pan services to Brundage-Bone’s customers is a substantial revenue growth opportunity for the combined company. The combination of the two businesses also presents the opportunity for cost-saving synergies, as in some cases the Brundage-Bone and Eco-Pan fleets can be co-located at the same facilities, serviced by a common set of mechanics, administered by the same office staff and marketed by the same salespeople, while increasing “route densities” for pan pick-ups and deliveries.
CPH Industry Overview
Industry Overview — Concrete Pumping
There are two primary methods of placing concrete when direct pouring (“tail-gating”) is not an option: traditional methods (such as using wheelbarrows and cranes and buckets) and concrete pumping. Traditional methods are both labor-intensive and time-intensive, requiring loading materials into containers, hauling the containers to the appropriate location and subsequently returning the containers to the concrete mixer to be re-filled. Concrete pumping, by contrast, provides a safer, more cost-effective and more time-efficient concrete placement solution, in which concrete is continuously pressure pumped through a boom and hose directly to the specified area. Except where direct pouring is feasible (such as for highways and level sites where a ready-mix truck can park within approximately 15 feet of the concrete installation), concrete pumping continues to be the method of choice over traditional concrete placement methods, as it lowers construction costs, shortens job times, allows for better access to challenging pour locations and enhances worksite safety. A concrete pump can empty a ready-mix concrete truck in as little as four minutes and has the technical capability of being able to place concrete at distances of up to 1,000 feet vertically and 4,000 feet horizontally. By contrast, traditional methods such as using wheelbarrows are more labor and time intensive with up to 200 wheelbarrow loads required to empty a ready-mix truck. Given this ability, concrete pumping is the placement method of choice for technical jobs or when concrete must be placed in harder-to-reach areas, including multi-story commercial and residential projects as well as infrastructure projects such as tunnels and bridges.
Advantages of Concrete Pumping

Concrete Placement Methods

Pumping

Concrete is pumped from a ready-mix truck to the placement location and poured precisely in place

Tailgating

A truck is parked at the area and the concrete is dumped out the back of the truck down the attached chute

Crane & Bucket

Concrete is poured into a bucket that is lifted by crane to the placement location and placed manually

Wheelbarrow

Concrete is poured into a wheelbarrow and manually moved and placed in location

Advantages of Concrete Pumping

Speed and Efficiency

- Pumping enables a constant stream of concrete to be placed directly from the truck to the end location, rather than requiring repeated trips with a wheelbarrow or crane and bucket

Access / Precision of Placement

- Concrete can be precisely pumped into places a truck cannot reach as the concrete placement height or the surrounding land may be prohibitive for truck usage

Safety

- Pumping requires less labor, and the less personnel involved in concrete placement reduces the likelihood and severity of accidents by reducing human error

Consistent Placement

- Pumping produces a smoother and more consistent concrete placement compared to manual or direct methods as it provides better placement control

Comparable All-In Costs

- Pumping is materially less labor-intensive than traditional concrete placement methods, making it a cost-effective solution

Concrete pumping represents only approximately 1-2% of overall project cost for medium and large jobs but is highly critical due to the highly-perishable nature of concrete, which has only an approximate 90-minute life before hardening. During this time, concrete must be transported from the concrete plant to the worksite before it starts to harden. Concrete can represent as much as 10-12% of total construction project cost, and the cost of concrete has steadily increased over the last several years in the U.S. A wasted batch of concrete is costly to the contractor, who must often work under a fixed budget and tight timeline. These dynamics make customers relatively price-inelastic with regards to concrete pumping services. Concrete pumping helps its contractor customers avoid the potentially costly headaches associated with traditional methods of concrete placement. Concrete pumping enables greater speed and efficiency, ability to access hard to reach areas, increased safety, enhanced consistency of the concrete pour, and less labor intensity as compared to alternatives.
Comparing Concrete Pumping to Other Methods of Concrete Placement

Speed and Efficiency
Slow
Wheelbarrow
Crane & Bucket
Tailgating
Pumping
Fast
Access / precision of placement
Low
Tailgating
Crane & Bucket
Wheelbarrow
Pumping
High
Safety
Low
Wheelbarrow
Crane & Bucket
Tailgating
Pumping
High
Consistent placement
Low
Wheelbarrow
Crane & Bucket
Tailgating
Pumping
High
Labor intensity
High
Wheelbarrow
Crane & Bucket
Tailgating
Pumping
Low

Concrete pumping is typically used for foundations, walls and floors of buildings. In particular, concrete pumping is well-suited for:
•
Multi-story buildings:   Buildings above grade cannot use tail-gating to pour concrete, and wheelbarrows and crane and bucket pouring are more labor-intensive and time-intensive;

•
Urban construction or areas with limited space:   Concrete pumping requires less space and the equipment can be located farther from the construction site than tail-gating;

•
Projects with rapid turnaround times:   Concrete pumping is faster than other placement methods as concrete pumps are capable of placing over 200 cubic yards of concrete per hour, emptying an entire ready-mix truck in as little as four minutes (similar time as tail-gating), as compared to 45 minutes needed to unload a truck using a crane and bucket; and

•
Large scale projects:   Larger commercial, multi-family and public projects such as tunnels and bridges often use pumping to move large amounts of concrete in a shorter time compared to tail-gating, and are often constrained in smaller footprints which make it more difficult to place concrete in the middle of the site using traditional methods.

Common Applications for Concrete Placement Methods

Increasing Efficiency

Concrete Placement Methods	Typical Use Cases
Pumping Concrete is pumped from a ready-mix truck to the placement location and poured precisely in place.	• Multi-story buildings up to 100 stories • Construction sites with limited truck access • Residential, commercial, and public buildings in crowded areas • Bridge struts and decks
Tailgating A truck is parked at the area and the concrete is dumped out the back of the truck down the attached chute.	• Foundations • Highways and roads • Construction sites with truck access
Crane and Bucket Concrete is poured into a bucket that is lifted by crane to the placement location and placed manually.	• Multi-story buildings (medium and high rise) • Buildings in crowded areas • Construction sites with limited truck access
Wheelbarrow Concrete is poured into a wheelbarrow and manually moved and placed in location.	• Single-story buildings (horizontal placement) • Construction sites with limited truck access

Selecting a Concrete Pumping Provider
Customers consider equipment availability, service reliability, technical expertise and safety to be key purchasing criteria when choosing a concrete pumping provider. Price is a lower level consideration given that the cost of pumping is typically only 1-2% of total project costs of medium and larger jobs, whereas the value in terms of labor saved, accurate placement, and enhanced safety is relatively high. Equipment availability is important as contractors want to avoid having to hire several companies if the project requires several pump types or specialty equipment. For more complex commercial or infrastructure jobs, contractors place a premium on concrete pumpers who can provide specialized equipment. Furthermore, contractors value technical expertise and a commitment to safety, as these factors influence the perception of reliability, which is critical to ensuring on-time projects and avoiding worksite incidents. Contractors cannot afford to hire an inexperienced operator who could potentially risk the job timeline. Concrete pumping companies can therefore differentiate themselves by offering a wide range of equipment, reliable, high-quality service and a high degree of safety and compliance.
Competition
The concrete pumping industry is highly fragmented. CPH believes there are approximately 1,000 industry participants in the United States, operating an average of seven pumps each, with few competitors having a multi-regional presence and no other competitor having a national presence.
Due to servicing requirements and equipment transportation costs, most competition is at the local level. CPH estimates that approximately 65-75% of the U.S. market is served by small, local providers. CPH is the largest multi-regional concrete pumping provider in the U.S. based on fleet size, serving 22 states as of July 31, 2018. CPH believes the next largest competitor has operations in four states. National and regional service providers such as CPH enjoy competitive advantages over smaller, independent providers, which do not have the financial resources to maintain and support a diverse equipment fleet.
CPH estimates that it is more than four times the size of its next largest competitor in the U.S., by fleet size. CPH has the largest and most diversified fleet in the industry, which increases availability and provides contractors assurance that CPH will have the equipment they require when they need it. While CPH has

466 boom pumps in the United States as of July 31, 2018, CPH believes the average local competitor has a fleet size of 5-10 pumps and regional competitors have an average 50-60 pumps each. Relative to the U.S., the U.K. has a higher proportion of regional players. CPH is the leader in every city and region of the U.K. and is approximately ten times larger than its next largest competitor, by fleet size.
Concrete Pumping Demand Growth in the U.S. and U.K.
The attractive price-value proposition of concrete pumping has played a key role in the growing penetration of the concrete pumping industry. CPH believes that concrete pumping services typically represent only approximately 1-2% of total project cost for medium to large construction jobs. Notwithstanding the low cost of concrete pumping, these services are deemed critical due to the highly perishable life of concrete (typically approximately 90 minutes) and the high cost that concrete can represent of total project costs (as much as 10-12% of total project cost). CPH believes that most concrete pumping customers are therefore relatively price inelastic with regard to finding a reliable method to execute on their concrete placement requirements.
CPH believes that concrete pumping is estimated to represent 34% of total concrete placed in both the U.S. and U.K. This level of U.S. penetration is up from approximately 20% in 2000, but still meaningfully below estimated penetration levels of Continental Europe and the Middle East. CPH believes that the share of concrete pumping will continue to grow over the next decade. Growth in concrete pumping is expected to grow in the future and to be driven by several factors including commercial construction increasingly occurring in space constrained, urban areas (meaning less access for concrete trucks), residential developers building houses closer together to meet growing housing demand, urbanization trends continuing, construction labor costs continuing to increase as demand for skilled labor grows (which benefits concrete pumping given it is less labor-intensive than traditional concrete placement methods), and an increasing focus on worksite safety.
Concrete Placement by Method
Demand for concrete pumping is expected to continue to grow in both the U.S. and U.K. markets. Expenditures for concrete pumping are expected to grow by approximately 7% annually through 2021 in the U.S., and by approximately 2% annually through 2021 in the U.K., according to CPH projections. U.S. demand growth for concrete pumping is expected to be driven by positive trends in commercial, residential and infrastructure construction, as well as increases in penetration of concrete pumping as a percentage of overall concrete placement. Potential upside to forecasted growth of concrete pumping in the U.S. may result from U.S. tax reform and a potential infrastructure investment program. Growth of concrete pumping in the U.K. is expected to be supported by potential U.K. infrastructure investment programs including multiple phases of the $77 billion High-Speed Rail 2 project.

Pumped Concrete Demand in the U.S. and U.K.
Industry Overview — Concrete Waste Management Services
After concrete is used at a construction site, the ready-mix trucks, concrete pump trucks and other equipment must be washed out to remove the remaining concrete before it hardens. Concrete washout water (or “washwater”) is a slurry that contains toxic metals, is highly caustic and corrosive and contains elevated pH levels near 12 (compared to water at 7). Washwater can be harmful for wildlife, inhibit plant growth and contaminate groundwater. If not properly disposed of, washwater can percolate down through the soil, altering soil chemistry, and run off the construction site to adjoining roadside storm drains that discharge to rivers, lakes, or inlets. The U.S. Environmental Protection Agency (“EPA”) provides regulations for construction storm water management in the U.S. as regulated by the Clean Water Act and the Safe Drinking Water Act. The EPA ensures compliance with national regulations via on-site compliance monitoring, including on-site inspections and investigations of permits, off-site compliance monitoring such as data collection, program coordination and oversight, and support and solutions for overburdened communities. The EPA mandates that construction sites collect and retain all the concrete washwater and solids in leakproof containers to prevent the caustic material from contaminating ground or surface water. While EPA regulations serve as a national standard, states are ultimately responsible for enforcement within their borders, and many states have more stringent regulations than the EPA standard. For example, California, Washington, Oregon and Colorado have strict regulations requiring washout storage containers to be inspected prior to use, while Arizona, Florida and Texas hold the contractor responsible for daily inspections of the waste storage vicinity. Regulatory authorities can impose severe fines of up to $250,000 on contractors that do not comply. Environmental enforcement has increased significantly over the last decade, posing a major challenge for construction contractors.
As regulations and the density of construction projects increase, CPH believes contractors and builders are increasingly looking for waste management service providers who can provide turnkey solutions that manage washout collection and disposal. Larger builders and contractors are typically earlier adopters of such turnkey solutions, increasing awareness for mid-tier and local contractors who see the solutions working on-site.
Schedule of Permit Violations of the Clean Water Act
Source: U.S. Environmental Protection Agency.

Options for Concrete Washwater Containment
Concrete washout management services allow contractors to outsource the management of concrete waste. In addition to regulatory considerations, washout management services enable contractors to more effectively allocate their workforce to higher priority activities on the job site, alleviating the increasing labor costs which have hindered the construction industry. CPH believes that washout management services, including Eco-Pan’s offering, currently collect an estimated 10-15% of concrete washout volume generated in the U.S. Alternative solutions include self-managed washout pits (an estimated 38% of the market), washout roll-off bins (an estimated 31% of the market), dumpsters, vinyl and hay bale pits, plastic pits, or no solution (e.g. illegal dumping). These alternatives are typically less mobile, messier, and are often not leak-proof.
Methods of Concrete Washout Management

Increasingly Convenient and Regulatory Compliant

	% of U.S. Market	
Washout pan  	**10-15%**	• While regulations and compliance motivate some regions of the U.S., convenience and reduced labor have been key factors in increased awareness and usage of washout pan solutions
Washout roll-off  	**31%**	• The bigger, reusable container is environmentally compliant and offers benefits on larger sites because of its size and ramp design for trucks • Due to its large size and topless design, the washout roll-off container has limited mobility and leaves it susceptible to overflow from rainwater
Washout pit  	**38%**	• In some regions, lenient enforcement of regulations makes it easy for contractors to use an onsite washout pit, where they can collect and dispose of the material themselves • These pits are more common in large residential projects and projects with higher levels of acreage since they require much more space
No solution  	**16%**	• In increasingly fewer regions, regulations are not a primary concern and contractors do not have a washout management solution

CPH believes that CPH’s proprietary Eco-Pan washout pans comprise a unique, disruptive washout management solution. Eco-Pan is a route-based, full-service, leak-proof system that allows for regulatory-compliant and cost-effective capture and recycling of concrete washwater. Eco-Pan delivers watertight and sealable metal pans to job sites where contractors use the pans to collect concrete waste, then Eco-Pan picks up the filled pans and delivers the washwater to authorized recycling facilities. Relative to Eco-Pan, alternatives may result in a higher risk of overflowing, thereby risking fines for contractors operating the site, require more labor to manage, require a larger footprint or lack on-site mobility.
Selecting a Concrete Washwater Containment Provider
CPH believes that the key factors driving a contractor’s decision in selecting a concrete washwater containment solution include: a desire for a simple concrete waste management solution, a requirement to meet environmental regulations and avoid penalties, a reasonable price-value proposition (though price is not the main deciding factor), a small physical footprint, convenient scheduling and a clean worksite to promote efficiency and safety.

Key Customer Decision-making Factors — Concrete Washout Management
CPH believes Eco-Pan ranks high on all of customers’ key decision-making criteria above, on the basis of Eco-Pan’s full-service, leak-proof system that allows for regulatory-compliant and cost-effective capture and recycling of concrete washwater. Eco-Pan further requires a small physical footprint (particularly as compared to traditional alternatives such as washout pits) and offers customers convenient and frequent delivery and pick-up times. The level of convenience offered to Eco-Pan customers is further supported by the route-density Eco-Pan is able to achieve as the only national scaled player in the market.
Eco-Pan Key Benefits To Customers

Key Benefits

- ✓ Eliminates costly labor for setup, maintenance and destruction of legacy alternatives
- ✓ Avoids fines related to non-compliance of regulations
- ✓ Environmentally friendly and removes the risk of accidental spills and leaks
- ✓ Can schedule delivery / pick-up any day and time the client requires, even same day
- ✓ Pans have a small footprint relative to alternatives and are also mobile, which is crucial on jobsites since space is at a premium

Main Ent

CPH Competitive Strengths
Market Leader in the U.S. and U.K.
CPH is the #1 concrete pumping provider in every region it serves, and is more than four times larger than its next competitor in the U.S. (with approximately 10% market share) and approximately ten times larger than its next competitor in the U.K (with approximately 34% market share). Most of CPH’s competitors only serve local areas and lack breadth of equipment. Few regional competitors serve more than two states or markets, whereas CPH’s large diverse fleet and national reach support differentiated, high-quality service.
CPH Market Share in the U.S. and U.K. — Concrete Pumping
Note: Market position based on LTM revenue as of July 31, 2018. Analysis is pro forma for the financial impact of the April 2018 O’Brien acquisition (approximately $14 million of revenue on an LTM basis as of April 2018, all of which were earned providing concrete pumping services in the U.S.). U.K. (Camfaud) LTM revenue assumes constant currency adjustment based on a GBP to USD exchange rate of 1.370.
Compelling Customer Value Proposition
Customers tend to choose CPH because of its differentiated capabilities that ensure equipment and operator availability, reliable and high-quality service, and strict safety and environmental compliance. CPH strives to provide contractors with the most effective pumping equipment for their particular needs, operated by highly-trained operators that can be quickly dispatched to the job-site. Concrete pumps provide a critical service to CPH’s customers, as CPH’s equipment must arrive at the construction site before the ready-mix concrete trucks to prevent worksite delays and rejection of wet batches of concrete. Any service delays can interrupt construction, resulting in incremental costs for CPH’s customers related to stalled labor, equipment and materials, all of which typically greatly exceed the cost of concrete pumping. CPH’s regional structure, combined with its analytical tools, provide visibility to the utilization and profitability of its fleet nationwide, allowing CPH to respond efficiently to local customer needs and market trends as they develop. Additionally, CPH’s rigorous maintenance and repair program performed by CPH’s on-staff mechanics results in reduced equipment downtime and a high-level of equipment reliability for CPH’s customers. CPH is dedicated to its comprehensive recruitment, training, safety and retention programs, and CPH strives to be the employer of choice for talented employees in the concrete pumping industry. CPH also offers its customers a unique, full-service, leak-proof system that allows for regulatory-compliant and cost-effective capture and recycling of concrete washwater.

Customer Value Proposition
Considerable Benefits of Scale
CPH maintains the largest pumping equipment fleet with 617 boom pumps across 80 branches in the U.S. and 28 branches in the U.K., as of July 31, 2018. CPH’s large and diversified fleet (which includes specialty equipment such as placing booms and telebelts of different sizes) increases availability, providing contractors assurance that CPH will have the equipment they require when they need it. The average local competitor has a fleet size of 5-10 pumps and regional competitors have an average of 50-60 pumps. Each local market typically has only one to three scale players. Because CPH faces limited competition with regards to the size and type of fleet and operators necessary for pumping jobs, and even less competition capable of performing multiple large jobs simultaneously, CPH is often able to price its services at higher hourly and yardage rates while delivering substantial value and flexibility to its customers. Furthermore, CPH’s scale allows it to efficiently move equipment around the country to areas with the highest local demand, which helps maximize equipment utilization rates and pricing. Finally, CPH’s scale allows for favorable pricing terms with equipment suppliers. Due to the significant investment and time required to develop a large-scale fleet, technical expertise, customer base and broad operating footprint, CPH believes that none of its competitors or potential market entrants currently has the capability to replicate CPH’s service and fleet offering in the near term.
Platform with Significant Diversity
CPH’s broad geographic footprint, multiple service offerings, and exposure to three different end-markets provides significant operational diversity. This diversity is a key source of resiliency against changing market conditions.

Diverse Platform
Note: Revenue excludes contribution from the April 2018 O’Brien acquisition (approximately $14 million of revenue in FY 2017, all of which were earned providing concrete pumping services in the U.S.). CPH has an October fiscal year end.
(1)
Analysis is pro forma adjusted for a full year contribution of CPH’s U.K. segment (Camfaud), which was acquired in November 2016, and assumes a constant currency adjustment based on a GBP to USD exchange rate of 1.370.

(2)
U.S. revenue breakdown based on concrete pumping operations only.

(3)
Project count based on U.S. and U.K. concrete pumping operations only. Figures do not sum to 100% due to rounding.

Service Oriented Business Model with Strong Cash Flow Characteristics
CPH is a construction services business that provides specialized equipment with highly-trained operators. CPH believes its customers are much more focused on quality and timeliness of service than on price, and tend not to be as price sensitive as the cost of CPH’s services is generally not significant relative to the cost of the overall concrete placement of a construction project. Additionally, CPH’s equipment, on average, has a useful life of 10 to 25 years, which is significantly longer than the useful lives of most general construction equipment. In periods during which CPH’s fleet is less active, CPH incurs less labor, service and fuel costs, all of which are driven by the aggregate number of hours that CPH bills its customers. CPH estimates that 70% of CPH’s costs are variable, which CPH believes allows it to better adapt to fluctuations in economic cycles. Furthermore, CPH is able to generate significant cash through the sale of its aged assets in the global secondary market for pumping equipment. Through CPH’s proprietary analytical tools, CPH is able to deploy its fleet to meet specific client demands and maximize efficiency, which has contributed to CPH’s improved utilization of its fleet. CPH believes that its substantial asset base and high degree of operational flexibility allow it to generate positive operating cash flow throughout the business cycle. Since CPH does not take ownership of concrete or require any significant inventory, CPH has very limited working capital requirements, which further enhances its ability to generate positive operating cash flow throughout the economic cycle.
Loyal and Diverse Customer Base
CPH develops and maintains deep relationships with customers, many of whom have been using CPH’s services for decades. CPH believes that its commitment to provide its customers with consistent, high-quality service has resulted in a broad and diverse customer base, including national and regional contractors and local leaders in their respective geographies. CPH executes a high-volume of small and mid-size jobs across all end-markets that provide substantial and stable revenue with no customer concentration. CPH serves a base of more than 8,000 customers (often with several projects per customer) and has an approximate 95% customer retention rate based on the top 500 customers, as of July 31, 2018. The top 10 customers represent less than 10% of revenues and have an average tenure of more than 20 years. CPH believes the loyalty of its customers is the result of its high-quality, professional services and the attractive value proposition that it offers.
Eco-Pan Provides Waste Management Solution to Largely Unmet Market Needs
Eco-Pan is a rapidly growing, turn-key solution that ensures contractors remain in compliance with environmental regulations. Eco-Pan has grown rapidly as a result of increased enforcement of environmental regulations. Eco-Pan significantly reduces the likelihood of environmental incidents that can result in costly fines, while also being competitively priced to alternative solutions and reducing labor requirements for contractors. CPH believes that Eco-Pan is highly complementary to Brundage-Bone, as customers’ decision makers for purchasing concrete pumping services also typically handle the disposal of waste concrete. Currently, Eco-Pan operates in 12 of the 22 major markets that Brundage-Bone serves, providing additional growth opportunities from rolling out Eco-Pan in the other Brundage-Bone geographies. CPH Management also believe that cross-selling of Eco-Pan services to Brundage-Bone’s customers is a substantial revenue growth opportunity for the combined company. The combination of the two businesses also presents the opportunity for cost-saving synergies, as in some cases the Brundage-Bone and Eco-Pan fleets can be co-located at the same facilities, serviced by a common set of mechanics, administered by the same office staff and marketed by the same salespeople, while increasing “route densities” for pan pick-ups and deliveries. Furthermore, CPH intends to explore expanding Eco-Pan into the U.K., which represents an additional growth opportunity.
Eco-Pan’s Competitive Advantages Include Route Density, a Well-Recognized Brand, Existing Customer Relationships, Strong Product Attributes and A Focus On Compliance
Eco-Pan has several key competitive advantages that are expected to support its continued growth and protect its leading market position:
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Scale and route density: Eco-Pan is the only national player of scale in the concrete washout management sector. Given Eco-Pan has more customers per region compared to competitors, it enjoys the benefits of greater route density.

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Brand recognition: Eco-Pan has established strong brand recognition in the markets it serves, with limited competition from smaller, primarily local providers.

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Existing customer relationships: Eco-Pan is synergistic with the CPH concrete pumping customer base, as it is able to leverage the same footprint and sell a bundled service that spans a greater portion of the construction project’s lifecycle.

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Intellectual property: CPH has developed proprietary IP and know-how surrounding spill-free and leak-proof pans. Eco-Pan’s washout pans offer advantages over those of alternatives, with lids to prevent rainwater from over-flowing the pans and to prevent spills during transit.

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Regulatory compliance: Eco-Pan is a proven solution that complies with all federal, state and local regulations. It is also LEED accredited, ensuring all concrete waste is disposed of at approved recycling facilities.

Successful Track Record of Executing and Integrating Acquisitions
CPH has a strong track-record of identifying, executing and integrating acquisitions. Since 1983, CPH has executed over 45 acquisitions, which has allowed CPH to expand its end-market, service offerings and geographic reach. CPH derives acquisition synergies through increasing utilization of acquired pumps, achieving higher revenue per hour due to CPH’s greater pump availability and service levels, leveraging proprietary job costing tools, reducing purchasing and overhead costs, and capitalizing on cross selling opportunities with Eco-Pan. Additionally, as the only national provider of concrete pumping, CPH is often the only bidder or exit opportunity for local firms and is able to acquire companies at attractive valuations of pre-synergy LTM Adjusted EBITDA multiples of 4.5x or less, and 3.5x or less on a post-synergy basis.
Proven and Experienced Management Team
CPH is led by a highly tenured and experienced management team with significant industry experience. CPH Management has demonstrated its ability to source, acquire and integrate attractive acquisitions:
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Bruce Young (CEO) has led CPH in his current role for the past 10 years; Mr. Young’s experience in concrete pumping dates back to 1980.

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Iain Humphries (CFO) joined CPH in 2016; Mr. Humphries has over 20 years of experience in international finance and management leadership.

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Tony Faud (Managing Director, U.K.) manages all of CPH’s U.K. operations and has over 30 years of concrete pumping experience.

CPH’s Business Strategy
Leverage Eco-Pan Across CPH’s Operating Footprint
CPH’s concrete pumping and Eco-Pan businesses provide highly complementary services to a similar customer base, as the decision maker responsible for purchasing concrete pumping services is generally also responsible for the disposal of concrete waste. According to a CPH Management market assessment, managed solutions for washwater (including Eco-Pan) comprise approximately 15% of the total U.S. market of approximately $850 million. CPH Management estimates Eco-Pan’s current penetration at 3 – 4%, leaving significant potential for further penetration and cross-selling across CPH’s concrete pumping customer base. Eco-Pan is currently only rolled out in 11 U.S. states as of July 31, 2018 (all of which overlap with Brundage-Bone except for Washington D.C.). Furthermore, CPH intends to expand the Eco-Pan service in the U.K.
Continue to Pursue Accretive Acquisitions
CPH has a successful track record as a consolidator in the sector, having executed more than 45 accretive acquisitions since 1983. Concrete pumping represents a highly fragmented market. As the leading national provider, CPH is often contacted by its regional competitors, which are often led by founders seeking succession and/or exit strategies. CPH has been able to purchase the assets of former competitors at typical LTM Adjusted EBITDA valuations of approximately 4.5x or less on a pre-synergy basis and 3.5x or less on a post-synergy basis. CPH derives acquisition synergies from increasing equipment utilization, optimizing pricing, leveraging data analytics tools, generating purchasing synergies, rationalizing excess overhead costs and cross-selling Eco-Pan. CPH has a robust M&A pipeline that it will continue to pursue.
Expand into New Markets and Adjacent Services
With the 2016 acquisition of Camfaud as a template for successfully entering a new geographic market, CPH plans to explore leveraging acquisitions to expand internationally into Australia, Canada, Continental Europe and the Middle East. Additionally, with Eco-Pan as a template for successfully entering a new service offering, CPH is exploring expanding into adjacent services to cross-sell across its existing customer base, including tower crane rental.

Prioritize Larger, More Complex Projects
With CPH’s extensive equipment fleet and technical expertise, CPH will continue to pursue many of the largest, most complex commercial and infrastructure projects, such as high-rise buildings, tunnels, highway overpasses, water treatment facilities, wind farms and other industrial developments. Larger jobs require, on average, larger boom pumps, multiple pumping units and deployment of such equipment for longer periods of time. Because CPH faces limited competition that has the type of fleet and operators necessary for these jobs, and even less competition capable of performing multiple large jobs simultaneously, CPH is often able to price its services for this work at higher hourly and yardage rates while delivering substantial value to its customers. CPH believes its competitive advantages will allow it to continue to capture more of this work as commercial and infrastructure construction spending continues to rebound. At the same time, given its geographic breadth and leadership position in multiple markets across the U.S. and the U.K., CPH plans to continue to maintain a high degree of customer and project diversity.
Unique Capabilities to Service Any Type of Project
Source: FMI’s Construction Outlook.
Note: Single-Family Residential includes spend on improvements. Commercial includes Multi-Family Residential
(1)
US revenue breakdown based on concrete pumping operations only.

Improve Margins by Optimizing Fleet Mix
CPH intends to maintain its disciplined policy of remaining current on fleet repair and maintenance costs in order to maximize uptime, reliability and service levels for its customers. Going forward, CPH’s capital expenditures strategy will focus on balancing the mix of small versus large boom pumps, growing and enhancing the fleet size at a pace in line with revenue growth, and maintaining an appropriate fleet age. Through the financial downturn, CPH aggressively sold older pumps and were able to keep its best-maintained, highest-valued equipment.
Maintain Disciplined Pricing Policies and Cost Controls
CPH intends to continue rigorous cost controls to continue to optimize pricing and streamline fixed costs. CPH’s proprietary job-costing analytical tools have allowed it to better understand profitability by customer and optimally price jobs based on the underlying cost structure of various jobs. While the majority of CPH’s jobs are based on purchase orders, some of its larger customers’ jobs are under six to twelve month pricing agreements. As these arrangements continue to come up for renewal, CPH intends to continue to use its proprietary analytical tools to re-price work competitively to take advantage of improvements in market dynamics and underlying economic conditions as CPH continues to implement its diligent approach to cost management. CPH owns all of its equipment and has no outstanding operating leases. CPH intends to continuously look for further areas of pricing and cost improvement. CPH plans to further grow by rolling out its proprietary job-costing analytical tools in its U.K. business.
Continue to Lead Industry in Recruiting, Training and Safety
The success of CPH’s strategies ultimately depends on people, and CPH strives to be the employer of choice for highly motivated and skilled equipment operators. CPH will continue to emphasize its comprehensive training program and superior workplace safety record as providing a distinct advantage over competitors. CPH believes that it is the only multi-state concrete pumping company with a comprehensive in-house training program, dedicated safety directors and designated safety trainers in each branch. CPH will continue to provide its robust safety and risk management program, including in-house and field safety training for all of its employees and safety seminars, as well as site visits for all operators. CPH has experienced continuous improvement on its Total Recordable Incident Rate (“TRIR”) and EMR statistics, which were 1.86 and 0.97 as of the end of 2017, respectively. For the last two years, CPH’s TRIR has been continually improving as CPH has implemented safety initiatives to help ensure employees are safe on job sites. Brundage-Bone’s TRIR rating is substantially better than the U.S. industry average. CPH’s skilled employees and safety record are repeatedly cited as an important criterion for contractors that select CPH as a vendor. CPH will continue to focus on maintaining the ability of its trained operators to deliver safe, timely, premium quality concrete pumping services to its customers.
Geographic Footprint and Facilities
Headquartered in Denver, Colorado, CPH operates from a base of approximately 80 locations in 22 states in the U.S. and 28 locations in the U.K. as of July 31, 2018. CPH owns 18 locations in the United States. CPH leases primary branch facilities pursuant to the terms of the Master Lease described under “Certain Relationships and Related Person Transactions” and also leases satellite properties from which pumps are dispatched. Brundage-Bone leases 54 locations, Eco-Pan leases 8 locations and Camfaud leases 28 locations. Certain facilities are shared between Brundage-Bone and Eco-Pan and certain locations operate at construction sites without a formal lease.
Facilities

U.S. Market

U.K. Market

	Legend	Locations
Corporate HQ	★	
Brundage-Bone	●	80
Camfaud	●	28
Eco-Pan	●	13

As of July 31, 2018.

Equipment
CPH believes that it owns the most comprehensive fleet of concrete placement equipment in North America. With the industry’s largest, most technically advanced fleet, and a staff of highly trained and experienced operators, CPH is well-equipped to execute on the largest and most complex projects in both the U.S. and the U.K. Concrete pumps typically come in size ranges between 17 and 65 meters. CPH owns 100% of its fleet with an average fleet age of approximately nine years old as of July 31, 2018. CPH believes that most pieces of equipment can be extended out to useful lives of twenty years. CPH’s scale and robust in-house equipment servicing through highly-skilled mechanics ensure clients have consistent access to a breadth of specialized equipment. Further, CPH has a track record of keeping its fleet up-to-date through both investments in its fleet as well as through acquisitions of competitors, which are often structured as asset purchases that can offset growth capital expenditures, resulting in a higher return on assets than buying new units. CPH believes its scale and breadth of capabilities create a significant barrier to entry, as most competitors are not as well capitalized and are unable to replicate this offering. As of July 31, 2018, CPH’s concrete pumping equipment fleet is illustrated below.
Concrete Pumping Equipment Fleet

Boom Pumps

Mobile, truck-mounted boom pumps with vertical reach of over 200 feet

Fleet Size: 617

Stationary Pumps

Putzmeister
CONCRETE PUMP

Capable of handling high psi and long distance pumping up to 1,000 feet vertically or 4,000 feet horizontally

Fleet Size: 252

Placing Booms

Typically are used for high-rise projects and can be mounted upon a self-rising mount or base

Fleet Size: 56

Telebelts

Ideal for maneuvering concrete and construction material around a variety of job sites

Fleet Size: 16

Note: Stationary pumps includes other equipment.

Note: Fleet profile as of July 31, 2018. Includes the impact of April 2018 O’Brien acquisition.
Customers
CPH has built a large, diverse, and loyal customer base across the U.S. and the U.K. During the fiscal year ended October 31, 2017, CPH served a base of more than 8,000 customers (often with several projects per customer) and had an approximate 95% customer retention rate from prior year based on its top 500 customers. CPH’s top 10 customers represented less than 10% of revenues and had an average tenure of more than 20 years. CPH’s customer composition varies from year to year and is largely dependent on geographic location and general economic and construction market trends within its operating regions. CPH actively monitors regional trends and targets customers in fast-growing markets through its extensive geographic footprint and knowledge of each local construction market in each region.
CPH’s customers consist of contractors or concrete contractors that span across the commercial, infrastructure and residential end markets. CPH also sells replacement parts to smaller competitors that lack the capital and scale to independently maintain a sufficiently stocked replacement parts inventory. The contractual arrangements with customers are typically on a project-to-project purchase order basis.
Suppliers
CPH primarily purchases pumping equipment, replacement parts, and fuel for its day-to-day operations. CPH sources its concrete pumping equipment primarily from two suppliers, but there are a number of other suppliers and CPH is not dependent upon any single supplier. CPH Management believe that CPH is the industry’s largest consumer of concrete pumping supplies and, as such, has significant purchasing leverage. For example, CPH typically purchases fuel in bulk at favorable prices and utilizes onsite fuel storage facilities.
CPH’s key suppliers include the two leading concrete pump manufacturers, Schwing and Putzmeister. CPH believes that it remains a valued customer for key industry suppliers, ensuring CPH’s ability to purchase equipment, parts and supplies on favorable terms, relative to competitors. CPH believes the market for supplying equipment used in CPH’s business is increasingly competitive.

Employees
As of July 31, 2018, CPH had over 1,100 employees across the U.S. and the U.K., over 800 of whom are highly-skilled equipment operators and mechanics. CPH employees are highly experienced, with an average tenure for pump operators of over five years. Additionally, CPH has regional managers who, on average, have approximately 30 years of experience in the concrete pumping industry. CPH maintains a “gold standard” training program ensuring all operators can meet the requirements of any project. Operators are trained in concrete pumping as well as in basic mechanical repair, while shop managers are trained in inspection and maintenance of all critical truck systems.
Approximately 100 employees in CPH’s workforce are unionized across California, Oregon and Washington. These individuals are represented by the International Union of Operating Engineers (“IUOE”) under three separate collective bargaining agreements. CPH has historically maintained favorable relations with the IUOE, under which its operators are organized, and has not experienced any significant disputes, disagreements, strikes or work stoppages.
Safety
To CPH Management’s knowledge, CPH is the only concrete pumping company in the U.S. and the U.K. with a comprehensive, active safety program, an in-house safety department including dedicated safety directors at the corporate level, and a designated safety trainer at each branch. CPH is consistently recognized by key vendors and industry organizations (i.e., Association for General Contractors of America) for its commitment to safety. As part of CPH’s comprehensive safety management program, CPH actively tracks key safety performance indicators at each branch location to monitor safety performance, and takes corrective action when needed. Over the last two years, CPH’s TRIR has continually improved in the U.S. and U.K., with safety ratings that are significantly better than industry standards.
Legal Proceedings
CPH is a defendant in certain legal matters arising in the ordinary course of business. Based on available information, CPH Management is unable to estimate the costs, if any, to be incurred upon disposition of these matters, and therefore no provision for loss has been made. However, CPH believes the outcome of these matters is not likely to have a material effect on CPH’s future financial position, results of operations or cash flows.
Environmental Matters
CPH is subject to various federal, state and local and environmental laws and regulations, including those governing the discharge of pollutants into the air or water, the management, storage and disposal of, or exposure to, hazardous substances and wastes, the responsibility to investigate and clean up contamination, and occupational health and safety. Fines and penalties may be imposed for non-compliance with applicable environmental, health and safety requirements and the failure to have or to comply with the terms and conditions of required permits. CPH Management is not aware of any material instances of non-compliance with respect to environmental regulations.

CPH MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following management’s discussion and analysis together with “Selected Consolidated Historical Financial Information of CPH” and CPH’s unaudited financial statements and the related notes for the nine months ended July 31, 2018 and 2017 and CPH’s consolidated audited financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements about CPH’s business, operations and industry that involve risks and uncertainties, such as statements regarding CPH’s plans, objectives, expectations and intentions. CPH’s future results and financial condition may differ materially from those currently anticipated by CPH because of the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Overview
U.S. Concrete Pumping — Brundage-Bone (“Brundage-Bone”):
Founded in 1983 with just one location in Denver, Colorado, CPH provides concrete pumping services in the U.S. with a fleet of 580 equipment units from a highly diversified footprint of 80 locations across 22 states (as of July 31, 2018) and operates under the brand Brundage-Bone. Brundage-Bone provides operated concrete pumping services, for which Brundage-Bone bills customers on a negotiated time and volume basis based on the duration of the job and yards of concrete pumped. Additional charges (such as a fuel surcharge and travel costs) are frequently added based on the local market competitive environment and specific project requirements. Typically, Brundage-Bone sends a single operator with each concrete pump. Brundage-Bone does not take ownership of the concrete and thus has minimal inventory or product liability risk. Brundage-Bone typically does not engage in fixed-bid work or have surety bonding requirements. Brundage-Bone operates a daily fee-based revenue model regardless of project completion. CPH Management believe that Brundage-Bone is the leading provider of concrete pumping services in the U.S. based on fleet size and the only competitor with a multi-regional footprint in a highly fragmented industry. Brundage-Bone’s large fleet of specialized pumping equipment and highly-trained operators position Brundage-Bone to deliver concrete placement solutions that CPH Management believe facilitate substantial labor cost savings to its customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH Management has actively positioned the Brundage-Bone business towards commercial and infrastructure construction projects, while continuing to pursue profitable residential opportunities.
Late in fiscal year 2015 and in the first month of fiscal year 2016, CPH completed the asset purchase acquisition of five concrete pumping companies at approximately the value of the respective assets. Three of the acquisitions with a combined purchase price totaling approximately $7.3 million, positioned CPH in the South Carolina markets of Charleston and Greenville, in Knoxville, Tennessee, and in Birmingham, Alabama. The fourth acquisition was completed at a value of  $1.1 million and solidified CPH’s existing presence in the Dallas/Tyler area of Texas. The fifth acquisition was very small, and solidified CPH’s presence in the Amarillo/Lubbock region of Texas.
On April 20, 2018, Brundage-Bone entered into an asset purchase agreement to acquire substantially all assets of Richard O’Brien Companies, Inc., O’Brien Concrete Pumping-Arizona, Inc., O’Brien Concrete Pumping-Colorado, Inc. and O’Brien Concrete Pumping, LLC (collectively, “O’Brien” or “the O’Brien Companies”) for a purchase price of  $21.0 million. The O’Brien acquisition solidified Brundage-Bone’s presence in the Colorado and Phoenix, Arizona markets and is a compelling addition to the business.
U.K. Concrete Pumping — Camfaud (“Camfaud” and formerly known as Oxford Pumping Holdings, Ltd)
On November 17, 2016, CPH formed Oxford Pumping Holdings Ltd. (“Oxford”) to complete the stock acquisitions of two concrete pumping companies in the U.K.: Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited, which each also owned 50% of the stock of South Coast Concrete Pumping Limited (together, the “Oxford Acquisitions”). Oxford was a wholly owned subsidiary of Brundage-Bone Concrete Pumping, Inc., which in turn is wholly owned by Concrete Pumping Intermediate Holdings, LLC. Following an internal restructuring, Oxford Pumping Holdings Ltd. changed its name to Camfaud Group Limited on April 3, 2018. CPH operates its business in the U.K. under the “Camfaud”

brand name. Camfaud operates both a fixed and a mobile fleet. The fixed fleet business entails either (1) utilizing static line pumps with an accompanied operator, or (2) renting out the equipment on a long-term basis without an operator. Mobile equipment is charged to customers under a minimum hire rate (typically five to eight hours). The business model is similar to pumping in the U.S. In the U.K., CPH provides concrete pumping services with a fleet of 361 equipment units from 28 locations as of July 31, 2018. On July 3, 2017, Camfaud completed the stock acquisition of Reilly Concrete Pumping Ltd. (“Reilly”), a concrete pumping company based in the U.K. The Reilly acquisition provides Camfaud with a more comprehensive footprint across the U.K., allowing the company to provide its diverse customer base with a truly national service offering on major infrastructure and commercial projects. Reilly’s mobile pump fleet totaled 44 pumps as of March 31, 2017.
The aggregate purchase price for Camfaud (formerly known as Oxford) was approximately $56.0 million excluding transaction fees and expenses, which was paid through the issuance of an additional $40.0 million of Senior Secured Notes, $6.0 million of seller notes with an annual paid-in-kind interest rate of 5.0%, and the remainder drawn on a new £22.5 million credit facility (“U.K. Credit Facility”) secured by the working capital assets of Oxford and its subsidiaries. Wells Fargo Capital Finance U.K. Ltd was the lender on the U.K. Credit Facility. Terms of the Oxford Acquisitions included additional contingent consideration based on Oxford and its subsidiaries generating a minimum level average EBITDA over a three-year period following the acquisition date. The maximum contingent consideration payout of £2.5 million was based on the Oxford Acquisitions generating at least £11.25 million of annual average EBITDA for the three years following the closing.
On July 3, 2017, Camfaud completed the stock acquisition of Reilly Concrete Pumping Ltd (“Reilly”). The aggregate purchase price was approximately $13.2 million excluding transaction fees and expenses, which was paid through the issuance of a £1.5 million GBP seller note with an annual paid-in-kind interest rate of 5.0% and the remainder drawn on the U.K. Credit Facility.
Concrete Waste Management Services — Eco-Pan (“Eco-Pan”):
Eco-Pan’s services help its customers to comply with environmental regulations, avoid fines and reduce compliance costs. Eco-Pan currently operates solely in the United States. In August 2014, CPH acquired Eco-Pan. Eco-Pan is a route-based solution that operates 60 trucks and more than 5,100 custom metal pans servicing construction sites from 13 locations in the U.S. as of July 31, 2018. Eco-Pan charges a round-trip delivery fee and weekly or monthly rental rate for its pans, which provides a turn-key solution to the customer compared to the alternative of bagging the waste concrete, pouring it into an on-site lined pit, or disposing of it into trash dumpsters and arranging for a pick-up. Eco-Pan delivers watertight pans to job sites to collect concrete washwater, and picks up the pans to deliver to recycling centers, passing disposal fees onto the customer. To the extent that pans are held at the job site for an extended number of days or irregular waste is found in the pan, Eco-Pan charges incremental fees. Eco-Pan’s trucks are designed to allow for the pick-up and re-delivery of multiple pans, leading to significant incremental efficiencies as “route densities” increase. CPH believes that Eco-Pan is highly complementary to Brundage-Bone, as customers’ decision makers for purchasing concrete pumping services also typically handle the disposal of waste concrete. Currently, Eco-Pan operates in twelve of the 22 major markets that Brundage-Bone serves, providing additional growth opportunities from rolling out Eco-Pan in the other Brundage-Bone geographies. CPH also believe that cross selling of Eco-Pan services to Brundage-Bone’s customers is a substantial revenue growth opportunity for the combined company. The combination of the two businesses also presents the opportunity for cost-saving synergies, as in some cases the Brundage-Bone and Eco-Pan fleets can be co-located at the same facilities, serviced by a common set of mechanics, administered by the same office staff and marketed by the same salespeople, while increasing “route densities” for pan pick-ups and deliveries.
Reportable Segment Performance
CPH reports its financial performance based on the following segments: US Concrete Pumping — Brundage Bone, UK Concrete Pumping — Camfaud and Concrete Waste Management Services — Eco-Pan. The segment financials included in this MD&A are presented on a basis consistent with CPH’s internal management reporting. Any differences between CPH’s internal management reporting and its consolidated financial results are related to certain corporate-level and other activity that are not allocated to the various segments in the evaluation of financial performance. These are reflected as Corporate in the subsequent reportable segment financial performance discussion.
Results of Operations
Revenue
CPH generates revenue from Brundage-Bone, Camfaud, and Eco-Pan businesses each of which are described below:
U.S. Concrete Pumping — Brundage-Bone:   Revenue consists primarily of fees charged to customers for concrete pumping services and parts Brundage-Bone sells to other concrete pumping companies. Brundage-Bone charges customers a rate based on the hours the equipment is deployed on jobs, yards of concrete pumped and surcharges (such as for fuel) when appropriate. As Brundage-Bone never takes ownership of the concrete, Brundage-Bone is not responsible for billing the customers for the material that Brundage-Bone pumps on jobsites. The customer sources this separately. Brundage-Bone bills solely for services when rendered and is not subject to percentage of completion accounting for any of its revenues. Brundage-Bone has experienced minimal bad debt expense, averaging less than 1% of revenue on an annual basis.
U.K. Concrete Pumping — Camfaud:   Revenue consists primarily of fees charged to customers for concrete pumping services. Camfaud’s mobile concrete pumping business is very similar to that of Brundage-Bone. Camfaud’s static concrete pumping business either entails Camfaud providing pumping service utilizing static line pumps with an accompanied operator, or renting out the static pumping equipment on a long-term basis without an operator.
Mobile equipment is charged to customers under a minimum hire rate. This is typically based on a minimum hire period of between 5 hours and 8 hours. An additional charge to the customer is made in accordance with agreed fees when the customer exceeds the minimum hire period. Static equipment is charged to customers based on a minimum weekly (or fortnightly) hire. The static equipment is typically charged to customers over a minimum period of one week due to the small size of the equipment provided.
As Camfaud never takes ownership of the concrete, Camfaud is not responsible for billing the customers for the material that Camfaud pumps on jobsites. The customer sources this separately. Camfaud invoices solely for services when rendered and is not subject to percentage of completion accounting for any of its revenues. Camfaud has experienced minimal bad debt expense, averaging less than 1% of revenue on an annual basis.
Concrete Waste Management Services — Eco-Pan:   Revenue primarily consists of fees charged to customers for the delivery of pans and containers to jobsites and the disposal of the concrete waste material. Eco-Pan charges customers a delivery fee and a rental fee for the use of Eco-Pan’s proprietary pans and containers, disposal fees for the disposal of the concrete waste material, and a fuel surcharge. Eco-Pan bills for services when rendered. Eco-Pan also charges additional fees for material placed in the pans and containers that does not conform to Eco-Pan’s requirements, pans that are damaged by the customer, and for pans and containers that are kept by customers beyond the agreed initial rental period.
Cost of Operations:
U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s cost of operations consists primarily of wages and benefits for concrete pump operators and mechanics, parts, repair and maintenance, fuel, insurance and depreciation.
Wages and benefits:   approximately 45% to 48% of Brundage-Bone’s total cost of operations represents hourly wages paid to pump operators and maintenance personnel, plus union fees and payroll taxes that are costs of operations driven by both hours billed to customers and the hourly wage rate paid to Brundage-Bone’s employees.

Parts, repairs and maintenance:   approximately 17% to 19% of Brundage-Bone’s total cost of operations represents the costs for outside repair and maintenance on equipment, and parts and supplies that are used in repairing and maintaining Brundage-Bone’s fleet. These items are driven by fleet size and the age and the utilization levels of Brundage-Bone’s rolling stock equipment.
Fuel costs:   approximately 8% of Brundage-Bone’s total cost of operations reflects fuel costs incurred through the round-trip transit to jobsites and from powering, the pumping of concrete through specialized equipment. The impact of fuel price changes on Brundage-Bone’s operating performance is mitigated to the extent Brundage-Bone is able to pass through fuel charges to customers pursuant to agreed arrangements, although the changes in amounts paid by customers tend to lag behind increasing fuel price changes. Brundage-Bone maintains these pass-through arrangements on a substantial majority of its jobs.
Insurance costs:   approximately 6% of Brundage-Bone’s total cost of operations includes property, casualty, liability, and worker’s compensation and health insurance premiums. These expenses are variable within Brundage-Bone’s cost of operations and scale with revenues, fleet count and aggregate employment levels. Brundage-Bone is self-insured up to an agreed deductible on some policies, and has established reserves for estimated claims incurred but not reported.
Depreciation:   approximately 13% to 18% of Brundage-Bone’s total cost of operations reflects the depreciation on the rolling stock fleet.
Other costs of operations include licenses and permit costs, freight, equipment movement and other costs of operations that are driven by employment and fleet utilization levels.
U.K. Concrete Pumping — Camfaud
Camfaud’s cost of operations consists primarily of wages and benefits for concrete pump operators and mechanics, parts, repair and maintenance, fuel, insurance and depreciation.
Wages and benefits:   approximately 52% to 53% of Camfaud’s total costs of operations represents hourly wages paid to pump operators and maintenance personnel, plus payroll taxes and pension contributions. Operators are paid an hourly rate based on a contractual minimum 40-hour week. Operators are incentivized to supplement their hourly rate through discretionary performance bonuses, which are awarded by securing targets such as safety, attendance and maintenance of pump equipment. CPH believes this structure encourages good team morale and low employee turnover.
Parts, repairs and maintenance:   approximately 14% to 17% of Camfaud’s total cost of operations represents the costs for outside repair and maintenance on Camfaud’s equipment, and consumable parts and supplies that are used in repairing and maintaining Camfaud’s fleet.
Fuel:   approximately 8% to 10% of Camfaud’s total operations is driven by the deployment levels of Camfaud’s fleet, as well as the cost per gallon of diesel fuel. Camfaud incurs fuel costs through the round-trip transit to jobsites and from powering the pumping of concrete through specialized equipment. Camfaud fuels most trucks at Camfaud’s depot locations, which are secured by formal (and informal) rental agreements in areas throughout the U.K. The impact of increasing fuel price changes on Camfaud’s operating performance is mitigated to the extent Camfaud is able to pass through fuel charges to customers pursuant to agreed arrangements, although the changes in amounts paid by customers tend to lag behind increasing fuel price changes. Camfaud maintains these pass-through arrangements on a substantial majority of its jobs.
Insurance costs:   approximately 3% of Camfaud’s total cost of operations includes property, casualty, liability, and worker’s compensation and health insurance premiums. These expenses are variable within Camfaud’s cost of operations and scale with revenues, fleet count and aggregate employment levels. Camfaud is self-insured up to an agreed deductible on certain policies.
Depreciation:   approximately 13% to 18% of Camfaud’s total cost of operations reflects the depreciation on the rolling stock fleet.
Other costs of operations include licenses and permit costs, freight, equipment movement and other costs of operations that are driven by employment and fleet utilization levels.

Concrete Waste Management Services — Eco-Pan
Eco-Pan’s cost of operations consists primarily of wages for truck operators, parts, repair and maintenance, fuel, insurance, disposal fees, and depreciation.
Wages and benefits:   approximately 41% to 42% of Eco-Pan’s total cost of operations represents hourly wages, incentive bonuses, payroll taxes, benefits, and health insurance for truck operators and maintenance personnel.
Parts, repairs and maintenance:   approximately 15% of Eco-Pan’s total cost of operations represents the costs for parts, supplies, outside repairs and maintenance used to maintain Eco-Pan’s fleet of trucks.
Fuel cost:   approximately 10% to 12% of Eco-Pan’s total cost of operations represent fuel used in Eco-Pan’s trucks. Eco-Pan incurs fuel costs through round-trip travel to deliver and pick-up pans and containers. Eco-Pan’s trucks return to Eco-Pan’s home yard every evening. Eco-Pan charges fuel surcharges to customers, thereby mitigating the impact of rising fuel prices. Eco-Pan’s trucks fuel at off-site commercial fueling stations.
Depreciation approximately 9% to 11% of Eco-Pan’s total cost of operations reflects the depreciation of Eco-Pan’s fleet of trucks used of deliver and pick-up pans and containers.
Disposal fees:   approximately 10% of Eco-Pan’s total cost of operations represents costs incurred when Eco-Pan disposes of the material in pans and containers at approved disposal sites. Eco-Pan passes these fees through pricing to Eco-Pan’s customers.
Insurance costs:   approximately 9% to 10% of Eco-Pan’s total cost of operations includes commercial insurance and health insurance expenses. Eco-Pan’s health insurance plan is under the same structure as Brundage-Bone’s plan.
Other costs of operations include miscellaneous taxes, license, and permit costs.
General and Administrative:
CPH’s general and administrative costs include fixed costs related primarily to salaries and benefits for corporate personnel, branch management and administrative staff, expenses related to auto leases, depreciation and amortization costs on non-pumping assets, pickup trucks and office equipment, and other fixed costs related to operations including but not limited to rent and other fixed overhead expenses. These expenses also include accounting, legal and other professional service fees, facility costs, and bad debt expenses. CPH expects to continue to invest in corporate infrastructure and incur further expenses related to being a public company, including increased accounting and legal costs, investor relations costs, increased insurance premiums and other compliance costs associated with Section 404 of the Sarbanes-Oxley Act. As a result, CPH anticipates that general and administrative expenses will increase in future periods.
Provision for Income Taxes
Provision for income taxes consists primarily of federal and state income taxes in the United States and income taxes in foreign jurisdictions in which CPH conducts business.
EBITDA
CPH’s consolidated and segment EBITDA is calculated as Net income before subtracting Income tax expense (benefit), Depreciation and amortization, and Interest expense (income). Please refer to Note 15 Segment Reporting in the financial statements for the components of the aforementioned items by segment. Consolidated EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for performance measures calculated under GAAP (See “Non-GAAP Disclosures (Consolidated EBITDA and Adjusted EBITDA)” below.).

Comparison of the Nine Months Ended July 31, 2018 Compared to Nine Months Ended July 31, 2017
	Nine Months Ended July 31,		2017 to 2018
Revenue	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$118,423,775	$109,958,212	$8,465,563	7.7%
U.K. Concrete Pumping – Camfaud	36,705,092	24,975,218	11,729,874	47.0%
Concrete Waste Management Services – Eco-Pan	20,725,289	16,708,226	4,017,063	24.0%
Revenue	$175,854,156	$151,641,656	$24,212,500	16.0%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone revenue totaled approximately $118.4 million in the nine months ended July 31, 2018 compared to $110.0 million in the 2017 comparative period, representing an increase of 7.7%. The increase in revenue in 2018 was largely due to positive construction momentum in the first half of the year primarily in the West and Central regions in the U.S. Several markets in the West Region had more favorable winter conditions in the 2018 period as compared to the 2017 comparative period.
West region revenue increased due to contributions from operations in Washington and Oregon which increased by 39.9% or $3.3 million and 12.9% or $1.1 million, respectively, during the nine months ended July 31, 2018 as compared to the 2017 comparative period. Overall, the West Region experienced revenue growth of 13.5% or $3.4 million largely due to a 12.9% increase in billed hours. Oregon experienced an 8.7% increase in billed hours and $1.1 million in revenue growth. Washington experienced a 36.3% increase in billed hours and $3.3 million in revenue growth. These higher levels of operational activity in the West region were partially offset by 14.6% lower billed hour volume in California and a $1.0 million revenue decrease due to lower levels of pumping activity. The California revenue decrease is attributable to heavy snow and rainfall during the nine months ended July 31, 2018 as compared to the 2017 comparative period slowing down overall construction activity.
Central region revenue increased by 20.6% or $4.4 million during the nine months ended July 31, 2018 as compared to the 2017 comparative period. The Central region was positively impacted by healthy growth in the energy sector primarily in West Texas. West Texas revenue increased by 47.0% or $1.6 million during the nine months ended July 31, 2018 as compared to the comparable 2017 period. The revenue increases in West Texas were partially offset by a revenue decrease of 5.9% or $0.3 million in Wichita, Kansas due to harsh weather conditions during the nine months ended July 31, 2018 as compared to the 2017 comparative period.
The Mountain and Southeast regions were relatively stable with revenue increases of $1.2 million or 6.9% and $1.8 million or 9.3% respectively.
The South region experienced a decrease in revenue attributable to the Houston branch where revenue decreased by 28.5% or $1.8 million during the nine months ended July 31, 2018 as compared to the 2017 comparative period. The decrease in Houston was due to the overall impact of Hurricane Harvey whereby it took several months of disaster clean up and repairs to take place before the Houston economy was able to fully recover.
Parts revenue totaled $2.3 million for the nine months ended July 31, 2018 and 2017, respectively.
U.K. Concrete Pumping — Camfaud
Camfaud revenue totaled approximately $36.7 million in the nine months ended July 31, 2018 compared to $25.0 million in the comparable 2017 period representing an increase of 47.0%. This increase was primarily driven by the incremental revenue from the Reilly acquisition, which contributed an additional $8.6 million to the Camfaud revenue total. Additionally, the nine months ended July 31, 2018 included a full nine months of operations whereas the prior period had 15 fewer operating days. The remaining $3.1 million of growth is attributed to an increasing market share in the United Kingdom. Camfaud revenue is consistently split with approximately 70% of total revenues generated from the mobile pumping business and 30% generated from the static pumping business.
Concrete Waste Management Services — Eco-Pan
Eco-Pan revenue totaled $20.7 million in the nine months ended July 31, 2018 compared to $16.7  million in the 2017 comparative period, representing an increase of 24.0% or $4.0 million. Eco-Pan continues to experience strong growth in the adoption of its route-based environmental disposal service, as market demand for a premier concrete washout recycling solution continues to grow. The growth in Eco-Pan demand is driven by two primary factors: 1) Construction industry general contractors and other customers realizing that Eco-Pan is a cost effective and environmentally compliant alternative compared to legacy industry solutions and 2) significantly higher enforcement, fines and penalties levied by the Environmental Protection Agency (EPA) and state authorities for violations of the Clean Water Act. As a result, Eco-Pan has been able to secure more market share and drive a substantial volume of growth.
Eco-Pan’s largest markets are generally in the Western region of the U.S. Revenue increased in Utah by 38.7% or $0.7 million during the nine months ended July 31, 2018 as compared to the comparable 2017 period. Revenue in Washington increased by 21.3% or $0.8 million during the nine months ended July 31, 2018 as compared to the comparable 2017 period. Revenue in California increased by 15.2% or $0.5 million during the nine months ended July 31, 2018 as compared to the 2017 comparative period.
Revenue in Colorado increased by 10.6% or $0.4 million during the nine months ended July 31, 2018 as compared to the 2017 comparative period. The remaining increase in revenue was attributable to the various other markets in which Eco-Pan conducts business. No single Eco-Pan market experienced a substantial decrease in revenue of greater than 5% during the nine-month period ended July 31, 2018 as compared to the comparable 2017 period.
	Nine Months Ended July 31,		2017 to 2018
Cost of Operations	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$69,220,210	$66,763,931	$2,456,279	3.7%
U.K. Concrete Pumping – Camfaud	21,657,476	15,307,454	6,350,022	41.5%
Concrete Waste Management Services – Eco-Pan	7,552,606	6,121,521	1,431,085	23.4%
Cost of Operations	$98,430,292	$88,192,906	$10,237,386	11.6%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s costs of operations was $69.2 million for the nine-month period ended July 31, 2018 compared to $66.8 million for 2017 the comparative period, representing an increase of $2.5 million, or 3.7%. Costs of operations included depreciation expense of  $8.7 million (or 12.6% of total cost of operations), and $12.1  million (or 18.1% of total cost of operations), for the nine-month periods ended July 31, 2018 and July 31, 2017, respectively. The $3.4 million decrease in depreciation expenses was a result of several assets becoming fully depreciated before or during the nine months ended July 31, 2018. Total cost of operations as a percentage of revenue decreased from 60.7% in the nine months ended July 31, 2017 to 58.5% in the comparable period in fiscal 2018.
Wages, payroll taxes, union fees and benefits, totaling $33.4 million, represented 28.2% of revenue for the nine months ended July 31, 2018, compared with $29.8 million or 27.1% of revenue for the comparable period in fiscal 2017. Fuel costs increased by $1.3 million or 0.8% of revenue to 5.2% of revenue for the nine months ended July 31, 2018. Parts repair and maintenance costs, totaling $11.9 million, represented 10.0% of revenue for the nine months ended July 31, 2018, compared to $12.0 million or 10.9% of revenue in the comparable period in fiscal 2017. Commercial and health insurance costs were consistently 3.6% of revenue in the nine months ended July 31, 2018 and 2017.

U.K. Concrete Pumping — Camfaud
Camfaud’s cost of operations consists primarily of wages and benefits for concrete pump operators and mechanics, parts, repair and maintenance, fuel, insurance and depreciation. Camfaud’s cost of operations was $21.7 million for the nine months ended July 31, 2018, compared to $15.3 million for the comparable period in fiscal 2017, representing an increase of  $6.4 million, or 41.5%. This difference was primarily driven by the inclusion of the entire acquired component businesses of Camfaud and Reilly within the nine-month period ended July 31, 2018 versus the comparable period in the prior year.
Wages and benefits represented approximately $11.5 million or 31.4% of revenue for the nine months ended July 31, 2018, compared to $7.9 million or 31.8% of revenue for the nine months ended July 31, 2017. Parts, repairs and maintenance represented approximate 8.5% of revenue for the nine months ended July 31, 2018 of and represents the costs for outside repair and maintenance on equipment, and consumable parts and supplies that are used in repairing and maintaining Camfaud’s fleet. Parts, repairs and maintenance costs for nine months ended of July 31, 2018 were $3.1 million compared to $2.5 million or 10.2% of revenue, or 16.6.% for the nine months ended July 31, 2017. For the nine months ended July 31, 2018 and 2017, fuel represented approximately $2.0 million or 5.6% of revenue and $1.3 million or 5.3%, respectively. Fuel is an expense that is driven by the deployment levels of Camfaud’s fleet, as well as the cost per gallon of diesel fuel. Depreciation approximated $6.1 million and $2.0 million or 24.8% and 13.3% of for the nine months ended July 31, 2018 and 2017, respectively, and represents the depreciation of the rolling stock fleet. All period cost increases as described above, with the exception of depreciation and amortization, as a percentage of revenue are in line with expectations.
Concrete Waste Management Services — Eco-Pan
Eco-Pan’s cost of operations was $7.6 million for the nine months ended July 31, 2018, compared to $6.1 million for the same period in fiscal 2017, representing an increase of $1.4 million, or 23.4%. The increase in cost of operations is consistent with the higher volume of sales for the period. Depreciation expense on Eco-Pan’s fleet of service trucks for the nine months ended July 31, 2018 and 2017 totaled $0.7 million in both comparable periods.
Wages, payroll taxes, union fees and benefits, totaling $3.3 million, represented 15.7% of revenue for the nine months ended July 31, 2018, compared with $2.7 million or 15.7% of revenue for the comparable period in fiscal 2017. Fuel costs increased by $0.3 million or 0.6% of revenue for the nine months ended July 31, 2018 and 2017. Parts repair and maintenance costs, totaling $1.0 million, represented 5.0% of revenue for the nine months ended July 31, 2018, compared to $1.0 million or 5.7% of revenue in the comparable period in fiscal 2017. Disposal fees were approximately $0.8 million, or approximately 3.6% of revenue, which was consistent in the comparative reporting periods of both 2018 and 2017.
	Nine Months Ended July 31,		2017 to 2018
Gross Profit	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$49,203,565	$43,194,281	$6,009,284	13.9%
U.K. Concrete Pumping – Camfaud	15,047,616	9,667,764	5,379,852	55.6%
Concrete Waste Management Services – Eco-Pan	13,172,683	10,586,705	2,585,978	24.4%
Gross Profit	$77,423,864	$63,448,750	$13,975,114	22.0%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s gross profit increased by $6.0 million representing a 2.2% increase in gross profit margin to 41.5% of revenue for the nine months ended July 31, 2018 compared to 39.3% for the comparative period in fiscal 2017, consistent with the changes in revenue and cost of operations as noted above. The improvement in profitability was due primarily to lower depreciation expense and higher utilization rates in the 2018 period in comparison to the comparable 2017 period.

U.K. Concrete Pumping — Camfaud
Camfaud’s gross profit increased by $5.4 million or 55.6% to 41.0% for the nine months ended July 31, 2018 compared to 38.7% for the comparative period in fiscal 2017, consistent with the changes in revenue and cost of operations as noted above. The primary driver of this movement was the increase in depreciation and amortization expense as noted above. Other cost of operations increased in line with increases in revenue as is expected of the variable nature of many of the costs that constitute cost of operations.
Concrete Waste Management Services — Eco-Pan
Eco-Pan’s gross profit increased by $2.6 million or 24.4% to 63.6% of revenue for the nine months ended July 31, 2018 compared to 63.4% of revenue in the comparative period in fiscal 2017, consistent with the changes in revenue and cost of operations as noted above. The consistent margin period over period represents stability in Eco-Pan’s operating model.
General and Administrative Expenses	Nine Months Ended July 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$28,883,813	$28,256,637	$627,176	2.2%
U.K. Concrete Pumping – Camfaud	10,081,302	6,547,277	3,534,025	54.0%
Concrete Waste Management Services – Eco-Pan	5,506,838	5,337,215	169,623	3.2%
Corporate	(1,585,230)	(687,888)	(897,342)	130.4%
General and Administrative Expenses	$42,886,723	$39,453,241	$3,433,482	8.7%

Transaction Costs	Nine Months Ended July 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$2,520,013	$3,977,589	$(1,457,576)	-36.6%
U.K. Concrete Pumping – Camfaud	—	—	—	—
Concrete Waste Management Services – Eco-Pan	—	—	—	—
Transaction Costs	$2,520,013	$3,977,589	$(1,457,576)	-36.6%

U.S. Concrete Pumping — Brundage-Bone
General and administrative expenses were $28.9 million for the nine months July 31, 2018 compared to $28.3 million for the comparative period ended in fiscal 2017, representing an increase of  $0.6 million. General and administrative expenses included depreciation and amortization expense of  $2.2 million and $2.4 million for the nine months ended July 31, 2018, and July 31, 2017, respectively. Included in general and administrative expenses were $1.9 million and $1.1 million of property rent paid to a related company and $2.6 million and $0.2 million of management fees paid to Brundage-Bone’s primary shareholder for the nine months ended July 31, 2018 and 2017, respectively. These increases in management fees for the nine months ended July 31, 2018 were offset by nearly equal decreases in other general and administrative expenses during the same period. During the nine months ended July 31, 2018 the Company had large decreases in expenses related to bank charges, consulting fees, board of directors fees and use taxes as well as a gain on sale of property, plant and equipment that nearly equally offset the increase in management fees. Wages and benefits decreased by $0.2 million or 1.6% to 11.8% of revenue for the nine months ended July 31, 2018. There were no significant changes to the Brundage-Bone business during the nine months ended July 31, 2018 as compared to the comparable 2017 period, as such the change in general and administrative expenses was minimal.

Transaction costs totaled $2.5 million in the nine months ended July 31, 2018, and primarily related to the cost associated with the potential acquisition of CPH by Newco and the O’Brien asset purchase completed on April 20, 2018. These costs compared to $4.0 million in the comparative period in fiscal 2017 that related to the Camfaud acquisition. Transaction costs represented expenses for legal, accounting, and other professionals that were engaged in the completion of the purchase and sale of Brundage-Bone’s company.
U.K. Concrete Pumping — Camfaud
Camfaud’s general and administrative costs for the nine months ended July 31, 2018 of $10.1 million were 54.0% higher than in the comparative period in fiscal 2017, largely due to the impact of fair value adjustments on the earn-out liability associated with the Camfaud acquisition and the Reilly acquisitions and increased amortization expense. General and administrative costs included fixed costs related primarily to wages and benefits for administrative personnel and other fixed costs related to Camfaud’s operations.
Transaction costs were zero in the nine months ended July 31, 2018 and minimal in the comparative period in fiscal 2017.
Concrete Waste Management Services — Eco-Pan
Eco-Pan’s general and administrative expenses were $5.5 million for the nine months ended July 31, 2018, compared to $5.3 million for the comparative period in fiscal 2017, representing an increase of  $0.2 million. General and administrative expenses included depreciation and amortization expense of approximately $0.9 million and $1.1 million for the nine months ended July 31, 2018 and July 31, 2017, respectively. Wages and benefits in general and administrative expenses increased by approximately $0.2 million in the nine months ended July 31, 2018, as Eco-Pan invested in additional sales personnel.
Transaction costs were zero in the nine months ended July 31, 2018 and July 31, 2017.
Corporate
General and administrative expenses were ($1.6) million for the nine months ended July 31, 2018, compared to ($0.7) million for the comparative period in fiscal 2017, representing a decrease of $0.9 million. These amounts relate to the elimination of intercompany rent expense. There was a $0.7 million dollar increase in intercompany rental expense. This increase was due to a rental rate increase that went into effect in September 2017 that has been reflected in the nine months ended July 31, 2018.
Income from operations	Nine Months Ended July 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$17,799,740	$10,960,055	$6,839,685	62.4%
U.K. Concrete Pumping – Camfaud	4,966,314	3,120,487	1,845,827	59.2%
Concrete Waste Management Services – Eco-Pan	7,665,845	5,249,490	2,416,355	46.0%
Corporate	1,585,230	687,888	897,342	130.4%
Income from operations	$32,017,129	$20,017,920	$11,999,209	59.9%

U.S. Concrete Pumping — Brundage-Bone
As a result of the factors discussed above, income from operations was $17.8 million for the nine months ended July 31, 2018, compared to $11.0 million for the comparative period in fiscal 2017, representing an increase of  $6.8 million, or approximately 62.4%. The 2017 period included higher transaction costs as previously described due to the Camfaud acquisition. This accounted for approximately $5.7 million of the improved income from operations of the nine months ended July 31, 2018 as compared to the comparable period in fiscal 2017. Additional improvement in income from operations was due to the effect of increased gains on the sale of property, plant and equipment of  $1.6 million for the nine months ended July 31, 2018. The remaining improvement was related to fully depreciated assets in the nine months ended July 31, 2018 which resulted in $3.5 million of lower depreciation expense compared to the comparable fiscal 2017 period. The remaining increase in operating income was related to higher utilization and improved profitability as described in previous sections. Operating margin increased to 16.0% compared with 10.0% in the comparable fiscal 2017 period.
U.K. Concrete Pumping — Camfaud
Income from operations increased by approximately 59.2% to $5.0 million in the nine months ended July 31, 2018 compared to $3.1 million in the comparative period in fiscal 2017. Operating margin increased to 13.5% compared with 12.5% in the comparable period in fiscal 2017. The increase was due to increased revenue as a result of the Reilly acquisition while maintaining the same expense levels for general and administrative costs in the nine months ended July 31, 2018.
Concrete Waste Management Services — Eco-Pan
Income from operations increased by approximately 46.0% to $7.7 million in the nine months ended July 31, 2018, compared to $5.2 million in the comparative period in fiscal 2017. Operating margin increased to 37.0%, compared with 31.4% in the comparable period in fiscal 2017. The increase was due to higher volume of sales consistent gross profit margin and the ability to maintain stable general and administrative costs, which contributed to the increased overall margin contribution.
Corporate
See discussion above regarding the elimination of intercompany rent expense.
	Nine Months Ended July 31,		2017 to 2018
Other (Expense)/Income	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$(12,497,054)	$(14,912,844)	$2,415,790	-16.2%
U.K. Concrete Pumping – Camfaud	(3,158,595)	(2,559,773)	(598,822)	23.4%
Concrete Waste Management Services – Eco-Pan	(569)	25,501	(26,070)	-102.2%
Other (Expense)/Income	$(15,656,218)	$(17,447,116)	$1,790,898	-10.3%

Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income.
U.S. Concrete Pumping — Brundage-Bone
Interest expense was $12.5 million for the nine months ended July 31, 2018 compared to $14.9 million in the comparative period in fiscal 2017, representing a decrease of  $2.4 million. The decrease was due primarily to the Company’s acquisition of O’Brien during April 2018, which resulted in an additional $15.0 million in high yield bonds. The remaining primary driver of the decrease in Other (Expense)/Income is due to the absence of nearly $0.5 million of debt extinguishment costs for the nine months ended July 31, 2018 that occurred during the comparable period in fiscal 2017.
U.K. Concrete Pumping — Camfaud
Interest expense was $3.2 million for the nine months ended July 31, 2018 compared to $2.6 million in the comparative period in fiscal 2017, representing an increase of  $0.6 million. Interest expense also included approximately $0.4 million in connection with interest accrued on Seller loan notes for the Camfaud and Reilly acquisitions accruing at 5% annually for the nine months ended July 31, 2018. The increase in interest expense was related to the larger debt balance maintained by Camfaud.

Concrete Waste Management Services — Eco-Pan
Interest expense was minimal for the nine-month periods ended July 31, 2018 and July 31, 2017. Additionally, Gain/(Loss) on extinguishment of debt was zero for both reporting periods.
Income Tax (Benefit) Expense	Nine Months Ended July 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$(11,426,307)	$1,542,477	$(12,968,784)	-840.8%
U.K. Concrete Pumping – Camfaud	532,388	123,690	408,698	330.4%
Concrete Waste Management Services – Eco-Pan	308,155	1,785,973	(1,477,818)	-82.7%
Corporate	(46,646)	(650,335)	603,689	-92.8%
Income Tax (Benefit) Expense	$(10,632,410)	$2,801,805	$(13,434,215)	-479.5%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s estimate of income tax benefit for the nine months ended July 31, 2018 of $11.4 million increased by $13.0 million compared to the income tax expense of  $1.5 million in the comparable period in fiscal 2017, largely because of changes due to recent U.S. tax reform as discussed further in Note 10 of the unaudited condensed consolidated financial statements for the nine months ended July 31, 2018 and 2017.
U.K. Concrete Pumping — Camfaud
Camfaud’s estimate of income tax expense for the nine months ended July 31, 2018 of  $0.5 million increased by $0.4 million compared to income tax expense of $0.1 million in the comparable period in fiscal 2017, largely due to an increase in taxable income.
Concrete Waste Management Services — Eco-Pan
Eco-Pan’s estimate of income tax expense for the nine months ended July 31, 2018 of  $0.3 million decreased by $1.5 million compared to income tax expense of $1.8 million in the comparative period in fiscal 2017, largely because of changes due to recent U.S. tax reform.
Corporate
The Corporate segment’s estimate of income tax benefit was minimal for the nine months ended July 31, 2018 and July 31, 2017.
EBITDA(1)	Nine Months Ended July 31,		2017 to 2018
	2018	2017	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$28,737,164	$25,118,654	$3,618,510	14.4%
U.K. Concrete Pumping – Camfaud	11,008,175	7,305,546	3,702,629	50.7%
Concrete Waste Management Services – Eco-Pan	9,210,293	6,993,181	2,217,112	31.7%
Corporate	1,770,475	855,669	914,806	106.9%
EBITDA	$50,726,107	$40,273,050	$10,453,056	26.0%

(1)
Please see reconciliation of Net Income to EBITDA on page 250.

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s EBITDA increased by $3.6 million for the nine months ended July 31, 2018 as compared to the comparable 2017 period. The improvement in EBITDA was due primarily to revenue and margin growth as well as the other aforementioned factors above.

U.K. Concrete Pumping — Camfaud
Camfaud’s EBITDA increased by 53.7% or $3.8 million for the nine months ended July 31, 2018 as compared to the comparable 2017 period primarily due to the Reilly acquisition completed on July 3, 2017. The financial results in the nine months ended July 31, 2018 included all the acquired component businesses of Camfaud versus only a partial contribution of such acquired businesses of Camfaud in the comparable fiscal 2017 period.
Concrete Waste Management — Eco-Pan
Eco-Pan EBITDA increased by 31.7% or $2.2 million for the nine months ended July 31, 2018 as compared to the comparable 2017 period. The increase in EBITDA was primarily related to the revenue increase of $4.0 million combined with relatively stable gross profit margin and general and administrative costs.
Corporate
Corporate EBITDA increased by 106.9% or $0.9 million for the nine months ended July 31, 2018 as compared to the comparable 2017 period. The increase in EBITDA was primarily related to the increase in intercompany rent allocation that is eliminated in consolidation.
Comparison of years ended October 31, 2017 and October 31, 2016
Revenue	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$151,194,931	$153,488,134	$(2,293,203)	-1.5%
U.K. Concrete Pumping – Camfaud	36,433,763	—	36,433,763	—
Concrete Waste Management Services – Eco-Pan	23,581,905	18,937,413	4,644,492	24.5%
Revenue	$211,210,599	$172,425,547	$38,785,052	22.5%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone revenue marginally decreased by 1.5% or $2.3 million to $151.2 million for the fiscal year ended October 31, 2017, compared to $153.5 million in the comparative period in 2016. The decrease was primarily a result of the slower than expected recovery from severe winter weather influencing Brundage-Bone’s Washington, Idaho, Dallas and Wichita branches, in contrast to the unseasonably mild winter experienced in the comparative period in fiscal 2016. The effects of the September 2017 hurricanes in Houston and South Florida had an additional effect of delaying planned construction activity as these regions recovered from the impact of the storms. The overall negative impact on revenue due to these storms during the year ended October 31, 2017 totaled approximately $4.0 million. Despite the challenges experienced in fiscal year 2017, Brundage-Bone continues to see a sustained level of construction volume in both residential and commercial construction, with the outlook for infrastructure spending remaining relatively consistent, creating stable demand for Brundage-Bone’s services. Pricing continues to improve in Brundage-Bone’s markets that have favorable supply and demand fundamentals. Utah, Oregon, Oklahoma and California were Brundage-Bone’s strongest performing markets for the fiscal year ended October 31, 2017. Despite Arizona and Austin markets experiencing higher levels of competition, Brundage-Bone is confident of sustainable growth in these markets given their stable construction activity levels.
Revenue in the West region decreased by 1.9% or $0.7 million with Oregon experiencing an increase in revenue of 4.8% or $0.5 million. This increase was offset by decreases in revenue in California and Washington of 4.4% or $0.5 million and 5.5% or $0.7 million, respectively, due to unseasonably colder weather during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period.
Revenue in the South region decreased by 6.8% or $2.3 million with Dallas and Houston markets resulting in a revenue decrease of 17.6% or $2.2 million and 8.7% or $0.7 million, respectively. The decreases in revenue for Dallas and Houston were related to harsh winter weather conditions in Dallas and the hurricane impact. These decreases were offset by revenue increases in Austin of 8.9% or $0.5 million due to continued expansion and increased volume of business in this market.

Revenue in the Central region decreased by 6.1% or $1.9 million attributable to severe winter weather in Wichita and Colorado with decreases of 18.5% or $1.4 million and 2.8% or $0.5 million, respectively. As previously mentioned, severe weather impacted the results for Wichita, while Colorado had slightly more favorable weather conditions during the 2016 comparable period.
Revenue in the Southeast region increased by 5.4% overall or $1.4 million. Strong markets such as Charleston and Knoxville experienced revenue growth of 29.7% or $0.8 million and 55.9% or $1.0 million, respectively. Birmingham was opened during the 2017 fiscal year and contributed an additional $1.6 million in revenue to the Southeast region results. However, these increases in revenue were substantially offset by hurricane impacts in South Florida, which impacted nearby markets such Atlanta, Georgia and Greenville, South Carolina which resulted in revenues decreases of 9.7% or $1.1 million and 41.2% or $1.2 million as compared to the comparable fiscal 2016 period.
Revenue in the Mountain region increased by 5.4% or $1.3 million. The Utah market experienced sustained growth of 20.5% or $2.3 million during the year ended October 31, 2017 as compared to the comparable 2016 period. The increase in Utah is attributable to larger volumes overall. These gains were offset by lower results in Arizona and Idaho with decreases of 14.2% or $0.7 million and 4.7% or $0.3 million respectively.
U.K. Concrete Pumping — Camfaud
Camfaud revenue totaled approximately $36.4 million in the fiscal year ended October 31, 2017. The revenue split between mobile pumping and static pumping was approximately 70% and 30% during both periods. Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.
Concrete Waste Management Services — Eco-Pan
Revenue increased to $23.6 million for the fiscal year ended October 31, 2017 compared to $18.9 million for the fiscal year 2016, representing an increase of approximately $4.6 million, or 24.5%. The increase was primarily due to increasing demand for Eco-Pan’s services in Eco-Pan’s primary markets of Washington, Oregon, California, Utah, and Colorado. These regions combined generated an increase of $3.3 million or 71.4% of Eco-Pan’s overall growth.
There was a partial offset to this demand growth due to harsh weather experienced in early 2017, which limited Eco-Pan pick-ups in certain locations such as California and Washington. After Eco-Pan was purchased by CPH in 2014, Eco-Pan added additional operations in Oklahoma City, Austin, and Atlanta, which continue to experience growth contributing an additional $0.9 million of combined revenue during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. In May 2017, Eco-Pan opened a new location in Maryland primarily to service the Washington DC and Baltimore markets. The impact to revenue during the year ended October 31, 2017 were minimal given the relative short time the new branch had been operating. Additionally, Eco-Pan continues to incrementally increase the prices Eco-Pan charges for services in markets where supply and demand fundamentals allow.
Eco-Pan’s largest markets are generally in the Western region of the U.S. Revenue increased in Utah by 64.4% or $1.1 million during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. Revenue in Washington increased by 8.4% or $0.4 million during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. Revenue in California increased by 13.6% or $0.6 million during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. Revenue in Colorado increased by 15.9% or $0.8 million during the year ended October 31, 2017 as compared to the comparable fiscal 2016 period. The remaining increase in revenue was attributable to the various other markets in which Eco-Pan operates. No single market experienced a substantial decrease in revenue of 5% or greater during the year ended October 31, 2017 as compared to the comparable 2016 period.

Cost of Operations	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$90,821,087	$90,299,297	$521,790	0.6%
U.K. Concrete Pumping – Camfaud	22,257,111	—	22,257,111	—
Concrete Waste Management Services – Eco-Pan	8,373,301	6,942,476	1,430,825	20.6%
Cost of Operations	$121,451,499	$97,241,773	$24,209,726	24.9%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s cost of operations was $90.8 million for the fiscal year ended October 31, 2017 compared to $90.3 million for the fiscal year 2016, representing an increase of  $0.5 million, or 0.6%. Total cost of operations as a percentage of revenue increased from 58.8% in the fiscal year 2016 to 60.1% in the fiscal year 2017 due to the impact of the market recovering from harsh winter weather, causing marginally lower operator labor utilization for Brundage-Bone. Cost of operations included depreciation expense of $15.0 million (or 16.5% of total cost of operations), and $15.6 million (or 17.3% of total cost of operations), for the fiscal years ended October 31, 2017 and October 31, 2016, respectively. During periods of lower utilization, Brundage-Bone took opportunities to complete routine and preventative equipment maintenance in order to ensure maximum fleet uptime during Brundage-Bone’s busiest periods. Wages, payroll taxes, union fees and benefits, totaling $40.9 million, represented 27.0% of revenue for the fiscal year ended October 31, 2017, compared to 26.6% of revenue for the fiscal year ended October 31, 2016. Fuel costs increased by $0.6 million or 0.4% of revenue to $6.7 million, representing 4.4% of revenue in fiscal year 2017. Parts, repair and maintenance costs represented $16.8 million or 11.1% of revenue in fiscal year 2017 compared to $16.9 million or 11.0% of revenue in fiscal year 2016. Commercial and health insurance marginally increased from 3.0% of revenue in fiscal year 2016 to 3.4% of revenue in fiscal year 2017.
U.K. Concrete Pumping — Camfaud
Camfaud’s cost of operations consists primarily of wages and benefits for concrete pump operators and mechanics, parts, repair and maintenance, fuel, insurance and depreciation. Wages and benefits represented approximately $11.5 million or 51.8% of Camfaud’s total cost of operations, which represents hourly wages paid to pump operators and maintenance personnel, plus payroll taxes and pension contributions. Parts, repairs and maintenance expense totaling $3.7 million represented approximately 16.6% of Camfaud’s total cost of operations, and includes the costs for outside repair and maintenance, and consumable parts and supplies used in repairing and maintaining Camfaud’s fleet. Fuel cost of  $2.0 million represented approximately 9.2% of Camfaud’s total cost of operations, and is driven by the deployment levels of Camfaud’s fleet, as well as the cost per gallon of diesel fuel. Insurance expense of  $0.6 million represented approximately 3.1% of Camfaud’s total cost of operations, and includes property, casualty, liability, worker’s compensation and health insurance premiums. Depreciation expense of  $2.8 million represented approximately 12.8% of Camfaud’s total cost of operations and reflects depreciation on the rolling stock fleet.
Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.
Concrete Waste Management Services — Eco-Pan
Eco-Pan’s cost of operations was $8.4 million for the fiscal year ended October 31, 2017 compared to $6.9 million for the comparative period in fiscal 2016, representing an increase of  $1.4 million, or 20.6%. The increase was primarily driven by and commensurate with the increase in sales period over period. Depreciation expense of Eco-Pan’s fleet of service trucks, at $0.8 million in the fiscal year 2017, was marginally higher relative to the comparative period in fiscal 2016. Wages, taxes and benefits totaling $3.6 million represented approximately 15.4% of revenue in fiscal year 2017 compared to $3.0 million or 15.6% of revenue in fiscal year 2016, as Eco-Pan continued to optimize its shop mechanics and full-time truck operators. Parts, repairs, and maintenance expense represented $1.3 million or approximately 5.6% of revenue in fiscal year 2017 compared to $1.1 million or 5.8% of revenue in fiscal year 2016. Fuel cost amounting to $0.8 million represented approximately 9.8% of total cost of operations in fiscal year 2017, which was consistent for both fiscal year 2017 and fiscal year 2016 at 3.5% of revenue in fiscal year 2017. Disposal fees, which represent approximately 10.8% or $0.9 million of total cost of operations, were approximately 3.8% of revenue, which was consistent for both fiscal year 2017 and fiscal year 2016.
Gross Profit	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$60,373,844	$63,188,837	$(2,814,993)	-4.5%
U.K. Concrete Pumping – Camfaud	14,176,652	—	14,176,652	—
Concrete Waste Management Services – Eco-Pan	15,208,604	11,994,937	3,213,667	26.8%
Gross Profit	$89,759,100	$75,183,774	$14,575,326	19.4%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s gross profit margin decreased by 1.3% points to 39.9% in fiscal year 2017, compared to 41.2% in fiscal year 2016, consistent with the movement in revenue and cost of operations noted above. The primary cause of the decrease was due to severe weather events in the South and Southeast markets.
U.K. Concrete Pumping — Camfaud
Camfaud’s gross profit margin was 38.9% in the fiscal year ended October 31, 2017. Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.
Concrete Waste Management Services — Eco-Pan
Eco-Pan’s gross profit margin increased by 1.2% points to 64.5% in fiscal year 2017 compared to 63.3% in fiscal year 2016, consistent with the movement in revenue and cost of operations noted above.
General and Administrative Expenses	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$36,707,978	$34,482,752	$2,225,226	6.5%
U.K. Concrete Pumping – Camfaud	9,799,143	—	9,799,143	—
Concrete Waste Management Services – Eco-Pan	7,635,512	7,119,400	516,112	7.2%
Corporate	(1,277,723)	(1,011,392)	(266,331)	26.3%
General and Administrative Expenses	$52,864,910	$40,590,760	$12,274,150	30.2%

Transaction Costs	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$4,489,517	$3,691,466	$798,051	21.6%
U.K. Concrete Pumping – Camfaud	—	—	—	—
Concrete Waste Management Services – Eco-Pan	—	—	—	—
Transaction Costs	$4,489,517	$3,691,466	$798,051	21.6%

U.S. Concrete Pumping — Brundage-Bone
General and administrative expenses, excluding transaction costs, were $36.7 million for the fiscal year ended October 31, 2017, compared to $34.5 million for the fiscal year ended October 31, 2016, representing an increase of  $2.2 million. General and administrative expenses included depreciation and amortization expense of  $3.3 million and $3.7 million for the fiscal years ended October 31, 2017, and October 31, 2016, respectively. Included in general and administrative expenses were $1.6 million of property rent paid to a related company and $0.7 million of management fees paid to Brundage-Bone’s parent company for the fiscal year ended October 31, 2017. Wages and benefits increased by $0.4 million or 0.4% of revenue to $17.6 million or 11.6% of fiscal year 2017 revenue, primarily due to a $0.5 million one-time severance payment and wage expense growth as Brundage-Bone invested in additional safety and field management personnel. Other items included severance expenses, senior executive relocation costs, recruiting costs and other items. These costs amounted to $2.4 million in the fiscal year ended October 31, 2017.
Transaction costs totaled $4.5 million for the Oxford acquisitions during the fiscal year ended October 31, 2017, compared to $3.7 million in fiscal year 2016.
U.K. Concrete Pumping — Camfaud
General and administrative costs included fixed costs related primarily to wages and benefits for administrative personnel and other fixed costs related to Camfaud’s operations. The lack of activity in fiscal year 2016 was due to the timing of the Camfaud acquisition, which took place in November 2016. Salaries and benefits in the amount of  $3.9 million represented approximately 39.6% of total general and administrative costs and represent annual salaries, performance bonuses, pension contributions and payroll taxes paid to management and administrative staff. Costs in the fiscal year ended October 31, 2017 included approximately $0.1 million of other costs in connection with contracted labor for an interim Financial Director and an interim Financial Controller. Depreciation and amortization of  $0.4 million represented approximately 3.8% of Camfaud’s total general and administrative costs, and includes intangible asset amortization and depreciation of non-pumping assets, pickup trucks and office equipment.
Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.
Concrete Waste Management Services — Eco-Pan
Eco-Pan’s general and administration expenses were $7.6 million for the fiscal year ended October 31, 2017, compared to $7.1 million for the fiscal year 2016, representing an increase of  $0.5 million. General and administrative expenses included depreciation and amortization expense of approximately $1.5 million and $2.0 million for the fiscal years ended 2017 and 2016, respectively. This change was due to the full depreciation or disposal of certain assets included in the results of the fiscal year ended October 31, 2016 and as such, the depreciation expense related to these assets did not occur in the fiscal year ended October 31, 2017. Wages and benefits expenses increased by approximately $0.6 million in fiscal year 2017, as Eco-Pan invested in additional personnel to expand the Eco-Pan business and meet the growing market demand in Eco-Pan’s markets.
Corporate
General and administration expenses were ($1.2) million for the fiscal year ended October 31, 2017, compared to ($1.0) million for the fiscal year 2016, representing a decrease of  $0.2 million. This amount relates to the elimination of intercompany rent.
Income from operations	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$19,176,349	$25,014,619	$(5,838,270)	-23.3%
U.K. Concrete Pumping – Camfaud	4,377,509	—	4,377,509	—
Concrete Waste Management Services – Eco-Pan	7,573,091	4,875,537	2,697,554	55.3%
Corporate	1,277,723	1,011,392	266,331	26.3%
Income from operations	$32,404,673	$30,901,548	$1,503,125	4.9%

U.S. Concrete Pumping — Brundage-Bone
As a result of the factors discussed above, income generated from operations was $19.2 million for the fiscal year ended October 31, 2017 compared to $25.0 million for the fiscal year ended October 31, 2016, representing a decrease of  $5.8 million, or approximately 23.3%. Brundage-Bone’s operating margin was

12.7% in fiscal year 2017 compared to 16.3% in fiscal year 2016. The decrease in income from operations was due primarily to the negative impacts of severe weather events in fiscal 2017 and higher transaction costs related to the Camfaud acquisitions relative to the comparative fiscal 2016 period.
U.K. Concrete Pumping — Camfaud
As a result of the factors discussed above, income generated from operations was $4.4 million for the fiscal year ended October 31, 2017, resulting in an operating margin of 12.0%.
Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.
Concrete Waste Management Services — Eco-Pan
As a result of the factors discussed above, income generated from operations was $7.6 million for the fiscal year ended October 31, 2017, compared to $4.9 million for the comparative fiscal year ended October 31, 2016, representing an increase of  $2.7 million, or 55.3%. Eco-Pan’s operating margin was 32.1% in fiscal year 2017 compared to 25.8% in fiscal year 2016. The increase in income from continuing operations was primarily a result of maintaining the same level of general administrative expense while substantially increasing sales volume and maintaining a stable gross profit margin.
Corporate
Income from operations increased by approximately 26.3% to $1.3 million for year ended 2017, compared to $1.0 million in the comparative period in fiscal 2016.
Other (Expense)/Income	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$(24,238,203)	$(20,223,437)	$(4,014,766)	19.9%
U.K. Concrete Pumping – Camfaud	(3,521,397)	—	(3,521,397)	—
Concrete Waste Management Services – Eco-Pan	24,864	9,021	15,843	175.6%
Other (Expense)/Income	$(27,734,736)	$(20,214,416)	$(7,520,320)	37.2%

U.S. Concrete Pumping — Brundage-Bone
Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income. Interest expense was $19.1 million for the fiscal year ended October 31, 2017 compared to $19.5 million in fiscal year 2016, reflecting a minimal decrease of  $0.4 million.
Brundage-Bone’s net loss on the extinguishment of debt totaled approximately $5.2 million, which represented the difference between gains or losses in the carrying amount of notes repurchased, accrued interest, and the write-off of deferred loan fees on $7.6 million of Senior Notes that were repurchased in fiscal year 2016 as well as the loss amount associated with the unamortized portion of debt issuance costs noted, the unamortized discount expense, and the prepayment penalty associated with the extinguishment of the unsecured note in 2017.
U.K. Concrete Pumping — Camfaud
Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income. Interest expense was $3.6 million for the fiscal year ended October 31, 2017. Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period. Gain/ (Loss) on extinguishment of debt was zero.
Concrete Waste Management Services — Eco-Pan
Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income. Interest expense was minimal for the fiscal year ended October 31, 2017 and zero for the comparative period in fiscal year 2016. Gain/ (Loss) on extinguishment of debt was zero for both reporting periods.

Income Tax (Benefit) Provision	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$3,109,635	$4,603,472	$(1,493,837)	-32.5%
U.K. Concrete Pumping – Camfaud	245,424	—	245,424
Concrete Waste Management Services – Eco-Pan	2,791,138	703,733	2,087,405	296.6%
Corporate	(2,389,539)	(853,664)	(1,535,875)	179.9%
Income Tax (Benefit) Provision	$3,756,658	$4,453,541	$(696,883)	-15.6%

U.S. Concrete Pumping — Brundage-Bone
Estimated income tax expense for fiscal year 2017 was $3.1 million compared to $4.6 million in fiscal year 2016 due to a decrease in taxable income.
U.K. Concrete Pumping — Camfaud
Estimated income tax expense for fiscal year 2017 was $0.2 million. Given the acquisition of Camfaud by CPH occurred on November 17, 2016, Camfaud’s results were not included in the fiscal year 2016 reporting period.
Concrete Waste Management Services — Eco-Pan
Estimated income tax expense for fiscal year 2017 was $2.8 million compared to $0.7 million in fiscal year 2016 due to an increase in taxable income.
Corporate
Estimated income tax benefit for fiscal year 2017 was $2.4 million compared to $0.9 million in fiscal year 2016.
EBITDA(1)	Year Ended October 31,		2016 to 2017
	2017	2016	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$36,925,969	$43,763,760	$(6,837,791)	-15.6%
U.K. Concrete Pumping – Camfaud	10,827,292	—	10,827,292
Concrete Waste Management Services – Eco-Pan	9,912,446	7,560,512	2,351,934	31.1%
Corporate	(3,093,897)	1,188,480	(4,282,377)	-360.3%
EBITDA	$54,571,810	$52,512,752	$2,059,058	3.9%

(1)
Please see reconciliation of Net Income to EBITDA on page 250.

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s EBITDA decreased by $6.8 million or 15.6% during the year ended October 31, 2017 as compared to the comparable 2016 period. The decrease in EBITDA was attributed to a combination of lower revenues of  $2.3 million and gross profit of  $2.8 million and higher transaction costs of  $0.8 million (See discussion on transaction costs below). As noted above, the primary cause of the decrease in revenue was due to severe weather events in the South and Southeast markets.
U.K. Concrete Pumping — Camfaud
Camfaud’s EBITDA totaled $10.8 million during the fiscal year ended October 31, 2017. There was no comparable information during the year ended October 31, 2016 as the CPH did not complete the acquisition of Camfaud until November 17, 2016.

Concrete Waste Management Services — Eco-Pan
Eco-Pan EBITDA increased by 31.1% or $2.4 million during the fiscal year ended October 31, 2017 as compared to the comparable 2016 period. The increase in operating income was primarily related to the revenue increase of  $4.6 million and gross profit increase of  $3.2 million respectively. These increases were offset by an increase in general and administrative costs of  $0.5 million.
Corporate
Corporate EBITDA decreased by (360.3%) or ($4.3) million during the during the fiscal year ended October 31, 2017 as compared to the comparable 2016 period. The decrease in EBITDA was due to the write-off of debt extinguishment costs which was offset by intercompany rent allocation. Intercompany rent is eliminated in consolidation.
Comparison of years ended October 31, 2016 and October 31, 2015
Revenue	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$153,488,134	$131,975,731	$21,512,403	16.3%
Concrete Waste Management Services – Eco-Pan	18,937,413	15,384,970	3,552,443	23.1%
Revenue	$172,425,547	$147,360,701	$25,064,846	17.0%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone revenue increased to $153.5 million for the fiscal year ended October 31, 2016, compared to $132.0 million for the comparative period in fiscal 2015, representing an increase of $21.5 million, or 16.3%. Brundage-Bone continued to see a sustained level of construction volume in both residential and commercial construction, with infrastructure spending remaining relatively consistent, creating stable demand for Brundage-Bone’s services. Most of Brundage-Bone’s markets reflected stable construction activity levels. Pricing continued to improve in Brundage-Bone’s markets that had favorable supply and demand fundamentals. Oregon, California, Utah, Dallas, Colorado and Georgia were Brundage-Bone’s strongest performing areas for the twelve months ended October 31, 2016. In the first two quarters of fiscal year 2016, Brundage-Bone’s customers benefited from unusually mild winter weather, which brought forward certain projects for Brundage-Bone that otherwise, would have been completed during the summer months of the same fiscal year.
Brundage Bone’s West region increased revenue by 9.3% or $3.1 million with the Oregon and California markets experiencing increases in revenue of 28.6% or $2.6 million and 7.6% or $0.9 million, respectively. The revenue increases in Oregon and California were positively impacted by unusually mild weather in the first six months of the fiscal year ended October 31, 2016 as compared to the prior fiscal year. The decrease in Washington of 2.6% or $0.3 million resulted from the unseasonably cooler weather during the year ended October 31, 2016 as compared to the comparable fiscal 2015 period.
Revenue in the South region increased by 12.8% or $3.0 million with revenue increasing in Dallas and Houston of 30.5% or $3.0 million and 15.3% or $1.1 million, respectively. The increase in revenue was due to substantial construction activity in and around the Dallas and Houston metro areas as well as favorable weather conditions during the year ended October 31, 2016 as compared to the comparable fiscal 2015 period. These increases in revenues were offset by significant decreases in revenue in Austin due to unseasonably cool winter weather conditions.
Revenue in the Central region increased by 17.7% or $4.1 million due to more favorable weather conditions in the Wichita and Colorado markets. Revenue in the Colorado market increased by 27.5% or $4.2 million during the year ended October 31, 2016 as compared to the comparable fiscal 2015 period. This was partially offset by lower than expected revenue in Wichita.
Revenue in the Southeast region increased by 20.7% overall or $3.5 million. Strong markets such as Atlanta/Nashville each had revenue growth of 16.7% or $1.9 million. Brundage-Bone opened its Charleston branch during the 2015 fiscal year and had a full year of operations in fiscal 2016. This market also contributed an additional $2.2 million of revenue growth in the Southeast region.

Revenue in the Mountain region increased by 15.6% or $3.2 million during the year ended October 31, 2016 as compared to the comparable fiscal 2015 period. The Utah and Idaho markets experienced sustained growth of 16.3% or $1.6 million and 32.3% or $1.7 million, respectively during the year ended October 31, 2016 as compared to the comparable fiscal 2015 period. The increases were attributable to favorable weather conditions and expanded operations in the aforementioned states partially offset by a slight revenue decrease in Arizona of 2.5% or $0.1 million.
Concrete Waste Management Services — Eco-Pan
Eco-Pan revenue increased to $18.9 million for the twelve-month period ended October 31, 2016 compared to $15.4 million for the comparative period in fiscal 2015, representing an increase of approximately $3.6 million, or 23.1%. The increase was primarily due to increasing demand in Eco-Pan’s primary markets in Washington, Oregon, California, Utah, and Colorado. After Eco-Pan was purchased, Eco-Pan added additional operations in Oklahoma City, Austin, and Atlanta. Additionally, in 2016 Eco-Pan increased the prices charged for services in markets where supply and demand fundamentals allowed.
Eco-Pan’s revenues in Colorado increased by 44.4% or $1.5 million during the year ended October 31, 2016 compared to the comparative period in fiscal 2015. The increase was attributed to an especially dry winter in fiscal 2016 allowing for expanded hours of operation. California and Washington revenues increased by 13.5% or $0.5 million by 9.4% or $0.4 million, respectively, during the year ended October 31, 2016 as compared to the comparative period in fiscal 2015. Both markets also benefited from dry weather conditions during the year ended October 31, 2016 as compared to the comparative period in fiscal 2015.
Cost of Operations	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$90,299,297	$78,617,637	$11,681,660	14.9%
Concrete Waste Management Services – Eco-Pan	6,942,476	5,898,354	1,044,122	17.7%
Cost of Operations	$97,241,773	$84,515,991	$12,725,782	15.1%

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s cost of operations was $90.3 million for the fiscal year ended October 31, 2016 compared to $78.6 million for the comparative period in fiscal 2015, representing an increase of $11.7 million, or 14.9%. This increase was primarily due to an increase in revenue. Total cost of operations as a percentage of revenue declined from 59.6% in fiscal year 2015 to 58.8% in fiscal year 2016. Brundage-Bone’s cost of operations included depreciation expense of  $15.6 million (or 17.3% of total cost of operations), and $13.8 million (or 17.6% of total cost of operations), for the periods ended October 31, 2016 and October 31, 2015, respectively. Wages, payroll taxes, union fees and benefits expenses totaling $40.9 million represented 26.6% of revenue for fiscal year 2016 as compared to $35.0 million or 26.6% of revenue for fiscal year 2015. Fuel costs totaled $6.1 million and $6.9 million, respectively, representing approximately 4.0% and 5.2% of revenue, respectively, in fiscal years 2016 and 2015. Lower fuel costs in the first half of fiscal year 2016 contributed to the improved cost of operations as a percentage of revenue. Parts repair and maintenance costs of  $16.9 million represented 11.0% of revenue in fiscal year 2016 compared to $13.9 million or 10.5% of revenue in fiscal year 2015. Commercial and health insurance expenses in Brundage-Bone’s cost of operations increased from 4.3% of revenue in fiscal year 2015 to 5.2% in fiscal year 2016.
Concrete Waste Management Services — Eco-Pan:
Eco-Pan’s cost of operations was $6.9 million for the twelve month period ended October 31, 2016 compared to $5.9 million for the comparative period in fiscal 2015, representing an increase of  $1.0 million, or 17.7%. Depreciation expense was $0.1 million higher in fiscal year 2016 compared to fiscal year 2015. Wages, taxes and benefits represented approximately $3.0 million or 15.6% of revenue in fiscal year 2016 compared to $2.4 million or 15.7% of revenue in fiscal year 2015, as Eco-Pan hired additional shop mechanics and full-time truck operators to expand the business and meet growing market demand for

Eco-Pan’s services. Parts, repairs, and maintenance expense represented approximately $1.1 million or 5.8% of total revenue for fiscal 2016 and $0.8 million or 5.6% for 2015. Fuel costs of  $0.7 million, which represented approximately 9.4% of total cost of operations, decreased as a percentage of revenue from 4.6% or $0.7 million in fiscal year 2015 to 3.5% of revenue or $0.7 million in fiscal year 2016. Disposal fees of $0.8 million, and $0.6 million which represented approximately 11.0% and 9.4% of Eco-Pan’s total cost of operations, were approximately 4.0% of revenue in each of fiscal years 2016 and 2015, respectively.
Gross Profit	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$63,188,837	$53,358,094	$9,830,743	18.4%
Concrete Waste Management Services – Eco-Pan	11,994,937	9,486,616	2,508,321	26.4%
Gross Profit	$75,183,774	$62,844,710	$12,339,064	19.6%

U.S. Concrete Pumping — Brundage-Bone
As a result of the factors discussed above, Brundage-Bone generated gross profit of  $63.2 million for the twelve months ended October 31, 2016 compared to $53.4 million for the twelve months ended October 31, 2015, representing an increase of  $9.8 million, or approximately 18.4%. Brundage-Bone’s gross profit margin increased to 41.2% in fiscal year 2016 compared to 40.4% in fiscal year 2015.
Concrete Waste Management Services — Eco-Pan
As a result of the factors discussed above, Eco-Pan generated gross profit of  $12.0 million for the twelve months ended October 31, 2016 compared to $9.5 million for the twelve months ended October 31, 2015, representing an increase of  $2.5 million, or approximately 26.4%. Eco-Pan’s gross profit margin increased to 63.3% in fiscal year 2016 compared to 61.7% in fiscal year 2015.
General and Administrative Expenses	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
General and Administrative Expenses	$34,482,752	$31,519,127	$2,963,625	9.4%
Concrete Waste Management Services – Eco-Pan	7,119,400	5,365,049	1,754,351	32.7%
Corporate	(1,011,392)	(1,228,160)	216,768	-17.6%
General and Administrative Expenses	$40,590,760	$35,656,016	$4,934,744	13.8%

Transaction Costs	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$3,691,466	$1,245,041	$2,446,425	196.5%
Concrete Waste Management Services – Eco-Pan	—	8,488	(8,488)	-100.0%
Transaction Costs	$3,691,466	$1,253,529	$2,437,937	194.5%

U.S. Concrete Pumping — Brundage-Bone:
Brundage-Bone’s general and administrative expenses were $34.5 million for the twelve months ended October 31, 2016 compared to $31.5 million for the twelve months ended October 2015, representing an increase of  $3.0 million or 9.4%. General and administrative expenses included depreciation and amortization expense of  $3.7 million and $4.1 million for the twelve month periods ended October 31, 2016, and October 31, 2015, respectively. Included in general and administrative expenses in fiscal years 2015 and 2016 were $1.5 million of property rent expense that Brundage-Bone paid to a related company and $1.6 million of management fees that Brundage-Bone paid to its parent company. Wages and benefits increased by approximately $3.3 million (of which approximately $0.4 million represented additional accrued bonus) to $17.2 million in fiscal year 2016, as Brundage-Bone invested in additional safety and field management personnel. Health insurance related costs increased by $0.3 million from fiscal year 2015 to fiscal year 2016 to $1.4 million. Brundage-Bone is largely self-insured and experienced an increase in claims in fiscal year 2016. Rent expense increased by $0.2 million as a result of the acquisitions that were made in late fiscal year 2015 and early fiscal year 2016.
Brundage-Bone’s transaction costs totaled $3.7 million for the twelve-month period ended October 31, 2016, compared to $1.2 million in the comparative period in 2015. Transaction costs represented expenses for legal, accounting, and other professionals that were engaged in the completion of acquisitions that Brundage-Bone completed.
Concrete Waste Management Services — Eco-Pan
Eco-Pan’s general and administration expenses were $7.1 million for the twelve months ended October 31, 2016 compared to $5.4 million for the comparative period in fiscal 2015, representing an increase of  $1.8 million. General and administrative expenses included depreciation and amortization expense of approximately $1.9 million in each of fiscal year 2016 and fiscal year 2015. In fiscal year 2016, wages and benefits expense within Eco-Pan’s general and administrative expenses increased by approximately $0.8 million to $2.5 million as Eco-Pan invested in additional management and personnel in many of Eco-Pan’s branches.
Corporate
General administrative expenses were ($1.0) million for the fiscal year ended October 31, 2016, compared to ($1.2) million for the fiscal year 2015, representing an increase of  $0.2 million. These amounts relates to the elimination of intercompany rent.
Income from Operations	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$25,014,619	$20,593,926	$4,420,693	21.5%
Concrete Waste Management Services – Eco-Pan	4,875,537	4,113,079	762,458	18.5%
Corporate	1,011,392	1,228,160	(216,768)	-17.6%
Income from Operations	$30,901,548	$25,935,165	$4,966,383	19.1%

U.S. Concrete Pumping — Brundage-Bone
As a result of the factors discussed above, Brundage-Bone generated income from operations of $25.0 million for the twelve-month period ended October 31, 2016 compared to $20.6 million for the twelve-month period ended October 31, 2015, representing an increase of  $4.4 million, or approximately 21.5%. Brundage-Bone’s operating margin was approximately 16.3% in fiscal year 2016 compared to 15.6% in fiscal year 2015.
Concrete Waste Management Services — Eco-Pan
As a result of the factors discussed above, Eco-Pan generated income from operations of  $4.9 million for the twelve-month period ended October 31, 2016 compared to $4.1 million for the twelve-month period ended October 31, 2015, representing an increase of  $0.8 million, or approximately 18.5%. Eco-Pan’s operating margin was approximately 25.7% in fiscal year 2016 compared to 26.7% in fiscal year 2015.
Corporate
Income from operations decreased by approximately 17.6% to $1.0 million in fiscal year 2016, compared to $1.2 million in the comparative period in fiscal 2015.

Other (Expense)/Income	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$(20,223,437)	$(20,295,517)	$72,080	-0.4%
Concrete Waste Management Services – Eco-Pan	9,021	(110,306)	119,327	-108.2%
Other (Expense)/Income	$(20,214,416)	$(20,405,823)	$191,407	-0.9%

U.S. Concrete Pumping — Brundage-Bone
Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income. Interest expense was $19.5 million for the fiscal year ended October 31, 2016 compared to $20.4 million in fiscal year 2015, reflecting a decrease of  $0.9 million primarily related to the early retirement of debt.
Brundage-Bone’s net loss on the extinguishment of debt totaled approximately $0.6 million in fiscal year 2016, which represented the difference between gains or losses in the carrying amount of notes repurchased, accrued interest, and the write-off of deferred loan fees on $7.6 million of Senior Notes that were repurchased in fiscal year 2016.
Concrete Waste Management Services — Eco-Pan:
Other (Expense)/Income is comprised of interest expense, loss on debt extinguishment, and miscellaneous other income. Eco-Pan’s interest expense for both fiscal year 2016 and fiscal year 2015 was minimal. Eco-Pan’s loss on extinguishment of debt for fiscal year 2016 and fiscal year 2015 was zero.
Income Tax (Benefit) Provision	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$4,603,472	$1,665,133	$2,938,339	176.5%
Concrete Waste Management Services – Eco-Pan	703,733	1,400,716	(696,983)	-49.8%
Corporate	(853,664)	(1,045,737)	192,073	-18.4%
Income Tax (Benefit) Provision	$4,453,541	$2,020,112	$2,433,429	120.5%

U.S. Concrete Pumping — Brundage-Bone
Estimated income tax expense for the fiscal year ended October 31, 2016 of  $4.6 million increased by $2.9 million compared to estimated income tax expense of  $1.7 million in the comparative period in fiscal 2015. The increase was mainly due to higher taxable income, partially offset by a return to provision recorded in 2016.
Concrete Waste Management Services — Eco-Pan
Estimated income tax expense for the fiscal year ended October 31, 2016 of  $0.7 million decreased by $0.7 million compared to estimated income tax expense of  $1.4 million in the comparative period in fiscal 2015. The decrease was mainly due to a return to provision recorded in fiscal year 2016, which was partially offset by higher taxable income.
Corporate
Estimated income tax benefit for fiscal year 2016 was $0.9 million compared to $1.0 million in fiscal year 2015.

EBITDA(1)	Year Ended October 31,		2015 to 2016
	2016	2015	$ Change	% Change
Statement of operations information:
U.S. Concrete Pumping – Brundage-Bone	$43,763,760	$38,632,658	$5,131,102	13.3%
Concrete Waste Management Services – Eco-Pan	7,560,512	6,560,508	1,000,004	15.2%
Corporate	1,188,480	1,431,283	(242,803)	-17.0%
EBITDA	$52,512,752	$46,624,449	$5,888,303	12.6%

(1)
Please see reconciliation of Net Income to EBITDA on page 250.

U.S. Concrete Pumping — Brundage-Bone
Brundage-Bone’s EBITDA increased by $5.1 million or 13.3% during the year ended October 31, 2016 as compared to the comparable 2015 period. The increase in EBITDA was due to a combination of higher revenues of  $21.5 million and gross profit of  $9.8 million. This was partially offset by $3.0 million of increased general administrative expense and higher transaction cost of  $2.4 million. As noted above, the primary cause of the increase in revenues was in expansion into several new markets and favorable weather conditions during the first two fiscal quarters of the period.
U.S. Concrete Pumping — Eco-Pan
Eco-Pan EBITDA increased by 15.2% or $1.0 million during the fiscal year ended October 31, 2016 as compared to the comparable 2015 period. The increase in EBIDA was primarily related to the revenue increase of  $3.5 million and gross profit of  $2.5 million, respectively. These increases were offset by an increase in general and administrative costs of  $1.8 million.
Corporate
Corporate EBITDA decreased by 17.0% or $0.2 million during the during the fiscal year ended October 31, 2016 as compared to the comparable 2015 period. The decrease in EBITDA was due to the write-off of debt extinguishment costs which was offset by intercompany rent allocation. Intercompany rent is eliminated in consolidation.
Cash Flows
The following table summarizes Concrete Pumping Holdings, Inc.’s (“CPH”) cash flow data for the nine months ended July 31, 2018, the nine months ended July 31, 2017 and for the fiscal years of 2017, 2016 and 2015.
	Nine Months Ended July 31,		Years Ended October 31,
	2018	2017	2017	2016	2015
Statement of cash flows:
Net cash provided by operating activities	$30,853,508	$18,054,978	$34,226,394	$35,757,440	$25,554,470
Net cash used in investing activities	(40,196,217)	(68,857,307)	(83,088,761)	(28,973,671)	(18,110,482)
Net cash provided by (used in) financing activities	$10,342,192	$55,422,580	$52,763,957	$(14,812,802)	$(3,764,165)
Operating Activities
Cash generated from operating activities is influenced by CPH’s ability to convert what CPH Management believe is a relatively high proportion of revenue into cash, as well as by CPH’s investment in company resources and equipment to support the continued growth of the business. Cash generated from operating activities typically reflects net income, as adjusted for non-cash expense items such as depreciation, amortization and stock-based compensation, and changes in CPH’s operating assets and liabilities as CPH’s continues to expand its business. Generally, CPH Management believe that the CPH business requires a relatively low level of working capital investment due to the low inventory requirement and customers’ tendency to pay CPH on a timely basis for its services as CPH submits daily invoices for many of its services.
CPH’s net cash from operating activities totaled $30.9 million for the nine-month period ended July 31, 2018, of which CPH’s net income of  $27.0 million was a source of funds. Depreciation and amortization totaled $19.9 million in the period, with amortization of intangibles comprising $5.7 million and amortization of deferred financing costs comprising $1.2 million. Deferred income taxes totaled $11.7 million, gain on sale of equipment totaled $2.3 million for the period and change in fair value of contingent consideration of  $0.7 million. There was no write-off of deferred financing costs in the nine-month period ended July 31, 2018. Uses of funds in the period included changes in trade receivables of $5.8 million, changes in inventory of  $0.8 million, changes in prepaid and other assets of  $2.1 million, changes in accounts payable of  $2.0 million, and changes in tax accounts of  $0.9 million. Sources of funds included changes in accrued expenses of  $6.7 million.
Net cash from operating activities totaled $18.1 million for the nine-month period ended July 31, 2017, of which CPH’s net loss of  $0.2 million was a use of funds. Depreciation and amortization totaled $21.6 million during the nine-month period ended July 31, 2017, with amortization of intangibles comprising $5.6 million and amortization of deferred financing costs comprising $1.0 million. Deferred income taxes of  $1.2 million and gain on sale of equipment of  $0.4 million in the period represented uses of funds. Changes in accrued expenses and accounts payable of  $5.7 million and changes in prepaid and other assets of  $0.3 million represented uses of funds, while changes in trade receivables of  $1.5 million and changes in tax accounts of  $1.8 million represented sources of funds in the period.
Net cash from operating activities totaled $34.2 million for the fiscal year ended October 31, 2017, of which CPH’s net income of  $0.9 million represented a source of funds. Depreciation and amortization totaled $29.2 million during the year with amortization of intangibles comprising $7.8 million and amortization of deferred financing fees comprising $1.9 million. Deferred income taxes of  $0.2 million, represented a source of funds while gain on sale of equipment of  $0.6 million represented a use of funds in the period. Write-off of deferred financing and debt discount costs represented a $3.4 million source of funds in the period. Changes in accrued expenses and accounts payable of  $0.6 million, and changes in trade receivables of  $0.2 million represented sources of funds. Changes in prepaid and other assets and inventory totaling $0.7 million and changes in income tax accounts of  $1.3 million represented uses of funds in the period.
Net cash from operating activities totaled $35.8 million for the twelve months ended October 31, 2016, of which CPH’s net income of  $6.2 million represented a source of funds. Depreciation and amortization totaled $24.1 million during the period, with amortization of intangible assets comprising $5.7 million and amortization of deferred financing costs comprising $1.8 million. Deferred taxes represented a $3.8 million source of funds, while gain on repayment of debt of  $0.3 million and gain on the sale of property of $0.4 million represented uses of funds in the period. Write-off of deferred financing costs provided a $0.9 million source of funds in the period. Changes in accrued expenses and accounts payable of $4.2 million represented a source of funds in the period, while changes in trade receivables of  $0.7 million, changes in inventory, prepaids and other assets of  $1.5 million and changes in income tax accounts of $1.0 million represented uses of funds in the period.
Net cash from operating activities totaled $25.6 million for the twelve months ended October 31, 2015, of which CPH’s net income of  $3.5 million was a source of funds. Depreciation and amortization totaled $22.5 million during the period with amortization of intangibles comprising $5.9 million and amortization of deferred financing costs comprising $1.9 million. Deferred taxes represented a $0.4 million use of funds in the period while loss on the sale of property represented a $0.3 million source of funds in the period. Changes in trade receivables of  $4.1 million, changes in inventory, prepaids and other assets of  $0.8 million and changes in accrued expenses and accounts payable of  $1.1 million represented uses of funds in the period. Changes in income tax accounts represented a $5.2 million source of funds in the period.

Investing Activities
CPH’s business requires regular capital expenditures to maintain a large, safely maintained and modern equipment fleet. CPH also regularly takes advantage of opportunities to acquire other concrete pumping and related businesses, which can expand CPH’s reach into new or overlapping geographic markets, add modern equipment assets to CPH’s fleet or allow CPH to further expand its service offering to its customers.
CPH invests to maintain a modern fleet of equipment while selling older and under-utilized pieces of equipment. CPH began making investments in new equipment to replace aging assets starting in 2014, and CPH expects to continue this practice given the strong performance of the business and improved construction end market fundamentals. CPH estimates that its fleet assets generally have a useful life of up to 20 years depending on the size of the equipment, hours in service, yardage pumped, and, in certain instances, other circumstances unique to an asset. CPH manages its fleet of equipment according to the wear and tear that a specific type of equipment is expected to experience over its useful life. As of July 31, 2018, the average age of CPH’s equipment in the U.S. and the U.K. was approximately 10 years and 8 years, respectively, and it is CPH’s strategy to maintain an average fleet age of approximately 10 years. CPH may allocate additional capital for fleet expansion if CPH believes growth opportunities in particular markets cannot be met by CPH’s existing fleet (including geographic transfers), or if CPH’s analysis indicates that CPH could improve returns on capital with additional changes in fleet mix. The recent changes in U.S. tax reform present additional opportunities for CPH to strengthen its fleet of equipment.
Net cash used in investing activities totaled $40.2 million for the nine-month period ended July 31, 2018. The asset purchase acquisition of O’Brien’s net assets represented a $21.0 million use of funds in the period, as CPH further expanded its business in markets including Denver, Colorado. CPH’s investment in its fleet of equipment totaled approximately $21.1 million and proceeds from the sale of equipment totaled approximately $1.9 million in the period.
Net cash used in investing activities totaled $68.9 million for the nine-month period ended July 31, 2017. The business acquired represented a $60.4 million use of funds, primarily related to the Oxford acquisition completed in November 2016 as CPH expanded its business operations internationally into the U.K. CPH’s investment in its fleet of equipment totaled approximately $9.3 million and proceeds from the sale of equipment totaled approximately $0.8 million in the period.
Net cash used in investing activities totaled $83.1 million for the fiscal year ended October 31, 2017. The acquisition of net assets represented a $60.4 million use of funds, primarily related to the Oxford acquisitions completed in November 2016 and July 2017 which expanded CPH’s operations internationally into the U.K. CPH’s investment in its fleet of equipment totaled approximately $23.2 million and proceeds from sale of equipment totaled approximately $1.0 million in the period.
Net cash used in investing activities totaled $29.0 million for the fiscal year ended October 31, 2016. The acquisition of net assets represented a $6.7 million use of funds in the period. CPH’s investment in its fleet of equipment totaled approximately $22.5 million in the period. Of this amount, $8.0 million was paid for fleet assets that were delivered in the fourth quarter of fiscal year 2015. Additionally, proceeds from the sale of equipment represented a $0.2 million source of funds in the period.
Net cash used in investing activities totaled $18.1 million for the fiscal year ended October 31, 2015, and consisted primarily of CPH’s investment in its fleet of equipment totaling approximately $12.7 million in the period. Proceeds from the sale of equipment represented a $0.2 million source of funds, while the acquisition of net assets represented a $1.1 million use of funds in the period. In conjunction with the acquisitions, CPH paid a $4.5 million working capital adjustments.
Financing Activities
Net cash from financing activities totaled $10.3 million for the nine-month period ended July 31, 2018, which included a $15.6 million source of funds raised through a bond offering to finance the O’Brien asset purchase. CPH also made payments of  $5.1 million on its working capital line of credit.
Net cash from financing activities totaled $55.4 million for the nine-month period ended July 31, 2017. This included funds generated from the issuance of  $40.4 million of additional senior secured notes and the proceeds of  $29.0 million from CPH’s working capital line of credit. CPH made payments of  $7.8 million on the working capital line of credit. CPH made payments of  $6.1 million on its senior secured debt and $0.1 million on its capital lease obligations in the period.
Net cash from financing activities totaled $52.8 million for the fiscal year ended October 31, 2017. This included funds generated from the issuance of  $40.4 million of additional senior secured notes and $61.4 million in proceeds from CPH’s working capital line of credit. CPH made payments on its senior secured notes totaling $39.1 million, and paid $1.5 million in deferred financing costs and a $1.4 million prepayment penalty in the period. Additionally, CPH repurchased $1.4 million in preferred stock, paid $4.8 in preferred stock dividends, and repurchased $0.7 million of stock options in the period.
Net cash used in financing activities totaled $14.8 million for the fiscal year ended October 31, 2016. CPH made principal payments on its senior secured notes totaling $18.4 million and received $3.6 million in proceeds on its working capital line of credit in the period.
Net cash used in financing activities totaled $3.8 million for the fiscal year ended October 31, 2015. CPH used excess cash balances to pay off the balance of its working capital line of credit in the period and $0.5 million contingent payment to the prior owners of its recently acquired businesses.
Non-GAAP Disclosures (EBITDA and Adjusted EBITDA)
CPH calculates EBITDA and Adjusted EBITDA by taking GAAP net income and adding interest expense, income taxes, depreciation, amortization, transaction expenses, gain (loss) on sale of assets, other adjustments, management fees and other expenses. CPH Management believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends related to CPH’s financial condition and results of operations. CPH uses this non-GAAP measure to compare its performance to prior periods for trend analyses, determine incentive compensation and for budgeting and planning purposes. These measures are used in quarterly financial reports prepared for CPH’s management and board of directors. CPH believes these non-GAAP measures provide an additional tool for investors to use in evaluating CPH’s ongoing operating results and trends and in comparing CPH’s financial measures with competitors who also present similar non-GAAP financial measures. EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for performance measures calculated under GAAP. This non-GAAP measure excludes certain cash expenses that CPH is obligated to make. In addition, other companies in CPH’s industry may calculate EBITDA and Adjusted EBITDA differently than CPH do or may not calculate it at all, which limits the usefulness of EBITDA and Adjusted EBITDA as comparative measures.
Adjusted EBITDA	Nine Months Ended July 31,		Years Ended October 31,
	2018	2017	2017	2016	2015
Statement of operations information:
Net income (loss)	$26,993,321	$(231,001)	$913,279	$6,233,591	$3,509,230
Interest expense, net	15,689,827	17,045,741	22,747,848	19,516,077	20,491,654
Income tax (benefit) expense	(10,632,410)	2,801,805	3,756,658	4,453,541	2,020,112
Depreciation and amortization	18,675,369	20,656,505	27,154,025	22,309,543	20,603,453
EBITDA	50,726,107	40,273,050	54,571,810	52,512,752	46,624,449
Transaction expenses	2,520,013	3,977,589	4,489,517	3,691,466	1,253,529
Loss on debt extinguishment	—	491,972	5,161,065	643,876	—
Other (income) expense	(33,610)	(90,597)	(174,177)	54,463	85,831
Other adjustments	959,392	2,433,395	2,565,562	1,205,290	—
Management fees	3,342,900	964,500	1,750,100	1,535,705	1,600,000
Subtotal adjustments to EBITDA	6,788,696	7,776,859	13,792,067	7,130,800	2,939,360
Adjusted EBITDA	$57,514,803	$48,049,910	$68,363,877	$59,643,552	$49,563,809

Transaction expenses represented expenses for legal, accounting, and other professionals that were engaged in the completion of various acquisitions.
Other adjustments included severance expenses, non-cash expenses such as stock-based compensation, senior executive relocation costs, recruiting costs and other such charges.

Contractual Obligations
The following table summarizes CPH’s contractual obligations and commercial commitments as of October 31, 2017.
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Long term debt obligations(1)	$254,364,407	$16,258,681	$48,150,528	$38,668,198	$151,287,000
Capital leases and obligations(2)	956,980	201,594	235,987	228,005	291,394
Operating lease obligations(3)	4,142,125	1,551,209	1,500,598	795,267	295,051
Total contractual obligations	$259,463,512	$18,011,484	$49,887,113	$39,691,470	$151,873,445

(1)
Represents principal and interest payments on CPH’s senior secured notes and unsecured notes on related dates as of October 31, 2017. For further information, refer to Note 6 to the audited financial statements for the fiscal year ended October 31, 2017 included elsewhere in this proxy statement/prospectus.

(2)
Represents payments under two capital leases for land and buildings. For further information, refer to Note 8 to the audited financial statements for the fiscal year ended October 31, 2017 included elsewhere in this proxy statement/prospectus.

(3)
Represents payments under operating leases for various facilities, equipment, and vehicles. For further information, refer to Note 8 to the audited financial statements for the fiscal year ended October 31, 2017 included elsewhere in this proxy statement/prospectus.

Redemption of preferred shares were not included in the above table as probability of redemption is not determinable.
Quantitative and Qualitative Disclosures about Market Risk
CPH conducts operations both within the United States and internationally, and CPH is exposed to market risks in the ordinary course of business. These risks primarily include interest rate and foreign exchange risks.
Interest Rate Fluctuation Risk
Changes in interest rates can affect CPH’s cash flows and results of operations. CPH had historical exposure to interest rate risk through its investment of cash and cash equivalents and in connection with borrowing pursuant to its historical $65,000,000 revolving line of credit in the U.S. and £25,000,000 revolving line of credit in the U.K. Borrowings under the historical and expected future $60 million revolving line of credit incur interest expense at a variable rate based on LIBOR plus an applicable margin based on excess availability. CPH does not currently engage in any significant interest rate hedging activity.
Foreign Currency Exchange Risk
CPH has minimal foreign currency risks related to revenue and operating expenses denominated in currencies other than the U.S. dollar and the British pound. The volatility of exchange rates depends on many factors that CPH cannot forecast with reliable accuracy.
Critical Accounting Policies and Estimates
CPH’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these consolidated financial statements requires CPH to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Significant estimates include accrued sales and use taxes, liability for incurred but unreported claims under various partially self-insured polices, allowance for doubtful accounts, goodwill impairment analysis, valuation of share-based compensation and accounting for business combinations. Actual results may differ from those estimates, and such differences may be material to CPH’s consolidated financial statements. CPH evaluates estimates and assumptions on an ongoing basis. Estimates are based on historical experience and various other assumptions that CPH believes to be reasonable under the circumstances. Actual results could differ from these estimates.

CPH believes that the assumptions and estimates associated with revenue recognition, cash and cash equivalents, inventory, stock-based compensation, concentration of credit risk and income taxes have the greatest potential impact on the consolidated financial statements. Therefore, CPH considers these critical accounting policies and estimates. For further information on all significant accounting policies, see note 1 of the notes to the consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires CPH Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.
Cash and Cash Equivalents
CPH considers all highly liquid investments with original maturities of three months or less to be cash equivalents.
Revenue Recognition
The Company generates revenues primarily from concrete pumping services in both the United States and the United Kingdom. Additionally, revenues are generated from the Company’s waste management business which consists of service fees charged to customers for the delivery of pans and containers and the disposal of the concrete waste material.
The Company recognizes revenue from these businesses when all of the following criteria are met:
(a)
persuasive evidence of an arrangement exists, (b) the service has been performed or delivery has occurred, (c) the price is fixed or determinable, and (d) collectability is reasonably assured. The Company’s delivery terms for replacement part sales are FOB shipping point.

The Company imposes and collects sales taxes concurrent with revenue-producing transactions with customers and remits those taxes to the various governmental authorities as prescribed by the taxing jurisdictions in which CPH operates. CPH presents such taxes in its consolidated statements of income on a net basis.
Stock-Based compensation
CPH follows ASC 718, Compensation — Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense, based on estimated fair values, for all share-based awards made to employees and directors. The value of the portion of the award that is ultimately expected to vest is recognized as expense in CPH’s consolidated statements of income over the requisite service periods. Compensation expense for all share-based awards is recognized using the straight-line method. CPH accounts for forfeitures as they occur in accordance with the early adoption of Accounting Standards Update (ASU) No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.
Goodwill
The Company’s annual goodwill impairment tests performed as of August 31, 2017 indicated no impairment. Brundage-Bone and Eco-Pan reporting units exceeded their 2017 carrying values by approximately 50% and 47%, respectively. The Company performed a qualitative impairment test as of August 31, 2017 for the Camfaud reporting unit which also indicated no impairment. In performing a qualitative test for the Camfaud reporting unit, management evaluated key factors and assumptions used in the valuation of the net assets acquired including intangible assets and implied fair value of goodwill. These factors included income approach based assumptions such as forecasted growth rates, operating margin, discount rates and market factors such as transactional data for comparable companies. Management noted that the majority and totality of valuation indicators had a positive impact on the fair value of the Camfaud reporting unit.

Income Taxes
CPH (“Parent”) complies with ASC Topic 740, Income Taxes, which requires a liability approach to financial reporting for income taxes. CPH accounts for income taxes in accordance with authoritative guidance, under which deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for net operating loss, or NOL, and tax credit carry forwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. CPH records a valuation allowance to reduce their deferred tax assets to the net amount that is more likely than not to be realized.
Concrete Pumping Intermediate Holdings (“CPIH”), a single member limited liability company, is a disregarded entity for income tax purposes. CPH has elected to reflect a tax provision for CPIH as it is a member of the consolidated group tax return filed by the Parent. CPH will be responsible for its share of related income tax expense reported in the consolidated tax return.
Income tax expense includes both current income taxes payable or refundable and the change during the period in deferred tax assets and liabilities. The tax benefit from an uncertain tax position is only recognized in the consolidated balance sheets if the tax position is more likely than not to be sustained upon an examination. BBCPI and EP are no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2014. Interest and penalties related to income taxes are included in the income tax provision, if any.
Camfaud files income tax returns in the U.K. Camfaud’s national statutes are generally open for one year following the statutory filing period.
Jobs Act Accounting Election
CPH is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until those standards apply to private companies. CPH has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, CPH, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of CPH’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Credit Risk
Financial instruments that potentially subject CPH to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of  $250,000. At July 31, 2018, CPH had not experienced losses on these accounts and CPH Management believes that CPH is not exposed to significant risks on such accounts.
Recent accounting pronouncements
See Note 2 of the Notes to Consolidated Financial Statements for information regarding recent accounting pronouncements that are of significance, or of potential significance, to CPH.

NEWCO MANAGEMENT AFTER THE BUSINESS COMBINATION
Management and Board of Directors
The following is a list of the persons who are anticipated to be Newco’s executive officers and directors following the Business Combination and their ages and anticipated positions following the Business Combination.
Name	Age	Position(s) Held
Bruce Young	59	Chief Executive Officer and Director
Iain Humphries	44	Chief Financial Officer and Director
David Anthony Faud	52	Managing Director, U.K.
David A.B. Brown(1)(3)(4)	74	Chairman of the Board
Tariq Osman(2)(3)(4)	40	Vice Chairman of the Board
Heather L. Faust(1)	38	Director
David G. Hall(3)	60	Director
Brian Hodges(2)	65	Director
Howard D. Morgan(2)	56	Director
John M. Piecuch(1)(4)	70	Director

(1)
Proposed members of the Audit Committee.

(2)
Proposed members of the Compensation Committee.

(3)
Proposed members of the Nominating and Governance Committee.

(4)
Proposed members of the Indemnification Committee.

In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock upon the Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock upon the Closing; and (iii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock upon the Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, Peninsula’s nomination right in respect of such threshold will expire. These additional directors, if any, have not yet been identified by Peninsula.
Bruce Young, 59, has served as the President and Chief Executive Officer of CPH since 2008 and joined the company in 1985. Mr. Young was appointed as the Chief Executive Officer of the Brundage-Bone brand in 2008. Prior to that, Bruce managed the concrete pumping operations for Brundage-Bone from 2001 to 2008. Mr. Young has also served as Chief Executive Officer of Eco-Pan since its founding in 1999. Mr. Young started his career in the concrete pumping industry in 1980 with O’Brien Concrete Pumping, eventually moving on to start his own concrete pumping company.
Newco believes that Mr. Young is qualified to serve on the Newco Board based on his historic knowledge of CPH and his extensive industry experience.
Iain Humphries, 44, has served as the Chief Financial Officer of CPH since November 2016. Prior to joining CPH, Mr. Humphries was the Chief Financial Officer of Wood Group PSN Americas from August 2013 to August 2016, having joined Wood Group PLC in 2005. Mr. Humphries has spent eleven years working in various finance leadership roles based in the United States and has over 20 years of international financial and management experience in the oil & gas, power generation and public accounting sectors. He is a Chartered Accountant of the Institute of Chartered Accountants of Scotland (ICAS) and holds a 1st Class Honors Degree in Accounting & Finance from The Robert Gordon University located in Aberdeen, Scotland.
Newco believes that Mr. Humphries is qualified to serve on the Newco Board based on his knowledge of CPH and his extensive international financial and managerial experience.
David Anthony “Tony” Faud, 52, has been Managing Director of CPH’s U.K. operations since 2002. As one of only eight registered Construction Plan Competence Scheme instructors in the U.K., Mr. Faud has led Camfaud to become the region’s market leader. He has over 30 years of industry experience and has been instrumental in the growth and success of Camfaud, having joined the company in 1982.
John M. Piecuch, 70, is a retired ex-Chief Executive Officer of several successful concrete construction companies, most recently serving as President and Chief Executive Officer of MMI Products, Inc., which, at the time, was the largest manufacturer of welded steel reinforcing products for concrete construction, from 2001 to 2006. From 1996 to 2001, Mr. Piecuch served as President and Chief Executive Officer of Lafarge Corporation, one of the largest construction materials companies in North America. He also served in various other positions with Lafarge Corporation and its parent entity, Lafarge S.A., from 1987 to 1996. From 1979 to 1986, Mr. Piecuch held various positions, including President of the Cement Division of National Gypsum Company. Mr. Piecuch currently serves as advisor and a director of JMP Construction Materials, LLC and currently serves as lead director of Brampton Brick Limited. Previously, Mr. Piecuch served as a director of Brundage-Bone from 2011 to 2014, including as Chairman of its compensation committee and a member of its audit committee. He also served as non-Executive Chairman of US Concrete, Inc. from 2009 to 2010. Mr. Piecuch holds an M.B.A. and B.S.B.A., both in Finance, from the University of Akron.
Newco believes that Mr. Piecuch is qualified to serve on the Newco Board based on his extensive experience advising similar companies and extensive directorship experience.
For biographical information concerning Messrs. Brown, Osman, Hall, Hodges and Morgan and Ms. Faust, see the section entitled “Information about Industrea — Management — Directors and Executive Officers.”
Newco believes that Mr. Brown is qualified to serve on the Newco Board in light of his extensive leadership and business experience, his strong background in finance and public company governance, and his network of contacts in the industrial manufacturing and services industry.
Newco believes that Mr. Osman is qualified to serve on the Newco Board in light of his leadership and business experience, his track record as a partner and managing director of Argand, and his network of contacts in the industrial manufacturing and services industry.
Newco believes that Ms. Faust is qualified to serve on the Newco Board in light of her leadership and business experience, her track record as a partner and managing director of Argand, and her network of contacts in the industrial manufacturing and services industry.
Newco believes that Mr. Hall is qualified to serve on the Newco Board in light of his leadership and business experience, his track record as the chief executive officer of Polypipe, and his network of contacts in the industrial manufacturing and services industry.
Newco believes that Mr. Hodges is qualified to serve on the Newco Board in light of his leadership and business experience; his track record as the managing director and chief executive officer of Bradken; and his network of contacts in the industrial manufacturing and services industry.
Newco believes that Mr. Morgan is qualified to serve on the Newco Board in light of his extensive leadership and board experience, his track record as a partner and senior managing director of Argand and as president of Castle Harlan, and his network of contacts in the industrial manufacturing and services industries.
In accordance with Newco’s certificate of incorporation, upon the consummation of the Business Combination, the Newco Board will be divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on the Newco Board (including a vacancy created by an increase in the size of the Newco Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Newco Board to fill a vacancy (other than a vacancy created by an increase in the size of the board of directors) serves for the unexpired term of such director’s predecessor in office and until such director’s successor is elected and qualified. A director appointed to fill a position resulting from an increase in the size of the Newco Board serves until the next annual meeting of stockholders at which the class of directors to which such director is assigned by the Newco Board is to be elected by stockholders and until such director’s successor is elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Upon the consummation of the Business Combination, Newco’s directors will be divided among the three classes as follows:
•
The Class I directors will be Ms. Faust and Messrs. Hall and Humphries, with terms expiring at the 2019 annual meeting of stockholders;

•
The Class II directors will be Messrs. Hodges, Piecuch and Morgan, with terms expiring at the 2020 annual meeting of stockholders; and

•
The Class III directors will be Messrs. Brown, Osman and Young, with terms expiring at the 2021 annual meeting of stockholders.

Independence of the Board of Directors
As required under the rules and regulations of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each proposed director concerning his or her background, employment, and affiliations, including family relationships, Newco has determined that Messrs. Brown, Osman, Hall, Hodges, Morgan and Piecuch and Ms. Faust, representing seven of Newco’s nine proposed directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors will be “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.
Committees of the Board of Directors
Effective upon completion of the Business Combination, the Newco Board will establish the following committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Indemnification Committee. Each of the committees will report to the Newco Board they deem appropriate and as the Newco Board may request. The proposed composition, duties and responsibilities of these committees are set forth below.
Audit Committee
Newco’s Audit Committee will be responsible for, among other matters: (i) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Newco Board whether the audited financial statements should be included in Newco’s Form 10-K; (ii) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (iii) discussing with management major risk assessment and risk management policies; (iv) monitoring the independence of the independent auditor; (v) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (vi) reviewing and approving all related-party transactions; (vii) inquiring and discussing with management our compliance with applicable laws and regulations; (viii) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (ix) appointing or replacing the independent auditor; (x) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and (xi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.
Upon consummation of the Business Combination, Newco anticipates that its Audit Committee will consist of Messrs. Brown and Piecuch and Ms. Faust, with Mr. Piecuch serving as the chair of the Audit Committee. Newco anticipates that each of Messrs. Brown and Piecuch and Ms. Faust will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. Newco also believes that Mr. Brown will qualify as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. The Newco Board expects that it will adopt a written charter for the Audit Committee, which will be available free of charge on its corporate website (www.concretepumpingholdings.com) upon the completion of the Business Combination. The information on the Newco website is not part of this proxy statement/prospectus.
Compensation Committee
Newco’s Compensation Committee will be responsible for, among other matters: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of Newco directors, Chief Executive Officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between Newco and its executive officers; and (iv) administering Newco’s stock plans and other incentive compensation plans.
Upon consummation of the Business Combination, Newco anticipates that its Compensation Committee will consist of Messrs. Osman, Hodges and Morgan, with Mr. Hodges serving as the chair of the Compensation Committee. Newco anticipates that each of Messrs. Osman, Hodges and Morgan will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. The Newco Board expects that it will adopt a written charter for the Compensation Committee, which will be available free of charge on Newco’s corporate website (www.concretepumpingholdings.com) upon the completion of the Business Combination. The information on Newco’s website is not part of this proxy statement/prospectus.
Nominating and Governance Committee
Newco’s Nominating and Governance Committee will be responsible for, among other matters: (i) identifying individuals qualified to become members of the Newco Board, consistent with criteria approved by the Newco Board; (ii) overseeing the organization of the Newco Board to discharge the Newco Board’s duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) developing and recommending to the Newco Board a set of corporate governance guidelines and principles applicable to us.
Upon consummation of the Business Combination, Newco anticipates that its Nominating and Governance Committee will consist of Messrs. Brown, Hall and Osman, with Mr. Brown serving as the chair of the Nominating and Governance Committee. The Newco Board expects that it will adopt a written charter for the Nominating and Governance Committee, which will be available free of charge on Newco’s corporate website (www.concretepumpingholdings.com) upon the completion of the Business Combination. The information on Newco’s website is not part of this proxy statement/prospectus.
Indemnification Committee
Newco’s Indemnification Committee will be responsible for evaluating post-Closing indemnification claims under the Merger Agreement. Upon consummation of the Business Combination, Newco anticipates that its Indemnification Committee will consist of Messrs. Brown, Osman and Piecuch, with Mr. Osman serving as the chair of the Indemnification Committee. The Newco Board expects that it will adopt a written charter for the Indemnification Committee, which will be available free of charge on Newco’s corporate website (www.concretepumpingholdings.com) upon the completion of the Business Combination. The information on Newco’s website is not part of this proxy statement/prospectus.

Code of Ethics
Effective upon the consummation of the Business Combination, Newco will have adopted a Code of Ethics applicable to its directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. Newco’s Code of Ethics will codify the business and ethical principles that govern all aspects of Newco’s business. Newco’s Code of Ethics will be available free of charge on Newco’s corporate website (www.concretepumpingholdings.com) upon the completion of the Business Combination. The information on Newco’s website is not part of this proxy statement/prospectus. Newco expects that, to the extent require by law, any amendments to or waivers of certain provisions of its Code of Ethics will be disclosed on its website.
Post-Combination Company Executive and Director Compensation
The following disclosure concerns the compensation of individuals who will serve as Newco’s named executive officers and directors following the completion of the Business Combination.
Compensation Philosophy and Objectives Following the Business Combination
Following the Closing, Newco intends to develop an executive compensation program that is designed to align compensation with Newco’s business objectives and the creation of stockholder value, while enabling Newco to attract, motivate and retain individuals who contribute to the long-term success of Newco.
Decisions on the executive compensation program will be made by Newco’s compensation committee, which will be established at the Closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by Newco’s compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of Newco’s compensation committee and may differ from that set forth in the following discussion.
Newco anticipates that decisions regarding executive compensation will reflect its belief that the executive compensation program must be competitive in order to attract and retain its executive officers. Newco anticipates that its compensation committee will seek to implement its compensation policies and philosophies by linking a significant portion of its executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
Newco anticipates that compensation for its executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.
Base Salary
It is expected that Newco’s named executive officers’ base salaries will continue as described under the section entitled “Executive Compensation — CPH,” subject to the terms of any employment agreements or severance agreement and will be reviewed annually by the compensation committee based upon advice and counsel of its advisors.
Annual Bonuses
Newco intends to use annual cash incentive bonuses for its named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Newco expects that, near the beginning of each year, its compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for its named executive officers. Following the end of each year, Newco’s compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2018, Newco plans to establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Equity-Based Awards
Newco intends to use equity-based awards to reward long-term performance of its named executive officers. Newco believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers.
Employment Agreements
Newco anticipates that the employment agreements for CPH’s named executive officers will remain in place following the consummation of the Business Combination. Any new employment agreements such officers following the Business Combination will be subject to compensation committee approval.
Other Compensation
Newco expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. Newco also expects to continue to provide certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.
Recoupment Policy
Newco’s compensation committee will administer Newco’s policies consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.
Deductibility of Executive Compensation
Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of  $1,000,000 per year paid to the chief executive officer, the chief financial officer and the three other most highly paid executive officers of a publicly traded corporation. Newco expects its policy will be to consider the tax impact of its compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to its executive officers. However, to retain highly skilled executives and remain competitive with other employers, Newco’s compensation committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of Newco and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in the best interests of Newco and its stockholders. Newco expressly reserves the right to grant compensation that is not deductible, and Newco expects to do so.
Director Compensation following the Business Combination
Following the completion of the Business Combination, Newco’s compensation committee will determine the annual compensation to be paid to the members of the Newco Board. Newco expects to pay each of its directors an annual fee of  $150,000 in either cash or equity. Newco expects to pay the director fees for Messrs. Osman and Morgan and Ms. Faust to Argand.

EXECUTIVE COMPENSATION
Industrea
The following disclosure concerns the compensation of Industrea’s officers and directors for the fiscal year ended December 31, 2017 (i.e., pre-business combination).
None of our executive officers has received any cash or other compensation for services rendered to us. We have agreed to pay each of our independent directors $50,000 per year for services rendered as board members prior to the completion of the business combination. Commencing July 26, 2017, we have also agreed to pay our Sponsor a total of  $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the business combination or our liquidation, we will cease paying these monthly fees. Other than as described above, no finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan or other compensation, will be paid by us to our Sponsor, officers or directors, or any affiliate of our Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of the business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates. Any such payments prior to the business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.
After the completion of the business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Newco Management After the Business Combination.”
CPH
The following discussion and analysis of compensation arrangements of CPH’s named executive officers for the fiscal year ended October 31, 2017 (i.e., pre-business combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with CPH’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus. Compensation information included in the following discussion is presented in actual dollar amounts.
This section discusses the material components of the executive compensation program for CPH’s executive officers who are named in the “2017 Summary Compensation Table” below. In fiscal year 2017, CPH’s “named executive officers” or “NEOs” and their positions were as follows:
•
Bruce Young, Chief Executive Officer;

•
Iain Humphries, Chief Financial Officer;

•
Stephen De Bever, Chief Operating Officer; and

•
Gary Bernardez, former Chief Operating Officer.

During fiscal year 2017, Mr. Bernardez served as Chief Operating Officer through March 9, 2017 and Mr. De Bever served as Chief Operating Officer from May 1, 2017 through October 31, 2017. CPH’s NEOs are employed by, and receive cash compensation and employee benefits from, Brundage-Bone. For purposes of this discussion, references to cash compensation paid and employee benefits provided by “CPH” or the “company” includes the cash compensation and employee benefits paid or provided by Brundage-Bone.
This discussion may contain forward-looking statements that are based on CPH’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs adopted following the completion of the initial business combination may differ materially from the current programs summarized in this discussion.

2017 Summary Compensation Table
The following table sets forth information concerning the compensation of CPH’s named executive officers for CPH’s fiscal year ending October 31, 2017.
Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Bruce Young Chief Executive Officer	2017	350,000	—	100,000	177,389	627,389
Iain Humphries Chief Financial Officer	2017	238,500	706,982	135,000	88,952	1,169,434
Stephen De Bever Chief Operating Officer	2017	237,194	471,322	125,000	22,931	856,447
Gary Bernardez Former Chief Operating Officer	2017	173,077	—	—	408,240	581,317

(1)
Amounts for Mr. Bernardez include the payout of accrued vacation in connection with his termination of employment with Brundage-Bone.

(2)
Amounts reflect the full grant-date fair value of options to purchase shares of CPH common stock granted to Messrs. Humphries and De Bever during 2017, calculated in accordance with ASC Topic 718. For a discussion of the assumptions used to calculate the value of option awards, see Note 13 of CPH’s consolidated financial statements included in this registration statement.

(3)
Amounts represent 2017 cash bonuses earned by CPH’s named executive officers during fiscal year 2017. For additional information, see the section captioned “Narrative to Summary Compensation Table — 2017 Bonuses”.

(4)
Amounts under the “All Other Compensation” column consist of: (i) for Mr. Young, $150,807 in company reimbursements for the cost of his relocation to the Denver, Colorado area, $2,582 in company matching 401(k) contributions on his behalf for fiscal year 2017, and $24,000 in company payments of a car allowance, (ii) for Mr. Humphries, $66,952 in company reimbursements for the cost of his relocation to the Denver, Colorado area and $22,000 in company payments of a car allowance, (iii) for Mr. De Bever, $1,931 in company matching 401(k) contributions on his behalf for fiscal year 2017 and $21,000 in company payments of a car allowance, and (iv) for Mr. Bernardez, $1,240 in company matching 401(k) contributions on his behalf for fiscal year 2017, $10,000 in company payments of a car allowance, and certain severance payments and benefits in connection with Mr. Bernardez’s termination of employment in June 2017, comprised of; (a) $300,000, representing twelve (12) months of continued payment of his base salary, (b) $55,000, representing his pro-rata annual bonus for the year of termination, and (c) twelve (12) months of company-subsidized healthcare continuation (valued at $42,000).

Narrative to Summary Compensation Table
2017 Salaries
The NEOs receive (or received, in the case of Mr. Bernardez) base salaries to compensate them for services rendered to CPH. The base salary payable to each NEO is intended to provide a fixed component of compensation commensurate with the executive’s seniority, skill set, experience, role and responsibilities.
The actual base salaries paid to the NEOs during 2017 are set forth in the 2017 Summary Compensation Table above.

2017 Bonuses
In fiscal year 2017, Messrs. Young, Humphries, De Bever and Bernardez were eligible to earn annual cash bonuses targeted at 55%, 50%, 40% and 55%, respectively, of their respective base salaries. Each NEO was eligible to earn his bonus based on the attainment of company and individual performance metrics established by the company’s board of directors.
Messrs. Young, Humphries and De Bever became entitled to receive cash bonuses equal to their respective target bonus amounts based on the attainment of company and individual performance metrics during fiscal year 2017. Mr. Bernardez did not receive a bonus with respect to fiscal year 2017 because his employment with Brundage-Bone terminated prior to the applicable payment date. Instead, as part of the cash severance payable to him in connection with his termination of employment in March 2017, he received payment of his target 2017 cash bonus pro-rated based on his length of service during fiscal year 2017 (as described below under “Executive Compensation Arrangements — Payments to Mr. Bernardez Upon Separation”).
The actual annual cash bonuses awarded to each NEO for fiscal year 2017 performance are set forth above in the 2017 Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
Equity Compensation
CPH has historically granted options to purchase shares of CPH common stock to the named executive officers, under the Concrete Pumping Holdings, Inc. 2015 Equity Incentive Plan (as amended, the “2015 Plan”). For additional information about the 2015 Plan, please see the section titled “2015 Plan” below.
During fiscal year 2017, each of Messrs. Humphries and De Bever were granted options to purchase shares of CPH common stock under the 2015 Plan (the “2017 Options”). The 2017 Options were intended to qualify as tax-qualified “incentive stock options.” Messrs. Young and Bernardez did not receive grants of options during fiscal year 2017.
Each 2017 Option is eligible to vest and become exercisable as follows: (i) ten percent (10%) of the CPH shares subject to the 2017 Option will vest and become exercisable on each of the first five anniversaries of the vesting commencement date (November 1, 2016), subject to the applicable NEO’s continued service through the applicable vesting date; and (ii) subject to the applicable NEO’s continued service through the applicable vesting date, up to ten percent (10%) of the CPH shares subject to the 2017 Option (the “performance-based shares”) will vest and become exercisable on each of the first five anniversaries of the vesting commencement date based on the level at which CPH has attained budgeted EBITDA for the most recent CPH fiscal year ending immediately prior to the vesting commencement date anniversary. If actual EBITDA for a CPH fiscal year is less than 100% of budgeted EBITDA for such year, then any performance-based shares otherwise eligible to vest with respect to such year that do not become vested will be forfeited on such anniversary. In addition, in the event that a change in control of CPH occurs and the applicable NEO’s employment continues through such change in control, the executive’s 2017 Option will vest in full (to the extent then-unvested) upon such change in control.
For purposes of the 2017 Options, “EBITDA” is defined as, for any CPH fiscal year, projected earnings before interest, taxes, depreciation and amortization, as may be adjusted for extraordinary, unusual and/or non-recurring events, in each case, as determined in the sole discretion of CPH.

The following table sets forth the stock options granted to the NEOs during the 2017 fiscal year, and the per-share exercise price of such options.
Named Executive Officer	2017 Options (# of Shares)	Per Share Exercise Price of 2017 Options ($)
Iain Humphries	86,640	17.50
Stephen De Bever	57,760	17.50
As discussed in more detail under section entitled “The Incentive Plan Proposal,” Newco has adopted and is seeking stockholder approval of the Incentive Plan. We expect that, if the Industrea stockholders approve the Incentive Plan and the Incentive Plan becomes effective, no further awards will be made under the 2015 Plan. As further described in the section entitled “The Business Combination Proposal,” we expect that, subject to the approval of the Incentive Plan, the 2017 Options and certain other incentive stock options that remain outstanding as of the Closing will be converted into incentive stock options of Newco to be issued under the Incentive Plan.
Other Elements of Compensation
Retirement Plans
Brundage-Bone maintains a 401(k) retirement savings plan for its employees, including the NEOs, who satisfy certain eligibility requirements. The NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. CPH believes that providing a vehicle for tax-deferred retirement savings though the 401(k) plan adds to the overall desirability of its compensation package and further incentivizes employees, including the NEOs, in accordance with its compensation policies.
Employee Benefits and Perquisites
All of Brundage-Bone’s full-time employees, including the NEOs, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.
As part of their compensation packages, each NEO is (or was, in the case of Mr. Bernardez) entitled to company payment of a car allowance equal to $2,000 per month. In addition, the company reimbursed each of Messrs. Young and Humphries for the cost of relocating to the Denver, Colorado area during fiscal year 2017. The company provided these benefits and perquisites to help ensure that the NEOs would be able to devote their full business time to the company’s affairs, to project the proper corporate image for the company and to make employment at the company attractive at a relatively modest cost for shareholders.
No Tax Gross-Up Obligations
Neither CPH nor Brundage-Bone has any obligation to make tax gross-up or similar payments to or in respect of amounts that may become payable to any of the NEOs or their other employees, including but not limited to any such gross-up obligations with respect to any amounts deemed to constitute “excess parachute payments” under Internal Revenue Code Section 280G.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of October 31, 2017.
			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date
Bruce Young Chief Executive Officer	February 4, 2015	November 1, 2014	415,872	184,832(1)	2.48	February 5, 2025
Iain Humphries Chief Financial Officer	March 8, 2017	November 1, 2016	86,640	51,984(1)	17.50	March 7, 2026
Stephen De Bever Former Chief Operating Officer	March 8, 2017	November 1, 2016	57,760	34,656(1)	17.50	March 7, 2026
Gary Bernardez(2) Former Chief Operating Officer	—	—	—	—	—	—

(1)
Represents stock options vesting as follows: (i) ten percent (10%) of the CPH shares subject to the option vest and become exercisable on each of the first five anniversaries of the vesting commencement date (November 1, 2014 or November 1, 2016, as applicable), subject to the applicable NEO’s continued service through the applicable vesting date; and (ii) subject to the applicable NEO’s continued service through the applicable vesting date, up to ten percent (10%) of the CPH shares subject to the option will vest and become exercisable on each of the first five anniversaries of the vesting commencement date based on the level at which CPH has attained budgeted EBITDA for the most recent CPH fiscal year ending immediately prior to the vesting commencement date anniversary. In the event that a change in control of CPH occurs and the applicable NEO’s employment continues through such change in control, the option will vest in full (to the extent then-unvested) upon such change in control.

(2)
Mr. Bernardez was previously granted an option to purchase CPH common stock, which (to the extent not previously exercised) expired pursuant to its terms following Mr. Bernardez’s termination of employment with Brundage-Bone in March 2017.

Executive Compensation Arrangements
Executive Employment Agreements
Brundage-Bone previously entered into executive employment agreements with Messrs. Young, Humphries, De Bever and Bernardez, which became effective as of August 18, 2014, December 1, 2016, May 1, 2017 and May 26, 2015, respectively. The material terms of the executive employment agreements are described in more detail below. Mr. Bernadez’s employment agreement terminated on March 9, 2017, in connection with his termination of employment with Brundage-Bone.
Pursuant to the employment agreements, Mr. Young serves as Chief Executive Officer and President and Mr. Humphries serves as Chief Financial Officer, Mr. De Bever served as Chief Operating Officer through August 25, 2018 and Mr. Bernardez served, through June 30, 2017, as Chief Operating Officer. Each employment agreement has (or had, in the case of Mr. Bernardez) an initial one-year term, subject to automatic one-year renewals thereafter, unless either party provides (or provided, in the case of Mr. Bernardez) at least ninety days’ prior written notice of non-renewal.
The employment agreements provide for Messrs. Young and Humphries to receive annual base salaries which, as of October 31, 2017, were equal to $350,000 and $265,000, respectively. Mr. De Bever’s employment agreement provided that he was entitled to receive an annual base salary that was, as of his termination date, $250,000. Mr. Bernardez’s employment agreement provided that he was entitled to receive an annual base salary which, as of his termination date, was $300,000. Each employment agreement provides (or, in the case of Mr. Bernardez, provided) for the applicable NEO’s eligibility to participate in employee benefit plans, programs and arrangements provided to Brundage-Bone’s similarly-situated executives generally. In addition, the employment agreements provide (or, for Mr. Bernardez, provided) that Messrs. Young, Humphries, De Bever and Bernardez are (or were, as applicable) eligible to receive annual cash bonuses targeted at 55%, 50%, 40% and 55%, respectively, of their respective annual base salaries, based on the attainment of pre-established company and individual performance metrics. In addition, each employment agreement provides (or provided in the case of Mr. Bernardez) for company payment of a car allowance equal to $2,000 per month.

Under their employment agreements, upon a termination of the applicable NEO’s employment without “cause,” due to the applicable NEO’s resignation for “good reason” (each such term as defined in the applicable employment agreement) or due to Brundage-Bone’s non-renewal of the employment term, subject to the applicable NEO’s timely execution and non-revocation of a general release of claims, the NEO will be eligible to receive (1) twelve months of continued payment of base salary, (2) a pro rata portion of the NEO’s annual bonus for the year of termination, (3) company-subsidized healthcare continuation coverage for up to twelve months following termination. In addition, upon a termination of the applicable NEO’s employment due to his death or disability, subject to the applicable NEO’s (or the NEO’s estate’s) timely execution and non-revocation of a general release of claims, the NEO will be eligible to receive a pro rata portion of his annual bonus for the year of termination.
The employment agreements also contain certain confidentiality, nondisclosure and non-disparagement provisions effective during and after employment, as well as non-competition and non-solicitation restrictions that are effective during the applicable NEO’s employment with Brundage-Bone and for twelve months thereafter.
Payments to Mr. Bernardez Upon Separation
In connection with Mr. Bernardez’s termination of employment in March 2017, he became eligible to receive certain severance payments and benefits under his employment agreement, as described above under “Executive Employment Agreements.” These payments and benefits consisted of  (i) continued payment of his annual salary for twelve (12) months following termination, (ii) a pro-rated target annual bonus for the year of termination, and (iii) company-subsidized healthcare continuation coverage for up to twelve (12) months following termination.
2015 Plan
CPH currently maintains the 2015 Plan, which became effective on February 6, 2015. As discussed in more detail under “The Incentive Plan Proposal,” Newco has adopted and is seeking stockholder approval of the Incentive Plan. We expect that, if the Industrea stockholders approve the Incentive Plan and the Incentive Plan becomes effective, no further awards will be made under the 2015 Plan. The material terms of the 2015 Plan are summarized below.
Share Reserve.   The aggregate number of shares of CPH common stock reserved for issuance pursuant to awards granted under the 2015 Plan equals 1,622,120 shares. If any award granted under the 2015 Plan is forfeited, expires, terminates or lapses without being exercised or the shares subject thereto are repurchased for a nominal price, the shares subject to such award will (to the extent of such expiration, termination, lapsing, forfeiture or repurchase) again be available for grant under the 2015 Plan (unless and until CPH ceases making grants under the 2015 Plan upon stockholder approval of the Incentive Plan).
Administration.   CPH’s board of directors currently administers the 2015 Plan. The board may delegate the authority to administer the 2015 Plan to a committee of directors and/or officers (subject to the limitations in the 2015 Plan). Subject to the terms and conditions of the 2015 Plan, the board of directors has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2015 Plan. The board of directors is also authorized to adopt, amend or repeal rules relating to administration of the 2015 Plan.
Eligibility.   Options, restricted stock, restricted stock units and other stock-based awards under the 2015 Plan may be granted to officers, employees and consultants of CPH and certain of its subsidiaries. Awards also may be granted to CPH’s directors. Only employees of CPH and certain of its subsidiaries may be granted incentive stock options.
Awards.   The 2015 Plan provides for the grant of stock options (including ISOs and NSOs), restricted stock, restricted stock units, or RSUs, other stock-based awards, or any combination thereof. No determination has been made as to the types or amounts of awards that will be granted to specific individuals in the future pursuant to the 2015 Plan (and, as noted above, if the Incentive Plan becomes effective, no further awards are expected to be made under the 2015 Plan). Each award will be set forth in a separate agreement and will indicate the type and terms and conditions of the award.
•
Stock Options.   Stock options provide for the right to purchase shares of common stock in the future at a specified price that is established on the date of grant. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by CPH’s board of directors may apply to stock options and may include continued service, performance and/or other conditions.

•
Restricted Stock.   Restricted stock is an award of shares of common stock that remains forfeitable unless and until specified vesting conditions are met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse.

•
Restricted Stock Units.   RSUs are contractual promises to deliver shares of common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will generally not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the board of directors of CPH permits such a deferral.

•
Other Stock-Based Awards.   Other stock-based awards are awards denominated in shares of stock and other awards that are valued by reference to, or are based on, shares of common stock or other property. Other stock-based awards may be paid in shares, cash or other property, as determined by CPH’s board of directors. CPH’s board of directors will determine the terms and conditions of other stock based awards, including any purchase price, transfer, vesting and/or other requirements.

Certain Transactions.   CPH’s board of directors has broad discretion to take action under the 2015 Plan, as well as to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and to facilitate necessary or desirable changes in the event of certain transactions and events affecting CPH’s common stock, such as stock dividends, stock splits, extraordinary dividends, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with CPH’s stockholders known as “equity restructurings,” CPH’s board of directors will make equitable adjustments to the 2015 Plan and outstanding awards. In the event of a change in control of CPH (as defined in the 2015 Plan), to the extent that the surviving entity declines to assume or substitute for outstanding awards or it is otherwise determined that awards will not be assumed or substituted, all then unvested awards will become fully vested and exercisable immediately prior to the change in control, and will be cancelled upon the change in control in exchange for the right to receive the change in control consideration.
Transferability, Restrictions and Claw-Back Provisions.   With limited exceptions for the laws of descent and distribution, awards under the 2015 Plan are generally non-transferable prior to vesting unless otherwise determined by CPH’s board of directors, and are exercisable only by the participant.

Additionally, awards granted under the 2015 Plan are subject to a right of first refusal in CPH’s favor and take-along rights in connection with the sale of all or a portion of CPH. All awards will be subject to the provisions of any claw-back policy implemented by CPH to the extent set forth in such claw-back policy and/or in the applicable award agreement.
Amendment and Termination.   CPH’s board of directors may terminate, amend or modify the 2015 Plan at any time. However, CPH must generally obtain stockholder approval to the extent required by applicable law. In addition, no amendment of the 2015 Plan may, without the consent of the holder, materially and adversely affect any award previously granted. No award may be granted pursuant to the 2015 Plan after the tenth anniversary of the date on which the 2015 Plan was adopted by CPH’s board of directors (or, if later, approved by CPH’s stockholders); however, no awards are expected to be made under the 2015 Plan following effectiveness of the Incentive Plan.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to Newco regarding the beneficial ownership of Industrea common stock as of November 20, 2018 (pre-Business Combination) and, immediately following consummation of the Business Combination (post-Business Combination), ownership of shares of Newco common stock assuming (i) no shares of Industrea are redeemed and (ii) the maximum number of shares of Industrea are redeemed, by:
•
each person known by Newco to be the beneficial owner of more than 5% of the outstanding shares of Industrea common stock either on November 20, 2018 (pre-Business Combination) or of shares of Newco common stock outstanding after the consummation of the Business Combination (post-Business Combination);

•
each of Industrea’s current executive officers and directors;

•
each person who will (or is expected to) become an executive officer or director of Newco upon consummation of the Business Combination;

•
all executive officers and directors of Industrea as a group prior to the consummation of the Business Combination; and

•
all executive officers and directors of Newco as a group after consummation of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Industrea common stock pre-Business Combination is based on 28,750,000 shares of Industrea common stock (of which 23,000,000 are shares of Class A common stock and 5,750,000 are Founder Shares held by our Initial Stockholders) issued and outstanding as of November 20, 2018.
The expected beneficial ownership of shares of Newco common stock post-Business Combination, assuming none of our public shares are redeemed, has been determined based upon the following: (i) no Industrea stockholder has exercised its redemption rights to receive cash from the trust account in exchange for their shares of Class A common stock; (ii) none of the investors set forth in the table below has purchased or purchases ordinary shares in the open market; (iii) 1,906,318 shares of Industrea common stock are issued to the Lead Common Investor pursuant to its PIPE Subscription Agreement; (iv) 5,333,333 shares of Industrea common stock are issued to the Argand Investor pursuant to the Argand Subscription Agreement; (v) after giving effect to the forfeiture and cancellation of 190,632 Founder Shares in connection with the Subscription Agreement of the Lead Common Investor, the Founder Shares convert into an aggregate of 5,750,000 shares of Class A common stock (which are exchanged for an equal number of shares of Newco common stock); (vi) 2,450,980 shares of Series A Preferred Stock are issued to Nuveen; (vii) 1,856,056 shares of Newco common stock are issued to CPH Management pursuant to the Rollover Agreements; (viii) 1,528,347 shares of Newco common stock are issued to Peninsula and the other non-CPH Management equity holders pursuant to the Rollover Agreements; and (ix) there will be an aggregate of 41,825,035 issued and outstanding shares of Newco common stock at Closing.
The expected beneficial ownership of shares of Newco common stock post-Business Combination, assuming the maximum number of shares of Industrea common stock have been redeemed has been determined based on the following: (i) Industrea stockholders have exercised their redemption rights to receive cash from the trust account in exchange for 23,000,000 shares of Class A common stock; (ii) none of the investors set forth in the table below has purchased or purchases ordinary shares in the open market; (iii) 1,906,318 shares of Industrea common stock are issued to the Lead Common Investor pursuant to its PIPE Subscription Agreement; (iv) 7,784,314 shares of Industrea common stock are issued to the Argand Investor pursuant to the Argand Subscription Agreement and the Backstop; (v) the forfeiture of 1,313,725 Founder Shares by the Sponsor such that the Founder Shares convert into an aggregate of 4,436,275 shares of Class A common stock (which are then exchanged for shares of Newco common stock); (vi) 2,450,980 shares of Series A Preferred Stock are issued to Nuveen; (vii) 1,856,056 shares of Newco common stock are issued to CPH Management pursuant to the Rollover Agreements; (viii) 1,528,347 shares of Newco common stock are issued to Peninsula and the other non-CPH Management equity holders pursuant to the Rollover Agreements; (ix) 11,230,937 additional shares of Newco common stock are issued to Peninsula pursuant to the Backstop; and (x) there will be an aggregate of 31,193,226 issued and outstanding shares of Newco common stock at Closing.
Unless otherwise indicated, Newco believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
Directors and Executive Officers(1)	Industrea Prior to Business Combination and Related Transactions		Newco After Business Combination and Related Transactions
			Assuming No Redemption		Assuming Maximum Redemption
	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Howard D. Morgan(2)	—	—	—		—
Heather L. Faust(2)	—	—	—		—
Tariq Osman(2)	—	—	—		—
Joseph Del Toro(2)	—	—	—		—
Charles Burns(2)	—	—	—		—
Thomas K. Armstrong, Jr.	84,250(3)	*	84,250(3)	*	84,250(3)	*
David A.B. Brown	84,250(3)	*	84,250(3)	*	84,250(3)	*
David G. Hall	84,250(3)	*	84,250(3)	*	84,250(3)	*
Brian Hodges	84,250(3)	*	84,250(3)	*	84,250(3)	*
Gerard F. Rooney	84,250(3)	*	84,250(3)	*	84,250(3)	*
Bruce Young(4)	—	—	1,063,619(5)	2.5%	1,063,619(5)	3.3%
Iain Humphries(4)	—	—	205,447(6)	*	205,447(6)	*
David Anthony Faud(4)	—	—	213,595	*	213,595	*
John M. Piecuch	—	—	—	—	—	—
All pre-Business Combination officers and directors as a group (ten individuals)	421,250	1.5%	421,250	1.0%	421,250	1.3%
All post-Business Combination officers and directors as a group (ten individuals)	252,750	*	1,735,411	4.1%	1,735,411	5.5%
Greater than 5% Stockholders(1)
Argand Partners LP	16,928,750(2)	42.2%	21,262,083(7)	41.9%	23,399,338(7)	55.0%
Davidson Kempner Capital Management LP(8)	1,500,000	5.2%	1,500,000	3.6%	—	—
Polar Asset Management Partners Inc.(9)	2,799,900	9.7%	2,799,900	6.7%	—	—
Weiss Asset Management LP(10)	1,648,758	5.7%	1,648,758	3.9%	—	—
Hawkeye Capital Master(11)	1,500,000	5.2%	1,500,000	3.6%	—	—
Nuveen Alternatives Advisors, LLC(12)	—	—	2,450,980(13)	5.9%	2,450,980(13)	7.9%
Lead Common Investor(14)	—	—	1,906,318	4.6%	1,906,318	6.1%
BBCP Investors, LLC(15)	—	—	882,353	2.1%	12,113,290	38.8%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Industrea Acquisition Corp., 28 West 44th Street, Suite 501, New York, NY 10036.

(2)
Interests shown consist of  (i) 5,606,250 Founder Shares held of record by the Sponsor, classified as shares of Class B common stock, (ii) 10,822,500 shares of Class A common stock underlying private placement warrants held of record by the Sponsor and (iii) an estimated 500,000 shares of Class A common stock underlying warrants that may be issued upon conversion of up to $500,000 that is expected to be outstanding under the convertible promissory note issued by Industrea to the Sponsor on October 9, 2018 for ongoing expenses. The Founder Shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment, as described herein. Under the minimum redemption scenario, the Founder Shares will convert at a ratio of 1:1.0331, such that the number of Class A shares to be issued upon the conversion of the Founder Shares would be 5,940,632 Class A shares (190,632 of which would be forfeited in connection with the Subscription Agreement with the Lead Common Investor). Under the maximum redemption scenario, the Sponsor will forfeit for no consideration 1,313,725 Founder Shares and the remaining Founder Shares will convert on a one-for-one basis. Howard D. Morgan, Heather L. Faust, Tariq Osman, Joseph Del Toro and Charles Burns are the managers of the Sponsor and share voting and investment discretion with respect to the common stock held of record by the Sponsor. The Sponsor is 100% owned by funds managed by Argand.
(3)
Interests shown consist of  (i) 28,750 Founder Shares, classified as shares of Class B common stock and (ii) 55,500 shares of Class A common stock underlying private placement warrants. The Founder Shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment, as described herein.

(4)
Based on the most recent estimated Rollover amounts for CPH Management members, which may increase at Closing in accordance with the Rollover Agreements.

(5)
Interests shown consist of 1,063,619 options to purchase 1,063,619 shares of Newco common stock.

(6)
Interests shown consist of 205,447 options to purchase 205,447 shares of Newco common stock.

(7)
Interests shown consist of  (i) 5,606,250 Founder Shares held of record by the Sponsor, (ii) 10,822,500 shares of Class A common stock underlying private placement warrants held of record by the Sponsor (which may be exercised on a cashless basis, resulting in a lower number of shares beneficially owned following exercise compared to an exercise on a cash basis), (iii) an estimated 500,000 shares of Class A common stock underlying warrants that may be issued upon conversion of up to $500,000 that is expected to be outstanding under the convertible promissory note issued by Industrea to the Sponsor on October 9, 2018 for ongoing expenses, (iv) 5,333,333 shares of Class A common stock to be issued to the Argand Investor pursuant to the Argand Subscription Agreement, and (v) assuming maximum redemptions, (x) an additional 2,450,980 shares of Class A common stock to be issued to the Argand Investor in accordance with the Backstop, and (y) the forfeiture of 1,313,725 Founder Shares by the Sponsor. The Sponsor is 100% owned by funds managed by Argand. Argand is also the manager of the Argand Investor. Investment decisions made by Argand require the unanimous approval of its investment committee, which is comprised of Messrs. Morgan and Osman and Ms. Faust.

(8)
Based on information contained in a Schedule 13G filed on August 7, 2017, Davidson Kempner Capital Management, L.P. (“DKCM”) shares voting and dispositive power with the following entities and persons: Davidson Kempner Partners (“DKP”) (271,050 shares); Davidson Kempner Institutional Partners, L.P. (“DKIP”) (588,000 shares); Davidson Kempner International, Ltd. (“DKIL”) (640,950 shares); Thomas L. Kempner, Jr. (1,500,000 shares); and Robert J. Brivio, Jr. (1,500,000 shares). DKCM is the investment manager to each of DKP, DKIP and DKIL. Messrs. Kempner and Brivio, through their involvement with DKCM, are responsible for the voting and dispositive decisions relating to the securities held by DKP, DKIP and DKIL. The business address of this stockholder is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(9)
Based on information contained in Schedule 13G filed on October 10, 2017, Polar Asset Management Partners Inc. (“Polar”) holds sole voting and dispositive power with respect to 2,799,900 shares of Class A common stock. Polar is a company incorporated under the laws of Ontario, Canada, and serves as the investment manager to Polar Multi Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) and certain managed accounts (together with PMSMF, the “Polar Vehicles”), with respect to the Class A common stock directly held by the Polar Vehicles. The address of the business office of Polar is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(10)
Based on information contained in Schedule 13G filed on April 6, 2018, Weiss Asset Management LP (“Weiss Management”), WAM GP LLC (“WAM GP”) and Andrew Weiss share voting and dispositive power with respect to 1,648,758 shares of Class A common stock. BIP GP LLC (“BIP”) also shares voting and dispositive power with respect to 1,166,673 shares of Class A common stock. The shares reported for BIP GP include shares beneficially owned by a private investment partnership (the “Partnership”) of which BIP GP is the sole general partner. Weiss Asset Management is the sole investment manager to the Partnership. WAM GP is the sole general partner of Weiss Asset Management. Mr. Weiss is the managing member of WAM GP and BIP GP. Shares reported for WAM GP, Andrew Weiss and Weiss Asset Management include shares beneficially owned by the Partnership (and reported above for BIP GP). Each of Weiss Asset Management, BIP GP, WAM GP and Mr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by each except to the extent of their respective pecuniary interest therein. The address of the business office of each of Weiss Asset Management, BIP GP, WAM GP and Mr. Weiss is 222 Berkeley Street, 16th Floor, Boston, Massachusetts 02116.
(11)
Based on information contained in Schedule 13G filed on May 18, 2018, Hawkeye Capital Master (“Hawkeye”), Hawkeye’s Investment Manager Hawkeye Capital Management, LLC (“Hawkeye LLC”) and Hawkeye LLC’s Managing Member Richard A. Rubin beneficially own 1,500,000 shares of Class A common stock. Mr. Rubin holds sole voting and dispositive power with respect to such shares. The address of the business office of Hawkeye, Hawkeye LLC and Mr. Rubin is 1251 Avenue of the Americas, 8th Floor, New York, New York 10020.

(12)
Nuveen holds shared voting and dispositive power with respect to 2,450,980 shares of Series A Preferred Stock as investment manager to certain managed funds and accounts that are holders of the shares of Series A Preferred Stock (collectively referred to as the funds). However, all shares of Series A Preferred Stock are owned by the funds, and Nuveen disclaims beneficial ownership of the shares of Series A Preferred Stock reported herein except to the extent of its pecuniary interest therein. The business address of Nuveen is 730 Third Avenue, New York, New York 10017.

(13)
Interests shown consist of 2,450,980 shares of Series A Preferred Stock convertible into Newco common stock.

(14)
The address of the business office of the Lead Common Investor is 640 Fifth Avenue, 20th Floor, New York, New York 10019.

(15)
The address of the business office of BBCP Investors, LLC is 10250 Constellation Boulevard, Suite 2230, Los Angeles, CA 90067.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Industrea’s Related Party Transactions
On April 10, 2017, we issued an aggregate of 5,750,000 Founder Shares to our Sponsor for an aggregate purchase price of  $25,000 in cash, or approximately $0.004 per share. In April and May 2017, our Sponsor transferred 28,750 Founder Shares to each of our independent director nominees at their original purchase price.
Our Sponsor purchased an aggregate of 11,100,000 private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of the IPO. As such, our Sponsor’s interest in this transaction is valued at $11,100,000. Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of  $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
If any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. We may, at our option, pursue an Affiliated Joint Acquisition opportunity with an entity to which Argand or an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the initial business combination by making a specified future issuance to any such entity.
We have agreed to pay our Sponsor a total of  $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
We pay each of our independent directors $50,000 per year commencing on the date of the IPO prospectus for services rendered as board members prior to the completion of our initial business combination. Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our Sponsor, officers and directors, or any affiliate of our Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the closing of the IPO, our Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of the IPO. The loan was repaid on August 1, 2017.
In addition, in order to finance transaction costs in connection with the initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. On October 9, 2018, Industrea issued a convertible promissory note to our Sponsor that provides for the Sponsor to advance to Industrea, from time to time, up to $1,500,000 for ongoing expenses. If we complete an initial business combination, we would repay any amounts outstanding under such convertible promissory note. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Any amounts outstanding under such convertible promissory note may be convertible into warrants at a price of $1.00 per warrant at the option of our Sponsor. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We have entered into a registration rights agreement with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the Founder Shares. This registration rights agreement will be terminated upon execution of the Stockholders Agreement.
CPH Related Party Transactions
Management Services Agreement
Brundage-Bone and Eco-Pan are parties to a management services agreement with an affiliate of Peninsula, pursuant to which such affiliate provides advisory, consultancy and other services in exchange for customary fees. Such agreement will be terminated in connection with the consummation of the Business Combination.
Master Lease Agreement
Brundage-Bone is party to a master lease agreement pursuant to which it leases all of the real property used in its operations from a wholly-owned subsidiary of CPH. These leases are eliminated in consolidation.
Eco-Pan Facility Lease
Eco-Pan leases its facility in Pacific, Washington from an investor group in which Bruce Young, CPH’s Chief Executive Officer, holds an approximately 25% interest. The “triple net” lease provides for monthly rent of approximately $7,000, and the lease expires on August 31, 2023, with the term automatically extended to August 31, 2028 unless Eco-Pan notifies the landlord prior to August 31, 2022 of its intent not to occupy the facility after the initial term.
Camfaud Lease
Camfaud leases its facility in Essex, England from a trust the trustees of which include Tony Faud, CPH’s Managing Director — U.K., and members of his family. The lease provides for annual rent of £150,000, and the lease expires on September 29, 2022.
Employment Arrangements
Mark Young, the son of Bruce Young, is employed by Brundage-Bone as General Manager of Concrete Pumping Operations at an annual base salary of  $160,000. Mark Young also received a bonus of $25,000 for fiscal year 2017.
Brett Young, the son of Bruce Young, is employed by Brundage-Bone as Seattle Branch Manager at an annual base salary of  $115,000. Brett Young also received a bonus of  $15,000 for fiscal year 2017.
Peter Faud, brother of Tony Faud, CPH’s Managing Director — U.K., is employed by Camfaud as Group Technical Director at an annual base salary of £150,000.

Common Stock Issuance
On September 2, 2018, CPH issued 110,500 shares of common stock to BBCP Investors, LLC pursuant to certain anti-dilution rights in favor of BBCP Investors, LLC.
Argand Subscription Agreement
In connection with the Business Combination, Industrea and Newco entered into the Argand Subscription Agreement with the Argand Investor, an affiliate of the Sponsor, for the purpose of funding the Business Combination consideration and paying the costs and expenses incurred in connection therewith and offsetting potential redemptions of public shares in connection with the Business Combination. Pursuant to the Argand Subscription Agreement, immediately prior to the Closing, Industrea will issue to the Argand Investor (i) an aggregate of 5,333,333 shares of Industrea common stock for $10.20 per share, or an aggregate cash purchase price of  $54.4 million and (ii) up to an additional 2,450,980 shares of Industrea common stock at $10.20 per share for an aggregate cash purchase price of up to $25.0 million if, and only to the extent that, redemptions exceed $106.5 million. Such shares of Industrea common stock will become shares of Newco common stock upon the Closing. Industrea also agreed to provide certain registration rights with respect to the shares of Industrea common stock issued pursuant to the Argand Subscription Agreement (and corresponding shares of Newco common stock).
Stockholders Agreement
In connection with the Business Combination, Newco, the Initial Stockholders, the Argand Investor and certain CPH stockholders, are expected to enter into the Stockholders Agreement. Pursuant to the Stockholders Agreement:
•
the Initial Stockholders have agreed not to transfer the Founder Shares until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Newco common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which Newco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Newco’s stockholders having the right to exchange their shares of Newco common stock for cash, securities or other property;

•
the Initial Stockholders have agreed not to transfer the private placement warrants until 30 days after the Closing;

•
each CPH Management Holder (as defined therein) has agreed not to transfer any shares of Newco common stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing;

•
each Non-Management CPH Holders (as defined therein) may not transfer any shares of Newco common stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing; and

•
The Argand Investor may not transfer any shares of Newco common stock acquired by the Argand Investor in exchange for the Industrea common stock issued to it pursuant to the Argand Subscription Agreement for a period commencing on the date of Closing and ending on (a) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement does not exceed the Peninsula Threshold (as defined in the Stockholders Agreement), the date that is one hundred and eighty (180) days after the Closing, or (b) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement exceeds the Peninsula Threshold, the date that is one year after the Closing.
In addition, pursuant to its Rollover Agreement, Peninsula will have the right, upon the Closing, to designate: (i) one individual to serve as a Class I director if it beneficially owns more than 5% and up to 15% of the issued and outstanding shares of Newco common stock upon the Closing; (ii) two individuals, one to serve as a Class I director and one to serve as a Class II director, if it beneficially owns more than 15% and up to 25% of the issued and outstanding shares of Newco common stock upon the Closing; and (iii) three individuals, one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director, if it beneficially owns more than 25% of the issued and outstanding shares of Newco common stock upon the Closing. Under the Stockholders Agreement, Newco has agreed to nominate the foregoing director designees for so long as Peninsula owns the amounts set forth in the foregoing sentence. If Peninsula’s beneficial ownership falls below one of these threshholds, Peninsula’s nomination right in respect of such threshold will expire. These additional directors, if any, have not yet been identified by Peninsula.
The Stockholders Agreement also provides that Newco will, not later than 90 days after the Closing, file a registration statement covering the Founder Shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the shares of Newco common stock issued to the CPH stockholders at the Closing. In addition, these stockholders will have certain demand and “piggyback” registration rights following the consummation of the Business Combination. Newco will bear certain expenses incurred in connection with the exercise of such rights.
Policies and Procedures for Related Person Transactions
Newco’s code of ethics will require it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by its board of directors (or the appropriate committee of its board) or as disclosed in its public filings with the SEC. Under the code of ethics to be adopted by Newco, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Newco.
In addition, Newco’s audit committee, pursuant to a written charter, will be responsible for reviewing and approving related party transactions to the extent that Newco enters into such transactions. An affirmative vote of a majority of the members of Newco’s audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of Newco’s entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of Newco’s audit committee will be required to approve a related party transaction. Newco will also require each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Newco’s audit committee will review on a quarterly basis all payments that were made to its officers or directors or Newco’s or their affiliates.

DESCRIPTION OF NEWCO SECURITIES
The following summary of the material terms of Newco’s securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Newco Charter is attached as Annex B to this proxy statement/prospectus. We urge you to read the Newco Charter in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.
General
The Newco Charter authorizes it to issue up to 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, one share of Newco common stock was issued and outstanding and owned by Industrea, and no shares of preferred stock were issued and outstanding.
The following description of Newco’s capital stock and provisions of the Newco Charter and Newco’s bylaws are summaries and are qualified by reference to the Newco Charter and Newco’s bylaws, which have been filed as an exhibit to Newco’s registration statement of which this proxy statement/prospectus forms a part.
Common Stock
Dividend rights
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Newco common stock are entitled to receive such dividends, if any, as may be declared from time-to-time by the Newco Board out of legally available funds.
Voting rights
Each holder of Newco common stock is entitled to one vote for each share on all matters properly submitted to a vote of the stockholders, including the election of directors. Newco stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.
Liquidation
Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Newco, after payment or provision for payment of the debts and other liabilities of Newco, the holders of shares of Newco common stock will be entitled to receive all the remaining assets of Newco available for distribution to its stockholders, ratably in proportion to the number of shares of Newco common stock held by them
Rights and preferences
Holders of Newco common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Newco common stock. The rights, preferences, and privileges of the holders of Newco common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of Newco preferred stock that Newco may designate in the future.
Preferred Stock
The Newco Board has the authority, without further action by Newco’s stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Newco common stock. The issuance of Newco preferred stock could adversely affect the voting power of holders of Newco common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control of Newco or other corporate action. No shares of preferred stock are outstanding.
Pursuant to Nuveen’s PIPE Subscription Agreement, Newco has agreed to issue and sell to Nuveen an aggregate of 2,450,980 shares of Series A Preferred Stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $25.0 million. The Series A Preferred Stock will not pay dividends and will be convertible into shares of Newco common stock at a 1:1 ratio (subject to customary adjustments) at any time following six months after the Closing. Newco will have the right to elect to redeem all or a portion of the Series A Preferred Stock at its election after four years for cash at a redemption price equal to the amount of the principal investment plus an additional cumulative amount that will accrue at an annual rate of 7.0% thereon. In addition, if the volume weighted average price of shares of Newco common stock equals or exceeds $13.00 for 30 consecutive days, then Newco shall have the right to require the holder of the Series A Preferred Stock to convert its Series A Preferred Stock into Newco common stock, at a ratio of 1:1 (subject to customary adjustments). Newco has also agreed to provide certain registration rights with respect to the shares of Newco common stock underlying the Series A Preferred Stock.
Other than the Series A Preferred Stock, Newco has no present plan to issue any shares of preferred stock.
Stockholders Agreement
In connection with the Business Combination, Newco, the Initial Stockholders and certain CPH stockholders, are expected to enter into the Stockholders Agreement. Pursuant to the Stockholders Agreement:
•
the Initial Stockholders have agreed not to transfer the Founder Shares until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Newco common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which Newco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Newco’s stockholders having the right to exchange their shares of Newco common stock for cash, securities or other property;

•
the Initial Stockholders have agreed not to transfer the private placement warrants until 30 days after the Closing;

•
each CPH Management Holder (as defined therein) has agreed not to transfer any shares of Newco common stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Newco securities held as of the date of Closing;

•
each Non-Management CPH Holders (as defined therein) may not transfer any shares of Newco common stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing; and

•
The Argand Investor may not transfer any shares of Newco common stock acquired by the Argand Investor in exchange for the Industrea common stock issued to it pursuant to the Argand Subscription Agreement for a period commencing on the date of Closing and ending on (a) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement does not exceed the Peninsula Threshold (as defined in the Stockholders Agreement), the date that is one hundred and eighty (180) days after the Closing, or (b) if the number of shares issued to Peninsula pursuant to the terms of its Rollover Agreement exceeds the Peninsula Threshold, the date that is one year after the Closing.
The Stockholders Agreement also provides that Newco will, not later than 90 days after the Closing, file a registration statement covering the Founder Shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the shares of Newco common stock issued to the CPH stockholders at the Closing. In addition, these stockholders will have certain demand and “piggyback” registration rights following the consummation of the Business Combination. Newco will bear certain expenses incurred in connection with the exercise of such rights.
Warrants
Effective upon the consummation of the Business Combination, each warrant outstanding for the purchase of one share of Industrea common stock prior to the consummation of the Business Combination will be exercisable for one share of Newco common stock, with all other terms of such warrants remaining unchanged. The following is a description of the warrants.
Public Warrants
Each warrant entitles the registered holder to purchase one whole share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of Industrea’s IPO or 30 days after the completion of the Business Combination. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Newco will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to Newco satisfying its obligations described below with respect to registration. No warrant will be exercisable and Newco will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Newco be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.
Newco is registering the issuance of the shares of common stock issuable upon exercise of the public warrants pursuant to the registration statement of which this proxy statement/prospectus forms a part at this time. Under the warrant agreement, Newco will be required to maintain a current prospectus relating to those shares of common stock until the public warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when Newco will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if Newco common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Newco may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Newco so elects, Newco will not be required to file or maintain in effect a registration statement, and in the event Newco does not so elect, Newco will be required to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, Newco may call the warrants for redemption:
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in whole and not in part;

•
at a price of  $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•
if, and only if, the reported last sale price of Newco common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before Newco sends the notice of redemption to the warrantholders.

If and when the warrants become redeemable by Newco, Newco may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The last of the redemption criterion discussed above was established to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Newco issues a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If Newco calls the warrants for redemption as described above, Newco management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Newco management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on Newco stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the warrants. If Newco management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Newco management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If Newco calls the warrants for redemption and Newco management does not take advantage of this option, Industrea’s Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify Newco in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of  (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of  (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Newco, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of Newco common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of Newco with or into another corporation (other than a consolidation or merger in which Newco is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Newco as an entirety or substantially as an entirety in connection with which Newco is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Newco common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Newco common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Industrea, which will be assumed by Newco upon the consummation of the Business Combination. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrantholder.
Private Placement Warrants
The Sponsor purchased 11,100,000 private placement warrants at a price of  $1.00 per private placement warrant for an aggregate purchase price of  $11,100,000 in a private placement that occurred prior to the IPO. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (subject to limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by Newco so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by Newco and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of Newco common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
In order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of Industrea’s officers and directors may, but are not obligated to, loan Industrea funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of  $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.
The Initial Stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date of the consummation of the Business Combination (subject to certain limited exceptions, including those made to Industrea’s officers and directors and other persons or entities affiliated with the Sponsor).
Certain Anti-Takeover Provisions of Delaware Law, Newco’s Certificate of Incorporation and Bylaws
Newco is currently subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers.
Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

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a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of Newco’s assets. However, the above provisions of Section 203 do not apply if:
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the Newco Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by the Newco Board and authorized at a meeting of Newco stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The Newco Charter provides that the Newco Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the Newco Board only by successfully engaging in a proxy contest at two or more annual meetings.
In addition, the Newco Charter does not provide for cumulative voting in the election of directors. The Newco Board is empowered to elect a director to fill a vacancy created by the expansion of the Newco Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to the Newco Board or to propose matters to be acted upon at a stockholders’ meeting.
Authorized but unissued Newco common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Newco common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Provision
The Newco Charter, like the Industrea Charter, will provide that, unless Newco consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Newco, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Newco to Newco or its stockholders, (iii) any action asserting a claim against Newco, its directors, officers or employees arising pursuant to any provision of the DGCL, the Newco Charter or Newco’s Bylaws, or (iv) any action asserting a claim against Newco, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of  (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under the Securities Act or for which the Court of Chancery does not have subject matter jurisdiction including, without limitation, any claim arising under the Exchange Act, both as to which the federal district court for the District of Delaware shall be the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in shares of Newco capital stock will be deemed to have notice of, and consented to, the provisions of the Newco Charter described in the preceding paragraph. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Newco or its directors, officers or other employees, which may discourage such lawsuits against Newco and such persons. Alternatively, if a court were to find these provisions of the Newco Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Newoc may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.
Limitations of Liability and Indemnification
The Newco Charter and Newco’s bylaws provide that Newco will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the DGCL, which prohibits the Newco Charter from limiting the liability of its directors for the following:
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any breach of the director’s duty of loyalty to Newco or to its stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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unlawful payment of dividends or unlawful stock repurchases or redemptions; and

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any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of Newco’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Newco Charter does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under Newco’s bylaws, Newco is empowered to purchase insurance on behalf of any person whom it is required or permitted to indemnify.
In addition to the indemnification required in the Newco Charter and Newco’s bylaws, Newco has entered into indemnification agreements with each of its directors, officers, and some employees, effective upon consummation of the Business Combination. These agreements provide for the indemnification of such directors, officers, and employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of Newco, or any of its subsidiaries, by reason of any action or inaction by them while serving as an officer, director, employee, agent, or fiduciary, or by reason of the fact that they were serving at Newco request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by or in the right of Newco or any of its subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Newco believes that the provisions of its certificate of incorporation and bylaws described above and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Newco also maintains directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in the Newco Charter and Newco’s bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Newco and its stockholders. A stockholder’s investment may be harmed to the extent that Newco pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Newco’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, Newco has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of Newco’s directors or officers as to which indemnification is being sought, nor is Newco aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Listing of Securities
Newco intends to apply to list its common stock on Nasdaq under the symbol “BBCP” and “BBCPW,” respectively, following the Business Combination.
Transfer Agent and Registrar
Upon completion of the Business Combination, the transfer agent and registrar for Newco common stock will be Continental Stock Transfer & Trust Company.

COMPARISON OF STOCKHOLDER RIGHTS
	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
Authorized Capital	Industrea is authorized to issue 220,000,000 shares of common stock, par value $0.0001 per share, of which 28,750,000 shares were issued and outstanding as of November 20, 2018, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were issued and outstanding as of November 20, 2018.	Newco is authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share, of which one share was issued and outstanding as of November 20, 2018, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were issued and outstanding as of November 20, 2018.
Voting Rights	The Industrea Charter states that holders of shares of common stock will be entitled to one vote for each such share of common stock held on each matter properly submitted to the stockholders on which the holders of the common stock are entitled to vote.	Same as Industrea.
Number of Directors	The Industrea Charter states that the number of directors of Industrea, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, will be fixed from time to time in the manner provided in Industrea’s bylaws.	The Newco Charter states that the number of directors of Industrea, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, will be fixed from time to time exclusively by the Newco Board pursuant to a resolution adopted by a majority of the Newco Board.
Election of Directors	The bylaws of Industrea require that the directors be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.	Same as Industrea.
Manner of Acting by Board	The bylaws of Industrea state that the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as may be otherwise specifically provided by applicable law, the certificate of incorporation or the bylaws. The bylaws of Industrea also permit the board of directors to take action by unanimous written consent.	Same as Industrea.
Removal of Directors	The Industrea Charter states that any or all of the directors may be removed from office at any time, but only for	Same as Industrea.

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. This provision is qualified by the rights of holders of one or more series of preferred stock who may be granted rights to elect members of the board of directors. For the removal of directors elected pursuant to those rights, the removal from office will be governed by the terms of the applicable series of preferred stock as set forth in the certificate of incorporation.
Nomination of Director Candidates	The bylaws of Industrea state that nominations of persons for election to the board of directors may be made at the annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of electing directors, (i) by or at the direction of the board of directors or (ii) by any stockholder (x) who is a stockholder of record on the date of the giving of notice for the meeting of the stockholders and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in the bylaws. To be timely, a stockholder’s notice must be provided to the Secretary of Industrea and received no later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of the close of business on the 90th day before the meeting or the	The bylaws of Newco state that nominations of one or more individuals to the board of directors may be made at an annual meeting of stockholders by any stockholder who was a stockholder of record at the time the notice provided for in the bylaws is delivered to the Secretary, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in the bylaws. In the case of an annual meeting of stockholders, to be timely, any nomination made by a stockholder must be delivered to the Secretary at the principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first). In the case of a special meeting of stockholders, to be

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
	close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Industrea. In the case of a special meeting of stockholders called for the purpose of electing directors, notice is timely if received not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made.	timely, any nomination made by a stockholder must be delivered to the Secretary at the principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the board of directors to be elected at such special meeting.
Business Proposals by Stockholders	The bylaws of Industrea state that business may be brought before an annual meeting of stockholders by any stockholder who is a stockholder of record on the date notice of the meeting is given and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in the bylaws. To be timely, a stockholder’s notice must be received at the principal executive offices of Industrea not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made.	The bylaws of Newco state that the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders by any stockholder who was a stockholder of record at the time the notice provided for in the bylaws is delivered to the Secretary, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in the bylaws. In the case of an annual meeting of stockholders, to be timely, any such written notice of a proposal of business by a stockholder must be delivered to the Secretary at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made).

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
Special Meetings of the Board	The bylaws of Industrea state that special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) will be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and will be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board will be given to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary fails or refuses to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the certificate of incorporation, or the bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting.	The bylaws of Newco state that special meetings of the board of directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, any Vice President, the Secretary, the Lead Director of the board of directors or by a majority of the board of directors. Notice of a special meeting of the board of directors must be given by the person or persons calling the meeting at least 24 hours before the special meeting.
Special Meetings of Stockholders	The Industrea Charter states that special meetings of stockholders may be called only by the Chairman of the Board, Chief Executive Officer, or the	Same as Industrea.

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
board of directors pursuant to a resolution adopted by a majority of the board of directors. The ability of stockholders to call a special meeting is specifically denied.
Manner of Acting by Stockholders	The bylaws of Industrea state that all matters other than the election of directors will be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the certificate of incorporation, the bylaws or applicable stock exchange rules, a different vote is required, in which case such provision will govern and control the decision of such matter.	The bylaws of Newco state that directors will be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other elections and questions will, unless otherwise provided by law, the certificate of incorporation or the bylaws, be decided by a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of Nasdaq or any other exchange or quotation system on which the capital stock is quoted or traded, the requirements of Rule 16b-3 under the Exchange Act or any provision of the Code, in each case for which no higher voting requirement is specified by the DGCL, the certificate of incorporation or the bylaws, the vote required for approval will be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Code provision, as the case may be (or the highest such requirement if more than one is applicable).
Stockholder Action Without Meeting	The Industrea Charter states that, following Industrea’s initial public offering, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.	Same as Industrea.
State Anti-Takeover	Industrea did not opt out of the	Same as Industrea.

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
Statutes	provisions of Section 203 of the DGCL, which, subject to certain exceptions, would prohibit a company that opts in from engaging in specified business combinations with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless the business combination or transaction in which such stockholder became an interested stockholder is approved in a prescribed manner.
Indemnification of Directors and Officers	The Industrea Charter states that to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, Industrea will indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Industrea or, while a director or officer of Industrea, is or was serving at the request of Industrea as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such person in connection with such proceeding; provided, however, that, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, Industrea	Same as Industrea.

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
will indemnify any indemnified party in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.
Limitation of Liability of Directors	The Industrea Charter states that a director of Industrea will not be liable to Industrea or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to Industrea or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payment of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The Industrea Charter further states that any amendment, modification or repeal of the foregoing sentence will not adversely affect any right or protection of a director of Industrea thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.	The Newco Charter states that a director of Industrea will not be liable to Industrea or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. The Newco Charter further states that any amendment, modification or repeal of the foregoing sentence will not adversely affect any right or protection of a director of Industrea thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal, and that if the DGCL is hereafter amended to authorize corporate action further limiting or eliminating personal liability of directors, then the liability of each current or former director or officer shall be limited or eliminated to the fullest extent permitted by the DGCL as so amended from time to time.
Exclusive Forum Provision	The Industrea Charter provides that, unless Industrea consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Industrea, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Industrea to Industrea or Industrea’s stockholders, (iii) any action asserting a claim against Industrea, its directors, officers or employees arising pursuant to any provision of	The Newco Charter provides that unless Newco consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Newco (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Newco to Newco or Newco’s stockholders, (iii) any action asserting a claim against Newco, its directors, officers or employees arising pursuant to any provision of the DGCL or the Newco Charter or Newco’s Bylaws, or

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
	the DGCL or the Industrea Charter or Industrea’s Bylaws, or (iv) any action asserting a claim against Industrea, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.	(iv) any action asserting a claim against Newco, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under the Securities Act or for which the Court of Chancery does not have subject matter jurisdiction, including, without limitation, any claim arising under the Exchange Act, both as to which the federal district court for the District of Delaware shall be the sole and exclusive forum.
Amendments to Bylaws	The bylaws of Industrea state that the board of directors will have the power to adopt, amend, alter or repeal the bylaws. Further, the bylaws state that the affirmative vote of a majority of the board of directors will be required to adopt, amend, alter or repeal the bylaws. Finally, the bylaws state that the bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of Industrea required by applicable law or the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Industrea entitled to vote generally in the election of directors, voting together as a single class, will be required for the stockholders to adopt, amend, alter or repeal the bylaws.	The bylaws of Newco state that the bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding a majority in interest of all shares entitled to vote upon such amendment or repeal, voting as a single class; provided, however, that Article 1, Section 2.2, Article 6 and Section 7.7 of the bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding at least 66 2∕3 percent of the voting power of the stockholders entitled to vote at an election for directors, voting as a single class. The board of directors will have the power to amend or repeal the

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
bylaws or adopt new bylaws. Any such bylaws, or any alternation, amendment or repeal of the bylaws, may be subsequently amended or repealed by the stockholders as provided in the bylaws.
Liquidation if No Business Combination	The Industrea Charter states that in the event that Industrea has not consummated a Business Combination within 24 months from the closing of its initial public offering, Industrea will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account holding the proceeds from the initial public offering, including interest but not previously released to Industrea to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to Industrea’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.	None.

	Industrea (Pre-Business Combination)	Newco (Post-Business Combination)
Redemption Rights	The Industrea Charter states that prior to the consummation of an initial business combination, Industrea will provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of an initial business combination for cash equal to the applicable redemption price per share determined in accordance with the Industrea Charter.	None.

PRICE RANGE OF SECURITIES AND DIVIDENDS
Industrea
Price Range of Industrea’s Securities
Our units, each of which consists of one share of our Class A common stock, par value $0.0001 per share, and one warrant to purchase one share of our Class A common stock, began trading on Nasdaq under the symbol “INDUU” on July 27, 2017. On August 17, 2017, we announced that holders of our units could elect to separately trade the Class A common stock and the warrants included in the units, or to continue to trade the units without separating them. On August 21, 2017, the Class A common stock and warrants began trading on Nasdaq under the symbols “INDU” and “INDUW,” respectively.
The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, Class A common stock and warrants as reported on Nasdaq for the periods presented.
	Units (INDUU)				Class A common stock (INDU)				Warrants (INDUW)
	High		Low		High		Low		High		Low
Fiscal 2018:
Quarter ended 3/31/2018		$10.45		$10.02		$9.85		$9.68		$0.93		$0.40
Quarter ended 6/30/2018		$10.60		$10.35		$11.74		$9.78		$0.65		$0.43
Quarter ended 9/30/2018		$12.22		$10.44		$10.39		$9.90		$1.09		$0.52
Fiscal 2017:
Quarter ended 3/31/2017	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Quarter ended 6/30/2017	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Quarter ended 9/30/2017(1)(2)(3)		$10.17		$10.00		$9.83		$9.65		$0.55		$0.37
Quarter ended 12/31/17		$10.46		$9.95		$9.81		$9.68		$0.46		$0.36

(1)
Beginning on July 27, 2017.

(2)
INDU and INDUW began separate trading on August 17, 2017.

(3)
Beginning August 21, 2017 with respect to INDU and INDUW, the date active trading of the Class A common stock and public warrants began.

On September 6, 2018, the trading date before the public announcement of the Business Combination, our units, public shares and public warrants closed at $10.50, $9.97 and $0.60, respectively.
Dividend Policy of Industrea
Industrea has not paid any cash dividends on its Class A common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. It is the present intention of Industrea to retain any earnings for use in its business operations and, accordingly, Industrea does not anticipate the Industrea Board declaring any dividends in the foreseeable future.
Newco
Price Range of Securities of Newco
Historical market price information regarding Newco’s securities is not provided because there is no public market for Newco’s securities.
As of the date of this proxy statement/prospectus, there was one holder of Newco common stock.

Dividend Policy of Newco Following the Business Combination
Following completion of the Business Combination, the Newco Board will consider whether or not to institute a dividend policy. It is the present intention of Newco to retain any earnings for use in its business operations and, accordingly, Newco does not anticipate its board of directors declaring any dividends in the foreseeable future.
CPH
Price Range of CPH Securities
Historical market price information regarding CPH is not provided because there is no public market for CPH’s common stock.

APPRAISAL RIGHTS
Appraisal rights are not available to holders of Industrea common stock in connection with the Business Combination.
LEGAL MATTERS
Winston & Strawn LLP will pass upon the validity of the common stock issued in connection with the Business Combination and upon certain U.S. federal income tax consequences to Industrea’s stockholders as a result of the Business Combination and certain other legal matters related to this proxy statement/prospectus.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
The financial statements of Industrea Acquisition Corp. as of December 31, 2017 and for the period from April 7, 2017 (date of inception) through December 31, 2017 included in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Concrete Pumping Holdings, Inc. at October 31, 2017 and 2016 and for each of the three years in the period ended October 31, 2017 included in this proxy statement/prospectus have been audited by BDO USA, LLP, independent registered public accounting firm, as stated in its report thereon and included herein. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as an expert in auditing and accounting.
INDEPENDENT AUDITOR
The consolidated financial statements of Camfaud Concrete Pumps Limited as of November 16, 2016 and September 30, 2016 and 2015, for the period from October 1, 2016 to November 16, 2016 and for the years ended September 30, 2016 and 2015 included elsewhere in this proxy statement/prospectus have been audited by RSM US LLP, independent auditor as stated in its report thereon and included herein. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as an expert in auditing and accounting.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, Industrea and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement/prospectus. Upon written or oral request, Industrea will deliver a separate copy of the proxy statement/prospectus to any stockholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement/prospectus may likewise request that Industrea deliver single copies of the proxy statement/prospectus in the future. Stockholders may notify Industrea of their requests by calling or writing Industrea at its principal executive offices 28 West 44th Street, Suite 501, New York, New York 10036.

WHERE YOU CAN FIND MORE INFORMATION
Newco has filed with the SEC a registration statement on Form S-4, as amended, under the Securities Act with respect to the securities offered by this proxy statement/prospectus. This proxy statement/prospectus does not contain all of the information included in the registration statement. For further information pertaining to Newco and its securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this proxy statement/prospectus to any of Newco’s or Industrea’s contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the proxy statement/prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, Newco will be subject to the information and periodic reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. Industrea files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Newco’s or Industrea’s SEC filings, including Newco’s registration statement and Industrea’s proxy statement, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document Newco or Industrea files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact Industrea by telephone or in writing:
Industrea Acquisition Corp.
28 West 44th Street, Suite 501
New York, New York 10036
Tel: (212) 871-1107
Attn: Secretary
You may also obtain these documents by requesting them in writing or by telephone from Industrea’s proxy solicitation agent at the following address and telephone number:
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: INDU.info@morrowsodali.com
If you are a stockholder of Industrea and would like to request documents, please do so no later than five business days before the Special Meeting in order to receive them before the Special Meeting. If you request any documents from Industrea, Industrea will mail them to you by first class mail, or another equally prompt means.
All information contained or incorporated by reference in this proxy statement/prospectus relating to Industrea has been supplied by Industrea, all such information relating to Newco has been supplied by Newco, and all such information relating to CPH has been supplied by CPH. Information provided by Industrea, Newco or CPH does not constitute any representation, estimate or projection of any other party.
This document is a prospectus of Newco and a proxy statement of Industrea for Industrea’s special meeting of stockholders. Neither Newco nor Industrea has authorized anyone to give any information or make any representation about the Business Combination, Newco, CPH or Industrea that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that Industrea has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION
Page
INDUSTREA ACQUISITION CORP.
Year Ended December 31, 2017
Report of Independent Registered Public Accounting Firm	F-3
Balance Sheet as of December 31, 2017	F-4
Statement of Operations for the period from April 7, 2017 (date of inception) through December 31, 2017	F-5
Statement of Changes in Stockholders’ Equity for the period from April 7, 2017 (date of inception) through December 31, 2017	F-6
Statement of Cash Flows for the period from April 7, 2017 (date of inception) through December 31, 2017	F-7
Notes to Financial Statements	F-8
Nine Months Ended September 30, 2018
Condensed Balance Sheets as of September 30, 2018 (Unaudited) and December 31, 2017	F-18
Unaudited Condensed Statement of Operations for the three and nine months ended September 30, 2018 and for the period from April 7, 2017 (date of inception) through September 30, 2017	F-19
Unaudited Condensed Statement of Cash Flows for the nine months ended September 30, 2018 and for the period from April 7, 2017 (date of inception) through September 30, 2017	F-20
Notes to Unaudited Condensed Financial Statements	F-21
CONCRETE PUMPING HOLDINGS, INC.
Years Ended October 31, 2017, 2016 and 2015
Report of Independent Registered Public Accounting Firm	F-35
Consolidated balance sheets	F-36
Consolidated statements of income	F-37
Consolidated statements of comprehensive income	F-38
Consolidated statements of changes in stockholders’ equity	F-39
Consolidated statements of cash flows	F-40
Notes to financial statements	F-42
Nine Months Ended July 31, 2018
Unaudited condensed consolidated balance sheets	F-71
Unaudited condensed consolidated statements of operations	F-72
Unaudited condensed consolidated statements of comprehensive income	F-73
Condensed consolidated statements of changes in the stockholders’ equity	F-74
Unaudited condensed consolidated statement of cash flows	F-75
Notes to condensed consolidated financial statements	F-76

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
Industrea Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Industrea Acquisition Corp. (the “Company”), as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 7, 2017 (date of inception) through December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 2017, and the results of its operations and its cash flows for the period from April 7, 2017 (date of inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2017.
Whippany, New Jersey
March 28, 2018

INDUSTREA ACQUISITION CORP.

BALANCE SHEET
As of December 31, 2017
Assets
Current assets:
Cash	$828,555
Prepaid expenses	272,165
Total current assets	1,100,720
Cash and marketable securities held in Trust Account	235,195,034
Total assets	$236,295,754
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$205,249
Accrued expenses	425,181
Accrued expenses - related parties	92,500
Total current liabilities	722,930
Deferred underwriting commissions	8,050,000
Total liabilities	8,772,930
Commitments
Class A common stock, $0.0001 par value; 21,815,963 shares subject to possible redemption (at $10.20 per share)	222,522,823
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,184,037 shares issued and outstanding (excluding 21,815,963 shares subject to possible redemption)	118
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	5,316,974
Accumulated deficit	(317,666)
Total stockholders’ equity	5,000,001
Total Liabilities and Stockholders’ Equity	$236,295,754

The accompanying notes are an integral part of these financial statements.

INDUSTREA ACQUISITION CORP.

STATEMENT OF OPERATIONS
For the period from April 7, 2017 (date of inception) through December 31, 2017
General and administrative costs	$837,473
State franchise taxes	147,447
Loss from operations	(984,920)
Interest income	935,034
Loss before income tax expense	(49,886)
Income tax expense	267,780
Net loss	$(317,666)
Basic and diluted net loss per ordinary share	$(0.05)
Weighted average shares outstanding, basic and diluted(1)	6,416,126

(1)
This number excludes an aggregate of up to 21,815,963 shares subject to redemption at December 31, 2017.

The accompanying notes are an integral part of these financial statements.

INDUSTREA ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – April 7, 2017 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Sale of units in initial public offering, net of offering costs	23,000,000	2,300		—	216,713,190	—	216,715,490
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	11,100,000	—	11,100,000
Common stock subject to possible redemption	(21,815,963)	(2,182)	—	—	(222,520,641)	—	(222,522,823)
Net loss	—	—	—	—	—	(317,666)	(317,666)
Balance – December 31, 2017	1,184,037	$118	5,750,000	$575	$5,316,974	$(317,666)	$5,000,001

The accompanying notes are an integral part of these financial statements.

INDUSTREA ACQUISITION CORP.

STATEMENT OF CASH FLOWS
For the period from April 7, 2017 (date of inception) through December 31, 2017
Cash Flows from Operating Activities:
Net loss	$(317,666)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments and marketable securities held in Trust Account	(935,034)
Changes in operating assets and liabilities:
Prepaid expenses	(272,165)
Accounts payable	205,249
Accrued expenses	425,181
Accrued expenses – related parties	92,500
Net cash used in operating activities	(801,935)
Cash Flows from Investing Activities
Principal deposited in Trust Account	(234,600,000)
Interest released from Trust Account	340,000
Net cash used in investing activities	(234,260,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds received under loan from related parties	224,403
Repayment of loan from related parties	(224,403)
Proceeds received from initial public offering, net of offering costs	224,765,490
Proceeds received from private placement	11,100,000
Net cash provided by financing activities	235,890,490
Net increase in cash	828,555
Cash – beginning of the period	—
Cash – end of the period	$828,555
Supplemental disclosure of noncash investing and financing activities:
Deferred underwriting commissions in connection with the initial public offering	$8,050,000
Value of Class A ordinary shares subject to possible redemption	$222,522,823

The accompanying notes are an integral part of these financial statements.

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Industrea Acquisition Corp. (the “Company”) was incorporated in Delaware on April 7, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on manufacturing and service companies in the industrial sector. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2017, the Company had not commenced any operations. All activity for the period from April 7, 2017 (date of inception) through December 31, 2017 relates to the Company’s formation, the Initial Public Offering (as defined below), and search for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and marketable securities from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on July 26, 2017. On August 1, 2017, the Company consummated its initial public offering (the “Initial Public Offering”) of 23,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units offered, the “Public Shares”), including the issuance of 3,000,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of  $230 million and incurring offering costs of approximately $13.3 million, inclusive of $8.05 million in deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 11,100,000 warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, with the Company’s sponsor, Industrea Alexandria LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of  $11.1 million. On August 22, 2017, the Sponsor sold 55,500 Private Placement Warrants at their original purchase price to each of the Company’s five independent directors, or an aggregate of 277,500 private placement warrants for $277,500 (Note 4).
Upon the closing of the Initial Public Offering and Private Placement, $234.6 million ($10.20 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Trust Account”). The funds held in the Trust Account were and remain invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act 1940, as amended (the “Investment Company Act”), with maturities of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination. A potential initial Business Combinations must have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement in order to be consummated.

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations – (Continued)

However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding shares of its Class A common stock, par value $0.0001 (“Class A common stock”), sold in the Initial Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote its Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months (by August 1, 2019) from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations – (Continued)

ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity
As of December 31, 2017, the Company had approximately $829,000 in its operating bank account, approximately $595,000 of interest available to pay for franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) and working capital of approximately $378,000.
Through December 31, 2017, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, $224,403 in loans from the Sponsor, and the proceeds from the consummation of the Private Placement not held in Trust. The Company repaid the loans from the Sponsor in full on August 1, 2017.
In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, as of December 31, 2017, the Company may not have sufficient liquidity to meet its future obligations. Management believes that the Company will have sufficient working capital and borrowing capacity from

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations – (Continued)

the Sponsor to meet the Company’s needs through the earlier of the consummation of a Business Combination or one year from the date of issuance of these financial statements. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business, and structuring, negotiating and consummating the Business Combination.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying balance sheet is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of  $250,000. At December 31, 2017, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies – (Continued)

Offering Costs
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering totaled approximately $13.3 million, inclusive of  $8.05 million in deferred underwriting commissions. Offering costs were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2017, 21,815,963 shares of Class A common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Net Loss per Share
The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the warrants sold in the initial public offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 34,100,000 Class A ordinary shares in the calculation of diluted loss per share, since their inclusion would be anti-dilutive. As a result, diluted loss per common share is the same as basic loss per common share for the period.
The Company’s statement of operations includes a presentation of loss per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net loss per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable income taxes, franchise taxes and funds available to be withdrawn from Trust for working capital purposes, by the weighted average number of Class A common stock outstanding for the period. Net loss per common stock, basic and diluted for Class B common stock is calculated by dividing the net loss, less income attributable to Class A common stock, by the weighted average number of Class B common shares outstanding for the period.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies – (Continued)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2017. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties for the period from April 7, 2017 (date of inception) to December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
On August 1, 2017, the Company sold 23,000,000 Units, including the issuance of 3,000,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of  $10.00 per Unit in the Initial Public Offering. Each Unit consists of one share of Class A common stock and one Public Warrant. Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.
Note 4 — Private Placement
Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 11,100,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating gross proceeds of  $11.1 million in the aggregate in a Private Placement. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. On August 22, 2017, the Sponsor sold 55,500 Private Placement Warrants at their original purchase price to each of the Company’s five independent directors, or an aggregate of 277,500 private placement warrants for $277,500.
If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Note 5 — Related Party Transactions
Founder Shares
On April 10, 2017, the Company issued 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of  $25,000. In April and May 2017, the Sponsor transferred 28,750 Founder Shares to each of the Company’s independent director nominees at their original purchase price. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions – (Continued)

time. The initial stockholders agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 1, 2017, to the underwriters fully exercised their over-allotment option. As a result, 750,000 Founder Shares were no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Related Party Loans
Prior to the consummation of the Initial Public Offering, the Sponsor loaned the Company an aggregate of  $224,403 to cover expenses related to such offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing. The Company fully repaid the Note on August 1, 2017.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of  $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.
Administrative Support Agreement and Officer and Director Compensation
The Company has agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of  $10,000 per month for office space, utilities and secretarial and administrative support.
In addition, the Company will pay each of the five independent directors $50,000 per year commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination or its liquidation.
The Company recognized an aggregate of  $159,140 in expenses incurred in connection with the aforementioned arrangements with the related parties on the accompanying Statements of Operations for the period from April 7, 2017 (date of inception) through December 31, 2017.

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments & Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the Initial Public Offering prospectus to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters exercised this over-allotment in full concurrently with the closing of the Initial Public Offering.
The underwriters were entitled to an underwriting discount of  $0.20 per Unit, or $4.6 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or $8.05 million in the aggregate of deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 7 — Stockholders’ Equity
Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of  $0.0001 per share. As of December 31, 2017, there were 23,000,000 shares of Class A common stock issued and outstanding, including 21,815,963 shares of Class A common stock subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of  $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2017, there were 5,750,000 shares of Class B common stock outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholders’ Equity – (Continued)

in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2017, there were no shares of preferred stock issued or outstanding.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2017 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and marketable securities held in Trust Account	$235,195,034
Approximately $15,600 of the balance in the Trust Account was held in cash as of December 31, 2017.
Note 9 — Income Taxes
The income tax provision (benefit) consists of the following:
December 31, 2017
Current
Federal	$267,780
State	—
Deferred
Federal	—
State	—
Income tax provision expense	$267,780

The Company’s net deferred tax assets are as follows:
December 31, 2017
Deferred tax asset
Net operating loss carryforward	$—
Unrealized loss on securities	—
Startup/Organizational Costs	175,869
Total deferred tax assets	175,869
Valuation Allowance	(175,869)
Deferred tax asset, net of allowance	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which

INDUSTREA ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 9 — Income Taxes – (Continued)

temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period ended December 31, 2017, the valuation allowance was approximately $176,000.
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:
December 31, 2017
Statutory federal income tax rate	34.0%
State taxes, net of federal tax benefit	0.0%
Federal tax rate change	-218.2%
Meals & entertainment	0.0%
Valuation allowance	-352.5%
Income tax provision expense/(benefit)	-536.7%

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (“Tax Reform Legislation”), which made significant changes to U.S. federal income tax law. The Corporation expects that certain aspects of the Tax Reform Legislation will positively impact the Corporation’s future after-tax earnings primarily due to the lower federal statutory tax rate. Beginning January 1, 2018, the Corporation’s U.S. income will be taxed at a 21 percent federal corporate rate. Further, we are required to recognize the effect of this rate change on our deferred tax assets and liabilities, and deferred tax asset valuation allowances in the period the tax rate change is enacted. We do not expect any material non-cash impact from this rate change, with adjustments to deferred tax balances offset by adjustments to deferred tax valuation allowances.
Note 10 — Subsequent Events
In February 2018, the Company entered into an expense reimbursement agreement (the “Reimbursement Agreement”) with the sellers of a potential business combination target (the “Sellers”). Discussions regarding the proposed transaction were terminated in February 2018. Pursuant to the terms of the Reimbursement Agreement, the Sellers agreed to reimburse the Company for fees incurred, in connection with the transaction, from December 19, 2017 and through the date of termination. During the first quarter of 2018, the Company received $1,275,067 from the Sellers as the final settlement of amounts owed under the Reimbursement Agreement. Any remaining unreimbursed expenses will be financed with Company proceeds held outside of the Trust Account or with a working capital loan from the Sponsor.

INDUSTREA ACQUISITION CORP.

CONDENSED BALANCE SHEETS
	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash	$321,713	$828,555
Prepaid expenses	174,166	272,165
Total current assets	495,879	1,100,720
Cash and marketable securities held in Trust Account	237,624,503	235,195,034
Total assets	$238,120,382	$236,295,754
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$92,648	$205,249
Accrued expenses	3,994,421	425,181
Accrued expenses – related parties	92,500	92,500
Due to related parties	311,360	—
Income tax payable	18,837	—
Franchise tax payable	61,562	—
Total current liabilities	4,571,328	722,930
Deferred underwriting commissions	8,050,000	8,050,000
Total liabilities	12,621,328	8,772,930
Commitments
Class A common stock, $0.0001 par value; 21,617,554 and 21,815,963 shares subject to possible redemption (at $10.20 per share) at September 30, 2018 and December 31, 2017, respectively	220,499,051	222,522,823
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,382,446 and 1,184,037 shares issued and outstanding (excluding 21,617,554 and 21,815,963 shares subject possible redemption) at September 30, 2018 and December 31, 2017, respectively	138	118
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding at September 30, 2018 and December 31, 2017	575	575
Additional paid-in capital	7,340,726	5,316,974
Accumulated deficit	(2,341,436)	(317,666)
Total stockholders’ equity	5,000,003	5,000,001
Total Liabilities and Stockholders’ Equity	$238,120,382	$236,295,754

The accompanying notes are an integral part of these unaudited condensed financial statements.

INDUSTREA ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
	For the three months ended September 30,		For the nine months ended September 30, 2018	For the Period from April 7, 2017 (date of inception) through September 30, 2017
	2018	2017
General and administrative costs	$3,390,734	$195,091	$4,360,166	$195,965
Franchise tax expense	46,041	45,000	150,000	45,000
Loss from operations	(3,436,775)	(240,091)	(4,510,166)	(240,965)
Investment income on Trust Account	1,116,622	435,755	3,109,700	435,755
Income (loss) before income tax expense	(2,320,153)	195,664	(1,400,466)	194,790
Income tax expense	226,597	51,226	623,304	51,226
Net income (loss)	$(2,546,750)	$144,438	$(2,023,770)	$143,564
Weighted average shares outstanding
Basic(1)	6,885,479	6,514,940	6,912,001	6,161,547
Diluted	6,885,479	21,000,000	6,912,001	13,954,678
Net income (loss) per common share
Basic	$(0.37)	$0.02	$(0.29)	$0.02
Diluted	$(0.37)	$0.01	$(0.29)	$0.01

(1)
This number excludes an aggregate of 21,617,554 and 21,861,181 shares of Class A common stock subject to possible redemption for the periods ended September 30, 2018 and 2017, respectively.

The accompanying notes are an integral part of these unaudited condensed financial statements.

INDUSTREA ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
	For the nine months ended September 30, 2018	For the Period from April 7, 2017 (date of inception) through September 30, 2017
Cash Flows from Operating Activities:
Net income (loss)	$(2,023,770)	$143,564
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on investments and marketable securities held in Trust Account	(3,109,700)	(435,755)
Changes in operating assets and liabilities:
Prepaid expenses	97,999	(234,456)
Accounts payable	(112,601)	89,651
Accrued expenses	3,569,240	—
Accrued expenses – related parties	—	66,751
Income tax payable	18,837	51,226
Franchise tax payable	61,562	—
Net cash used in operating activities	(1,498,433)	(319,019)
Cash Flows from Investing Activities
Interest released from Trust Account	680,231	—
Principal deposited in Trust Account	—	(234,600,000)
Net cash provided by (used in) investing activities	680,231	(234,600,000)
Cash Flows from Financing Activities
Changes in due to related parties	311,360	—
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds received under loan from related parties	—	224,403
Repayment of loan from related parties	—	(224,403)
Proceeds received from initial public offering, net of offering costs	—	224,780,490
Proceeds received from private placement	—	11,100,000
Net cash provided by financing activities	311,360	235,905,490
Net change in cash	(506,842)	986,471
Cash – beginning of the period	828,555	—
Cash – end of the period	$321,713	$986,471
Supplemental disclosure of noncash investing and financing activities:
Change in value of Class A ordinary shares subject to possible redemption	$2,023,772	$222,984,046
Offering costs included in accounts payable and accrued expenses	$—	$15,000
Deferred underwriting commissions in connection with the initial public offering	$—	$8,050,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Industrea Acquisition Corp. (the “Company”) was incorporated in Delaware on April 7, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on manufacturing and service companies in the industrial sector. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. As of September 30, 2018, the Company had not commenced any operations. All activity for the period from April 7, 2017 (date of inception) through September 30, 2018 relates to the Company’s formation, the Initial Public Offering (as defined below), and search for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and marketable securities from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on July 26, 2017. On August 1, 2017, the Company consummated its initial public offering (the “Initial Public Offering”) of 23,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units offered, the “Public Shares”), including the issuance of 3,000,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of  $230 million and incurring offering costs of approximately $13.3 million, inclusive of $8.05 million in deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 11,100,000 warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, with the Company’s sponsor, Industrea Alexandria LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of  $11.1 million. On August 22, 2017, the Sponsor sold 55,500 Private Placement Warrants at their original purchase price to each of the Company’s five independent directors, or an aggregate of 277,500 Private Placement Warrants for $277,500 (Note 4).
Upon the closing of the Initial Public Offering and Private Placement, $234.6 million ($10.20 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Trust Account”). The funds held in the Trust Account are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act 1940, as amended (the “Investment Company Act”), or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations – (Continued)

The Company will provide the holders (the “public stockholders”) of the outstanding shares of its Class A common stock, par value $0.0001 (“Class A common stock”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment. If the Company is unable to complete a Business Combination by August 1, 2019, which is 24 months from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations – (Continued)

reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
On September 7, 2018, the Company entered into a merger agreement (the “Merger Agreement”) with Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Newco”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Newco (“Concrete Parent”), Concrete Pumping Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Concrete Parent (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Newco (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc., a Delaware corporation (“CPH”), and PGP Investors, LLC, solely in its capacity as the initial Holder Representative thereunder (the “Holder Representative”), pursuant to which (a) Concrete Merger Sub will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco (the “CPH Merger”), and (b) Industrea Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Newco (the “Industrea Merger”). The CPH Merger, the Industrea Merger and the other transactions contemplated in the Merger Agreement are referred to herein as the “Merger” (Note 9).
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations – (Continued)

the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 1, 2019.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2018 are not necessarily indicative of the results that may be expected for the year ended December 31, 2018. These unaudited condensed financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with SEC on March 29, 2018.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of  $250,000. At September 30, 2018 and December 31, 2017, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies – (Continued)

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.
Offering Costs
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering, which totaled approximately $13.3 million, inclusive of  $8.05 million in deferred underwriting commissions. Offering costs were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2018 and December 31, 2017, respectively, 21,617,554 and 21,815,963 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
Net Income (Loss) per Common Share
Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the periods. An aggregate of 21,617,554 and 21,861,181 shares of Class A common stock subject to possible redemption at September 30, 2018 and 2017, respectively, have been excluded from the calculation of basic loss per common share for the three and nine months ended September 30, 2018 since such shares, if redeemed, only participate in their pro rata share of the trust earnings. The Company has not considered the effect of the warrants sold in the Initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase 34,100,000 shares of the Company’s Class A common stock in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies – (Continued)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2018 and December 31, 2017. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties for the nine months ended September 30, 2018 and for the period from April 7, 2017 (date of inception) through September 30, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Pronouncements
In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The Company anticipates its first presentation of changes in stockholders’ equity will be included in its Form 10-Q for the quarter ended March 31, 2019.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
On August 1, 2017, the Company sold 23,000,000 Units, including the issuance of 3,000,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of  $10.00 per Unit in the Initial Public Offering. Each Unit consists of one share of Class A common stock and one Public Warrant. Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (Note 6).
Note 4 — Private Placement
Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 11,100,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating gross proceeds of  $11.1 million in the aggregate in a Private Placement. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5 — Related Party Transactions
Founder Shares
On April 10, 2017, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”), for an aggregate price of  $25,000. In April and May 2017, the Sponsor transferred 28,750 Founder Shares to each of the Company’s independent director nominees at their original purchase price. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any time. The initial stockholders agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 1, 2017, to the underwriters fully exercised their over-allotment option. As a result, 750,000 Founder Shares were no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Related Party Loans
Prior to the consummation of the Initial Public Offering, the Sponsor loaned the Company an aggregate of  $224,403 to cover expenses related to such offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing. The Company fully repaid the Note on August 1, 2017.
To finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of  $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. On October 9, 2018, the Company issued an unsecured convertible promissory note (the “Sponsor Convertible Note”) to the Sponsor, pursuant to which the Company may borrow up to $1,500,000 from the Sponsor from time to time for working capital expenses (Note 10). As of September 30, 2018, the Company had drawn approximately $311,000 on the Sponsor Convertible Note.
Administrative Support Agreement and Officer and Director Compensation
The Company has agreed to pay the Sponsor a total of  $10,000 per month for office space, utilities and secretarial and administrative support commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5 — Related Party Transactions – (Continued)

In addition, the Company has agreed to pay each of the five independent directors $50,000 per year commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination or its liquidation.
The Company recognized an aggregate of  $92,500 and $277,500 in expenses incurred in connection with the aforementioned arrangements with the related parties for the three and nine months ended September 30, 2018, respectively, and an aggregate of approximately $66,800 for both the three months ended September 30, 2017 and for the period from April 7, 2017 (date of inception) through September 30, 2017 in the accompanying unaudited Statements of Operations.
Argand Subscription Agreement
In connection with the Merger (see Note 9), on September 7, 2018 the Company entered into a subscription agreement (the “Argand Subscription Agreement”) with Newco and Argand Partners Fund, LP (the “Argand Investor”), an affiliate of the Sponsor, for the purpose of funding the Merger consideration and paying the costs and expenses incurred in connection therewith and offsetting potential redemptions of Public Shares in connection with the Merger. Pursuant to the Argand Subscription Agreement, immediately prior to the closing of the Merger (the “Closing”), the Company will issue to the Argand Investor (i) an aggregate of 5,333,333 shares of the Company’s common stock (“Industrea common stock”) for $10.20 per share, or an aggregate cash purchase price of  $54.4 million and (ii) up to an additional 2,450,980 shares of Industrea common stock at $10.20 per share for an aggregate cash purchase price of up to $25.0 million if, and only to the extent that, redemptions exceed $106.5 million. Such shares of Industrea common stock will become shares of Newco’s common stock (“Newco common stock”) upon the Closing. The Company also agreed to provide certain registration rights with respect to the shares of Industrea common stock issued pursuant to the Argand Subscription Agreement (and corresponding shares of Newco common stock).
Note 6 — Commitments & Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from July 26, 2017 to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters exercised this over-allotment in full concurrently with the closing of the Initial Public Offering.
The underwriters were entitled to an underwriting discount of  $0.20 per unit, or $4.6 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $8.05 million in the aggregate of deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6 — Commitments & Contingencies – (Continued)

Reimbursement Agreement
In February 2018, the Company entered into an expense reimbursement agreement (the “Reimbursement Agreement”) with the sellers of a potential Business Combination target (the “Sellers”). Discussions regarding the proposed transaction were terminated in February 2018. Pursuant to the terms of the Reimbursement Agreement, the Sellers agreed to reimburse the Company for fees incurred, in connection with the transaction, from December 19, 2017 and through the date of termination. During the first quarter of 2018, the Company received $1,275,067 from the Sellers as the final settlement of amounts owed under the Reimbursement Agreement. The reimbursement amount was recorded as offset against general and administrative costs in the accompanying unaudited Condensed Statement of Operations for the nine months ended September 30, 2018.
Note 7 — Stockholders’ Equity
Common Stock
Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of  $0.0001 per share. As of September 30, 2018 and December 31, 2017, there were 23,000,000 shares of Class A common stock issued and outstanding, including 21,617,554 and 21,815,963 shares of Class A common stock subject to possible redemption, respectively.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of  $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of September 30, 2018 and December 31, 2017, there were 5,750,000 shares of Class B common stock outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2018 and December 31, 2017, there were no shares of preferred stock issued or outstanding.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured on a recurring basis as of September 30, 2018 and December 31, 2017 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
September 30, 2018
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and marketable securities held in Trust Account	$237,624,503
December 31, 2017
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and marketable securities held in Trust Account	$235,195,034
Approximately $257,400 and $15,600 of the balance in the Trust Account was held in cash as of September 30, 2018 and December 31, 2017, respectively.
Note 9 —  Merger Agreement
On September 7, 2018, the Company entered into the Merger Agreement with Newco, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub, CPH, and the Holder Representative, pursuant to which (a) Concrete Merger Sub will be merged with and into CPH, with CPH surviving the merger as a wholly owned indirect subsidiary of Newco, and (b) Industrea Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Newco.
Merger Consideration
Under the Merger Agreement and pursuant to the CPH Merger, Newco will acquire CPH for aggregate consideration of  $610.0 million (subject to certain customary adjustments), payable in cash after taking into account (x) any shares of CPH capital stock that are contributed to Newco in exchange for shares of Newco common stock (valued at $10.20 per share) prior to the consummation of the CPH Merger and (y) any vested options to purchase shares of CPH common stock that are converted into vested options to purchase shares of Newco common stock immediately prior to the closing of the Merger. The cash portion of the consideration payable in the CPH Merger is expected to be between $446.9 million and $550.0 million, depending on the number of the Public Shares that are redeemed in connection with the Closing. In addition, all of the issued and outstanding shares of Industrea common stock will be exchanged on a one-for-one basis for shares of Newco common stock and all of the outstanding warrants to purchase Industrea common stock will be assumed by Newco and be exercisable for an equal number of shares of Newco common stock on the existing terms and conditions of such warrants.
Representations, Warranties and Covenants
The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of the Company and CPH during the period between execution of the Merger Agreement and the Closing.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 —  Merger Agreement – (Continued)

Conditions to Closing
The Closing is subject to certain conditions, including but not limited to approval by the Company’s stockholders of the Merger Agreement.
Termination
The Merger Agreement may be terminated under certain circumstances, including, among others: (i) by written consent of the Company and the Holder Representative; (ii) by the Company or CPH if the Closing has not occurred on or prior to the date that is 180 days after the execution of the Merger Agreement, unless the willful breach of such party seeking such termination is the primary reason for the Closing not occurring on or before such date; (iii) by CPH any time prior to the receipt of the approval of the Company’s stockholders of the Merger Agreement and the Merger, if the Company’s board of directors (x) failed to recommend to the Company’s stockholders that they approve the Merger Agreement and the Merger or failed to include such recommendation in the proxy statement/prospectus relating to the special meeting of the Company’s stockholders to be held to approve the Merger Agreement and the Merger (the “Special Meeting”), or (y) effected a change in such recommendation; or (iv) by CPH if the Company’s stockholders have not approved the Merger Agreement and the Merger at the Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken.
Indemnification
Subject to the limitations set forth in the Merger Agreement, from and after the date of Closing, (i) the Company and its related parties will be indemnified from the amount and any interest accrued thereon held in escrow for purposes of indemnification, from and against any and all losses arising from certain matters, including, among others, (x) breaches of certain specified representations, warranties and covenants of CPH, (y) unpaid transaction expenses and funded debt of CPH, in each case, to the extent not actually included in the calculation of final merger consideration and (z) certain claims by pre-Closing holders of CPH securities, and (ii) the Company and its related parties will, jointly and severally, indemnify the CPH equity holders from and against all losses arising from breaches of certain specified representations, warranties and covenants of Industrea parties.
Rollovers
U.S. Rollover Agreements
Immediately prior to the closing of the Merger, pursuant to agreements (the “Rollover Agreements”) entered into by certain existing holders of CPH’s capital stock and vested options to purchase shares of CPH commons stock (such holders, the “Rollover Holders”), (i) certain Rollover Holders will contribute a portion of their shares of CPH’s capital stock to Newco in exchange for shares of Newco common stock, and (ii) certain such Rollover Holders will convert a portion of their vested options to purchase shares of CPH common stock for vested options to purchase shares of Newco common stock (the “Rollover”). In addition, pursuant to its Rollover Agreement, BBCP Investors, LLC, a Rollover Holder (“Peninsula”) will be entitled to appoint: (i) one additional director to the Newco board of directors if it owns more than 5% of the issued and outstanding shares of Newco common stock post-Closing; (ii) two additional directors to the Newco board of directors if it owns more than 15% of the issued and outstanding shares of Newco common stock post-Closing; and (ii) three additional directors to the Newco board of directors if it owns more than 25% of the issued and outstanding shares of Newco common stock post-Closing. These additional directors, if any, have not yet been identified by Peninsula. In addition, pursuant to the Rollover Agreements, the Company and Newco also agreed to enter into a Stockholders Agreement to, among other things, provide certain registration rights with respect to the shares of Newco common stock issued to the Rollover Holders.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 —  Merger Agreement – (Continued)

U.K. Share Purchase Agreement
In connection with the Merger, pursuant to a Share Purchase Agreement (the “U.K. Share Purchase Agreement”) by and among Newco, certain debt and equity holders (the “U.K. Rollover Investors”) of Camfaud Group Limited (f/k/a Oxford Pumping Holdings Ltd.), a private limited company incorporated under the Laws of England and Wales and an indirect subsidiary of CPH (“Camfaud”), and Lux Concrete Holdings II S.á r.l., a company incorporated in Luxembourg and an indirect subsidiary of CPH (“Lux II”), Lux II has agreed to acquire from the U.K. Rollover Investors all of the outstanding indebtedness owed by Camfaud to the U.K. Rollover Investors as well as all outstanding B ordinary shares of  £0.02 each in Camfaud held by the U.K. Rollover Investors, in each case for consideration consisting of cash and/or unsecured loan notes issued to the U.K. Rollover Investors by Lux II, which unsecured loan notes will be exchanged pursuant to the terms of certain put and call options in the form attached to the U.K. Share Purchase Agreement by certain subsidiaries of CPH and Newco and purchased in full at the Closing by Newco in exchange for shares of Newco common stock at a deemed price per share of  $10.20.
PIPE Financing
Argand Subscription Agreement
In connection with the Merger Agreement, on September 7, 2018, the Company and Newco entered into the Argand Subscription Agreement with the Argand Investor, an affiliate of the Sponsor, for the purpose of funding the Merger consideration and paying the costs and expenses incurred in connection therewith and offsetting potential redemptions of Public Shares in connection with the Merger (“Redemptions”).
Pursuant to the Argand Subscription Agreement, immediately prior to the Closing, the Company will issue to the Argand Investor (i) an aggregate of 5,333,333 shares of Industrea common stock for $10.20 per share, or an aggregate cash purchase price of  $54.4 million and (ii) up to an additional 2,450,980 shares of Industrea common stock at $10.20 per share for an aggregate cash purchase price of up to $25.0 million if, and only to the extent that, the Redemptions exceed $106.5 million. Such shares of Industrea common stock will become shares of Newco common stock stock upon the Closing. The Company also agreed to provide certain registration rights with respect to the shares of Industrea common stock issued pursuant to the Argand Subscription Agreement (and corresponding shares of Newco common stock).
PIPE Subscription Agreements
In connection with the Merger Agreement, the Company, Newco and the Sponsor entered into subscription agreements (the “PIPE Subscription Agreements”) with two institutional accredited investors for the purpose of funding the Merger consideration and paying the costs and expenses incurred in connection therewith (the “PIPE Financing”).
Pursuant to the first PIPE Subscription Agreement (the “Common Stock Subscription Agreement”), the Company has agreed to issue and sell to an accredited investor, immediately prior to the Closing, an aggregate of 1,715,686 shares of Industrea common stock at a price of  $10.20 per share, or an aggregate cash purchase price of  $17.5 million, plus an aggregate of 190,632 additional shares of Industrea common stock the “Utilization Fee Shares”) (in each case, which shares will become shares of Newco common stock upon the Closing) as consideration for such investor’s agreement to purchase Industrea common stock. In connection therewith, the Sponsor has also agreed that upon the Closing it will surrender to the Company for cancellation for no consideration a number of shares of Industrea common stock equal to the number of Utilization Fee Shares.

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 —  Merger Agreement – (Continued)

Pursuant to the second PIPE Subscription Agreement (the “Preferred Stock Subscription Agreement”), Newco has agreed to issue and sell to an accredited investor an aggregate of 2,450,980 shares of Newco’s Series A Zero-Dividend Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) at a price of  $10.20 per share, or an aggregate cash purchase price of  $25.0 million. The Series A Preferred Stock will not pay dividends and will be convertible into shares of Industrea common stock at a 1:1 ratio (subject to customary adjustments) at any time following six months after the Closing. Newco will have the right to redeem all or a portion of the Series A Preferred Stock at its election after four years for cash at a redemption price equal to the amount of the principal investment plus an additional cumulative amount that will accrue at an annual rate of 7.0% thereon. In addition, if the volume weighted average price of shares of Newco common stock equals or exceeds $13.00 for 30 consecutive days, then Newco shall have the right to require the holder of the Series A Preferred Stock to convert its Series A Preferred Stock into Newco common stock, at a ratio of 1:1 (subject to customary adjustments).
The Company and Newco have also agreed to provide certain registration rights with respect to the shares of Industrea common stock issued pursuant to the PIPE Subscription Agreements (and the corresponding shares of Newco common stock) and the shares of Newco common stock underlying the Series A Preferred Stock.
Debt Financing
In order to finance a portion of the cash consideration payable in the Merger and the costs and expenses incurred in connection therewith, Concrete Merger Sub entered into (i) an amended and restated debt commitment letter on September 26, 2018 with Credit Suisse Loan Funding LLC (“CSLF”), Credit Suisse AG (“CS AG”), Stifel Bank & Trust, Stifel Nicolaus & Company Incorporated (“Stifel”) and Jefferies Finance LLC (“Jefferies”), which amended and restated the commitment letter, dated as of September 7, 2018, entered into with CSLF and CS AG, pursuant to which CS AG, Stifel and Jefferies agreed to make available to the combined company at the Closing a seven-year term loan facility with an aggregate principal amount of  $350.0 million (the “Term Facility”) and (ii) a debt commitment letter on September 7, 2018 with Wells Fargo, National Association (“Wells Fargo”), pursuant to which Wells Fargo agreed to make available to the combined company at the Closing a five-year asset based revolving credit facility in the aggregate committed amount of  $60.0 million (together with the Term Facility, the “Debt Financing”).
Backstop
Under the Merger Agreement and related agreements (including certain of the Rollover Agreements), Redemptions, if any, will be offset in the following manner: (i) the first $106.5 million of Redemptions will be offset using proceeds from the Debt Financing and the PIPE Financing; (ii) the next $25.0 million of Redemptions will be offset by the sale to the Argand Investor of Industrea common stock at $10.20 per share under the Argand Subscription Agreement; and (iii) any remaining Redemptions will be offset by the contribution by Peninsula of additional shares of CPH’s capital stock to Newco in exchange for additional shares of Newco common stock, with the Sponsor forfeiting to Industrea for cancellation a number of shares of Founder Shares equal to 10% of the number of shares issued to Peninsula under this clause (iii) (such that the net dilutive effect of such sale is equivalent to a sale price of  $10.20).
Expense Reimbursement Letter
As a condition to each of CPH’s and Peninsula’s execution and delivery of the Merger Agreement and a Rollover Agreement, respectively, the Argand Investor has agreed, pursuant to an expense reimbursement letter (the “Expense Reimbursement Letter”), to reimburse CPH for up to $3,000,000 of documented out-of-pocket fees and expenses that are payable to third party service providers engaged by CPH or its subsidiaries in connection with the transactions contemplated by the Merger Agreement and Peninsula’s

INDUSTREA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 —  Merger Agreement – (Continued)

Rollover Agreement and the preparation and negotiation of the Merger Agreement if the Merger Agreement is terminated by CPH pursuant to the termination provisions of the Merger Agreement relating to (i) uncured breaches of any representation, warranty, covenants or agreements or failure to consummate the Merger by the Industrea parties, (ii) failure of the Company’s board of directors to recommend to its stockholders that Industrea Stockholder Approval (as defined in the Merger Agreement) be given, failing to include such recommendation in the registration statement on Form S-4 (the “Registration Statement”) that will include the proxy statement/prospectus to be sent to the stockholders of the Company for the Special Meeting, or effecting a change in such recommendation, or (iii) failure to obtain the Industrea Stockholder Approval at the Special Meeting.
In addition, the Sponsor has agreed to surrender for no consideration upon the closing of the Rollover, a number of Founder Shares (or at the Sponsor’s option, shares of Class A common stock) equal to ten percent (10%) of the aggregate number of shares of Newco common stock issued to Peninsula, if any, pursuant to Peninsula’s agreement to offset Redemptions pursuant to its Rollover Agreement.
In addition, in the event Peninsula is required to fund any amount to offset Redemptions in accordance with its Rollover Agreement, the Sponsor has agreed to waive the conversion adjustment set forth in the Amended and Restated Certificate of Incorporation with respect to the Founder Shares. In the event Peninsula is not required to fund any amount to offset Redemptions in accordance with its Rollover Agreement, the conversion adjustment set forth in the Amended and Restated Certificate of Incorporation will be limited such that the maximum total number of additional shares of Class A common stock that the holders of the Founder Shares receive as a result of any conversion of the Founder Shares into shares of Class A common stock in excess of the total number of shares of Class A common stock that the holders of Founder Shares would receive as a result of a conversion of the Founder Shares on a one-for-one basis will be the sum of  (i) 1,523,965 plus (ii) 25% of the total number of shares of Class A common stock purchased by the Argand Investor pursuant to its obligation to offset up to $25.0 million of Redemptions under the Argand Subscription Agreement.
Note 10 — Subsequent Events
On October 9, 2018, the Company issued the Sponsor Convertible Note to the Sponsor, pursuant to which the Company may borrow up to $1,500,000 from the Sponsor from time to time for ongoing expenses. The Sponsor Convertible Note does not bear interest and all unpaid principal under the Sponsor Convertible Note will be due and payable in full on the earlier of August 1, 2019 and the consummation of an initial Business Combination by the Company. The Sponsor will have the option to convert any amounts outstanding under the Sponsor Convertible Note, up to $1,500,000 in the aggregate, into warrants of the post-business combination entity to purchase shares of Class A common stock at a conversion price of $1.00 per warrant. The terms of such warrants will be identical to the Private Placement Warrants, including that each such warrant will entitle the holder thereof to purchase one share of Class A common stock at a price of  $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. Under the Sponsor Convertible Note, the Sponsor has waived any and all right, title, interest or claim of any kind in or to any distribution of or from the Trust Account, including any right to seek recourse, reimbursement, payment or satisfaction for any claim against the Trust Account.

Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
Concrete Pumping Holdings, Inc.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Concrete Pumping Holdings, Inc. and Subsidiaries (the “Company”) as of October 31, 2017, and 2016, the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended October 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at October 31, 2017 and 2016, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2017, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BDO USA, LLP
We have served as the Company’s auditor since 2018.
Dallas, Texas
September 10, 2018

Concrete Pumping Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
October 31, 2017 and 2016
	2017	2016
Assets
Current assets:
Cash	$6,925,042	$3,248,520
Trade receivables, net	33,101,052	24,873,490
Inventory	3,009,651	1,754,295
Prepaid expenses and other current assets	3,668,835	2,422,097
Total current assets	46,704,580	32,298,402
Property, plant and equipment, net	175,542,135	138,686,332
Intangible assets, net	42,034,188	28,940,816
Goodwill	73,509,208	54,400,319
Deferred financing costs, net	1,056,516	603,600
Total assets	$338,846,627	$254,929,469
Liabilities and Stockholders’ Equity
Current liabilities:
Revolving loan	$65,888,871	$3,607,239
Current portion of capital lease obligations	193,039	72,702
Accounts payable	7,116,901	2,853,184
Accrued payroll and payroll expenses	6,902,666	5,346,668
Accrued expenses and other current liabilities	14,622,122	18,465,166
Income taxes payable	1,577,923	1,237,970
Total current liabilities	96,301,522	31,582,929
Long term debt, net of discount and deferred financing costs	156,984,830	142,253,608
Contingent consideration	968,783	—
Capital lease obligations, less current portion	652,752	731,829
Deferred income taxes	50,111,326	43,263,784
Total liabilities	305,019,213	217,832,150
Commitments & Contingencies (Note 11)
Redeemable preferred stock, $0.001 par value, 2,342,264 and 2,423,711 shares authorized, issued and outstanding as of October 31, 2017 and 2016 (liquidation preference of $9,845,139 and $13,395,383), respectively	14,671,869	15,182,053
Stockholders’ equity:
Common stock, $0.001 par value, 15,000,000 shares authorized, 7,576,289 shares issued and outstanding	7,576	7,576
Additional paid-in capital	18,444,075	18,768,375
Accumulated other comprehensive income	2,381,190	—
(Accumulated deficit) retained earnings	(1,677,296)	3,139,315
	19,155,545	21,915,266
Total liabilities and stockholders’ equity	$338,846,627	$254,929,469

See notes to consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
Consolidated Statements of Income
Years Ended October 31, 2017, 2016 and 2015
	2017	2016	2015
Revenue	$211,210,599	$172,425,547	$147,360,701
Cost of operations	121,451,499	97,241,773	84,515,991
Gross profit	89,759,100	75,183,774	62,844,710
General and administrative expenses	52,864,910	40,590,760	35,656,016
Transaction costs	4,489,517	3,691,466	1,253,529
Income from operations	32,404,673	30,901,548	25,935,165
Other (expense) income:
Interest expense	(22,747,848)	(19,516,077)	(20,491,654)
Loss on extinguishment of debt	(5,161,065)	(643,876)	—
Other income (expense), net	174,177	(54,463)	85,831
	(27,734,736)	(20,214,416)	(20,405,823)
Income before income taxes	4,669,937	10,687,132	5,529,342
Income tax provision	3,756,658	4,453,541	2,020,112
Net income	913,279	6,233,591	3,509,230
Less: Net loss attributable to noncontrolling interest	—	(36,364)	(45,435)
Net income attributable to Concrete Pumping Holdings, Inc. and Subsidiaries	$913,279	$6,269,955	$3,554,665

See notes to consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
Years Ended October 31, 2017, 2016 and 2015
	2017	2016	2015
Net income	$913,279	$6,269,955	$3,554,665
Other comprehensive income:
Foreign currency translation adjustment	2,381,190	—	—
Total comprehensive income	$3,294,469	$6,269,955	$3,554,665

See notes to consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity
Years Ended October 31, 2017, 2016 and 2015
	Common Stock	Additional Paid-In Capital	Noncontrolling Interest	Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)	Total
Balance, October 31, 2014	$7,576	$18,612,311	$—	$—	$(6,685,305)	$11,934,582
Contribution from noncontrolling interest	—	—	73,500	—	—	73,500
Stock-based compensation	—	46,640	—	—	—	46,640
Net income (loss)	—	—	(45,435)	—	3,554,665	3,509,230
Balance, October 31, 2015	7,576	18,658,951	28,065	—	(3,130,640)	15,563,952
Stock-based compensation	—	109,424	—	—	—	109,424
Net income (loss)	—	—	(36,364)	—	6,269,955	6,233,591
Dissolution of noncontrolling interest	—	—	8,299	—	—	8,299
Balance, October 31, 2016	7,576	18,768,375	—	—	3,139,315	21,915,266
Stock-based compensation	—	362,345	—	—	—	362,345
Repurchase of stock options	—	(686,645)	—	—	—	(686,645)
Preferred stock purchased for retirement, not re-issuable	—	—	—	—	(889,825)	(889,825)
Preferred stock dividend	—	—	—	—	(4,840,065)	(4,840,065)
Net income	—	—	—	—	913,279	913,279
Foreign currency translation adjustment	—	—	—	2,381,190	—	2,381,190
Balance, October 31, 2017	$7,576	$18,444,075	$—	$2,381,190	$(1,677,296)	$19,155,545

See notes to consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended October 31, 2017, 2016 and 2015
	2017	2016	2015
Cash flows from operating activities:
Net income	$913,279	$6,233,591	$3,509,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,338,884	16,635,995	14,748,689
Deferred income taxes	238,696	3,754,628	(345,494)
Amortization of deferred financing costs	1,863,641	1,751,675	1,861,454
Accretion of debt discount	275,400	330,480	330,480
Amortization of debt premium	(72,527)	—	—
Amortization of intangible assets	7,815,141	5,673,548	5,854,764
Stock-based compensation expense	362,345	109,424	46,640
Write-off of deferred financing costs included in loss on extinguishment of debt	1,972,574	931,838	—
Write-off of debt discount costs included in loss on extinguishment of debt	1,473,392	—	—
Debt prepayment penalty included in loss on extinguishment of debt	1,440,000	—	—
Loss (gain) on repayments of long-term debt included in loss on extinguishment of debt	303,420	(287,962)	—
Dissolution of noncontrolling interest	—	8,299	—
(Gain) loss on the sale of property, plant and equipment	(567,876)	(384,988)	277,755
Accretion of contingent consideration	—	—	117,000
Net changes in operating assets and liabilities (net of acquisitions):
Trade receivables, net	212,586	(673,660)	(4,110,004)
Inventory	(461,824)	(473,187)	(536,092)
Prepaid expenses and other current assets	(232,495)	(1,015,506)	(284,224)
Income taxes receivable/payable, net	(1,277,467)	(1,025,689)	5,160,114
Accounts payable	2,005,714	74,811	892,914
Accrued payroll, accrued expenses and other current liabilities	(1,376,489)	4,114,143	(1,968,756)
Net cash provided by operating activities	34,226,394	35,757,440	25,554,470
Cash flows from investing activities:
Purchases of property, plant and equipment	(23,671,035)	(22,570,712)	(12,685,165)
Proceeds from sale of property, plant and equipment	1,009,523	247,041	214,539
Acquisition of net assets, net of cash acquired	(60,427,249)	(6,650,000)	(1,133,500)
Payment of working capital adjustments (Note 3)	—	—	(4,506,356)
Net cash used in investing activities	(83,088,761)	(28,973,671)	(18,110,482)

See notes to consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows – (continued)
Years Ended October 31, 2017, 2016 and 2015
	2017	2016	2015
Cash flows from financing activities:
Proceeds on revolving loan	266,604,233	155,447,066	102,875,161
Payments on revolving loan	(205,163,292)	(151,839,827)	(106,176,110)
Proceeds on long term debt	40,400,000	—	—
Principal payments on long term debt	(39,104,760)	(18,352,038)	—
Payment of deferred financing costs	(1,454,364)	—	—
Debt prepayment penalty	(1,440,000)	—	—
Payments on capital lease obligations	(151,141)	(68,003)	(36,716)
Preferred stock purchase	(1,400,009)	—	—
Payment of preferred stock dividends	(4,840,065)	—	—
Repurchase of stock options	(686,645)	—	—
Payment of contingent consideration	—	—	(500,000)
Contribution from noncontrolling interest	—	—	73,500
Net cash provided by (used in) financing activities	52,763,957	(14,812,802)	(3,764,165)
Effect of foreign currency exchange rate on cash	(225,068)	—	—
Net increase (decrease) in cash	$3,676,522	$(8,029,033)	$3,679,823
Cash:
Beginning of year	$3,248,520	$11,277,553	$7,597,730
End of year	$6,925,042	$3,248,520	$11,277,553
Supplemental cash flow information:
Cash paid for interest	$22,653,135	$17,680,951	$18,767,409
Cash paid (received) for income taxes	$4,356,081	$1,724,602	$(2,787,392)
Property, plant and equipment acquired through capital leases	$—	$—	$909,250
Equipment purchases included in accrued expenses	$2,172,115	$6,015,009	$8,180,990
See notes to consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
Note 1. Organization and Description of Business
Organization:   Concrete Pumping Holdings, Inc. (CPH, the Company or Parent) was incorporated in the state of Delaware on July 14, 2014. Concrete Pumping Intermediate Holdings, LLC (CPIH), a wholly-owned subsidiary of CPH, was formed on June 16, 2014, as a Delaware limited liability company to acquire, through the creation of BB Merger Sub, Inc. (BBMI) and EP Merger Sub, Inc. (EPMI), all outstanding stock of Brundage-Bone Concrete Pumping, Inc. (BBCPI, BB, or Brundage-Bone) and Eco-Pan, Inc. (Eco-Pan or EP) on August 18, 2014 (the Merger). BBMI and EPMI were formed on July 23, 2014, as Colorado corporations and wholly-owned subsidiaries of CPIH to merge with and into BBCPI and EP, respectively, with BBCPI and EP being the surviving corporations. Brundage-Bone and Eco-Pan are wholly-owned subsidiaries of CPIH. Concrete Pumping Property Holdings, LLC (PropCo), a wholly-owned subsidiary of CPH, was incorporated in the state of Delaware on July 14, 2014, to hold certain real property that is leased to BBCPI. CPH, CPIH, BBMI and EPMI commenced operations on August 18, 2014. The equity sponsor is Peninsula Pacific Strategic Partners, LLC (the Sponsor).
Nature of business:   Brundage-Bone was incorporated in the state of Colorado on October 31, 2011. Brundage-Bone is a concrete pumping service provider in the United States. Brundage-Bone’s core business is the provision of concrete pumping services to general contractors and concrete finishing companies. Brundage-Bone is a construction services business that provides specialized equipment with technically trained operators. Most often equipment returns to a “home base” nightly. Brundage-Bone does not contract to purchase, mix, or to deliver concrete. Brundage-Bone most often contracts for its services on a per hour and per yard poured schedule customized to each market. In addition, Brundage-Bone actively sells concrete pumps, parts and service, however, the sale of parts are not a significant component of Brundage-Bone operations. Brundage-Bone has operations in Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia, Idaho, Kansas, Missouri, New Mexico, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Utah, Washington and Wyoming, with its corporate headquarters in Denver, Colorado.
Eco-Pan was incorporated in the state of Colorado on April 4, 2003. Eco-Pan provides industrial cleanup and containment services, primarily to customers in the construction industry. Eco-Pan uses containment pans specifically designed to hold waste products from concrete and other industrial cleanup operations. Eco-Pan has operating locations in Arizona, California, Colorado, Idaho, Maryland, Oklahoma, Oregon, Utah, Washington and Texas, with its corporate headquarters in Denver, Colorado.
In May 2015, Eco-Pan formed a joint venture, Eco-Pan Midwest, LLC (EPMW), with an initial capital contribution of  $76,500, which represented 51 percent of the outstanding membership interests in EPMW. EPMW was dissolved in 2016. See Note 2 regarding principles of consolidation related to EPMW.
In November 2016, Brundage-Bone entered into two share purchase agreements to acquire two concrete pumping companies based in the United Kingdom (UK) (collectively, Camfaud): Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited, which each also owned 50 percent of the stock of South Coast Concrete Pumping Limited. In connection with the transactions, a new entity, Oxford Pumping Holdings Ltd. (Oxford), was created as a wholly-owned subsidiary of Brundage-Bone to serve as a UK-based holding company. In July 2017, Oxford acquired Reilly Concrete Pumping Limited (Reilly), another UK-based concrete pumping company. As a result of these transactions, the UK based companies collectively make up Camfaud. Refer to Note 3 for discussion of the acquisitions.
Camfaud is a concrete pumping service provider in the UK. Camfaud’s core business is the provision of concrete pumping equipment to customers in the commercial, infrastructure and residential sectors. Camfaud is a construction services business that provides specialized concrete pumping equipment with technically trained operators. Camfaud provides the equipment operator and the equipment. Camfaud does not contract to purchase, mix or to deliver concrete. Camfaud most often contracts for its equipment services on a daily, weekly or monthly schedule customized to each market. Camfaud has 28 branch locations throughout the UK, with its corporate headquarters in Epping, Essex.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies
Basis of presentation:   The Company follows accounting standards established by the Financial Accounting Standards Board (FASB) to ensure consistent reporting of financial condition, results of operations, and cash flows. References to generally accepted accounting principles (U.S. GAAP) in these footnotes are to the FASB Accounting Standards Codification (ASC or the Codification).
Principles of consolidation:   These financial statements present the consolidated financial position of the Company and its wholly-owned subsidiaries, Brundage-Bone, Camfaud, Eco-Pan, PropCo, and their respective subsidiaries (collectively, the Company) as of October 31, 2017, and 2016, and the results of operations and cash flows for the three years then ended. The accounts of EPMW have also been included in the Company’s consolidated financial statements. In accordance with ASC 810, Consolidation, the portion of the Company’s equity attributable to the noncontrolling interest in EPMW has been reported separately within the stockholders’ equity section of the consolidated balance sheets and the Company’s portion of the net loss attributable to the noncontrolling interest in EPMW is also reported separately below net income on the consolidated statements of income. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of estimates:   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include accrued sales and use taxes, the liability for incurred but unreported claims under various partially self-insured polices, allowance for doubtful accounts, goodwill impairment analysis, valuation of share based compensation and accounting for business combinations. Actual results may differ from those estimates, and such differences may be material to the Company’s consolidated financial statements.
Cash:   Cash includes time deposits and certificates of deposit with original maturities of three months or less.
Trade receivables:   Trade receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Generally, the Company does not require collateral for their accounts receivable; however, the Company may file statutory liens or take other appropriate legal action when necessary on construction projects in which collection problems arise. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days. The Company does not charge interest on past due trade receivables.
Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. The allowance for doubtful accounts was $601,760, and $456,218 as of October 31, 2017, and 2016, respectively. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.
Inventory:   Inventory consists primarily of replacement parts for concrete pumping equipment. Inventories are stated at the lower of cost (first-in, first-out method) or net realizable value. The Company evaluates inventory and records an allowance for obsolete and slow-moving inventory to account for cost adjustments to market. Based on management’s analysis, no allowance for obsolete and slow-moving inventory was required as of October 31, 2017, and 2016.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Fair Value Measurements:   The FASB’s standard on fair value measurements establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. This standard establishes three levels of inputs that may be used to measure fair value:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities.
Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.
Deferred financing costs:   The Company incurred closing costs of  $12,887,000 during the Merger related to obtaining loan financing. In conjunction with the Senior Note Exchange (Note 7 that occurred in September 2017, Brundage-Bone incurred $588,634 related to obtaining financing through additional term notes and $240,250 related to the US Revolver. In connection with the Company’s acquisition of Camfaud, costs of  $625,480 were incurred by Oxford related to the UK Revolver. Deferred financing costs related to the revolver are classified as assets and amortized on a straight-line basis over the term of the revolver, while deferred financing costs related to the term debt are shown as a direct deduction from the carrying amount of the liability and amortized over the terms of the related debt instruments under the effective interest method. Accumulated amortization related to the US Revolver fees as of October 31, 2017 and 2016, was $678,528 and $476,400, respectively. Accumulated amortization related to the UK Revolver fees as of October 31, 2017 was $210,699. See Note 7 for discussion of the term debt financing fees.
Goodwill:   The Company accounts for goodwill under ASC 350, Intangibles — Goodwill and Other (ASC 350). The Company’s goodwill was recorded as a result of the Company’s business combinations. The Company has recorded these business combinations using the acquisition method of accounting. The Company tests its recorded goodwill for impairment on an annual basis on August 31, or more often if indicators of potential impairment exist, by determining if the carrying value of each reporting unit exceeds its estimated fair value. The Company has the option to first assess qualitative factors to determine whether or not it is more than likely that the fair value of the reporting unit is less than the fair value. If the result of a qualitative test indicates it is more likely than not that the fair value of a reporting unit is less than the carrying value, a quantitative test is performed. As further detailed in “Newly adopted accounting pronouncements” below, the Company adopted ASU 2017-04, and accordingly, goodwill impairment is recognized in the amount that the carrying value of the reporting unit exceeds the fair value of the reporting unit, not to exceed the amount of goodwill allocated to the reporting unit, based on the results of the Step 1 analysis.
In undertaking the qualitative assessment, the Company considered macro-economic, industry and reporting unit-specific factors. These included the effect of the current interest rate environment on the cost of capital; sustaining market share over the year; lack of turnover in key management; actual performance as compared to expected 2017 performance. Based on the qualitative assessment, having considered the factors in totality we determined it was not more likely than not that the carrying value of the U.K. reporting units exceeded its fair value. Significant changes in the external environment or substantial declines in the operating performance of the U.K. reporting units could cause us to reevaluate this conclusion in the future.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

A quantitative assessment was performed on the remaining two reporting units. In performing the quantitative test, the Company compares the estimated fair value of the reporting unit to its carrying value. The estimated fair value exceeded the carrying value of each of the three reporting units. Had the estimated fair value of any reporting unit been less than its carrying value, the Company would have recognized an impairment expense for the amount of fair value in excess of the carrying value, however this amount would not exceed the carrying amount of goodwill.
Management has determined that the Company had 4 reporting units in 2017 and 2 reporting units in 2016 for the purposes of testing goodwill for impairment. As of October 31, 2017 and 2016, the Company determined that no impairment of goodwill existed because the estimated fair value of each reporting unit exceeded its carrying amount. Future impairment reviews may require write-downs in the Company’s goodwill and could have a material adverse impact on the Company’s operating results for the periods in which such write-downs occur.
Long-lived assets:
ASC 360 requires long-lived assets to be evaluated for impairment when indicators of impairment are present. If indicators are present, assets are grouped to the lowest level for which identifiable cash flows are largely independent of other asset groups and cash flows are estimated for each asset group over the remaining estimated life of each asset group. If the undiscounted cash flows estimated to be generated by the asset group is less than the asset’s carrying amount, impairment is recognized in the amount of excess of the carrying value over the fair value. No indicators of impairment were identified as of October 31, 2017 and 2016. Intangible assets with finite lives are being amortized on a straight-line basis, except for customer relationships, over their estimated useful lives. The customer relationships are being amortized on an accelerated basis over their estimated useful lives.
Property, plant and equipment:   Property, plant and equipment are recorded at cost. Expenditures for additions and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred; however, maintenance and repairs that improve or extend the life of existing assets are capitalized. The carrying amount of assets disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses from property and equipment disposals are recognized in the year of disposal. Property, plant and equipment is depreciated using the straight line method over the following estimated useful lives:
Buildings and improvements	15 to 40 years
Capital lease assets – buildings	40 years
Furniture and office equipment	2 to 7 years
Machinery and equipment	3 to 25 years
Transportation equipment	3 to 7 years
Capital lease assets are being amortized over the estimated useful life of the asset (see Note 11). Capital lease amortization is included in depreciation expense for the years ended October 31, 2017, 2016 and 2015.
Revenue recognition:   The Company generates revenues primarily from concrete pumping services in both the United States and the United Kingdom. Additionally, revenues are generated from the Company’s waste management business which consists of service fees charged to customers for the delivery of our pans and containers and the disposal of the concrete waste material.
The Company recognizes revenue from these businesses when all of the following criteria are met: (a) persuasive evidence of an arrangement exists, (b) the service has been performed or delivery has occurred, (c) the price is fixed or determinable, and (d) collectability is reasonably assured. The Company’s delivery terms for replacement part sales are FOB shipping point.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

The Company imposes and collects sales taxes concurrent with our revenue-producing transactions with customers and remit those taxes to the various governmental authorities as prescribed by the taxing jurisdictions in which we operate. We present such taxes in our consolidated statements of income on a net basis.
Stock-based compensation:   The Company follows ASC 718, Compensation — Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense, based on estimated fair values, for all share-based awards made to employees and directors. The value of the vested portion of the award is recognized as expense in the Company’s consolidated statements of income over the requisite service periods. Compensation expense for all share-based awards is recognized using the straight-line method. The Company accounts for forfeitures as they occur in accordance with the early adoption of Accounting Standards Update (ASU) No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.
Foreign currency translation:   The functional currency of Camfaud is the Great British Pound (GBP). The assets and liabilities of the foreign subsidiaries are translated into US dollars using the year end exchange rates, and the consolidated statements of income are translated at the average rate for the year. The resulting translation adjustments are recorded as a component of comprehensive income on the consolidated statements of comprehensive income and accumulated in other comprehensive income. The functional currency of our other subsidiaries is the United States Dollar.
Income taxes:   The Company complies with ASC Topic 740, Income Taxes, which requires a liability approach to financial reporting for income taxes. The Company computes deferred income tax assets and liabilities annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense includes both the current income taxes payable or refundable and the change during the period in the deferred tax assets and liabilities.
The tax benefit from an uncertain tax position is only recognized in the consolidated balance sheets if the tax position is more likely than not to be sustained upon an examination. CPIH and PropCo are no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2014. Interest and penalties related to income taxes are included in the income tax provision, if any.
Camfaud files income tax returns in the UK. Camfaud’s national statutes are generally open for one year following the statutory filing period.
Business combinations:   The Company applies the principles provided in ASC 805, Business Combinations, when a business is acquired. Tangible and intangible assets acquired and liabilities assumed are recorded at fair value and goodwill is recognized for any differences between the fair value of consideration transferred and the fair value of net assets acquired. Transaction costs for business combinations are expensed as incurred in accordance with ASC 805.
Concentration of credit risk:   Cash balances held at financial institutions may, at times, be in excess of federally insured limits. It is management’s belief that the Company places their temporary cash balances in high-credit quality financial institutions.
The Company’s customer base is dispersed across the United States and the United Kingdom. The Company performs ongoing evaluations of their customers’ financial condition and requires no collateral to support credit sales. For the years ended October 31, 2017, 2016 and 2015, no customer represented 10 percent or more of revenue or trade receivables.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Vendor Concentration:   For the year ended October 31, 2017 there were 3 significant vendors the Company relied upon to purchase concrete pumping boom equipment. For the years ended October 31, 2016 and 2015 there were two. These vendors provided sales of concrete pumping boom equipment that can be replaced with alternate vendors should the need arise; however, risk does exist that a disruption in suppliers could negatively impact the Company.
Newly adopted accounting pronouncements:   In May 2017, the Financial Accounting Standards Board (FASB) issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting, to provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC 718. The amendments in the ASU are effective for fiscal years beginning after December 15, 2017, and should be applied prospectively to an award modified on or after the adoption date. The Company elected to early adopt the amendment as of August 1, 2017, which did not have a material impact on the consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies the measurement of goodwill impairment by eliminating the requirement that an entity compute the implied fair value of goodwill based on the fair values of its assets and liabilities to measure impairment. Instead, goodwill impairment will be measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The ASU also clarifies the treatment of the income tax effect of tax deductible goodwill when measuring goodwill impairment loss. ASU 2017-04 will be effective for the Company beginning on November 1, 2022. The amendment must be applied prospectively with early adoption permitted. The Company elected to early adopt the amendment for the year ended October 31, 2017, which did not have a material impact on the consolidated financial statements.
In March 2016, the FASB issued ASU 2016-06, “Derivatives and Hedging (Topic 815): Contingent Put and Call Options in Debt Instruments”, which clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this update is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The Company early adopted the new standard as of November 1, 2016. The adoption of the new accounting rules did not have a material impact on the Company’s financial condition, results of operations and cash flows.
Recently issued accounting pronouncements not yet effective:   In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 requires entities to use a screen test to determine when an integrated set of assets and activities is not a business or if the integrated set of assets and activities needs to be further evaluated against the framework. ASU 2017-01 will be effective for the Company beginning on November 1, 2019. The Company is currently evaluating the impact of the pending adoption of the new standard on the consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Initially, the modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, wherein the Board decided to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date (such as January 1, 2019, for calendar year-end public business entities) and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption consistent with preparers’ requests. The Company is currently evaluating the impact of the pending adoption of the new standard on the consolidated financial statements.
In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead, it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2017. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements. Upon adoption of this standard on a retrospective basis, all deferred income tax assets and liabilities will be presented as noncurrent.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the consolidated financial statements.
Note 3. Business Combinations
Reilly:   In July 2017, Camfaud entered into a share purchase agreement to acquire all outstanding shares of Reilly, a UK based concrete pumping company, in exchange for cash and seller notes.
This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and the assembled workforce. Goodwill is not amortized for book purposes nor is it deductible for tax purposes. The acquisition was part of the Company’s strategic plan to expand the Camfaud footprint in the United Kingdom.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

The following table represents the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:
Consideration paid:
Cash, net of cash acquired	$11,267,729
Debt issued to sellers	1,941,150
Total consideration paid	$13,208,879
Net assets acquired:
Trade accounts receivable	$1,624,598
Inventory	178,432
Prepaid expenses and other current assets	223,619
Property, plant and equipment	9,194,329
Intangible assets	1,194,454
Accounts payable	(533,129)
Accrued expenses and other current liabilities	(971,005)
Deferred tax liabilities	(879,069)
Total net assets acquired	10,032,229
Goodwill	$3,176,650

Identifiable intangible assets acquired consist of customer relationships of  $552,581 and a trade name of  $641,873. The customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the customer relationships to be 15 years. The trade name was valued using the relief-from-royalty method. The Company determined the useful life of the trade name to be 10 years.
The Company also entered into loans with the former owners that are discussed in Note 7.
Acquisition-related expenses incurred by the Company amounted to $594,039, which is included in transaction costs in the consolidated statements of income for the year ended October 31, 2017.
Camfaud:   In November 2016, Camfaud acquired two concrete pumping companies based in the UK.
This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and the assembled workforce. Goodwill is not amortized for book purposes nor is it deductible for tax purposes. The acquisition was part of the Company’s strategic plan to broaden their global presence. The acquisition was financed through additional Senior Secured Notes, a revolving loan and the seller notes.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

The following table represents the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:
Consideration paid:
Cash, net of cash acquired	$49,159,520
Debt issued to sellers	6,221,000
Contingent consideration	908,266
Total consideration paid	$56,288,786
Net assets acquired:
Trade accounts receivable	$6,344,614
Inventory	564,833
Other current assets	726,679
Property and equipment	25,641,272
Intangible asses	18,574,662
Accounts payable	(1,579,842)
Accrued expenses and other current liabilities	(3,291,260)
Capital lease obligation	(183,405)
Deferred tax liabilities	(5,369,822)
Total net assets acquired	41,427,731
Goodwill	$14,861,055

The contingent consideration is based on average EBITDA over the 3-year period following the acquisition date and has a maximum payout of approximately $3,100,000. The Company has recorded the contingent consideration initially at fair value based on a probability-weighted approach, discounted to present value at an annual rate of 7.5 percent. The contingent consideration is presented as deferred consideration in the accompanying consolidated balance sheets and will be adjusted to fair value each reporting period until the contingency is resolved. No adjustment was considered necessary as of October 31, 2017 as fair value changes are not material.
Identifiable intangible assets acquired consist of customer relationships of  $15,933,225 and trade names of  $2,641,437. The customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the customer relationships to be 15 years. The trade name was valued using the relief-from-royalty method. The Company determined the useful life of the trade names to be 10 years.
The Company also entered into loans with the former owners that are discussed in Note 7.
Acquisition-related expenses incurred by the Company amounted to $6,608,456, of which $3,566,407 and $3,042,049 have been recognized in the consolidated statements of income for the year ended October 31, 2017 and 2016, respectively.
Action Concrete Pumping and Darts Equipment:   During November 2015, BB entered into an asset purchase agreement with Action Concrete Pumping, Inc. and Darts Equipment, LLC (collectively, Action) to acquire substantially all of the assets of Action. Action does business in South Carolina, Tennessee, Georgia and Alabama. The acquisition was part of the Company’s strategic plan to increase their presence in the Southeastern market.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and the assembled workforce. Goodwill is not amortized for book purposes and $369,165 is deductible for tax purposes. The Company has also recognized identifiable intangible assets under the provisions of ASC 805.
The following table represents the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:
Consideration paid:
Cash	$5,600,000
Total consideration paid	$5,600,000
Net assets acquired:
Other current assets	$6,085
Property and equipment	5,174,750
Non-compete intangible asset (useful life of 3 years)	50,000
Total net assets acquired	5,230,835
Goodwill	$369,165

The Asset Purchase Agreement (APA) included a provision for additional consideration to be paid to the sellers based on certain EBITDA targets in three tranches. The first earnout tranche requires payment of up to $450,000 based on achievement of certain EBITDA levels for any 12 consecutive months during the 18 month period following the acquisition date. The second earnout tranche requires payment of up to $450,000 based on achievement of certain EBITDA levels for any 12 consecutive months during the 24 month period following the acquisition date. The third earnout tranche requires payment of up to $50,000 based on achievement of certain EBITDA levels for the 12 months beginning on the 1st anniversary of the acquisition date and ending on the last day of the 24th calendar month thereafter. The maximum possible payments under the earnout provision is $950,000. The Company determined the fair value of the contingent consideration under ASC 805 using a probability-weighted approach to be $0 at acquisition date and at October 31, 2016. No amounts were paid out under the APA.
Acquisition-related expenses incurred by the Company of  $94,069 have been recognized in the consolidated statements of income for the year ended October 31, 2016.
Solid Rock Concrete Pumping:   During November 2015, BB entered into an asset purchase agreement with Solid Rock Concrete Pumping (Solid Rock) to acquire substantially all of the assets of Solid Rock. Solid Rock operates in Texas. The acquisition was part of the Company’s strategic plan to increase their presence in the Texas market.
This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. The Company has also recognized identifiable intangible assets under the provisions of ASC 805.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

The following table represents the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:
Consideration paid:
Cash	$1,050,000
Total consideration paid	$1,050,000
Net assets acquired:
Other current assets	$12,000
Property and equipment	650,000
Intangible assets (weighted average useful life of 4.5 years)	388,000
Total net assets acquired	1,050,000
Goodwill	$—

Acquisition-related expenses incurred by the Company of  $34,426 have been recognized in the consolidated statements of income for the year ended October 31, 2016.
2015 Acquisitions:   During August 2015, the Company entered into asset purchase agreements with three companies, AJ Concrete Pumping, LLC (AJ), L&G Leasing, LLC (L&G) and Kenyon Concrete Pumping, Inc. (Kenyon). AJ and L&G have common owners and have been treated as a single business combination. All three companies are located in South Carolina. The acquisitions were part of the Company’s strategic plan to establish a larger presence in the South Carolina market. During September 2015, the Company entered into an asset purchase agreement with TGP, Inc. (d/b/a Dyna-Pump). The acquisition was part of the Company’s strategic plan to increase their market share in Texas.
The four acquisitions qualify as business combinations under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and the assembled workforce. Goodwill is not amortized for book purposes and $159,000 is deductible for tax purposes. The Company has also recognized identifiable intangible assets related to non-compete agreements under the provisions of ASC 805.
The following table represents a summary of the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:
	AJ and L&G	Kenyon	Dyna-Pump	Total
Cash paid	$1,400,000	$300,000	$310,000	$2,010,000
Net assets acquired:
Property, plant and equipment	1,259,000	—	220,000	1,479,000
Intangible assets (weighted average useful life of 3 years)	100,000	150,000	85,000	335,000
Other assets	37,000	—	—	37,000
Total net assets acquired	1,396,000	150,000	305,000	1,851,000
Goodwill	$4,000	$150,000	$5,000	$159,000

Acquisition-related expenses incurred by the Company of  $289,554 have been recognized in the consolidated statements of income for the year ended October 31, 2015.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

In connection with the Merger described in Note 1, consideration of  $4,256,356 for Brundage Bone and $250,000 for Eco Pan was paid to the respective sellers during fiscal 2015. The amounts were previously accrued in fiscal 2014 for final working capital adjustments related to the acquisitions.
The consideration transferred in the Merger Agreement included contingent consideration to be paid to the sellers based on certain EBITDA targets. The potential earnout totaled $500,000 and was paid during 2015.
Note 4. Fair Value Measurement
The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, accounts payable and current accrued liabilities approximate their fair value as recorded due to the short-term maturity of these instruments, which approximates fair value. The Company’s outstanding obligations on its revolving line of credit and UK revolver are deemed to be at fair value as the interest rates on these debt obligations are variable and consistent with prevailing rates. The Company believes the carry value of our capital lease obligations represents fair value.
The Company’s long-term debt instruments are recorded at their carrying values in the consolidated balance sheets, which may differ from their respective fair values. The fair value amount of the long-term debt instruments are derived from observable Level II inputs. The fair value amount of the Long-term debt instruments at October 31, 2017 and October 31, 2016 is presented in the table below based on the prevailing interest rates and trading activity of the Notes.
	2017		2016
	Carrying Value	Fair Value	Carrying Value	Fair Value
Senior secured notes	$152,553,000	$156,366,825	$121,360,000	$131,068,800
Unsecured note	—	—	30,000,000	30,000,000
Seller notes	8,626,150	8,626,150	—	—
Capital lease obligations	845,791	845,791	—	—
In connection with the acquisition of Camfaud, shareholders were eligible to receive earn out payments of up to $3,100,000 if certain EBITDA targets were met (Note 3).
As a result, the Company estimated the fair value of the contingent earn out liability based on its probability assessment of Camfaud EBITDA achievements during the 3 year earn out period. In developing these estimates, the Company considered its revenue and EBITDA projections, its historical results, and general macro-economic environment and industry trends. This fair value measurement was based on significant revenue and EBITDA inputs not observed in the market, which represents a Level 3 measurement. Level 3 instruments are valued based on unobservable inputs that are supported by little or no market activity and reflect the Company’s own assumptions in measuring fair value.
In accordance with the FASB’s standard on business combinations, the Company reviewed the contingent earn out liability on a quarterly basis in order to determine its fair value. Changes in the fair value of the liability are recorded within operating expenses in the period in which the change was made. The change in the fair value of the contingent earn-out was not material from the date of acquisition to the year ending October 31, 2017.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Fair Value Measurement – (Continued)

The following table represents a reconciliation of the change in the fair value measurement of the contingent earn out liability for the years ended October 31, 2017 the change in fair values for the periods presented are not material:
2017
Beginning balance	$—
Fair value of contingent earnout liability initially recorded in connection with Oxford acquisition	908,266
Change in fair value of contingent earnout liability included in operating expenses	—
Change fair value due to foreign currency	60,517
Ending balance	$968,783

The Company’s non-financial assets, which primarily consist of property and equipment, goodwill and other intangible assets, are not required to be carried at fair value on a recurring basis and are reported at carrying value. However, on a periodic basis or whenever events or changes in circumstances indicate that their carrying value may not be fully recoverable (and at least annually for goodwill), non-financial instruments are assessed for impairment and, if applicable, written down to and recorded at fair value. No adjustments were made to the carrying value of any such assets due to lack of recoverability or impairment for the fiscal years ended October 31, 2017 or 2016.
Note 5. Property, Plant and Equipment
The significant components of property, plant and equipment as of October 31, 2017 and 2016, are as follows:
	2017	2016
Land, buildings and improvements	$21,986,324	$20,965,712
Capital leases – land and buildings	909,250	909,250
Machinery and equipment	199,185,640	147,184,935
Transportation equipment	2,961,147	2,236,628
Furniture and office equipment	888,504	529,458
	225,930,865	171,825,983
Less accumulated depreciation	(50,388,730)	(33,139,651)
Property, plant and equipment, net	$175,542,135	$138,686,332

Depreciation expense for the years ended October 31, 2017, 2016 and 2015, was $19,338,884, $16,635,995 and $14,748,689 respectively, of which $18,691,578, $16,311,540, $14,441,455 respectively, was included in cost of operations and $647,306, $324,455 and $307,234 respectively, was included in general and administrative expenses.
Note 6. Goodwill and Intangible Assets
The Company recognized goodwill and certain intangible assets in connection with Business Combinations (Note 3). Goodwill is not amortized for book purposes. The following table details the changes in goodwill as of October 31, 2017 and 2016:
Balance, October 31, 2015	$54,031,154
Goodwill acquired in 2016 acquisitions	369,165
Balance, October 31, 2016	54,400,319
Goodwill acquired in 2017 acquisitions	18,037,705
Change in foreign currency rates	1,071,184
Balance, October 31, 2017	$73,509,208

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6. Goodwill and Intangible Assets – (Continued)

Intangible assets are amortized over their useful lives on a straight-line basis, except for the customer relationships and the Camfaud trade names. The customer relationships and the Oxford Group trade names are amortized on an accelerated basis using the free cash flow method. The following table summarizes the Company’s intangible assets as of October 31, 2017 and 2016:
	2017					2016
	Useful Life	Weighted Average Useful Life	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
Customer relationships	15	15	$45,521,514	$(16,770,766)	$28,750,748	$27,960,000	$(10,027,998)	$17,932,002
Trade names	15 – 20	19 – 70	15,546,675	(2,401,152)	13,145,523	12,071,000	(1,361,769)	10,709,231
Noncompete agreements	3	3	485,000	(347,083)	137,917	485,000	(185,417)	299,583
			$61,553,189	$(19,519,001)	$42,034,188	$40,516,000	$(11,575,184)	$28,940,816

Amortization expense recognized by the Company related to intangible assets was $7,815,141, $5,673,548 and $5,854,764 for the years ended October 31, 2017, 2016 and 2015, respectively. Amortization expense as it relates to the amortization of Intangible assets resides within General and Administrative expense on the statement of operations. The estimated aggregate amortization expense for intangible assets over the next five fiscal years ending October 31 and thereafter is as follows:
Years ending October 31:
2018	$7,525,536
2019	6,507,896
2020	5,351,076
2021	3,758,250
2022	3,199,995
Thereafter	15,691,435
$42,034,188

Note 7. Long Term Debt and Revolving Lines of Credit
Revolving line of credit:   In connection with the Merger, on August 18, 2014, the Company entered into a revolving loan agreement (the Revolver) with a maximum borrowing capacity of  $30,000,000, which was increased to $35,000,000 in November 2015. The Revolver bears interest at the LIBOR rate plus an applicable margin. The applicable margin resets quarterly and is (a) 2.25 percent, (b) 2.50 percent or (c) 2.75 percent if the quarterly average excess availability is (a) at least 66.67 percent, (b) less than 66.67 percent and at least 33.33 percent and (c) less than 33.33 percent, respectively. The Revolver expires on August 18, 2019. Interest is due monthly and the outstanding principal balance is due upon maturity. The Revolver is secured by substantially all assets of the Company and requires that the Company maintains a minimum fixed charge coverage ratio. In conjunction with the Senior Note Exchange (see below) in September 2017, the borrowing capacity was increased to $65,000,000 and the maturity date was extended to September 8, 2022. In addition, applicable margin for the interest rate was decreased to (a) 2.00 percent, (b) 2.25 percent or (c) 2.50 percent if the quarterly average excess availability is (a) at least 66.67 percent, (b) less than 66.67 percent and at least 33.33 percent and (c) less than 33.33 percent, respectively. On October 2, 2017, $35,000,000 of the Revolver balance was transferred to a 3-month line of credit with a separate LIBOR interest rate which was 3.56 percent as of October 31, 2017.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Long Term Debt and Revolving Lines of Credit – (Continued)

The Revolver requires that the Company maintain a maximum ratio of total fixed charges, which include interest, principal payments, taxes and management fees to EBITDA (earnings before interest expense, taxes, depreciation and amortization) less capital expenditures during the term of the Revolver. As of October 31, 2017 and 2016 the Company was in compliance with the financial covenant under the Revolver.
The outstanding balance of the Revolver as of October 31, 2017 and 2016 was $44,597,240 and $3,607,239, respectively.
UK Revolver:   In connection with the acquisition of Camfaud in November 2016 (see Note 3), the Oxford Group entered into a revolving loan agreement (the UK Revolver) with a maximum borrowing capacity of approximately $28,000,000. The UK Revolver bears interest at the LIBOR rate plus 2 percent and expires in November 2019. The UK Revolver is secured by substantially all assets of the Oxford Group. The outstanding balance of the UK Revolver as of October 31, 2017, was $21,291,631.
The UK Revolver requires that the Company maintain a maximum ratio of total fixed charges, which include interest, principal payments, taxes and management fees to EBITDA (earnings before interest expense, taxes, depreciation and amortization) less capital expenditures during the term of the Revolver. As of October 31, 2017, the Company was in compliance with the financial covenant under the Revolver.
Senior secured notes:   To finance the Merger on August 18, 2014, the Company issued senior secured notes through a high-yield bond offering under SEC Rule 144A (Senior Notes). The offering raised $140,000,000 of proceeds for the Company. The Senior Notes mature on September 1, 2021, and bear interest at 10.375 percent per annum. Interest payments are due every March 1 and September 1 commencing March 1, 2015. Principal is due upon maturity. The Senior Notes are partially held by a shareholder of the Company, secured by substantially all assets of the Company and contain various non-financial covenants.
The Senior Notes contain a number of significant restrictive covenants. Such restrictive covenants, among other things, restrict, subject to certain exceptions, the Company’s restricted subsidiaries’ ability to incur additional indebtedness and make guarantees; create liens on assets; pay dividends and distributions or repurchase their capital stock; make investments, loans and advances, including acquisitions; engage in mergers, consolidations, dissolutions or similar transactions; sell or otherwise dispose of assets, engage in certain transactions with affiliates; enter into certain restrictive agreements.
To finance the acquisition of Camfaud (Note 3), in November 2016, the Company issued additional senior secured notes of  $40,000,000 as an incremental borrowing with the same terms and form as the original Senior Notes.
In January 2016, the Company repurchased and retired approximately $7,665,000 of outstanding Senior Notes for a purchase price of approximately $7,205,100 plus accrued interest of approximately $292,000. In April 2016, the Company repurchased and retired $10,000,000 of outstanding Senior Notes for a purchase price of  $10,150,000 plus accrued interest of approximately $164,000. In March 2017, the Company repurchased and retired approximately $3,000,000 of outstanding Senior Notes for a purchase price of approximately $3,090,000 plus accrued interest of approximately $5,000. In May 2017, the Company repurchased and retired approximately $2,807,000 of outstanding Senior Notes for a purchase price of approximately $2,975,000 plus accrued interest of approximately $54,000. In September 2017, the Company repurchased and retired approximately $3,000,000 of outstanding Senior Notes for a purchase price of approximately $3,045,000 plus accrued interest of approximately $24,000.
As a result of these repurchases, the Company recognized a loss (gain) of  $303,420 and ($287,962) for the difference between the carrying amount of the Senior Notes, plus accrued interest, and the repurchase price, and also recognized a loss of  $260,380 and $931,838 related to the write off of deferred loan fees

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Long Term Debt and Revolving Lines of Credit – (Continued)

(Note 2) for the years ended October 31, 2017 and 2016, respectively. The net loss has been presented in the accompanying consolidated statements of income as a loss on extinguishment of debt for the years ended October 31, 2017 and 2016. The difference between the carrying amount and the reacquisition price of the debt, net of unamortized loan fees, has been presented in the accompanying consolidated statements of income as a (loss) gain on debt extinguishment.
On August 24, 2017, the Company issued a Notice of Early Tender to exchange their Senior Notes for newly issued senior secured notes (New Senior Notes). Substantially all investors exchanged their outstanding notes (the Senior Note Exchange), which settled in September 2017. The New Senior Notes bear interest at 10.375 percent per annum and mature on September 1, 2023. The Company will make interest payments on March 1 and September 1 of each year. The outstanding balance of the original Senior Notes outstanding as of October 31, 2017 and 2016, was $1,266,000 and $121,360,000, respectively. The outstanding balance of the New Senior Notes outstanding as of October 31, 2017, was $151,287,000.
After settlement of the New Senior Notes, the Company increased the total borrowing capacity of the Revolver, for which the proceeds were used to pay off the unsecured note and to pay accrued and unpaid dividends on the 13.5 percent participating preferred stockholders (Note 12).
Unsecured note:   To finance the Merger, on August 18, 2014, the Company entered into a $30,000,000 loan agreement with one of its shareholders. The note matures on February 18, 2022, and bears interest at 12 percent per annum. Interest payments are due quarterly on February 18, May 18, August 18 and November 18 every year. Principal, along with any accrued and unpaid interest, is due upon maturity. The Company may elect to have the interest paid-in kind (PIK). If the Company elects to pay PIK interest, the accrued interest will be added to the outstanding balance of the note and payable upon maturity. As of October 31, 2017 and 2016, all interest associated with the PIK has been paid by the Company. The unsecured notes contain various non-financial covenants.
As part of the unsecured note, the Company issued 1,000,000 shares of common stock to the lender. As such, the proceeds of the unsecured note have been allocated to the debt and common stock based on their relative fair values. The amount allocated to common stock was $2,478,602, which was recorded as a discount on the debt. The discount is amortized to interest expense over the remaining life of the loan using the effective interest method. During the years ended October 31, 2017, 2016 and 2015, amortization of the discount was $275,400, $330,480 and $330,480, respectively.
In connection with the Senior Note Exchange on September 8, 2017, the Company repaid the unsecured note, including accrued interest of  $210,000. Upon extinguishment, the Company incurred a prepayment penalty fee of  $1,440,000, which has been included in loss on debt extinguishment on the accompanying consolidated statements of income. The Company also wrote off the remaining unamortized discount of  $1,473,392, which has also been included in loss on debt extinguishment on the accompanying consolidated statements of income. The Company wrote-off of  $1,712,194 of unamortized loan fees, including accumulated amortization of  $1,088,806. Net write-off is included in the loss on extinguishment of debt on the consolidated statements of income.
Seller notes:   In connection with the acquisitions of Camfaud and Reilly in November 2016 and July 2017 (see Note 3), respectively, the Company entered into loan agreements with the former owners of Camfaud and Reilly for an aggregate amount of  $6,221,000 and $1,941,150, respectively, (collectively, the Seller Notes). The Camfaud Note bears interest at 5 percent per annum and all principal plus accrued interest are due upon the earlier of; (1) 6 months after the UK Revolver is repaid in full, (2) 42 months after the acquisition date (May 2020) or (3) the date on which the Company suffers an insolvency event. The Reilly Note bears interest at 5 percent per annum and all principal plus accrued interest are due three years after the acquisition date (July 2020). The Seller Notes are unsecured.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Long Term Debt and Revolving Lines of Credit – (Continued)

The following is a summary of the Company’s long term debt as of October 31, 2017 and 2016:
	2017	2016
Senior secured notes	$152,553,000	$121,360,000
Unsecured note	—	30,000,000
Seller notes	8,626,150	—
	161,179,150	151,360,000
Plus unamortized premium on debt	327,473	—
Less discount on unsecured note	—	(1,748,792)
Less unamortized deferred financing costs	(4,521,793)	(7,357,600)
Total long term debt	$156,984,830	$142,253,608

Future maturities of long term debt are as follows:
Years ending October 31:
2018	$—
2019	—
2020	—
2021	8,626,150
2022	1,266,000
Thereafter	151,287,000
$161,179,150

Note 8. Accrued Payroll and Payroll Expenses
The following table summarizes accrued payroll expenses as of October 31, 2017 and 2016:
	2017	2016
Accrued vacation	$3,041,238	$2,526,071
Accrued bonus	2,131,945	2,819,616
Other	1,729,483	981
Total accrued payroll and payroll expenses	$6,902,666	$5,346,668

Note 9. Accrued Expenses and Other Current Liabilities
The following table summarizes accrued expenses and other current liabilities as of October 31, 2017 and 2016:
	2017	2016
Accrued insurance	$3,155,685	$2,607,205
Accrued interest	2,830,656	2,864,988
Accrued equipment purchases	2,172,115	6,015,009
Accrued sales and use tax	2,695,141	2,066,548
Accrued property taxes	750,264	1,193,176
Other	3,018,261	3,718,240
Total accrued expenses and other liabilities	$14,622,122	$18,465,166

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Income Taxes
The sources of income before income taxes for the years ended October 31, 2017 and 2016 are as follows:
	2017	2016
United States	$3,813,825	$10,687,132
Foreign	856,112	—
Total	$4,669,937	$10,687,132

The components of the provision for income taxes for the years ended October 31, 2017, 2016 and 2015, are as follows:
	2017	2016	2015
Current tax provision:
Federal	$2,201,279	$156,533	$1,550,104
Foreign	378,031	—	—
State and local	578,697	542,378	421,771
Total current tax provision	3,158,007	698,911	1,971,875
Deferred tax provision (benefit):
Federal	993,603	3,586,058	99,554
Foreign	(132,607)	—	—
State and local	(262,345)	168,572	(51,317)
Total deferred tax (benefit) provision	598,651	3,754,630	48,237
Net provision for income taxes	$3,756,658	$4,453,541	$2,020,112

For the years ended October 31, 2017, 2016 and 2015, the income tax provision differs from the expected tax provision computed by applying the U.S. federal statutory rate to income before taxes as a result of the following:
	2017	2016	2015
Provision for income taxes at U.S. statutory rate	$1,587,778	$3,633,625	$1,879,976
State income taxes, net of federal deduction	285,982	469,227	244,502
Foreign rate differential	(139,460)	—	—
Meals and entertainment	270,789	234,353	153,272
Transaction costs	1,582,474	—	20,884
Change in deferred tax rate	(116,954)	83,409	(146,864)
Domestic manufacturing deduction	(254,236)	(189,453)	(186,993)
Stock-based compensation	122,844	36,851	15,504
Nontaxable Interest income net of foreign income inclusions	(378,068)	—	—
Foreign tax credit	(79,791)	—	—
Deferred tax on undistributed foreign earnings	888,576	—	—
Increase in valuation allowance	52,662	—	—
Other	(65,938)	185,529	39,831
Income tax provision	$3,756,658	$4,453,541	$2,020,112

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Income Taxes – (Continued)

The tax effects of the temporary differences giving rise to the Company’s net deferred tax liabilities as of October 31, 2017 and 2016, are summarized as follows:
	2017	2016
Deferred tax assets:
Accrued insurance reserves	$1,000,078	$966,398
Accrued sales and use tax	997,091	766,552
Accrued payroll	509,276	424,793
Foreign tax credit carryforward	79,791	—
Net operating loss carryforward	160	161
Other	200,936	177,639
Total deferred tax assets	2,787,332	2,335,543
Valuation allowance	(52,662)	—
Net deferred tax assets	2,734,670	2,335,543
Deferred tax liabilities:
Intangible assets	(11,879,983)	(9,068,365)
Property and equipment	(39,717,047)	(35,958,085)
Prepaid expenses	(352,976)	(426,712)
Change from cash basis to accrual basis (EP)	—	(146,165)
Unremitted foreign earnings	(888,576)	—
Other	(7,414)	—
Total net deferred tax liabilities	(52,845,996)	(45,599,327)
Net deferred tax liabilities	$(50,111,326)	$(43,263,784)

The Company does not have any federal net operating loss carry forwards as of October 31, 2017 and 2016. The Company has state net operating loss carry forwards of approximately $6,000 and $6,000 respectively as of October 31, 2017 and 2016 that begin to expire in 2018.
The Company has foreign tax credit carryforwards of approximately $80,000 and $0 as of October 31, 2017 and 2016, respectively, which begin to expire in 2027.
The Company has provided U.S. deferred taxes on cumulative earnings of all of its non-U.S. affiliates.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, carryback opportunities, and tax planning strategies in making the assessment. The Company believes it is more likely than not that it will realize the benefits of these deductible differences, net of the valuation allowance provided. The valuation allowance provided by the Company relates to foreign tax credit carryforwards.
In December 2017, the U.S. Government passed the Tax Cuts and Jobs Act, which, among other things, reduces the corporate tax rate from 35 percent to 21 percent for tax years beginning after December 31, 2017. As a result of the enacted law, the Company will revalue deferred tax assets and liabilities at the enacted rate, and reflect that change in its consolidated financial statements for fiscal year 2018. The rate change will impact both the current year tax expense and the deferred tax expense for fiscal year 2018, as the tax rate for the fiscal year will be a blended rate based on the period before and after
December 31, 2017. Additionally, the enacted law makes significant changes in the taxation of foreign subsidiaries of U.S. companies. As a result of these changes, a U.S. company will be required to include in

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10. Income Taxes – (Continued)

U.S. taxable income the total amount of unremitted foreign earnings of its controlled foreign subsidiaries. This inclusion is effective for a foreign corporation’s fiscal year beginning prior to 2018, thus effective for fiscal year 2019 for the Company. Therefore, the Company will need to compute the incremental U.S. tax that would be payable under the enacted law. This will require the Company to prepare an earnings and profits analysis for each of their foreign subsidiaries, and determine the available foreign tax pools, since the incremental tax can be offset by foreign taxes. The Company is still evaluating the impact that the new enacted law will have on its consolidated financial statements.
Note 11. Commitments and Contingencies
Incentive compensation plan:   The Company has an Incentive Compensation Plan that has been approved by the Board of Directors. The Plan establishes a cash bonus pool for eligible employees of the Company. The balance available for the cash bonus pool is established by meeting certain performance targets. As of October 31, 2017 and 2016, the Company accrued $2,131,945 and $2,819,616, respectively, of bonuses payable under the Incentive Compensation Plan, which has been included in accrued payroll and payroll expenses in the accompanying consolidated balance sheets.
Self-insurance:   BB’s automobile, general and workmen’s compensation insurance is partially self-insured. As of October 31, 2017, the general liability deductible was $100,000 per claim. Beginning in fiscal years 2010 and 2014, the workmen’s compensation and automobile policies, respectively, were fully-insured. As of October 31, 2017 and 2016, management has accrued $2,418,000 and $2,149,000, respectively, for claims incurred but not reported and estimated losses reported, which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.
The Company offers employee health benefits via a partially self-insured medical benefit plan. Participant claims exceeding certain limits are covered by a stop-loss insurance policy. The Company contracts with a third party administrator to process claims, remit benefits, etc. The third party administrator requires the Company to maintain a bank account to facilitate the administration of claims. As of October 31, 2017 and 2016, the account balance was $234,167 and $282,989, respectively, and is included in cash in the accompanying consolidated balance sheets. As of October 31, 2017 and 2016, management has accrued $737,000 and $458,000, respectively, for health claims incurred but not reported based on historical claims amounts and average lag time, which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.
Litigation:   The Company is currently involved in certain legal proceedings and other disputes with third parties that have arisen in the ordinary course of business. Management has reviewed these issues to determine if reserves are required for losses that are probable to materialize and reasonable to estimate the amount of loss in accordance with ASC 450, Contingencies (ASC 450). Management evaluates such reserves, if any, based upon several criteria, including the merits of each claim, settlement discussions, advice of outside counsel, as well as indemnification of amounts expended by the Company’s insurers or others, if any. Management and corporate counsel believe that the outcomes of the legal actions will not have a material impact and do not believe that any amounts need to be recorded for contingent liabilities in the consolidated balance sheets.
Life insurance:   BB is the owner and beneficiary of term life insurance policies on the lives of its key employees. As of October 31, 2017, 2016 and 2015, the aggregate face value of the policies was $4,000,000, $10,000,000 and $10,000,000, respectively. The policies do not have a cash surrender value.
Letters of credit:   The Revolver provides for up to $5,000,000 of standby letters of credit. As of October 31, 2017, 2016 and 2015, approximately $48,000, $125,000 and $201,000, respectively, had been committed to the Company’s general liability insurance provider.
Operating leases:   The Company leases facilities, equipment and vehicles under non-cancelable operating leases with various expiration dates through August 2023. Monthly lease payments range from

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11. Commitments and Contingencies – (Continued)

$543 to $8,903. Total rental expense for the years ended October 31, 2017, 2016 and 2015, was $2,807,484, $1,869,973 and $1,426,649, respectively, which also includes the Company’s month-to- month leases.
The following is a summary of future minimum lease payments for the years ended October 31:
Years ending October 31:
2018	$1,551,209
2019	887,193
2020	613,405
2021	450,020
2022	345,267
Thereafter	295,051
$4,142,145

Capital leases:   BB entered into two capital leases for land and buildings in Georgia and South Carolina during fiscal year 2015. The terms of the Georgia and South Carolina leases are 123 and 120 months, respectively, and contain purchase options that may be exercised at any time during the lease. The purchase price payable upon exercise of the purchase options is equal to the fair value of the leased assets less the amount of rent paid to date. The purchase price at the end of the lease is insignificant and, therefore, the leased assets are considered to transfer ownership at the end of the lease.
The land and buildings and related liabilities under the capital leases were recorded at the time of the lease at the lesser of the present value of the future payments due under the leases or the fair value of the leased assets. The amount of land and buildings and capital lease obligation originally recorded under the capital leases was $909,250. The capital lease obligation recorded as of October 31, 2017 and 2016 was $731,829 and $804,531, respectively. The net book value of the leased assets as of October 31, 2017 and 2016 was $851,619 and $873,304.
Camfaud also enters into capital leases for operating equipment. The capital lease obligation recorded as of October 31, 2017, was $113,962. The net book value of the leased assets as of October 31, 2017, was $135,452.
Future payments of capital lease obligations, together with the present value of those future payments are as follows:
Years ending October 31:
2018	$201,594
2019	125,593
2020	110,394
2021	112,776
2022	115,229
Thereafter	291,394
Total minimum lease payments	956,980
Less the amount representing interest	(111,189)
Present value of minimum lease payments	$845,791

Note 12. Stockholders’ Equity
Pursuant to the articles of incorporation, the Company was initially authorized to issue 50,000,000 shares of  $0.001 par value common stock and 2,423,711 shares of  $0.001 par value preferred stock. In March 2016, the Company amended the articles of incorporation to reduce the number of shares of common stock the Company is authorized to issue to 15,000,000 shares.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 12. Stockholders’ Equity – (Continued)

In connection with the Merger, the Company issued 6,576,289 shares of common stock to the Sponsor for $16,300,000. The Company also issued 1,000,000 shares of common stock to one of the lenders as part of obtaining loan financing. The amount recorded of  $2,478,602 was based on an allocation of the loan proceeds based on the relative fair values of the common stock and debt. The amount was recorded as a discount on the debt, which was written off upon the Company’s repayment of the unsecured note during 2017 (see Note 6). The proceeds raised from the equity offering have been reduced by offering costs of $158,715. Also in connection with the Merger, the Company issued 2,423,711 shares of preferred stock to certain former owners of BB and EP. The preferred stock was recorded at its fair value, which was determined to be $15,182,053 as of the merger date.
During 2017, the Company purchased 81,447 shares of preferred stock from a stockholder for $1,400,009, and the difference between original cost and the purchase price of  $685,645 is included in retained earnings in the accompanying consolidated financial statements.
Redeemable preferred stock:   The Company’s preferred stock accrues cumulative dividends at 13.5 percent per annum that must be paid before dividends are paid to any other holders of capital stock, but are not payable until declared (Preferred Dividends). Preferred Dividends accrue daily based on the liquidation preference of the underlying shares and compound quarterly. Preferred stock holders are entitled to participating dividends, distributions declared or paid, or set aside for payment on the common stock whether payments consist of cash, securities, property, or other assets. To the extent that dividend or distributions are made in the form of securities, preferred stock holders are only entitled to receive the same class securities provided to the common stock holders.
The preferred stock also includes a liquidation preference of  $4.13 per share (Liquidation Preference). Upon liquidation, dissolution or winding up of the Company, before any distributions are made to holders of common stock, holders of preferred stock are entitled to receive an amount equal to the Liquidation Preference plus all accrued but unpaid dividends. On September 8, 2017, upon settlement of the Senior Notes Exchange (Note 7), the Company declared and paid cumulative unpaid accrued dividends of  $4,840,065 to the preferred stockholders. As of October 31, 2017, 2016 and 2015 the liquidation preference of preferred stock was $9,845,139, $13,395,383 and $11,734,025, respectively, which includes Preferred Dividends of  $322,583, $3,385,457 and $1,724,099, respectively.
On the 66th month anniversary of the original issuance date (February 18, 2020), each holder of preferred stock may redeem their shares of preferred stock to the Company for a price equal to the fair value of the preferred stock on the redemption date. If it is determined that the presence of preferred stock would have a material adverse effect on the success of a qualified public offering, the shares of preferred stock shall be converted into shares of common stock upon the closing of a qualified public offering. This redemption feature is outside the holder’s control; however, the preferred shares contain disability conditions that allow for the Company to invoke said disability notice and prevent the payment upon execution of the aforementioned conversion if the Company so deems that the Company is not in a position to allow for the conversion as it would place the Company in a difficult financial position. The carrying value of preferred stock has not been subsequently adjusted to reflect redemption value as the Company does not believe redemption is probable due to the length of time before redemption can occur.
The holders of preferred stock are entitled to vote together with the holders of common stock as a single class on all matters submitted to a vote of the holders of common stock. Each share of preferred stock is entitled to one vote.
The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Conditionally redeemable preferred shares including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control are classified as temporary equity.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 12. Stockholders’ Equity – (Continued)

The Company has performed an analysis of the redemption features contained within the preferred stock and has determined that embedded features other than the change in control feature identified and evaluated have been determined to be solely within the control of the issuer. ASR 268 requires equity instruments with redemption features that are not solely within the control of the issuer to be classified outside of permanent equity, often referred to as classification in “temporary equity”. The Company has presented such amounts outside of temporary equity commensurate with the aforementioned guidance.
During 2017, the Company purchased 81,447 shares of preferred stock from a stockholder for $1,400,009. The difference of  $889,825 between the purchase price and original cost is included in retained earnings for the year ended October 31, 2017.
Note 13. Stock-Based Compensation
During 2015, the Company established the 2015 Equity Incentive Plan (as amended, the “2015 Plan”). Under the 2015 Plan, the Company may award stock options, restricted stock or other equity awards to certain employees, directors and consultants of the Company and its affiliates, including Brundage-Bone and Eco-Pan. The 2015 Plan permits the issuance of up to 1,622,120 shares of the Company’s common stock. The vesting period and term of each option are determined at the date of grant and generally does not exceed ten years. The options may include time-vesting and/or performance-based vesting criteria. The options may be subject to forfeiture if certain vesting requirements are not met.
As of October 31, 2017, there were 221,536 shares of the Company’s common stock available for grant under the 2015 Plan. A summary of option activity for the years ended October 31, 2017 and 2016, is as follows:
	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding, October 31, 2015	1,622,120	$2.48
Granted	—
Forfeited	(92,416)	2.48
Options outstanding, October 31, 2016	1,529,704	$2.48	8.27	$(3,701,883)
Granted	227,280	17.50
Forfeited	(286,119)	2.74
Cancelled	(70,281)	2.48
Options outstanding, October 31, 2017	1,400,584	$4.86	7.41	$(4,927,591)

The options granted to employees during the year ended October 31, 2017, included both time-vesting and performance-based vesting criteria. Of the 227,280 options granted, 54,000 are subject to time- vesting only. The time-vesting criteria specify that 20 percent of the options will vest on each of the first 5 anniversaries of the grant date, subject to the holder’s continued service through the vesting date. The remaining 173,280 options granted include both time-vesting and performance-based vesting criteria. For these grants, 50 percent of the options are subject to time-vesting and 50 percent are subject to performance-based vesting. The time-vesting criteria specify that 10 percent of the options shall vest on each of the first 5 anniversaries the grant date, subject to the holder’s continued service through the vesting date. The performance criteria stipulate that up to 10 percent of the options shall vest on each of the first 5

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 13. Stock-Based Compensation – (Continued)

anniversaries of the grant date, based on the Company’s annual Earnings before income taxes, depreciation and amortization (EBITDA) for the applicable year and provided that the Companies achieve a minimum annual EBITDA amount for that particular year, subject to the holder’s continued service through the vesting date.
The Company repurchased and cancelled 70,281 options during the year ended October 31, 2017, for $686,645. The repurchase price was less than the fair value of the options at the time of the repurchase and accordingly, no incremental compensation cost was recorded.
Compensation expense subject to the performance-based vesting criteria is recognized over the requisite service period only if the performance criteria are probable of being met. The fiscal year 2017 EBITDA target was not met, thus compensation expense was not recorded for the fiscal year 2017 performance vesting tranche with the exception of two individuals for which the Company waived the performance- based vesting criteria. The fiscal years 2016 and 2015 EBITDA targets were achieved by the Company and, therefore, the Company has recognized compensation expense related to those performance tranches. Compensation expense for time-based vesting options is recognized on a straight-line basis over the requisite service period. Total compensation expense recognized by the Company for the years ended October 31, 2017, 2016 and 2015, is $362,345, $109,424 and $46,640, respectively, which has been included in general and administrative expenses on the accompanying consolidated statements of income. As of October 31, 2017, stock-based compensation not yet recognized in income is $1,478,769, which will be recognized over a weighted-average period of 2.5 years. Included in this amount is $578,409 of expense related to the performance-based awards, which will only be recognized if achievement of the performance targets is determined to be probable. The fair value of shares vested for the year ended October 31, 2017 was $393,734.
The following is a summary of options outstanding and exercisable as of October 31, 2017:
Options Outstanding				Options Exercisable
Exercise Price	Number of Options	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
$2.48	1,178,304	5.16	$2.48	378,328	$2.48
17.50	222,280	8.80	17.50	41,568	17.50
	1,400,584	5.74	$4.86	419,896	$3.97

The weighted-average grant date fair value of options granted during 2017 was $8.16 per share. The fair value of share-based payments was estimated using the Black-Scholes option pricing model requiring the use of subjective valuation assumptions. The Black-Scholes valuation model requires several inputs, including the expected stock price volatility. Volatility was determined using observations of historical stock prices for five comparable public companies. The Company’s options have characteristics significantly different from those of traded options, and changes in input assumptions can materially affect the fair value estimates.
The fair value of options granted during 2017 was estimated using the following assumptions:
Risk-free interest rate	1.61%
Expected dividend yield	None
Expected volatility factor	45.37%
Expected option life (in years)	6.5
Actual forfeitures	None

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 14. Employee Benefits Plan
Retirement plans:   The Company offers a 401(k) plan, which covers substantially all employees of BB and EP, with the exception of certain union employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation, in accordance with Section 401(k) of the Internal Revenue Code. For the years ended October 31, 2017 and 2016, the Company’s matching contribution rate for non-collectively bargained employees was 25 percent of the first 4 percent and 50 percent of the first 7 percent of an employee’s gross earnings for BB and EP participants, respectively. The Company’s matching contribution may be changed at the discretion of the Board of Directors. Matching contributions vest 20 percent after 2 years of service and ratably thereafter until they are 100 percent vested after 6 years of service. During the years ended October 31, 2017 and 2016, certain union employees have collectively bargained for a matching contribution of 50 percent to 100 percent of the first 7 percent of base compensation that a participant contributed, and additional amounts may be contributed at the option of the Board of Directors. During the years ended October 31, 2017 and 2016, certain other union employees have collectively bargained for a defined contribution of  $4.50 and $4.25 per hour worked, respectively. Retirement plan contributions for the years ended October 31, 2017 and 2016, were $442,262 and $445,162, respectively.
Camfaud operates a Small Self-Administered Scheme (SSAS), which is the equivalent of a U.S. defined contribution pension plan. The assets of the plan are held separately from those of Camfaud in an independently administered fund. Contributions by Camfaud to the SSAS amounted to $179,562 for the year ended October 31, 2017.
Multiemployer plans:   BB contributes to a number of multiemployer defined benefit pension plans under the terms of collective-bargaining agreements (CBAs) that cover its union-represented employees. The risks of participating in these multiemployer plans are different from single-employer plans in the following aspects: (a) Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers; (b) If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and (c) If BB chooses to stop participating in some of its multiemployer plans, BB may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability. BB has no intention of stopping its participation in any multiemployer plan.
The following is a summary of our contributions to each multiemployer pension plan for the years ended October 31, 2017, 2016 and 2015:
	2017	2016	2015
California	$564,047	$603,516	$524,058
Oregon	207,735	196,825	161,976
Washington	145,517	124,595	94,639
Total contributions	$917,299	$924,936	$780,673

No plan was determined to be individually significant. There have been no significant changes that affect the comparability of the contributions. The Company reviews the funded status of each multiemployer defined benefit pension plan at each reporting period so as to monitor the certified zone status for each of the multiemployer defined benefit pension plans. The zone status for the multiemployer defined benefit pension plans for Oregon and Washington was Green (greater than 80% funded) and Yellow (less than 80% funded but greater than 65% funded) for the California multiemployer defined benefit pension plans. The funding status for the Oregon and Washington multiemployer defined benefit pension plans is at January 1, 2017 and January 1, 2016 for the California multiemployer defined benefit pension plan.
Government regulations impose certain requirements relative to multiemployer plans. In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan’s unfunded

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 14. Employee Benefits Plan – (Continued)

vested benefits. BB has not received information from the plans’ administrators to determine its share of unfunded vested benefits. BB does not anticipate withdrawal from the plans, nor is BB aware of any expected plan terminations.
The Company believes that the “construction industry” multiemployer plan exception may apply if the Company did withdraw from any of its current multiemployer plans. The “construction industry” exception generally delays the imposition of withdrawal liability in connection with an employer’s withdrawal from a “construction industry” multiemployer plan unless and until that employer resumes covered operations in the relevant geographic region without a corresponding resumption of contributions to the multiemployer plan. The Company has no intention of withdrawing, in either a complete or partial withdrawal, from any of the multiemployer plans to which the Company currently contributes; however, it has been assessed a withdrawal liability in the past.
Note 15. Segment Reporting
The Company conducts its business through the following reportable segments based on geography and the nature of services sold: U.S Concrete pumping — Brundage-Bone, U.K. Concrete Pumping —  Camfaud, Concrete Waste Management Services — Eco-Pan. The classifications are defined as follows:
•
U.S. Concrete Pumping — Brundage-Bone (Brundage-Bone) — consists of concrete pumping services sold to customers in the U.S.

•
U.K. Concrete Pumping — Camfaud (Camfaud) — consists of concrete pumping services sold to customers in the U.K which represents foreign operations.

•
Concrete Waste Management Services — Eco-Pan (Eco-Pan) — consists of pans and containers rented to customers in the U.S and the disposal of the concrete waste material services sold to customers in the U.S.

The accounting policies of the reportable segments are the same as those described in Note 2. The Chief Operating Decision Maker (CODM) evaluates the performance of its segments based on revenue, and measures segment performance based upon segment EBITDA (earnings before income, taxes, depreciation and amortization).
Non-allocated interest expense and various other administrative costs are reflected in Corporate. Corporate assets include cash, prepaid expenses and other current assets, property and equipment.
The following provides operating information about the Company’s reportable segments for the years ended October 31, 2017, 2016 and 2015:
	2017	2016	2015
Revenue
Brundage-Bone	$151,194,931	$153,488,134	$131,975,731
Camfaud	36,433,763	—	—
Eco-Pan	23,581,905	18,937,413	15,384,970
	$211,210,599	$172,425,547	$147,360,701

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 15. Segment Reporting – (Continued)

	2017	2016	2015
EBITDA
Brundage-Bone	$36,925,969	$43,763,760	$38,632,658
Camfaud	10,827,292	—	—
Eco-Pan	9,912,446	7,560,512	6,560,508
Corporate	(3,093,897)	1,188,480	1,431,283
	$54,571,810	$52,512,752	$46,624,449
Interest income (expense)
Brundage-Bone	$(15,389,779)	$(15,156,744)	$(16,039,151)
Camfaud	(3,634,811)	—	—
Eco-Pan	870	—	(117,000)
Corporate	(3,724,128)	(4,359,333)	(4,335,503)
	$(22,747,848)	$(19,516,077)	$(20,491,654)
Depreciation and amortization
Brundage-Bone	$18,275,871	$19,420,137	$17,959,583
Camfaud	6,336,369	—	—
Eco-Pan	2,315,298	2,675,954	2,440,737
Corporate	226,487	213,452	203,133
	$27,154,025	$22,309,543	$20,603,453
Income tax (benefit) expense
Brundage-Bone	$3,109,635	$4,603,472	$1,665,133
Camfaud	245,424	—	—
Eco-Pan	2,791,138	703,733	1,400,716
Corporate	(2,389,539)	(853,664)	(1,045,737)
	$3,756,658	$4,453,541	$2,020,112
Transaction costs
Brundage-Bone	$4,489,517	$3,691,466	$1,245,041
Eco-Pan	—	—	8,488
	$4,489,517	$3,691,466	$1,253,529
Net income (loss)
Brundage-Bone	$150,684	$4,583,407	$2,968,791
Camfaud	610,688	—	—
Eco-Pan	4,806,880	4,180,825	2,602,055
Corporate	(4,654,973)	(2,530,641)	(2,061,616)
	$913,279	$6,233,591	$3,509,230

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 15. Segment Reporting – (Continued)

Total assets by segment for the as of October 31, 2017 and 2016 are as follows:
	2017	2016
Total Assets
Brundage-Bone	$244,553,325	$209,074,489
Camfaud	44,866,267	—
Eco-Pan	28,961,354	26,738,362
Corporate	20,465,681	19,116,618
	$338,846,627	$254,929,469

The U.S. and U.K. were the only regions that accounted for more than 10% of the Company’s revenues in 2017, 2016 and 2015. There was no single customer that accounted for more than 10% of revenues in 2017, 2016 and 2015. Intersegment revenues between Brundage-Bone and Eco-Pan were immaterial for the twelve month periods ended October 31, 2017, 2016 and 2015, respectively. Revenues for 2017, 2016 and 2015 and long-lived assets as of October 31, 2017 and 2016 were as follows:
	2017	2016	2015
Revenues
U.S.	$174,776,836	$172,425,547	$147,360,701
U.K.	36,433,763	—	—
	$211,210,599	$172,425,547	$147,360,701

	2017	2016
Long Lived Assets
U.S.	$138,012,093	$138,686,332
U.K.	37,530,042	—
	$175,542,135	$138,686,332

Note 16. Related Party Transaction
The Company entered into a Management Services Agreement with PGP Advisors, LLC (PGP), an affiliate of the Sponsor, on August 18, 2014, to provide advisory, consulting and other professional services. The annual fee for these services is $1,250,000, which is payable quarterly. The annual service fee was increased to $4,000,000 for the next two years and $2,000,000 annually thereafter. For the years ended October 31, 2017, 2016 and 2015, the Company incurred $1,749,792, $1,535,705 and $1,599,767, respectively, related to this agreement and other agreed upon expenses, which is included in general and administrative expenses on the accompanying consolidated statements of income. The Company has long term debt obligations which are held in whole or in part by related parties (Note 7).
In connection with the acquisition of Camfaud (Note 3), the Company paid $1,500,000 in transaction costs to PGP that is included in transaction costs on the consolidated statements of income.
Note 17. Subsequent Events
The Company has evaluated subsequent events through September 10, 2018, the date for which the consolidated financial statements were available for issuance, that other than the matters described below, the Company has not identified any significant events for which it needs to provide disclosure. In April 2018, the Company entered into an asset and purchase agreement to acquire substantially all assets of Richard O’Brien Companies, Inc., O’Brien Concrete Pumping-Arizona, Inc., O’Brien Concrete Pumping-Colorado, Inc. and O’Brien Concrete Pumping, LLC (collectively, the O’Brien Companies) for

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 17. Subsequent Events – (Continued)

$21,000,000 paid with cash. The Company entered into a Merger Agreement signed between the Company and Industrea Acquisition Corporation effective September 7, 2018 as disclosed in the Form 8- K put forth by Industrea Acquisition Corporation dated similarly. Therein it is disclosed that the Company had entered into a Merger Agreement that sets forth that a Business Combination involving the Company will occur whereby the Company will be acquired by Industrea Acquisition Corporation.

Concrete Pumping Holdings, Inc. and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
July 31, 2018 and October 31, 2017
	2018	2017
Assets
Current assets:
Cash	$7,408,738	$6,925,042
Trade receivables, net	38,726,639	33,101,052
Inventory	3,924,499	3,009,651
Prepaid expenses and other current assets	4,893,586	3,668,835
Total current assets	54,953,462	46,704,580
Property, plant and equipment, net	197,904,951	175,542,135
Intangible assets, net	38,680,071	42,034,188
Goodwill	75,549,172	73,509,208
Deferred financing costs, net	720,821	1,056,516
Total assets	$367,808,477	$338,846,627
Liabilities and Stockholders’ Equity
Current liabilities:
Revolving loans	$60,694,855	$65,888,871
Current portion of capital lease obligations	134,504	193,039
Accounts payable	5,071,092	7,116,901
Accrued payroll and payroll expenses	6,912,481	6,902,666
Accrued expenses and other current liabilities	17,925,437	14,622,122
Income taxes payable	2,462,663	1,577,923
Total current liabilities	93,201,032	96,301,522
Long term debt, net of discount for deferred financing costs	173,422,613	156,984,830
Deferred consideration	1,667,891	968,783
Capital lease obligations, less current portion	589,426	652,752
Deferred income taxes	38,341,728	50,111,326
Total liabilities	307,222,690	305,019,213
Commitments and contingencies (Note 11)
Redeemable preferred stock, $0.001 par value, 2,342,264, shares authorized, issued and outstanding as of July 31, 2018 and October 31, 2017 (liquidation preference of $10,873,090 and $9,845,139, respectively)	14,671,869	14,671,869
Common Stock, $0.001 par value, 15,000,000 shares authorized, 7,576,289 shares issued and outstanding	7,576	7,576
Additional paid-in capital	18,724,707	18,444,075
Accumulated other comprehensive income	1,865,610	2,381,190
Retained earnings (accumulated deficit)	25,316,025	(1,677,296)
Total stockholders’ equity	45,913,918	19,155,545
Total liabilities and stockholders’ equity	$367,808,477	$338,846,627

See notes to condensed consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended July 31, 2018 and 2017
	2018	2017
Revenue	$175,854,156	$151,641,656
Cost of operations	98,430,292	88,192,906
Gross profit	77,423,864	63,448,750
General and administrative expenses	42,886,723	39,453,241
Transaction costs	2,520,013	3,977,589
Income from operations	32,017,128	20,017,920
Other income (expense):
Interest expense	(15,689,827)	(17,045,741)
Loss on debt extinguishment	—	(491,972)
Other income, net	33,610	90,597
Other expense, net	(15,656,218)	(17,447,116)
Income before income taxes	16,360,911	2,570,804
Income (benefit) tax provision	(10,632,410)	2,801,805
Net income (loss)	$26,993,321	$(231,001)

See notes to condensed consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Comprehensive Income
For the Nine Months Ended July 31, 2018 and 2017
	2018	2017
Net income (loss)	$26,993,321	$(231,001)
Other comprehensive income:
Foreign currency translation adjustment	(515,580)	2,355,964
Total comprehensive income	$26,477,741	$2,124,963

See notes to condensed consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
(Unaudited) Condensed Consolidated Statements of Changes in the
stockholders’ Equity
For the Nine Months Ended July 31, 2018 and the year ended October 31, 2017
	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
Balance, October 31, 2016	$7,576	$18,768,375	$—	$3,139,315	$21,915,266
Stock-based compensation	—	362,345	—	—	362,345
Repurchase of stock options	—	(686,645)	—	—	(686,645)
Purchased for retirement, not re-issuable	—	—	—	(889,825)	(889,825)
Preferred stock dividend	—	—	—	(4,840,065)	(4,840,065)
Net income	—	—	—	913,279	913,279
Foreign currency translation adjustment	—	—	2,381,190	—	2,381,190
Balance, October 31, 2017	$7,576	$18,444,075	$2,381,190	$(1,677,296)	$19,155,545
Stock-based compensation	—	280,632	—	—	280,632
Net income	—	—	—	26,993,321	26,993,321
Foreign currency translation adjustment	—	—	(515,580)	—	(515,580)
Balance, July 31, 2018	$7,576	$18,724,707	$1,865,610	$25,316,025	$45,913,918

See notes to condensed consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statement of Cash Flows
For the Nine Months Ended July 31, 2018 and 2017
	2018	2017
Cash flows from operating activities:
Net income (loss)	$26,993,321	$(231,001)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	12,955,480	15,022,628
Deferred income taxes	(11,722,078)	(1,162,953)
Amortization of deferred financing costs	1,233,370	980,887
Amortization of debt premium	32,558	750,575
Amortization of intangible assets	5,719,889	5,633,877
Stock-based compensation	280,632	258,112
Loss on debt extinguishment	—	258,420
Gain on the sale of property, plant and equipment	(2,264,132)	(425,074)
Changes in fair value of contingent consideration	733,482	—
Changes in operating assets and liabilites, net of business acquired:
Trade receivables, net	(5,750,696)	1,496,400
Inventory	(844,682)	(338,433)
Prepaid expenses and other current assets	(2,074,693)	(252,421)
Income taxes receivable/payable, net	863,154	1,771,763
Accounts payable	(2,041,363)	3,670,436
Accrued payroll, accrued expenses and other current liabilities	6,739,266	(9,378,238)
Net cash provided by operating activities	30,853,508	18,054,978
Cash flows from investing activities:
Purchase of property, plant and equipment	(21,106,229)	(9,270,246)
Proceeds from sale of property, plant and equipment	1,910,012	795,380
Business acquired	(21,000,000)	(60,382,441)
Net cash (used in) investing activities	(40,196,217)	(68,857,307)
Cash flows from financing activities:
Premium proceeds on long term debt	600,000	—
Principal proceeds on long term debt	15,000,000	40,400,000
Principal payments of long term debt	—	(6,124,550)
Proceeds on revolving loan, net	129,951,314	29,031,406
Payments on revolving loan, net	(135,086,321)	(7,830,180)
Payments on capital lease obligations	(122,801)	(54,096)
Net cash provided by financing activities	10,342,192	55,422,580
Effect of foreign currency	(515,788)	(1,433,140)
Net increase in cash	$483,695	$3,187,111
Cash:
Beginning of period	$6,925,043	$3,248,520
End of period	$7,408,738	$6,435,631
Supplemental disclosure of non cash investing and financing activity
Equipment purchases included in accrued expenses	$151,541	$860,000
Cash paid for interest	$12,745,146	$10,845,375
Cash paid for income taxes	$119,687	$3,882,303
See notes to condensed consolidated financial statements.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
Note 1. Organization and Description of Business
Concrete Pumping Holdings, Inc. (CPH, the Company or Parent) was incorporated in the state of Delaware on June 16, 2014. Concrete Pumping Intermediate Holdings, LLC (CPIH) was formed on June 16, 2014, as a Delaware limited liability company to acquire, through the creation of BB Merger Sub, Inc. (BBMI) and EP Merger Sub, Inc. (EPMI), all outstanding stock of Brundage-Bone Concrete Pumping, Inc. (BBCPI or Brundage-Bone) and Eco-Pan, Inc. (EP or Eco-Pan) on August 18, 2014 (the Merger). BBMI and EPMI were formed on July 23, 2014, as Colorado corporations and wholly-owned subsidiaries of CPIH to merge with and into Brundage-Bone and Eco-Pan, respectively, with Brundage-Bone and Eco-Pan, respectively, being the surviving corporations. Concrete Pumping Property Holdings, LLC (PropCo), a wholly-owned subsidiary of CPH, was incorporated in the state of Delaware on July 14, 2014, to hold certain real property that is leased to Brundage-Bone. CPH, CPIH, BBMI and EPMI commenced operations on August 18, 2014. The equity sponsor of the Parent is Peninsula Pacific Strategic Partners, LLC (the Sponsor).
Brundage-Bone was incorporated in the state of Colorado on October 31, 2011. Brundage-Bone and its subsidiaries provide concrete pumping services in the United States. Brundage-Bone’s core business is the rental of concrete pumping equipment to general contractors and concrete finishing companies. Eco-Pan was incorporated in the state of Colorado on April 4, 2003. Eco-Pan provides industrial cleanup and containment services, primarily to customers in the construction industry.
In November 2016, Brundage-Bone entered into two share purchase agreements to acquire two concrete pumping companies based in the United Kingdom (UK) (collectively, Camfaud): Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited, which each also owned 50 percent of the stock of South Coast Concrete Pumping Limited. In connection with the transactions, a new entity, Oxford Pumping Holdings Ltd. (Oxford), was created as a wholly-owned subsidiary of Brundage-Bone to serve as a UK-based holding company. In July 2017, Camfaud acquired Reilly Concrete Pumping Limited (Reilly), another UK-based concrete pumping company. As a result of these transactions, the UK based Companies collectively make up Camfaud. Refer to Note 3 for discussion of the acquisitions.
The Company prepared the condensed consolidated financial statements included herein, without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC). The information furnished in the condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of operations and statements of financial position for the interim periods presented. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) have been condensed or omitted pursuant to such rules and regulations. We believe the disclosures are adequate to make the information presented not misleading when read in conjunction with our fiscal 2017 consolidated financial statements and the notes thereto.
Note 2. Summary of Significant Accounting Policies
Basis of presentation:   The Company follows accounting standards established by the Financial Accounting Standards Board (FASB) to ensure consistent reporting of financial condition, results of operations, and cash flows. References to generally accepted accounting principles (U.S. GAAP) in these footnotes are to the FASB Accounting Standards Codification (ASC or the Codification).
Principles of consolidation:   These financial statements present the consolidated financial position of CPH and its wholly-owned subsidiaries, Brundage-Bone, Eco-Pan, CPIH, PropCo and Camfaud (collectively, the Company) as of July 31, 2018 and October 31, 2017, and the results of operations, statement of stockholders equity and cash flows for the nine months ended July 31, 2018 and 2017. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of estimates:   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include accrued sales and use taxes, the liability for incurred but unreported claims under various partially self-insured polices, allowance for doubtful accounts, goodwill impairment analysis, valuation of share based compensation and accounting for business combinations. Actual results may differ from those estimates, and such differences may be material to the Company’s consolidated financial statements.
Cash:   Cash includes time deposits and certificates of deposit with original maturities of three months or less.
Trade receivables:    Trade receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Generally, the Company does not require collateral for their accounts receivable; however, the Company may file statutory liens or take other appropriate legal action when necessary on construction projects when problems arise. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days. The Company does not charge interest on past due trade receivables.
Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. The allowance for doubtful accounts was $607,197 and $601,760 as of July 31, 2018 and October 31, 2017, respectively. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.
Inventory:    Inventory consists primarily of replacement parts for concrete pumping equipment. Inventories are stated at the lower of cost (first-in, first-out method) or market. The Company evaluates inventory and records an allowance for obsolete and slow-moving inventory to account for cost adjustments to market. Based on management’s analysis, no allowance for obsolete and slow-moving inventory was required as of July 31, 2018 and October 31, 2017.
Fair Value Measurements:    The FASB’s standard on fair value measurements establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
This standard establishes three levels of inputs that may be used to measure fair value:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities.
Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.
Deferred financing costs:   The Company incurred closing costs of  $12,887,000 during the Merger related to obtaining loan financing. In conjunction with the Senior Note Exchange (Note 7) that occurred in September 2017, Brundage-Bone incurred $585,634 related to obtaining financing through additional term notes and $240,250 related to the US Revolver. In connection with the Company’s acquisition of Camfaud, costs of  $625,480 were incurred by Camfaud related to the UK Revolver. Deferred financing costs related to the revolver are classified as assets and amortized on a straight-line basis over the term of the revolver, while deferred financing costs related to the term debt are shown as a direct deduction from the carrying amount of the liability and amortized over the terms of the related debt instruments under the

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

effective interest method. Accumulated amortization related to the US Revolver fees as of July 31, 2018 and October 31, 2017, was $1,049,429 and $678,528, respectively. Accumulated amortization related to the UK Revolver fees as of July 31, 2018 and October 31, 2017, was $271,324 and $210,699, respectively. See Note 7 for discussion of the term debt financing fees.
Goodwill:    The Company accounts for goodwill under ASC 350, Intangibles — Goodwill and Other. The Company’s goodwill was recorded as a result of the Company’s business combinations. The Company has recorded these business combinations using the acquisition method of accounting. The Company tests its recorded goodwill for impairment on an annual basis on August 31, or more often if qualitative or quantitative indicators of potential exist, using either a qualitative or quantitative assessment. If a qualitative assessment indicates it is more likely than not that goodwill is impaired, a quantitative assessment is performed by determining if the carrying value of each reporting unit exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company’s overall business, or significant negative industry or economic trends. Management has determined that the Company has 4 reporting units for the purposes of testing goodwill for impairment.
The Company determined that no impairment of goodwill existed as of the last testing date and there were no indicators that would require the management to reassess the impairment analysis of goodwill as of July 31, 2018. Future impairment reviews may require write-downs in the Company’s goodwill and could have a material adverse impact on the Company’s operating results for the periods in which such write-downs occur.
Long-lived assets:    ASC 360 requires other long-lived assets to be evaluated for impairment when indicators of impairment are present. If indicators are present, assets are grouped to the lowest level for which identifiable cash flows are largely independent of other asset groups and cash flows are estimated for each asset group over the remaining estimated life of each asset group. If the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount, impairment is recognized in the amount of excess of the carrying value over the fair value. No indicators of impairment were identified as of July 31, 2018. Intangible assets with finite lives are being amortized on a straight-line basis, except for customer relationships, over their estimated useful lives. The customer relationships are being amortized on an accelerated basis over their estimated useful lives.
Property, plant and equipment:   Property, plant and equipment are recorded at cost. Expenditures for additions and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred; however, maintenance and repairs that improve or extend the life of existing assets are capitalized. The carrying amount of assets disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses from property and equipment disposals are recognized in the year of disposal. Property, plant and equipment is depreciated using the straight line method over the following estimated useful lives:
Buildings and improvements	15 to 40 years
Capital lease assets – buildings	40 years
Furniture and office equipment	2 to 7 years
Machinery and equipment	3 to 25 years
Transportation equipment	3 to 7 years
Capital lease assets are being depreciated over the estimated useful life of the asset (see Note 11). Capital lease amortization is included in total depreciation expense for the nine months ended July 31, 2018 and 2017, respectively.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Revenue recognition:   The Company generates revenues primarily from concrete pumping services in both the United States and the United Kingdom. Additionally, revenues are generated from the Company’s waste management business which consists of service fees charged to customers for the delivery of our pans and containers and the disposal of the concrete waste material.
The Company recognizes revenue from these businesses when all of the following criteria are met: (a) persuasive evidence of an arrangement exists, (b) the service has been performed or delivery has occurred, (c) the price is fixed or determinable, and (d) collectability is reasonably assured. The Company’s delivery terms for replacement part sales are FOB shipping point.
The Company imposes and collects sales taxes concurrent with our revenue-producing transactions with customers and remit those taxes to the various governmental authorities as prescribed by the taxing jurisdictions in which we operate. We present such taxes in our consolidated statements of income on a net basis.
Stock-based compensation:   The Company follows ASC 718, Compensation — Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense, based on estimated fair values, for all share-based awards made to employees and directors. The value of the vested portion of the award is recognized as expense in the Company’s consolidated statements of income over the requisite service periods. Compensation expense for all share-based awards is recognized using the straight-line method. The Company accounts for forfeitures as they occur in accordance with the early adoption of Accounting Standards Update (ASU) No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.
Foreign currency translation:    The functional currency of Camfaud is the Pound Sterling (GBP). The assets and liabilities of the foreign subsidiaries are translated into US dollars using the year end exchange rates, and the consolidated statements of income are translated at the average rate for the year. The resulting translation adjustments are recorded as a component of comprehensive income on the consolidated statements of comprehensive income and accumulated in other comprehensive income. The functional currency of our other subsidiaries is the US Dollar.
Income taxes:   The Company complies with ASC Topic 740, Income Taxes, which requires a liability approach to financial reporting for income taxes. The Company computes deferred income tax assets and liabilities annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense includes both the current income taxes payable or refundable and the change during the period in the deferred tax assets and liabilities.
The tax benefit from an uncertain tax position is only recognized in the consolidated balance sheets if the tax position is more likely than not to be sustained upon an examination. CPIH and PropCo are no longer subject to US federal, state and local income tax examinations by tax authorities for years before 2014. Interest and penalties related to income taxes are included in the income tax provision, if any.
Camfaud files income tax returns in the UK. Camfaud’s national statutes are generally open for one year following the statutory filing period.
Business combinations:    The Company applies the principles provided in ASC 805, Business Combinations, when a business is acquired. Tangible and intangible assets acquired and liabilities assumed are recorded at fair value and goodwill is recognized for any differences between the price of the acquisition and the fair value determination. The Company estimates all purchase costs and other related transactions on the acquisition date. Transaction costs for the acquisitions are expensed as incurred in accordance with ASC 805.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Seasonality:    The Company’s sales are historically seasonal, with lower revenue in the first quarter and higher revenue in the fourth quarter of each year. Such seasonality also causes the Company’s working capital cash flow requirements to vary from quarter to quarter primarily depending on the variability of weather patterns with the Company generally having lower sales volume during the winter and spring months.
Vendor concentration:    As of July 31, 2018 and 2017 there were three significant vendors that the Company relies upon to purchase concrete pumping boom equipment. These vendors provided sales of concrete pumping boom equipment that can be replaced with alternate vendors should the need arise.
Concentration of credit risk:    Cash balances held at financial institutions may, at times, be in excess of federally insured limits. It is management’s belief that the Company places their temporary cash balances in high-credit quality financial institutions.
The Company’s customer base is dispersed across the United States and United Kingdom. The Company performs ongoing evaluations of their customers’ financial condition and requires no collateral to support credit sales. During the nine months ended July 31, 2018 and 2017, no customer represented 10 percent or more of sales or trade receivables.
Recently issued accounting pronouncements not yet effective:   In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 requires entities to use a screen test to determine when an integrated set of assets and activities is not a business or if the integrated set of assets and activities needs to be further evaluated against the framework. ASU 2017-01 will be effective for the Company beginning on November 1, 2019. The Company is currently evaluating the impact of the pending adoption of the new standard on the consolidated financial statements. on the consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, and interim periods after December 15, 2020. Initially the modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.
In July 2018, the FASB issued ASU No. 2018-11, Leases Topic 842: Targeted Improvements, wherein the Board decided to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date (such as January 1, 2019, for calendar year-end public business entities, and January 1, 2020 for the Company) and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption consistent with preparers’ requests. The Company is currently evaluating the impact of the pending adoption of the new standard on the consolidated financial statements.
In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead, it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2017. Early adoption is permitted, and this ASU may be

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements. Upon adoption of this standard on a retrospective basis, all deferred income tax assets and liabilities will be presented as noncurrent. The Company adopted this ASU effective November 1, 2016, which has been applied on a retrospective basis, and all deferred income tax assets and liabilities have been presented as noncurrent.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU No. 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the consolidated financial statements.
Subsequent events:    The Company has evaluated subsequent events through October 19, 2018, the date the consolidated financial statements were available for issuance, and has determined that no such matters require disclosure except as disclosed in the Merger Agreement signed between the Company and Industrea Acquisition Corporation effective September 7, 2018. Therein it is disclosed that the Company had entered into a Merger Agreement. The transactions set forth in the Merger Agreement will result in a Business Combination involving the Company wherein the Company will be acquired by Industrea Acquisition Corporation. Under the Merger Agreement, Industrea Acquisition Corp. will acquire the Company for aggregate consideration of  $610.0 million.
Note 3. Business Combinations
O’Brien Companies:   In April 2018, Brundage — Bone entered into an asset purchase agreement to acquire substantially all assets of Richard O’Brien Companies, Inc., O’Brien Concrete Pumping-Arizona, Inc., O’Brien Concrete Pumping-Colorado, Inc. and O’Brien Concrete Pumping, LLC (collectively, the O’Brien Companies) for cash.
This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company will record all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and the assembled workforce. Goodwill is not amortized for book purposes but is expected to be deductible for tax purposes. The acquisition was part of the Company’s strategic plan to expand their presence in the Colorado and Arizona markets.
The following table represents the preliminary allocation of consideration to the assets acquired and liabilities assumed at their estimated acquisition-date fair values:
Consideration paid:
Cash, net of cash acquired	$21,000,000
Total consideration paid	$21,000,000
Net assets acquired:
Inventory	$85,000
Property, plant and equipment	16,218,000
Intangible assets	2,458,317
Total net assets acquired	18,761,317
Goodwill	$2,238,683

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

Acquisition-related expenses incurred by the Company amounted to $845,659, which have been recognized in the consolidated statements of income for the nine months ended July 31, 2018.
The accounting for the business combination under ASC 805 is not yet complete. The Company is still in the process of determining the fair values of the net assets acquired, mainly the identifiable intangible assets.
Reilly:   In July 2017, Camfaud entered into a share purchase agreement to acquire all outstanding shares of Reilly, a UK based concrete pumping company, in exchange for cash and seller notes.
This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and assembled workforce. Goodwill is not amortized for book purposes nor is it deductible for tax purposes. The acquisition was part of the Company’s strategic plan to expand Camfaud’s UK footprint.
The following table represents the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:
Consideration paid:
Cash, net of cash acquired	$11,267,729
Debt issued to sellers	1,941,150
Total consideration paid	$13,208,879
Net assets acquired:
Accounts receivable	$1,624,598
Inventory	178,432
Prepaid expenses and other current assets	223,619
Property, plant and equipment	9,194,329
Intangible assets	1,194,454
Accounts payable	(533,129)
Accrued expenses and other current liabilities	(971,005)
Deferred tax liabilities	(879,069)
Total net assets acquired	10,032,229
Goodwill	$3,176,650

Identifiable intangible assets acquired consist of customer relationships of  $552,581 and a trade name of  $641,873. The customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the customer relationships to be 15 years. The trade name was valued using the relief-from-royalty method. The Company determined the useful life of the trade name to be 10 years.
The Company also entered into loans with the former owners that are discussed in Note 7.
Acquisition-related expenses incurred by the Company amounted to $594,039, of which $0 and $473,280, respectively were included in transaction costs in the in the consolidated statements of income for the nine months ended July 31, 2018 and 2017 respectively.
Camfaud:   In November 2016, Camfaud acquired two concrete pumping companies based in the UK.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and the assembled workforce. Goodwill is not amortized for book purposes nor is it deductible for tax purposes. The acquisition was part of the Company’s strategic plan to broaden their global presence. The acquisition was financed through additional Senior Secured Notes, a revolving loan and the seller notes.
The following table represents the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:
Consideration paid:
Cash, net of cash acquired	$49,159,520
Debt issued to sellers	6,221,000
Contingent consideration	908,266
Total consideration paid	$56,288,786
Net assets acquired:
Accounts receivable	$6,344,614
Inventory	564,833
Prepaid expenses and other current assets	726,679
Property, plant and equipment	25,641,272
Intangible assets	18,574,662
Accounts payable	(1,579,842)
Accrued expenses and other current liabilities	(3,291,260)
Capital lease obligation	(183,405)
Deferred tax liabilities	(5,369,822)
Total net assets acquired	41,427,731
Goodwill	$14,861,055

The contingent consideration is based on average EBITDA over the 3-year period following the acquisition date and has a maximum payout of approximately $3,100,000. The Company has recorded the contingent consideration initially at fair value based on a probability-weighted approach, discounted to present value at an annual rate of 7.5 percent. The contingent consideration is presented as deferred consideration in the accompanying consolidated balance sheets and will be adjusted to fair value each reporting period until the contingency is resolved. A fair value adjustment of  $709,182 was necessary as of July 31, 2018 and was recorded as an increase in deferred consideration in the consolidated balance sheet totalling $1,667,891 as of the nine months ended July 31, 2018 and a corresponding expense was recorded in general and administrative expense. No fair value adjustment was required as of October 31, 2017.
Identifiable intangible assets acquired consist of customer relationships of  $15,933,225 and trade names of  $2,641,437. The customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the customer relationships to be 15 years. The trade name was valued using the relief-from-royalty method. The Company determined the useful life of the trade names to be 10 years.
The Company also entered into loans with the former owners that are discussed in Note 7.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

Total acquisition-related expenses incurred by the Company amounted to $6,608,456, of which $3,566,407 has been recognized in the consolidated statements of income for the nine months ended July 31, 2017.
Note 4. Fair Value Measurement
The carrying amounts of the Company’s cash, accounts receivable, accounts payable and current accrued liabilities approximate their fair value as recorded due to the short-term maturity of these instruments, which approximates fair value. The Company’s outstanding obligations on its revolving line of credit and UK revolver are deemed to be at fair value as the interest rates on these debt obligations are variable and consistent with prevailing rates. The Company believes the carry value of our capital lease obligations represents fair value
The Company’s long-term debt instruments are recorded at their carrying values in the consolidated balance sheets, which may differ from their respective fair values. The fair value amount of the long-term debt instruments are derived from observable inputs other than level 1 prices. The fair value amounts are derived from observable inputs at level 2 prices. The fair value amount of the Long-term debt instruments at July 31, 2018 is presented in the table below based on the prevailing interest rates and trading activity of the Notes.
	2018
	Carrying Value	Fair Value
Senior secured notes	$167,553,001	$178,025,063
Seller notes	8,536,450	8,536,450
Capital lease obligations	723,930	723,930
In connection with the acquisition of Camfaud, shareholders were eligible to receive earnout payments of up to $3,100,000 if certain Earnings before interest, taxes, depreciation, and amortization (EBITDA) targets were met (Note 3).
As a result, the Company estimated the fair value of the contingent earnout liability based on its probability assessment of Camfaud’s EBITDA achievements during the 3 year earnout period. In developing these estimates, the Company considered its revenue and EBITDA projections, its historical results, and general macro-economic environment and industry trends. This fair value measurement was based on significant revenue and EBITDA inputs not observed in the market, which represents a Level 3 measurement. Level 3 instruments are valued based on unobservable inputs that are supported by little or no market activity and reflect the Company’s own assumptions in measuring fair value.
In accordance with the FASB’s standard on business combinations, the Company reviewed the contingent earnout liability on a quarterly basis in order to determine its fair value. Changes in the fair value of the liability are recorded within operating expenses in the period in which the change was made.
The following table represents a reconciliation of the change in the fair value measurement of the contingent earnout liability for the nine months ended July 31, 2018:
2018
Beginning balance	968,783
Change in fair value of contingent earnout liability included in operating expenses	709,182
Change fair value due to foreign currency	(10,074)
Ending balance	1,667,891

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 4. Fair Value Measurement – (Continued)

The Company’s non-financial assets, which primarily consist of property and equipment, goodwill and other intangible assets, are not required to be carried at fair value on a recurring basis and are reported at carrying value. However, on a periodic basis or whenever events or changes in circumstances indicate that their carrying value may not be fully recoverable (and at least annually for goodwill, non-financial instruments are assessed for impairment and, if applicable, written down to and recorded at fair value. No adjustments were made to the carrying value of any such assets due to lack of recoverability or impairment as of July 31, 2018 and October 31, 2017.
Note 5. Property, Plant and Equipment
The significant components of property, plant and equipment as of July 31, 2018 and October 31, 2017, respectively, are as follows:
	2018	2017
Land, building and improvements	$21,396,973	$21,986,324
Capital leases – land and buildings	909,250	909,250
Machinery and equipment	252,248,308	199,185,640
Transportation equipment	3,433,477	2,961,147
Furniture and office equipment	1,467,690	888,504
	279,455,698	225,930,865
Less accumulated depreciation	(81,550,747)	(50,388,730)
Property, plant and equipment, net	$197,904,951	$175,542,135

Depreciation expense for the nine months ended July 31, 2018 and 2017, was $12,955,480 and $15,022,628, respectively, of which $11,936,976 and $14,544,957, respectively, was included in cost of operations and $1,018,505 and $477,671, respectively, was included in general and administrative expenses.
Note 6. Goodwill and Intangible Assets
The Company recognized goodwill and certain intangible assets in connection with Business Combinations (Note 3). Goodwill is not amortized for book purposes.
The following table details the changes in goodwill as of July 31, 2018 and October 31, 2017:
Balance, November 1, 2016	$54,400,319
Goodwill acquired in 2017 acquisitions	18,037,705
Change in foreign currency rates	1,071,184
Balance, October 31, 2017	$73,509,208
Balance, November 1, 2017	$73,509,208
Acquisition of O’Brien Companies	2,238,683
Change in foreign currency rates	(198,719)
Balance, July 31, 2018	$75,549,172

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 6. Goodwill and Intangible Assets – (Continued)

Intangible assets are amortized over their useful lives on a straight-line basis, except for the customer relationships and the Camfaud trade names. The customer relationships and the Camfaud trade names are amortized using the free cash flow method. The following table summarizes the Company’s intangible assets as of July 31, 2018 and October 31, 2017:
	2018			2017
	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
Customer relationship	$47,379,672	$(21,366,654)	$26,013,018	$45,521,514	$(16,770,766)	$28,750,748
Trade name	15,918,692	(3,285,569)	12,633,123	15,546,675	(2,401,152)	13,145,523
Noncompete agreements	503,236	(469,306)	33,930	485,000	(347,083)	137,917
	$63,801,600	$(25,121,529)	$38,680,071	$61,553,189	$(19,519,001)	$42,034,188

Amortization expense recognized by the Company related to intangible assets was $5,719,889 and $5,633,877 for the nine months ended July 31, 2018 and 2017, respectively. The estimated aggregate amortization expense for intangible assets over the next five fiscal years ending October 31 and thereafter is as follows:
Years ending October 31:
2018	$1,927,768
2019	6,643,211
2020	5,493,193
2021	3,908,148
2022	3,348,425
Thereafter	17,359,326
$38,680,071

Note 7. Long Term Debt and Revolving Lines of Credit
Revolving line of credit:   The Company has a revolving loan agreement (the Revolver) with a bank. As of July 31, 2018, the maximum borrowing capacity was $65,000,000. The Revolver bears interest at the LIBOR rate plus an applicable margin. As of July 31, 2018, the applicable margin resets quarterly and is (a) 2.00 percent, (b) 2.25 percent or (c) 2.50 percent if the quarterly average excess availability is (a) at least 66.67 percent, (b) less than 66.67 percent and at least 33.33 percent and (c) less than 33.33 percent, respectively. Interest is due monthly and the outstanding principal balance is due upon maturity. The Revolver is secured by substantially all assets of the Company and requires that the Company maintains a minimum fixed charge coverage ratio. The Company is in compliance with the minimum fixed charge coverage ratio as of July 31, 2018 and October 31, 2017. The outstanding balance of the Revolver as of July 31, 2018 and October 31, 2017, was $44,364,006 and $44,597,240, respectively.
UK Revolver:   In connection with the acquisition of Camfaud in November 2016 (see Note 3), Camfaud entered into a revolving loan agreement (the UK Revolver) with a maximum borrowing capacity of approximately $28,000,000. The UK Revolver bears interest at the LIBOR rate plus 2 percent which gave an effective rate of 4.35% at July 31, 2018 and expires in November 2019. The UK Revolver is secured by substantially all assets of the Oxford Group. The outstanding balance of the UK Revolver as of July 31, 2018 and October 31, 2017, was $16,330,849 and $21,291,631, respectively.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 7. Long Term Debt and Revolving Lines of Credit – (Continued)

Senior secured notes:   To finance the Merger on August 18, 2014, the Company issued senior secured notes through a high-yield bond offering under SEC Rule 144A (Senior Notes). The offering raised $140,000,000 of proceeds for the Company. The Senior Notes mature on September 1, 2021, and bear interest at 10.375 percent per annum. Interest payments are due every March 1 and September 1 commencing March 1, 2015. Principal is due upon maturity. The Senior Notes are secured by substantially all assets of the Company and contain various non-financial covenants.
In conjunction with the acquisition of Camfaud (Note 3), in November 2016, the Company issued additional senior secured notes of  $40,000,000 as an incremental borrowing with the same terms and form as the original Senior Notes.
In March 2017, the Company repurchased and retired approximately $3,000,000 of outstanding Senior Notes for a purchase price of approximately $3,090,000 plus accrued interest of approximately $5,000. In May 2017, the Company repurchased and retired approximately $2,807,000 of outstanding Senior Notes for a purchase price of approximately $2,975,000 plus immaterial accrued interest. In September 2017, the Company repurchased and retired approximately $3,000,000 of outstanding Senior Notes for a purchase price of approximately $3,045,000 plus immaterial accrued interest.
As a result of these repurchases, the Company recognized a loss of  $491,972 for the nine months ended July 31, 2017 for the difference between the carrying amount of the Senior Notes, plus accrued interest, and the repurchase price, which is included in the accompanying consolidated statements of income.
In May 2017, the Company repurchased and retired approximately $2,807,000 of outstanding Senior Notes for a purchase price of approximately $2,975,000 plus an immaterial amount of accrued interest. In September 2017, the Company repurchased and retired approximately $3,000,000 of outstanding Senior Notes for a purchase price of approximately $3,045,000 plus an immaterial amount of accrued interest.
On August 24, 2017, the Company issued a Notice of Early Tender to exchange their Senior Notes for newly issued senior secured notes (New Senior Notes). Substantially all investors exchanged their outstanding notes (the Senior Note Exchange), which settled in September 2017. The outstanding balance of Senior Notes that did not participate in the exchange was $1,266,000. The New Senior Notes bear interest at 10.375 percent per annum and mature on September 1, 2023. The Company will make interest payments on March 1 and September 1 of each year.
In conjunction with the acquisition of the O’Brien Companies (Note 3), in April 2018, the Company issued additional New Senior Notes with a principal amount of  $15,000,000 at a 104 percent premium for a total purchase price of  $15,600,000. The $600,000 has been recorded by the Company as a debt premium and will be amortized over the life of the New Senior Notes using the effective interest method.
The outstanding balance of the original Senior Notes as of July 31, 2018 and October 31, 2017, was $1,266,000, respectively. The outstanding balance of the New Senior Notes as of July 31, 2018 and October 31, 2017, was $166,287,000 and $151,287,000.
Unsecured note:   To finance the Merger, on August 18, 2014, the Company entered into a $30,000,000 loan agreement with one of its shareholders. The note matures on February 18, 2022, and bears interest at 12 percent per annum. Interest payments are due quarterly on February 18, May 18, August 18 and November 18 every year. Principal, along with any accrued and unpaid interest, is due upon maturity. The Company may elect to have the interest paid-in kind (PIK). If the Company elects to pay PIK interest, the accrued interest will be added to the outstanding balance of the note and payable upon maturity. As of July 31, 2018, all interest associated with the PIK has been paid by the Company. The unsecured notes contain various non-financial covenants.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 7. Long Term Debt and Revolving Lines of Credit – (Continued)

As part of the unsecured note, the Company issued 1,000,000 shares of common stock to the lender. As such, the proceeds of the unsecured note have been allocated to the debt and common stock based on their relative fair values. The amount allocated to common stock was $2,478,602, which was recorded as a discount on the debt. The discount is amortized to interest expense over the remaining life of the loan using the effective interest method.
In connection with the Senior Note Exchange on September 8, 2017, the Company repaid the unsecured note, including accrued interest of  $210,000. Upon extinguishment, the Company incurred a prepayment penalty fee of  $1,440,000.
The Company also wrote off the remaining unamortized discount of  $1,473,392 and wrote-off $1,712,194 of unamortized loan fees, including accumulated amortization of  $1,088,806, upon extinguishment.
Seller notes:   In connection with the acquisitions of Camfaud and Reilly in November 2016 and July 2017 (see Note 3), respectively, the Company entered into loan agreements with the former owners of Camfaud and Reilly for an aggregate amount of  $6,221,000 and $1,941,150, respectively (collectively, the Seller Notes). The Camfaud Note bears interest at 5 percent per annum and all principal plus accrued interest are due upon the earlier of; (1) six months after the UK Revolver is repaid in full, (2) 42 months after the acquisition date (May 2020) or (3) the date on which the Company suffers an insolvency event. The Reilly Note bears interest at 5 percent per annum and all principal plus accrued interest are due three years after the acquisition date (July 2020). The Seller Notes are unsecured.
The following is a summary of the Company’s long-term debt as of July 31, 2018 and October 31, 2017:
	2018	2017
Senior secured notes	$167,553,001	$152,553,000
Seller notes payable	8,536,450	8,626,150
	176,089,451	161,179,150
Plus unamortized premium on debt	567,441	327,473
Less unamortized deferred financing costs	(3,234,279)	(4,521,793)
Total long term debt	$173,422,613	$156,984,830

Future maturities of long term debt are as follows:
Years ending October 31:
2018	$—
2019	—
2020	8,536,450
2021	1,266,000
2022	—
Thereafter	166,287,001
$176,089,451

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 8. Accrued Payroll and Payroll Expenses
The following table summarizes accrued payroll and expenses as of July 31, 2018 and October 31, 2017:
	2018	2017
Accrued vacation	$3,023,511	$3,041,238
Accrued bonus	2,262,328	2,131,945
Other	1,626,642	1,729,483
Total accrued payroll and payroll expenses	$6,912,481	$6,902,666

Note 9. Accrued Expenses and Other Current Liabilities
The following table summarizes accrued expenses and other current liabilities as of July 31, 2018 and October 31, 2017:
	2018	2017
Accrued insurance	$3,806,300	$3,155,685
Accrued interest	7,466,643	2,890,295
Accrued equipment purchases	151,541	2,172,115
Accrued sales and use tax	3,637,706	2,695,141
Accrued property tax	625,441	750,264
Other	2,237,806	2,958,622
Total accrued expenses and other liabilities	$17,925,437	$14,622,122

Note 10. Income Taxes
The following table summarizes our provision for income taxes and the related effective tax rates for the nine months ended July 31, 2018 and 2017:
	2018	2017
Income before income taxes	$16,360,911	$2,570,804
Income tax (benefit) provision	(10,632,410)	2,801,805
For the nine months ended July 31, 2018 and 2017, the Company recorded a (65)% and 109% effective tax rate.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 10. Income Taxes – (Continued)

The income tax (benefit) provision differs from the expected tax provision computed by applying the U.S. federal statutory rate to income before taxes as a result of the following:
	2018	2017
Income tax provision per federal statutory rate of 23.2% and 34%	$3,791,249	$874,073
State income tax provision, net of federal deduction	639,160	265,229
Foreign rate differential	(108,550)	(47,578)
Meals and entertainment	155,147	186,101
Transaction costs	224,039	1,306,799
Change in deferred state tax rate	(21,278)	(119,590)
Domestic manufacturing deduction	—	(227,650)
Stock compensation	64,849	87,758
Contingent consideration fair value adjustment	164,336	—
Nontaxable interest income net of foreign income inclusions	(567,108)	(86,601)
Foreign tax credit	(32,563)	(79,791)
Deferred tax on undistributed foreign earnings	(485,084)	354,339
Impact of tax reform	(14,480,370)	—
Increase in valuation allowance	25,725	52,662
Other	(1,962)	236,054
Income tax expense (benefit)	$(10,632,410)	$2,801,805

The Company has recognized net deferred tax liabilities of  $38,341,728 and $50,111,326 as of July 31, 2018 and October 31, 2017, respectively. The net deferred tax liability is principally comprised of temporary differences related to intangible assets and property and equipment. The decrease in the net deferred tax liability as of July 31, 2018 is primarily related to the reduction of the U.S. corporate income tax rate provided in the Tax Cuts and Jobs Act.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, carryback opportunities, and tax planning strategies in making the assessment. The Company believes it is more likely than not that it will realize the benefits of these deductible differences, net of the valuation allowance provided.
In December 2017, the Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted. The 2017 Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. In accordance with Staff Accounting Bulletin No. 118, which provides SEC staff guidance for the application of ASC Topic 740, the Company recognized the income tax effects of the 2017 Tax Act in its financial statements in the period the 2017 Tax Act was signed into law. As such, the Company’s financial statements for the period ended July 31, 2018 reflect the income tax effects of the 2017 Tax Act for which the accounting is complete and provisional amounts for those specific income tax effects for which the accounting is incomplete but a reasonable estimate could be determined. The Company did not identify items for which the income tax effects of the 2017 Tax Act have not been completed and a reasonable estimate could not be determined as of July 31, 2018.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 10. Income Taxes – (Continued)

As a result of the 2017 Tax Act, the Company recorded a provisional tax benefit of  $14,653,000 for the period ended July 31, 2018 related to the re-measurement of deferred tax assets and liabilities to reflect the reduction in the U.S. corporate income tax rate from 35 percent to 21 percent.
The Company also recorded a provisional tax expense of  $467,000 for the period ended July 31, 2018 related to the deemed repatriation of earnings from its foreign subsidiaries.
Note 11. Commitments and Contingencies
Incentive compensation plan:   The Company has an Incentive Compensation Plan that has been approved by the Board of Directors. The Plan establishes a cash bonus pool for eligible employees of the Company. The balance available for the cash bonus pool is established by meeting certain performance targets. As of July 31, 2018 and October 31 2017, the Company accrued $2,262,238 and $2,131,945, respectively, of bonuses payable under the Incentive Compensation Plan, which has been included in accrued payroll and payroll expenses in the accompanying consolidated balance sheets.
Self-insurance:   Brundage-Bone’s automobile, general and workmen’s compensation insurance is partially self-insured. As of July 31, 2018 and October 31, 2017, the general liability deductible was $100,000 per claim. Beginning in fiscal years 2010 and 2014, the workmen’s compensation and automobile policies, respectively, were fully-insured. As of July 31, 2018 and October 31, 2017, management has accrued $2,971,947 and $2,418,000, respectively, for claims incurred but not reported and estimated losses reported, which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.
The Company offers employee health benefits via a partially self-insured medical benefit plan. Participant claims exceeding certain limits are covered by a stop-loss insurance policy. The Company contracts with a third party administrator to process claims, remit benefits, etc. The third party administrator requires the Company to maintain a bank account to facilitate the administration of claims. As of July 31, 2018 and October 31, 2017, the account balance was $234,243 and $234,167, respectively, and is included in cash in the accompanying consolidated balance sheets. As of July 31, 2018 and October 31, 2017, management has accrued $834,000 and $737,000, respectively, for health claims incurred but not reported based on historical claims amounts and average lag time, which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.
Litigation:   The Company is currently involved in certain legal proceedings and other disputes with third parties that have arisen in the ordinary course of business. Management has reviewed these issues to determine if reserves are required for losses that are probable to materialize and reasonable to estimate the amount of loss in accordance with ASC 450, Contingencies (ASC 450). Management evaluates such reserves, if any, based upon several criteria, including the merits of each claim, settlement discussions, advice of outside counsel, as well as indemnification of amounts expended by the Company’s insurers or others, if any. Management and corporate counsel believe that the outcomes of the legal actions will not have a material impact and do not believe that any amounts need to be recorded for contingent liabilities in the consolidated balance sheets.
Life insurance:   Brundage-Bone is the owner and beneficiary of term life insurance policies on the lives of its key employees. As of July 31, 2018 and October 31, 2017, the aggregate face value of the policies was $4,000,000 for both periods presented. The policies do not have a cash surrender value.
Letters of credit:   The Revolver provides for up to $5,000,000 of standby letters of credit. As of July 31, 2018 and October 31, 2017, total outstanding letters of credit totaled $1,407,580 and $48,000, respectively, of which $882,999 and $48,000 had been committed to the Company’s general liability insurance provider and the remaining $524,581 and $0 committed to a vendor, respectively.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 11. Commitments and Contingencies – (Continued)

Operating leases:   The Company leases facilities, equipment and vehicles under non-cancelable operating leases with various expiration dates through August 2023. Monthly lease payments range from $200 to $9,185. Total rental expense, including related parties, for the nine months ended July 31, 2018 and 2017, was $4,638,649 and $3,726,579, respectively, which also includes the Company’s month-to-month leases.
The following is a summary of future minimum lease payments for the fiscal years ending October 31:
Years ending October 31:
2018	$1,135,268
2019	1,873,549
2020	1,192,903
2021	812,755
2022	429,467
Thereafter	2,325,368
$7,769,310

Capital leases:   Brundage-Bone entered into two capital leases for land and buildings in Georgia and South Carolina during fiscal year 2015. The terms of the Georgia and South Carolina leases are 123 and 120 months, respectively, and contain purchase options that may be exercised at any time during the lease. The purchase price payable upon exercise of the purchase options is equal to the fair value of the leased assets less the amount of rent paid to date. The purchase price at the end of the lease is insignificant and, therefore, the leased assets are considered to transfer ownership at the end of the lease.
The land and buildings and related liabilities under the capital leases were recorded at the time of the lease at the lesser of the present value of the future payments due under the leases or the fair value of the leased assets. The amount of land and buildings and capital lease obligation originally recorded under the capital leases was $909,250. The capital lease obligation recorded as of July 31, 2018 and October 31, 2017, was $723,930 and $845,791 respectively. The net book value of the leased assets as of July 31, 2018 and October 31, 2017, was $883,209 and $851,619, respectively.
Camfaud also enters into capital leases for operating equipment. The capital lease obligation recorded as of July 31, 2018 and October 31, 2017, was $50,771 and $135,452, respectively.
Future payments of capital lease obligations, together with the present value of those future payments are as follows:
Fiscal years ending October 31:
2018	$77,414
2019	108,081
2020	110,394
2021	112,776
2022	115,229
Thereafter	291,394
Total minimum lease payments	815,288
Less the amount representing interest	(91,358)
Present value of minimum lease payments	$723,930

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 12. Stockholders’ Equity
Pursuant to the articles of incorporation, the Company was initially authorized to issue 50,000,000 shares of  $0.001 par value common stock and 2,423,711 shares of  $0.001 par value preferred stock. In March 2016, the Company amended the articles of incorporation to reduce the number of shares of common stock the Company is authorized to issue to 15,000,000 shares.
In connection with the Merger, the Company issued 6,576,289 shares of common stock to the Sponsor for $16,300,000. The Company also issued 1,000,000 shares of common stock to one of the lenders as part of obtaining loan financing. The amount recorded of  $2,478,602 was based on an allocation of the loan proceeds based on the relative fair values of the common stock and debt. The amount was recorded as a discount on the debt, which was written off upon the Company’s repayment of the unsecured note during 2017 (see Note 7). The proceeds raised from the equity offering have been reduced by offering costs of $158,715. Also in connection with the Merger, the Company issued 2,423,711 shares of preferred stock to certain former owners of Brundage Bone and Eco-Pan. The preferred stock was recorded at its fair value, which was determined to be $15,182,053 as of the merger date.
Redeemable preferred stock:   The Company’s preferred stock accrues cumulative dividends at 13.5 percent per annum that must be paid before dividends are paid to any other holders of capital stock, but are not payable until declared (Preferred Dividends). Preferred Dividends accrue daily based on the liquidation preference of the underlying shares and compound quarterly. The preferred stock also includes a liquidation preference of  $4.13 per share (Liquidation Preference). Upon liquidation, dissolution or winding up of the Company, before any distributions are made to holders of common stock, holders of preferred stock are entitled to receive an amount equal to the Liquidation Preference plus all accrued but unpaid dividends.
On September 8, 2017, upon settlement of the Senior Notes Exchange (Note 7), the Company declared and paid cumulative unpaid accrued dividends of  $4,840,065 to the preferred stockholders. As of July 31, 2018 and October 31, 2017 the liquidation preference of preferred stock was $10,873,090 and $9,845,139, which includes Preferred Dividends of  $1,350,533 and $322,582, respectively.
On the 66th month anniversary of the original issuance date (February 18, 2020), each holder of preferred stock may redeem their shares of preferred stock to the Company for a price equal to the fair value of the preferred stock on the redemption date. If it is determined that the presence of preferred stock would have a material adverse effect on the success of a qualified public offering, the shares of preferred stock shall be converted into shares of common stock upon the closing of a qualified public offering. However, the preferred shares contain disability conditions that allow for the Company to prevent the payment upon execution of the aforementioned conversion if the Company determines the conversion would place it in an adverse financial position. The carrying value of preferred stock has not been subsequently adjusted to reflect redemption value as the Company does not believe redemption is probable due to the length of time before redemption can occur.
The holders of preferred stock are entitled to vote together with the holders of common stock as a single class on all matters submitted to a vote of the holders of common stock. Each share of preferred stock is entitled to one vote.
The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 12. Stockholders’ Equity – (Continued)

The Company has performed an analysis of the redemption features contained within the preferred stock and has determined that embedded features other than the change in control feature identified and evaluated have been determined to be solely within the control of the issuer. ASR 268 requires equity instruments with redemption features that are not solely within the control of the issuer to be classified outside of permanent equity, often referred to as classification in “temporary equity”. The Company has presented such amounts outside of temporary equity commensurate with the aforementioned guidance.
Note 13. Stock-Based Compensation
During 2015, the Parent established the 2015 Equity Incentive Plan (the 2015 Plan). Under the 2015 Plan, the Parent may award stock options, restricted stock or other equity awards to certain employees of Brundage-Bone and Eco-Pan and permits the issuance of up to 1,622,120 shares of the Parent’s common stock. The vesting period and maturity of each option is determined at the date of grant and generally does not exceed ten years. The options may include both time-vesting and performance-based vesting criteria. Generally, time-vesting options vest evenly over five years. The options are subject to forfeiture if certain vesting requirements are not met. As of July 31, 2018, there were 222,736 shares of the Parent’s common stock available for grant under the 2015 Plan. A summary of option activity for the nine months ended July 31, 2018, is as follows:
	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding, November 1, 2017	1,400,584	$4.86
Granted	—	—
Forfeited	(1,200)	17.50
Options outstanding, July 31, 2018	1,399,384	$4.85	$6.91	$—

The options granted to employees during the year ended October 31, 2017, included both time-vesting and performance-based vesting criteria. Of the 227,280 options granted, 54,000 are subject to time-vesting only. The time-vesting criteria specify that 20 percent of the options will vest on each of the first 5 anniversaries of the grant date, subject to the holder’s continued service through the vesting date. The remaining 173,280 options granted include both time-vesting and performance-based vesting criteria. For these grants, 50 percent of the options are subject to time-vesting and 50 percent are subject to performance-based vesting. The time-vesting criteria specify that 10 percent of the options shall vest on each of the first 5 anniversaries the grant date, subject to the holder’s continued service through the vesting date.
The performance criteria stipulate that up to 10 percent of the options shall vest on each of the first 5 anniversaries of the grant date, based on the Company’s annual EBITDA for the applicable year and provided that the Companies achieve a minimum annual EBITDA amount for that particular year, subject to the holder’s continued service through the vesting date.
Compensation expense subject to the performance-based vesting criteria is recognized over the requisite service period only if the performance criteria are probable of being met. The fiscal year 2017 EBITDA target was not met, thus compensation expense was not recorded for the fiscal year 2017 performance vesting tranche with the exception of two individuals for which the Company waived the performance-based vesting criteria. Compensation expense for time-based vesting options is recognized on a straight-line basis over the requisite service period. Total compensation expense recognized by the Company for the nine months ended, July 31, 2018 and 2017, is $280,632 and $258,896, respectively, which has been included in general and administrative expenses on the accompanying consolidated statements of

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 13. Stock-Based Compensation – (Continued)

income. As of July 31, 2018, stock-based compensation not yet recognized in income is $1,188,345, which will be recognized over a weighted-average period of 2.3 years. Included in this amount is $504,505 of expense related to the performance-based awards, which will only be recognized if achievement of the performance targets is determined to be probable.
The following is a summary of options outstanding and exercisable as of July 31, 2018:
Options Outstanding				Options Exercisable
Exercise Price	Number of Options	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
$2.48	1,178,304	7	$2.48	609,368	$2.48
17.50	221,080	8	17.50	41,568	17.50
	1,399,384		$4.85	650,936	$3.44

The fair value of share-based payments was estimated using the Black-Scholes option pricing model requiring the use of subjective valuation assumptions. The Black-Scholes valuation model requires several inputs, including the expected stock price volatility. Volatility was determined using observations of historical stock prices for five comparable public companies. The Company’s options have characteristics significantly different from those of traded options, and changes in input assumptions can materially affect the fair value estimates.
Note 14. Employee Benefit Plans
Retirement plans:   The Company offers a 401(k) plan, which covers substantially all employees of Brundage-Bone and Eco-Pan, with the exception of certain union employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation, in accordance with Section 401(k) of the Internal Revenue Code. For the nine months ended July 31, 2018 and 2017, the Company’s matching contribution rate for non-collectively bargained employees was 25 percent of the first 4 percent and 50 percent of the first 7 percent of an employee’s gross earnings for Brundage-Bone and Eco-Pan participants, respectively. The Company’s matching contribution may be changed at the discretion of the Board of Directors. Matching contributions vest 20 percent after two years of service and ratably thereafter until they are 100 percent vested after six years of service. During the nine months ended July 31, 2018 and 2017, certain union employees have collectively bargained for a matching contribution of 50 percent to 100 percent of the first 7 percent of base compensation that a participant contributed, and additional amounts may be contributed at the option of the Board of Directors.
During the nine months ended July 31, 2018 and 2017, certain other union employees have collectively bargained for a defined contribution of  $4.50 and $4.25 per hour worked, respectively. Retirement plan contributions for the nine months ended July 31, 2018 and 2017, were $402,180 and $307,021, respectively.
Camfaud operates a Small Self-Administered Scheme (SSAS), which is the equivalent of a U.S. defined contribution pension plan. The assets of the plan are held separately from those of Camfaud in an independently administered fund. Contributions by Camfaud to the SSAS amounted to $196,937 and $123,585 for the nine months ended July 31, 2018 and 2017, respectively.
Multiemployer plans:   Brundage-Bone contributes to a number of multiemployer defined benefit pension plans under the terms of collective-bargaining agreements (CBAs) that cover its union-represented employees. The risks of participating in these multiemployer plans are different from single-employer plans in the following aspects: (a) Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers; (b) If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 14. Employee Benefit Plans – (Continued)

employers; and (c) If Brundage-Bone chooses to stop participating in some of its multiemployer plans, Brundage may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability. Brundage has no intention of stopping its participation in any multiemployer plan.
The following is a summary of the contributions to each multiemployer pension plan for nine months ended July 31, 2018 and 2017:
	2018	2017
California	$347,759	$410,219
Oregon	166,165	151,396
Washington	155,906	94,951
Total contributions	$669,830	$656,566

No plan was determined to be individually significant. There have been no significant changes that affect the comparability of the contributions. The Company reviews the funded status of each multiemployer defined benefit pension plans at each reporting period so as to monitor the certified zone status for each of the multiemployer defined benefit pension plans. The zone status for the multiemployer defined benefit pension plans for Oregon and Washington was Green (greater than 80% funded) and Yellow (less than 80% funded but greater than 65% funded) for the California multiemployer defined benefit pension plans. The funding status for the Oregon and Washington multiemployer defined benefit pension plans is at January 1, 2017 and January 1, 2016 for the California multiemployer defined benefit pension plans.
Government regulations impose certain requirements relative to multiemployer plans. In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan’s unfunded vested benefits. Brundage Bone has not received information from the plans’ administrators to determine its share of unfunded vested benefits. Brundage Bone does not anticipate withdrawal from the plans, nor is Brundage Bone aware of any expected plan terminations.
The Company believes that the “construction industry” multiemployer plan exception may apply if the Company did withdraw from any of its current multiemployer plans. The “construction industry” exception generally delays the imposition of withdrawal liability in connection with an employer’s withdrawal from a “construction industry” multiemployer plan unless and until that employer resumes covered operations in the relevant geographic region without a corresponding resumption of contributions to the multiemployer plan. The Company has no intention of withdrawing, in either a complete or partial withdrawal, from any of the multiemployer plans to which the Company currently contributes; however, it has been assessed a withdrawal liability in the past.
Note 15. Segment Reporting
The Company conducts the business through the following reportable segments based on geography and the nature of services sold: U.S Concrete pumping — Brundage-Bone, U.K. Concrete Pumping — Camfaud, Concrete Waste Management Services — Eco-Pan. The classifications are defined as follows:
•
U.S. Concrete Pumping — Brundage-Bone (Brundage-Bone) — consists of concrete pumping services sold to customers in the U.S.

•
U.K. Concrete Pumping — Camfaud (Camfaud) — consists of concrete pumping services sold to customers in the U.K, which represents out foreign operations.

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 15. Segment Reporting – (Continued)

•
Concrete Waste Management Services — Eco-Pan (Eco-Pan) — consists of pans and containers rented to customers in the U.S and the disposal of the concrete waste material services sold to customers in the U.S.

The accounting policies of the reportable segments are the same as those described in Note 1. The Chief Operating Decision Maker (CODM) evaluates the performance of its segments based on revenue, and measure segment performance based upon EBITDA (earnings before interest, taxes, depreciation and amortization).
Non-allocated interest expense and various other administrative costs are reflected in Corporate. Corporate assets include cash and cash equivalents, prepaid expenses and other current assets, property and equipment.
The following provides operating information about the Company’s reportable segments for the nine months ended July 31, 2018 and 2017:
	2018	2017
Revenue
Brundage-Bone	$118,423,775	$109,815,128
Camfaud	36,705,092	24,975,218
Eco-Pan	20,725,289	16,851,310
	$175,854,156	$151,641,656
EBITDA
Brundage-Bone	$28,737,164	$25,118,654
Camfaud	11,008,175	7,305,546
Eco-Pan	9,210,293	6,993,181
Corporate	1,770,475	855,669
	$50,726,107	$40,273,050
Interest income (expense)
Brundage-Bone	$(12,527,158)	$(14,405,213)
Camfaud	(3,158,595)	(2,642,034)
Eco-Pan	(530)	1,506
Corporate	(3,544)	—
	$(15,689,827)	$(17,045,741)
Depreciation and amortization
Brundage-Bone	$10,903,777	$14,599,443
Camfaud	6,041,861	4,161,064
Eco-Pan	1,544,487	1,728,217
Corporate	185,244	167,781
	$18,675,369	$20,656,505

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 15. Segment Reporting – (Continued)

	2018	2017
Income tax (benefit) expense
Brundage-Bone	$(11,426,307)	$1,542,477
Camfaud	532,388	123,690
Eco-Pan	308,155	1,785,973
Corporate	(46,646)	(650,335)
	$(10,632,410)	$2,801,805
Transaction costs
Brundage-Bone	$2,520,013	$3,977,589
	$2,520,013	$3,977,589
Net income (loss)
Brundage-Bone	$16,732,536	$(5,428,479)
Camfaud	1,275,331	378,758
Eco-Pan	7,357,120	3,480,497
Corporate	1,628,334	1,338,223
	$26,993,321	$(231,001)

The following provides a reconciliation from the Company’s measure of segment performance, EBITDA, to Income before Taxes for the nine months ended July 31, 2018 and 2017:
	2018	2017
EBITDA to Income Before Taxes Reconciliation
EBITDA	$50,726,107	$40,273,050
Interest expense	(15,689,827)	(17,045,741)
Depreciation and amortization	18,675,369	(20,656,505)
Income before taxes	$16,360,911	$2,570,804

Total assets by segment for the as of July 31, 2018 and October 31, 2017 are as follows:
	2018	2017
Total assets
Brundage-Bone	$275,040,245	$244,553,325
Camfaud	41,353,070	44,866,267
Eco-Pan	31,352,750	28,961,354
Corporate	20,062,412	20,465,681
	$367,808,477	$338,846,627

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 15. Segment Reporting – (Continued)

The U.S. and U.K. were the only regions that accounted for more than 10% of the Company’s revenues at July 31, 2018 and 2017, respectively. There was no single customer that accounted for more than 10% of revenues at July 31, 2017 and 2018, respectively. Revenues for the nine months ended July 31, 2018 and 2017 and long lived assets as of July 31, 2018 and October 31, 2017:
	2018	2017
Revenues
U.S.	$139,149,066	$126,666,438
U.K.	36,705,090	24,975,218
	$175,854,156	$151,641,656
Long Lived Assets
U.S.	$162,388,523	$135,327,182
U.K.	35,516,428	40,214,953
	$197,904,951	$175,542,135

Note 16. Related Party Transaction
The Company entered into a Management Services Agreement with PGP Advisors, LLC (PGP), an affiliate of the Sponsor, on August 18, 2014, to provide advisory, consulting and other professional services. The annual fee for these services is $1,250,000, which is payable quarterly. In September of 2017, the annual service fee was increased to $4,000,000 for the next two years and $2,000,000 annually thereafter. For the nine months ended July 31, 2018 and 2017, the Company incurred $3,342,905 and $964,226, respectively, related to this agreement and other agreed upon expenses, which is included in general and administrative expenses on the accompanying consolidated statements of income.
Please see Note 7 for discussion of unsecured senior notes which the Company repaid in connection with the Senior Note Exchange on September 8, 2017.
In connection with the acquisitions of the O’Brien Companies and Camfaud (Note 3), the Company paid $525,000 and $1,500,000, respectively in transaction costs to PGP which are included in transaction costs on the accompanying consolidated statements of income for the nine months ended July 31, 2018 and 2017.

Independent Auditor’s Report
To the Directors
Camfaud Concrete Pumps Limited
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Camfaud Concrete Pumps Limited and its subsidiary (collectively, the Company), which comprise the consolidated balance sheets as of November 16, 2016 and September 30, 2016 and 2015, the related consolidated statements of income, changes in stockholders’ equity and cash flows for the period from October 1, 2016 to November 16, 2016 and for the years ended September 30, 2016 and 2015, and the related notes to the consolidated financial statements (collectively, the financial statements).
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Camfaud Concrete Pumps Limited and its subsidiary as of November 16, 2016 and September 30, 2016 and 2015, and the results of their operations and their cash flows for the period from October 1, 2016 to November 16, 2016 and for the years ended September 30, 2016 and 2015, in accordance with accounting principles generally accepted in the United States of America.

Other Matter
Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.
/s/ RSM US LLP
Denver, Colorado
August 28, 2018

Camfaud Concrete Pumps Limited and Subsidiary
Consolidated Balance Sheets
November 16, 2016, September 30, 2016 and 2015
	November 16, 2016	September 30, 2016	September 30, 2015
Assets
Current assets:
Cash	£4,535,024	£5,122,447	£2,482,423
Trade receivables, net	2,955,853	2,985,073	2,539,119
Prepaid expenses and other current assets	121,861	82,512	222,014
Total current assets	7,612,738	8,190,032	5,243,556
Property, plant and equipment, net	11,379,899	11,521,157	9,969,274
Equity method investment	1,525,405	1,525,405	1,241,325
Total assets	£20,518,042	£21,236,594	£16,454,155
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	£451,804	£530,300	£377,475
Accrued expenses and other current liabilities	635,990	471,913	879,571
Corporate tax payable	529,636	710,395	405,273
Other taxes and social security payable	378,289	987,517	757,366
Capital lease obligations, current portion	1,348,593	1,595,532	1,433,338
Related party note payable, current portion	—	—	133,666
Total current liabilities	3,344,312	4,295,657	3,986,689
Capital lease obligations, less current portion	1,012,489	1,208,537	1,320,279
Related party note payable, less current portion	—	—	121,855
Deferred income taxes	936,470	938,386	889,958
Total liabilities	5,293,271	6,442,580	6,318,781
Commitments and contingencies (Note 7)
Stockholders’ equity:
Common shares, £1 par value, 1,000,000 shares authorized, 10,000 shares issued and outstanding	10,000	10,000	10,000
Retained earnings	15,214,771	14,784,014	10,125,374
	15,224,771	14,794,014	10,135,374
Total liabilities and stockholders’ equity	£20,518,042	£21,236,594	£16,454,155

See notes to consolidated financial statements.

Camfaud Concrete Pumps Limited and Subsidiary
Consolidated Statements of Income
For the Period from October 1, 2016 to November 16, 2016 and Years Ended September 30, 2016 and 2015
	Period Ended November 16, 2016	September 30, 2016	September 30, 2015
Sales, net	£2,390,267	£17,628,815	£13,988,022
Cost of operations	1,206,579	8,603,209	7,093,160
Gross profit	1,183,688	9,025,606	6,894,862
General and administrative expenses	519,988	2,484,178	2,386,479
Income from operations	663,700	6,541,428	4,508,383
Other income (expense):
Interest expense, net	(10,068)	(109,230)	(139,951)
Other income	750	8,450	15,200
Gain on equity method investment	—	284,080	411,808
	(9,318)	183,300	287,057
Income before income taxes	654,382	6,724,728	4,795,440
Income tax provision	172,325	1,257,200	867,773
Net income	£482,057	£5,467,528	£3,927,667

See notes to consolidated financial statements.

Camfaud Concrete Pumps Limited and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity
For the Period from October 1, 2016 to November 16, 2016 and Years Ended September 30, 2016 and 2015
	Common Shares	Retained Earnings	Total
Balance, October 1, 2014	£10,000	£7,174,027	£7,184,027
Dividends	—	(976,320)	(976,320)
Net income	—	3,927,667	3,927,667
Balance, September 30, 2015	10,000	10,125,374	10,135,374
Dividends	—	(808,888)	(808,888)
Net income	—	5,467,528	5,467,528
Balance, September 30, 2016	10,000	14,784,014	14,794,014
Dividends	—	(51,300)	(51,300)
Net income	—	482,057	482,057
Balance, November 16, 2016	£10,000	£15,214,771	£15,224,771

See notes to consolidated financial statements.

Camfaud Concrete Pumps Limited and Subsidiary
Consolidated Statements of Cash Flows
For the Period from October 1, 2016 to November 16, 2016 and Years Ended September 30, 2016 and 2015
	Period Ended November 16, 2016	September 30, 2016	September 30, 2015
Cash flows from operating activities:
Net income	£482,057	£5,467,528	£3,927,667
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	142,718	1,013,300	841,120
Deferred income taxes	(1,916)	48,428	170,549
Gain on equity method investment	—	(284,080)	(411,808)
Gain on sale of property, plant and equipment	—	(58,760)	(276,599)
Net changes in operating assets and liabilities:
Trade receivables, net	29,220	(445,954)	(285,091)
Prepaid expenses and other current assets	(39,349)	139,502	(21,882)
Accounts payable	(78,496)	152,825	(46,106)
Accrued expenses and other current liabilities	350,414	24,516	450,314
Corporate tax payable	(180,759)	305,122	89,674
Other taxes and social security payable	(609,228)	635,151	418,914
Net cash provided by operating activities	94,661	6,997,578	4,856,752
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,460)	(675,423)	(1,180,366)
Proceeds from sale of property, plant and equipment	—	194,000	492,000
Net cash used in investing activities	(1,460)	(481,423)	(688,366)
Cash flows from financing activities:
Payments on related party note payable	—	(255,521)	(239,638)
Payments on capital lease obligations	(442,987)	(2,379,548)	(1,944,493)
Dividends paid	(237,637)	(1,241,062)	(823,074)
Net cash used in financing activities	(680,624)	(3,876,131)	(3,007,205)
Net (decrease) increase in cash	(587,423)	2,640,024	1,161,181
Cash:
Beginning of year or period	5,122,447	2,482,423	1,321,242
End of year or period	£4,535,024	£5,122,447	£2,482,423
Supplemental cash flow information:
Cash paid for interest	£11,161	£117,483	£144,130
Cash paid for income taxes	£355,000	£903,650	£607,550
Supplemental disclosure of non cash investing and financing activities:
Property, plant and equipment acquired through capital leases	£—	£2,025,000	£1,893,192

See notes to consolidated financial statements.

Camfaud Concrete Pumps Limited and Subsidiary
Notes to Consolidated Financial Statements
Note 1. Organization and Description of Business
Organization:   Camfaud Concrete Pumps Limited (Camfaud) and its wholly-owned subsidiary, Camfaud Plant Limited (CPL) (collectively, the Company) are registered in the United Kingdom (UK). CPL has been dormant for several years and had no operations during the period from October 1, 2016 to November 16, 2016 (the period ended November 16, 2016), or the years ended September 30, 2016 and 2015.
Nature of business:   The Company is a leading concrete pumping service provider in the UK. The Company’s core business is the provision of concrete pumping equipment to customers in the commercial, infrastructure and homebuilding sectors. The Company provides the equipment operator and the equipment. The Company does not contract to purchase, mix, or to deliver concrete. The Company most often contracts for its equipment services on a daily, weekly, or monthly schedule customized to each market. The Company has 28 branch locations throughout the UK, with its corporate headquarters in Epping, Essex.
Note 2. Summary of Significant Accounting Policies
Basis of presentation:   The Company follows accounting standards established by the Financial Accounting Standards Board (FASB) to ensure consistent reporting of financial condition, results of operations, and cash flows. References to accounting principles generally accepted in the United States of America (U.S. GAAP) in these footnotes are to the FASB Accounting Standards Codification (ASC or the Codification).
Principles of consolidation:   The consolidated financial statements include the accounts of Camfaud and CPL. All significant intercompany accounts and transactions have been eliminated in consolidation.
During 2014, the Company invested in a joint venture (Note 4) that is accounted for under the equity method of accounting as the Company exercises significant influence over the investee but is not in control of the entity. The Company’s share of the earnings or losses of the joint venture is reflected in the caption ‘‘gain on equity method investment’’ in the consolidated statements of income. The Company’s carrying value in the joint venture is reflected in the caption ‘‘equity method investment’’ in the Company’s consolidated balance sheets.
Use of estimates:   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates, and such differences may be material to the Company’s consolidated financial statements.
Cash and cash equivalents:   The Company considers all time deposits with original maturities of 90 days or less to be cash equivalents.
Trade receivables:   Trade receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Generally, the Company does not require collateral for their trade receivables. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days. The Company does not charge interest on past due trade receivables.
An allowance for doubtful accounts is provided for those trade receivables considered to be uncollectible, based upon historical experience and management’s evaluation of the outstanding trade receivables at the end of the period. Uncollectible amounts are written off against the allowance after all collection efforts have been exhausted. Recoveries of trade receivables previously written off are recorded when received. At November 16, 2016, and September 30, 2016 and 2015, the Company had an allowance for bad debts of  £36,913, £17,428, and £20,135, respectively.

Camfaud Concrete Pumps Limited and Subsidiary
Notes to Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Property, plant and equipment:   Property, plant and equipment are recorded at cost, less accumulated depreciation. Expenditures for additions and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred; however, maintenance and repairs that improve or extend the life of existing assets are capitalized. The carrying amount of assets disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses from property and equipment disposals are recognized in the year of disposal. Property, plant and equipment is depreciated using the straight-line method over the following estimated useful lives:
Land	Indefinite
Building	30 years
Property improvements	7 to 10 years
Motor pumps	10 years
Motor vehicles	5 years
Furniture and equipment	3 to 7 years
Impairment of long-lived assets:   The Company periodically evaluates the carrying value of long-lived assets to be held and used, including but not limited to capital assets, when events and circumstances warrant such a review. The carrying value of the long-lived asset is considered impaired when the anticipated undiscounted cash flows from such asset are less than its carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value would be determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. No indicators of impairment were identified as of November 16, 2016 and September 30, 2016 and 2015.
Revenue recognition:   The Company recognizes revenue in the period in which concrete pump services are performed, provided all of the following criteria are met: (a) persuasive evidence of an arrangement exists, (b) the service has been performed or delivery has occurred, (c) the price is fixed or determinable, and (d) collectability is reasonably assured. Taxes collected from customers and remitted to government agencies for specific-revenue producing transactions are recorded net with no effect on the income statement.
Income taxes:   The Company computes deferred income tax assets and liabilities annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense includes both the current income taxes payable or refundable and the change during the period in the deferred tax assets and liabilities.
The Company accounts for uncertain tax positions by following a two-step process for the measurement of uncertain tax positions that have been taken or are expected to be taken in a tax return. The first step is a determination of whether the tax position should be recognized in the financial statements. The second step determines the measurement of the tax position. Any tax benefit from an uncertain tax position is only recognized in the consolidated balance sheets if the tax position is more likely than not to be sustained upon an examination. As of November 16, 2016, and September 30, 2016 and 2015, the Company did not require a liability for uncertain tax positions and did not accrue any potential interest or penalties.
The Company files income tax returns in the UK. The Company’s national statutes are generally open for one year following the statutory filing period. The Company is no longer subject to income tax examinations by HM Revenue & Customs for years before 2016.

Camfaud Concrete Pumps Limited and Subsidiary
Notes to Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Concentration of credit risk:   Cash balances held at financial institutions in the UK may, at times, be in excess of insured limits of the Financial Services Compensation Scheme. It is management’s belief that the Company places their cash balances in high-credit quality financial institutions.
The Company’s customer base is dispersed across the U.K. The Company performs ongoing evaluations of their customers’ financial condition and requires no collateral to support credit sales. As of November 16, 2016 and September 30, 2016, one customer represented approximately 15 percent and 14 percent, respectively, of trade receivables. As of September 30, 2016, no customer represented more than 10 percent of trade receivables.
Major customers:   During the period ended November 16, 2016, one customer represented approximately 15 percent of sales. During the years ended September 30, 2016 and 2015, no customer represented more than 10 percent of sales.
Reclassifications:   Certain amounts on the consolidated statement of cash flows for the year ended September 30, 2015, have been reclassified for consistency with the presentation used in the period ended November 16, 2016 and the year ended September 30, 2016. These reclassifications had effect on the reported results of operations. An adjustment has been made to the consolidated statement of cash flows for the year ended September 30, 2015, to reclassify £153,246 from dividends paid in the financing activities section to reduce the net increase in accrued expenses and other current liabilities in the operating activities section.
Recent accounting pronouncements:   In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU No. 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the effect that the standard will have on the consolidated financial statements.

Camfaud Concrete Pumps Limited and Subsidiary
Notes to Consolidated Financial Statements

Note 3. Property, Plant and Equipment
The significant components of property, plant and equipment as of November 16, 2016, and September 30, 2016 and 2015, are as follows:
	November 16, 2016	September 30, 2016	September 30, 2015
Land	£275,000	£275,000	£275,000
Building	240,450	240,450	240,450
Property improvements	106,124	106,124	106,124
Motor pumps	18,611,793	18,611,793	16,636,211
Motor vehicles	401,892	401,892	360,999
Furniture and equipment	372,869	371,409	343,395
	20,008,128	20,006,668	17,962,179
Less accumulated depreciation	(8,628,229)	(8,485,511)	(7,992,905)
Property, plant and equipment, net	£11,379,899	£11,521,157	£9,969,274

Depreciation expense for the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, was £142,718, £1,013,300 and £841,120, respectively, of which £128,583, £904,636 and £760,205 is included in cost of operations, respectively. Depreciation expense not recorded to cost of operations is included as a component of general and administrative expenses.
Note 4. Equity Method Investment
During 2014, the Company created United Concrete Pumping Ltd. (UCP), a joint venture co-owned by Premier Concrete Pumping Group Ltd. (PCP). The entity was established in order to perform concrete pumping services in the UK. UCP was initially capitalized with a £1,300,000 investment to be used to fund the acquisitions of South Coast Concrete Pumping Limited and South Coast Concrete Pumping UK Limited, and was split evenly between the Company and PCP. The Company and PCP have a 50 percent equity ownership interest in UCP, with neither party having control over UCP. Accordingly, the Company accounts for its investment in UCP using the equity method of accounting. Under the equity method of accounting, the Company’s investment was initially recorded at cost with subsequent adjustments to the carrying value to recognize additional investments in or distributions from UCP, as well as the Company’s share of UCP’s earnings, losses and/or changes in capital. The Company’s portion of UCP’s net income for the years ended September 30, 2016 and 2015, was £284,080 and £411,808, respectively. The Company records its share of its equity method investment’s operating results based on the most recent fiscal year end of the investment that precedes the fiscal year end for which the Company is reporting in accordance with U.S. GAAP. Accordingly, for the period ended November 16, 2016, the Company has not recorded any amounts related to UCP’s results of operations as the most recently available financial statements of UCP preceding November 16, 2016, have been recorded in the year ended September 30, 2016.

Camfaud Concrete Pumps Limited and Subsidiary
Notes to Consolidated Financial Statements

Note 4. Equity Method Investment – (Continued)

UCP’s summarized financial information as of and for the years ended May 31, 2016 and 2015, is presented below:
	(Unaudited) May 31, 2016	(Unaudited) May 31, 2015
Assets	£6,250,289	£5,465,663
Liabilities	(5,407,107)	(5,190,143)
Stockholders’ equity	£843,182	£275,520
Sales, net	£6,344,812	£5,129,375
Expenses	(5,776,652)	(4,712,302)
Other income	—	406,543
Net income	£568,160	£823,616

Note 5. Capital Leases
The Company has various lease financing agreements which are used to finance capital expenditures for operating equipment. During 2015, Camfaud entered into nine new capital lease agreements totaling £2,271,830, inclusive of value added tax. During 2016, Camfaud entered into eight new capital lease agreements totaling £2,430,000, inclusive of value added tax. Total interest expense related to the Company’s capital leases was approximately £11,000, £109,000 and £131,000 for the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, respectively.
The gross carrying amount of property and equipment under capital lease and related accumulated amortization has been included in property, plant and equipment in the consolidated balance sheets. Amortization relating to assets acquired under capital leases has been included in depreciation expense.
As of November 16, 2016, future minimum lease payments are as follows:
Years ending September 30:
2017 (excluding payments made during the period ended November 16, 2016)	£1,333,549
2018	756,322
2019	346,521
Total payments	2,436,392
Less interest expense	(75,310)
Principal payments	£2,361,082

Camfaud Concrete Pumps Limited and Subsidiary
Notes to Consolidated Financial Statements

Note 6. Income Taxes
The components of the provision for income taxes for the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, are as follows:
	Period Ended November 16, 2016	September 30, 2016	September 30, 2015
Current tax provision:
UK Corporation tax	£174,241	£1,208,772	£697,224
Total current tax provision	174,241	1,208,772	697,224
Deferred tax provision:
UK Corporation tax	(1,916)	48,428	170,549
Total deferred tax provision	(1,916)	48,428	170,549
Net provision for income taxes	£172,325	£1,257,200	£867,773

For the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, the income tax provision differs from the expected tax provision computed by applying the UK statutory rate to income before taxes as a result of the following:
	Period Ended November 16, 2016	September 30, 2016	September 30, 2015
Provision for income taxes at UK statutory rate	£130,877	£1,344,946	£983,002
Expenses not deductible for tax purposes	42,928	23,619	5,078
Equity method investment	—	(56,816)	(84,417)
Changes in deferred tax rate	(1,480)	(54,549)	(35,890)
Income tax provision	£172,325	£1,257,200	£867,773

The tax effects of the temporary differences giving rise to the Company’s net deferred tax liabilities as of November 16, 2016 and September 30, 2016 and 2015, are summarized as follows:
	November 16, 2016	September 30, 2016	September 30, 2015
Deferred tax assets:
Accrued pension	£204	£1,059	£—
Total net deferred tax assets	204	1,059	—
Deferred tax liabilities:
Accelerated capital allowances	(936,674)	(939,445)	(889,958)
Total net deferred tax liabilities	(936,674)	(939,445)	(889,958)
Net deferred tax liabilities	£(936,470)	£(938,386)	£(889,958)

Note 7. Commitments and Contingencies
Employee benefit plan:   The Company operates a Small Self-Administered Scheme (SSAS), Camfaud Concrete Pumps Limited’s Employee Pension Scheme, which is the equivalent of a U.S. defined contribution pension plan. The assets of the plan are held separately from those of the Company in an independently administered fund. Contributions by the Company to the SSAS amounted to £4,119, £103,722 and £341,144 for the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, respectively.

Camfaud Concrete Pumps Limited and Subsidiary
Notes to Consolidated Financial Statements

Note 7. Commitments and Contingencies – (Continued)

Operating leases:   The Company leases office and depot facilities under non-cancelable operating leases with various expiration dates through September 2022. Monthly lease payments range from £121 to £8,750. Total rental expense for the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, was £32,274, £217,064 and £218,804, respectively, which also includes the Company’s month-to-month leases.
The following is a summary of future minimum lease payments under non-cancellable operating leases with terms greater than one year:
Years ending September 30:
2017 (excluding payments made during the period ended November 16, 2016)	£87,500
2018	105,000
2019	105,000
2020	105,000
2021	105,000
Thereafter	105,000
£612,500

Claims and litigation:   The Company is involved from time to time in litigation incidental to the conduct of its business and routinely assesses all litigation and threatened litigation as to the probability of ultimately incurring a liability, and records the best estimate of the ultimate loss in situations where the Company assesses the likelihood of loss as probable. Although the Company does not expect that the outcome of any of these matters, individually or collectively, will have a material adverse effect on financial condition or results of operations, litigation is inherently unpredictable. Therefore, judgments could be rendered or settlements entered, that could adversely affect operating results or cash flows in a particular period.
Note 8. Related Party Transactions
As of September 30, 2015, the Company had an outstanding loan due to Camfaud Concrete Pumps Limited’s Employee Pension Scheme (EPS). The original proceeds from the loan was used to fund capital expenditures and was issued in accordance with laws in the UK. Interest was charged at an agreed rate and the interest expense on this loan during the years ended September 30, 2016 and 2015, was £8,784 and £13,140, respectively. During the year ended September 30, 2016, the outstanding balance was repaid in full.
During the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, the Company paid £17,500, £105,000 and £105,000, respectively, to Camfaud Concrete Pumps Limited’s EPS, and £6,000, £36,000 and £36,000, respectively, to Faud Properties Limited, in respect of the rental of the Company’s corporate headquarters and satellite depots.
Included within prepaid expenses and other current assets as of September 30, 2015, is an amount due to the Company of  £150,050 from UCP. During the year ended September 30, 2016, UCP repaid this amount in full.
During the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, the Company made sales and purchases with South Coast Concrete Pumping Limited (SCCP), a wholly owned subsidiary of UCP. Sales to SCCP during the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, were £73,802, £304,070 and £182,312, respectively. Purchases from SCCP during the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, was £51,123, £214,031 and £194,841, respectively. At November 16, 2016, and September 30, 2016 and 2015,

Camfaud Concrete Pumps Limited and Subsidiary
Notes to Consolidated Financial Statements

Note 8. Related Party Transactions – (Continued)

included within trade receivables is a balance of  £88,563, £86,576 and £15,457, respectively, owed to the Company by SCCP. At November 16, 2016, and September 30, 2016 and 2015, included within accounts payable is a balance of  £62,997, £53,417 and £16,899, respectively, owed to SCCP by the Company.
During the year ended September 30, 2016, the Company made sales to PCP in the amount of  £37,240.
During the period ended November 16, 2016 and the years ended September 30, 2016 and 2015, the Company made purchases from Premier Pipeline Limited (PPL), a wholly owned subsidiary of PCP, totaling £6,010, £20,541 and £52,189, respectively. At November 16, 2016, and September 30, 2016 and 2015, included within accounts payable is a balance of  £7,212, £2,040 and £11,286, respectively, owed to PPL by the Company.
As of September 30, 2016 and 2015, the Company had accrued dividends owed to Directors of the Company in the amount of  £186,337 and £618,511, respectively, included as a component of accrued expenses and other current liabilities on the accompanying consolidated balance sheets.
Note 9. Subsequent Events
The Company has evaluated subsequent events through August 28, 2018, the date which the consolidated financial statements were available to be issued.
On November 17, 2016, the Company was acquired by Concrete Pumping Holdings, Inc. (CPH), a United States based corporation, at which point the Company became a wholly-owned subsidiary of CPH. As a result of the acquisition, the Company fair valued its accounts in accordance with ASC 805, Business Combinations. The impact of those fair value adjustments under ASC 805 have not been reflected in these consolidated financial statements as of and for the period ended November 16, 2016, and as of and for the years ended September 30, 2016 and 2015.

Camfaud Concrete Pumps Limited and Subsidiary
Consolidated Balance Sheets — US Dollars
November 16, 2016, September 30, 2016 and 2015
	November 16, 2016	September 30, 2016	September 30, 2015
Assets
Current assets:
Cash	$5,642,540	$6,670,112	$3,763,527
Trade receivables, net	3,677,714	3,886,965	3,849,482
Prepaid expenses and other current assets	151,621	107,441	336,589
Total current assets	9,471,875	10,664,518	7,949,598
Property, plant and equipment, net	14,159,030	15,002,090	15,114,117
Equity method investment	1,897,930	1,986,282	1,881,936
Total assets	$25,528,835	$27,652,890	$24,945,651
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$562,141	$690,522	$572,279
Accrued expenses and other current liabilities	791,308	614,494	1,333,491
Corporate tax payable	658,981	925,029	614,422
Other taxes and social security payable	470,672	1,285,879	1,148,220
Capital lease obligations, current portion	1,677,938	2,077,596	2,173,041
Related party note payable, current portion	—	—	202,647
Total current liabilities	4,161,040	5,593,520	6,044,100
Capital lease obligations, less current portion	1,259,753	1,573,677	2,001,635
Related party note payable, less current portion	—	—	184,741
Deferred income taxes	1,165,169	1,221,904	1,349,239
Total liabilities	6,585,962	8,389,101	9,579,715
Commitments and contingencies (Note 7)
Stockholders’ equity:
Common shares, $1.65 par value, 1,000,000 shares authorized, 10,000 shares issued and outstanding	16,489	16,489	16,489
Accumulated other comprehensive loss	(4,470,661)	(3,616,060)	(879,203)
Retained earnings	23,397,045	22,863,360	16,228,650
	18,942,873	19,263,789	15,365,936
Total liabilities and stockholders’ equity	$25,528,835	$27,652,890	$24,945,651

*
In this supplemental schedule, local currency amounts have been translated from Great British Pounds (GBP) into United States Dollars (USD) at a rate of approximately 1 GBP to 1.24 USD, 1 GBP to 1.30 USD, and 1 GBP to 1.52 USD as of November 16, 2016, September 30, 2016 and 2015, respectively, with the exception of equity, which has been translated consistent with the Consolidated Statements of Changes in Stockholders’ Equity — US Dollars supplemental schedule. Such translation should not be construed as representations that the local currency amounts represent, have been, or could be converted into United States Dollars at that or any other rate.

Camfaud Concrete Pumps Limited and Subsidiary
Consolidated Statements of Income — US Dollars
For the Period from October 1, 2016 to November 16, 2016 and Years Ended September 30, 2016 and 2015
	Period Ended November 16, 2016	September 30, 2016	September 30, 2015
Sales, net	$2,961,412	$25,106,482	$21,614,110
Cost of operations	1,494,886	12,252,458	10,960,259
Gross profit	1,466,526	12,854,024	10,653,851
General and administrative expenses	644,237	3,537,899	3,687,556
Income from operations	822,289	9,316,125	6,966,295
Other income (expense):
Interest expense, net	(12,474)	(155,562)	(216,250)
Other income	929	12,034	23,487
Gain on equity method investment	—	404,579	636,320
	(11,545)	261,051	443,557
Income before income taxes	810,744	9,577,176	7,409,852
Income tax provision	213,501	1,790,470	1,340,872
Net income	$597,243	$7,786,706	$6,068,980

*
In this supplemental schedule, local currency amounts have been translated from Great British Pounds (GBP) into United States Dollars (USD) at an average rate of approximately 1 GBP to 1.24 USD, 1 GBP to 1.42 USD, and 1 GBP to 1.55 USD for the period ended November 16, 2016, and the years ended September 30, 2016 and 2015, respectively. Such translation should not be construed as representations that the local currency amounts represent, have been, or could be converted into United States Dollars at that or any other rate.

Camfaud Concrete Pumps Limited and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity — US Dollars
For the Period from October 1, 2016 to November 16, 2016 and Years Ended September 30, 2016 and 2015
	Common Shares	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Total
Balance, October 1, 2014	$16,489	$(1,148,119)	$11,654,565	$10,522,935
Dividends	—	—	(1,494,895)	(1,494,895)
Net income	—	—	6,068,980	6,068,980
Foreign currency translation adjustment	—	268,916	—	268,916
Balance, September 30, 2015	16,489	(879,203)	16,228,650	15,365,936
Dividends	—	—	(1,151,996)	(1,151,996)
Net income	—	—	7,786,706	7,786,706
Foreign currency translation adjustment	—	(2,736,857)	—	(2,736,857)
Balance, September 30, 2016	16,489	(3,616,060)	22,863,360	19,263,789
Dividends	—	—	(63,558)	(63,558)
Net income	—	—	597,243	597,243
Foreign currency translation adjustment	—	(854,601)	—	(854,601)
Balance, November 16, 2016	$16,489	$(4,470,661)	$23,397,045	$18,942,873

*
In this supplemental schedule, local currency amounts have been translated from Great British Pounds (GBP) into United States Dollars (USD) at an average rate of approximately 1 GBP to 1.65 USD for common stock, 1 GBP to 1.62 USD for retained earnings as of October 1, 2014, and an average rate of approximately 1 GBP to 1.24 USD, 1 GBP to 1.42 USD, and 1 GBP to 1.55 USD for dividends and net income for the period ended November 16, 2016, and the years ended September 30, 2016 and 2015, respectively. Such translations should not be construed as representations that the local currency amounts represent, have been, or could be converted into United States Dollars at that or any other rate.

Camfaud Concrete Pumps Limited and Subsidiary
Consolidated Statements of Cash Flows — US Dollars
For the Period from October 1, 2016 to November 16, 2016 and Years Ended September 30, 2016 and 2015
	Period Ended November 16, 2016	September 30, 2016	September 30, 2015
Cash flows from operating activities:
Net income	$597,243	$7,786,706	$6,068,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	176,820	1,443,115	1,299,688
Deferred income taxes	(2,374)	68,970	263,530
Gain on equity method investment	—	(404,579)	(636,320)
Gain on sale of property, plant and equipment	—	(83,684)	(427,397)
Net changes in operating assets and liabilities:
Trade receivables, net	36,202	(635,116)	(440,519)
Prepaid expenses and other current assets	(48,751)	198,675	(33,812)
Accounts payable	(97,252)	217,649	(71,242)
Accrued expenses and other current liabilities	434,144	34,915	695,819
Corporate tax payable	(223,951)	434,547	138,563
Other taxes and social security payable	(754,801)	904,565	647,300
Net cash provided by operating activities	117,280	9,965,763	7,504,590
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,809)	(961,919)	(1,823,886)
Proceeds from sale of property, plant and equipment	—	276,290	760,232
Net cash used in investing activities	(1,809)	(685,629)	(1,063,654)
Cash flows from financing activities:
Payments on related party note payable	—	(363,906)	(370,286)
Payments on capital lease obligations	(548,837)	(3,388,888)	(3,004,605)
Dividends paid	(294,419)	(1,767,487)	(1,271,803)
Net cash used in financing activities	(843,256)	(5,520,281)	(4,646,694)
Effect of exchange rate on cash	(299,787)	(853,268)	(172,009)
Net (decrease) increase in cash	(1,027,572)	2,906,585	1,622,233
Cash:
Beginning of year or period	6,670,112	3,763,527	2,141,294
End of year or period	$5,642,540	$6,670,112	$3,763,527
Supplemental cash flow information:
Cash paid for interest	$13,828	$167,316	$222,708
Cash paid for income taxes	$439,826	$1,286,954	$938,778
Supplemental disclosure of non cash investing and financing activities:
Property, plant and equipment acquired through capital leases	$—	2,883,950	$2,925,336

*
In this supplemental schedule, local currency amounts have been translated from Great British Pounds (GBP) into United States Dollars (USD) at a rate of approximately 1 GBP to 1.24 USD, 1 GBP to 1.42 USD, and 1 GBP to 1.55 USD for the period ended November 16, 2016, and the years ended September 30, 2016 and 2015, respectively. Such translation should not be construed as representations that the local currency amounts represent, have been, or could be converted into United States Dollars at that or any other rate.

ANNEX A-1

AGREEMENT AND PLAN OF MERGER,
dated as of
September 7, 2018
by and among
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.,
INDUSTREA ACQUISITION CORP.,
CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP.,
CONCRETE PUMPING MERGER SUB INC.,
INDUSTREA ACQUISITION MERGER SUB INC.,
CONCRETE PUMPING HOLDINGS, INC.
and
PGP INVESTORS, LLC, as the Holder Representative

A-i

A-ii

A-iii

Annexes
Annex A	– Illustrative Net Working Capital Calculation
Annex B-1	– Form of Certificate of Concrete Merger
Annex B-2	– Form of Certificate of Industrea Merger
Annex C-1	– Form of Certificate of Incorporation of Concrete Surviving Corporation
Annex C-2	– Form of Bylaws of Concrete Surviving Corporation
Annex D-1	– Form of Certificate of Incorporation of Industrea Surviving Corporation
Annex D-2	– Form of Bylaws of Industrea Surviving Corporation
Annex E	– Form of Concrete Merger Letter of Transmittal
Annex F	– Form of Escrow Agreement
Annex G	– Accounting Principles
Annex H	– Form of FIRPTA Certificate
Annex I-1	– Form of Non-Management Rollover Agreement
Annex I-2	– Form of Management Rollover Agreement
Annex I-3	– Form of UK Share Purchase Agreement
Annex J	– R&W Insurance Policy
Annex K-1	– Newco A&R Charter
Annex K-2	– Newco A&R Bylaws
Annex L	– Debt Commitment Letters
A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”), dated as of September 7, 2018, is entered into by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Industrea (“Newco”), Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Concrete Parent”), Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Concrete Parent (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”), and PGP Investors, LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative hereunder.
RECITALS
WHEREAS, the board of directors of the Company (the “Company Board”), subject to the terms and conditions set forth herein, has (i) declared the advisability of this Agreement and approved this Agreement, and (ii) resolved to recommend approval and adoption of this Agreement by all of the stockholders of the Company entitled to approve and adopt this Agreement;
WHEREAS, the board of directors of Concrete Parent has (i) declared the advisability of this Agreement and approved this Agreement and (ii) resolved to recommend approval and adoption of this Agreement, the Concrete Merger (as defined herein) and the other transactions contemplated hereby by Newco as the sole stockholder of Concrete Parent;
WHEREAS, the board of directors of Concrete Merger Sub has (i) declared the advisability of this Agreement and approved this Agreement and (ii) resolved to recommend approval and adoption of this Agreement, the Concrete Merger (as defined herein) and the other transactions contemplated hereby by Concrete Parent as the sole stockholder of Concrete Merger Sub;
WHEREAS, Concrete Parent has approved and adopted this Agreement in its capacity as the sole stockholder of Concrete Merger Sub;
WHEREAS, the board of directors of Industrea Merger Sub has (i) declared the advisability of this Agreement and approved this Agreement and (ii) resolved to recommend approval and adoption of this Agreement, the Industrea Merger (as defined herein) and the other transactions contemplated hereby by Newco as the sole stockholder of Industrea Merger Sub;
WHEREAS, in connection with the consummation of the Mergers, it is contemplated that Newco will amend and restate its certificate of incorporation in the form attached hereto as Annex K-1 and amend and restate its bylaws in the form attached hereto as Annex K-2 (such amendment and restatement of the certificate of incorporation and bylaws, the “Newco Charter& Bylaws Amendment”);
WHEREAS, the board of directors of Newco, subject to the terms and conditions set forth herein, has (i) declared the advisability of this Agreement and approved this Agreement, the Newco Charter & Bylaws Amendment and the other transactions contemplated hereby, and (ii) resolved to recommend approval and adoption of this Agreement, the Newco Charter & Bylaws Amendment and the other transactions contemplated hereby by all of the stockholders of Newco entitled to approve and adopt this Agreement;
WHEREAS, Newco has approved and adopted this Agreement in its capacity as the sole stockholder of Concrete Parent and Industrea Merger Sub;
WHEREAS, the board of directors of Industrea has (i) declared the advisability of this Agreement and approved this Agreement and (ii) resolved to recommend approval and adoption of this Agreement, the Industrea Merger (as defined herein) and the other transactions contemplated hereby of this Agreement by all of the stockholders of Industrea;
WHEREAS, concurrent with the execution of this Agreement, the Company shall obtain, in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”), a written consent of the stockholders of the Company approving and adopting this Agreement, the Mergers and the other transactions contemplated hereby in accordance with Section 251 of the DGCL (the “Written Consent”);

WHEREAS, as a condition and material inducement to Industrea’s execution and delivery of this Agreement, contemporaneously with the execution and delivery of this Agreement, certain Pre-Closing Holders have executed and delivered to Industrea a restrictive covenant agreement (the “Restrictive Covenant Agreements”);
WHEREAS, as a condition and material inducement to Newco’s execution and delivery of this Agreement, contemporaneously with the execution and delivery of this Agreement, certain Pre-Closing Holders (the “Rollover Holders”) have executed and delivered to Newco (i) a rollover agreement substantially in the form of Annex I-1 (the “Non-Management Rollover Agreement”) pursuant to which such Rollover Holder has agreed to contribute his, her or its Rollover Shares to Newco in exchange for shares of Newco Common Stock (“Newco Common Shares”) as set forth in such Rollover Holder’s Non-Management Rollover Agreement or (ii) if such Rollover Holder holds Rollover ISOs, a stock option acknowledgement and rollover agreement substantially in the form of Annex I-2 (the “Management Rollover Agreements”, and together with the Non-Management Rollover Agreement, the “Rollover Agreements”) pursuant to which such Rollover Holder has agreed to contribute his, her or its Rollover ISOs and, if applicable, Rollover Shares to Newco in exchange for, respectively, (x) fully-vested tax-qualified incentive stock options covering Newco Common Shares (with such exchange conducted in accordance with the requirements of Section 424(a) of the Code), and (y) if applicable, Newco Common Shares, in each case, as set forth in such Rollover Holder’s Management Rollover Agreement;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain debt and equity holders (the “UK Rollover Investors”) of Camfaud Group Limited (f/k/a Oxford Pumping Holdings Ltd.), a private limited company incorporated under the Laws of England and Wales and an indirect Subsidiary of the Company (“Camfaud”) (i) have entered into that certain Share Purchase Agreement dated as of the date hereof in the form of Annex I-3 (the “UK Share Purchase Agreement”), by and among Lux Concrete Holdings II S.á r.l., a company incorporated in Luxembourg and an indirect Subsidiary of the Company (“Lux II”), and the UK Rollover Investors, and (ii) in connection with the Closing, will enter into those certain Put and Call Options in the form attached to the UK Share Purchase Agreement (the “UK Put/Call Agreement”) by and among the UK Rollover Investors, Lux II, the Company, Concrete Parent, Newco and the other Subsidiaries of the Company named therein, pursuant to which, on the terms set forth therein, in connection with the consummation of the transactions contemplated by this Agreement, Lux II has agreed to acquire from the UK Rollover Investors all of the outstanding indebtedness owed by Camfaud to the UK Rollover Investors as well as all outstanding B ordinary shares of  £0.02 each in Camfaud held by the UK Rollover Investors, in each case for consideration consisting of cash and/or unsecured loan notes issued to the UK Rollover Investors by Lux II;
WHEREAS, prior to the Closing, Argand Partners LP or one or more of its Affiliates (the “Argand Investor”), shall, pursuant to a subscription agreement entered into contemporaneously with the execution and delivery of this Agreement, a copy of which has been provided to the Holder Representative (the “Argand Subscription Agreement”), subscribe for and purchase shares of Industrea Common Stock for an aggregate purchase price of no less than $54,400,000 as set forth therein (the “Argand Equity Investment”), and immediately thereafter Industrea shall cause the transfer of the proceeds of the Argand Equity Investment to Concrete Parent;
WHEREAS, prior to the Closing, (i) an institutional investor (the “Lead Common Investor”), shall, pursuant to a subscription agreement entered into contemporaneously with the execution and delivery of this Agreement, a copy of which has been provided to the Holder Representative (the “Lead Common Subscription Agreement”), subscribe for and purchase shares of Industrea Common Stock for an aggregate purchase price of  $17,500,000 as set forth therein (the “Lead Common Equity Investment”) and (ii) Nuveen Alternatives Advisors, LLC, on behalf of one or more funds and accounts (the “Nuveen Investor” and together with the Lead Common Investor, the “Third Party PIPE Investors”), shall, pursuant to a subscription agreement entered into contemporaneously with the execution and delivery of this Agreement, a copy of which has been provided to the Holder Representative (the “Nuveen Subscription Agreement” and together with the Lead Common Subscription Agreement, the “Third Party PIPE Subscription Agreements”), subscribe for and purchase shares of Newco preferred stock for an aggregate purchase price of  $25,000,000 as set forth therein (the “Nuveen Equity Investment” and together with the Lead Common Investment, the “Third Party PIPE Investment”);

WHEREAS, for U.S. federal and applicable state income Tax purposes, the Rollover, taken together with the Industrea Merger, the Argand Equity Investment, the Third Party PIPE Investment, the UK Rollover Investment and any other relevant contributions to Newco, is intended to be a contribution of property qualifying under Section 351 of the Code;
WHEREAS, as a condition and material inducement to the Company’s execution and delivery of this Agreement, contemporaneously with the execution and delivery of this Agreement, the Argand Investor has executed and delivered to the Company an expense reimbursement letter in favor of the Company (the “Expense Reimbursement Letter”); and
WHEREAS, for certain limited purposes, and subject to the terms set forth herein, the Holder Representative shall serve as a representative of the Pre-Closing Holders (defined below).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub and the Company agree as follows:
ARTICLE I.
CERTAIN DEFINITIONS
1.1 Definitions.   As used herein, the following terms shall have the following meanings:
“2021 Notes Indenture” means that certain Indenture for the 10.375% Senior Secured Notes Due 2021, dated as of August 18, 2014, among Brundage-Bone Concrete Pumping, Inc., a Colorado corporation (successor to BB Merger Sub, Inc.), the guarantors party thereto, Wilmington Trust, National Association, as trustee and collateral agent, along with all related supplemental indentures.
“2023 Notes Indenture” means that certain Indenture for 10.375% Senior Secured Notes Due 2023, dated September 8, 2017, among Brundage-Bone Concrete Pumping, Inc., the guarantors party thereto, Wilmington Trust, National Association, as trustee and collateral agent, along with all related supplemental indentures.
“Accounting Principles” means the accounting practices, policies, judgments and methodologies set forth on Annex G.
“Accounting Referee” has the meaning specified in Section 3.4(b).
“Accounts Receivable” has the meaning specified in Section 4.28.
“Acquisition Proposal” has the meaning specified in Section 6.6.
“Action” means any claim, action, suit, audit, assessment, arbitration, inquiry, proceeding or investigation, in each case, by or before any Governmental Authority.
“Adjustment Amount” has the meaning specified in Section 3.4(c).
“Adjustment Escrow Amount” means $2,000,000.
“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For the avoidance of doubt, following the Closing, Affiliates of Industrea shall include the Company and its Subsidiaries. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliate Agreement” means any Contract, other than this Agreement, between or among (i) any Pre-Closing Holder or any Affiliate of any Pre-Closing Holder or any Affiliate of the Company (in each case, other than the Company and its Subsidiaries), on the one hand, and (ii) the Company or a Subsidiary of the Company, on the other hand.

“Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by applicable Tax Law.
“Aggregate Fully-Diluted Shares” means the sum of  (i) the aggregate number of Preferred Shares held by all Pre-Closing Holders immediately prior to the Effective Time, plus (ii) the aggregate number of Common Shares held by all Pre-Closing Holders immediately prior to the Effective Time, plus (iii) the aggregate number of shares of Common Stock issuable upon the exercise in full of all Vested Options held by all holders immediately prior to the Effective Time, plus (iv) the aggregate number of Dissenting Shares immediately prior to the Effective Time.
“Aggregate Option Escrow Percentage” means a percentage equal to the sum of the Escrow Percentages of all Pre-Closing Holders solely in respect of such holders’ Vested Options that are outstanding as of immediately prior to the Effective Time.
“Aggregate Preferred Amount” means the sum of the Preferred Amount Per Share of all Preferred Shares issued and outstanding immediately prior to the Effective Time.
“Aggregate Rollover Amount” means the amount in U.S. dollars equal to the portion of the Merger Consideration that would have been paid in respect of all Rollover Shares and Rollover ISOs at the Closing pursuant to this Agreement if such Rollover Shares and Rollover ISOs were instead treated as shares of Company Stock that are not Rollover Shares or Vested Options that are not Rollover ISOs, respectively, as determined in accordance with the Rollover Agreements.
“Aggregate Stock Escrow Percentage” means a percentage equal to the sum of the Escrow Percentages of all Pre-Closing Holders solely in respect of such holders’ shares of Company Stock issued and outstanding as of immediately prior to the Effective Time.
“Aggregate Vested Option Exercise Price” means the sum of the cash exercise prices that would be payable upon exercise in full of all Vested Options that are outstanding as of immediately prior to the Effective Time.
“Agreement” has the meaning specified in the preamble hereto.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, the United Kingdom Bribery Act of 2010 (the “U.K. Bribery Act”), or any similar laws and regulations regarding corruption, bribery, ethical business conduct, or gifts, hospitalities, or expense reimbursements to public officials and private persons which are applicable in countries where the Company and its Subsidiaries engages in business.
“Antitrust Authority” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission and any other applicable foreign competition authority.
“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authority relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or any subpoena, interrogatory or deposition by any Antitrust Authority.
“Argand Equity Investment” has the meaning specified in the Recitals.
“Argand Investor” has the meaning specified in the Recitals.
“Argand Parties” has the meaning specified in Section 7.11.
“Argand Subscription Agreement” has the meaning specified in the Recitals.
“Audited Financial Statements” has the meaning specified in Section 4.8.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.
“Business Equipment” means any concrete boom pumps, vehicles, and related specialty equipment with an individual net book value in excess of  $50,000 or, in the case of any such assets that are held in the United Kingdom, £50,000.
“Camfaud” has the meaning specified in the Recitals.
“Camfaud Articles of Association” means the Articles of Association of Camfaud, adopted by special resolution passed on November 17, 2016.
“Cancelled Shares” has the meaning specified in Section 3.1(a).
“Cap” has the meaning specified in Section 12.4(a).
“Cash” of any Person as of any date means the book value of all cash and cash equivalents (including marketable securities and short term investments), and (i) includes checks, wire transfers and drafts deposited or available for deposit for such Person’s account, as well as petty cash and (ii) excludes issued but uncleared checks, wire transfers in transit and drafts issued by such Person.
“Cash Per Fully-Diluted Common Share” has the meaning specified in Section 3.1(g)(ii).
“Cash Per Fully-Diluted Preferred Share” has the meaning specified in Section 3.1(g)(i).
“Certificate” has the meaning specified in Section 3.2(b).
“Certificate of Concrete Merger” has the meaning specified in Section 2.1(a).
“Certificate of Industrea Merger” has the meaning specified in Section 2.1(c).
“Certificates of Merger” has the meaning specified in Section 2.1(c).
“Change in Recommendation” has the meaning specified in Section 7.9(e).
“Claims Notice” has the meaning specified in Section 12.5(b).
“Closing” has the meaning specified in Section 2.3.
“Closing Consideration Schedule” has the meaning specified in Section 3.3(b).
“Closing Date” has the meaning specified in Section 2.3.
“Closing Date Balance Sheet” has the meaning specified in Section 3.3(a)(iv).
“Closing Date Cash” has the meaning specified in Section 3.4(a).
“Closing Date Funded Debt” has the meaning specified in Section 3.4(a).
“Closing Date Net Working Capital” has the meaning specified in Section 3.4(a).
“Closing Date Payments” means (a) the payment in full, in cash, of the Merger Consideration, (b) the repayment in full of all Funded Debt of the Company as of the Closing Date required to be repaid or refinanced pursuant to its terms, (c) the payment of all Transaction Expenses payable as of the Closing Date, and (d) the payment of all costs, fees and expenses in connection with the foregoing on the Closing Date.
“Closing Statement” has the meaning specified in Section 3.4(a).
“Closing Transaction Expenses” has the meaning specified in Section 3.4(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Share” has the meaning specified in Section 3.1(c).
“Common Stock” means the common stock, par value $0.001 per share, of the Company.
“Company” has the meaning specified in the preamble hereto.

“Company Benefit Plan” has the meaning specified in Section 4.13(a).
“Company Cure Period” has the meaning specified in Section 10.1(b)(i).
“Company Fundamental Representations” has the meaning specified in Section 9.2(a).
“Company Leases” has the meaning specified in Section 4.20(a).
“Company Prepared Returns” has the meaning specified in Section 8.6(b)(i).
“Company Stock” means the Common Stock and the Preferred Stock.
“Concrete Merger” has the meaning specified in Section 2.1(a).
“Concrete Merger Constituent Corporations” has the meaning specified in Section 2.1(a).
“Concrete Merger Letter of Transmittal” has the meaning specified in Section 3.2(b).
“Concrete Merger Sub” has the meaning specified in the preamble hereto.
“Concrete Parent” has the meaning specified in the preamble hereto.
“Concrete Surviving Corporation” has the meaning specified in Section 2.1(b).
“Confidentiality Agreement” has the meaning specified in Section 8.7.
“Continuing Employees” has the meaning specified in Section 7.3(a).
“Contracts” means any written legally binding contracts, agreements, subcontracts, leases, licenses and purchase orders.
“Converted Option” has the meaning specified in Section 3.1(i)(iii).
“Current Assets” means as of any date, the consolidated current assets of the Company and its Subsidiaries, which current assets shall include only the line items set forth on Annex A attached hereto under the heading “Current Assets” and no other assets (including Cash); provided, that (i) if the Closing occurs on or before October 31, 2018, then current Tax assets (but for the avoidance of doubt, no deferred Tax assets) will be included in Current Assets, but (ii) if Closing occurs after October 31, 2018, then no Tax assets will be included in Current Assets.
“Current Liabilities” means as of any date, the consolidated current liabilities of the Company and its Subsidiaries, which current liabilities shall include only the line items set forth on Annex A attached hereto under the heading “Current Liabilities” and no other liabilities (including Funded Debt, Funded Debt Exclusions, Transaction Expenses and the Holder Representative Expense Amount); provided, that (i) if the Closing occurs on or before October 31, 2018, then current Tax liabilities (but for the avoidance of doubt, no deferred Tax liabilities) will be included in Current Liabilities, but (ii) if Closing occurs after October 31, 2018, then no Tax liabilities will be included in Current Liabilities.
“Cut-Off Date” has the meaning specified in Section 12.1(a).
“D&O Tail Premium” has the meaning specified in Section 7.2(b).
“Debt Commitment Letters” means the debt commitment letters with respect to senior secured term loan and asset based loan financing substantially in the forms attached hereto as Annex L, each as amended, supplemented or replaced in compliance with this Agreement or as required by Section 7.4, pursuant to which the financial institutions party thereto have agreed, subject only to the Financing Conditions set forth therein, to provide or cause to be provided the debt financing set forth therein for the purposes of financing the transactions contemplated hereby, including the Closing Date Payments.
“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letters.
“Debt Financing Period” means the first period of fifteen (15) consecutive Business Days, commencing on the first (1st) Business Day after the date of delivery of the Required Financial Information, throughout which Industrea shall have the Required Financial Information; provided, that (a) the Debt Financing Period shall end on any day that is the date on which the Debt Financing is consummated, (b) the Debt

Financing Period shall not be deemed to have commenced if, prior to the completion of such fifteen (15) consecutive Business Day period, (i) the Company’s independent accountants shall have withdrawn their audit opinion with respect to any of the Required Financial Information, in which case, the Debt Financing Period shall not be eligible to commence (and, for the avoidance of doubt, shall be deemed not to have commenced) unless and until a new audit opinion (without material qualifications), prepared in accordance with the PCAOB, is issued with respect thereto by the Company’s independent accountants, or (ii) the Company shall have announced any intention to restate any financial statements or financial information included in the Required Financial Information, in which case the Debt Financing Period shall not be eligible to commence unless and until such restatement has been completed and the relevant Required Financial Information has been amended or the Company has reasonably determined that no restatement shall be required, (c) if the Debt Financing Period shall not have been completed on or prior to December 21, 2018, then such Debt Financing Period shall be deemed not to have commenced until January 7, 2019, (d) the Debt Financing Period shall not include November 21, 2018 or November 23, 2018, and (e) if the Holder Representative shall in good faith reasonably believe that it has delivered the Required Financial Information, the Holder Representative may deliver to Industrea written notice to that effect (stating when the Holder Representative believes it completed any such delivery), in which case the Holder Representative shall be deemed to have delivered such Required Financial Information on the date specified in such notice and the Debt Financing Period shall be deemed to have commenced on the date specified in such notice, unless Industrea in good faith reasonably believes that the Holder Representative has not completed delivery of such Required Financial Information and, within two (2) Business Days after their receipt of such notice from the Holder Representative, Industrea delivers a written notice to the Holder Representative to that effect (stating with specificity what Required Financial Information the Holder Representative has not delivered).
“Deductible” has the meaning specified in Section 12.4(b).
“Deficit Amount” has the meaning specified in Section 3.4(e).
“Designated Person” has the meaning specified in Section 13.16(a).
“Determination Date” has the meaning specified in Section 3.4(b)3.4(b).
“DGCL” has the meaning specified in the Recitals.
“Disagreement Notice” has the meaning specified in Section 3.4(b).
“Dissenting Shares” has the meaning specified in Section 3.7.
“Dissenting Stockholders” has the meaning specified in Section 3.7.
“Effective Time” shall mean the Industrea Effective Time or the Concrete Effective Time, as applicable.
“Environmental Laws” means any and all applicable foreign, federal, state or local Laws relating to Hazardous Materials or the protection of the environment, natural resources or worker health as in effect prior to or on the date hereof.
“Environmental Permits” has the meaning specified in Section 4.22.
“Equity Financing” means the equity financing contemplated to be consummated pursuant to the Subscription Agreements.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any entity, any corporation or trade or business (whether or not incorporated) which is or was, at the relevant time, treated with such entity as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“Escrow Agent” has the meaning specified in Section 3.2(d)(i).
“Escrow Agreement” has the meaning specified in Section 8.2.
“Escrow Amount” means the sum of the Adjustment Escrow Amount and the Indemnity Escrow Amount.

“Escrow Funds” means, at any given time after Closing, the funds remaining in the account in which the Escrow Agent has deposited the Escrow Amount in accordance with the Escrow Agreement, including any amount of interest actually earned.
“Escrow Percentage” means, with respect to any Pre-Closing Holder, a ratio (expressed as a percentage) equal to (i) the sum of  (A) the number of Preferred Shares held by such holder immediately prior to the Effective Time, (B) the number of Common Shares held by such holder immediately prior to the Effective Time, and (C) the number of shares of Common Stock issuable upon the exercise of all Vested Options (if any) held by such holder immediately prior to the Effective Time, divided by (ii) the sum of (A) the aggregate number of Preferred Shares held by all Pre-Closing Holders immediately prior to the Effective Time, (B) the aggregate number of Common Shares held by all Pre-Closing Holders immediately prior to the Effective Time and (C) the aggregate number of shares of Common Stock issuable upon the exercise in full of all Vested Options held by all holders immediately prior to the Effective Time, excluding, in each case, any Dissenting Shares.
“Estimated Closing Date Cash” has the meaning specified in Section 3.3(a).
“Estimated Closing Date Funded Debt” has the meaning specified in Section 3.3(a).
“Estimated Closing Date Net Working Capital” has the meaning specified in Section 3.3(a).
“Estimated Net Working Capital Adjustment Amount” means the amount, which may be positive or negative, equal to (i) Estimated Closing Date Net Working Capital, minus (ii) $20,067,000.
“Estimated Transaction Expenses” has the meaning specified in Section 3.3(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” has the meaning specified in Section 3.2(a).
“Exchange Ratio” means a fraction, the numerator of which equals the Cash Per Fully-Diluted Common Share (assuming all Vested Options and Rollover ISOs have been fully exercised in exchange for Common Shares as of such time) and the denominator of which equals the fair market value of a Newco Common Share immediately prior to the Effective Time, as determined in good faith by Newco.
“Existing Notes” means (i) Brundage-Bone Concrete Pumping, Inc.’s 10.375% Senior Secured Notes due 2023 and (ii) Brundage-Bone Concrete Pumping, Inc.’s 10.375% Senior Secured Notes due 2021.
“Existing Notes Indentures” means (i) the 2021 Notes Indenture and (ii) the 2023 Notes Indenture.
“Existing Notes Redemptions” has the meaning specified in Section 6.4(b).
“Existing Representation” has the meaning specified in Section 13.16(a).
“Expense Reimbursement Letter” has the meaning specified in the Recitals.
“Filing Requirements” means: (x) on or prior to September 10, 2018, the Company shall have provided to Industrea all of the information described in Section 7.9(d) hereof that is required to be included in the Registration Statement, including (1) all audited financial statements (and notes thereto) of the Company and its Subsidiaries, prepared in compliance with Regulation S-X and accompanied by an unqualified audit report of BDO USA LLP (“BDO”) with respect thereto (including all required audited financial statements of businesses acquired by the Company accompanied by an unqualified audit report from RSM LLP (“RSM”) with respect thereto) and (2) all unaudited interim financial statements (and notes thereto) of the Company and its Subsidiaries and pro forma historical financial information (and notes thereto) of the Company and its Subsidiaries, in each case prepared in compliance with Regulation S-X and having been reviewed by BDO and RSM which shall have advised the Company in writing (e-mail being sufficient) that it has no further comments thereon, (3) written consents from each of BDO and RSM providing such firm’s consent to the inclusion of such firm’s audit report within the Registration Statement, and (y) on or prior to September 10, 2018, the Company shall have provided written authorization (e-mail being sufficient), on behalf of itself and its applicable advisors, to Industrea to proceed with the filing of the Registration Statement.
“Final Closing Balance Sheet” has the meaning specified in Section 3.4(a).

“Financial Statements” has the meaning specified in Section 4.8.
“Financing Conditions” means with respect to the Debt Financing, the conditions precedent set forth in Exhibit C to each Debt Commitment Letter.
“Financing Failure Event” has the meaning specified in Section 7.4(a).
“Financing Sources” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing (including, for the avoidance of doubt, the financial institutions party to the Debt Commitment Letters) or other financings in connection with the transactions contemplated hereby, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective affiliates, and their and their respective affiliates’ officers, directors, employees, counsel, agents and representatives and their respective successors and assigns.
“Flow-Thru Entity” means (a) any entity, plan or arrangement that is treated for U.S. federal Income Tax purposes as a partnership, (b) a “controlled foreign corporation” within the meaning of Code Section 957, or (c) a “passive foreign investment corporation” within the meaning of Code Section 1297.
“Foreign Benefit Plan” has the meaning specified in Section 4.13(a).
“Fully-Diluted Percentage” means, with respect to any Pre-Closing Holder, a ratio (expressed as a percentage) equal to (x) the sum of  (A) the number of Preferred Shares held by such holder immediately prior to the Effective Time, (B) the number of Common Shares held by such holder immediately prior to the Effective Time and (C) the number of shares of Common Stock issuable upon the exercise of all Vested Options (if any) held by such holder immediately prior to the Effective Time, divided by (y) the Aggregate Fully-Diluted Shares.
“Funded Debt” means, without duplication, (a) all indebtedness of the Company and its consolidated Subsidiaries for borrowed money (including (x) letters of credit to the extent drawn, (y) the Existing Notes and (z) the UK Facility and the UK Acquisition Loans), (b) all obligations of the Company and its consolidated Subsidiaries as of such date under leases that have been recorded as capital leases in accordance with the Accounting Principles, (c) indebtedness evidenced by any note, bond, debenture, mortgage, or other debt instrument or debt security, (d) obligations under any interest rate, currency or other hedging agreement (including any swaps, forward contracts, caps, floors, collars and similar Contracts), (e) obligations under any performance bond, but only to the extent drawn or called prior to the Closing Date, (f) guarantees with respect to any indebtedness of any other Person of a type described in clauses “(a)” through “(e)” above, and (g) for clauses “(a)” through “(e)” above, all accrued and unpaid interest thereon, if any, and any premiums, make-whole amounts, penalties (including in respect of prepayment) and fees owing in respect thereof; provided, however, that Funded Debt shall not include (i) trade payables, accounts payable and other current liabilities, (ii) undrawn letters of credit and reimbursement obligations in respect of undrawn letters of credit, (iii) any liabilities related to inter-company debt between the Company and one or more of its Subsidiaries, (iv) the Aggregate Preferred Amount, (v) the Oxford B Share Amount, (vi) any Tax liabilities, and (vii) any redemption premium, prepayment penalty or similar payment with respect to capitalized leases included in the Funded Debt to the extent such leases are not required by their terms to be repaid in full at the Effective Time and not otherwise due as a result of the consummation of the Closing (clauses (i) through (vii) collectively, the “Funded Debt Exclusions”).
“Funded Debt Exclusions” has the meaning specified in the definition of  “Funded Debt”.
“Funding Amount” has the meaning specified in Section 3.2(a).
“GAAP” means United States generally accepted accounting principles, consistently applied.
“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, provincial, municipal, local or foreign government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity), (d) regulatory or administrative agency, (e) multinational organization, (f) governmental commission, department, board, bureau, agency, instrumentality, court or tribunal or (g) other body exercising, or entitled to exercise, any executive, judicial, legislative, police or taxing authority or power of any nature.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“Hazardous Material” means any substance, material or waste that is listed, classified or regulated by a Governmental Authority as a “toxic substance”, “hazardous substance” or “hazardous material” or words of similar meaning and regulatory effect, including petroleum and any byproducts or derivatives thereof and any material identified or regulated as carcinogenic.
“Holder Representative” has the meaning specified in Section 11.1.
“Holder Representative Expense Amount” means the amount to be paid to the Holder Representative and used for payment of expenses incurred in its capacity as the Holder Representative, which amount shall be set forth in the Pre-Closing Statement.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Income Tax” (and, with the correlative meaning, “Income Taxes”) means any Tax that is based on, or computed with respect to, net income or earnings or gross income or earnings (and any franchise Tax or other Tax in connection with doing business imposed in lieu thereof) and any related penalties or interest.
“Indemnified Covenants” has the meaning specified in Section 12.1(b).
“Indemnified Person” has the meaning specified in Section 7.2(c).
“Indemnified Taxes” (and the correlative meaning “Indemnified Tax”) means, without duplication, any of the following Taxes: (a) all Taxes of the Company or any Subsidiary of the Company (other than Transfer Taxes (which are governed by (c))) for any Pre-Closing Tax Period (or portion of any Straddle Period ending on the Closing Date) as determined in accordance with Section 8.6(c), (b) any Taxes of an Affiliated Group for which the Company or a Subsidiary of the Company is responsible by reason of having been a member of such Affiliated Group before the Closing, (c) the Pre-Closing Holders’ allocable share of all Transfer Taxes as determined under Section 8.6(f) and (d) all Taxes resulting from a breach of a representation or warranty contained in Section 4.15 and those representations and warranties with respect to Taxes in Section 4.13 (in each case, construed as if they were not qualified by “material” or similar language); provided, however, that notwithstanding the foregoing, Indemnified Taxes shall not include any Taxes (w) that were included in the calculation of Net Working Capital or otherwise were already reflected in the Merger Consideration, (x) resulting from any breach of any covenant by Industrea, by Newco, by Concrete Parent, by Concrete Merger Sub or (after the Closing) by the Company, (y) resulting from any action taken by Newco or its Affiliates (including the Company and the Subsidiaries of the Company) after the Closing outside the ordinary course of business or (z) with respect to a Post-Closing Tax Period or the portion of any Straddle Period beginning after the Closing Date, other than as a result of a breach of the representations and warranties contained in Section 4.15(e).
“Indemnitee” has the meaning specified in Section 12.3.
“Indemnitor” means the party required to provide indemnification pursuant to Article XII.
“Indemnity Escrow Amount” means $6,100,000.
“Indemnity Escrow Fund” has the meaning specified in Section 12.7(b).
“Industrea” has the meaning specified in the preamble hereto.
“Industrea Alexandria” means Industrea Alexandria LLC, a Delaware limited liability company.
“Industrea Acquisition Proposal” has the meaning specified in Section 7.11.
“Industrea Benefit Plans” has the meaning specified in Section 7.3(b).
“Industrea Board Recommendation” has the meaning specified in Section 7.9(e).

“Industrea Cancelled Shares” has the meaning specified in Section 3.9.
“Industrea Certificates” has the meaning specified in Section 3.9(e)(ii).
“Industrea Class A Common Stock” has the meaning specified in Section 5.5(a).
“Industrea Class B Common Stock” has the meaning specified in Section 5.5(a).
“Industrea Common Stock” means the common stock of Industrea, par value $0.0001 per share.
“Industrea Cure Period” has the meaning specified in Section 10.1(c).
“Industrea Exchange Schedule” has the meaning specified in Section 3.9(b).
“Industrea Financial Statements” has the meaning specified in Section 5.20(b).
“Industrea Fundamental Representations” has the meaning specified in Section 9.3(a).
“Industrea Insiders” shall have the meaning assigned to such term in the Industrea Letter Agreement.
“Industrea Letter Agreement” means that certain letter agreement by and among Industrea, its officers, directors and Industrea Alexandria, dated of July 26, 2017 included as Exhibit 10.1 to Industrea’s Form 10-K filing for the fiscal year ended December 31, 2017.
“Industrea Material Contract” has the meaning specified in Section 5.9.
“Industrea Merger” has the meaning specified in Section 2.1(c).
“Industrea Merger Constituent Corporations” has the meaning specified in Section 2.1(c).
“Industrea Merger Letter of Transmittal” has the meaning specified in Section 3.9(e)(ii).
“Industrea Merger Sub” has the meaning specified in the preamble hereto.
“Industrea Party” means each of Newco, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub and Industrea.
“Industrea Preferred Stock” has the meaning specified in Section 5.5(a).
“Industrea Record Date” has the meaning specified in Section 7.9(a).
“Industrea SEC Reports” has the meaning specified in Section 5.19.
“Industrea Share” has the meaning specified in Section 3.9(b).
“Industrea Stock” means Industrea Common Stock and Industrea Preferred Stock.
“Industrea Stockholder” has the meaning set forth in Section 3.9(e)(ii).
“Industrea Stockholder Approval” has the meaning specified in Section 5.22.
“Industrea Stockholders Meeting” has the meaning specified in Section 5.22.
“Industrea Surviving Corporation” has the meaning specified in Section 2.1(d).
“Intellectual Property” means any of the following worldwide: (i) patents and patent applications (including utility and design patents); (ii) registered and unregistered trademarks, service marks trade dress and trade names, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks; (iii) registered and unregistered copyrights, and applications for registration of copyright, and all applicable moral rights associated with any of the foregoing; (iv) internet domain names; (v) trade secrets (including business and technical documents), know-how, inventions (patentable or not), and other proprietary rights; and (vi) rights in computer software.
“Interim Balance Sheet” means the balance sheet included in the Interim Financial Statements.
“Interim Financial Statements” has the meaning specified in Section 4.8.

“IT Assets” means software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used or held for use in the operation of the Company of any of its Subsidiaries.
“JOBS Act” has the meaning specified in Section 5.24(a).
“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.
“Leased Real Property” means all real property leased or licensed by the Company or any of its Subsidiaries.
“Leases” has the meaning specified in Section 4.20(b).
“Lien” means any mortgage, servitude, easement, right of way, equitable interest, license, leasehold or other possessory interest, option, preference, priority, right of first refusal, deed of trust, pledge, hypothecation, encumbrance, security interest, condition, limitation or other lien of any kind or nature whatsoever (whether absolute or contingent).
“Loss” means, collectively, all losses, costs, damages, claims, judgments, awards, fines, penalties, settlement payments, Taxes, expenses (including reasonable fees and expenses of outside attorneys, outside accountants and other outside professionals), and the reasonable out of pocket costs of enforcing any rights hereunder.
“Lux II” has the meaning specified in the Recitals.
“Majority Holders” has the meaning specified in Section 11.1.
“Material Adverse Effect” means, any event, change, development, effect, occurrence that has, or would reasonably be expected to (a) with respect to the Company, have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on or in respect of the Company: (i) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, (ii) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets), (iii) any change generally affecting any of the industries in which the Company or any of its Subsidiaries operates or the economy as a whole, including any change in commodity prices, (iv) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including losses or threatened losses of employees, customers, vendors, distributors or others having relationships with the Company or any of its Subsidiaries, (v) the compliance with the terms of this Agreement or any action taken or not taken at the request of any Industrea Parties or as required by this Agreement, (vi) any natural disaster, (vii) any acts of terrorism, sabotage, war, the outbreak or escalation of hostilities, weather conditions, change in geopolitical conditions or other force majeure events or (viii) any failure of the Company or its Subsidiaries to meet any projections or forecasts, provided, that this clause (viii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect) or the fact that the prospective owner of the Company or any of its Subsidiaries is Industrea or any Affiliate of Industrea; except, in the case of clauses (i), (ii), (iii) and (vii) above, to the extent that any such change, condition, event or effect has a materially disproportionate and adverse effect on the business of the Company and its Subsidiaries relative to other businesses in the industries in which the Company and its Subsidiaries operate, taken as a whole, (b) with respect to the Company or its Subsidiaries, have a material adverse effect on the ability of the Company or any of its Subsidiaries, to enter into, to perform its obligations under, or to consummate the transactions contemplated by, this Agreement and (c) with respect to the Industrea Parties, have a material adverse effect on the ability of the Industrea Parties to enter into, to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.

“Mergers” has the meaning set forth in Section 2.1(c).
“Merger Consideration” has the meaning specified in Section 3.1(f).
“MSA” means the Management Services Agreement, dated as of August 18, 2014, by and among Brundage-Bone Concrete Pumping, Inc., Eco-Pan, Inc. and PGP Advisors, LLC, as amended by the First Amendment to Management Services Agreement, dated as of September 8, 2017.
“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company, any or its Subsidiaries or any of their respective ERISA Affiliates has any liability, contingent or actual.
“NASDAQ” means the NASDAQ Capital Market.
“Net Working Capital” as of any date means (i) all Current Assets, minus (ii) all Current Liabilities. An illustrative calculation of Net Working Capital, as of April 30, 2018, is set forth on Annex A attached hereto.
“Newco” has the meaning specified in the preamble hereto.
“Newco Common Stock” means the common stock, par value $0.01 per share, of Newco.
“Newco Prepared Returns” has the meaning specified in Section 8.6(b)(ii).
“Newco Common Shares” has the meaning specified in the Recitals.
“Option” means each outstanding and unexercised option to purchase shares of Common Stock.
“Option Pro-Rata Share” means, with respect to any holder of Vested Options, a ratio (expressed as a percentage) equal to (x) the number of shares of Common Stock issuable upon the exercise of all Vested Options held by such holder immediately prior to the Effective Time, divided by (y) the Aggregate Fully-Diluted Shares.
“Other Indemnitors” has the meaning specified in Section 7.2.
“Outstanding Claims” has the meaning specified in Section 12.7(b).
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Owned Real Property” means all real property owned by the Company or any of its Subsidiaries.
“Oxford B Share Amount” has the meaning assigned to such term in the UK Share Purchase Agreement.
“PCAOB” means the Public Company Accounting Oversight Board auditing standards.
“Permits” has the meaning specified in Section 4.18.
“Permitted Liens” means (i) mechanics, materialmen’s and similar Liens (A) with respect to any amounts not yet due and payable or (B) which are being contested in good faith through (if then appropriate) appropriate proceedings, (ii) Liens for Taxes not yet delinquent or which are being contested in good faith, (iii) Liens securing rental payments under capital lease agreements, (iv) Liens on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record or (B) do not materially interfere with the present uses of such real property, (v) to the extent terminated in connection with the payment of Funded Debt at the Closing pursuant to Section 3.2(c), Liens securing payment, or any other obligations, of the Company or its Subsidiaries with respect to such Funded Debt, (vi) Liens constituting a lease, sublease or occupancy agreement that gives any third party any right to occupy any real property, (vii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money to the extent the same would not be material to the Company and its Subsidiaries, taken as a whole, (viii) Liens referred to in the Financial Statements and (ix) Liens described on Schedule 1.1.

“Person” means any individual, firm, corporation (including any not-for-profit corporation), general or limited partnership, limited liability partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency, trust, firm, organization, instrumentality or other entity of any kind.
“Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, and each stock purchase, stock option, stock appreciation right, restricted stock, profits interest, phantom equity or other equity-based compensation, severance, employment, salary continuation, change in control, termination, fringe benefit, bonus, incentive, deferred compensation, profit sharing, pension, retirement, health, life, disability, accident, group insurance, welfare, vacation, and holiday plan, policy or program and any other plan, policy or program providing compensation and/or benefits.
“Post-Closing Matter” has the meaning specified in Section 13.16(a).
“Post-Closing Representation” has the meaning specified in Section 13.16(a).
“Post-Closing Tax Period” means any taxable period that begins on or after the day immediately following the Closing Date.
“Pre-Closing Designated Person” has the meaning specified in Section 13.16(b).
“Pre-Closing Holders” means all Persons who hold one or more shares of Company Stock or Vested Options immediately prior to the Effective Time.
“Pre-Closing Privileges” has the meaning specified in Section 13.16(b).
“Pre-Closing Statement” has the meaning specified in Section 3.3(a).
“Pre-Closing Tax Period” means any taxable period that ends on or before the Closing Date.
“Preferred Amount Per Share” has the meaning specified in Section 3.1(g)(i).
“Preferred COD” means the Certificate of Designations of the Powers, Preferences and Relative Participating and Other Special Rights of 13.5% Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof, filed by the Company with the Secretary of State of the State of Delaware on August 18, 2014.
“Preferred Share” has the meaning specified in Section 3.1(b).
“Preferred Stock” means the 13.5% participating preferred stock, par value $0.001 per share, of the Company.
“Prior Company Counsel” has the meaning specified in Section 13.16(a).
“Privileged Materials” has the meaning specified in Section 13.16(c).
“Registered Intellectual Property” has the meaning specified in Section 4.21(a).
“Registration Statement” has the meaning specified in Section 7.9(a).
“Remedies Exception” has the meaning specified in Section 4.3.
“Required Financial Information” means (i) an audited consolidated balance sheet and audited consolidated statements of income, stockholders’ equity and cash flows of the Company as of the end of and for the fiscal years ended on or about October 31, 2015, October 31, 2016 and October 31, 2017 and each subsequent fiscal year ended at least 90 days prior to the Closing Date, (ii) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for the fiscal quarters ended on or about April 30, 2018 and each subsequent fiscal quarter ended at least 45 days prior to the Closing Date (or, if such fiscal quarter is the last fiscal quarter of a fiscal year, 90 days prior to the Closing Date), (iii) a pro forma consolidated balance sheet and related pro forma statement of income of the Company as of the last day of and for the four fiscal quarters ended on the last date/or for which financial statements pursuant to the prior clause (ii) were most recently required, prepared after giving effect to the Transactions (as defined in the Debt Commitment Letters) as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income), and (iv) all other financial and business information regarding the Company and its Subsidiaries required by the Financing Sources pursuant to the terms of the Debt Commitment Letters and customarily delivered by a borrower and necessary for the preparation of a customary confidential information memorandum for senior secured term loan financings of the nature of those contemplated by the Debt Commitment Letters (it being understood and agreed that such information shall not include any information customarily provided by an investment bank in the preparation of such a confidential information memorandum).
“Restricted Persons” has the meaning specified in Section 8.7.
“Restrictive Covenant Agreement” has the meaning specified in the Recitals.
“Retained Indemnity Escrow Amount” has the meaning specified in Section 12.7(b).
“Rollover UK Loan Amount” means the amount of UK Acquisition Loans that are purchased by Lux II in exchange for unsecured loan notes issued to the UK Rollover Investors by Lux II pursuant to the terms of the UK Share Purchase Agreement.
“Rollover” means the contribution by the Rollover Holders of  (i) Rollover Shares to Newco in exchange for Newco Common Shares or (ii) Rollover ISOs to Newco in exchange for Converted Options, in each case, pursuant to the terms of the Rollover Agreements.
“Rollover Agreements” has the meaning specified in the Recitals.
“Rollover Holders” has the meaning specified in the Recitals.
“Rollover ISO” means each Option held by a Rollover Holder as of immediately prior to the Effective Time, that qualifies, as of the Effective Time, as a tax-qualified incentive stock option under Section 421 of the Code and that is subject to the Rollover in accordance with the Rollover Agreements.
“Rollover Shares” means those shares of Company Stock held by the Rollover Holders and subject to the Rollover in accordance with the Rollover Agreements.
“Schedules” has the meaning specified in the first sentence of Article IV.
“SEC” means the United States Securities and Exchange Commission.
“Section 280G Waived Payments” has the meaning specified in Section 8.5.
“Securities Act” means the Securities Act of 1933, as amended.
“Stockholders Agreement” means that certain Stockholders Agreement, in the form attached to the Rollover Agreements, to be entered into by each of Newco, the Rollover Holders, the UK Rollover Investors, Industrea and the other parties thereto on the Closing Date.
“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.
“Subscription Agreements” means the Argand Subscription Agreement and the Third Party PIPE Subscription Agreements.
“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.
“Tax Contest” has the meaning specified in Section 8.6(d).
“Tax Refund” has the meaning specified in Section 8.6(g).
“Tax Returns” means any return, declaration, report, statement, information statement or other document filed or required to be filed with a Governmental Authority with respect to Taxes, including any claims for refunds of Taxes and any amendments of any of the foregoing.

“Taxes” means all federal, state, local, foreign or other tax, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative, add-on minimum or estimated tax, and including any interest, penalty or addition thereto.
“Terminating Company Breach” has the meaning specified in Section 10.1(b)(i).
“Terminating Industrea Breach” has the meaning specified in Section 10.1(c)(i).
“Termination Date” has the meaning specified in Section 10.1(b)(ii).
“Third Party Claim” has the meaning specified in Section 12.5(c).
“Transaction Documents” has the meaning specified in Section 4.3.
“Transaction Expenses” means the following fees, expenses and amounts payable solely to the extent such fees, expenses and amounts payable are incurred and unpaid as of the Closing: (a) the fees and expenses payable to the Company’s advisors and other professional service firms incurred by the Company or its Subsidiaries in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (including any such payments required to be made pursuant to the terms of the MSA and any other management or similar fees payable by the Company to PGP Investors, LLC or any of its Affiliates), (b) any severance, change of control, transaction, retention, termination or similar amounts payable to any employees of the Company and its Subsidiaries solely as a result of the consummation of the transactions contemplated hereby together with the employer portion of all payroll Taxes thereon, (c) the employer portion of all payroll Taxes imposed on the Company or any of its Subsidiaries with respect to the payment of the Option Consideration, (d) the Oxford B Share Amount, (e) the D&O Tail Premium and (f) fifty percent (50%) of the amounts payable in connection with the R&W Insurance Policy (including any premiums, commissions, taxes and other charges, fees or expenses of the underwriter(s) of any such policy). For the avoidance of doubt, no amounts payable in connection with (i) the repayment of any Funded Debt, (ii) any Funded Debt Exclusions or (iii) the Holder Representative Expense Amount shall be included in the Transaction Expenses.
“Transaction Proposals” has the meaning specified in Section 7.9(a).
“Transfer Taxes” has the meaning specified in Section 8.6(f).
“Trust Account” has the meaning specified in Section 5.21(a).
“Trust Agreement” has the meaning specified in Section 5.21(a).
“Trustee” has the meaning specified in Section 5.21(a).
“UK Acquisition Loans” means, collectively, (i) the UK Camfaud Acquisition Loan, (ii) the UK Oxford Acquisition Loan and (iii) the UK Reilly Notes.
“UK Adjustment Escrow Contribution” means an amount in U.S. dollars equal to 0.328% of the product of  (i) 0.12 multiplied by (ii) the Enterprise Value (as defined in the UK Share Purchase Agreement).
“UK Benefit Plan” has the meaning specified in Section 4.13(a).
“UK Camfaud Acquisition Agreement” means that certain Share Sale Agreement relating to the entire issued share capital of Camfaud Concrete Pumps Limited, dated November 17, 2016, by and among Camfaud, the Company, the Sellers named in Schedule 1 thereto and the Trustees named in Schedule 1 thereto.
“UK Camfaud Acquisition Loan” means the Debt plus any accrued and unpaid interest owing to the Sellers and the Trustee pursuant to the UK Camfaud Acquisition Agreement (for purposes of this definition, Debt, Sellers and Trustee shall each have the meanings assigned to such terms in the UK Camfaud Acquisition Agreement).
“UK Escrow Contribution Amount” means an amount equal to the sum of the UK Indemnity Escrow Contribution and the UK Adjustment Escrow Contribution.

“UK Escrow Percentage” means the quotient (expressed as a percentage) of the UK Escrow Contribution Amount divided by the Escrow Amount.
“UK Facility” means the £25,000,000 revolving multicurrency facility dated November 17, 2017 between (amongst others) Camfaud and Wells Fargo Capital Finance (UK) Limited.
“UK Indemnity Escrow Contribution” means an amount in U.S. dollars equal to 1.00% of the product of  (i) 0.12 multiplied by (ii) the Enterprise Value (as defined in the UK Share Purchase Agreement).
“UK Oxford Acquisition Agreement” means that certain Share Sale Agreement relating to the entire issued share capital of Project Oxford 2 Limited, dated November 17, 2016, by and among Camfaud, the Company, the Sellers named in Schedule 1 thereto and Oxford Pumping Holdings Ltd.
“UK Oxford Acquisition Loan” means the Debt plus any accrued and unpaid interest owing to the Sellers pursuant to the UK Oxford Acquisition Agreement (for purposes of this definition, Debt and Sellers shall each have the meanings assigned to such terms in the UK Oxford Acquisition Agreement).
“UK Reilly Note Instrument” means the Loan Note Instrument, dated July 3, 2017, constituting the UK Reilly Notes executed as a Deed by Camfaud.
“UK Reilly Notes” means the £1,500,000 Principal Amount 5% Fixed Rate Unsecured Loan Notes due 2020 issued July 3, 2017 issued by Camfaud to the Noteholders (as such term is defined in the UK Reilly Note Instrument) pursuant to the UK Reilly Note Instrument.
“UK Put/Call Agreement” has the meaning specified in the Recitals.
“UK Rollover Investors” has the meaning specified in the Recitals.
“UK Share Purchase Agreement” has the meaning specified in the recitals.
“US Escrow Contribution Amount” means the difference of the Escrow Amount less the UK Escrow Contribution Amount.
“US Escrow Percentage” means the quotient (expressed as a percentage) of the US Escrow Contribution Amount, divided by the Escrow Amount.
“Vested Option” means any Option (or portion thereof) that is outstanding and vested as of immediately prior to the Effective Time (after taking into account any accelerated vesting that may apply in connection with the transactions contemplated hereby, if any).
“WARN Act” has the meaning specified in Section 4.14(d).
“Warrant” means each warrant issued and outstanding pursuant to the Warrant Agreement.
“Warrant Agreement” means that certain Warrant Agreement, dated as of July 26, 2017, by and between Industrea and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.
“Written Consent” has the meaning specified in the Recitals.
1.2 Construction.
(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule” or “Annex” refer to the specified Article or Section of, or Schedule or Annex to, this Agreement, (v) the word “including” shall mean “including, without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive.
(b) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.
(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all rules and regulations promulgated thereunder.

(d) The language used in this Agreement shall be deemed to be the language chosen jointly by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
(f) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.
(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(h) All amounts payable pursuant to this Agreement shall be paid in U.S. dollars, and all references to “$” or “dollars” shall mean the lawful currency of the United States of America.
(i) Any U.S. legal term for any action, remedy, legal document, legal status, court, authority, statute or any other legal concept or thing shall, in respect of any jurisdiction other than the U.S., be deemed to include which most nearly approximates in that jurisdiction the U.S. legal term.
1.3 Knowledge. As used herein, the phrase “to the knowledge” of any party shall mean the knowledge, following reasonable inquiry of direct reports, of, in the case of the Company, Bruce Young, Iain Humphries, Stephen De Bever and Tony Faud, and in the case of all other parties, such party’s executive officers.
ARTICLE II.
THE MERGERS; CLOSING
2.1 The Mergers.
(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, the Industrea Parties and the Company (Concrete Merger Sub and the Company sometimes being referred to herein as the “Concrete Merger Constituent Corporations”) shall cause Concrete Merger Sub to be merged with and into the Company effective as of the Concrete Effective Time (as defined below), with the Company being the surviving corporation (the “Concrete Merger”). The Concrete Merger shall be consummated at the Concrete Effective Time in accordance with this Agreement and evidenced by a certificate of merger relating to the Concrete Merger in substantially the form of Annex B-1 attached hereto (the “Certificate of Concrete Merger”).
(b) Upon consummation of the Concrete Merger, the separate corporate existence of Concrete Merger Sub shall cease and the Company, as the surviving corporation of the Concrete Merger (hereinafter referred to for the periods at and after the Concrete Effective Time as the “Concrete Surviving Corporation”), shall continue its corporate existence under the DGCL as a wholly owned subsidiary of Concrete Parent.
(c) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, the Industrea Parties (other than Industrea) and Industrea (Industrea Merger Sub and Industrea sometimes being referred to herein as the “Industrea Merger Constituent Corporations”) shall cause Industrea Merger Sub to be merged with and into Industrea effective as of the Industrea Effective Time (as defined below), with Industrea being the surviving corporation (the “Industrea Merger”, and together with the Concrete Merger, the “Mergers”). The Industrea Merger shall be consummated at the Industrea Effective Time in accordance with this Agreement and evidenced by a certificate of merger relating to the Industrea Merger in substantially the form of Annex B-2 attached hereto (the “Certificate of Industrea Merger” and, together with the Certificate of Concrete Merger, the “Certificates of Merger”).
(d) Upon consummation of the Industrea Merger, the separate corporate existence of Industrea Merger Sub shall cease and Industrea, as the surviving corporation of the Industrea Merger (hereinafter referred to for the periods at and after the Industrea Effective Time as the “Industrea Surviving Corporation”), shall continue its corporate existence under the DGCL as a wholly owned subsidiary of Newco.

2.2 Effects of the Mergers.   At and after each of the Concrete Effective Time and Industrea Effective Time, respectively, the effect of each of the Concrete Merger and Industrea Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the foregoing, (i) the Concrete Surviving Corporation shall thereupon and thereafter possess all of the rights, property, privileges, powers and franchises, of a public as well as a private nature, of the Concrete Merger Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Concrete Merger Constituent Corporations and (ii) the Industrea Surviving Corporation shall thereupon and thereafter possess all of the rights, property, privileges, powers and franchises, of a public as well as a private nature, of the Industrea Merger Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Industrea Merger Constituent Corporations.
2.3 Closing; Concrete Effective Time; Industrea Effective Time.   Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, at 10:00 a.m. (Eastern time) on the date which is two (2) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived in writing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Industrea and the Company may mutually agree; provided, however, that in no event shall the Industrea Parties be obligated to effect the Closing prior to the third (3rd) Business Day following the final day of the Debt Financing Period, unless Industrea shall request an earlier date on three (3) Business Days’ prior written notice (but, subject in such case, to the satisfaction or waiver in writing of all conditions set forth in Article IX, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”. Subject to the satisfaction or waiver of all of the conditions set forth in Article IX, and provided this Agreement has not theretofore been terminated pursuant to its terms, (i) the Industrea Parties and the Company shall cause the Certificate of Concrete Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and (ii) the Industrea Parties (other than Industrea) and Industrea shall cause the Certificate of Concrete Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Concrete Merger shall become effective at the time when the Certificate of Concrete Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Concrete Parent and the Company in writing and specified in the Certificate of Concrete Merger (the “Concrete Effective Time”). The Industrea Merger shall become effective at the time when the Certificate of Industrea Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Newco, Industrea and the Company in writing and specified in the Certificate of Concrete Merger (the “Industrea Effective Time”).
2.4 Certificate of Incorporation and Bylaws of the Concrete Surviving Corporation, Industrea Surviving Corporation and Newco.
(a) At the Concrete Effective Time, the certificate of incorporation of the Company shall be amended as of the Concrete Effective Time to read in its entirety in the form of the certificate of incorporation attached hereto as Annex C-1, and, as so amended, shall become the certificate of incorporation of the Concrete Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, that any such amendment shall be subject to the provisions of Section 7.2.
(b) The parties hereto shall take all actions necessary so that the bylaws of the Company in effect immediately prior to the Concrete Effective Time shall, from and after the Concrete Effective Time, be amended in their entirety in the form of the bylaws attached hereto as Annex C-2, until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Concrete Surviving Corporation and such bylaws; provided, that any such amendment shall be subject to the provisions of Section 7.2.
(c) At the Industrea Effective Time, the certificate of incorporation of Industrea shall be amended as of the Industrea Effective Time to read in its entirety in the form of the certificate of incorporation attached hereto as Annex D-1, and, as so amended, shall become the certificate of incorporation of the

Industrea Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(d) The parties hereto shall take all actions necessary so that the bylaws of Industrea in effect immediately prior to the Industrea Effective Time shall, from and after the Industrea Effective Time, be amended in their entirety in the form of the bylaws attached hereto as Annex D-2, until thereafter amended in accordance with the applicable provisions of the DGCL and the certificate of incorporation of the Industrea Surviving Corporation and such bylaws.
(e) At the latest occurring Effective Time, the certificate of incorporation of Newco shall be amended as of the such Effective Time to read in its entirety in the form of the certificate of incorporation attached hereto as Annex K-1, and, as so amended, shall become the certificate of incorporation of Newco until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation. Upon the Effective Time, the Industrea Parties may, at their option, cause Newco to be renamed “Concrete Pumping Holdings, Inc.”.
(f) The parties hereto shall take all actions necessary so that the bylaws of Newco in effect immediately prior to the later to occur of the latest occurring Effective Time shall, from and after the such Effective Time, be amended in their entirety in the form of the bylaws attached hereto as Annex K-2, until thereafter amended in accordance with the applicable provisions of the DGCL and the certificate of incorporation of Newco and such bylaws.
2.5 Directors and Officers of the Concrete Surviving Corporation, the Industrea Surviving Corporation and Newco.
(a) The directors of Concrete Merger Sub immediately prior to the Concrete Effective Time shall be the directors of the Concrete Surviving Corporation immediately after the Concrete Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Concrete Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Concrete Surviving Corporation.
(b) The officers of the Company immediately prior to the Concrete Effective Time shall be the officers of the Concrete Surviving Corporation immediately after the Concrete Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Concrete Surviving Corporation until their respective successors are duly appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Concrete Surviving Corporation.
(c) The directors of Industrea immediately prior to the Industrea Effective Time shall be the directors of the Industrea Surviving Corporation immediately after the Industrea Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Industrea Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Industrea Surviving Corporation.
(d) The officers of Industrea immediately prior to the Industrea Effective Time shall be the officers of the Industrea Surviving Corporation immediately after the Industrea Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Industrea Surviving Corporation until their respective successors are duly appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Industrea Surviving Corporation.
(e) The Industrea Parties shall take all actions necessary so that each of  (i) David Brown, Tariq Osman, David Hall, John Piecuch, Howard Morgan, Heather Faust, Bruce Young, Iain Humphries and Brian Hodges shall be the directors of Newco, (ii) David Brown, John Piecuch and Heather Faust shall be the members of the Audit Committee, (iii) Tariq Osman, Howard Morgan and Brian Hodges shall be the members of the Remuneration Committee, (iv) David Brown, Tariq Osman and David Hall shall be the members of the Nominating and Governance Committee and (v) Tariq Osman, David

Brown and John Piecuch shall be the members of the Indemnification Committee, in each case, immediately after the latest occurring Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of Newco until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Newco.
(f) In the event that BBCP Investors, LLC is entitled to appoint (and provides notice to Newco of its election to so appoint) any directors of Newco pursuant to the terms of the Non-Management Rollover Agreement, the Industrea Parties shall take all actions necessary so that each of such appointees shall be directors of Newco immediately after the latest occurring Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of Newco and the Non-Management Rollover Agreement until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Newco and the Non-Management Rollover Agreement.
ARTICLE III.
EFFECTS OF THE CONCRETE MERGER ON THE CAPITAL STOCK AND EQUITY AWARDS; INDUSTREA MERGER
3.1 Conversion of Shares of Company Stock and Options.
(a) At the Concrete Effective Time, by virtue of the Concrete Merger and without any further action on the part of any stockholder of the Company or Industrea Parties, each share of Company Stock held by Industrea Parties or the Company in treasury or otherwise (other than the Rollover Shares which shall survive the Concrete Merger and remain outstanding), shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or receivable in exchange therefor (such shares, “Cancelled Shares”).
(b) At the Concrete Effective Time, by virtue of the Concrete Merger and without any action on the part of any holder of Preferred Stock (other than compliance with Section 3.2(b) by the applicable holder), each share of Preferred Stock (a “Preferred Share”) that is issued and outstanding immediately prior to the Concrete Effective Time (other than Rollover Shares, Cancelled Shares and Dissenting Shares, which Cancelled Shares and Dissenting Shares shall not constitute “Preferred Shares” hereunder) shall thereupon be canceled and converted into and become the right to receive the applicable portion of the Merger Consideration, as determined pursuant to Section 3.1(g) and any applicable Tax Refunds, in accordance with Section 8.6(g).
(c) At the Concrete Effective Time, by virtue of the Concrete Merger and without any action on the part of any holder of Common Stock (other than compliance with Section 3.2(b) by the applicable holder), each share of Common Stock (a “Common Share”) that is issued and outstanding immediately prior to the Concrete Effective Time (other than Rollover Shares, Cancelled Shares and Dissenting Shares, which Cancelled Shares and Dissenting Shares shall not constitute “Common Shares” hereunder) shall thereupon be canceled and converted into and become the right to receive the applicable portion of the Merger Consideration, as determined pursuant to Section 3.1(g) and any applicable Tax Refunds, in accordance with Section 8.6(g).
(d) At the Concrete Effective Time, (i) each Vested Option (other than any Rollover ISO) shall be canceled and converted into the right to receive the Option Consideration, as determined pursuant to Section 3.1(g), plus such holder’s Option Pro-Rata Share of each of the US Escrow Percentage of the Adjustment Amount in accordance with Section 3.4 and any applicable Tax Refunds in accordance with Section 8.6(g), and (ii) each Option that is outstanding as of immediately prior to the Concrete Effective Time that has an exercise price per share that is equal to or greater than the Cash Per Fully-Diluted Common Share shall be cancelled and terminated for no consideration.
(e) At the Concrete Effective Time, by virtue of the Concrete Merger and without any action on the part of Industrea Parties, each share of common stock, par value $0.01 per share, of Concrete Merger Sub shall be converted into one share of common stock, par value $0.001 per share, of the Concrete Surviving Corporation.

(f) Subject to the adjustments set forth in Section 3.4, the “Merger Consideration” shall consist of $610,000,000 in cash, plus (i) the Estimated Net Working Capital Adjustment Amount (if a positive number), less (ii) the absolute value of the Estimated Net Working Capital Adjustment Amount (if a negative number), less (iii) the Estimated Closing Date Funded Debt, plus (iv) the Estimated Closing Date Cash not to exceed $3,000,000, less (v) the Transaction Expenses, and less (vi) the amount of Holder Representative Expense Amount paid by Industrea to the Holder Representative at Closing in accordance with Section 3.5, less (vii) the Aggregate Rollover Amount.
(g) The Merger Consideration shall be allocated among the Pre-Closing Holders as set forth below in this Section 3.1(g), and shall be payable in accordance with this Agreement, including Sections 3.2 and 3.4.
(i) Each Pre-Closing Holder of Preferred Shares shall be entitled to receive in respect of each Preferred Share held by such holder immediately prior to the Concrete Effective Time (other than any Rollover Share) a portion of the Merger Consideration equal to the Cash Per Fully-Diluted Preferred Share. For purposes of this Agreement, the “Cash Per Fully-Diluted Preferred Share” shall mean, with respect to each Preferred Share, the sum of  (A) the sum of  (1) the Liquidation Preference (as defined in the Preferred COD), plus (2) the aggregate amount of all accumulated, accrued and unpaid Preferred Dividends (as defined in the Preferred COD) payable in respect of such Preferred Share pursuant to Section 2(a) of the Preferred COD as of immediately prior to the Concrete Effective Time (such sum, the “Preferred Amount Per Share”), plus (B) the Cash Per Fully-Diluted Common Share (as defined below).
(ii) Each Pre-Closing Holder of Common Shares shall be entitled to receive in respect of each Common Share (other than any Rollover Share) held by such holder immediately prior to the Concrete Effective Time a portion of the Merger Consideration equal to the Cash Per Fully-Diluted Common Share. For purposes of this Agreement, the “Cash Per Fully-Diluted Common Share” shall mean the quotient of  (x) the sum of  (A) the Merger Consideration, plus (B) the Aggregate Vested Option Exercise Price, minus (C) the Aggregate Preferred Amount, plus (D) the Aggregate Rollover Amount divided by (y) the Aggregate Fully-Diluted Shares.
(iii) Each Pre-Closing Holder of any Vested Option (other than any Rollover ISO) shall be entitled to receive in respect of each Vested Option held by such holder immediately prior to the Concrete Effective Time a portion of the Merger Consideration, subject to Section 3.8, equal to (x) the product of  (A) the aggregate number of shares of Common Stock subject to such Vested Option as of immediately prior to the Concrete Effective Time, multiplied by (y) (A) the Cash Per Fully-Diluted Common Share minus (B) the exercise price per share of such Vested Option as of immediately prior to the Concrete Effective Time (the “Option Consideration”).
(h) From and after the Concrete Effective Time, (i) the Pre-Closing Holders shall cease to have any rights as stockholders or Option holders of the Company and (ii) the consideration paid pursuant to this Article III upon the delivery of Letters of Transmittal (and surrender of Certificates, if any) in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock and Options, subject to the continuing rights of the Pre-Closing Holders under this Agreement, the Escrow Agreement and the Rollover Agreement (if applicable). At the Concrete Effective Time, the transfer books of the Company shall be closed and no transfer of shares of Company Stock shall be made thereafter.
(i) Rollover Shares and Rollover ISOs.
(i) Pursuant to the terms of the Rollover Agreements, at the Closing but prior to the Concrete Effective Time, each Rollover Share shall be contributed to Newco in consideration of the receipt of the applicable amount of Newco Common Shares as set forth in the Rollover Agreements, and each Rollover Holder shall cease to have any rights with respect to such Rollover Holder’s Rollover Shares, except the right to receive (i) from Newco, the applicable amount of Newco Common Shares as set forth in the Rollover Agreements, and (ii) from the Escrow Agent or the Holder Representative, as applicable, such Rollover Holder’s portion of its Escrow Percentage attributable to such Rollover Shares of the US Escrow Percentage of any Indemnity Escrow Amount or Adjustment Escrow Amount, due hereunder after the Closing.

(ii) At the Closing but prior to the Concrete Effective Time, Newco shall contribute the Rollover Shares to Concrete Parent and the Concrete Parent shall assume all obligations to make payments with respect to such Rollover Shares (other than the obligation to issue the Newco Common Shares to the applicable Rollover Holder).
(iii) Pursuant to the terms of the Rollover Agreements, each Rollover ISO that is held by a Rollover Holder shall, in accordance with its terms and the applicable Rollover Agreement automatically convert at the Closing but prior to the Concrete Effective Time into a fully-vested tax-qualified incentive stock option to acquire Newco Common Shares (each, a “Converted Option”), which shall (A) cover a number of Newco Common Shares determined by multiplying the number of shares of Common Stock subject to such Rollover ISO immediately prior to the Effective Time by the Exchange Ratio and rounding such number down to the nearest whole share and (B) have a per Newco Common Share exercise price equal to the quotient obtained by dividing the per share exercise price of the Rollover ISO as of immediately prior to the Effective Time by the Exchange Ratio and rounding up to the nearest whole cent. For the avoidance of doubt, the adjustments contemplated by this Section 3.1(i)(iii) shall comply with, and shall be performed in a manner consistent in all respects with, the applicable requirements of Section 424(a) of the Code.
(j) UK Rollover Investment.   At the Closing, the Company shall, and shall cause its applicable Subsidiaries to, consummate each of the transactions contemplated by, and in accordance with the terms of the UK Share Purchase Agreement and the Company and Newco shall, and shall cause each of their applicable Subsidiaries to, enter into and consummate each of the transactions contemplated by and in accordance with the terms of, the UK Put/Call Agreement, respectively, including, with respect to Newco, the issuance and delivery of Newco Common Shares to the UK Rollover Investors in such amounts as specified in the UK Put/Call Agreement in satisfaction of the unsecured loan notes issued to the UK Rollover Investors by Concrete Parent thereunder (the “UK Rollover Investment”), in each case, subject to the compliance by the UK Rollover Investors and the other parties to the UK Share Purchase Agreement and the UK Put/Call Agreement with their respective obligations thereunder.
3.2 Closing Payments.
(a) At the Closing, Industrea Parties shall pay to Continental Stock Transfer & Trust Company, by wire transfer of immediately available funds, an amount (the “Funding Amount”) equal to the difference of  (i) the portion of the Merger Consideration (determined in accordance with Section 3.1(f) before giving effect to the adjustments provided for in Section 3.4) necessary to pay to each Pre-Closing Holder the applicable aggregate amount to which such Pre-Closing Holder is entitled to receive in respect of such Pre-Closing Holder’s shares of Company Stock pursuant to Section 3.1(g)(i) and Section 3.1(g)(ii) above, which shall not include any amounts otherwise payable in respect of any Dissenting Shares, minus (ii) the product of  (x) the US Escrow Contribution Amount, multiplied by (y) the Aggregate Stock Escrow Percentage; provided, that Industrea Parties will promptly thereafter pay to the Exchange Agent any amounts by which the Funding Amount increases due to any Dissenting Shares becoming Preferred Shares or Common Shares (as applicable) in accordance with Section 3.7.
(b) As soon as reasonably practicable following the date hereof, the Company shall mail or otherwise deliver to each Pre-Closing Holder of shares of Company Stock (i) a letter of transmittal in the form attached hereto as Annex E (“Concrete Merger Letter of Transmittal”), and (ii) instructions for use in surrendering the Certificates and receiving the applicable portion of the Merger Consideration payable in respect of the shares of Company Stock represented thereby or otherwise held by such Pre-Closing Holder. After the Concrete Effective Time, each Pre-Closing Holder of shares of Company Stock, upon surrender of a Concrete Merger Letter of Transmittal, shall be entitled to receive from the Exchange Agent in exchange therefor (subject to the provisions of Section 3.4) such portion of the Merger Consideration into which such holder’s Common Shares and Preferred Shares (as applicable) shall have been converted as a result of the Merger as set forth on the Closing Consideration Schedule; provided, however, that a portion of the Merger Consideration otherwise payable to each Pre-Closing Holder equal to the product of  (i) the US Escrow Contribution Amount multiplied by (ii) such holder’s Escrow Percentage in respect of its shares of Company Stock shall be held in escrow in accordance with Section 3.4(d) and the Escrow Agreement. Notwithstanding the foregoing, in the event that, prior to the Closing Date, a Pre-Closing Holder delivers a Concrete Merger Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, such Pre-Closing Holder shall be entitled to receive from the Exchange Agent in exchange therefor at the Closing such portion of the Merger Consideration as described in the immediately preceding sentence. In the event that any Pre-Closing Holder’s shares of Company Stock are certificated, such Pre-Closing Holder shall be required to surrender and deliver to the Exchange Agent all certificates (each, a “Certificate”) for such shares of Company Stock, or a duly completed affidavit of loss (in form and substance reasonably acceptable to Industrea) with respect to any lost, stolen, or destroyed Certificate, together with such Pre-Closing Holder’s Concrete Merger Letter of Transmittal, before such Pre-Closing Holder shall be entitled to receive payment of its applicable portion of the Merger Consideration pursuant to this Section 3.2(b). Pending such surrender of a Pre-Closing Holder’s Certificate(s), such Certificate(s) shall be deemed for all purposes to evidence such Pre-Closing Holder’s right to receive the portion of the Merger Consideration into which such shares of Company Stock shall have been converted as a result of the Merger.
(c) At the Closing, Industrea Parties shall pay to the Concrete Surviving Corporation, by wire transfer of immediately available funds, an amount equal to (i) the portion of the Merger Consideration (determined in accordance with Section 3.1(f) before giving effect to the adjustments provided for in Sections 3.4 and 3.5) necessary to pay to each Pre-Closing Holder the applicable Option Consideration to which such Pre-Closing Holder is entitled to receive in respect of such Pre-Closing Holder’s Vested Options pursuant to Section 3.1(g)(iii) above, minus (ii) the product of (x) the US Escrow Contribution Amount, multiplied by (y) the Aggregate Option Escrow Percentage. Each Pre-Closing Holder of Vested Options shall be entitled to receive from the Surviving Corporation upon or within three (3) Business Days following the Closing, in respect of such holder’s Vested Options, payment of such holder’s Option Consideration (less any amounts attributable to the adjustments provided for in Sections 3.4 and 3.5), subject to any applicable withholding.
(d) At the Closing:
(i) The Industrea Parties shall pay an amount equal to the Escrow Amount, comprised of the UK Escrow Contribution Amount with the remainder being paid from a portion of the Merger Consideration equal to the US Escrow Contribution Amount, to Citibank, N.A., as escrow agent of the parties hereto (the “Escrow Agent”), to be held in escrow in accordance with the terms of the Escrow Agreement;
(ii) The Industrea Parties shall pay to the intended beneficiaries thereof  (as set forth in the Closing Consideration Schedule and in accordance with, where applicable, invoices delivered to Industrea by the Company in connection therewith prior to the Closing) the Transaction Expenses (excluding the Oxford B Share Amount) that have not been paid in full prior to the Closing;
(iii) The Industrea Parties shall pay or cause to be paid to the intended beneficiaries thereof (as set forth in the Closing Consideration Schedule and in accordance with, where applicable, customary payoff letters delivered to Industrea by the Company prior to the Closing) the Funded Debt (excluding the UK Escrow Contribution Amount and the Rollover UK Loan Amount) set forth on Schedule 3.2(d)(iii);
(iv) Industrea shall deliver to the Company the certificate contemplated by Section 9.3(f);
(v) Industrea shall deliver to the Holder Representative and the Escrow Agent an executed copy of the Escrow Agreement;
(vi) The Company shall deliver to Industrea the certificate contemplated by Section 9.2(c);
(vii) The Company shall deliver to Industrea and the Escrow Agent a copy of the Escrow Agreement executed by the Holder Representative;

(viii) The Company shall deliver (or cause to be delivered) to Industrea a certificate, dated as of the Closing Date, signed by the Secretary of the Company, certifying as to (i) the incumbency of its officers executing this Agreement and the Transaction Documents, (ii) the organizational documents of the Company and any amendments thereto, as certified by the Secretary of State of Delaware, and that such organizational documents have not been amended or rescinded since the date of such certification and remain in full force and effect immediately prior to the Concrete Effective Time and (iii) the resolutions of the Company Board authorizing the execution, delivery and performance by the Company of this Agreement and the Transaction Documents;
(ix) The Company shall deliver (or cause to be delivered) to Industrea a certificate of the Secretary of State (or other applicable office) in which the Company and each Subsidiary of the Company that is organized in the United States is organized dated as of a date not more than five (5) Business Days prior to the Closing Date, certifying as to the good standing of the Company or such applicable Subsidiary;
(x) The Company shall deliver (or cause to be delivered) to Industrea evidence reasonably satisfactory to Industrea that all amounts due and payable under the Company’s engagement letter with Robert W. Baird & Co. have been paid as of the Closing Date, together with a release of any liabilities of the Company in respect thereof  (except for any liabilities attributable to the Company’s obligation to indemnify Robert W. Baird & Co. as set forth therein);
(xi) The Company shall deliver (or cause to be delivered) to Industrea evidence, reasonably satisfactory to Industrea, of the termination of the MSA (other than the indemnification and other provisions thereof that expressly survive any such termination) and the other Affiliate Agreements pursuant to Section 6.5;
(xii) The Company shall deliver (or cause to be delivered) to Industrea executed resignations of the directors of the Company and its Subsidiaries (solely from the positions as directors and not in their capacities as employees or officers, if applicable) which have been requested in writing by Industrea at least five (5) Business Days prior to the Closing, such resignations to be effective concurrent with the Closing;
(xiii) The Company shall deliver to Industrea evidence, reasonably satisfactory to Industrea, that all Liens associated with the Funded Debt to be paid pursuant to Section 3.2(d)(iii), have been released in full;
(xiv) The Company shall deliver to Industrea evidence, reasonably satisfactory to Industrea, that the transactions contemplated by the UK Share Purchase Agreement and the UK Put/Call Agreement have been consummated, other than such transactions contemplated by the UK Put/Call Agreement that are to be consummated by Newco or its Subsidiaries in connection with the Closing.
3.3 Pre-Closing Statement; Closing Consideration Schedule.
(a) Not less than three (3) Business Days prior to the Closing Date, the Company shall deliver to Industrea a written statement (the “Pre-Closing Statement”) setting forth:
(i) the Company’s good faith estimate of  (w) Closing Date Net Working Capital (“Estimated Closing Date Net Working Capital”), (x) Closing Date Funded Debt (“Estimated Closing Date Funded Debt”), (y) Closing Date Cash (“Estimated Closing Date Cash”), and (z) Closing Transaction Expenses (“Estimated Transaction Expenses”);
(ii) the Company’s calculation of the Estimated Net Working Capital Adjustment Amount;
(iii) the Company’s calculation of the Merger Consideration; and
(iv) a copy of the Company’s good faith estimated unaudited consolidated balance sheet of the Company as of immediately prior to the Closing (the “Closing Date Balance Sheet”) upon which such calculations are based.

The calculations set forth in clauses (i) through (iii) above and the Closing Date Balance Sheet shall be prepared in accordance with the Accounting Principles.
(b) Concurrent with the Company’s delivery of the Pre-Closing Statement, the Company shall deliver to Industrea a schedule (the “Closing Consideration Schedule”) setting forth as of the Closing:
(i) (t) the Preferred Amount Per Share and the Aggregate Preferred Amount, (s) the Cash Per Fully-Diluted Preferred Share, (t) the Cash Per Fully-Diluted Common Share, (u) the Aggregate Vested Option Exercise Price, (v) the Aggregate Fully-Diluted Shares (including any Dissenting Shares), (w) the Aggregate Stock Escrow Percentage, (x) the Aggregate Option Escrow Percentage, (y) the US Escrow Contribution Amount and (z) the UK Escrow Contribution Amount;
(ii) for each Pre-Closing Holder: (w) the number and type of shares of Company Stock held by such Pre-Closing Holder (including the respective Certificate number of any certificated shares held by such Pre-Closing Holder), (x) the number of Common Shares underlying each Vested Option held by such Pre-Closing Holder and the exercise price per Common Share thereof, (y) the Company’s calculation of the portion of the Merger Consideration to be paid to such Pre-Closing Holder pursuant to Section 3.1(g) in respect of such Pre-Closing Holder’s Preferred Shares, Common Shares and Vested Options (as applicable), and (z) such Pre-Closing Holder’s Fully-Diluted Percentage and Escrow Percentage; and
(iii) wire transfer or other applicable delivery instructions for payment of each item of Funded Debt and Transaction Expenses to be paid at Closing pursuant to Section 3.2(d) above.
3.4 Adjustment Amount.
(a) As soon as reasonably practicable following the Closing Date, and in any event (i) within sixty (60) days thereof if the Closing Date is on the last day of a month or (ii) within ninety (90) days thereof otherwise, Newco shall prepare and deliver to the Holder Representative (A) an unaudited consolidated balance sheet of the Company and its Subsidiaries (the “Final Closing Balance Sheet”), and (B) a reasonably detailed statement (the “Closing Statement”) setting forth Newco’s calculations of: (w) Net Working Capital as of 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date (“Closing Date Net Working Capital”), (x) the aggregate amount of all Funded Debt of the Company as of immediately prior to the Closing on the Closing Date (“Closing Date Funded Debt”), (y) the aggregate Cash of the Company as of immediately prior to the Closing on the Closing Date not to exceed $3,000,000 (“Closing Date Cash”), and (z) the aggregate amount of Transaction Expenses as of immediately prior to the Closing on the Closing Date (the “Closing Transaction Expenses”), in each case, calculated consistent (except as provided in this Section 3.4(a)) with the Accounting Principles. The Final Closing Balance Sheet shall be prepared using the Accounting Principles; provided, however that (I) the Final Closing Balance Sheet shall not give effect to the consummation of the Mergers, including any payments of cash in respect of the Merger Consideration or any Financing transactions in connection therewith or, after the Concrete Effective Time, any other action or omission by Newco, the Surviving Corporation or any of its Subsidiaries that is not in the ordinary course of business consistent with past practice, (II) the treatment of leases as capital leases or operating leases shall be identical to their treatment in the Interim Balance Sheet, and (III) the Final Closing Balance Sheet shall not reflect any expense or liability for which Newco is responsible under this Agreement. From the Closing Date through the final determination and payment of the Merger Consideration pursuant to Section 3.4, Newco shall provide the Holder Representative and its representatives reasonable access (during normal business hours and upon reasonable advance notice and at the sole cost and expense of the Holder Representative) to the records, properties, personnel and (subject to the execution of customary work paper access letters if requested) auditors of the Company and its Subsidiaries relating to the preparation of the Closing Balance Sheet and shall cause the personnel of the Company and its Subsidiaries to cooperate as promptly as practicable with the Holder Representative in connection with its review of the Closing Balance Sheet; provided, however, that Newco shall not be required to provide any information the disclosure of which would violate applicable Law (including competition or antitrust Law) (provided, that Newco shall use commercially reasonable efforts to make alternative arrangements to permit such disclosure in a manner consistent with applicable Law) or which would, based on the advice of counsel, result in the waiver of attorney client privilege (provided, that Newco and the Holder Representative shall cooperate to permit such disclosure in a manner consistent with the preservation of such privilege).
(b) If the Holder Representative shall disagree with the calculations of Closing Date Net Working Capital, Closing Date Funded Debt, Closing Date Cash or Closing Transaction Expenses set forth in the Closing Statement, it shall notify Newco of such disagreement in writing (a “Disagreement Notice”), setting forth in reasonable detail the particulars of such disagreement, within thirty (30) days after its receipt of the Closing Balance Sheet and the Closing Statement. In the event that the Holder Representative does not provide a notice of disagreement within such thirty (30)-day period, the Holder Representative and Newco shall be deemed to have agreed to the Closing Balance Sheet and the calculations of Closing Date Net Working Capital, Closing Date Funded Debt, Closing Date Cash and Closing Transaction Expenses set forth in the Closing Statement, which shall be final, binding and conclusive for all purposes hereunder. In the event any Disagreement Notice is timely provided, Newco and the Holder Representative shall use reasonable best efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculations of Closing Date Net Working Capital, Closing Date Funded Debt, Closing Date Cash or Closing Transaction Expenses. If, at the end of such period, they are unable to resolve such disagreements, then any such remaining disagreements shall be resolved by Ernst & Young LLP or such other independent accounting or financial consulting firm of recognized national standing as may be mutually selected by Newco and the Holder Representative (such firm, subject to the following proviso, the “Accounting Referee”). Each of Newco and the Holder Representative shall promptly provide their respective assertions regarding Closing Date Net Working Capital, Closing Date Funded Debt, Closing Date Cash and Closing Transaction Expenses and, to the extent relevant thereto, the Final Closing Balance Sheet in writing to the Accounting Referee and to each other; provided, that no party shall disclose to the Accounting Referee any settlement discussions (or the contents thereof) between the parties without the prior consent of the other party. The Accounting Referee shall be instructed to render its determination with respect to such disagreements as soon as reasonably possible (which the parties hereto agree should not be later than thirty (30) days following the day on which the disagreement is referred to the Accounting Referee). The Accounting Referee shall base its determination solely on (i) the written submissions of the parties and shall not conduct an independent investigation and (ii) the extent (if any) to which Closing Date Net Working Capital, Closing Date Funded Debt, Closing Date Cash or Closing Transaction Expenses require adjustment (only with respect to the remaining disagreements submitted to the Accounting Referee) in order to be determined in accordance with Section 3.4(a) (including the definitions of the defined terms used in Section 3.4(a)), and the parties shall instruct the Accounting Referee to make all determinations in accordance with the Accounting Principles, notwithstanding the availability of other accounting methods, policies, practices and/or procedures under GAAP or otherwise. The Accounting Referee may not assign a value greater than the greatest value for a disputed item claimed by either party or smaller than the smallest value for such item claimed by either party. The determination of the Accounting Referee shall be final, conclusive and binding on the parties. The date on which Closing Date Net Working Capital, Closing Date Funded Debt, Closing Date Cash and Closing Transaction Expenses are finally determined in accordance with this Section 3.4(b) is hereinafter referred to as the “Determination Date.” All fees and expenses of the Accounting Referee relating to the work, if any, to be performed by the Accounting Referee hereunder shall be borne pro rata as between Newco, on the one hand, and the Holder Representative from the Holder Representative Expense Amount, on the other hand, in proportion to the allocation of the dollar value of the amounts in dispute as between Newco and the Holder Representative (as set forth in the written submissions to the Accounting Referee) made by the Accounting Referee such that the party prevailing on the greater dollar value of such disputes pays the lesser proportion of the fees and expenses. For example, if the Holder Representative challenges items underlying the calculations of Closing Date Net Working Capital, Closing Date Funded Debt, Closing Date Cash and Closing Transaction Expenses in the net amount of  $1,000,000, and the Accounting Referee determines that Newco has a valid claim for $400,000 of the $1,000,000, Newco shall bear sixty percent (60%) of the fees and expenses of the Accounting Referee and the Holder Representative shall bear the remaining forty percent (40%) of the fees and expenses of the Accounting Referee from the Holder Representative Expense Amount.

(c) The “Adjustment Amount,” which may be positive or negative, shall mean (i) Closing Date Net Working Capital (as finally determined in accordance with Section 3.4(b)), minus Estimated Closing Date Net Working Capital, plus (ii) Estimated Closing Date Funded Debt, minus Closing Date Funded Debt (as finally determined in accordance with Section 3.4(b)), plus (iii) Closing Date Cash (as finally determined in accordance with Section 3.4(b)), minus Estimated Closing Date Cash, plus (iv) Estimated Transaction Expenses, minus Closing Transaction Expenses (as finally determined in accordance with Section 3.4(b)). If the Adjustment Amount is a positive number, then the Merger Consideration shall be increased by the Adjustment Amount, and if the Adjustment Amount is a negative number, then the Merger Consideration shall be decreased by the absolute value of the Adjustment Amount. The Adjustment Amount shall be paid in accordance with Section 3.4(d) or Section 3.4(e), as applicable.
(d) If the Adjustment Amount is a positive number, then, promptly following the Determination Date, and in any event within three (3) Business Days of the Determination Date, (i) Newco shall pay by wire transfer of immediately available funds (x) to the Exchange Agent (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Fully-Diluted Percentage in respect of its shares of Company Stock) an amount in cash equal to (A) the US Escrow Percentage of the Adjustment Amount, multiplied by (B) the sum of all Pre-Closing Holders’ Fully-Diluted Percentages in respect of the shares of Company Stock held by all Pre-Closing Holders, (y) to the Surviving Corporation (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Option Pro-Rata Share) an amount in cash equal to (A) the US Escrow Percentage of the Adjustment Amount, multiplied by (B) the sum of all Pre-Closing Holders’ Option Pro-Rata Shares multiplied by (C) the US Escrow Percentage, and (z) to the UK Rollover Investors an amount in cash equal to the UK Escrow Percentage of the Adjustment Amount (to be allocated among the UK Rollover Investors in accordance with the UK Share Purchase Agreement); and (ii) the parties shall jointly instruct the Escrow Agent in writing to pay (x) to the Exchange Agent (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Escrow Percentage in respect of the shares of Company Stock held by such Pre-Closing Holder immediately prior to the Concrete Effective Time) an amount in cash equal to (A) the US Escrow Percentage of the Adjustment Escrow Amount, multiplied by (B) the Aggregate Stock Escrow Percentage, (y) to the Surviving Corporation (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Escrow Percentage in respect of the Vested Options held by such Pre-Closing Holder immediately prior to the Concrete Effective Time) an amount in cash equal to (A) the US Escrow Percentage of the Adjustment Escrow Amount, multiplied by (B) the Aggregate Option Escrow Percentage and (z) to the UK Rollover Investors an amount in cash equal to the UK Escrow Percentage of the Adjustment Escrow Amount (to be allocated among the UK Rollover Investors in accordance with the UK Share Purchase Agreement).
(e) If the Adjustment Amount is a negative number (the absolute value of such amount, the “Deficit Amount”), then, promptly following the Determination Date, and in any event within three (3) Business Days of the Determination Date, (i) the parties shall jointly instruct the Escrow Agent in writing to pay, from the Adjustment Escrow Amount to Newco an amount equal to the Deficit Amount, and (y) if any of the Escrow Funds remain after such payment to Newco, (I) to the Exchange Agent (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Escrow Percentage in respect of the shares of Company Stock held by such Pre-Closing Holder immediately prior to the Concrete Effective Time) an amount in cash equal to (A) the US Escrow Percentage of the remaining Adjustment Escrow Amount, multiplied by (B) the Aggregate Stock Escrow Percentage, and (II) to the Surviving Corporation (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Escrow Percentage in respect of the Vested Options held by such Pre-Closing Holder immediately prior to the Concrete Effective Time) an amount in cash equal to (A) the US Escrow Percentage of the remaining Adjustment Escrow Amount, multiplied by (B) the Aggregate Option Escrow Percentage and (III) to the UK Rollover Investors an amount in cash equal to the UK Escrow Percentage of the remaining Adjustment Escrow Amount (to be allocated among the UK Rollover Investors in accordance with the UK Share Purchase Agreement).
(f) Notwithstanding the foregoing, any distributions by the Company or any of its Subsidiaries in respect of any Vested Options pursuant to this Agreement, including pursuant to Section 3.4(d) or this Section 3.4(f) to Pre-Closing Holders who are current or former employees of the Company or its

Subsidiaries shall be subject to Section 3.8 below. In no event shall the Holder Representative or any Pre-Closing Holder have any liability under this Section 3.4 in excess of such holder’s allocable share of the Escrow Funds. In no event shall Newco be entitled to payment pursuant to this Section 3.4(f) of any amount in excess of the Escrow Funds.
3.5 Holder Representative Expense Amount.   On the Closing Date, Newco shall pay to the Holder Representative the Holder Representative Expense Amount or to such other persons (and in such amounts) as may be designated by the Holder Representative, by wire transfer to an account or accounts designated by the Holder Representative in writing at least two (2) Business Days prior to the Closing Date, in immediately available funds. Whether or not paid on or prior to the Closing Date, no amount shall be included on the Closing Balance Sheet with respect to liabilities for the Holder Representative Expense Amount. The Holder Representative shall retain the Holder Representative Expenses Amount for the purpose of paying any fees, costs, expenses and Taxes incurred, or that may in the future be incurred, by the Holder Representative in connection with the performance of its obligations under this Agreement and each of the documents to be executed in connection with the transactions contemplated hereby.
3.6 Exchange Agent.   Following the date which is one year after the Concrete Effective Time, Newco may instruct the Exchange Agent to deliver to Newco all cash, Certificate(s) and other documents in its possession relating to the transactions contemplated hereby, and if so elected by Newco the Exchange Agent’s duties shall terminate. Thereafter, each Pre-Closing Holder may deliver a Concrete Merger Letter of Transmittal (and surrender any Certificate(s), if applicable) to Newco and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and Newco shall promptly pay, the portion of the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III without any interest thereon.
3.7 Dissenting Shares.   Notwithstanding the foregoing provisions of this Article III, any shares of Company Stock held by Persons who object to the Concrete Merger and comply with the provisions of the DGCL concerning the rights of holders of Company Stock to dissent from the Concrete Merger and require appraisal of their shares of Company Stock (“Dissenting Shares” and such Persons, “Dissenting Stockholders”) shall not be converted into a right to receive any portion of the Merger Consideration and the holders thereof shall be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish such holder’s entitlement to appraisal rights as provided in Section 262 of the DGCL, or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn such holder’s demand for appraisal of such shares or lost such holder’s right to appraisal and payment for such holder’s shares under Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such shares and each such share shall not constitute a Dissenting Share and shall be treated as if it had been a Common Share or Preferred Share (as applicable) immediately prior to the Concrete Effective Time and converted, as of the Concrete Effective Time, into a right to receive from the Surviving Corporation the portion of the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III, without any interest thereon (and such holder shall be treated as a Pre-Closing Holder). The Company shall provide Newco prompt written notice of any demands received by the Company for appraisal of shares of Company Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Concrete Effective Time pursuant the DGCL that relates to such demand and Newco shall have the opportunity to participate in, but not control any, negotiations and proceedings with respect to such demands. Without the prior written consent of Newco (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. From and after the Concrete Effective Time, no stockholder of the Company who has properly exercised and perfected appraisal rights pursuant to Section 262 of the DGCL shall be entitled to vote his or her shares of Company Stock for any purpose or receive payment of dividends or other distributions with respect to his or her shares of Company Stock (except dividends and distributions payable to stockholders of record at a date which is prior to the Concrete Effective Time).

3.8 Withholding.   Newco, the Company, the Holder Representative, the Exchange Agent and the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable or deliverable in connection with the transactions contemplated by this Agreement to any Person such amounts (if any) that Newco, the Company, the Holder Representative, the Exchange Agent and the Escrow Agent are required to deduct and withhold with respect to any such deliveries and payments under applicable Law; provided, however, that no amounts will be withheld (other than payroll withholding in respect of the Vested Options) from any payments in respect of Preferred Shares, Common Shares or Dissenting Shares so long as the Company delivers the certificate referred to in Section 8.6(h). To the extent that amounts are so withheld, and duly and timely deposited with the appropriate Governmental Authority, by Newco, the Company, the Holder Representative, the Exchange Agent or the Escrow Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
3.9 Industrea Merger.
(a) At the Industrea Effective Time, by virtue of the Industrea Merger and without any further action on the part of any stockholder of Newco, Industrea or Industrea Merger Sub, each share of Industrea Stock held by Newco, Concrete Parent, Concrete Merger Sub or the Company in treasury or otherwise, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or receivable in exchange therefor (such shares, “Industrea Cancelled Shares”).
(b) Without in any way limiting the effect of the provisions in the Expense Reimbursement Letter, at the Industrea Effective Time, by virtue of the Industrea Merger and without any action on the part of any holder of Industrea Stock, (i) each share of Industrea Stock (a “Industrea Share”) that is issued and outstanding immediately prior to the Industrea Effective Time (other than Industrea Cancelled Shares and shares of Industrea Stock redeemed for cash under the terms of Industrea’s certificate of incorporation) shall thereupon be canceled and converted into and become the right to receive one Newco Common Share as follows: each share of Industrea Class A Common Stock will be exchanged into one share of Newco Common Stock and each share of Industrea Class B Common Stock will also be exchanged into one share of Newco Common Stock and (ii) all shares of Newco capital stock held by Industrea as of immediately prior to the Industrea Effective Time shall be automatically cancelled and retired for no consideration.
(c) At the Industrea Effective Time, by virtue of the Industrea Merger and without any action on the part of Industrea or Industrea Merger Sub, each share of common stock, par value $0.01 per share, of Industrea Merger Sub shall be converted into one share of common stock, par value $0.0001 per share, of the Industrea Surviving Corporation.
(d) At and as of the Industrea Effective Time, in accordance with the terms of the Warrant Agreement, each issued and outstanding Warrant will become exercisable for one share of Newco Common Stock at the same exercise price per share and on the same terms in effect immediately prior to the Industrea Effective Time, and the rights and obligations of Industrea under the Warrant Agreement will be assigned and assumed by Newco, pursuant to the terms of a customary assumption agreement in form and substance reasonably acceptable to the Company.
(e) Exchange Procedure.
(i) Prior to Closing, Newco, Industrea and the Exchange Agent shall enter into an exchange agent agreement, in a form reasonable acceptable to Newco and Industrea.
(ii) As soon as reasonably practicable following the date hereof, Industrea shall (x) deposit with the Exchange Agent in trust for the benefit of the holders of shares of Industrea Stock prior to the Closing, certificates representing the Newco Common Shares issuable pursuant to Section 2.3(b) hereof  (or appropriate alternative arrangements shall be made if such securities will be issued in book-entry form) and (y) cause the Exchange Agent to mail or otherwise deliver to each holder of shares of Industrea Stock (each, a “Industrea Stockholder”) (1) a letter of transmittal in customary form provided by the Exchange Agent and (2) instructions for use in surrendering the certificates representing shares of Industrea Stock (the “Industrea Certificates”) and receiving the Newco Common Shares issuable in respect of the shares of

Industrea Stock represented thereby or otherwise held by such Industrea Stockholder. After the Industrea Effective Time, each Industrea Stockholder, upon surrender of an Industrea Merger Letter of Transmittal, shall be entitled to receive from the Exchange Agent in exchange therefor such number and type of Newco Common Shares as described in the Industrea Closing Exchange Schedule. Notwithstanding the foregoing, in the event that, prior to the Closing Date, an Industrea Stockholder delivers an Industrea Merger Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, such Industrea Stockholder shall be entitled to receive from the Exchange Agent in exchange therefor at the Closing such Newco Common Shares as described in the immediately preceding sentence. In the event that any Industrea Stockholder’s shares of Industrea Stock are certificated, such Industrea Stockholder shall be required to surrender and deliver to the Exchange Agent all Industrea Certificates, or a duly completed affidavit of loss (in form and substance reasonably acceptable to Newco) with respect to any lost, stolen, or destroyed Industrea Certificate, together with such Industrea Stockholder’s Industrea Merger Letter of Transmittal, before such Industrea Stockholder shall be entitled to receive payment of its applicable portion of the Newco Common Shares pursuant to this Section 3.9(e)(ii). Pending such surrender of an Industrea Stockholder’s Industrea Certificate(s), such Industrea Certificate(s) shall be deemed for all purposes to evidence such Industrea Stockholder’s right to receive the Newco Common Shares into which such shares of Industrea Stock shall have been converted as a result of the Industrea Merger.
(f) From and after the Industrea Effective Time, (i) Industrea Stockholders shall cease to have any rights as stockholders of Industrea and (ii) the consideration paid pursuant to this Section 3.9 upon the delivery of the Industrea Merger Letters of Transmittal (and surrender of Industrea Certificates, if any) in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Industrea Stock, subject to the continuing rights of Industrea Stockholders under this Agreement. At the Industrea Effective Time, the transfer books of Industrea shall be closed and no transfer of shares of Industrea Stock shall be made thereafter.
(g) Newco may cause the Exchange Agent to return any Newco Common Shares remaining unclaimed 180 days after the Industrea Effective Time, and thereafter each remaining record holder of outstanding shares of Industrea Stock shall be entitled to look to Newco (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to such shares and warrants and dividends and distributions thereon to which he, she, or it is entitled upon surrender of his, her, or its certificates.
(h) The Industrea Parties shall, at or prior to the Industrea Effective Time, cause any lockup agreements to which Industrea is a party to be assigned to and assumed by Newco and such lockup agreement shall, from and after the Industrea Effective Time, govern the Newco Common Shares issued in exchange for the applicable Industrea Shares.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Industrea Parties as of the date of this Agreement and as of the Closing Date as follows:
4.1 Corporate Organization.   The Company has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Delaware and has the corporate power and authority to own or lease its properties and assets and to conduct its business as it is now being conducted. The copies of the certificate of incorporation and bylaws of the Company, as currently in effect, previously made available in the electronic data room by the Company to Industrea or its representatives are true and complete, and the Company is not in default under or in violation of any provision thereof. The Company is duly licensed or qualified to do business and (where applicable) is in good standing as a foreign corporation in each jurisdiction in which the ownership, operation or lease of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Company.

4.2 Subsidiaries.
(a) The Subsidiaries of the Company and their jurisdiction of incorporation or organization are set forth on Schedule 4.2. The Subsidiaries have been duly formed or organized and are validly existing under the laws of their respective jurisdictions of incorporation or organization and have the power and authority to own or lease their respective properties and assets and to conduct their respective businesses as now being conducted.
(b) The Company has previously provided to Industrea or its representatives true and complete copies of the organizational documents of its Subsidiaries, as currently in effect, and no Subsidiary is in default under or in violation of any provision thereof. Each Subsidiary of the Company is duly licensed or qualified to do business and (where applicable) in good standing (or equivalent thereof) as a foreign corporation (or other entity, if applicable) in each jurisdiction in which the ownership, operation or lease of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Company.
4.3 Due Authorization.   The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and/or certificate expressly contemplated hereby (the “Transaction Documents”) to which it is a party (subject to the consents, approvals, authorizations and other requirements described in Section 4.5) to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Transaction Documents (other than the Written Consent). This Agreement has been, and each of the Transaction Documents to which the Company is a party has been or will be at or prior to Closing, duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a legal, valid and binding obligation of Industrea and Concrete Merger Sub) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Remedies Exception”).
4.4 No Conflict.   Except as set forth on Schedule 4.4 and except as may result from any facts or circumstances relating solely to Industrea or any of its Affiliates, subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5 or on Schedule 4.5, the execution and delivery of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not, as of the Closing, indirectly or directly, (a) violate any provision of, or result in the breach of, any applicable Law to which the Company or any of its Subsidiaries is subject or by which any property or asset of the Company or any of its Subsidiaries is bound, (b) conflict with, result in a breach or violation of or constitute a default under any of the provisions of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, (c) violate any provision of, result in a breach of, require a consent under, terminate or result in the termination of, or give rise to any right of revocation, withdrawal, suspension, acceleration, cancellation, modification, imposition of additional obligations or loss of rights or payment becoming due under any Contract listed on Schedule 4.12 or result in the creation of any Lien under any such Contract upon any of the properties or assets of the Company or any of its Subsidiaries, or constitute an event which, with or without notice or lapse of time or both, would result in any such violation, breach, termination, right or creation of a Lien or (d) result in a violation or revocation of any required license, permit or approval from any Governmental Authority.
4.5 Governmental Consents.   Except as may result from any facts or circumstances relating solely to Industrea or any of its Affiliates, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Company with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act or any applicable foreign competition Law, (b) compliance with any applicable requirements of the securities Laws, (c) as otherwise disclosed on Schedule 4.5 and (d) the filing of the Certificate of Merger in accordance with the DGCL.
4.6 Capitalization of the Company.
(a) The authorized capital stock of the Company consists of  (i) 15,000,000 shares of common stock, par value of  $0.001 per share, of the Company, of which 7,686,789 shares are issued and outstanding as of the date of this Agreement and (ii) 2,423,711 shares of preferred stock, par value $.001 per share, of the Company, of which 2,342,265 shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid and nonassessable. Upon the consummation of the Closing, Concrete Parent will be the beneficial owner of the entire equity interest of the Company, free and clear of all Liens other than any restrictions on sales of securities under applicable securities Laws.
(b) Schedule 4.6(b) sets forth, as of the date hereof, a true, correct and complete list of each outstanding Option, including the name of the holder of each such Option, the number of shares of Common Stock subject to each such Option, and the exercise price per share of each such Option.
(c) Other than the outstanding Options and except as set forth on Schedule 4.6(c), the Company has no (i) outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Company Stock, (ii) other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase or redemption of shares of Company Stock, and (iii) agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock. Except for this Agreement and as set forth on Schedule 4.6(c), there is no voting trust, proxy or other agreement or understanding with respect to the voting of the shares of Company Stock. Other than the outstanding Options, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar equity awards with respect to the Company. No holder of indebtedness of the Company has any right to convert or exchange such indebtedness for any equity securities of the Company or any of its Subsidiaries.
4.7 Capitalization of Subsidiaries.
(a) The outstanding shares of capital stock of  (or other equity interests in) each of the Subsidiaries set forth on Schedule 4.2 have been duly authorized and validly issued and (if applicable) are fully paid and nonassessable. Except as set forth on Schedule 4.7(a), the Company or one or more of its Subsidiaries own of record and beneficially all the issued and outstanding shares of capital stock of  (or other equity interests in) such Subsidiaries free and clear of any Liens other than (i) as may be set forth in the certificate of formation, limited liability company agreement, limited partnership agreement, certificate of incorporation or bylaws, or similar organizational documents of such Subsidiary, (ii) for any restrictions on sales of securities under applicable securities Laws and (iii) Permitted Liens.
(b) Except as set forth on Schedule 4.7(b), there are no (i) outstanding options, warrants, calls, rights or other securities convertible into or exercisable or exchangeable for any shares of capital stock of  (or other equity interests in) such Subsidiaries, (ii) any other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of such Subsidiaries’ shares of capital stock (or other equity interests), or (iii) any agreements of any kind which may obligate any Subsidiary of the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its shares of capital stock (or other equity interests). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar equity awards with respect to any of the Subsidiaries. No holder of indebtedness of any Subsidiary has any right to convert or exchange such indebtedness for any equity securities of the Company or any Subsidiary.
(c) Except for the equity interests of the Subsidiaries set forth on Schedule 4.2 and as set forth on Schedule 4.7(c), neither the Company nor any of its Subsidiaries owns, controls or has any rights to acquire, directly or indirectly, any capital stock or other equity interest in any other Person.

4.8 Financial Statements.   Attached as Schedule 4.8 are (a) the audited consolidated balance sheets and statements of income, cash flow and stockholders’ equity of the Company and its Subsidiaries, as of and for the twelve-month periods ended October 31, 2017 and October 31, 2016, respectively, together with the auditor’s report thereon, including, in each case, any notes thereto, (the “Audited Financial Statements”) and (b) an unaudited consolidated balance sheet and statements of income and cash flow of the Company and its Subsidiaries as of and for the six (6)-month period ended April 30, 2018 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). Except as set forth on Schedule 4.8, the Financial Statements (including the notes thereto) are true, correct and complete, are consistent with the books and records of the Company and its Subsidiaries and present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except in the case of the Interim Financial Statements for the absence of footnotes and other presentation items and for normal year-end adjustments).
4.9 Undisclosed Liabilities; Indebtedness.
(a) Except as set forth on Schedule 4.9(a), there is no material liability, debt or obligation of the Company or any of its Subsidiaries, except for liabilities and obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of the operation of business of the Company and its Subsidiaries (none of which relate to a breach of Contract, breach of warranty, tort, infringement, violation of Law, Governmental Order, Permit or any Action), or (c) incurred in connection with the transactions contemplated by this Agreement.
(b) Schedule 4.9(b) sets forth, as of July 31, 2018, a true, correct and complete accounting of the Funded Debt of the Company and its Subsidiaries. The Company and each of its Subsidiaries have performed in all material respects all of its obligations required to be performed by it under each document evidencing its Funded Debt.
(c) Except as set forth on Schedule 4.9(c), neither the Company nor any Subsidiary has any outstanding liability, including, without limitation, amounts owing as deferred purchase price, including all seller notes and “earn-out” payments, in respect of the acquisition of any business or division, equity interests or all or a material portion of the assets of any Person.
4.10 Litigation and Actions.   Except (a) as set forth on Schedule 4.10 and (b) Actions under Environmental Law (as to which certain representations and warranties are made pursuant to Section 4.22), there are no pending or, to the knowledge of the Company, threatened, material Actions at law or in equity or, to the knowledge of the Company, investigations, against the Company or any of its Subsidiaries or any officer, director, employee, or manager of the Company or any of its Subsidiaries with respect to such Person’s capacity as such. To the knowledge of the Company, all liabilities or Losses suffered or incurred in connection with matters set forth on Schedule 4.10 are fully covered by insurance policies maintained by the Company or its Subsidiaries, subject to applicable deductibles, retentions and other policy limitations, and no claims in respect thereof have been denied or disputed by any applicable insurer. There is no material unsatisfied judgment or any open injunction binding upon the Company or any of its Subsidiaries.
4.11 Compliance with Laws.   Except with respect to (a) matters set forth on Schedule 4.11, (b) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 4.22) and (c) compliance with Laws related to employment of labor (as to which certain representations and warranties are made pursuant to Section 4.14), the Company and its Subsidiaries are in compliance, in all material respects, with and, during the three (3) year period prior to the date hereof, have complied in all material respects with, all applicable Laws or judgments applicable to it or the conduct of its business or the ownership or use of any of its properties or assets.
4.12 Contracts; No Defaults.
(a) Schedule 4.12(a) sets forth a true, correct and complete list of all Contracts described in clauses (i) through (xxii) below to which the Company or any of its Subsidiaries is a party or by which or any of their respective properties or assets is bound or affected or pursuant to which the Company or any of its Subsidiaries is an obligor or beneficiary (other than Company Benefit Plans and

Contracts relating to insurance policies set forth on Schedule 4.17). True, correct and complete copies of the Contracts listed on Schedule 4.12(a), including all written amendments, modifications and supplements to or waivers thereunder, have been made available in the electronic data room to Industrea or its representatives.
(i) Each Contract (other than (x) purchase orders with suppliers or customers entered into in the ordinary course of business and (y) Contracts of the type (without giving effect to dollar thresholds) described in other clauses of this Section 4.12(a)) that the Company reasonably anticipates will involve annual payments or consideration furnished by or to the Company or any of its Subsidiaries of more than $1,000,000 annually;
(ii) Each mortgage, note, debenture, other evidence of indebtedness, guarantee, loan, credit or financing agreement or instrument or other contract for money borrowed by the Company or any of its Subsidiaries or security agreement or other Contract or instrument that grant any Lien on any material asset of the Company or any of its Subsidiaries;
(iii) Each Contract (A) for the acquisition of any Person or any business division thereof or the disposition of any material assets of the Company or any of its Subsidiaries (other than in the ordinary course of business), in each case, involving payments in excess of  $1,000,000, other than Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing and (B) for the acquisition of any property or Person or any business division thereof with amounts owing as deferred purchase price, including all seller notes and “earn-out” payments;
(iv) Each lease, rental or occupancy agreement, real property license, installment or conditional sale agreement or other Contract that, in each case, provides for the ownership, leasing or occupancy of any Leased Real Property or Owned Real Property with annual required payments in excess of  $100,000;
(v) Each lease or sublease of any personal property, or that otherwise affects the ownership of, leasing of, title to, or use of, any personal property (other than leases or subleases for personal property and conditional sales agreements with annual required payments of less than $100,000);
(vi) Each joint venture Contract, partnership Contract, limited liability company Contract, strategic alliance Contract or other Contract with a third party involving any joint conduct or sharing of any business, venture or enterprise or sharing of profits, losses, costs or liabilities pursuant to which the Company or any of its Subsidiaries has any ownership interest in any other Person (in each case, other than with respect to wholly owned Subsidiaries of the Company);
(vii) Each Contract requiring capital expenditures after the date of this Agreement in an annual amount in excess of  $200,000;
(viii) Each Contract containing covenants expressly limiting in any material respect the freedom of the Company or any of its Subsidiaries to compete with any Person in a product line or line of business or to operate in any geographic area;
(ix) Each Contract pursuant to which the Company or any of its Subsidiaries licenses or otherwise grants a right to any Person to (A) manufacture or reproduce any products, services or technology of the Company or its Subsidiaries or (B) sell or distribute any products, services or technology of the Company or its Subsidiaries;
(x) Each Contract granting to any person (other than the Company) an option or a first-refusal, first-offer or similar preferential right to purchase or acquire any material assets of the Company or any of its Subsidiaries;
(xi) Each Contract granting any “most favored nations” or similar rights;
(xii) Each Contract relating to the development, registration, ownership or enforcement of any Intellectual Property that is material to the business of the Company or any of its Subsidiaries;

(xiii) Each Contract pursuant to which the Company or any of its Subsidiaries licenses material Intellectual Property from or to a third party, other than (A) click-wrap, shrink-wrap and off-the-shelf software licenses, and any other software licenses that are available on standard terms to the public generally with license, maintenance and support fees less than $10,000 per year and (B) nonexclusive licenses granted by the Company or any of its Subsidiaries to its customers in the ordinary course of business consistent with past practice;
(xiv) Each Contract for financial management services, financial advisory services or other similar financial consulting services;
(xv) Each Contract which provides for a loan or advance of any amount to any director or officer of the Company or any of its Subsidiaries, other than advances for travel and other appropriate business expenses in the ordinary course of business;
(xvi) Each power of attorney granted by or on behalf of the Company or any of its Subsidiaries;
(xvii) Each warranty, indemnification, guaranty or other similar undertaking with respect to contractual performance extended by the Company or any of its Subsidiaries other than in the ordinary course of business; provided, that the “ordinary course of business” shall include such warranties, guaranties or other similar undertakings as may be extended in connection with concrete pumping and concrete waste disposal, containment and recycling services performed by the Company and its Subsidiaries as well as sales of spare parts and inventory;
(xviii) Each Contract which involves payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of the Company or any of its Subsidiaries;
(xix) Each employment, severance, retention, or independent contractor Contract with any employee or independent contractor pursuant to which such employee or independent contractor is eligible to receive annual cash compensation in excess of  $100,000;
(xx) Each collective bargaining agreement, works council, agreement, or other similar Contract with any labor union or employee representatives;
(xxi) Each settlement agreement with respect to any pending or threatened Action entered into within twelve (12) months prior to the date of this Agreement, other than (A) releases entered into with former employees or independent contractors of the Company or any of its Subsidiaries in the ordinary course of business in connection with routine cessation of such employee’s or independent contractor’s employment with or retention by the Company or any of its Subsidiaries or (B) settlement agreements for cash only (which has been paid) and does not exceed $250,000 as to such settlement;
(xxii) Each Contract for a charitable or political contribution; and
(xxiii) Each Contract for the purchase or supply of gasoline or fuel requiring annual payments in excess of  $200,000.
(b) Except as set forth on Schedule 4.12(b) all of the Contracts set forth on Schedule 4.12(a) are (i) in full force and effect, subject to the Remedies Exception, and (ii) represent the valid and binding obligations of the Company or its applicable Subsidiaries party thereto and, to the knowledge of the Company, represent the valid and binding obligations of the other parties thereto. Except as set forth on Schedule 4.12(b), and except, in each case, where the occurrence of such breach or default would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (x) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in material breach of or material default under any such Contract, (y), neither the Company nor any of its Subsidiaries has received any claim or notice of material breach of or material default under any such Contract, and (z) to the knowledge of the Company, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract (in each case, with or without notice or lapse of time or both).

4.13 Company Benefit Plans.
(a) Schedule 4.13(a) sets forth a true, correct and complete list of each Company Benefit Plan. “Company Benefit Plan” means each Plan providing compensation or benefits to any director, officer, employee, independent contractor or consultant of the Company or its Subsidiaries, which is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any actual or contingent obligation or liability. Any Company Benefit Plan in which any current or former director, officer, employee, independent contractor or consultant of the Company or its Subsidiaries who resides outside of the United States participates is a “Foreign Benefit Plan,” and each Foreign Benefit Plan in which any current or former director, officer, employee, independent contractor or consultant of the Company or its Subsidiaries who resides in the United Kingdom participates is a “UK Benefit Plan.”
(b) With respect to each Company Benefit Plan, the Company has made available, in the electronic data room or otherwise, to Industrea copies of  (i) such Company Benefit Plan document and any amendments thereto and, with respect to any unwritten Company Benefit Plan, a written description of the material terms of such plan, (ii) the most recent summary plan description (if any), (iii) the most recent annual report on Form 5500s and all attachments thereto filed with the Internal Revenue Service with respect to such Company Benefit Plan (if applicable), (iv) the most recent nondiscrimination testing results, if applicable, (v) the most recent audited financial statements, if applicable, (vi) the most recent determination, advisory, or opinion letter, if any, issued by the Internal Revenue Service with respect to such Company Benefit Plan, if applicable, and (vii) any material correspondence with the Internal Revenue Services, the U.S. Department of Labor, or any other Governmental Authority within the past twelve (12) months. With respect to each Multiemployer Plan, the Company and its Subsidiaries have made available, in the electronic data room or otherwise, to Industrea true, correct and complete copies of  (A) contribution reports for the last five (5) plan years; (B) all currently-effective participation agreements for the Company and its Subsidiaries; (C) funding notices for the last three (3) years; (D) any notices of endangered or critical status; (E) any notices of funding improvement or rehabilitation plans; (F) any notices of a complete or partial withdrawal, including any estimates of withdrawal liability; and (G) all material correspondence between the Multiemployer Plan and the Company or any of its Subsidiaries relating to funding deficiencies, reorganization, insolvency or termination, in each case, of such Multiemployer Plan.
(c) With respect to each Company Benefit Plan, including any Foreign Benefit Plan: (i) such Company Benefit Plan has been maintained, funded, operated, and administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, (ii) all contributions and premiums required to be made with respect to such Company Benefit Plan have been made or, to the extent not yet due, accrued on the Company’s financial statements, and (iii) if such Company Benefit Plan is intended to be qualified within the meaning of Section 401(a) of the Code, such Company Benefit Plan has received a favorable determination, advisory or opinion letter as to the form of such plan and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of such Company Benefit Plan.
(d) Except as set forth on Schedule 4.13(d), (i) if intended to qualify for special Tax treatment under applicable non-U.S. Laws, each Foreign Benefit Plan meets all requirements for such treatment, (ii) if required to be registered under applicable non-U.S. Laws, each Foreign Benefit Plan has been registered and has been maintained in good standing with the applicable Governmental Authorities, and (iii) each Foreign Benefit Plan does not have any unfunded or underfunded liabilities not accurately accrued in accordance with applicable Laws and accounting standards.
(e) Except for the Multiemployer Plans set forth on Schedule 4.13(e), no Company Benefit Plan is, and neither the Company nor any of its Subsidiaries, nor its or their respective ERISA Affiliates sponsors or contributes to, or has, within the past six (6) years, sponsored, contributed to or been required to contribute to, (i) a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA), (ii) any other pension plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (iii) a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f) Except as set forth on Schedule 4.13(f), with respect to each Multiemployer Plan: (i) none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has incurred any “withdrawal liability” (pursuant to Part I of Subtitle E of Title IV of ERISA) under any such plan which has not been satisfied in full; (ii) none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has received any notification that any such plan is in reorganization pursuant to Section 4241 of ERISA, has been terminated pursuant to Section 4041A of ERISA or is insolvent pursuant to Section 4245 of ERISA; and (iii) neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in the Company, its Subsidiaries or any of their respective ERISA Affiliates incurring any “withdrawal liability” (pursuant to Part I of Subtitle E of Title IV of ERISA) under any such plan (including any contingent liability incurred on account of Seller or any of its ERISA Affiliates). To the knowledge of the Company, each Multiemployer Plan primarily covers employees in the building and construction industry and satisfies the requirements as a “building and construction industry” plan, in each case, within the meaning of Section 4203(b) of ERISA.
(g) No Company Benefit Plan provides health, life, death or disability benefits to any officer, director or employee of the Company or its Subsidiaries following retirement or other termination of employment, other than as required by Section 4980B of the Code, or similar applicable law, or for continued coverage through the end of the month in which such retirement or termination occurs.
(h) With respect to the Company Benefit Plans, no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries. The Company and its Subsidiaries have, for purposes of each Company Benefit Plan and for purposes of Tax withholding, correctly classified all individuals performing services for any such entity as employees and independent contractors, as applicable.
(i) Neither the Company nor any Subsidiary of the Company has any obligation or commitment to “gross up” any Person with respect to Taxes under Section 409A or 4999 of the Code.
(j) Except as set forth in Schedule 4.13(j), neither the Company’s execution of, nor the performance of the transactions contemplated by, this Agreement will, either alone or in connection with any other event, (i) result in any payment, severance or benefit becoming due to any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, (ii) increase the amount of any compensation, severance, or benefits payable under any Company Benefit Plan, (iii) result in the acceleration of the time of payment, funding, or vesting of any compensation, severance, or benefit due to any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, or (iv) result in any payment that, individually or in combination with any other payment, would, as of the Closing, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.
(k) Each Company Benefit Plan that is a nonqualified deferred compensation plan (as defined in Section 409A(d)(1) of the Code) has been maintained in all material respects in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom, and no participant has incurred or would reasonably be expected to incur income acceleration or Taxes under Section 409A of the Code with respect to any payment to be made under any such Company Benefit Plan.
(l) With respect to each UK Benefit Plan, (i) no contribution notice or financial support direction under the United Kingdom Pensions Act 2004 has been issued to the Company or any Subsidiary of the Company in respect of any UK Benefit Plan and there is no fact or circumstance reasonably likely to give rise to any such notice or direction; (ii) the Company and each of its Subsidiaries, to the extent applicable, has complied with its automatic enrollment obligations as required by the United Kingdom Pensions Act 2008 and associated legislation; and (iii) no UK Benefit Plan is a defined benefit pension plan or scheme.

4.14 Labor Relations.
(a) Except as set forth on Schedule 4.14(a) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, work council agreement, trade union agreement, or other similar agreement for the representation of employees. With respect to the Company and its Subsidiaries, there is no labor strike, slowdown, work stoppage, picketing or other labor disruption pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. No union or labor representative organizing activities are taking place or have taken place in the past two (2) years at any of the locations operated by the Company or its Subsidiaries.
(b) To the extent permitted by applicable Law, Schedule 4.14(b) sets forth a true, correct and complete list of all employees of the Company and its Subsidiaries including each employee’s title, location, employing entity, current annual rate of compensation or hourly wage, current target bonus opportunity, status (full-time or part-time, exempt or non-exempt, and active or on leave), and date of hire. All United States employees of the Company and its Subsidiaries classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified.
(c) To the extent permitted by applicable Law, Schedule 4.14(c) sets forth a true, correct and complete list of each independent contractor, temporary employee, and consultant providing services to the Company or its Subsidiaries, including the present rate of compensation payable by the Company or its Subsidiaries to each such independent contractor, temporary employee, and consultant.
(d) The Company and its Subsidiaries are and, in the past three (3) years, have been in compliance in all material respects with all applicable Laws relating to employment, wages and hours, immigration, plant closings and layoffs under the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) and other similar applicable Laws, unemployment insurance, workers’ compensation, pay equity, discrimination in employment, wrongful discharge, collective bargaining, fair labor standards wages and hours, affirmative action, civil rights, background checks, hiring practices, and occupational health and safety. There are no Actions pending, or to the knowledge of the Company, threatened against the Company or its Subsidiaries by or on behalf of any current or former employee of the Company or its Subsidiaries related to any labor or employment matter.
(e) The Company and its Subsidiaries have not, within the last three years, (i) taken any action that constitutes a “mass layoff,” “mass termination,” or “plant closing” within the meaning of the WARN Act or similar state, local, or foreign Laws, or (ii) incurred any liability under the WARN Act or similar state, local, or foreign Laws that remains unsatisfied.
(f) The Company and its Subsidiaries have paid in full (i) to their respective employees and former employees, any wages, salaries, bonuses, commissions, overtime, cash-outs of accrued and unused vacation or paid time off, leave or severance amounts, and any other compensation due and payable to such Persons, and (ii) to their respective independent contractors, consultants, and temporary employees, any fees for services due and payable to such Persons.
(g) The Company and its Subsidiaries have provided or made available, in the electronic data room or otherwise, to Industrea current and complete copies of forms of the non-competition and non-solicitation Contracts entered into between the Company or any Subsidiary and the employees, consultants, independent contractors and temporary employees thereof. The Company and its Subsidiaries have not sought to enforce any noncompetition or non-solicitation Contract covering a former employee of the Company or any Subsidiary of the Company in the past three (3) years.
(h) In the three (3) years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries (nor any predecessor or owner of any part of their respective businesses) has been a party to a relevant transfer for the purposes of the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 affecting any of the employees or any other persons engaged in the business of the Company or any of its Subsidiaries. No such persons have had their terms or employment varied for any reason as a result of or connected with such a transfer.

4.15 Taxes.   Except as set forth on Schedule 4.15:
(a) All income and other material Tax Returns required to be filed by the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file) in accordance with all applicable Laws, and all such Tax Returns are true and complete in all material respects.
(b) The Company and its Subsidiaries have timely paid all material Taxes which are due and payable by the Company and its Subsidiaries.
(c) All material Taxes required to be withheld by the Company and its Subsidiaries have been timely and properly withheld and paid over to the appropriate Governmental Authority.
(d) No audit or other proceeding by any Governmental Authority is in progress, pending, or to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries with respect to any Taxes due from the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary of the Company has received written notice from any Governmental Authority that the Company or any of its Subsidiaries is required to pay Taxes or file Tax Returns in a jurisdiction in which the Company or such Subsidiary does not file Tax Returns or pay Taxes. Neither the Company nor any Subsidiary of the Company has commenced a voluntary disclosure proceeding in any state or local or non-U.S. jurisdiction relating to any material Taxes that has not been fully resolved or settled.
(e) There are no Tax indemnification or Tax sharing agreements under which the Company or any of its Subsidiaries would reasonably be expected to be liable after the Closing Date for a material Tax liability of any Person that is neither the Company nor one of its Subsidiaries, other than commercial agreements or arrangements that do not relate primarily to Taxes. Neither the Company nor any Subsidiary of the Company is liable for Taxes of any other Person (other than the Company or any Subsidiary of the Company) as a result of successor liability, transferee liability, or joint or several liability under Law (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. Laws).
(f) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(g) Neither the Company nor any of its Subsidiaries has entered into a “listed transaction” (or a substantially similar transaction) that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder.
(h) The aggregate unpaid Taxes of the Company and each Subsidiary of the Company do not materially exceed the reserves for current Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the most recent balance sheet. Since the date of the most recent balance sheet, neither the Company nor any Subsidiary of the Company has (i) incurred any material Taxes outside the ordinary course of business, (ii) changed a material method of accounting for Tax purposes, (iii) entered into any agreement with any Governmental Authority (including a “closing agreement” under Code Section 7121) with respect to any material Tax matter, (iv) surrendered any right to a material Tax refund, (v) changed an accounting period with respect to Taxes, (vi) filed an amended material Tax Return, or (vii) changed or revoked any material Tax election.
(i) There are no material Liens for Taxes on any assets of the Company or any Subsidiary of the Company, other than Permitted Liens.
(j) Neither the Company nor any Subsidiary of the Company has ever been a member of any Affiliated Group (other than an Affiliated Group the common parent of which is the Company or another Affiliated Group the only members of which were the Company and/or one or more of its Subsidiaries).
(k) Neither the Company nor any Subsidiary of the Company has a request for a private letter ruling, a request for technical advice, or another similar request pending with any Governmental Authority that relates to the Taxes or Tax Returns of the Company or any of its Subsidiaries. Neither

the Company nor any Subsidiary of the Company has executed or filed with any Governmental Authority any agreement or other document extending or having the effect of extending the statute of limitations for assessment, collection or other imposition of any material Tax that is still in effect.
(l) Neither the Company nor any Subsidiary of the Company is required to include any material item of income in, or exclude any material item of deduction from, its taxable income for any period (or portion thereof) beginning after the Closing Date as a result of  (i) an installment sale transaction occurring on or before the Closing governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws), (ii) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal Income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws), (iii) any prepaid amounts received or paid on or prior to the Closing or deferred revenue realized on or prior to the Closing, (iv) a change in method of accounting made before the Closing Date with respect to a Pre-Closing Tax Period, or (v) a Tax agreement entered into with any Governmental Authority (including a “closing agreement” under Code Section 7121 or any “gain recognition agreements” entered into under Code Section 367) on or prior to the Closing Date. Neither the Company nor any Subsidiary of the Company has made an election (including a protective election) pursuant to Code Section 108(i). Neither the Company nor any Subsidiary of the Company currently uses the cash method of accounting for Income Tax purposes. Neither the Company nor any Subsidiary of the Company has made an election under Section 965(h) or Section 965(n) of the Code.
(m) Other than the Subsidiaries listed on Schedule 4.2 that are organized in a non-U.S. jurisdiction or the Subsidiaries set forth on Schedule 4.15(m), neither the Company nor any Subsidiary of the Company owns an interest in any Flow-Thru Entity.
(n) Notwithstanding anything to the contrary in this Agreement, the representations and warranties in Section 4.13 and in this Section 4.15 shall be the only representations or warranties of the Company in this Agreement with respect to Tax matters. Nothing in this Section 4.15 or otherwise in this Agreement shall be construed as a representation or warranty with respect to (i) the amount or availability in a taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit carryover or other Tax asset generated or arising in or in respect of a taxable period (or portion thereof) ending on or before the Closing Date or (ii) any Tax positions that Industrea or any of its Affiliates (including the Company and its Subsidiaries) may take in or in respect of a Tax period (or portion thereof) beginning after the Closing Date.
4.16 Brokers’ Fees.   Except for Robert W. Baird & Co. or its Affiliate (the fees and expenses of which incurred by the Company pursuant to its engagement in connection with the transactions contemplated hereby shall constitute Transaction Expenses hereunder), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission, for which Industrea, the Company or any of its Subsidiaries would be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company, any of its Subsidiaries or any of their Affiliates.
4.17 Insurance.
(a) Schedule 4.17(a)(i) contains a true, correct and complete list of all certificates, binders and policies of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company or any of its Subsidiaries as of the date of this Agreement. For each such certificate of insurance, binder and policy so listed, Schedule 4.17(a)(i) also sets forth: (A) all applicable binder or policy numbers, (B) the name and address of the insurance carrier, (C) the identity of the names insured, (D) the annual premium and the policy or binder period, and (E) the coverable liability limits (including any deductible or retention, if any). True and complete copies of such insurance policies have been made available in the electronic data room to Industrea or its representatives. The historical insurance programs of the Company and its Subsidiaries are commercially reasonable and there are no historical gaps in coverage. Except as set forth in Schedule 4.17(a)(ii), (A) neither the Company nor any of its Subsidiaries has received any written notice from any insurer under any such insurance policies, canceling or materially adversely amending any such policy or denying renewal of coverage thereunder and (B) all premiums on such insurance policies due and payable have been paid in full.

(b) There are no outstanding claims which have been denied or disputed by the insurer. The Company and its Subsidiaries maintain, and at all times during the past three (3) years have maintained, in full force and effect, certificates of insurance, binders and policies of such types and in such amounts and for such risks, casualties and contingencies as is reasonably adequate to insure the Company and its Subsidiaries against insurable losses, damages, claims and risks to or in connection with or relating to their respective businesses, properties, assets and operations. Except as set forth on Schedule 4.17(b), none of the Company nor any of its Subsidiaries has ever maintained, established, sponsored, participated in or contributed to any self-insurance program, retrospective premium program or captive insurance program.
4.18 Licenses, Permits and Authorizations.   Except as set forth on Schedule 4.18, and except with respect to licenses, approvals, consents, registrations and permits required under applicable Environmental Laws (as to which certain representations and warranties are made pursuant to Section 4.22), the Company and its Subsidiaries have obtained and are in material compliance with, all of the material licenses, approvals, consents, registrations, waivers, exemptions and permits (collectively, “Permits”) necessary under applicable Laws to permit the Company and its Subsidiaries to own, operate, use and maintain their assets in the manner in which they are now operated, used and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted. All applications required to have been filed for the renewal of such Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Authority. All such Permits are renewable by their terms or in the ordinary course of business. Since January 1, 2015, (i) there has not occurred any default under any material Permit by the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority relating to the revocation or modification of any material Permit or with respect to any failure by the Company or any of its Subsidiaries to have any material Permit required in connection with the operation of their businesses and no material violations have been recorded in respect of any material Permits, and (iii) to the knowledge of the Company, there have been no threatened claims, actions, suits or other proceedings or investigations before or by any Governmental Authority that would reasonably be expected to result in the revocation or termination of any such Permit that is material to the conduct of the business of the Company and its Subsidiaries as currently conducted.
4.19 Business Equipment and Other Tangible Personal Property.
(a) Schedule 4.19(a) contains a true, correct and complete list of the Business Equipment owned by the Company or its Subsidiaries as of July 31, 2018.
(b) Except as set forth on Schedule 4.19(b), the Company or one of its Subsidiaries owns and has good title to all Business Equipment and all other material machinery, equipment and other tangible personal property reflected on the books of the Company and its Subsidiaries as owned by the Company or one of its Subsidiaries, free and clear of all Liens other than Permitted Liens. All such Business Equipment and other material machinery, equipment and other tangible personal property, taken as a whole, is in all material respects in good working order and condition, ordinary wear and tear excepted, is free from latent and patent defects, is suitable for the purposes for which it is being used by the Company and has been maintained substantially in accordance with normal industry practice.
4.20 Real Property.
(a) Schedule 4.20(a)(i) sets forth a true, correct, and complete list of all Owned Real Property and identifies the record owner thereof. Except as set forth on Schedule 4.20(a)(ii), the Company or one of its Subsidiaries has good and marketable fee simple title to all Owned Real Property, subject only to any Permitted Liens. For each parcel of Owned Real Property, the Company has delivered to Industrea copies of all current vesting deeds, title insurance policies, surveys for the Owned Real Property, in each case, to the extent in the Company’s possession. There are no outstanding options, rights of first refusal, rights of first offer or other agreements for the purchase of all or any portion of any of the Owned Real Property. For each parcel of Owned Real Property, the Company has delivered to Industrea copies of all current leases, licenses, and other occupancy agreements entered into by the

Company or any of its Subsidiaries as landlord, licensor or owner of the Owned Real Property collectively, the “Company Leases”). All Company Leases including all amendments, modifications, supplements thereto have been made available in the electronic data room to Industrea. The Company and its Subsidiaries have performed and observed in all material respects all covenants, conditions and agreements required to be performed or observed by the applicable Company or its Subsidiaries in connection with the Company Leases. Neither the Company nor its Subsidiaries are in default under any of the Company Leases and, to the knowledge of the Company, no event or circumstance exists that, with the notice or lapse of time, or both, would constitute a default on the part of the Company or any of its Subsidiaries. To the knowledge of the Company, no tenant, licensee or other occupant is in default under any of the Company Leases and no event or circumstance exists that, with the notice or lapse of time, or both, would constitute a default by the tenant, licensee or occupant. The Company has made available in electronic data room to Industrea a true, correct and complete copy of all Company Leases.
(b) Schedule 4.20(b)(i) sets forth a true, correct and complete list of  (a) each Leased Real Property and (b) all leases, subleases, licenses and other agreements allowing for the lease, use or occupancy of such Leased Real Property by the Company or its Subsidiaries (along with all amendments, modifications and supplements thereto) (collectively, the “Leases”) and the parties to each such Lease that, with respect to subsection (b), require aggregate annual rental payments in excess of  $100,000. Except as set forth on Schedule 4.20(b)(ii), (i) the Company or one of its Subsidiaries has a valid and enforceable leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, subject to the Remedies Exceptions and any Permitted Liens and (ii) neither the Company nor any of its Subsidiaries has received any written notice from any lessor, licensor or other counterparty of such Leased Real Property of, nor does the Company or any of its Subsidiaries have knowledge of the existence of, any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by any party to the Leases. The Company has made available in electronic data room to Industrea a true, correct and complete copy of all Leases.
(c) The buildings, material building components, structural elements of the improvements, roofs, foundations, parking and loading areas, mechanical systems (including all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and fire/life safety systems) within any improvements of the Owned Real Property or Leased Real Property are in good working condition and repair and sufficient for the operation of the business by Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has received notice of  (i) any condemnation, eminent domain or similar proceedings affecting any parcel of Owned Real Property or Leased Real Property, (ii) any special assessment or pending improvement liens to be made by any Governmental Authority, or (iii) violations of any building codes, zoning ordinances, governmental regulations or covenants or restrictions affecting any Owned Real Property or Leased Real Property. There are no recorded or unrecorded agreements, easements, or encumbrances that materially interfere with the continued operation of the business as currently conducted on all Owned Real Property and Leased Real Property.
(d) All water, gas, electrical, stream, compressed air, telecommunication, sanitary and storm sewage lines and other utilities and systems servicing each parcel of Owned Real Property and, to the Company’s knowledge, Leased Real Property are sufficient for the continued operation of the business of the Company and its Subsidiaries as currently conducted in all material respects.
(e) No portion of the Owned Real Property or the Leased Real Property has suffered damage by fire or other casualty loss which has not been repaired and restored to its original condition in all material respects.
(f) Neither the Company nor any of its Subsidiaries has received any written notice from any insurance company of defects or inadequacies in the Owned Real Property or Leased Real Property that would affect the insurability of any parcel or may cause or result in any material amendment (including material increase of premiums).
(g) The Owned Real Property and the Leased Real Property constitutes all of the real property used in the operation of the Company’s business.

4.21 Intellectual Property.
(a) Schedule 4.21(a)(i) sets forth a true, correct and complete list of all of the Owned Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority, quasi-governmental authority or registrar (the “Registered Intellectual Property”), including (i) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed; (ii) the registration or application date, as applicable, for each such item of Registered Intellectual Property; and (iii) the record owner of each such item of Registered Intellectual Property. All Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. The Company or one of its Subsidiaries is the sole and exclusive owner of all Registered Intellectual Property, free and clear of all Liens (other than Permitted Liens). To the knowledge of the Company, all Registered Intellectual Property, excluding applications for registrations, is valid and enforceable. Except as set forth on Schedule 4.21(a)(ii), to the knowledge of the Company, the Company or one of its Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement or permission all other Intellectual Property used in the operation of the business of the Company and its Subsidiaries, as presently conducted. No loss or expiration of any material Owned Intellectual Property is threatened or pending, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company or any of its Subsidiaries, including failure by the Company or any of its Subsidiaries to pay any required maintenance fees).
(b) Except as set forth on Schedule 4.21, the Company, the conduct of the business and all products and services of the Company and each of the its Subsidiaries and the use thereof have not infringed or otherwise violated, and do not infringe or otherwise violate, any Intellectual Property rights of any Person in any material respect. Neither the Company nor any of its Subsidiaries is the subject of any pending Action that (i) alleges a claim of infringement, misappropriation, dilution or violation of any Intellectual Property rights of any Person, and no such claim has been asserted or threatened against the Company or any of its Subsidiaries at any time during the past three (3) years or (ii) challenges the ownership, use, patentability, registration, validity or enforceability of any Owned Intellectual Property. During the past three (3) years, no Person has notified the Company or any of its Subsidiaries that any of such Person’s Intellectual Property rights are infringed, misappropriated or otherwise violated by the Company or any of its Subsidiaries in any material respect or that the Company or any of its Subsidiaries requires a license to any of such Person’s Intellectual Property rights in order for the Company or any of its Subsidiaries to continue activities that are material to the business as currently conducted or as proposed to be conducted.
(c) To the knowledge of the Company, the material IT Assets are operational, fulfill the purposes for which they were acquired or developed, have security, back-ups and disaster recovery arrangements in place and hardware and software support, maintenance and trained personnel which are at a commercially reasonable level for the current and anticipated future needs of business. The Company and its Subsidiaries have taken commercially reasonable measures to implement disaster recovery and security plans, procedures and facilities and have taken reasonable steps consistent with or exceeding industry standards for the field of business to safeguard the availability, security and integrity of the material IT Assets and all data and information stored thereon, including from unauthorized access and code such as from material bugs, errors, disabling codes, spyware, Trojan horses, worms or other malicious code intended to cause any unauthorized disrupting or disabling of the operation of, or provision of unauthorized access to, a computer system or network or other device on which such code is stored or installed. The Company or one of its Subsidiaries has maintained in the ordinary course of business all required licenses and service contracts, including the purchase of a sufficient number of license seats for all software, with respect to the material IT Assets. To the Company’s knowledge, the IT Assets have not suffered any security breach or material failure within the past three (3) years.
(d) To the knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries. Within the past three (3) years, neither the Company nor any of its Subsidiaries has sent any written notice, charge, complaint, claim or other written assertion asserting or threatening to assert any Action against any Person involving or relating to any Intellectual Property of the Company.
(e) The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all trade secrets and any other material confidential information of the Company and its Subsidiaries (and any confidential information owned by any Person to whom the Company or any of its Subsidiaries has a confidentiality obligation). No trade secrets or any other material confidential information of the Company or any of its Subsidiaries or of any Person to whom the Company or any of its Subsidiaries owes a duty of confidentiality has been disclosed by the Company or any of its Subsidiaries to any Person other than pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other material confidential information by such Person. No current or former founder, officer, director, shareholder, member, employee, contractor, or consultant of the Company or any of its Subsidiaries has any right, title or interest, directly or indirectly, in whole or in part, in any Owned Intellectual Property. The Company and its Subsidiaries have obtained from all Persons (including all current and former founders, officers, directors, shareholders, members, employees, contractors, consultants and agents) involved in the development of any Intellectual Property for Company or any of its Subsidiaries valid and enforceable written assignments of any such Intellectual Property to the Company or a Subsidiary of the Company or such Intellectual Property has been assigned to the Company by operation of law, except in each case where the failure to do so would not adversely affect the Company and its Subsidiaries in any material respect. To the knowledge of the Company, no such Person has contested the ownership of any material Intellectual Property by the Company.
4.22 Environmental Matters.   Except as set forth on Schedule 4.22, the Company and its Subsidiaries are in compliance in all material respects with all Environmental Laws and no unresolved material liability has arisen under such Environmental Laws. Except as set forth on Schedule 4.22, the Company and its Subsidiaries have timely obtained, maintain in full force and effect, hold, and are in material compliance with all Permits required under applicable Environmental Laws to permit the Company and its Subsidiaries to operate their assets, Owned Real Property and Leased Real Property (collectively, the “Environmental Permits”) in a manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted. Except as set forth on Schedule 4.22, there are no written claims, notices of violation or Actions pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law or Environmental Permit. No Governmental Order arising under or issued pursuant to any Environmental Law or Environmental Permit is presently pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has disposed of, arranged for the disposal of, transported, or released, owned or operated any property or facility contaminated by, exposed any Person to, or manufactured, distributed or sold any Hazardous Material (including at, on, under or from any Owned Real Property, Leased Real Property or any real property formerly owned or leased by the Company or any of its Subsidiaries during the time that the Company and its Subsidiaries owned or leased such real property), in each case in a manner that has not been in compliance in all material respects with applicable Environmental Laws or that has given or would reasonably be expected to give rise to liabilities for the Company or any of its Subsidiaries pursuant to applicable Environmental Laws. The Company has made available to Industrea all material environmental audits, assessments, and reports, including Phase I environmental site assessment reports and Phase II reports, in the Company’s or any of its Subsidiary’s possession or control. This Section 4.22 provides the sole and exclusive representations and warranties of the Company in respect of environmental matters, including any and all matters arising under Environmental Laws.
4.23 Absence of Changes.
(a) Except as set forth on Schedule 4.23(a), from the date of the most recent balance sheet included in the Financial Statements to the date of this Agreement, there has not been any Material Adverse Effect on the Company.
(b) Except as set forth on Schedule 4.23(b) or as expressly contemplated by this Agreement, from the date of the most recent balance sheet included in the Financial Statements through the date of this Agreement, the Company and its Subsidiaries have (i) conducted their respective businesses and operated their properties in the ordinary course of business consistent with past practice in all material respects and (ii) not taken any action which, if taken after the date hereof, would require the consent of Industrea under Section 6.1.
4.24 Affiliate Matters.   Except (a) as set forth on Schedule 4.24, (b) the Company Benefit Plans, (c) Contracts relating to labor and employment matters set forth on Schedule 4.14(a), and (d) contracts between or among the Company and any of its Subsidiaries, neither the Company nor any of its Subsidiaries is party to any Contract with any (i) present or former officer or director of the Company or any of its Subsidiaries or (ii) Affiliate of the Company.
4.25 Anti-Corruption Laws.
(a) Neither the Company nor any of its Subsidiaries, nor of its or their respective directors, managers, officers, employees, or agents, in each case, acting for or on behalf of the Company or any of its Subsidiaries, has offered, paid, promised to pay or authorized the payment of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services and entertainment and travel expenses that go beyond what is reasonable and customary, to (i) an executive, official, employee or agent of a Governmental Authority, (ii) a director, officer, employee, or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the United Nations, World Bank or International Monetary Fund), in order to obtain or retain business or direct business to the Company or its Subsidiaries or to secure any improper advantage for the Company of its Subsidiaries in each case in violation of applicable Anti-Corruption Laws.
(b) The Company, its Subsidiaries, and their respective directors, managers, officers, employees, and agents are in compliance with Anti-Corruption Laws applicable to the Company and its Subsidiaries. No part of the consideration to be paid in connection with the transactions contemplated by this Agreement shall be used for any purpose that would constitute a violation of any Anti-Corruption Law.
(c) Neither the Company nor any of its Subsidiaries has made any contribution or expenditure, whether in the form of money, products, services, facilities or discounts, for any election for political office or to any public official, except to the extent permitted by applicable Law.
4.26 Suppliers.
(a) Schedule 4.26(a) sets forth a true, correct and complete list of the ten (10) largest suppliers of raw materials, supplies, merchandise and other goods and services (collectively, the “Goods”) to the Company and its Subsidiaries during the fiscal years ending October 31, 2016 and October 31, 2017 (measured in each case by dollar volume of purchases during the applicable fiscal year of the Company) (the “Key Suppliers”) and the dollar amount for which each such Key Supplier invoiced the Company or its Subsidiaries during such period.
(b) The Company and its Subsidiaries have not experienced, and to the knowledge of the Company there do not exist, any material quality control deficiencies with the products currently being supplied or on order from any of the Key Suppliers.
(c) Since January 1, 2018, no Key Supplier has (A) canceled, terminated, or materially modified (in a manner adverse to the Company), or threatened to cancel, terminate or materially modify (in a manner adverse to the Company), its Contract, if any, with the Company or any of its Subsidiaries, (B) refused, or threatened in writing to refuse, to supply Goods to the Company or any of its Subsidiaries, (C) breached its obligations to the Company or any of its Subsidiaries in any material respect, or (D) failed to comply with the quality, quantity or delivery standards of the Company or any of its Subsidiaries in any material respects.
4.27 Bank Accounts.   Schedule 4.27 sets forth an accurate and complete list of the names of all banks and financial institutions in which the Company or any of its Subsidiaries has an account, deposit, safe deposit box, line of credit or other loan facility or relationship, or lock box or other arrangement for the collection of accounts receivable.

4.28 Accounts and Notes Receivable.   The accounts and notes receivable shown in the most recent balance sheet included in the Financial Statements (the “Accounts Receivable”) represent valid obligations and bona fide transactions arising from or relating to sales actually made or services actually performed in the ordinary course of business. All such Accounts Receivable relate solely to the sale of goods or services to bona fide customers of the Company or its Subsidiaries, none of whom are Affiliates of the Company or its Subsidiaries.
4.29 Information Supplied.   None of the information supplied by the Company for inclusion in the Registration Statement will, in the case of the definitive proxy statement/prospectus included therein (and any amendment or supplement thereto), at the date of mailing of such definitive proxy statement/prospectus (and any amendment or supplement thereto) and at the time of Industrea Stockholder Meeting, and, in the case of the Registration Statement, at the time the Registration Statement is declared effective by the SEC, at the time of Industrea Stockholder Meeting and at the Concrete Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied by the Company expressly for inclusion in any of the filings made by Industrea with the SEC will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant whatsoever with respect to any information supplied by the Industrea Parties which is contained in the Registration Statement, the proxy statement/prospectus included therein, or any filings made by Industrea with the SEC.
4.30 No Additional Representations or Warranties.   Except as provided in this Article IV, neither the Company nor any of its Affiliates, nor any of its or their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Industrea or Concrete Merger Sub or their respective Affiliates, respective directors, officers, employees, stockholders, partners, members or representatives.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE INDUSTREA PARTIES
Except as set forth in the Schedules, Industrea Parties represent and warrant to the Company as of the date of this Agreement and as of the Closing Date as follows:
5.1 Organization.   Each of Industrea Parties has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own or lease its properties and to conduct its business as it is now being conducted. Each of Industrea Parties is duly licensed or qualified and (where applicable) in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where failure to be so licensed or qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on such Industrea Party. Newco owns, beneficially and of record, all of the outstanding shares of capital stock of Concrete Parent and Industrea Merger Sub, free and clear of all Liens. Concrete Parent owns, beneficially and of record, all of the outstanding shares of capital stock of Concrete Merger Sub, free and clear of all Liens.
5.2 Due Authorization.   Each of Industrea Parties has all requisite power and authority to execute and deliver this Agreement and (subject to the consents, approvals, authorizations and other requirements described in Section 5.13) to perform all obligations to be performed by it hereunder. The execution and delivery of this Agreement by Industrea Parties and the consummation by them of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors (or equivalent governing body) of Industrea Parties, and no other organizational proceeding on the part of Industrea Parties is necessary to authorize this Agreement (other than (A) the adoption of this Agreement by Concrete Parent in its capacity as the sole stockholder of Concrete Merger Sub and (B) the adoption of this Agreement by Newco in its capacity as the sole stockholder of Industrea Merger Sub, each of which adoption has occurred concurrently with the execution of this Agreement by each of Concrete Merger Sub and Industrea Merger Sub). This Agreement has been duly and validly executed and delivered by each of

Industrea Parties and (assuming this Agreement constitutes a legal, valid and binding obligation of the Company and Holder Representative) constitutes a legal, valid and binding obligation of each of Industrea Parties, enforceable against Industrea Parties in accordance with its terms, subject to the Remedies Exception.
5.3 No Conflict.   The execution and delivery of this Agreement by Industrea Parties and the consummation by them of the transactions contemplated hereby do not and will not, as of the Closing, (a) violate any provision of, or result in the breach of any applicable Law to which such Industrea Party is subject or by which any property or asset of such Industrea Party is bound, (b) conflict with the certificate of incorporation, bylaws or other organizational documents of Newco, Industrea or Concrete Parent or any Subsidiary of such Industrea Party, or (c) violate any provision of or result in a breach of, or require a consent under, any agreement, indenture or other instrument to which such Industrea Party is a party or by which such Industrea Party may be bound, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any Lien under any such agreement, indenture or instrument upon any of the properties or assets of such Industrea Party or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien.
5.4 Litigation and Actions.   There are no lawsuits, actions, suits, claims or other proceedings at law or in equity, or, to the knowledge of Industrea, investigations, pending before or by any Governmental Authority or, to the knowledge of Industrea, threatened, against Industrea Parties which, if determined adversely, would reasonably be expected to have a Material Adverse Effect on Industrea Parties. There is no unsatisfied judgment or any open injunction binding upon Industrea Parties which would reasonably be expected to have a Material Adverse Effect on Industrea Parties.
5.5 Capitalization.
(a) Capitalization of Newco.
(i) As of the date hereof, the authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock.
(ii) All outstanding shares of the Newco Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of Newco or any Contract to which Newco is a party or otherwise bound. All outstanding warrants of Newco have been duly authorized and validly issued, are fully paid and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of Newco or any Contract to which Newco is a party or otherwise bound.
(iii) Other than (A) the warrants of Newco set forth in Schedule 5.5, and (B) the UK Put/Call Agreement, the Rollover Agreements and the Subscription Agreements, each dated as of the date hereof, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Newco is a party or is bound obligating Newco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity (or phantom equity) interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Newco.
(b) Capitalization of Industrea.
(i) The authorized capital stock of Industrea consists of  (A) 220,000,000 shares of Industrea Common Stock including (1) 200,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Industrea Class A Common Stock”) and (2) 20,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Industrea Class B Common Stock”) and (B) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Industrea Preferred Stock”). The issued and outstanding shares of Industrea’s capital stock consist of  (x) 23,000,000 shares of Industrea Class A Common Stock, (y) 5,750,000 shares of Industrea Class B Common Stock and (z) no shares of Industrea Preferred Stock. Industrea owns all of the issued and outstanding capital stock of Newco and Concrete Merger Sub. To the knowledge of Industrea, except for the Argand Subscription Agreement, and those certain letter agreements among the Company and its officers and directors dated July 19, 2017, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of the capital stock of Industrea.
(ii) All outstanding shares of Industrea Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of Industrea or any Contract to which Industrea is a party or otherwise bound. All outstanding warrants of Industrea have been duly authorized and validly issued, are fully paid and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of Industrea or any Contract to which Industrea is a party or otherwise bound.
(iii) Other than (A) Industrea Class B Common Stock, (B) the warrants of Industrea set forth in Schedule 5.5, and (C) the Subscription Agreements, each dated as of the date hereof, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Industrea or Concrete Merger Sub is a party or by which any of them is bound obligating Industrea or Concrete Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity (or phantom equity) interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Industrea or Concrete Merger Sub.
(iv) Each holder of any of the shares of Industrea Common Stock initially issued to the Argand Investor or its Affiliate prior to Industrea’s initial public offering (A) is obligated to vote all of such shares of Industrea Common Stock in favor of adopting this Agreement and approving the Mergers and (B) is not entitled to elect to redeem any of such shares of Industrea Common Stock pursuant to Industrea’s certificate of incorporation, as amended.
5.6 Subsidiaries.
(a) Except for Newco, Concrete Parent, Concrete Merger Sub, and Industrea Merger Sub, Industrea does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business or other Person.
(b) Except for (i) Concrete Parent, Concrete Merger Sub, and Industrea Merger Sub, Newco does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other Person and (ii) Concrete Merger Sub, Concrete Parent does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other Person.
5.7 No Undisclosed Liabilities.   Except as set forth in Schedule 5.7:
(a) The accountants of Industrea and its Subsidiaries have not notified Industrea or any of its Subsidiaries of any deficiencies in the design or operation of the internal controls of Industrea or any of its Subsidiaries in connection with the audits of the financial statements of Industrea and its Subsidiaries.
(b) None of Industrea’s Subsidiaries have ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(c) Industrea and its Subsidiaries do not now conduct and have never conducted any business or operations and have not engaged in any other material transaction other than valuation and pursuit of transactions such as the Mergers and any related transactions.
(d) Neither Industrea nor any of its Subsidiaries has any liabilities of any nature, other than (i) liabilities incurred in connection with the transactions contemplated hereby and (ii) liabilities described in the Industrea Financial Statements and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a material impact on Industrea.
5.8 Absence of Certain Developments.   Since the date of Industrea’s incorporation, (i) there has not been any event, condition or change that, individually or in the aggregate, has had (or would reasonably be expected to have) a material impact on Industrea and (ii) there has not been any circumstance, action or activity which, if taken after the date hereof, would be a violation of Section 7.7.
5.9 Material Contracts.   Except as set forth on Schedule 5.9, none of Industrea or any of its Subsidiaries is party to any Contract that would be required to be included or incorporated by reference as an exhibit to Industrea’s Annual Report on Form 10-K for the year ended December 31, 2018 (each, an “Industrea Material Contract”).
5.10 Benefit Plans.   None of the Industrea Parties nor any of their respective Subsidiaries maintains, sponsors or contributes to, or have any actual or contingent obligation or liability under, any Plan (including, without limitation, any multiemployer plan (within the meaning of Section 3(37) of ERISA) or any pension plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code), nor does any Industrea Party nor any Subsidiary have any obligation or commitment to create or adopt any Plan. The Industrea Parties and their respective Subsidiaries do not have any liability arising under Title IV of ERISA by reason of any Industrea Party’s or any such Subsidiary’s affiliation with any of its ERISA Affiliates.
5.11 Compliance with Laws.   Each of the Industrea Parties has at all times since its incorporation or organization, as applicable, been and is in compliance in all material respects with all Laws and orders applicable to its businesses or operations. Industrea has not received any written notice or, to the knowledge of Industrea, oral notice to the effect that a Governmental Authority has claimed or alleged that an Industrea Party was not in compliance in all material respects with all Laws and orders applicable to its business or properties.
5.12 Affiliate Transactions.   Except as set forth on Schedule 5.12, no Contract between Industrea, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of Industrea (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing.
5.13 Governmental Consents.   No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Industrea or Concrete Merger Sub with respect to Industrea’s or Concrete Merger Sub’s execution or delivery of this Agreement or the consummation by Industrea or Concrete Merger Sub of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act or any similar foreign Law and (b) compliance with any applicable securities Laws.
5.14 Financial Ability.   On the Closing Date, Industrea and Concrete Merger Sub will have sufficient cash, available lines of credit or other sources of immediately available funds to make the Closing Date Payments. Industrea has delivered to the Company true and complete copies of the executed Debt Commitment Letters (provided, that provisions in any fee letter stating the amounts of the fees and the “market flex” terms (none of which affect the amount, availability or conditionality of the Debt Financing) may be redacted). Neither Debt Commitment Letter has been amended or modified in any manner prior to the date hereof. Neither Industrea nor any of its Affiliates has entered into any agreement, side letter or other arrangement relating to the financing of the Closing Date Payments or transactions contemplated by this Agreement, other than as set forth in the Debt Commitment Letters and the fee letters related thereto. Subject only to the satisfaction or waiver of the Financing Conditions, the proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all “market flex” provisions related thereto) will be sufficient together with the Rollover, the UK Rollover Investment, the funds in the

Trust Account, the amounts to be funded pursuant to the Third Party PIPE Investment and the Argand Equity Investment, to consummate the transactions contemplated hereby, including the making of all Closing Date Payments on the Closing Date. The commitments contained in the Debt Commitment Letters have not been withdrawn or rescinded in any respect. Each Debt Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Industrea, Concrete Merger Sub and, to the knowledge of Industrea, each other party thereto, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions and, subject to the Remedies Exception. Industrea has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date hereof in connection with the Financing. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Industrea or, to the knowledge of Industrea, any other party thereto under the Debt Commitment Letters. Industrea has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of the Debt Commitment Letters. The only conditions precedent related to the funding of the Debt Financing on the Closing Date shall be the Financing Conditions contained in the Debt Commitment Letters. Industrea has no reason to believe that (i) any of the Financing Conditions will not be satisfied or (ii) the Financing will not be made available to Industrea on the Closing Date. Industrea understands and acknowledges that under the terms of this Agreement, Industrea’s obligation to consummate the Closing is not in any way contingent upon or otherwise subject to Industrea’s consummation of any financing arrangements, Industrea’s obtaining of any financing or the availability, grant, provision or extension of any financing to Industrea.
5.15 Brokers’ Fees.   Except for fees described on Schedule 5.15 (which fees shall be the sole responsibility of Industrea), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Industrea or any of its Affiliates.
5.16 Solvency; Concrete Surviving Corporation After the Concrete Merger.   Neither Industrea nor Concrete Merger Sub is entering into this Agreement or the transactions contemplated hereby with the actual intent to hinder, delay or defraud either present or future creditors. Assuming that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect) and after giving effect to the Concrete Merger, at and immediately after the Concrete Effective Time, each of Industrea and the Concrete Surviving Corporation and its Subsidiaries (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its recourse debts as they mature or become due), (b) will not have incurred and does not presently plan to incur debts beyond its ability to pay as they mature or become due.
5.17 No Outside Reliance.   Notwithstanding anything contained in this Article V or any other provision hereof, each of Industrea and Concrete Merger Sub acknowledges and agrees that neither the Company nor any of its Affiliates, nor any of its or their respective directors, officers, employees, stockholders, partners, members, agents or representatives, has made, or is making, any representation or warranty whatsoever, express or implied (and neither Industrea nor Concrete Merger Sub has relied on any representation, warranty or statement of any kind by the Company or any of its Affiliates or any of their respective directors, officers, employees, stockholders, partners, members, agents or representatives), beyond those expressly given in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” or reviewed by Industrea or any of its Affiliates, agents or representatives pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Industrea or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing, except as may be expressly set forth in Article V.

5.18 Acquisition of Interests for Investment.   Each of Newco, Industrea and Concrete Merger Sub has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the Mergers. Each of Newco, Industrea, and Concrete Merger Sub confirms that the Company has made available to Newco, Industrea and Concrete Merger Sub and Newco’s, Industrea’s and Concrete Merger Sub’s agents and representatives the opportunity to ask questions of the officers and management employees of the Company and its Subsidiaries as well as access to the documents, information and records of the Company and its Subsidiaries and to acquire additional information about the business and financial condition of the Company and its Subsidiaries, and each of Newco, Industrea and Concrete Merger Sub confirms that it has made an independent investigation, analysis and evaluation of the Company and its Subsidiaries and their respective properties, assets, business, financial condition, documents, information and records. Newco is acquiring the stock of the Concrete Surviving Corporation for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling common stock of the Concrete Surviving Corporation. Newco understands and agrees that stock of the Concrete Surviving Corporation may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities Laws, in each case, to the extent applicable.
5.19 SEC Filings.   The Industrea has since June 29, 2017 timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC, pursuant to the Exchange Act or the Securities Act (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Industrea SEC Reports”). Each of Industrea SEC Reports, as of the respective date of its filing or, if amended, as of the date of the most recent amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any rules and regulations promulgated thereunder applicable to Industrea SEC Reports. As of the respective date of its filing or most recent amendment, no Industrea SEC Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to Industrea SEC Reports. Except for information supplied by the Company (as to which Industrea makes no representation), none of the information supplied by the Industrea Parties for inclusion in the Registration Statement will, in the case of the definitive proxy statement/prospectus included therein (and any amendment or supplement thereto), at the date of mailing of such definitive proxy statement/prospectus (and any amendment or supplement thereto) and at the time of Industrea Stockholder Meeting, and, in the case of the Registration Statement, at the time the Registration Statement is declared effective by the SEC, at the time of Industrea Stockholder Meeting and at the Concrete Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
5.20 Listing; Financial Statements.
(a) The Industrea has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. The issued and outstanding shares of Industrea Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ. There is no legal proceeding pending or, to the knowledge of Industrea threatened by NASDAQ or the SEC with respect to any intention by such entity to deregister Industrea Common Stock or prohibit or terminate the listing of Industrea Common Stock on NASDAQ. The Industrea has not taken any action that is designed to terminate the registration of Industrea Common Stock under the Exchange Act.
(b) The Industrea SEC Reports contain true and complete copies of the (i) audited balance sheet as of December 31, 2017, and the related statements of operations, cash flows and changes in shareholders’ equity of Industrea for the year ended December 31, 2017, together with the auditor’s reports thereon, and (ii) unaudited balance sheet as of June 30, 2018, and the related statements of operations, cash flows and changes in shareholders’ equity of Industrea for the six (6) month period ended June 30, 2018 ((i) and (ii) together, the “Industrea Financial Statements”). Except as disclosed in Industrea SEC Reports, Industrea Financial Statements (i) fairly present in all material respects the consolidated financial position of Industrea, as at the respective dates thereof, and its results of operations and cash flows for the respective periods then ended; (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto); and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof.
5.21 Trust Account.
(a) As of the date hereof, Industrea has no less than $237,000,000 in the account established by Industrea for the benefit of its stockholders (the “Trust Account”) at Continental Stock Transfer & Trust Company (the “Trustee”), such monies being invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust pursuant to that certain Investment Management Trust Agreement, dated as of July 26, 2017, between Industrea and Continental Stock Transfer & Trust Company (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified.
(b) The Trust Agreement has not been amended or modified, is valid and in full force and effect and is enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law. The description of the Trust Agreement in Industrea SEC Reports is accurate in all material respects, and prior to the Closing, no Person (other than stockholders of Industrea holding Industrea Class A Common Stock sold in Industrea’s initial public offering who shall have elected to redeem their shares of Industrea Class A Common Stock pursuant to Industrea’s certificate of incorporation) is entitled to any portion of the proceeds in the Trust Account except that funds held in the Trust Account may be released (A) to pay income and franchise taxes from any interest income earned in the Trust Account and (B) to redeem Industrea Class A Common Stock in accordance with the provisions of Industrea’s certificate of incorporation. There are no Actions pending or, to the knowledge of Industrea, threatened with respect to the Trust Account.
5.22 Industrea Vote Required.   At the meeting of Industrea’s stockholders held to approve this Agreement (the “Industrea Stockholders Meeting”), the affirmative vote of a majority of the holders of the (a) issued and outstanding shares of Industrea Common Stock is required to approve this Agreement and the transactions contemplated hereby and (b) votes cast is required to approve the issuance of Industrea Common Stock pursuant to the Subscription Agreements for purposes of applicable NASDAQ rules (collectively, the “Industrea Stockholder Approval”). Other than Industrea Stockholder Approval, there are no other votes of the holders of Industrea Common Stock or of any other class or series of the capital stock of Industrea necessary with respect to the transactions contemplated hereby or any related matters.
5.23 Equity Investment.   Industrea has delivered to the Company a true and correct copy of each Subscription Agreement. Each Subscription Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Industrea Parties. Each Subscription Agreement is a legal, valid and binding obligation of the applicable Industrea Parties, and, to the knowledge of Industrea, the other parties thereto, except as limited by the Remedies Exception. There are no other agreements, side letters, or arrangements between any Industrea Party and Argand Investor relating to the Argand Subscription Agreement, that could adversely affect the obligation of the Argand Investor to contribute to Newco the Argand Equity Investment set forth in the Argand Subscription Agreement, and no Industrea Party knows of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in the Argand Subscription Agreement not being satisfied, or the Argand Equity Investment not being available to the Industrea Parties, on the Closing Date. There are no other agreements, side letters, or arrangements between any Industrea Party and the Third Party PIPE Investors relating to the Third Party PIPE Subscription Agreements, that could adversely affect the obligation of the Third Party PIPE Investors to contribute to Newco or Industrea, as applicable, the Third Party PIPE Investment set forth in the Third Party PIPE Subscription Agreements, and no Industrea Party knows of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in the Third Party PIPE Subscription Agreements not being satisfied, or the Third Party PIPE Investment not being available to the Industrea Parties, on the Closing Date. To the Industrea Parties’ knowledge, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of any Industrea Party under any material term or condition of any Subscription Agreement and, as of the date hereof, no Industrea Party has reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. Except as set forth in the Argand Subscription Agreement, the Argand Subscription Agreement contains all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Argand Investor to contribute to Newco the Argand Equity Investment set forth in the Argand Subscription Agreement on the terms therein. Except as set forth in the Third Party PIPE Subscription Agreements, the Third Party PIPE Subscription Agreements contains all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Third Party PIPE Investors to contribute to Newco or Industrea, as applicable, the Third Party PIPE Investment set forth in the Third Party PIPE Subscription Agreements on the terms therein.
5.24 Internal Controls; Listing; Financial Statements.
(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Industrea’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), (i) Industrea has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Industrea, including its consolidated Subsidiaries, is made known to Industrea’s principal executive officer and its principal financial officer by others within those entities and (ii) since January 1, 2017, Industrea and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Industrea’s financial reporting and the preparation of Industrea’s financial statements for external purposes in accordance with GAAP.
(b) To Industrea’s knowledge, each director and executive officer of Industrea has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. The Industrea has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
5.25 Investment Company Act; JOBS Act.   Industrea is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Industrea constitutes an “emerging growth company” within the meaning of the JOBS Act.
ARTICLE VI.
COVENANTS OF THE COMPANY
6.1 Conduct of Business.
(a) From the date of this Agreement through the Closing, the Company shall, and shall cause its Subsidiaries to, except as set forth on Schedule 6.1, as contemplated by this Agreement or as consented to by Industrea in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use its commercially reasonable efforts to (i) operate its businesses in the ordinary course and substantially in accordance with past practice, (ii) preserve and protect its business organization, employment relationships, and relationships with customers, strategic partners, suppliers, distributors, landlords and others having dealings with it in the ordinary course of business consistent with past practice, (iii) maintain its assets, properties, books of account and records in the ordinary course of business consistent with its past practice, (iv) maintain its books and records in the ordinary course of business consistent with its past custom and practice and (v) otherwise preserve the goodwill and ongoing operations of its business. Without limiting the generality of the foregoing, except as set forth on Schedule 6.1 or as consented to by Industrea in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not, and the Company shall cause its Subsidiaries not to, except as otherwise contemplated by this Agreement:
(i) (A) change or amend the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, or (B) authorize for issuance, issue, grant, sell, redeem, deliver, dispose of, pledge or otherwise encumber any equity securities of the Company or any of its Subsidiaries, except for issuances of Common Shares upon the exercise of existing Options;
(ii) (A) effect any recapitalization or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities (excluding issuances of Common Shares upon the exercise of existing Options) or (B) make, set-aside, declare or pay any dividend or other distribution (whether in securities or other property) to the stockholders of the Company, other than cash dividends prior to the Closing Date;
(iii) materially amend, materially modify, terminate (excluding any expiration in accordance with its terms) or, except in the ordinary course of business, enter into any Contract of a type required to be listed on Schedule 4.12(a) or any material insurance policy required to be listed on Schedule 4.17;
(iv) become legally committed to make any capital expenditures in excess of  $1,000,000 in the aggregate, except for any capital expenditures contemplated in the capital expenditure budget provided to Industrea prior to the date hereof;
(v) voluntarily grant any Lien on any material asset (whether tangible or intangible) of the Company or any of its Subsidiaries, except for Permitted Liens;
(vi) sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties, except in the ordinary course of business;
(vii) except as required by Law, existing Company Benefit Plans or existing Contracts, (A) materially increase or accelerate the compensation or fees payable to any current or former director, officer, employee, or individual independent contractor who individually receive annual base compensation or fees that is at least $100,000 annually, or whose compensation or fees result in annual payments by the Company of at least $500,000 in the aggregate for such individuals, (B) hire or terminate the employment or engagement of any director, officer, employee, or individual independent contractor (other than terminations for cause) with annual base compensation of at least $100,000, or hire or terminate the employment or engagement of any group of such individuals whose annual base compensation is at least $500,000 in the aggregate for all such hired or terminated individuals, (C) adopt, enter into, terminate or materially amend any Company Benefit Plan (or plan or arrangement that would be a Company Benefit Plan if in effect on the date hereof), (D) enter into, terminate or amend any collective bargaining agreement, works council agreement, or other agreement for the labor representation of employees, (E) take any action that would reasonably be expected to result in the Company or its Subsidiaries incurring any “withdrawal liability” under any Multiemployer Plan (pursuant to Part I of Subtitle E of Title IV of ERISA) or (F) pay or agree to pay to any director, officer, employee or individual independent contractor any change of control or similar transaction bonuses in connection with the transactions contemplated herein in excess of  $3,000,000 in the aggregate and not more than $1,000,000 with respect to any individual, provided, that, for the avoidance of doubt, any payments contemplated by this clause (F) shall constitute Transaction Expenses hereunder;
(viii) acquire by merger or consolidation with, or merge or consolidate with, or purchase all or substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof in a single transaction or a series of related transactions;

(ix) incur any indebtedness for borrowed money, except (A) ordinary course borrowings under existing credit facilities and (B) intercompany debt in the ordinary course of business consistent with past practice;
(x) make any loans or advances of money to any Person (other than the Company and its Subsidiaries), except for advances to employees or officers of the Company or any of its Subsidiaries for expenses incurred in the ordinary course of business consistent with past practice;
(xi) (A) enter into any agreement with any Governmental Authority (including a “closing agreement” under Code Section 7121) with respect to any material Tax or material Tax Returns of the Company or any of its Subsidiaries, (B) surrender a right of the Company or any Subsidiary of the Company to a material Tax refund, (C) change an accounting period of the Company or any Subsidiary of the Company with respect to any material Tax, (D) file an amended material Tax Return, (E) make or rescind any material Tax election or, except as required or permitted by GAAP, make any material change to any Tax accounting principles, methods or practices, or (F) enter into any agreement to extend or waive the applicable statute of limitations with respect to any material Taxes;
(xii) sell, license, transfer or otherwise dispose of, any material Intellectual Property of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;
(xiii) change or modify in any material respect the Company’s or any of its Subsidiaries’ ordinary course credit, collection or payment policies, procedures or practices, including acceleration of collections of receivables (whether or not past due), fail to pay or delay payment of payables or other liabilities in any material respect, or otherwise materially change the manner in which the Company or any of its Subsidiaries deals with customers, suppliers or vendors in the ordinary course of business;
(xiv) settle any Action against the Company or any of its Subsidiaries for amounts not covered by then existing insurance policies in excess of  $250,000; or
(xv) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.1(a).
(b) Nothing contained in this Agreement shall give Industrea, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries prior to the Closing. Prior to the Closing, each of the Company and Industrea shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.
6.2 Inspection.   Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause its Subsidiaries to, afford to Industrea and its accountants, counsel and other representatives reasonable access, during normal business hours, in such manner as to not unreasonably interfere with the normal operation of the Company and its Subsidiaries, to their respective properties, books, contracts, records and appropriate officers and employees of the Company and its Subsidiaries, in each case, as such representatives may reasonably request for the sole purpose of preparing consummating the transactions contemplated hereby or for the operation of the business of the Company and its Subsidiaries following the Closing; provided, that (i) such investigation shall be conducted in accordance with all applicable competition Laws, shall only be upon reasonable notice and shall be at Industrea’s sole cost and expense; and (ii) Industrea and its representatives shall not be permitted to perform any environmental sampling at any real property owned or leased by the Company or any of its Subsidiaries, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. All information obtained by Industrea, Concrete Merger Sub and their respective representatives shall be subject to the Confidentiality Agreement.

6.3 HSR Act.
(a) In connection with the transactions contemplated by this Agreement, the Company shall (and, to the extent required, shall cause its Affiliates to) (i) comply promptly, but in no event later than five (5) Business Days after the date hereof, with the notification and reporting requirements of the HSR Act and make all further filings pursuant thereto that may be necessary (including resubmit filings that are rejected for any reason whatsoever by the relevant Governmental Authority) and (ii) use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act and to obtain such other approvals, consents and clearances as may be required under any foreign antitrust or competition laws. The Company shall use its reasonable best efforts to comply with any Antitrust Information or Document Requests made of the Company or any of its Affiliates and to participate in or defend against any Action or litigation as set forth in Section 7.1 herein.
(b) The Company shall exercise its reasonable best efforts to (i) furnish to Industrea all information reasonably required for any application or other filing to be made pursuant to any Law in connection with the transactions contemplated by this Agreement (including, to the extent permitted by Law, responding to any reasonable requests for copies of documents filed with Industrea’s prior filings) and (ii) otherwise reasonably cooperate with Industrea in connection with any filing and in connection with resolving any investigation or other inquiry of any Governmental Authority.
(c) The Company and the Holder Representative shall promptly furnish to Industrea copies of any notices or written communications received or given by them or any of their Affiliates from or to any third party or any Governmental Authority with respect to the transactions contemplated by this Agreement, and the Company and the Holder Representative shall permit counsel to Industrea an opportunity to review in advance, and the Company and the Holder Representative shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company and/or the Holder Representative or their respective Affiliates to any third party or any Governmental Authority concerning the transactions contemplated by this Agreement. The Company and the Holder Representative agree to provide Industrea and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company and/or the Holder Representative and any of their respective Affiliates, agents or advisors, on the one hand, and any third party or any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.
6.4 Financing Cooperation.
(a) The Company agrees to use reasonable best efforts to provide such assistance (and to cause its Subsidiaries and its and their respective personnel, representatives and advisors to provide such assistance) with the Debt Financing and marketing efforts to current and prospective equity investors as is reasonably requested by Industrea that is customary and in connection with the arrangement and consummation of the Debt Financing and the reduction or minimization of redemptions of Industrea Common Stock, as applicable. Such assistance shall include, without limitation, the following: (i) as promptly as reasonably practicable, furnishing Industrea, its Affiliates and its Financing Sources with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Industrea and specifically identified in the Debt Commitment Letters, (ii) reasonably assisting with the preparation of lender and investor presentations, rating agency presentations, and similar documents and materials, in connection with the Debt Financing and otherwise reasonably cooperating with the marketing efforts of Industrea and Financing Sources for any portion of the Debt Financing, as applicable, including providing the business description to be contained therein and providing and executing customary authorization letters with respect thereto (it being understood and agreed that such documents shall contain customary language exculpating the Company and the Industrea Parties with respect to any liability related to the use of the contents thereof or any related marketing material by the recipients thereof), (iii) participating in a reasonable number of meetings, drafting sessions, due diligence meetings and presentations with prospective lenders and/or equity investors, and sessions with ratings agencies, in each case upon reasonable notice and at mutually agreeable dates and times (including a reasonable number of customary one-on-one meetings), (iv) delivering to Industrea the payoff letters contemplated by Section 3.2(d)(iii) and the

Lien releases contemplated by Section 3.2(d)(xiii), (v) preparing and furnishing to Industrea and the lenders as promptly as practicable all Required Financial Information, (vi) delivering to Industrea, within the time periods specified in the Debt Commitment Letters all documentation and other information relating to the Company and its Affiliates required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent such documentation and other information is requested by the lenders within the time periods specified in the Debt Commitment Letters, (vii) cooperating with the Financing Sources’ reasonable due diligence investigation and evaluation of the assets and properties of the Company and its Subsidiaries for the purpose of establishing collateral arrangements and otherwise reasonably facilitating the pledging of collateral (it being understood that no such pledging of collateral will be effective until at or after the Closing) (including obtaining for delivery at or immediately following the Closing the certificates representing equity interests constituting collateral) and (viii) executing and delivering as of  (but not before) the Closing definitive financing documents (which will not be effective before the Closing), including credit agreements, intercreditor agreements, guarantee agreements, pledge and security documents (including intellectual property filings with respect to intellectual property constituting collateral) or documents (including a solvency certificate executed by the chief financial officer of the Company in the form attached to the Debt Commitment Letters and any customary backup officer’s certificate required for a legal opinion), to the extent reasonably requested by the Industrea Parties and otherwise using commercially reasonable efforts to facilitate the granting or perfection of collateral to secure any portion of the financings contemplated by the Debt Commitment Letters (or any permitted replacement thereof), including obtaining for delivery at or immediately following the Closing any certificates representing equity interests constituting collateral. Such assistance shall not require the Company or any of its Affiliates to agree to any contractual obligation relating to the Debt Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company or any of its Affiliates upon the termination of this Agreement. The Company will, upon reasonable written request of Industrea, use its reasonable best efforts to update any Required Financial Information (to the extent it is available) to be included in any offering document to be used in connection with the Debt Financing to assist Industrea in ensuring that such Required Financial Information, when taken as a whole, does not contain as of the time provided, giving effect to any supplements, any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading.
(b) The Company shall take all commercially reasonable actions necessary to issue, upon a timely request by Industrea, in accordance with the terms and conditions of the Existing Notes and the Existing Notes Indentures, a notice of redemption to redeem the aggregate principal amount of each series of Existing Notes outstanding as of the Closing Date pursuant to Section 3.07 of each Existing Notes Indenture (the “Existing Notes Redemptions”), and the Company shall take all commercially reasonable actions necessary to cause the Existing Notes Redemptions to occur substantially simultaneously with the Closing.
(c) In each case of this Section 6.4, the Company’s cooperation shall be at Industrea’s written request with reasonable prior notice and at Industrea’s sole cost and expense. The Company shall not be required to deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters in connection with the Debt Financing. The Company will consent to the use of all of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. Without limiting the Company’s representations and warranties set forth in Section 4.8, none of the Company nor any of its Subsidiaries nor any of their respective Affiliates and their respective representatives shall have any liability to any Industrea Parties or their respective Affiliates in respect of any financial statements, other financial documents or data or other information provided pursuant to this Section 6.4 actual (not constructive) fraud by the Company or its Subsidiary. All information provided by the Company, its Subsidiaries, the Holder Representative or any of their respective Affiliates or any of their respective representatives pursuant to this Section 6.4 shall be kept confidential in accordance with the Confidentiality Agreement except that Industrea shall be permitted to disclose on a confidential basis such information to the Financing Sources, rating agencies and prospective lenders in connection with the Debt Financing. Each of the Industrea Parties agrees and acknowledges that the Company shall not be considered to have breached this Section 6.4 unless the Company shall have knowingly, intentionally and materially breached this Section 6.4 and which breach shall have caused the Closing not to occur. Industrea shall indemnify and hold harmless the Company and its Subsidiaries and their respective directors, officers, employees and agents from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred in connection with the Debt Financing and the Equity Financing or any assistance or activities provided in connection therewith, except to the extent suffered or incurred as a result of the knowing, intentional and material breach of this Section 6.4 or the actual (not constructive) fraud of, any of them.
6.5 Termination of Affiliate Agreements.   On or prior to the Closing Date, the Company shall take all actions necessary to terminate, and shall cause to be terminated, all Affiliate Agreements (including the MSA (other than the indemnification and other provisions thereof that expressly survive any such termination)) set forth on Schedule 6.5.
6.6 Exclusivity.   Until the first to occur of the Closing or the earlier termination of this Agreement pursuant to Article X, the Company will not, and will cause its respective Affiliates, directors, officers, stockholders, employees, agents, consultants and other advisors and representatives not to, directly or indirectly: (a) solicit, initiate, encourage, knowingly facilitate any inquiry or the making of any proposal or offer, (b) enter into, continue or otherwise participate in any discussions or negotiations, (c) furnish to any person any non-public information or grant any person access to its properties, assets, books, contracts, personnel or records, (d) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principal, merger agreement, acquisition agreement, option agreement or other contract, or (e) propose, whether publicly or to any director or stockholder, or agree to do any of the foregoing for the purpose of encouraging or facilitating any proposal, offer, discussions or negotiations; in each case relating to an Acquisition Proposal. “Acquisition Proposal” means any offer or proposal regarding a business combination transaction involving the Company or any of its Subsidiaries or any other transaction to acquire all or any material part of the business, properties or assets of the Company or any of its Subsidiaries or any amount of the capital stock of the Company or any of its Subsidiaries (whether or not outstanding), whether by merger, acquisition of assets, purchase of equity, tender offer or other similar transactions, other than with Industrea. The Company will immediately cease and cause to be terminated any such negotiations, discussion or other communication, or contracts (to the extent unilaterally terminable by the Company without the counterparty’s consent and without penalty) (other than with Industrea) with respect to the foregoing and will immediately (but in any event within five (5) business days after the date of this Agreement) terminate any access of the type referenced in clause (c) above.
ARTICLE VII.
COVENANTS OF THE INDUSTREA PARTIES
7.1 HSR Act.
(a) In connection with the transactions contemplated by this Agreement, Industrea shall (and, to the extent required, shall cause its Affiliates to) (i) comply promptly, but in no event later than five (5) Business Days after the date hereof, with the notification and reporting requirements of the HSR Act and use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act and (ii) as soon as practicable, make such other filings or start pre-notification proceedings with any foreign Governmental Authorities as may be required under any applicable similar foreign Law. Industrea shall use its reasonable best efforts to substantially comply with any Antitrust Information or Document Requests made of Industrea or any of its Affiliates.
(b) Industrea shall exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any foreign antitrust or competition laws, in each case, as soon as practicable (but in any event prior to the Termination Date), (ii) furnish to the Company all information reasonably required for any application or other filing to be made pursuant to any Law in connection with the transactions contemplated by this Agreement (including, to the extent permitted by Law, responding to any reasonable requests for copies of documents filed with Industrea’s prior filings), and (iii) otherwise reasonably cooperate with the Company in connection with any filing and in connection with resolving any investigation or other inquiry of any Governmental Authority. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of the HSR Act, any antitrust or applicable foreign competition Law, Industrea shall use its reasonable best efforts to contest and resist any such Action, including to prevent the entry in any Action brought by an Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement, and initiate and exhaust all appeals, and post bonds in connection therewith) necessary to have vacated, lifted, reversed or overturned as soon as practicable (but in any event prior to the Termination Date) any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts consummation of the transactions contemplated by this Agreement, unless, by mutual agreement, Industrea and the Company decide that litigation is not in their respective best interests. Industrea shall not, without the written consent of the Company, “pull-and-refile” pursuant to 16 C.F.R. 803.12 any filing made under the HSR Act, or take any similar action without prior written approval from the Company with respect to any filing made with any Antitrust Authority.
(c) Industrea shall promptly furnish to the Company and the Holder Representative copies of any notices or written communications received or given by Industrea or any of its Affiliates from or to any third party or any Governmental Authority with respect to the transactions contemplated by this Agreement, and Industrea shall permit counsel to the Company an opportunity to review in advance, and Industrea shall consider in good faith the views of such counsel in connection with, any proposed written communications by Industrea and its Affiliates to any third party or any Governmental Authority concerning the transactions contemplated by this Agreement. Industrea agrees to provide the Company, the Holder Representative and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Industrea and any of its Affiliates, agents or advisors, on the one hand, and any third party or any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.
(d) Industrea shall be solely responsible for and pay all fees payable to the Antitrust Authorities in connection with the transactions contemplated by this Agreement. Each party shall bear its own legal or advisor fees in connection with any filings, Actions or litigation under this Section 7.1.
7.2 Indemnification and Insurance.
(a) From and after the Concrete Effective Time, Newco agrees that it shall indemnify and hold harmless each present and former director, officer and employee of the Company or any of its Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Concrete Effective Time, whether asserted or claimed prior to, at or after the Concrete Effective Time, to the fullest extent that the Company or any of its Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such person (including promptly advancing expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Newco shall cause the Company and each of its Subsidiaries for a period of not less than six (6) years from the Concrete Effective Time (i) to maintain provisions in its certificate of incorporation, bylaws or other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company’s and its Subsidiaries’ former and current officers, directors and employees that are no less favorable to those Persons than the provisions of the certificate of incorporation, bylaws or other organizational documents of the Company or such Subsidiary, as applicable, in each case, as of the date of this Agreement, and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.
(b) The Company, at its sole cost and expense (which, to the extent unpaid as of the Closing, shall be deemed a Transaction Expense), shall cause coverage to be extended under the current directors’ and officers’ liability insurance policies by obtaining at or prior to the Closing a prepaid, non-cancelable six-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to matters existing or occurring at or prior to the Concrete Effective Time. The aggregate amount actually paid to purchase such “tail” coverage shall be referred to as the “D&O Tail Premium”.
(c) The rights of indemnification and to receive advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which any Person entitled to indemnification under this Section 7.2 (an “Indemnified Person”) may at any time be entitled. No right or remedy herein conferred by this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion of any other right or remedy. Newco hereby acknowledges that the Indemnified Persons have or may, in the future, have certain rights to indemnification, advancement of expenses or insurance provided by other Persons (collectively, “Other Indemnitors”). Newco hereby agrees that, with respect to any advancement or indemnification obligation owed, at any time from and after the Closing, to an Indemnified Person by Newco, the Concrete Surviving Corporation or any of its Subsidiaries or any Other Indemnitor, whether pursuant to any certificate of incorporation, bylaws, partnership agreement, operating agreement, indemnification agreement or other document or agreement or pursuant to this Section 7.2, and Newco, the Concrete Surviving Corporation and its Subsidiaries shall be at all times the indemnitors of first resort (i.e., Newco’s, the Concrete Surviving Corporation’s and its Subsidiaries’ obligations to an Indemnified Person shall be primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnified Person shall be secondary).
(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.2 shall survive the consummation of the Concrete Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Newco and the Concrete Surviving Corporation. In the event that Newco or the Concrete Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Newco or the Concrete Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.2.
(e) Newco shall assume, and be jointly and severally liable with the Company and its Subsidiaries for, and shall cause the Company and its Subsidiaries to honor, each of the covenants in this Section 7.2.
7.3 Employment Matters.
(a) For a period of no less than one (1) year following the Closing Date, Newco shall, or shall cause the Concrete Surviving Corporation and its Subsidiaries to, provide to each employee of the Company and its Subsidiaries who continues in employment with the Concrete Surviving Corporation or any of their Subsidiaries following the Closing Date (the “Continuing Employees”) with (i) at least the same base salary or wage rate, as applicable, and annual cash incentive opportunity (excluding, for the avoidance of doubt, equity compensation, phantom equity compensation, and retention or transaction bonuses), if any, as those provided to such Continuing Employee immediately prior to the Closing and (ii) provide other employee benefits (including tax-qualified retirement, health, welfare and severance, but excluding equity compensation, phantom equity compensation, and retention or transaction bonuses) which are no less favorable, in the aggregate, than those provided to the Continuing Employees immediately prior to the Closing.

(b) For purposes of determining eligibility, vesting, participation and benefit accrual (other than for purposes of benefit accrual under any defined benefit pension, retiree health or welfare, deferred compensation or supplemental retirement plan) under Newco’s and its Subsidiaries’ plans and programs providing employee benefits to Continuing Employees after the Closing Date (the “Industrea Benefit Plans”). Newco shall (or shall cause one of its Subsidiaries to) credit each Continuing Employee with his or her years of service with the Company and its Subsidiaries (and their predecessors) prior to the Closing Date to the same extent as such Continuing Employee was (or would have been) entitled, before the Closing Date, to credit for such service under Company Benefit Plans, except to the extent providing such credit would result in any duplication of benefits. In addition, Newco shall (or shall cause one of its Subsidiaries to) use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Industrea Benefit Plans, (ii) each Industrea Benefit Plan providing medical, dental, hospital, pharmaceutical or vision benefits, all pre-existing condition exclusions and actively-at-work requirements of such Industrea Benefit Plan to be waived for such Continuing Employee and his or her covered dependents (except to the extent that such exclusions or requirements applied to the Continuing Employee under comparable Company Benefit Plans), and (iii) any co-payments, deductibles and other eligible expenses incurred by such Continuing Employee and/or his or her covered dependents during the plan year ending on the Closing Date to be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year of each comparable Industrea Benefit Plan (to the extent such credit would have been given under comparable Company Benefit Plans prior to the Closing).
(c) This Section 7.3 is for the sole benefit of the parties hereto and shall not, and shall not be construed so as to, (i) create any third-party right in any Person, including any Continuing Employee, (ii) confer upon any Person the right to employment or continued employment for any period of time, or any right to any particular term or condition of employment, (iii) constitute an amendment or modification of any employee benefit plan, or (iv) obligate Newco, the Company or any of their respective Subsidiaries to adopt or maintain any compensatory or benefits plan, agreement arrangement or prevent Newco, the Company or any of their respective Subsidiaries from modifying or terminating any such plan, program or other arrangement.
7.4 Financing Efforts.
(a) The Industrea Parties shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange the Debt Financing as promptly as practicable following the date hereof and to consummate the Debt Financing on the Closing Date. Such actions shall include, but not be limited to, the following: (i) maintaining in effect the Debt Commitment Letters; (ii) causing the Argand Equity Investment to be consummated upon satisfaction of the Financing Conditions contained in the Argand Subscription Agreement; (iii) satisfying on a timely basis all Financing Conditions; (iv) negotiating, executing and delivering definitive agreements and other documentation (“Debt Financing Documents”) that reflect the terms contained in the Debt Commitment Letters (including any “market flex” provisions related thereto); (v) enforcing its rights under the Debt Commitment Letters in the event of a Financing Failure Event and (vi) in the event that the conditions set forth in Sections 9.1 and 9.2 and the Financing Conditions have been satisfied or, upon funding would be satisfied, cause the financing providers to fund the full amount of the Financing. Industrea shall give the Company prompt notice of any breach, repudiation, or threatened or anticipated breach or repudiation, by any party to a Debt Commitment Letter of which Industrea or its Affiliates becomes aware. Without limiting the Industrea Parties’ other obligations under this Section 7.4, if a Financing Failure Event occurs the Industrea Parties shall (x) promptly notify the Company of such Financing Failure Event and the reasons therefor, (y) in consultation with the Company, obtain alternative financing from alternative financing sources, in an amount sufficient to make the Closing Date Payments and consummate the transactions contemplated by this Agreement, as promptly as practicable following the occurrence of such event, and (z) obtain, and when obtained, provide the Company with a copy of, a new financing commitment, subject only to the Financing Conditions, that provides for such alternative financing. Neither Industrea nor any of its Affiliates shall amend, modify, supplement, restate, assign, substitute or replace a Debt

Commitment Letter or any Debt Financing Document except for (a) substitutions and replacements pursuant to the immediately preceding sentence; or (b) if such amendment, modification, supplement, restatement, assignment, substitution or replacement (i) does not contain additional conditions, modified conditions or other contingencies, in each case to the funding of the debt financing relative to those contained in Debt Commitment Letters for the debt financing as in effect on the date of this Agreement, (ii) or is otherwise not reasonably likely to (x) impair or materially delay the funding of the Debt Financing or (y) impair or materially delay the Closing and (iii) does not reduce the aggregate amount of the Debt Financing as of the date of this Agreement; provided, that, notwithstanding the foregoing, it is hereby understood and agreed that the Industrea Parties may amend either Debt Commitment Letter to (A) add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed such Debt Commitment Letter as of the date hereof and provide such lenders, lead arrangers, bookrunners, syndication agents or similar entities with consent rights with respect to existing conditions to the consummation of the financings contemplated by such Debt Commitment Letter to the extent that the commitments in the aggregate of the lenders to provide the financings contemplated by such Debt Commitment Letter are not reduced as a result of any such amendment and (B) implement any “market flex” provisions contained in a Debt Commitment Letter. Upon any such amendment, supplement, modification or replacement of a Debt Commitment Letter or Debt Financing Document in accordance with this Section 7.4(a), the term “Debt Commitment Letter” shall include such “Debt Commitment Letter” as so amended, supplemented, modified or replaced. Upon the request of the Company, Industrea will confirm (a) with its Financing Sources their intent and ability to perform, and the availability of the Debt Financing, under the Debt Commitment Letters, subject only to satisfaction or waiver of the Financing Conditions, and (b) that neither it nor its Financing Sources are aware of any event or condition that could reasonably be expected to result in the failure of a Financing Condition. “Financing Failure Event” shall mean any of the following (A) the commitments with respect to all or any portion of the Financing expiring or being terminated, (B) for any reason, all or any portion of the Financing becoming unavailable, (C) a breach or repudiation, or threatened or anticipated breach or repudiation, by any party to a Debt Commitment Letter, or (D) it becoming reasonably foreseeable that any of the events set forth in clauses (A) through (C) shall occur, or (E) any party to a Debt Commitment Letter or any Affiliate or agent of such Person shall allege that any of the events set forth in clauses (A) through (C) has occurred.
(b) The Industrea Parties shall take all reasonable actions necessary to cause the Existing Notes Redemptions to occur substantially simultaneously with the Closing. The Industrea Parties shall provide all funds necessary to consummate the Existing Notes Redemptions at the Closing.
(c) The Industrea Parties shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacement of, any Subscription Agreement or Rollover Agreement without the consent of the Company if such amendment, modification or waiver (i) reduces the aggregate amount of the Equity Financing or the Rollover, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Equity Financing in a manner that would reasonably be expected to (x) delay or prevent the Closing, (y) materially impair or delay the funding of the Equity Financing (or satisfaction of the conditions to obtaining the Equity Financing) or (z) adversely affect the ability of Newco to enforce its rights against the other parties to the Subscription Agreements, the Rollover Agreements or any of the definitive agreements with respect thereto or (iii) adds or changes in any material respect any economic or governance rights or benefits granted to any investor participating in the Equity Financing (including the Argand Investor). The Industrea Parties shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the applicable Subscription Agreement on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its reasonable best efforts to (i) satisfy on a timely basis all conditions and covenants applicable to the Industrea Parties in the Subscription Agreements and otherwise comply with its obligations thereunder, (ii) in the event that all conditions in the applicable Subscription Agreement (other than conditions that Newco or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the applicable Subscription Agreement at or prior to Closing and (iii) enforce their rights under the applicable Subscription Agreement in the event that all conditions in the applicable Subscription Agreement (other than conditions that Newco or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause, as applicable, (x) the Argand Investor to consummate the Argand Equity Investment at or prior to the Closing, and (y) the Third Party PIPE Investors to consummate the Third Party PIPE Investment at or prior to the Closing to be consummated at or prior to the Closing. Without limiting the generality of the foregoing, Industrea shall give the Company, prompt (and, in any event within three (3) Business Days) written notice: (A) of any amendment to any Subscription Agreement (together with a copy of such amendment), (B) of any known breach or default (or any known event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (D) if the Industrea Parties do not expect to receive all or any portion of the Equity Financing on the terms, in the manner or from the sources contemplated by the Subscription Agreements. The Subscription Agreement contains all of the conditions precedent to the obligations of the investors party thereto to contribute to Newco the Equity Financing on the terms therein.
7.5 Retention of Books and Records.   Newco shall cause the Company and its Subsidiaries to retain all books, ledgers, files, reports, plans, operating records and any other material documents pertaining to the Company and its Subsidiaries in existence at the Closing that are required to be retained under current retention policies for a period of seven (7) years from the Closing Date, and to make the same available after the Closing for inspection and copying by the Holder Representative or its representatives at the Holder Representative’s expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After such seven (7)-year or longer period, before Newco, the Concrete Surviving Corporation or any of its Subsidiaries may dispose of any such books and records, Newco shall give at least ninety (90) days’ prior written notice of such intention to dispose to the Holder Representative, and the Holder Representative shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as it may elect.
7.6 Contact with Customers and Vendors.   Until the Closing Date, Industrea shall not, and shall cause its Affiliates and representatives not to, contact or communicate with the employees, customers, vendors or suppliers of the Company or any of the Company’s Subsidiaries, or any other Persons having a business relationship with the Company or any of the Company’s Subsidiaries, concerning the transactions contemplated hereby without the prior written consent of the Holder Representative.
7.7 Conduct of Business.
(a) From the date of this Agreement through the Closing, each of the Industrea Parties shall, and shall cause its Subsidiaries to, except as set forth on Schedule 7.7, as contemplated by this Agreement or as consented to by the Holder Representative in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use its commercially reasonable efforts to (i) operate its businesses in the ordinary course and substantially in accordance with past practice, (ii) preserve and protect its business organization and employment relationships, (iii) maintain its assets, properties, books of account and records consistent with its past practice, (iv) maintain its books and records consistent with its past custom and practice and (v) to not take any action or fail to take any action that would reasonably be expected to result in any of the conditions set forth in Article IX not being satisfied or that would otherwise be reasonably expected to prevent or delay the consummation of the transactions contemplated by this Agreement in any material respect. Without limiting the generality of the foregoing, except as set forth on Schedule 7.7 or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Industrea Parties shall not, and shall cause their respective Subsidiaries not to, except as otherwise contemplated by this Agreement:

(i) (A) change or amend its certificate of incorporation or bylaws or equivalent organizational documents, or (B) authorize for issuance, issue, grant, sell, redeem, deliver, dispose of, pledge or otherwise encumber any equity securities;
(ii) (A) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (B) make, set-aside, declare or pay any dividend or other distribution (whether in securities or other property) to its stockholders;
(iii) except in the ordinary course of business, materially adversely amend, modify or terminate (excluding any expiration in accordance with its terms) any Industrea Material Contract;
(iv) become legally committed to make any capital expenditures except pursuant to the terms of this Agreement;
(v) sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties;
(vi) make any loans or advances of money to any Person (other than Industrea Parties and their Subsidiaries), except for advances to employees or officers of the Industrea Parties or their respective Subsidiaries for expenses incurred in the ordinary course of business consistent with past practice;
(i) (A) incur any material Taxes outside of the ordinary course of business, (B) enter into any agreement with any Governmental Authority (including a “closing agreement” under Code Section 7121) with respect to any material Tax or material Tax Returns of Industrea or any of its Subsidiaries, (C) surrender a right of Industrea or any Subsidiary of Industrea to a material Tax refund, (D) change an accounting period of Industrea or any Subsidiary of Industrea with respect to any material Tax, (E) file an amended material Tax Return outside the ordinary course of business, or (F) make or rescind any material Tax election or, except as required by GAAP, make any material change to any Tax accounting principles, methods or practices;
(vii) settle any Action; or
(viii) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 7.7(a).
(b) Nothing contained in this Agreement shall give the Company or the Holder Representative, directly or indirectly, any right to control or direct the operations of Industrea Parties and their Subsidiaries prior to the Closing. Prior to the Closing, each of the Industrea Parties shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.
7.8 R&W Insurance Policy.   Industrea has obtained and bound coverage under a representations and warranties insurance in the form attached hereto as Annex J (such policy, the “R&W Insurance Policy”); provided, that all premiums, underwriting fees and brokers’ commissions related to such R&W Insurance Policy shall be borne fifty percent (50%) by Industrea or such Affiliate and fifty percent (50%) shall be a Transaction Expense. Subject to the foregoing proviso, prior to the Closing, the Company shall provide commercially reasonable assistance to Industrea, if applicable, to the extent required to maintain bound coverage under the R&W Insurance Policy. Industrea shall not amend, terminate or otherwise modify the R&W Insurance Policy in a manner adverse to the Pre-Closing Holders without the Holder Representative’s consent.
7.9 Registration Statement; Industrea Stockholder Approval.
(a) As soon as practicable after the execution of this Agreement (provided, that the Company has provided to Industrea all of the information described in Section 7.9(d) hereof, including such financial statements and other information of the Company and its Subsidiaries to be delivered to Industrea by the Company or its auditors and required to be included in the Registration Statement), Industrea shall prepare and cause Newco to file with the SEC a registration statement on Form S-4 that will include the proxy statement/prospectus to be sent to the stockholders of Industrea relating to Industrea Stockholders Meeting (such proxy statement/prospectus, together with any amendments or supplements thereto, the “Registration Statement”) for the purpose of soliciting proxies from Industrea stockholders to vote at Industrea Stockholders Meeting in favor of  (i) the adoption of this Agreement and the approval of the transactions contemplated hereby, (ii) the Newco Charter & Bylaws Amendment and (iii) all such other proposals the approval of which Industrea and the Company mutually deem necessary or desirable to consummate the transactions contemplated by this Agreement (collectively, the “Transaction Proposals”). In addition to the foregoing, Industrea shall prepare and cause Newco to file with the SEC the Registration Statement on or prior to September 11, 2018; provided, that Industrea’s obligation to prepare and cause Newco to file the Registration Statement on or prior to such date shall be specifically contingent upon the Company’s satisfaction of all Filing Requirements. Industrea shall use reasonable best efforts to cause the Registration Statement to comply with the rules and regulations promulgated by the SEC. Industrea also agrees to use reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective stockholders as may be reasonably requested in connection with any such action. Promptly after the SEC advises Industrea that the SEC staff has completed its review of the Registration Statement, Industrea shall set a record date (which date shall be mutually agreed with the Company) (the “Industrea Record Date”) for determining the stockholders of Industrea entitled to attend Industrea Stockholders Meeting. Industrea will cause the Registration Statement to be mailed to each stockholder who was a stockholder of Industrea as of Industrea Record Date promptly after the SEC advises Industrea that the SEC staff has completed its review of the Registration Statement. Promptly after the SEC advises Industrea that the SEC staff has completed its review of the Registration Statement, Industrea shall duly call, give notice of, convene and hold Industrea Stockholders Meeting for the purpose of obtaining Industrea Stockholder Approval, which meeting shall be held not more than 45 days after the date on which Industrea mails the Registration Statement to its stockholders.
(b) Industrea will advise the Company, promptly after Industrea receives notice thereof, of the time when the Registration Statement or any supplement or amendment has been filed or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and any other document each time before any such document is filed with the SEC, and Industrea shall give reasonable and good faith consideration to any comments made by the Company and its counsel. Industrea shall provide the Company and its counsel with (i) any comments or other communications, whether written or oral, that Industrea or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of Industrea to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the SEC.
(c) Each of the Company and Industrea shall use their respective reasonable best efforts to ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement will, at the date it is first mailed to the stockholders of Industrea and at the time of Industrea Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing any information relating to the Company, Industrea or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or Industrea that is required to be set forth in an amendment or supplement to the Registration Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Industrea.
(d) The Company acknowledges that a substantial portion of the Registration Statement will include disclosure regarding the Company, its officers, directors and stockholders, and its business, management, operations and financial condition. Accordingly, the Company agrees to use commercially reasonable efforts to provide Industrea with such information regarding the Company or its Subsidiaries that is required to be included in the Registration Statement or any other statement, filing, notice or application required to be made by or on behalf of Industrea to the SEC or NASDAQ in connection with the transactions contemplated hereby.
(e) Industrea shall use its reasonable best efforts to obtain Industrea Stockholder Approval, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking Industrea Stockholder Approval. Industrea shall, through Industrea board of directors, recommend to its stockholders that they vote in favor of the Transaction Proposals (the “Industrea Board Recommendation”) and Industrea shall include Industrea Board Recommendation in the Registration Statement. The board of directors of Industrea shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, Industrea Board Recommendation (a “Change in Recommendation”); provided, that the Industrea board of directors may make a Change in Recommendation if it determines in good faith that a failure to do so would constitute a breach of its fiduciary duties under applicable Law.
(f) Industrea shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to enforce its rights under the Industrea Letter Agreement in furtherance of obtaining the Industrea Stockholder Approval and to cause Industrea Alexandria and the Industrea Insiders (including by maintaining in effect the Industrea Letter Agreement and seeking an order of specific performance or other equitable relief or other enforcement actions against Industrea Alexandria and the Industrea Insiders) to (a) vote all shares of Industrea Common Stock held by them in favor of the Mergers and the other transactions contemplated hereby and (b) not redeem any shares of Industrea Common Stock owned by any of them in connection with the Industrea Stockholder Approval.
7.10 Trust Account. Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice Industrea shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Industrea (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to stockholders holding shares of Industrea Class A Common Stock sold in Industrea’s initial public offering who shall have previously validly elected to redeem their shares of Industrea Class A Common Stock pursuant to Industrea certificate of incorporation, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
7.11 Exclusivity.   Until the first to occur of the Closing or the earlier termination of this Agreement pursuant to Article X, Industrea will not, and will cause its respective Affiliates, directors, officers, stockholders, employees, agents, consultants and other advisors and representatives not to, directly or indirectly: (a) solicit, initiate, encourage, knowingly facilitate any inquiry or the making of any proposal or offer, (b) enter into, continue or otherwise participate in any discussions or negotiations, (c) furnish to any person any non-public information or grant any person access to its properties, assets, books, contracts, personnel or records, (d) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principal, merger agreement, acquisition agreement, option agreement or other contract, or (e) propose, whether publicly or to any director or stockholder, or agree to do any of the foregoing for the purpose of encouraging or facilitating any proposal, offer, discussions or negotiations; in each case relating to an Industrea Acquisition Proposal. “Industrea Acquisition Proposal”

means any offer, proposal, request, inquiry regarding a business combination transaction involving Industrea or any of its Subsidiaries or any other transaction involving Industrea or any of its Subsidiaries to acquire all or any material part of the business, properties or assets of any other entity or any amount of the capital stock of any other entity, whether by merger, purchase of assets, purchase of equity, tender offer or other similar transactions, other than with the Company. For the avoidance of doubt, the provisions of this Section 7.11 shall not apply to any transaction that does not involve (directly or indirectly) Industrea and its subsidiaries, including any transaction solely involving Argand Partners L.P. or its other Affiliates (including any portfolio companies) (the “Argand Parties”) or any activities by such Argand Parties in furtherance thereof. Industrea will immediately cease and cause to be terminated any such negotiations, discussion or other communication, or contracts (to the extent unilaterally terminable by Industrea without the counterparty’s consent and without penalty) (other than with the Company) with respect to the foregoing.
ARTICLE VIII.
JOINT COVENANTS
8.1 Support of Transaction.   Without limiting any covenant contained in Article VI or Article VII, Industrea and the Company shall each, and shall each cause their respective Subsidiaries to: (a) use reasonable best efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the transactions contemplated hereby, (b) use reasonable best efforts to obtain all material consents and approvals of third parties that any of Industrea, the Company or their respective Affiliates are required to obtain in order to consummate the Mergers, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable (but in any event prior to the Termination Date). Notwithstanding the foregoing, in no event shall the Company or any of its Subsidiaries be obligated to bear any expense or pay any fee (other than the payment of nominal administrative, processing or similar fees or charges) or grant any concession in connection with obtaining any consents, authorizations or approvals required in order to consummate the Mergers pursuant to the terms of any Contract to which the Company or any of its Subsidiaries is a party.
8.2 Escrow Agreement.   Each of the Holder Representative and Newco shall execute and deliver to one another and the Escrow Agent, at the Closing, the Escrow Agreement in the form attached hereto as Annex F (the “Escrow Agreement”).
8.3 Further Assurances.   Each party hereto agrees that, from time to time after the Closing Date, it will furnish, or cause to be furnished, upon request to each other such further information, execute and deliver, or cause its Affiliates to execute and deliver, such further instruments, and take (or cause its Affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement and the transactions contemplated herein.
8.4 [Reserved.]
8.5 Section 280G.   Prior to the Closing, the Company shall use reasonable endeavors to obtain from each “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to the Company or its Subsidiaries who may receive payments and/or benefits that could constitute “parachute payments” (as defined in Section 280G(b)(2) of the Code) in connection with the transactions contemplated by this Agreement a waiver of any such payments or benefits, such that after giving effect to all waivers, the Company, its Subsidiaries, and, if applicable, Industrea shall not have made or provided, nor shall be required to make or provide, any payments or benefits that would not be deductible under Section 280G of the Code or that would be subject to an excise Tax under Section 4999 of the Code (the waived payments and benefits waived shall be collectively referred to as the “Section 280G Waived Payments”). On or prior to the Closing Date, the Company shall use commercially reasonable efforts to submit, accompanied by adequate disclosure, for equityholder approval all Section 280G Waived Payments in accordance with the terms of Section 280G(b)(5)(B) of the Code and the U.S. Treasury Regulations thereunder. If equityholder approval is obtained, the Company shall promptly, but in all events prior to the Closing, deliver to Industrea evidence reasonably satisfactory to Industrea of such approval. Prior to the Closing Date and prior to solicitation of equityholder approval, the Company shall provide Industrea with (i) drafts of any waivers and equityholder disclosure documents relating to the waiver and vote prepared by the Company in connection with this Section 8.5; and (ii) reasonable documentation regarding the determination of the Section 280G Waived Payments. The Company shall consider in good faith any comments made by Industrea prior to obtaining the waivers and soliciting the vote.
8.6 Tax Matters.
(a) Newco agrees that (i) Newco and Concrete Parent will file a consolidated federal income Tax Return with the Company and its applicable Subsidiaries starting on the day following the Closing Date, causing the taxable year of the Company and its applicable Subsidiaries to end on the Closing Date for federal income tax purposes, (ii) any gains, income, deductions, losses or other items resulting from any transactions outside the ordinary course of business occurring on the Closing Date, but after the Closing, shall not be treated as occurring on the Closing Date and Newco and the Company shall utilize (and cause their Affiliates to utilize) the “next day rule” in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of foreign, state or local Law) for purposes of reporting such items on the applicable Tax Returns, (iii) no election will be made under Treasury Regulations Section 1.1502-76(b)(2)(ii) (or any other similar provision of foreign, state or local Law) for the Company or any of its Subsidiaries to ratably allocate items in connection with the transactions contemplated by this Agreement, and (iv) no election will be made under Section 336 of the Code or Section 338 of the Code with respect to the transactions contemplated by this Agreement.
(b) Tax Returns.
(i) The Company, at its sole cost and expense, shall (A) prepare and timely file all Tax Returns of the Company and each Subsidiary of the Company due (after taking into account all appropriate extensions) on or prior to the Closing Date (“Company Prepared Returns”) and (B) timely pay all Taxes that are due and payable (after taking into account all appropriate extensions) on or prior to the Closing Date with respect to the Company Prepared Returns. Unless otherwise required by Law, all Company Prepared Returns shall be prepared in a manner consistent with existing practices and accounting methods of the Company and its Subsidiaries.
(ii) Newco shall cause the Company and each Subsidiary of the Company to prepare and timely file all Tax Returns of the Company and each Subsidiary of the Company due after the Closing Date (the “Newco Prepared Returns”). To the extent that a Newco Prepared Return relates to a Pre-Closing Tax Period or the portion of a Straddle Period ending on the Closing Date, such Tax Return shall be prepared in a manner consistent with existing practices and accounting methods of the Company and its Subsidiaries, unless otherwise required by Law. To the extent a Newco Prepared Return relates to a Pre-Closing Tax Period or the portion of a Straddle Period ending on the Closing Date, at least twenty (20) days before filing any Newco Prepared Return, Newco shall deliver a draft copy of such Newco Prepared Return to the Holder Representative for the Holder Representative’s review, comment and approval. Newco shall cause any comments provided in writing within ten (10) days of receipt of such Newco Prepared Return by the Holder Representative to be reflected in such Newco Prepared Return, to the extent consistent with existing practices and accounting methods of the Company and its Subsidiaries and with applicable Law. For the avoidance of doubt, any Tax deductions arising out of fees, expenses and bonuses paid or accrued by the Company, any of its Subsidiaries or any Affiliated Group of which the Company is a member (including any Tax deductions with respect to the Option Consideration or otherwise with respect to the Vested Options) shall be treated as accruing on or before the Closing Date and reported on a Tax Return of the Company (or the Affiliated Group of which the Company is the common parent) for a Pre-Closing Tax Period.
(iii) Notwithstanding the foregoing provisions of this Section 8.6(b), no Company Prepared Return or Newco Prepared Return shall include an election under Section 965(h) or Section 965(n) of the Code.
(c) Apportionment of Taxes.   For purposes of determining the amount of Taxes that are attributable to a Pre-Closing Tax Period (or portion of any Straddle Period ending on or prior to the Closing Date) the parties agree as follows:

(i) In the case of property Taxes and other similar Taxes imposed on a periodic basis for a Straddle Period, the amounts that are attributable to the portion of the Straddle Period ending on the Closing Date shall be determined by multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; provided, that in the case of any such Taxes that are imposed in arrears, the amount of such Taxes for the entire Straddle Period shall be based on the amount of such Taxes that were actually imposed for the immediately preceding period.
(ii) In the case of Taxes in the form of interest or penalties, all such Taxes shall be (x) treated as attributable to a Pre-Closing Tax Period (or the portion of the Straddle Period ending on the Closing Date) if and to the extent that such interest or penalties relate to a Company Prepared Return or otherwise to a breach of this Agreement by the Holder Representative or (prior to the Closing) by the Company and (y) treated as attributable to a Post-Closing Tax Period (or the portion of the Straddle Period beginning after the Closing Date) if and to the extent that such interest or penalties relate to a Newco Prepared Return or otherwise to a breach of this Agreement by Newco or its Affiliates (including Industrea, Concrete Parent, Concrete Merger Sub or (after the Closing) the Company and its Subsidiaries).
(iii) In the case of Taxes (other than Taxes imposed under Section 965 of the Code) imposed on the Company or any Subsidiary of the Company or on Newco or any Affiliate of Newco, in each case, as a result of income from any Flow-Thru Entity directly or indirectly owned by the Company that is realized by the Flow-Thru Entity prior to the Closing Date (such income being computed assuming the Flow-Thru Entity had a year that ends on the Closing Date and closed its books), such Taxes shall be treated as Taxes of the Company or a Subsidiary of the Company for a Pre-Closing Tax Period.
(iv) In the case of all other Taxes for a Straddle Period (including Income Taxes, employment Taxes, and sales and use Taxes) the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined for the portion of the Straddle Period ending on as of the end of the day on the Closing Date using a “closing of the books methodology.” For purposes of clause (ii), any item determined on an annual or periodic basis (including amortization and depreciation deductions and the effects of graduated rates) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the mechanics set forth in clause (i) for periodic Taxes.
(d) Tax Contests.   Newco shall promptly notify the Holder Representative of any audit, assessment, investigation or other proceeding relating to Taxes of the Company or any Subsidiary of the Company for any Pre-Closing Tax Period or Straddle Period (a “Tax Contest”). The Holder Representative shall be entitled to control the conduct of any such Tax Contest; provided, however, that Newco, at its sole cost and expense, shall have the right to participate in any such Tax Contest, and the Holder Representative shall not resolve any such Tax Contest without Newco’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Newco shall be entitled to control the conduct of any other Tax Contest.
(e) Cooperation.   To the extent reasonably requested in writing (and at the requesting party’s expense), and subject to the other provisions of this Section 8.6, Newco, the Company and the Holder Representative shall, and shall cause their Affiliates to, (i) assist in the preparation and timely filing of any Tax Return of the Company or any Subsidiary of the Company, (ii) assist in any audit or other legal proceeding with respect to Taxes or Tax Returns of the Company or any Subsidiary of the Company (whether or not a Tax Contest), (iii) make available any information, records, or other documents reasonably relating to any Taxes or Tax Returns of the Pre-Closing Holders, the Holder Representative, the Company or any Subsidiary of the Company (except to the extent such information, records or other documents are reasonably deemed to be confidential or privileged), (iv) provide any information reasonably necessary or reasonably requested to allow the Pre-Closing Holders, the Holder Representative, Newco, the Company, or any Subsidiary of the Company to

comply with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement.
(f) Transfer Taxes.   All federal, state, local, non-U.S. transfer, excise, sales, use, ad valorem value added, registration, stamp, recording, property and similar Taxes or fees applicable to, imposed upon, or arising out of the transfer of the shares in the Company pursuant to this Agreement (collectively, “Transfer Taxes”) shall be paid one-half by Newco, Concrete Parent and Industrea, on the one hand, and one-half by the Pre-Closing Holders (solely through a claim for indemnification pursuant to clause (c) of the definition of  “Indemnified Taxes”), on the other hand. The parties shall use their commercially reasonable efforts to cooperate to the extent reasonably requested to mitigate the amount of any such Transfer Taxes, to the extent permitted by applicable Law.
(g) Tax Refunds.   Any Tax refund, credit or similar benefit (including any interest paid or credited by a Governmental Authority with respect thereto) relating to a Pre-Closing Tax Period or a portion of a Straddle Period ending on or before the Closing Date (a “Tax Refund”) shall be for the sole benefit of the Pre-Closing Holders. To the extent that Newco or any of its Affiliates (including the Company or any of its Subsidiaries) receives or utilizes any Tax Refund, within ten (10) days of receipt of such Tax Refund or the filing of any Tax Return utilizing such Tax Refund (in the form of a credit or offset to Taxes otherwise payable), as the case may be, (x) Newco shall promptly pay or cause its applicable Subsidiaries to pay, through payroll to each Pre-Closing Holder of Vested Options, subject to any applicable withholding, an amount equal to the product of  (A) the amount of such Tax Refund net of any incremental Taxes payable by the Company or any Subsidiary as a result of the receipt thereof and net of any other expenses that Newco, the Company, or any Subsidiary or any of their Affiliates incur (or has or will incur) with respect to such Tax Refund (and related interest), and (B) such Pre-Closing Holder’s Option Pro-Rata Share over the sum of all Pre-Closing Holders’ Option Pro-Rata Shares, provided, that to the extent any amounts under this clause (x) would be payable after the fifth (5th) anniversary of the Closing, no Pre-Closing Holder of Vested Options shall have any legally binding right to such amounts and the Company shall have the sole discretion to determine whether to pay any such amounts to any Pre-Closing Holder of Vested Options and the time(s) and terms and conditions of any such payments, and (y) Newco shall pay or cause to be paid to the Exchange Agent (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Fully-Diluted Percentage in respect of its shares of Company Stock) the excess of  (i) the amount described in the foregoing clause (x)(A), less (ii) the aggregate amount payable to Pre-Closing Holders of Vested Options pursuant to clause (x) above (disregarding any reduction of the amount payable to Pre-Closing Holders of Vested Options resulting from the operation of the proviso to such clause). The parties hereto agree that Tax Refunds for any taxable period beginning on or before the Closing Date and ending after the Closing Date shall be allocated using the methodologies set forth in Section 8.6(c). Newco and its Affiliates shall, and shall cause the Company or any of its Subsidiaries to, promptly take all actions (including those actions reasonably requested by the Holder Representative) to file for and obtain any Tax Refund. Newco shall, upon request, permit the Holder Representative to participate in the prosecution of any proceedings relating to a Tax Refund claim and shall not settle or otherwise resolve any such proceeding without the prior written consent of the Holder Representative. Nothing in this Section 8.6(g) shall require that Newco make any payment with respect to any refund for a Tax (and such refunds shall be for the benefit of Newco, the Company, and its Subsidiaries) to the extent it is (i) a refund of Tax that is the result of the carrying back of any net operating loss or other Tax attribute or Tax credit incurred in a Post-Closing Tax Period (or portion of any Straddle Period beginning after the Closing Date), (ii) any refund for Tax that is reflected as a Current Asset (or offset to a Current Liability) in the Net Working Capital, as finally determined, or (iii) any refund for Tax that gives rise to a corresponding dollar-for-dollar payment obligation by the Company or any Subsidiary of the Company to any Person under applicable Law or pursuant to a provision of a contract or other agreement entered (or assumed) by the Company (or any Subsidiary of the Company) on or prior to the Closing Date, but only if such payment obligation is not indemnifiable under this Agreement and was not reflected as a Current Liability (or offset to a Current Asset) in Net Working Capital, as finally determined.

(h) At or prior to the Closing, the Company shall deliver to Concrete Parent a certificate substantially in the form of Annex H; provided, that Newco’s and Concrete Parent’s sole remedy if the Company fails to deliver such certificate shall be to make an appropriate withholding of Tax to the extent required pursuant to Section 1445 of the Code (and the Treasury Regulations promulgated thereunder).
(i) Following the Closing, except as required by law, Newco shall not, and shall cause its Affiliates (including Concrete Parent, Concrete Merger Sub and (after the Closing) the Company and its Subsidiaries) not to, (i) make any Tax election that would have a retroactive effective to any Pre-Closing Tax Period or a portion of a Straddle Period beginning on or before the Closing Date, (ii) amend any Tax Return relating to any Pre-Closing Tax Period or a portion of a Straddle Period beginning on or before the Closing Date, (iii) take any action outside the ordinary course of business that would increase the Tax liability of the Company or any of its Subsidiaries (or the Pre-Closing Holders) with respect to any Pre-Closing Tax Period or a portion of a Straddle Period beginning on or before the Closing Date or (iv) make any voluntary Tax disclosure, Tax amnesty filing or other similar filing relating to any Pre-Closing Tax Period or a portion of a Straddle Period ending on or before the Closing Date.
(j) Tax Treatment.   For U.S. federal and applicable state income Tax purposes, the parties agree that the Rollover, taken together with the Industrea Merger, the Argand Equity Investment, the Third Party PIPE Investment, the UK Rollover Investment and any other relevant contributions to Newco, is intended to be a contribution of property qualifying under Section 351 of the Code. The parties further agree to file all Tax Returns in a manner consistent with the foregoing, to the greatest extent permitted by applicable Law, and not to knowingly take any actions that would cause the Rollover not to so qualify. Without limiting the generality of the foregoing, from the date hereof through and including the end of the taxable year in which the Closing occurs, Industrea shall not, and Newco shall cause Industrea not to, convert, liquidate, dissolve, wind up or take any similar action.
8.7 Confidentiality.   Industrea and the Company shall comply with, and shall cause of their Affiliates and their respective directors, officers, stockholders, employees, agents, consultants and other advisors and representatives (its “Restricted Persons”) to comply with the terms of that certain Confidentiality Agreement, dated as of April 17, 2018, between Industrea and the Company (the “Confidentiality Agreement”) which Industrea and the Company acknowledge remains in full force and effect and that all confidential information disclosed to Industrea or its Restricted Persons is and shall continue to be governed by the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Beginning on the date of this Agreement until the termination of this agreement in accordance with Article X, neither the Company nor any Restricted Person will waive any right under any other nondisclosure agreement previously entered into by the Company and any other Person with respect to the evaluation of the sale of the Company without the prior written consent of Industrea. The Confidentiality Agreement shall survive the termination of this Agreement in accordance with the terms set forth therein. In the event of the termination of this Agreement for any reason, Industrea shall comply with the terms and provisions of the Confidentiality Agreement, including returning or destroying all Evaluation Material (as defined in the Confidentiality Agreement), subject to the terms and conditions set forth in the Confidentiality Agreement.
8.8 Notification of Certain Matters.   Prior to the Closing, Industrea, on the one hand, and the Company, on the other hand, shall reasonably promptly notify each other in writing of  (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause any condition set forth in Section 9.2 or Section 9.3, as applicable, to not be satisfied, (ii) any material Actions in connection with the transactions contemplated by this Agreement commenced or, to the knowledge of Industrea or to the knowledge of the Company, threatened against Industrea, the Company or any of its Subsidiaries, as the case may be, or (iii) any written notice or other written material communication from any Governmental Authority in connection with the transactions contemplated hereby; provided, that a party’s good-faith failure to comply with this Section 8.8 shall not provide the other party the right not to consummate the Closing or to effect the transactions contemplated by this Agreement.

ARTICLE IX.
CONDITIONS TO OBLIGATIONS
9.1 Conditions to the Obligations of Industrea Parties and the Company.   The obligations of Industrea Parties and the Company to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:
(a) All waiting periods under the HSR Act applicable to the Mergers shall have expired or been terminated.
(b) There shall not be in force any Law, injunction or order of any court of competent jurisdiction enjoining or prohibiting the consummation of the Mergers.
(c) The Industrea Stockholder Approval shall have been obtained.
9.2 Conditions to the Obligations of Industrea Parties.   The obligations of the Industrea Parties to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Industrea Parties:
(a) Each of the representations and warranties of the Company set forth in Sections 4.1 (Organization), 4.2(a) (Subsidiaries) 4.3 (Due Authorization), 4.4(b) (No Conflict), 4.6 (Capitalization), 4.7 (Capitalization of Subsidiaries) and 4.16 (Brokers’ Fees) (collectively, the “Company Fundamental Representations”), shall be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date. Each of the other representations and warranties of the Company contained in Article IV (other than those specifically identified in the immediately preceding sentence), disregarding all qualifications contained herein relating to materiality or Material Adverse Effect, shall be true and correct as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for any inaccuracy or omission that would not reasonably be expected to have a Material Adverse Effect on the Company.
(b) Each of the covenants of the Company and the Holder Representative to be performed at or prior to the Closing shall have been performed in all material respects.
(c) The Company shall have delivered to Industrea a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.2(a) and Section 9.2(b) have been fulfilled. The Company shall have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to Section 3.2(d).
(d) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect of the Company.
(e) The Company shall have delivered to Industrea the Written Consent within two (2) Business Days after the date hereof.
9.3 Conditions to the Obligations of the Company.   The obligations of the Company to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:
(a) Each of the representations and warranties of Industrea Parties set forth in Sections 5.1 (Organization), 5.2 (Due Authorization), 5.3(b) (No Conflict), 5.5 (Capitalization), 5.15 (Brokers’ Fees), 5.16 (Solvency; Concrete Surviving Corporation After the Concrete Merger), 5.22 (Industrea Vote Required) (collectively, the “Industrea Fundamental Representations”) shall be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date. Each of the other representations and warranties of Industrea Parties contained in Article V (other than those specifically identified in the immediately preceding sentence), disregarding all qualifications contained herein relating to materiality or Material Adverse Effect, shall be true and correct as of the Closing Date, as if made anew at and as of that date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for any inaccuracy or omission that would not reasonably be expected to have a Material Adverse Effect on Industrea Parties.
(b) Each of the covenants of Industrea Parties to be performed at or prior to the Closing shall have been performed in all material respects.
(c) The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.
(d) The Newco Common Shares to be issued in connection with the consummation of the Rollover shall have been approved for listing on the NASDAQ, subject to official notice of issuance.
(e) The Industrea Parties shall have delivered or caused to be delivered a true and correct copy of the notice delivered of the Trustee required to terminate the Trust Account with instructions to pay the funds in the Trust Account (less any amounts attributable to redeemed shares of Industrea Class A Common Stock) to make the payments contemplated by Section 3.2.
(f) Industrea shall have delivered to the Company a certificate signed by an officer of Industrea, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.3(a) and Section 9.3(b) have been fulfilled.
(g) The Industrea Parties shall have delivered (or cause to have been delivered) each of the Closing deliverables to be delivered by it pursuant to Section 3.2(d) other than any payments to be made pursuant thereto, which payments shall be made at the Closing.
(h) The Industrea Parties shall have delivered or caused to be delivered to the Company evidence of the approval and adoption of this Agreement and the Mergers and the other transactions contemplated hereby by the sole stockholder of Industrea Merger Sub and the sole stockholder of Concrete Merger Sub within two (2) Business Days after the date hereof.
9.4 Waiver of Conditions; Frustration of Conditions.   All conditions to the Closing shall be deemed to have been satisfied or waived from and after the Concrete Effective Time. None of the Company, Industrea Parties may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of the Company, on the one hand, or Industrea Parties, on the other hand, respectively, to (i) use reasonable best efforts to consummate the Mergers and the other transactions contemplated hereby and (ii) otherwise comply with its obligations under this Agreement.
ARTICLE X.
TERMINATION/EFFECTIVENESS
10.1 Termination.   This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:
(a) by written consent of the Holder Representative and Industrea;
(b) by written notice to the Company from Industrea if:
(i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 9.2(a) or Section 9.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from Industrea of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective and the Termination Date shall be automatically extended until the end of the Company Cure Period, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period; provided, however, this Agreement may not be terminated pursuant to this Section 10.1(b)(i) if, as of such time, any Industrea Party is in material breach of any of its covenants or other obligations hereunder;
(ii) the Closing has not occurred on or before the date that is 180 days following the date hereof  (subject to Sections 10.1(b)(i) and 13.14), the “Termination Date”), unless Industrea Parties’ willful breach is the primary reason for the Closing not occurring on or before such date; or
(iii) the consummation of any of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction unless Industrea Parties’ willful breach is the primary reason for such injunction or prohibition; or
(c) by written notice to Industrea from the Company if:
(i) (A) there is any breach of any representation, warranty, covenant or agreement on the part of Industrea Parties set forth in this Agreement, such that the conditions specified in Section 9.3(a) or Section 9.3(b) would not be satisfied at the Closing (a “Terminating Industrea Breach”), except that, if any such Terminating Industrea Breach is curable by Industrea through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Industrea of notice from the Company of such breach, but only as long as Industrea continues to exercise such reasonable best efforts to cure such Terminating Industrea Breach (the “Industrea Cure Period”), such termination shall not be effective and the Termination Date shall automatically be extended until the end of Industrea Cure Period, and such termination shall become effective only if the Terminating Industrea Breach is not cured within Industrea Cure Period; provided, however, this Agreement may not be terminated pursuant to this Section 10.1(c)(i)(A) if, as of such time, the Company is in material breach of any of its covenants or other obligations hereunder, or (B) (1) all of the conditions set forth in Sections 9.1 and 9.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) as of the date the Closing should have occurred pursuant to Section 2.3, and (2) Industrea Parties have failed to consummate the transactions contemplated by this Agreement within three (3) Business Days following the date the Closing should have occurred pursuant to Section 2.3;
(ii) the Closing has not occurred on or before the Termination Date (subject to Sections 10.1(c)(i) and 13.14, unless the Company’s willful breach is the primary reason for the Closing not occurring on or before such date;
(iii) the consummation of any of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction unless the Company’s willful breach is the primary reason for such injunction or prohibition;
(iv) at any time prior to the receipt of Industrea Stockholder Approval, if the board of directors of Industrea shall have (i) failed to recommend to its stockholders that Industrea Stockholder Approval be given or failed to include Industrea Board Recommendation in the Registration Statement, or (ii) effected a Change in Recommendation; or
(v) if Industrea Stockholder Approval shall not have been obtained at Industrea Stockholders Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken.
10.2 Effect of Termination.
(a) Except as otherwise set forth in this Section 10.2, in the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, subject to the immediately succeeding sentence and other than liability of the Company, Industrea Parties, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination. The provisions of Sections 10.2, Article XI and Article XIII, and the Confidentiality Agreement shall survive any termination of this Agreement.
(b) Without limiting or otherwise affecting in any way the remedies available to the Company hereunder, in the event of a termination of this Agreement by the Company pursuant to Sections 10.1(c)(i), 10.1(c)(iv) or 10.1(c)(v) the Argand Investor shall within three (3) Business Days of the date of such termination, pay to the Company in cash by wire transfer of immediately available funds an amount equal to the documented out-of-pocket fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby pursuant to the terms of and subject to the limitations set forth in the Expense Reimbursement Letter.
ARTICLE XI.
HOLDER REPRESENTATIVE
11.1 Designation and Replacement of Holder Representative.   The parties have agreed that it is desirable to designate a representative to act on behalf of holders of the Company Stock and the Options for certain limited purposes, as specified herein (the “Holder Representative”). The parties have designated PGP Investors, LLC as the initial Holder Representative, and approval of this Agreement by the holders of Company Stock shall constitute ratification and approval of such designation. The Holder Representative may resign at any time, and the Holder Representative may be removed by the vote of Persons which collectively owned more than fifty percent (50%) of the Aggregate Fully-Diluted Shares immediately prior to the Concrete Effective Time (or, in the case of a termination of this Agreement, as of such termination) (the “Majority Holders”). In the event that a Holder Representative has resigned or been removed, a new Holder Representative shall be appointed by a vote of the Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Holder Representative. The designation of any Person as the Holder Representative is and shall be coupled with an interest, and, except as set forth in this Article XI, such designation is irrevocable and shall not be affected by the death, incapacity, illness, bankruptcy, dissolution or other inability to act of any of the holders of Company Stock or any of the holders of Options.
11.2 Authority and Rights of the Holder Representative; Limitations on Liability.   The Holder Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Holder Representative shall have no obligation to act, except as expressly provided herein. Without limiting the generality of the foregoing, the Holder Representative shall have full power, authority and discretion to (i) estimate and determine the Holder Representative Expense Amount and to pay the Holder Representative Expense Amount in accordance with Section 3.5, (ii) retain counsel and to incur such fees, costs and expenses as the Holder Representative deems to be necessary or appropriate in connection with the performance of its obligations under this Agreement and each of the documents to be executed in connection with the transactions contemplated hereby, (iii) after the Closing, negotiate and enter into amendments to this Agreement and the Escrow Agreement for and on behalf of the Pre-Closing Holders and (iv) with respect to any claims for indemnification made pursuant to Section 12.2, exercise all rights granted to the Holder Representative under Article XII. All actions taken by the Holder Representative under this Agreement shall be binding upon the Pre-Closing Holders and their successors as if expressly confirmed and ratified in writing by each of them. The Holder Representative shall have no liability to Industrea Parties, the Company or any holder of Company Stock or Options with respect to actions taken or omitted to be taken in its capacity as the Holder Representative. The Holder Representative shall at all times be entitled to rely on any directions received from the Majority Holders; provided, however, that the Holder Representative shall not be required to follow any such direction, and shall be under no obligation to take any action in its capacity as the Holder Representative, unless the Holder Representative is holding funds delivered to it under Section 3.5 and has been provided with other funds, security or indemnities which, in the sole determination of the Holder Representative, are sufficient to protect the Holder Representative against the costs, expenses and liabilities which may be incurred by the Holder Representative in responding to such direction or taking such action. The Holder Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Holder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Holder Representative shall be entitled to reimbursement from funds paid to it under Section 3.5, released from the Escrow Funds for the benefit of Pre-Closing Holders or otherwise received by it in its capacity as the Holder Representative pursuant to or in connection with this Agreement, for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Holder Representative in such capacity, and shall be entitled to indemnification against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as the Holder Representative (except for those arising out of the Holder Representative’s gross negligence or willful misconduct), including the costs and expenses of investigation and defense of claims. In the event that the Holder Representative determines, in its sole and absolute discretion, that the funds paid to the Holder Representative pursuant to Section 3.5 exceed the aggregate amount of fees, costs, expenses and Taxes incurred, or that may in the future be incurred, by the Holder Representative in connection with the performance of its obligations under this Agreement and each of the documents to be executed in connection with the transactions contemplated hereby, prior to the final release of the Escrow Funds, the Holder Representative shall transfer such excess amount to the Escrow Agent solely for disbursement (or otherwise cause such excess amount to be disbursed) to the Pre-Closing Holders as Merger Consideration; provided, however, that notwithstanding anything to the contrary in this Agreement or the Escrow Agreement, in no event shall such excess amount become part of the Escrow Funds or otherwise become payable to Industrea Parties. The Industrea Parties shall be able to rely conclusively on the instructions and decisions of the Holder Representative as to the settlement of any claims for indemnification of Industrea Parties pursuant to the Escrow Agreement or Article XII below or any other actions, consents, approvals, agreements and decisions required or permitted to be taken, given or made by the Holder Representative hereunder, and no Pre-Closing Holder shall have any cause of action against Industrea Parties to the extent that Industrea Parties has relied upon the instructions or decisions of the Holder Representative. The Holder Representative shall have the right, but not the obligation, exercisable in its sole discretion, to distribute to the Pre-Closing Holders at any time such Pre-Closing Holder’s Escrow Percentage of the Holder Representative Expenses Amount. Notwithstanding the foregoing, (A) there can be no assurances that any of the Holder Representative Expense Amount will be paid or disbursed to the Pre-Closing Holders and (B) no Pre-Closing Holder not be entitled to receive any interest on the Holder Representative Expense Amount.
ARTICLE XII.
SURVIVAL; INDEMNIFICATION
12.1 Survival.
(a) Each of the representations and warranties of the Company set forth in Article IV of this Agreement and the representations and warranties of the Industrea Parties set forth in Article V of this Agreement shall terminate and be of no further force or effect on the date that is twelve (12) months after the Closing Date (the “Cut-Off Date”).
(b) Each of the covenants and other agreements of the parties set forth in this Agreement required to be performed or complied with prior to the Closing shall survive until the Cut-Off Date. The covenants and agreements of the parties set forth in this Agreement which contemplate performance after the Closing or that otherwise expressly by their terms survive the Closing, shall survive in accordance with their terms. Such covenants and agreements prior to their termination are referred to herein as the “Indemnified Covenants.”
(c) If any Claims Notice (as defined below) is given in good faith in accordance with the terms of Section 12.6 on or prior to the Cut-Off Date then the claims specifically set forth in the Claims Notice shall survive until such time as such claim is finally resolved.
12.2 Indemnification by the Pre-Closing Holders.   Subject to the limitations set forth herein, from and after the Closing Date, Industrea Parties, their respective Affiliates and their respective officers, directors, employees, equity holders, partners, controlling Persons, agents, fiduciaries and members (each, a “Industrea Indemnitee”), shall be indemnified from the Indemnity Escrow Fund from and against any and all Losses arising from any (a) breach of any representations and warranties of the Company contained in

Article IV (other than the representations and warranties contained in Section 4.15), (b)(x) breach of any Indemnified Covenant made by the Company and required to be performed by the Company prior to the Closing and (y) breach of any Indemnified Covenant made by the Holder Representative, (c) any and all unpaid Transaction Expenses and Funded Debt, in each case, to the extent not actually included in the calculation of the final Merger Consideration, (d) amounts paid to Dissenting Stockholders, including any interest required to be paid thereon, to the extent that such amounts are in excess of what such holders would have received hereunder had such Dissenting Stockholders not been holders of Dissenting Shares, (e) all Indemnified Taxes and (f) any claim made by any Pre-Closing Holder that such Pre-Closing Holder is entitled to any amount in respect of such Pre-Closing Holder’s shares of Company Stock or Options other than (i) the applicable Merger Consideration or Option Consideration as determined in accordance with this Agreement and (ii) in respect of such other rights of the Pre-Closing Holders as may be specifically set forth herein.
12.3 Indemnification by Industrea Parties.   Subject to the limitations set forth herein, from and after the Closing Date, the Industrea Parties shall, jointly and severally, indemnify and hold harmless the Holder Representative, the Pre-Closing Holders, their respective Affiliates and their respective officers, directors, employees, equity holders, partners, controlling Persons, agents, fiduciaries and members (each, an “Equityholder Indemnitee” and, together with the Industrea Indemnitees, collectively “Indemnitees” and each an “Indemnitee”), from and against any and all Losses arising from any (a) breach of any representations and warranties of any Industrea Party contained in Article V and (b) breach of any Indemnified Covenant made by an Industrea Party or to be performed by an Industrea Party, the Concrete Surviving Corporation or the Industrea Surviving Corporation from and after the Closing.
12.4 Limitations on Indemnification.
(a) The maximum aggregate amount of indemnifiable Losses that may be recovered by the Industrea Indemnitees pursuant to Section 12.2 shall be the Indemnity Escrow Amount (the “Cap”) and all indemnifiable Losses pursuant to Section 12.2 shall be satisfied solely and exclusively from the then remaining amounts in the Indemnity Escrow Fund.
(b) No indemnification claims for Losses shall be asserted by any Industrea Indemnitee under Section 12.2(a) unless the aggregate amount of Losses that would otherwise be payable under Section 12.2(a) exceeds $1,525,000 (the “Deductible”), whereupon the Industrea Indemnitees shall be entitled to recover the entire amount of such Losses and not only amounts in excess of the Deductible.
(c) No indemnification claims for Losses shall be asserted by any Equityholder Indemnitee under Section 12.3(a) unless the aggregate amount of Losses that would otherwise be payable under Section 12.3(a) exceeds the Deductible, whereupon the Equityholder Indemnitees shall be entitled to recover the entire amount of such Losses and not only amounts in excess of the Deductible.
(d) In no event shall the Pre-Closing Holders be responsible for Losses pursuant to Section 12.2(a) in excess of the funds then available in the Indemnity Escrow Fund.
(e) In no event shall Industrea’s indemnity obligations pursuant to Section 12.3 exceed an amount equal to the Cap.
(f) No party shall be obligated to indemnify any other Person with respect to any representation, warranty, covenant or condition specifically waived in writing by the other party on or prior to the Closing.
(g) Any Loss under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach of more than one representation, warranty, covenant or agreement.
(h) If the Closing Date occurs on or after November 1, 2018, then no indemnification claims for Losses shall be asserted by any Industrea Indemnitee, and none of the Pre-Closing Holders shall be responsible (including from the Indemnity Escrow Fund), for any Losses arising from any Income Taxes with respect to the taxable period of the Company or any of its Subsidiaries (or of an Affiliated

Group of which one or more of them are members) that includes the date hereof; provided, for the avoidance of doubt, that if the Closing Date occurs on or before October 31, 2018, then this Section 12.4(h) shall be disregarded and shall not apply.
12.5 Indemnification Claim Process.
(a) All claims for indemnification by an Indemnitee under this Article XII shall be asserted and resolved in accordance with Sections 12.5 and 12.6. With respect to any indemnification made by any Industrea Indemnitee pursuant to Section 12.3, any such claims shall be directed by the Indemnification Committee and the Holder Representative shall, on behalf of the Pre-Closing Holders, exercise all rights of the Indemnitor as set forth in this Article XII; provided, that the Holder Representative shall not have any liability as an Indemnitor to any Industrea Indemnitee pursuant to this Article XII.
(b) If an Indemnitee intends to seek indemnification pursuant to this Article XII, the Indemnitee shall promptly notify, with respect to an Industrea Indemnitee, the Holder Representative, and with respect to an Equityholder Indemnitee, Newco, in writing of such claim, describing such claim in reasonable detail and the amount or estimated amount of Losses (a “Claims Notice”); provided, that any failure or delay on the part of the Indemnitee to deliver such a Claims Notice shall not relieve the applicable Indemnitors of their obligations under this Article XII, except if, and only to the extent, that such failure or delay prejudices such Indemnitors.
(c) With respect to any action, lawsuit, proceeding, investigation, demand or other claim against an Indemnitee by a third party (a “Third Party Claim”), the Indemnitors shall have ten (10) Business Days from the date on which the Claims Notice with respect to such Third Party Claim was delivered to Newco or the Holder Representative (as applicable) to notify the Indemnitee that the Indemnitor desires to assume control of the defense or prosecution of the Third Party Claim and any litigation resulting therefrom by advising the Indemnitee of such in writing that (i) it is obligated to indemnify, defend and hold harmless the Indemnitee under terms of their indemnification obligations hereunder (and subject to the limitations on the indemnification obligations set forth herein) and (ii) that it will undertake, conduct and control, through counsel of its own choosing (which counsel shall be reasonably satisfactory to the Indemnitee) and at its own expense, the settlement or defense thereof and in which event the Indemnitee shall cooperate with it in connection therewith. If the Indemnitor assumes the defense of such claim in accordance herewith: (i) the Indemnitee may retain separate co-counsel at the Indemnitee’s sole cost and expense and participate in the defense of such Third Party Claim, but the Indemnitor shall control the investigation, defense and settlement thereof; (ii) the Indemnitee shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitor; and (iii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitee unless the judgment or settlement provides solely for the payment of money and the applicable Indemnitees receive an unconditional release with respect to such Third Party Claim. The parties shall act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims, and cooperate in any such defense and give each other reasonable access to all information relevant thereto and shall keep each other reasonably informed with respect to the status thereof. Whether or not the Indemnitor has assumed the defense of such Third Party Claim, the Indemnitor will not be obligated to indemnify the Indemnitee hereunder with respect to any settlement entered into or any judgment consented to without the Indemnitor’s prior written consent.
(d) If the Indemnitor does not assume the defense of such Third Party Claim within ten (10) Business Days of receipt of the Claims Notice, the Indemnitee will be entitled to assume such defense, at its sole cost and expense (It being understood that Indemnitors shall remain liable to the extent such costs and expenses constitute a Loss for which the Indemnitee is entitled to indemnification pursuant to Article XII), upon delivery of notice to such effect to the Indemnitor; provided, however, that the Indemnitor shall have the right to participate in the defense of the Third Party Claim at its sole cost and expense.
(e) Notwithstanding the foregoing, the Indemnitor shall not have the right to assume the defense of such Third Party Claim, if  (i) the claim seeks an injunction or other equitable relief, (ii) the

Indemnitee shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnitor, and, in the reasonable opinion of the Indemnitee, counsel for the Indemnitor could not adequately represent the interests of the Indemnitee because such interests could be in conflict with those of the Indemnitor, (iii) the Indemnitor fails to provide the Indemnitee with reasonable evidence that the Indemnitor has the financial wherewithal to pay for such defense, (iv) the Indemnitor shall not have assumed the defense of such Third Party Claim within the required time period, (v) such Third Party Claim is brought by the Indemnitee’s customers, suppliers, lenders, equityholders, employees or other business relationships, (vi) the Third Party Claim involves a criminal matter or (vii) with respect to claims under Section 12.2, if the potential Losses involved in such Third Party Claim exceed the amount remaining in the Indemnity Escrow Fund.
(f) To the extent there is any inconsistency between this Section 12.5 and Section 8.6(d) as it relates to a Tax matter, the provisions of Section 8.6(d) shall govern.
12.6 Indemnification Procedures for Non-Third Party Claims.   The Indemnitee will deliver a Claims Notice to the Indemnitor promptly upon its discovery of any matter for which the Indemnitor may be liable to the Indemnitee hereunder that does not involve a Third Party Claim, which Claims Notice shall state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement. The Indemnitee shall reasonably cooperate and assist the Indemnitor in determining the validity of any claim for indemnity by the Indemnitee and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.
12.7 Exclusive Remedy.
(a) Notwithstanding anything to the contrary herein, from and after the Closing, except (i) in the case of an actual (not constructive) fraud claim based on inaccuracies in the representations and warranties expressly and specifically set forth in this Agreement and any certificate delivered pursuant hereto, as qualified by the Schedules, in each case solely against the Person who committed such fraud, (ii) any claims pursuant to any Transaction Document other than this Agreement (including for the avoidance of doubt, any Letter of Transmittal or Restrictive Covenant Agreement) or (iii) as otherwise provided in Section 13.14, the indemnification provisions of Article XII shall be the sole and exclusive remedy of the parties following the Closing for any and all claims arising under this Agreement or the transactions contemplated hereby, including any breach or alleged breach of the provisions hereof.
(b) The Indemnity Escrow Amount and any interest accrued thereon (collectively, the “Indemnity Escrow Fund”) shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement and this Agreement. The Indemnity Escrow Fund shall be held until the earlier of  (x) the exhaustion of the Indemnity Escrow Fund and (y) the Cut-Off Date. Any portion of the Indemnity Escrow Fund remaining on the day following the Cut-Off Date shall be released to the Exchange Agent, less the sum of the aggregate amount, if any, claimed by the Industrea Indemnitees under Section 12.2 pursuant to claims (such claims, the “Outstanding Claims”) properly made against the Indemnity Escrow Fund in accordance with this Article XII and not fully resolved prior to the Cut-Off Date, which amount shall be retained by the Escrow Agent (such amount of the retained Indemnity Escrow Fund, as it may be further reduced after the Cut-Off Date by distributions to the Exchange Agent as set forth below and by recoveries by the Industrea Indemnitees pursuant to Section 12.2 and the Escrow Agreement, the “Retained Indemnity Escrow Amount”). In the event and to the extent that, after the Cut-Off Date, any Outstanding Claim made by any Industrea Indemnitee pursuant to Section 12.2 is resolved by the Holder Representative and the Industrea Indemnitee or finally determined by a court of competent jurisdiction (i) the Holder Representative and Newco shall jointly instruct the Escrow Agent to promptly release from the Indemnity Escrow Fund to the Exchange Agent, in accordance with payment instructions provided by the Holder Representative, an aggregate amount of the Retained Indemnity Escrow Amount equal to any amount of the Outstanding Claim resolved against such Industrea Indemnitee, and (ii) the Holder Representative and Newco shall jointly instruct the Escrow Agent to promptly release from the Indemnity Escrow Fund to Newco, in accordance with payment instructions provided by Newco, an aggregate amount of the Retained Indemnity Escrow Amount equal to any amount of the Outstanding Claim resolved in favor of such Industrea Indemnitee. All amounts released from the Indemnity Escrow Fund to or on behalf of the Pre-Closing Holders shall be paid to (x) to the Exchange Agent (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Escrow Percentage in respect of the shares of Company Stock held by such Pre-Closing Holder immediately prior to the Concrete Effective Time) an amount in cash equal to (A) the US Escrow Percentage of the aggregate amount of such payment, multiplied by (B) the Aggregate Stock Escrow Percentage, (y) to the Surviving Corporation (for further delivery to each Pre-Closing Holder based on such Pre-Closing Holder’s Escrow Percentage in respect of the Vested Options held by such Pre-Closing Holder immediately prior to the Concrete Effective Time) an amount in cash equal to (A) the US Escrow Percentage of the aggregate amount of such payment, multiplied by (B) the Aggregate Option Escrow Percentage and (z) to the UK Rollover Investors an amount in cash equal to the UK Escrow Percentage of the aggregate amount of such payment (to be allocated among the UK Rollover Investors in accordance with the UK Share Purchase Agreement).
(c) Calculation of Losses; Limitations.   The amount of any Loss for which indemnification is provided under this Article XII shall be (i) net of any amounts actually recovered by any Indemnitee under insurance policies (including any representation and warranty insurance policy maintained by or for the benefit of the Company or its Subsidiaries prior to the Closing (other than the R&W Insurance Policy)), from third parties or otherwise with respect to such Loss (net of direct collection expenses and any increase in premiums under insurance policies to the extent attributable to the recovery of such proceeds), (ii) net of amounts accrued on the Company or any Subsidiary’s balance sheet as of the Closing Date or included in Closing Date Net Working Capital with respect to such Loss, (iii) reduced to take account of any net Tax benefit actually realized by the Indemnitees arising from the incurrence or payment of any such Loss in the year the Loss is incurred in any of the next three (3) years or in a prior year and reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Loss in the year the Loss is incurred or in a prior year. With respect to any matter giving rise to a claim for indemnification in this Article XII, should an Indemnitee receive the amounts described in the preceding sentence after such time as the Indemnitor has made payment to the Indemnitee with respect to such matter, the Indemnitee shall promptly pay any such amounts to the Indemnitor. In the event any Indemnitee determines it is entitled to insurance proceeds (including proceeds under any representation and warranty insurance policy maintained by or for the benefit of the Company prior to the Closing (other than the R&W Insurance Policy)) or any other third-party recoveries in respect of any Losses (or any of the circumstances giving rise thereto) for which such Indemnitee is entitled to indemnification pursuant to this Article XII, such Indemnitee shall use commercially reasonable efforts to obtain, receive or realize such proceeds, payments or recoveries. Notwithstanding any other provision in this Agreement to the contrary, no Indemnitor shall be liable to, or indemnify, any Indemnitee for any Losses (i) to the extent that such Losses result from or arise out of actions taken by such Indemnitee or any of its respective Affiliates from and after Closing, or (ii) that are punitive, or exemplary damages (except to the extent such damages are actually awarded in connection with a Third Party Claim).
12.8 Tax Treatment of Indemnity Payments.   Unless otherwise required by applicable Law, any indemnity payment made under this Agreement shall be treated by all parties as an adjustment to the final Merger Consideration for all federal, state, local and foreign Tax purposes, and the parties shall file their Tax Returns accordingly.
12.9 Determination of Breaches and Losses.   For purposes of this Article XII, references to the terms “material,” “in all material respects,” Material Adverse Effect or any similar term or phrase contained in any representation or warranty (except for the representation and warranty in Section 4.12 and Section 4.23(a)) shall be disregarded for purposes of determining whether there has been any breach of any representation or warranty in this Agreement, and for purposes of determining the amount of Losses resulting therefrom.

12.10 Effect of Investigation.   A claim for indemnity may be made by the Indemnitees under Section 12.2 or Section 12.3 despite the fact that such Indemnitee had actual knowledge prior to the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, of the breach of, or of any facts or circumstances constituting or resulting in the breach of, such representation or warranty. In furtherance of the foregoing, each party hereto shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants of each other party set forth in this Agreement which have been or are made in favor of such party, and the rights of Indemnitees under this Article XII shall not be affected, notwithstanding (i) any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, agreement, undertaking or obligation made by or on behalf of the parties hereto, (ii) the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement, undertaking or obligation, or (iii) the consummation of the Closing hereunder.
ARTICLE XIII.
MISCELLANEOUS
13.1 Waiver.   Any party to this Agreement may, at any time prior to the Closing, by action taken by its Board of Directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or (without limiting Section 13.10) agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement. No waiver by any of the parties hereto of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party sought to be charged with such waiver. Notwithstanding anything to the contrary contained herein, this Section 13.1, Section 13.4, Section 13.10 and Section 13.17 (and any definition set forth in, or other provision of, this Agreement to the extent that a waiver of such definition or other provision would amend or modify the substance of this Section 13.1, Section 13.4, Section 13.10 and Section 13.17) may not be waived in a manner adverse to any Financing Source without the prior written consent of such Financing Source (and any such waiver without such prior written consent shall be null and void).
13.2 Notices.   All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email, solely if receipt is confirmed, addressed as follows:
(a)
If to Industrea or Concrete Merger Sub, to:

Industrea Acquisition Corp.
28 W. 44th Street, Suite 501
New York, New York 10036
Attention: Tariq Osman
Email: tosman@argandequity.com
with a copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attention: Dominick P. DeChiara, Bryan C. Goldstein
Email: ddechiara@winston.com, bgoldstein@winston.com

(b) If to the Company, prior to the Closing, to:
Concrete Pumping Holdings, Inc.
c/o Peninsula Pacific
10250 Constellation Blvd #2230
Los Angeles, CA 90067
Attention: Mary Ellen Kanoff, General Counsel
Email: mkanoff@peninsulapacific.com
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
10250 Constellation Blvd #1100
Los Angeles, CA 90067
Attention: Jason Silvera, Sean Denvir
Email: jason.silvera@lw.com, sean.denvir@lw.com
(c) If to the Holder Representative, to:
c/o Peninsula Pacific
10250 Constellation Blvd #2230
Attention: Mary Ellen Kanoff, General Counsel
Email: mkanoff@peninsulapacific.com
ith a copy (which shall not constitute notice) to:
Latham & Watkins LLP
10250 Constellation Blvd #1100
Los Angeles, CA 90067
Attention: Jason Silvera, Sean Denvir
Email: jason.silvera@lw.com, sean.denvir@lw.com
or to such other address or addresses as the parties may from time to time designate in writing.
13.3 Assignment.   No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided, that without such consent Industrea may assign all or a portion of its rights hereunder (a) to the provider of the R&W Insurance Policy obtained by Industrea and (b) to its Financing Sources (but, in each case, no such assignment will relieve Industrea of its obligations hereunder). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
13.4 Rights of Third Parties.   Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (i) in the event the Closing occurs, the Indemnified Persons and Other Indemnitors (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.2, (ii) from and after the Concrete Effective Time, the Pre-Closing Holders (and their successors, heirs and representatives) shall be intended third-party beneficiaries of, and may enforce, Article II and III, (iii) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 13.15, (iv) Prior Company Counsel and the Designated Persons shall be intended third-party beneficiaries of, and may enforce, Section 13.16 and (v) the Financing Sources shall be intended third-party beneficiaries of Section 13.1, this Section 13.4, Section 13.10 and Section 13.17.
13.5 Expenses.   Each party hereto, except as otherwise set forth herein and other than the Holder Representative (whose expenses shall be paid out of funds paid to the Holder Representative under Section 3.5), shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that the fees and expenses of the Accounting Referee, if any, shall be paid in accordance with Section 3.4; provided, further, that Industrea shall pay all fees payable to the Antitrust Authorities in connection with the transactions contemplated by this Agreement in accordance with Section 7.1(d); provided, further, that, in the event that the transactions contemplated hereby are not consummated, (i) the Company shall reimburse the Holder Representative for all costs and expenses incurred by the Holder Representative in connection with the transactions contemplated hereby, and (ii) Industrea shall pay all fees and expenses in connection with any financing arrangements, including the Debt Financing and Equity Financing, regardless of whether such fees and expenses were to be incurred by the Company or any of its Subsidiaries.
13.6 Governing Law.   This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
13.7 Captions; Counterparts.   The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.8 Schedules and Annexes.   The Schedules and Annexes referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Annexes shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which the relevance of such disclosure is reasonably apparent. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.
13.9 Entire Agreement.   This Agreement (together with the Schedules and Annexes to this Agreement), the Escrow Agreement, the Confidentiality Agreement and the Restrictive Covenant Agreements constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties, except as expressly set forth in this Agreement, the Escrow Agreement, the Confidentiality Agreement and the Restrictive Covenant Agreements.
13.10 Amendments.   This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of the Company shall not restrict the ability of the Company Board to terminate this Agreement in accordance with Section 10.1 or to cause the Company to enter into an amendment to this Agreement pursuant to this Section 13.10 to the extent permitted under Section 251(d) of the DGCL. Notwithstanding anything to the contrary contained herein, Section 13.1, Section 13.4, this Section 13.10 and Section 13.17 (and any definition set forth in, or other provision of, this Agreement to the extent that an amendment or modification of such definition or other provision would amend or modify the substance of Section 13.1, Section 13.4, this Section 13.10 and Section 13.17) may not be amended or modified in a manner that is adverse to any Financing Source without the prior written consent of such Financing Source (and any such amendment or modification without such prior written consent shall be null and void).
13.11 Publicity.   The parties hereto agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of any party without the prior consent of the other parties and otherwise as a party may reasonably determine is necessary to comply with applicable Law (including under the Securities Act and the Exchange Act) or the requirements of any agreement to which the Company or any of its Subsidiaries is a party. Notwithstanding the foregoing, the Industrea Parties and the Company shall cooperate to prepare a joint press release to be issued on or promptly (and in any event within two (2) Business Days) after the date of this Agreement and a joint press release to be issued on the Closing Date. The Company and the Industrea Parties agree to keep the terms of this Agreement confidential, except to the extent and to the Persons to whom disclosure is required by applicable Law (including under the Securities Act and the Exchange Act) or for purposes of compliance with financial reporting obligations; provided, that the parties may disclose such terms to their respective employees, accountants, advisors and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such Persons agree to, or are bound by contract or professional or fiduciary obligations to, keep the terms of this Agreement confidential and so long as the parties shall be responsible to the other parties hereto for breach of this Section 13.11 or such confidentiality obligations by the recipients of its disclosure). The Company and Industrea further acknowledge and agree that, PGP Investors, LLC and Argand Partners LP may disclose such terms and the existence of this Agreement and the transactions contemplated hereby to its Affiliates in order that such Persons may provide information about the subject matter of this Agreement and the transactions contemplated hereby to their respective actual and prospective limited partners and investors in connection with their fundraising and reporting activities.
13.12 Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
13.13 Jurisdiction; Waiver of Jury Trial.
(a) Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and, in each case, appellate courts therefrom, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 13.13(a).
(b) Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Action arising out of this Agreement or the transactions contemplated hereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Action, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 13.13(b).
13.14 Enforcement.   The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. To the extent any party hereto brings an Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that by its terms requires performance after the Closing or expressly survives termination of this Agreement), the Termination Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such Action or (ii) such other time period established by the court presiding over such Action (it being understood that this Section 13.14 shall not be deemed to alter, amend, supplement or otherwise modify the terms of any Debt Commitment Letter (including the expiration or termination provisions thereof)).
13.15 Non-Recourse.   This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Industrea or Concrete Merger Sub under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
13.16 Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege.
(a) Conflicts of Interest.   Industrea acknowledges that Latham & Watkins LLP, Ballard Spahr LLP and other legal counsel (“Prior Company Counsel”) have, on or prior to the Closing Date, represented one or more of the Holder Representative, one or more Pre-Closing Holders, the Company, and its Subsidiaries and other Affiliates, and their respective officers, employees and directors (each such Person, other than the Company and its Subsidiaries, a “Designated Person”) in one or more matters relating to this Agreement or any other agreements or transactions contemplated hereby (including any matter that may be related a litigation, claim or dispute arising under or related to this Agreement or such other agreements or in connection with such transactions) (each, an “Existing Representation”), and that, in the event of any post-Closing matters (x) relating to this Agreement or any other agreements or transactions contemplated hereby (including any matter that may be related to a litigation, claim or dispute arising under or related to this Agreement or such other agreements or in connection with such transactions) and (y) in which Industrea or any of its Affiliates (including the Company and its Subsidiaries), on the one hand, and one or more Designated Persons, on the other hand, are or may be adverse to each other (each, a “Post-Closing Matter”), the Designated Persons reasonably anticipate that Prior Company Counsel will represent them in connection with such matters. Accordingly, each of Industrea and the Company hereby (i) waives and shall not assert, and agrees after the Closing to cause its Affiliates to waive and to not assert, any conflict of interest arising out of or relating to the representation by one or more Prior Company Counsel of one or more Designated Persons in connection with one or more Post-Closing Matters (the “Post-Closing Representations”), and (ii) agrees that, in the event that a Post-Closing Matter arises, Prior Company Counsel may represent one or more Designated Persons in Post-Closing Matter even though the interests of such Person(s) may be directly adverse to Industrea or any of its Affiliates (including the Company and its Subsidiaries), and even though Prior Company Counsel may (i) have represented the Company or its Subsidiaries in a matter substantially related to such dispute or (ii) be currently representing Industrea, the Company or any of their respective Affiliates. Without limiting the foregoing, each of Industrea and the Company (on behalf of itself and its Affiliates) consents to the disclosure by Prior Company Counsel, in connection with one or more Post-Closing Representations, to the Designated Persons of any information learned by Prior Company Counsel in the course of one or more Existing Representations, whether or not such information is subject to the attorney-client privilege of the Company or any of its Subsidiaries or Prior Company Counsel’s duty of confidentiality as to the Company or any of its Subsidiaries and whether or not such disclosure is made before or after the Closing.
(b) Attorney-Client Privilege.   Each of Industrea and the Company (on behalf of itself and its Affiliates) waives and shall not assert, and agrees after the Closing to cause its Affiliates to waive and to not assert, any attorney-client privilege, attorney work-product protection or expectation of client confidence with respect to any communication between any Prior Company Counsel, on the one hand, and any Designated Person or the Company or any of its Subsidiaries (collectively, the “Pre-Closing Designated Persons”), or any advice given to any Pre-Closing Designated Person by any Prior Company Counsel, occurring during one or more Existing Representations (collectively, “Pre-Closing Privileges”) in connection with any Post-Closing Representation, including in connection with a dispute between any Designated Person and one or more of Industrea, the Company and their respective Affiliates, it being the intention of the parties hereto that all rights to such Pre-Closing Privileges, and all rights to waiver or otherwise control such Pre-Closing Privilege, shall be retained by the Holder Representative, and shall not pass to or be claimed or used by Industrea or the Company, except as provided in the last sentence of this Section 13.16(b). Furthermore, each of Industrea and the Company (on behalf of itself and its Affiliates) acknowledges and agrees that any advice given to or communication with any of the Designated Persons shall not be subject to any joint privilege (whether or not the Company or one more of its Subsidiaries also received such advice or communication) and shall be owned solely by such Designated Persons. Notwithstanding the foregoing, in the event that a dispute arises between Industrea or the Company or any of its Subsidiaries, on the one hand, and a third party other than a Designated Person, on the other hand, the Company shall (and shall cause its Affiliates to) assert the Pre-Closing Privileges on behalf of the Designated Persons to prevent disclosure of Privileged Materials to such third party; provided, however, that such privilege may be waived only with the prior written consent of the Holder Representative.
(c) Privileged Materials.   All such Pre-Closing Privileges, and all books and records and other documents of the Company and its Subsidiaries containing any advice or communication that is subject to any Pre-Closing Privilege (“Privileged Materials”), shall be excluded from the purchase, and shall be distributed to the Holder Representative (on behalf of the applicable Designated Persons) immediately prior to the Closing with (in the case of such books and records) no copies retained by the Company or any of its Subsidiaries. Absent the prior written consent of the Holder Representative, neither Industrea nor (following the Closing) the Company shall have a right of access to Privileged Materials.
(d) This Section 13.16 shall be irrevocable, and no term of this Section 13.16 may be amended, waived or modified, without the prior written consent of the Holder Representative and its Affiliates and Prior Company Counsel affected thereby.
13.17 Certain Matters Regarding the Financing Sources.
(a) Notwithstanding anything herein to the contrary, (i) each of the Holder Representative (on behalf of itself, the Pre-Closing Holders and its and their respective officers, directors, employees, members, managers, partners and controlling Persons), the Company (on behalf of itself and its officers, directors, employees, members, managers, partners and controlling Persons) and each of the other parties hereto agrees that any claim, controversy or dispute of any kind or nature (whether in contract or in tort, in Law, in equity or otherwise) involving or against a Financing Source that is in any way related to this Agreement, a Debt Commitment Letter, the financings contemplated thereby or any of the transactions contemplated hereby or thereby will be governed by and construed in accordance with the internal Laws of the State of New York without regard to the conflicts of Law principles that would require the application of any other Law, and (ii) each of the Holder Representative (on behalf of itself, the Pre-Closing Holders and its and their respective officers, directors, employees, members, managers, partners and controlling Persons), the Company (on behalf of itself and its officers, directors, employees, members, managers, partners and controlling Persons) and each of the other parties hereto (A) agrees that it will not bring or support any Person, or permit any of its Affiliates to bring or support any Person, in any action, suit, proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, a Debt Commitment Letter, the financings contemplated thereby or any of the transactions contemplated hereby or thereby in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York in the County of New York (and appellate courts thereof), (B) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (C) waives and hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, (D) agrees that service of process, summons, complaint, notice or document or any other process that might be served in any action or proceeding may be made on any party by sending or delivering a copy of the process to such party to be served at the address of such party and in the manner provided for the giving of notices in Section 13.2 and shall be effective service of process against it for any such action brought in any such court, and (E) HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, A DEBT COMMITMENT LETTER, THE FINANCINGS CONTEMPLATED THEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO A DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, INCLUDING ANY ACTION OR PROCEEDING AGAINST ANY FINANCING SOURCE.
(b) Notwithstanding anything herein to the contrary, each of the Holder Representative (on behalf of itself, the Pre-Closing Holders and its and their respective officers, directors, employees, members, managers, partners and controlling Persons), the Company (on behalf of itself and its officers, directors, employees, members, managers, partners and controlling Persons) and each of the other parties hereto agrees that (i) none of it, its Affiliates and its and their respective officers, directors, employees, members, managers, partners and controlling Persons shall have any rights or claims against any Financing Source in connection with this Agreement, a Debt Commitment Letter, the financings contemplated thereby or any of the transactions contemplated hereby or thereby, whether at Law or equity, in contract, in tort or otherwise; provided, however, that the foregoing will not limit the rights of the parties to a Debt Commitment Letter or the definitive documentation for the financings contemplated thereby, and (ii) in no event will any Financing Source be liable for punitive, special, exemplary, indirect, consequential or incidental damages or liabilities, or damages or liabilities argued to be associated with lost profits or diminution in value or damages or liabilities based on any type of multiple or damages of a tortious nature in connection with this Agreement, a Debt Commitment Letter, the financings contemplated thereby or any of the transactions contemplated hereby or thereby, whether at Law or equity, in contract, in tort or otherwise.
13.18 Trust Account Waiver.   The Company acknowledges that, as described in the Prospectus, dated June 26, 2017, Industrea established the Trust Account for the benefit of its public shareholders. The Company acknowledges that, prior to the Closing, it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, including, without limitation, any claim for indemnification and hereby waives any claim for monies in the Trust Account it may have in the future as a result of, or arising out of, this Agreement, the Mergers and the other transactions contemplated hereby or any other transactions contemplated amongst the Company and Newco, Industrea, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub prior to the Closing and, prior to the Closing, will not seek recourse against the Trust Account for any reason whatsoever.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed as of the date first above written.
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
INDUSTREA ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	Executive Vice President
CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
CONCRETE PUMPING MERGER SUB INC.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
INDUSTREA ACQUISITION MERGER SUB INC.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
CONCRETE PUMPING HOLDINGS, INC.
By:	/s/ Bruce Young
Name:	Bruce Young
Title:	President and Chief Executive Officer
PGP INVESTORS, LLC, solely in its capacity as the initial Holder Representative hereunder
By:	PGP Manager, LLC, its Manager
By:	PGP Advisors, LLC, its Manager
By:	/s/ M. Brent Stevens
Name:	M. Brent Stevens
Title:	Manager

ANNEX A-2
AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER
THIS AMENDMENT NO. 1 to the Agreement and Plan of Merger, dated as of October 30, 2018 (this “Amendment”), is entered into by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Industrea (“Newco”), Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Concrete Parent”), Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Concrete Parent (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”), and PGP Investors, LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative (together with Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub and the Company, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Existing Agreement (as defined below).
WHEREAS, the Parties have entered into an Agreement and Plan of Merger (the “Existing Agreement”), dated as of September 7, 2018, by and among Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub, the Company and the Holder Representative; and
WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.   Amendment to the Existing Agreement.   Effective as of the date hereof, the Existing Agreement is hereby amended by replacing Annex K-1 of the Existing Agreement in its entirety with the form of Amended and Restated Certificate of Incorporation of Newco attached hereto as Annex A (the “Amended Newco Charter”).
2.   Date of Effectiveness; Limited Effect.   Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or of any other Transaction Document or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other parties to the Existing Agreement. Each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by Section 1 of this Amendment. Each reference in the Existing Agreement to Annex K-1 and each reference to Annex K-1 in any other agreement, document, or instrument executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Amended Newco Charter.
3.   Miscellaneous.   This Amendment shall be governed by, and construed in accordance with, the same laws as the Existing Agreement. This Amendment shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. The captions in this Amendment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment and the Existing Agreement (together with Schedules and Annexes to the Existing Agreement) constitute the sole and entire agreement among the Parties with respect to the subject matter contained herein and supersede any other representations, warranties, covenants, understandings or agreements, oral or otherwise, that may have been made or entered into by or among any of the Parties with respect to such subject matter.
[Signature Page Follows]
A-2-1

IN WITNESS WHEREOF, the parties have here unto caused this Amendment to be duly executed as of the date first above written.
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
INDUSTREA ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	Executive Vice President
CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
CONCRETE PUMPING MERGER SUB INC.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
INDUSTREA ACQUISITION MERGER SUB INC.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
CONCRETE PUMPING HOLDINGS, INC.
By:	/s/ Iain Humphries
Name:	Iain Humphries
Title:	Chief Financial Officer
PGP INVESTORS, LLC, solely in its capacity as the initial Holder Representative
By:	/s/ M. Brent Stevens
Name:	M. Brent Stevens
Title:	Authorized Signatory
[Signature Page to Amendment No. 1 to the Agreement and Plan of Merger]
A-2-2

Annex A

Amended Newco Charter

[See Annex B-1 to the Proxy Statement/Prospectus]
A-2-3

ANNEX A-3
AMENDMENT NO. 2
TO
AGREEMENT AND PLAN OF MERGER
THIS AMENDMENT NO. 2 to the Agreement and Plan of Merger, dated as of November 16, 2018 (this “Amendment No. 2”), is entered into by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Industrea (“Newco”), Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Concrete Parent”), Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Concrete Parent (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”), and PGP Investors, LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative (together with Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub and the Company, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Existing Agreement (as defined below).
WHEREAS, the Parties have entered into an Agreement and Plan of Merger (the “Existing Agreement”), dated as of September 7, 2018, by and among Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub, the Company and the Holder Representative;
WHEREAS, the Parties have entered into an Amendment No. 1 to the Existing Agreement (“Amendment No. 1”), dated as of October 30, 2018, by and among Newco, Industrea, Concrete Parent, Concrete Merger Sub, Industrea Merger Sub, the Company and the Holder Representative; and
WHEREAS, the Parties hereto desire to further amend the Existing Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.   Amendment No. 2 to the Existing Agreement.   Effective as of the date hereof, the Existing Agreement is hereby amended by replacing Annex K-1 of the Existing Agreement in its entirety with the form of Amended and Restated Certificate of Incorporation of Newco attached hereto as Annex A (the “Amended Newco Charter”).
2.   Date of Effectiveness; Limited Effect.   Except as expressly provided in this Amendment No. 2, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or of any other Transaction Document or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other parties to the Existing Agreement. Each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by Section 1 of this Amendment No. 2. Each reference in the Existing Agreement to Annex K-1 and each reference to Annex K-1 in any other agreement, document, or instrument executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Amended Newco Charter.
3.   Miscellaneous.   This Amendment No. 2 shall be governed by, and construed in accordance with, the same laws as the Existing Agreement. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. The captions in this Amendment No. 2 are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment No 2. This Amendment No. 2 may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment No. 2, Amendment No. 1 and the Existing Agreement (together with Schedules and Annexes to the Existing Agreement) constitute the sole and entire
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agreement among the Parties with respect to the subject matter contained herein and supersede any other representations, warranties, covenants, understandings or agreements, oral or otherwise, that may have been made or entered into by or among any of the Parties with respect to such subject matter.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties have here unto caused this Amendment No. 2 to be duly executed as of the date first above written.
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
INDUSTREA ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	Executive Vice President
CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
CONCRETE PUMPING MERGER SUB INC.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
INDUSTREA ACQUISITION MERGER SUB INC.
By:	/s/ Tariq Osman
Name:	Tariq Osman
Title:	President
CONCRETE PUMPING HOLDINGS, INC.
By:	/s/ Iain Humphries
Name:	Iain Humphries
Title:	Chief Financial Officer
PGP INVESTORS, LLC, solely in its capacity as the initial Holder Representative
By:	/s/ M. Brent Stevens
Name:	M. Brent Stevens
Title:	Authorized Signatory
[Signature Page to Amendment No. 2 to the Agreement and Plan of Merger]
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Annex A

Amended Newco Charter

[See Annex B-1 to the Proxy Statement/Prospectus]
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ANNEX B-1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.
[           ], 2018
Concrete Pumping Holdings Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.
The name of the Corporation is “Concrete Pumping Holdings Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of the State of Delaware on August 29, 2018 (the “Original Certificate”).

2.
This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”), which both restates and amends the provisions of the Original Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.
This Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

4.
The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME
The name of the corporation is Concrete Pumping Holdings, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (“DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE IV
CAPITALIZATION
Section 4.1 Authorized Capital Stock.   The total number of shares of all classes of capital stock, each with a par value of  $0.0001 per share, which the Corporation is authorized to issue is 510,000,000 shares, consisting of  (a) 500,000,000 shares of common stock (the “Common Stock”), and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
Section 4.2 Preferred Stock.   The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions
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thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3 Common Stock.
(a) Voting.
(i) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.
(ii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.
(iii) Except as otherwise required by law or Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock will have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(b) Dividends.   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c) Liquidation, Dissolution or Winding Up of the Corporation.   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
Section 4.4 Rights and Options.   The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
Section 4.5 Withholding.   The Corporation is entitled to withhold and pay any taxes from or in respect of the holders of any outstanding capital stock of the Corporation, to the extent it is required to do so by law. To the extent the Corporation is required by applicable law to pay a withholding tax in respect of a holder of any outstanding capital stock of the Corporation and the Corporation does not withhold such tax from a distribution that the Corporation would otherwise then make to such holder in respect of such stock, such holder shall promptly reimburse the Corporation upon request for such tax.
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ARTICLE V
BOARD OF DIRECTORS
Section 5.1 Board Powers.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
Section 5.2 Number, Election and Term.
(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.
(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.
(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
Section 5.3 Newly Created Directorships and Vacancies.   Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
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Section 5.4 Removal.   Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5 Preferred Stock — Directors.   Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1 Meetings.   Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.
Section 7.2 Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3 Action by Written Consent.   Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1 Limitation of Director Liability.   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL is
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hereafter amended to authorize corporate action further limiting or eliminating personal liability of directors, then the liability of each current or former director or officer of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL as so amended from time to time.
Section 8.2 Indemnification and Advancement of Expenses.
(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
(e) The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
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ARTICLE IX
CORPORATE OPPORTUNITY
(a) To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its non-employee directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the non-employee directors of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the non-employee directors of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.
(b) Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate, the Bylaws or applicable law.
ARTICLE X
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS
Section 10.1 Forum.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of  (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under The Securities Act of 1933, as amended, or for which the Court of Chancery does not have subject matter jurisdiction including, without limitation, any claim arising under The Securities Exchange Act of 1934, as amended, both as to which the federal district court for the District of Delaware shall be the sole and exclusive forum.
Section 11.2 Consent to Jurisdiction.   If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 11.3 Severability.   If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable
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that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.
ARTICLE XI
AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; provided, however that the affirmative vote of holders of at least sixty-six and two thirds percent (66 2∕3%) of the total number of all then-outstanding shares of capital stock entitled to vote generally on the election of directors, voting as a single class, shall be required to amend or repeal Articles IV, V, VI, VII, VIII, IX, X and XI of this Amended and Restated Certificate.
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IN WITNESS WHEREOF, [    ] has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
[    ]
By:

Name:
Title:
[Signature Page to Amended and Restated Certificate of Incorporation]
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ANNEX B-2
BYLAWS
OF
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.
Adopted [_], 2018
Article 1
Stockholders
1.1 Place of Meetings.   Meetings of stockholders of Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (the “Corporation”), shall be held at the place, either within or without the State of Delaware, as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) from time to time.
1.2 Annual Meetings.   Annual meetings of stockholders shall be held at such time and place as fixed by the Board of Directors for the purpose of electing directors and transacting any other business as may properly come before such meetings.
1.3 Special Meetings.   Except as otherwise required by law, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board of Directors or the Lead Director of the Board of Directors, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by Section 1.4 may be conducted at the special meetings. The ability of the stockholders to call a special meeting is specifically denied.
1.4 Notice of Meetings.   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, the written notice of any meeting shall be given no fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.
1.5 Adjournments.   Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
1.6 Quorum.   Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or any direct or indirect subsidiary of the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
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1.7 Organization.   Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Lead Director, if any, or in his or her absence by the Vice Chairman of the Board of the Directors, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Board of Directors may appoint a non-executive Lead Director, who shall be a director of the Corporation and shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
1.8 Voting; Proxies.   Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. Directors shall be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of The Nasdaq Stock Market or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), in each case for which no higher voting requirement is specified by the Delaware General Corporation Law, as amended (the “DGCL”), the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Code provision, as the case may be (or the highest such requirement if more than one is applicable).
1.9 Fixing Date for Determination of Stockholders of Record.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for stockholders entitled to receive notice of the meeting of stockholders, which shall not be more than 60 nor fewer than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board of Directors so fixes a date for the determination of stockholders entitled to receive notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote.
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1.10 List of Stockholders Entitled to Vote.   The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is fewer than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder as of the record date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. An original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.
1.11 Notice of Stockholder Business; Nominations.
(a) Annual Meetings of Stockholders.   Nominations of one or more individuals to the Board of Directors (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting or any supplement thereto (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations), (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 1.11. Subclause (3) above shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Exchange Act and indicated in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(b) Special Meetings of Stockholders.   Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting; provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such positions as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.11(c)(1) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with Section 1.11(c)(1)(E).
(c) Stockholder Nominations and Business.   For Nominations and Business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.11(a)(3), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.11, and any such proposed Business must constitute a proper matter for stockholder action. For Nominations to be properly brought before a special meeting by a stockholder pursuant to Section 1.11(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.11.
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(1) Stockholder Nominations.
(A) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.11 shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and any individuals subject to a Nomination not made in compliance with this Section 1.11 shall not be considered nor acted upon at such meeting of stockholders.
(B) For Nominations to be properly brought before an annual or special meeting of stockholders of the Corporation by a stockholder pursuant to Section 1.11(a)(3) or Section 1.11(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation pursuant to this Section 1.11. To be timely, the stockholder’s notice must be delivered to the Secretary of the Corporation as provided in Section 1.11(c)(1)(C) or Section 1.11(c)(1)(D), in the case of an annual meeting of stockholders of the Corporation, and Section 1.11(c)(1)(E), in the case of a special meeting of stockholders of the Corporation, respectively.
(C) In the case of an annual meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.11(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(D) Notwithstanding Section 1.11(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the Corporation is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(E) In the case of a special meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.11(b)(2) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(F) To be in proper form, a stockholder’s notice of Nomination(s) pursuant to Section 1.11(a)(3) or Section 1.11(b)(2) shall set forth: (i) as to any Nomination to be made by such stockholder, (a) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an
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election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 under the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the Nomination or the Corporation and (b) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or beneficial owner or any of its affiliates with respect to any share of stock of the Corporation, (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the individual subject to the Nomination and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Nomination and (f) a description of any agreement, arrangement or understanding with respect to the Nomination between or among such stockholder, any of its affiliates or associates and any others acting in concert with any of the foregoing, including the individual subject to the Nomination. The Corporation may require any individual subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Corporation.
(2) Stockholder Business.
(A) Only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 1.11, and any Business not brought in accordance with this Section 1.11 shall not be considered nor acted upon at such meeting of stockholders.
(B) In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 1.11(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(C) To be in proper form, a stockholder’s notice of a proposal of Business pursuant to Section 1.11(a)(3) shall set forth: (i) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event
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that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or beneficial owner or any of its affiliates with respect to any share of stock of the Corporation and (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposed Business and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Business.
(d) General.
(1) Except as otherwise provided by law, the chairman of the meeting of stockholders of the Corporation shall have the power and duty (a) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 1.11, and (b) if any proposed Nomination or Business was not made or proposed in compliance with this Section 1.11, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.11, if a stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(2) For purposes of this Section 1.11, “public announcement” shall include disclosure in a press release reported by the a national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission.
(3) Nothing in this Section 1.11 shall be deemed to affect (a) the rights or obligations, if any, of stockholders of the Corporation to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act or (b) the rights, if any, of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Article 2
Board of Directors
2.1 Number; Qualifications.   Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Delaware, stockholders of the Corporation or citizens of the United States.
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2.2 Staggered Board; Term.   The Board of Directors shall be divided into three classes designated Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. The initial division of the Board of Directors into classes shall be made by a resolution or resolutions adopted by the Board of Directors. Each Class I director shall be elected to an initial term to expire at the 2019 annual meeting of stockholders, each Class II director shall be elected to an initial term to expire at the 2020 annual meeting of stockholders, and each Class III director shall be elected to an initial term to expire at the 2021 annual meeting of stockholders. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected for a term of three years to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
2.3 Resignation; Vacancies.   Any director may resign at any time upon written notice to the Corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified.
2.4 Regular Meetings.   Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.
2.5 Special Meetings.   Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, any Vice President, the Secretary, the Lead Director of the Board of Directors or by a majority of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.
2.6 Telephonic Meetings Permitted.   Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.6 shall constitute presence in person at such meeting.
2.7 Quorum; Vote Required for Action.   At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
2.8 Organization.   Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Lead Director, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
2.9 Board of Directors Action by Written Consent Without a Meeting.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if such minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.
2.10 Fees and Compensation of Directors.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, or may delegate such authority to an appropriate committee.
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Article 3
Committees
3.1 Committees.   The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate two or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all pages that may require it.
3.2 Committee Rules.   Unless the Board of Directors or the charter of any such committee otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws.
Article 4
Officers
4.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.
The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Chief Financial Officer and Secretary, and the Board of Directors may, if it so determines, choose a Chairman of the Board of Directors, a Lead Director (who shall not be an executive officer) and a Vice Chairman of the Board of Directors from among its members. The Board of Directors may also elect a General Counsel, a President, one or more Vice Presidents, Assistant Secretaries, Controllers, Assistant Controllers and such other officers as the Board of Directors deems necessary. Each such officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified or until his or her death or until he or she shall resign or until he or she shall have been removed in the manner hereinafter provided. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
4.2 Powers and Duties of Executive Officers.   The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors, and to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. Without limitation of the foregoing:
(a) Chairman of the Board of Directors.   The Chairman of the Board, if any, shall be a director of the Corporation. The Chairman of the Board of Directors shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign.
(b) Lead Director of the Board of Directors.   The Lead Director of the Board, if any, shall be a director of the Corporation, who is not also an officer of the Corporation. The Lead Director of the Board of Directors shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign.
(c) Chief Executive Officer.   The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall
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have general supervision over the business of the Corporation and shall have such other powers and duties as chief executive officers of corporations usually have or as the Board of Directors may assign.
(d) President.   The President shall be the chief operations officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general supervision over the business of the Corporation, to the extent not the responsibility of the Chief Executive Officer, and shall have such other powers and duties as presidents of corporations usually have or as the Board of Directors may assign.
(e) Chief Financial Officer.   The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have custody of all funds and securities of the Corporation and shall sign all instruments and documents as require his or her signature. The Chief Financial Officer shall undertake such other duties or responsibilities as the Board of Directors may assign.
(f) Vice President.   Each Vice President shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign.
(g) Secretary.   The Secretary shall issue notices of all meetings of the stockholders and the Board of Directors where notices of such meetings are required by law or these Bylaws and shall keep the minutes of such meetings. The Secretary shall sign such instruments and attest such documents as require his or her signature of attestation and affix the corporate seal thereto where appropriate.
4.3 Compensation.   The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated entities in any capacity and receiving proper compensation therefor.
4.4 Representation of Shares of Other Corporations.   Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any other person authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
Article 5
Stock
5.1 Certificates.
(a) The Corporation is authorized to issue shares of common stock of the Corporation in certificated or uncertificated form. The shares of the common stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by (i) the Chairman of the Board of Directors, the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or cause to be sent, to the record owner thereof a written statement setting forth the name of the Corporation, the name of the stockholder, the number and class of shares and such other information as is required by law, including Section 151(f) of the DGCL. Any stock certificates issued and any notices given shall include such other information and legends as shall be required by law or necessary to give effect to any applicable transfer, voting or similar restrictions.
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(b) No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.
(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates or uncertificated shares representing fractions of a share of stock that shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.
5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.   The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.
5.3 Transfer of Shares.
(a) Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
5.4 Transfer Agent; Registrar.   The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.
Article 6
Indemnification
6.1 Right to Indemnification.   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee, partner, manager, representative or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or
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nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (an “Indemnitee”), whether the basis in such Proceeding is alleged action in an official capacity as director, officer, employee, member, trustee, partner, manager, representative or agent or in any other capacity while serving as such, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid in settlement) incurred or suffered by such Indemnitee in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.
6.2 Prepayment of Expenses.   The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking (an “Undertaking”) by or on behalf of the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.
6.3 Claims.
(a) To obtain indemnification under this Article 6, an Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by an Indemnitee for indemnification pursuant to the first sentence of this Section 6.3(a), a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and were not parties to the matter in respect of which indemnification is sought by Indemnitee (“Disinterested Directors”), (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by less than a quorum of the Board of Directors consisting of Disinterested Directors or (3) if a majority of Disinterested Directors so directs, by the stockholders of the Corporation.
(b) If a claim for indemnification or payment of expenses under this Article 6 is not paid in full by the Corporation within 30 days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed. Neither the failure of the Corporation (including its Board of Directors or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. If a determination shall have been made pursuant to Section 6.3(b) that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.3(b). The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.3(b) that the procedures and presumptions of this Article 6 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 6.
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6.4 Employees and Agents.   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article 6 with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.
6.5 Nonexclusivity of Rights.   The rights conferred on any person by this Article 6 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.
6.6 Other Indemnification.   The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.
6.7 Nature of Indemnification Rights; Amendment or Repeal.   Each person who was, is, or becomes a director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article 6. Such rights shall be deemed to have vested at the time such person becomes or became a director or officer of the Corporation, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, modification, alteration or repeal of this Article 6 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.
6.8 Enforceability.   If any provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then (1) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
6.9 Insurance for Indemnification.   The Corporation may purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 6.4, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.
6.10 Limitation on Indemnification.   Notwithstanding anything contained in this Article 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.3), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
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Article 7
Miscellaneous
7.1 Fiscal Year.   The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.
7.2 Seal.   The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
7.3 Notices.   Except as may otherwise be required by law, the Certificate of Incorporation or these Bylaws, any notice to the Corporation, any stockholder or director must be in writing and may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment that transmits a facsimile of the notice. Notwithstanding the foregoing, and without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and
(b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.
Inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Written notice by the Corporation to its stockholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the stockholder’s address shown in the Corporation’s current record of stockholders. Except as set forth in the previous sentence, written notice shall be deemed effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and receipt is signed by or on behalf of the addressee; (d) when directed to the stockholder, if by electronic transmission (other than as set forth in (e) below); or (e) if sent to a stockholder’s address, telephone number or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment.
7.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees.   Any written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.
7.5 Interested Directors; Quorum.   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are
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disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the Disinterested Directors, even though the Disinterested Directors be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
7.6 Form of Records.   Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, hard drives or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
7.7 Amendment of Bylaws.
(a) These Bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding a majority in interest of all shares entitled to vote upon such amendment or repeal, voting as a single class; provided, however, that Article 1, Section 2.2, Article 6 and Section 7.7 of these Bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding at least 66-2/3 percent of the voting power of the stockholders entitled to vote at an election for directors of the Corporation, voting as a single class.
(b) The Board of Directors shall have the power to amend or repeal these Bylaws of, or adopt new bylaws for, the Corporation. Any such bylaws, or any alternation, amendment or repeal of these Bylaws, may be subsequently amended or repealed by the stockholders as provided in Section 7.7(a) of these Bylaws.
* * * * *
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ANNEX C
CONCRETE PUMPING HOLDINGS, INC.
2018 OMNIBUS INCENTIVE PLAN
Section 1. General.
The name of the Plan is the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.
Section 2. Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.
(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c) “Articles of Incorporation” means the articles of incorporation of the Company, as may be amended and/or restated from time to time.
(d) “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(d) or the Stock Appreciation Right pursuant to Section 8(g).
(e) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award or Other Cash-Based Award granted under the Plan.
(f) “Award Agreement” means any agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant.
(g) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(h) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(i) “Board” means the Board of Directors of the Company.
(j) “Cause,” with respect to any Participant, shall have the meaning assigned to such term in any Company or Company Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by the Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company and its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company and its Subsidiaries and Affiliates; (ii) a governmental authority, including, without limitation, the Environmental Protection Agency or the Food and Drug Administration, has prohibited the Participant from working for or being affiliated with the Company and its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company Group; (vi) chronic absenteeism; (vii) substance abuse, illegal drug use or habitual insobriety; or (viii) violation of obligations of confidentiality to any third party in the course of providing services to the Company and its Subsidiaries and Affiliates.
(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(l) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:
(i) any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(m) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(n) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(o) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(p) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.
(q) “Company” means Concrete Pumping Holdings, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of  “Change in Control” above).
(r) “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.
(s) “Disability,” with respect to any Participant, shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.
(t) “Director” means any individual who is a member of the Board on or after the Effective Date.

(u) “Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(v) “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.
(w) “Employee” shall mean an employee of the Company or an Affiliate thereof  (which, for purposes of Incentive Stock Options, shall mean “parent” or “subsidiary” as described in Treasury Regulation Section 1.421-1(h)), including an Executive Officer or Director who is also an employee.
(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(y) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(z) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
(aa) “Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner consistent with Code Section 409A.
(bb) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(cc) “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.
(dd) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
(ee) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(ff) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(gg) “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(hh) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(ii) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.
(jj) “Performance Goals” means performance goals based on one or more of the following criteria (or such other criteria as the Administrator may determine): (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).
(kk) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(ll) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(mm) “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(nn) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goal criteria specified in the Award Agreement.
(oo) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(pp) “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.
(qq) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(rr) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(ss) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of  (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(tt) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(uu) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3. Administration.
(a) The Plan shall be administered by the Administrator and shall be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).
(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i) to select those Eligible Recipients who shall be Participants;
(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
(vi) to determine the Fair Market Value;
(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and
(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4. Shares Reserved for Issuance Under the Plan.
(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is 7,700,000 shares of Common Stock. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 7,700,000 shares of Common Stock.
(b) Notwithstanding the foregoing, compensation paid to a non-employee Director, including cash fees and Awards under the Plan (based on the grant date Fair Market Value of such Awards for financial reporting purposes), shall not exceed $450,000 per fiscal year in respect of his or her service as a Director.
(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if  (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not again be available for issuance under the Plan.
(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e) Any Shares that become deliverable to a Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
Section 5. Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind and number of securities and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind and number of securities and purchase price (if applicable) with respect to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6. Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7. Options.
(a) General.   The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b) Limits on Incentive Stock Options.   If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.

(c) Exercise Price.   The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d) Option Term.   The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e) Exercisability.   Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f) Method of Exercise.   Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g) Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(h) Termination of Employment or Service.
(i) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv) For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(i) Other Change in Employment Status.   An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
Section 8. Stock Appreciation Rights.
(a) General.   Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b) Awards; Rights as Stockholder.   The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Exercisability.
(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d) Payment Upon Exercise.
(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e) Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f) Termination of Employment or Service.
(i) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g) Term.
(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
(i) Automatic Exercise.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).
Section 9. Restricted Shares.
(a) General.   Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.
(b) Awards and Certificates.   The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.
The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c) Restrictions and Conditions.   The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. Unless otherwise determined by the Administrator in its discretion, Participants will be entitled to vote Restricted Shares. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may receive dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iii) The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10. Restricted Stock Units.
(a) General.   Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b) Award Agreement.   The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Restrictions and Conditions.   The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d) Settlement of Restricted Stock Units.   Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.
(e) Rights as Stockholder.   Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11. Other Stock-Based or Cash-Based Awards.
(a) The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b) The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12. Change in Control.
The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per share of Common Stock paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.
Section 13. Amendment and Termination.
(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.
(b) Notwithstanding the foregoing, approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit described in Section 4.

(c) Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 15. Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 16. Non-United States Employees.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 17. Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will, by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 18. Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 19. Effective Date and Approval Date.
The Plan will be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of Effective Date.
Section 20. Code Section 409A.
The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A (or an available exemption therefrom) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in accordance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
Section 21. Compensation Recovery Policy.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 22. Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 23. Plan Document Controls.
The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

ANNEX D-1
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 7, 2018, by and among Industrea Acquisition Corp., a Delaware corporation (the “Industrea”), Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (“Newco”) and the undersigned subscriber (“Subscriber”).
WHEREAS, concurrently with the execution of this Subscription Agreement, Industrea is entering into (i) an Agreement and Plan of Merger with Newco, Concrete Pumping Intermediate Acquisition Corp. (“Concrete Parent”), Concrete Pumping Merger Sub Inc. (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc. (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc. (“CPH”) and PGP Investors, LLC, solely in its capacity as the Holder Representative (as defined therein) (the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Transaction”);
WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from Industrea immediately prior to the closing of the Transaction that number of shares of Industrea’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of  $10.20 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Base Purchase Price”), and Industrea desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Base Purchase Price by or on behalf of Subscriber to Industrea;
WHEREAS, in the event the stockholders of Industrea redeem shares of Class A Common Stock in an amount in excess of  $106,500,000, Subscriber desires to subscribe for and purchase from Industrea immediately prior to the closing of the Transaction up to 2,450,980 additional shares of Class A Common Stock (the “Backstop Shares” and together with the Subscribed Shares, the “Shares”) at the Per Share Price (the aggregate of the Per Share Price for all Backstop Shares being referred to herein as the “Backstop Purchase Price” and together with the Base Purchase Price, the “Purchase Price”), and Industrea desires to issue and sell to Subscriber the Backstop Shares in consideration of the payment of the Backstop Purchase Price by or on behalf of Subscriber to Industrea;
WHEREAS, concurrently with the execution of this Agreement, Industrea and/or Newco is entering into subscription agreements with certain other investors (the “Other Subscription Agreements”), pursuant to which (i) such investors have agreed to purchase on the closing date of the Transaction (the “Closing Date”), (x) an aggregate amount of 1,715,686 shares of Class A Common Stock at a purchase price of $10.20 per share and (y) an aggregate amount of 2,450,980 shares of Newco Series A Convertible Perpetual Preferred Stock at a purchase price of  $10.20 per share and (ii) on the Closing Date, Industrea will issue 190,632 additional shares of Class A Common Stock as consideration for such investors’ obligations to purchase Class A Common Stock under the Other Subscription Agreements; and
WHEREAS, upon the consummation of the Transaction, each outstanding share of capital stock of Industrea (including each Share) will be exchanged for shares of common stock, par value $0.0001 per share, of Newco (“Newco Common Stock”), pursuant to a registration statement on Form S-4 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Transaction.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Subscription.   Subject to the terms and conditions hereof, immediately prior to the closing of the Transaction, Subscriber hereby agrees to subscribe for and purchase, and Industrea hereby agrees to issue and sell to Subscriber, upon the payment of the Base Purchase Price, the Subscribed Shares (such subscription and issuance the “Base Subscription”).
2. Backstop Shares.    Subject to the terms and conditions hereof, in the event that the gross cash proceeds available from the Trust Account (as defined below) at the Closing (taking into account all redemptions of shares of Class A Common Stock redeemed for cash in accordance with Industrea’s
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certificate of incorporation) is less than the Argand Backstop Threshold Amount (such difference, if any, the “Excess Redemption Amount” which Excess Redemption Amount shall be certified in writing to Subscriber by a duly authorized officer of Industrea prior to the Closing), then Subscriber hereby agrees to subscribe for and purchase a number of Backstop Shares equal to the quotient of  (a) the Excess Redemption Amount, divided by (b) the Per Share Price, subject to a maximum subscription of 2,450,980 Backstop Shares (such subscription and issuance, together with the Base Subscription, the “Subscription”). For purposes of this Agreement, the “Argand Backstop Threshold Amount” shall mean $128,138,275, less the aggregate amount of any additional equity investment commitments (x) relating to one or more private placements to be consummated at or prior to the Closing received by Newco and/or Industrea and agreed to in writing by CPH in accordance with the Merger Agreement following the date hereof and prior to the Closing and (y) pursuant to any Rollover Agreement (as defined in the Merger Agreement), the UK Share Purchase Agreement and UK Put/Call Agreement (each as defined in the Merger Agreement) following the date hereof and prior to the Closing by any person other than BBCP Investors, LLC or its affiliates in excess of  $50,961,725 in the aggregate.
3. Closing.
a. The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the closing of the Transaction on the Closing Date.
b. At least five (5) Business Days before the anticipated Closing Date, Industrea shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date, (ii) the expected number of Backstop Shares to be purchased by Subscriber, if any, and the Backstop Purchase Price and (iii) wire instructions for delivery of the Purchase Price to Continental Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”) pursuant to an escrow agreement between Industrea and the Escrow Agent (the “Escrow Agreement”). At least two (2) Business Days after receiving the Closing Notice, Subscriber shall (i) deliver to Industrea such information as is reasonably requested in the Closing Notice in order for Industrea to issue the Shares to Subscriber and (ii) deliver the Purchase Price in cash via wire transfer to the account of the Escrow Agent specified in the Closing Notice, to be held in escrow pending the Closing. The number of Backstop Shares set forth in the Closing Notice shall be adjusted at the Closing as necessary upon final determination (and certification to Subscriber) of the Excess Redemption Amount.
c. If this Subscription Agreement is terminated in accordance with Section 7 hereof, the Escrow Agreement will provide that the Escrow Agent shall automatically return to Subscriber the Purchase Price, without interest. For the purposes of this Subscription Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.
d. At the Closing, Industrea will issue and deliver to Subscriber the Shares in book entry or certificated form (at Industrea’s discretion), free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, against (and concurrently with) release of the Purchase Price by the Escrow Agent to Industrea.
e. The Closing shall be subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:
(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;
(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of Industrea’s stockholders, shall have been satisfied or waived (by the party entitled to grant such waiver), and the closing of the Transaction shall be scheduled to occur immediately following the Closing;
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(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and
(iv) the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission.
f. Prior to or at the Closing, Subscriber shall deliver to Industrea and Newco a duly completed and executed Internal Revenue Service Form W-9.
g. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
4. Industrea Representations and Warranties.    Each of Industrea and Newco represents and warrants to Subscriber that:
a. Each of Industrea and Newco (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Industrea Material Adverse Effect. For purposes of this Subscription Agreement, an “Industrea Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Industrea that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of Industrea, taken as a whole.
b. The Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under Industrea’s certificate of incorporation or the Delaware General Corporation Law.
c. This Subscription Agreement has been duly executed and delivered by Industrea and Newco, and assuming the due authorization, execution and delivery of the same by Subscriber, this Agreement shall constitute the valid and legally binding obligation of Industrea and Newco, enforceable against Industrea and Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by Industrea and Newco with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Industrea or Newco pursuant to the terms of  (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Industrea or Newco is a party or by which Industrea or Newco is bound or to which any of the property or assets of Industrea or Newco is subject; (ii) the organizational documents of Industrea or Newco; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Industrea or Newco or any of their properties that, in the case of
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clauses (i) and (iii), would reasonably be expected to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.
e. Industrea and Newco are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) the filing with the Commission of the Registration Statement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act (“Regulation D”), (iv) the filings required in accordance with Section 9(b) of this Subscription Agreement, (v) those required by Nasdaq, including with respect to obtaining shareholder approval, (vi) those required to consummate the Transaction as provided under the Merger Agreement, and (vii) the failure of which to obtain would not be reasonably likely to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.
f. As of the date hereof, the authorized share capital of Industrea consists of 200,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding; (ii) 34,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share) (“Warrants”) are issued and outstanding, including 11,100,000 private placement warrants; and (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Rollover Agreements, the UK Put/Call Agreement and the Merger Agreement and the agreements attached as exhibits thereto, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Industrea or Newco any shares of Common Stock or other equity interests in Industrea or Newco (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, other than with respect to Newco, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub, Industrea has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Industrea or Newco is a party or by which either is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by Industrea in connection with Industrea’s initial public offering on August 1, 2017 pursuant to which Industrea Alexandria LLC and Industrea’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Merger Agreement.
g. Except for such matters as have not had and would not be reasonably likely to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Industrea or Newco, threatened against Industrea or Newco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Industrea or Newco.
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h. The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “INDU.” There is no suit, action, proceeding or investigation pending or, to the knowledge of Industrea, threatened against Industrea by Nasdaq or the Commission with respect to any intention by such entity to deregister the shares of Class A Common Stock or prohibit or terminate the listing of the shares of Class A Common Stock on Nasdaq. Industrea has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act.
i. Upon consummation of the Transaction, the issued and outstanding shares of common stock of Newco will be registered pursuant to Section 12(b) of the Exchange Act, and will be approved for listing, subject only to official notice of the issuance, on Nasdaq under the symbol “BBCP”.
j. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Industrea to Subscriber.
k. Neither Industrea nor Newco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares.
5. Subscriber Representations and Warranties.    Subscriber represents and warrants to Industrea and Newco that:
a. Subscriber (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.
b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by Industrea and Newco, this Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
c. The execution and delivery of this Subscription Agreement, the purchase of the Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of  (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares.
d. Subscriber (i) is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.
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e. Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Industrea, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Shares shall contain a legend to such effect. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.
f. Subscriber understands and agrees that Subscriber is purchasing the Shares directly from Industrea. Subscriber further acknowledges that there have not been, and Subscriber is not relying on, any representations, warranties, covenants and agreements made to Subscriber by Industrea, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Industrea included in this Subscription Agreement.
g. Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.
h. In making its decision to purchase the Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to Industrea and the Transaction (including the company to be acquired in the Transaction and its respective subsidiaries). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges and agrees that neither B. Riley FBR, Inc., acting as placement agent to Industrea (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to Industrea or the quality of the Shares and the Placement Agent and any affiliate may have acquired non-public information with respect to Industrea which Subscriber agrees need not be provided to it. In connection with the issuance of the Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.
i. Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and Industrea or by means of contact from the Placement Agent, and the Shares were offered to Subscriber solely by direct contact between Subscriber and Industrea or by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that Industrea represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.
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k. Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Industrea. Subscriber acknowledges specifically that a possibility of total loss exists.
l. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
m. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.
n. Subscriber and its affiliates do not have, and during the 30-day period immediately prior hereto such Subscriber and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Industrea. In addition, Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.
o. Subscriber acknowledges and agrees that the certificate or book-entry position representing the Shares will bear or reflect, as applicable, a legend substantially similar to the following:
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF INDUSTREA THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO INDUSTREA, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. INDUSTREA MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”
6. Registration Rights.
a. In connection with the Transaction, Newco will file with the Commission the Registration Statement, which will register issuance of shares of Newco Common Stock in exchange for all outstanding shares of common stock of Industrea (including the Shares) at the closing of the Transaction.
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b. In the event that the Registration Statement, at the time it becomes effective, does not include the shares of Newco Common Stock to be issued in exchange for the Shares (the “Newco Exchanged Shares”), Industrea and Newco agree that, within ninety (90) calendar days after the Closing (the “Filing Deadline”), Newco will use commercially reasonable efforts to file with the Commission a registration statement registering the resale of the Newco Exchanged Shares (the “Post-Closing Registration Statement”), and Newco shall use its commercially reasonable efforts to have the Post-Closing Registration Statement declared effective within sixty (60) days of the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one-hundred and twenty (120) days after the Filing Deadline if the Post-Closing Registration Statement is “reviewed” by, and Newco receives comments from, the Commission; provided, however, that Newco’s obligations to include the Newco Exchanged Shares in the Post-Closing Registration Statement are contingent upon Subscriber furnishing in writing to Newco such information regarding Subscriber, the securities of Newco held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by Newco to effect the registration of the Shares, and shall execute such documents in connection with such registration as Newco may reasonably request that are customary of a selling stockholder in similar situations. Newco will use its commercially reasonable efforts to maintain the continuous effectiveness of the Post-Closing Registration Statement until the earlier of  (a) the date on which such securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (b) the date on which Subscriber has notified Industrea that such registrable securities have actually been sold and (c) the date which is three years after the Closing.
c. Newco shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Post-Closing Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Post-Closing Registration Statement, any prospectus included in the Post-Closing Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Newco of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Newco by Subscriber expressly for use therein. Newco shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Newco is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Newco Exchanged Shares by Subscriber.
d. Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless Newco, its directors, officers, agents and employees, each person who controls Newco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Post-Closing Registration Statement, any prospectus included in the Post-Closing Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the
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statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to Newco by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.
e. Subscriber shall not execute any short sales or engage in other hedging transactions of any kind with respect to securities of Newco during the period from the date of the Closing through the date that is 45 consecutive days thereafter.
7. Termination.   This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of  (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) the mutual written agreement of Industrea, Newco and Subscriber to terminate this Subscription Agreement; provided, that this Subscription Agreement may not be terminated pursuant to this clause (b) without CPH’s prior written consent, or (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 3 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Industrea shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof.
8. Trust Account Waiver.   Subscriber acknowledges that Industrea is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Industrea and one or more businesses or assets. Subscriber further acknowledges that, as described in Industrea’s prospectus relating to its initial public offering dated July 26, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of Industrea’s assets consist of the cash proceeds of Industrea’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Industrea, its public stockholders and the underwriters of Industrea’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Industrea to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Industrea entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its officers, directors and affiliates, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding anything to the contrary, the foregoing waiver shall not preclude Subscriber (or any of its affiliates) from redeeming any shares of Class A Common Stock included in the units sold in Industrea’s initial public offering held by Subscriber (or any of its affiliates) for a pro rata portion of the Trust Account in connection with the Transaction or enforcing its rights in respect thereof.
9. Miscellaneous.
a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (a), (c) or (d) of this Section 9(a), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof.
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b. Industrea shall, on or prior to the date on which Industrea files the Registration Statement, disclose publicly all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction, and any other material, nonpublic information that Industrea has provided to Subscriber at any time prior to the filing of the Registration Statement.
c. Subscriber acknowledges that Industrea and others (including CPH) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify Industrea if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Industrea and Newco acknowledge that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Industrea agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Industrea set forth herein are no longer accurate in all material respects.
d. Each of Industrea and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than to its affiliates, provided that no such assignment to any affiliate shall relieve Subscriber from liability for the failure to perform any of its obligations hereunder. Neither this Subscription Agreement nor any rights that may accrue to Industrea hereunder may be transferred or assigned.
f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.
g. Industrea may request from Subscriber such additional information as Industrea may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.
h. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.
i. No provision of this Subscription Agreement may be amended, modified or waived without the prior written consent of CPH if such amendment, modification or waiver (i) reduces the number of Subscribed Shares or Backstop Shares required to be purchased hereunder, the Per Share Price or the Purchase Price, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (y) adversely affect the ability of Newco or Industrea to enforce its rights against under this Subscription Agreement or any of the other definitive agreements with respect thereto or (iii) adds or changes in any material respect any economic or other rights or benefits granted to Subscriber hereunder in respect of the Shares.
j. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successors and assigns and (ii) the persons entitled to indemnification under Section 6 hereof.
k. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
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l. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
m. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
n. The Placement Agent shall be a third party beneficiary of the representations and warranties of Industrea and Newco set forth in Section 4 hereof and with respect to the representations and warranties of Subscriber set forth in Section 5 hereof. The parties hereto acknowledge and agree that CPH has relied on this Subscription Agreement and, accordingly, CPH is an express third party beneficiary hereof and shall have the enforcement rights described in Section 9(o) below. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 9(n).
o. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. This Subscription Agreement may be enforced by CPH to cause the consummation of the Subscription and the funding of the Purchase Price in accordance with the terms hereof and, accordingly, CPH shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement by the parties hereto.
p. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.
q. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.
r. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE OR, IN THE EVENT EACH FEDERAL COURT WITHIN THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT WITHIN THE STATE OF DELAWARE)
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(COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS SUBSCRIPTION AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 9(a) OF THIS SUBSCRIPTION AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.
[Signature pages follow.]
D-1-12

IN WITNESS WHEREOF, each of Industrea, Newco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.
INDUSTREA ACQUISITION CORP.
By:
/s/ Tariq Osman

Name:  Tariq Osman
Title:    Executive Vice President
Address for Notices:
28 West 44th Street, Suite 501
New York, New York 10036
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.
By:
/s/ Tariq Osman

Name: Tariq Osman
Title:   President
Address for Notices:
28 West 44th Street, Suite 501
New York, New York 10036
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SUBSCRIBER:
Argand Partners Fund, LP
By: Argand Partners Fund GP, LP, its General Partner
By: Argand Partners GP-GP, Ltd., its General Partner
By:
/s/ Howard D. Morgan

Name: Howard D. Morgan
Title:  Director
Address for Notices:
28 West 44th Street, Suite 501
New York, New York 10036
Name in which shares are to be registered:
Number of Subscribed Shares subscribed for:	5,333,333
Price Per Subscribed Share:	$10.20
Aggregate Base Purchase Price:	$54,400,000
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Industrea in the Closing Notice.
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ANNEX A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.
A.
INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.   ☐
Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

2.   ☐
Subscriber is not a natural person.

C.
AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:
☐
is:

☐
is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Industrea or acting on behalf of an affiliate of Industrea.
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”
☐
Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of  $5,000,000;

☐
Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of  $5,000,000;

☐
a corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of  $5,000,000;

☐
Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

D-1-15

☐
Any natural person who had an individual income in excess of  $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of  $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any trust with assets in excess of  $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐
Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests. [Specify which tests:  ]
SUBSCRIBER:
Print Name:
By:

Name:
Title:
D-1-16

ANNEX D-2
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [       ], 2018, by and among Industrea Acquisition Corp., a Delaware corporation (the “Industrea”), Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (“Newco”), Industrea Alexandria LLC (“Sponsor”) and the undersigned subscriber (“Subscriber”).
WHEREAS, concurrently with the execution of this Subscription Agreement, Industrea is entering into (i) an Agreement and Plan of Merger with Newco, Concrete Pumping Intermediate Acquisition Corp. (“Concrete Parent”), Concrete Pumping Merger Sub Inc. (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc. (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc. (“CPH”) and PGP Investors, LLC, solely in its capacity as the Holder Representative (as defined therein) (the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Transaction”);
WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from Industrea immediately prior to the closing of the Transaction that number of shares of Industrea’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of  $10.20 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and Industrea desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Industrea;
WHEREAS, in connection with the issuance of the Subscribed Shares, Sponsor desires to surrender to Industrea for cancellation 190,632 shares of Class A Common Stock (the “Cancelled Shares”) for no consideration;
WHEREAS, concurrently with the execution of this Agreement, Industrea and/or Newco is entering into subscription agreements with certain other investors (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase on the closing date of the Transaction (the “Closing Date”), (x) an aggregate amount of 5,333,333 shares of Class A Common Stock at a purchase price of $10.20 per share, (y) up to 2,450,980 additional shares of Class A Common Stock to offset potential redemptions of Class A Common Stock in connection with the Transaction and (z) an aggregate amount of 2,450,980 shares of Newco Series A Convertible Perpetual Preferred Stock at a purchase price of  $10.20 per share; and
WHEREAS, upon the consummation of the Transaction, each outstanding share of capital stock of Industrea (including each Subscribed Share and Utilization Fee Share (as defined herein)) will be exchanged for shares of common stock, par value $0.0001 per share, of Newco (“Newco Common Stock”), pursuant to a registration statement on Form S-4 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Transaction.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Subscription.   Subject to the terms and conditions hereof, immediately prior to the closing of the Transaction, Subscriber hereby agrees to subscribe for and purchase, and Industrea hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance the “Subscription”).
2. Cancelled Shares; Utilization Fee Shares.   Immediately prior to the issuance of the Subscribed Shares, Sponsor hereby agrees to surrender to Industrea for cancellation the Cancelled Shares for no consideration. Concurrently with the issuance of the Subscribed Shares, in consideration for Subscriber’s obligations to acquire the Subscribed Shares, Industrea shall issue to Subscriber such number of shares of Common Stock equal to the Cancelled Shares (the “Utilization Fee Shares” and together with the Subscribed Shares, the “Shares”).
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3. Closing.
a. The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the closing of the Transaction on the Closing Date.
b. At least five (5) Business Days before the anticipated Closing Date, Industrea shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) wire instructions for delivery of the Purchase Price to Continental Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”) pursuant to an escrow agreement between Industrea and the Escrow Agent (the “Escrow Agreement”). At least two (2) Business Days after receiving the Closing Notice, Subscriber shall (i) deliver to Industrea such information as is reasonably requested in the Closing Notice in order for Industrea to issue the Shares to Subscriber and (ii) deliver the Purchase Price in cash via wire transfer to the account of the Escrow Agent specified in the Closing Notice, to be held in escrow pending the Closing. If this Subscription Agreement is terminated in accordance with Section 7 hereof, the Escrow Agreement will provide that the Escrow Agent shall automatically return to Subscriber the Purchase Price, without interest. For the purposes of this Subscription Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.
c. At the Closing, Industrea will issue and deliver to Subscriber the Shares in book entry or certificated form (at Industrea’s discretion), free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, against (and concurrently with) release of the Purchase Price by the Escrow Agent to Industrea.
d. The Closing shall be subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:
(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;
(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of Industrea’s stockholders, shall have been satisfied or waived (by the party entitled to grant such waiver), and the closing of the Transaction shall be scheduled to occur immediately following the Closing;
(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and
(iv) the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission.
e. The obligation of Industrea to consummate the Closing shall be subject to the satisfaction or valid waiver by Industrea of the additional conditions that, on the Closing Date:
(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date; and
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(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing and shall have delivered the full amount of the Purchase Price to the Escrow Agent in accordance with Section 3(b) above.
f. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:
(i) all representations and warranties of Industrea contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Industrea Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date; and
(ii) Industrea shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
g. Prior to or at the Closing, Subscriber shall deliver to Industrea and Newco a duly completed and executed Internal Revenue Service Form W-9.
h. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
4. Industrea Representations and Warranties.    Each of Industrea and Newco represents and warrants to Subscriber that:
a. Each of Industrea and Newco (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Industrea Material Adverse Effect. For purposes of this Subscription Agreement, an “Industrea Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Industrea that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of Industrea, taken as a whole.
b. The Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under Industrea’s certificate of incorporation or the Delaware General Corporation Law.
c. This Subscription Agreement has been duly executed and delivered by Industrea and Newco, and assuming the due authorization, execution and delivery of the same by Subscriber, this Agreement shall constitute the valid and legally binding obligation of Industrea and Newco, enforceable against Industrea and Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by Industrea and Newco with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Industrea or Newco pursuant to the terms of  (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Industrea or Newco is a party or by which Industrea or Newco is bound or to which any of the property or assets of Industrea or
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Newco is subject; (ii) the organizational documents of Industrea or Newco; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Industrea or Newco or any of their properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.
e. Industrea and Newco are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) the filing with the Commission of the Registration Statement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act (“Regulation D”), (iv) the filings required in accordance with Section 9(b) of this Subscription Agreement; (v) those required by Nasdaq, including with respect to obtaining shareholder approval, (vi) those required to consummate the Transaction as provided under the Merger Agreement, and (vii) the failure of which to obtain would not be reasonably likely to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.
f. As of the date hereof, the authorized share capital of Industrea consists of 200,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding; (ii) 34,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share) (“Warrants”) are issued and outstanding, including 11,100,000 private placement warrants; and (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Merger Agreement and the agreements attached as exhibits thereto, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Industrea or Newco any shares of Common Stock or other equity interests in Industrea or Newco (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, other than with respect to Newco, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub, Industrea has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Industrea or Newco is a party or by which either is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by Industrea in connection with Industrea’s initial public offering on August 1, 2017 pursuant to which Industrea Alexandria LLC and Industrea’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Merger Agreement.
g. Except for such matters as have not had and would not be reasonably likely to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Industrea or Newco, threatened against Industrea or Newco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Industrea or Newco.
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h. The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “INDU.” There is no suit, action, proceeding or investigation pending or, to the knowledge of Industrea, threatened against Industrea by Nasdaq or the Commission with respect to any intention by such entity to deregister the shares of Class A Common Stock or prohibit or terminate the listing of the shares of Class A Common Stock on Nasdaq. Industrea has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act.
i. Upon consummation of the Transaction, the issued and outstanding shares of common stock of Newco will be registered pursuant to Section 12(b) of the Exchange Act”, and will be approved for listing, subject only to official notice of the issuance, on Nasdaq under the symbol “BBCP”.
j. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Industrea to Subscriber.
k. Neither Industrea nor Newco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares.
5. Subscriber Representations and Warranties.   Subscriber represents and warrants to Industrea and Newco that:
a. Subscriber (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.
b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by Industrea and Newco, this Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
c. The execution and delivery of this Subscription Agreement, the purchase of the Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of  (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares.
d. Subscriber (i) is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.
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e. Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Industrea, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Shares shall contain a legend to such effect. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.
f. Subscriber understands and agrees that Subscriber is purchasing the Shares directly from Industrea. Subscriber further acknowledges that there have not been, and Subscriber is not relying on, any representations, warranties, covenants and agreements made to Subscriber by Industrea, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Industrea included in this Subscription Agreement.
g. Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.
h. In making its decision to purchase the Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to Industrea and the Transaction (including the company to be acquired in the Transaction and its respective subsidiaries). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges and agrees that neither B. Riley FBR, Inc., acting as placement agent to Industrea (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to Industrea or the quality of the Shares and the Placement Agent and any affiliate may have acquired non-public information with respect to Industrea which Subscriber agrees need not be provided to it. In connection with the issuance of the Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.
i. Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and Industrea or by means of contact from the Placement Agent, and the Shares were offered to Subscriber solely by direct contact between Subscriber and Industrea or by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that Industrea represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.
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k. Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Industrea. Subscriber acknowledges specifically that a possibility of total loss exists.
l. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
m. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.
n. Subscriber and its affiliates do not have, and during the 30-day period immediately prior hereto such Subscriber and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Industrea. In addition, Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.
o. Subscriber acknowledges and agrees that the certificate or book-entry position representing the Shares will bear or reflect, as applicable, a legend substantially similar to the following:
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF INDUSTREA THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO INDUSTREA, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. INDUSTREA MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”
6. Registration Rights.
a. In connection with the Transaction, Newco will file with the Commission the Registration Statement, which will register issuance of shares of Newco Common Stock in exchange for all outstanding shares of common stock of Industrea (including the Shares) at the closing of the Transaction.
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b. In the event that the Registration Statement, at the time it becomes effective, does not include the shares of Newco Common Stock to be issued in exchange for the Shares (the “Newco Exchanged Shares”), Industrea and Newco agree that, within ninety (90) calendar days after the Closing (the “Filing Deadline”), Newco will use commercially reasonable efforts to file with the Commission a registration statement registering the resale of the Newco Exchanged Shares (the “Post-Closing Registration Statement”), and Newco shall use its commercially reasonable efforts to have the Post-Closing Registration Statement declared effective within sixty (60) days of the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one-hundred and twenty (120) days after the Filing Deadline if the Post-Closing Registration Statement is “reviewed” by, and Newco receives comments from, the Commission; provided, however, that Newco’s obligations to include the Newco Exchanged Shares in the Post-Closing Registration Statement are contingent upon Subscriber furnishing in writing to Newco such information regarding Subscriber, the securities of Newco held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by Newco to effect the registration of the Shares, and shall execute such documents in connection with such registration as Newco may reasonably request that are customary of a selling stockholder in similar situations. Newco will use its commercially reasonable efforts to maintain the continuous effectiveness of the Post-Closing Registration Statement until the earlier of  (a) the date on which such securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (b) the date on which Subscriber has notified Industrea that such registrable securities have actually been sold and (c) the date which is three years after the Closing.
c. Newco shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Post-Closing Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Post-Closing Registration Statement, any prospectus included in the Post-Closing Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Newco of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Newco by Subscriber expressly for use therein. Newco shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Newco is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Newco Exchanged Shares by Subscriber.
d. Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless Newco, its directors, officers, agents and employees, each person who controls Newco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Post-Closing Registration Statement, any prospectus included in the Post-Closing Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the
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statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to Newco by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.
e. Subscriber shall not execute any short sales or engage in other hedging transactions of any kind with respect to securities of Newco during the period from the date of the Closing through the date that is 45 consecutive days thereafter.
7. Termination.   This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of  (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) the mutual written agreement of Industrea, Newco and Subscriber to terminate this Subscription Agreement; provided, that this Subscription Agreement may not be terminated pursuant to this clause (b) without CPH’s prior written consent, or (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 3 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Industrea shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof.
8. Trust Account Waiver.   Subscriber acknowledges that Industrea is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Industrea and one or more businesses or assets. Subscriber further acknowledges that, as described in Industrea’s prospectus relating to its initial public offering dated July 26, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of Industrea’s assets consist of the cash proceeds of Industrea’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Industrea, its public stockholders and the underwriters of Industrea’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Industrea to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Industrea entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its officers, directors and affiliates, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding anything to the contrary, the foregoing waiver shall not preclude Subscriber (or any of its affiliates) from redeeming any shares of Class A Common Stock included in the units sold in Industrea’s initial public offering held by Subscriber (or any of its affiliates) for a pro rata portion of the Trust Account in connection with the Transaction or enforcing its rights in respect thereof.
9. Miscellaneous.
a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (a), (c) or (d) of this Section 9(a), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof.
D-2-9

b. Industrea shall, on or prior to the date on which Industrea files the Registration Statement, disclose publicly all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction, and any other material, nonpublic information that Industrea has provided to Subscriber at any time prior to the filing of the Registration Statement.
c. Subscriber acknowledges that Industrea and others (including CPH) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify Industrea if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Industrea and Newco acknowledge that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Industrea agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Industrea set forth herein are no longer accurate in all material respects.
d. Each of Industrea and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than to its affiliates, provided that no such assignment to any affiliate shall relieve Subscriber from liability for the failure to perform any of its obligations hereunder. Neither this Subscription Agreement nor any rights that may accrue to Industrea hereunder may be transferred or assigned.
f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.
g. Industrea may request from Subscriber such additional information as Industrea may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.
h. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.
i. No provision of this Subscription Agreement may be amended, modified or waived without the prior written consent of CPH if such amendment, modification or waiver (i) reduces the number of Subscribed Shares, the Per Share Price or the Purchase Price, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (z) adversely affect the ability of Newco or Industrea to enforce its rights against under this Subscription Agreement or any of the other definitive agreements with respect thereto or (iii) adds or changes in any material respect any economic or other rights or benefits granted to Subscriber hereunder in respect of the Shares.
j. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successors and assigns and (ii) the persons entitled to indemnification under Section 6 hereof.
k. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
D-2-10

l. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
m. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
n. The Placement Agent shall be a third party beneficiary of the representations and warranties of Industrea and Newco set forth in Section 4 hereof and with respect to the representations and warranties of Subscriber set forth in Section 5 hereof. The parties hereto acknowledge and agree that CPH has relied on this Subscription Agreement and, accordingly, CPH is an express third party beneficiary hereof and shall have the enforcement rights described in Section 9(o) below. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 9(n).
o. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. This Subscription Agreement may be enforced by CPH to cause the consummation of the Subscription and the funding of the Purchase Price in accordance with the terms hereof and, accordingly, CPH shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement by the parties hereto.
p. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.
q. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.
r. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE OR, IN THE EVENT EACH FEDERAL COURT WITHIN THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT WITHIN THE STATE OF DELAWARE)
D-2-11

(COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS SUBSCRIPTION AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 9(a) OF THIS SUBSCRIPTION AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.
[Signature pages follow.]
D-2-12

IN WITNESS WHEREOF, each of Industrea, Newco, Sponsor and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.
INDUSTREA ACQUISITION CORP.
By:

Name:
Title:
Address for Notices:
28 West 44th Street, Suite 501
New York, New York 10036
CONCRETE PUMPING HOLDINGS
ACQUISITION CORP.
By:

Name:
Title:
Address for Notices:
28 West 44th Street, Suite 501
New York, New York 10036
INDUSTREA ALEXANDRIA LLC
By:

Name:
Title:
Address for Notices:
28 West 44th Street, Suite 501
New York, New York 10036
D-2-13

SUBSCRIBER:
[SUBSCRIBER]
By:

Name:
Title:
Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:
Price Per Subscribed Share:
Aggregate Purchase Price:
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Industrea in the Closing Notice.
D-2-14

ANNEX A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.
A.
INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.    ☐
Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

2.   ☐
Subscriber is not a natural person.

C.
AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:
☐ is:
☐ is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of Industrea or acting on behalf of an affiliate of Industrea.
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”
☐
Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of  $5,000,000;

☐
Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of  $5,000,000;

☐
a corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of  $5,000,000;

☐
Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

D-2-15

☐
Any natural person who had an individual income in excess of  $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of  $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any trust with assets in excess of  $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐
Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests. [Specify which tests:  ]
SUBSCRIBER:
Print Name:
By:

Name:
Title:
D-2-16

ANNEX D-3
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 7, 2018, by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (“Newco”), Industrea Acquisition Corp., a Delaware corporation (“Industrea”), and the undersigned subscriber (“Subscriber”) on behalf of one or more funds and accounts of Subscriber.
WHEREAS, concurrently with the execution of this Subscription Agreement, Industrea is entering into (i) an Agreement and Plan of Merger with Newco, Concrete Pumping Intermediate Acquisition Corp. (“Concrete Parent”), Concrete Pumping Merger Sub Inc. (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc. (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc. (“CPH”) and PGP Investors, LLC, solely in its capacity as the Holder Representative (as defined therein) (the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Transaction”);
WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from Newco immediately prior to the closing of the Transaction that number of shares of Newco’s Series A Zero-Dividend Convertible Perpetual Preferred Stock, par value $0.0001 per share, set forth on the signature page hereto (the “Shares”) for a purchase price of  $10.20 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Shares being referred to herein as the “Purchase Price”), and Newco desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Newco;
WHEREAS, concurrently with the execution of this Agreement, Industrea is entering into subscription agreements with certain other investors (the “Other Subscription Agreements”), pursuant to which (i) such investors have agreed to purchase on the closing date of the Transaction (the “Closing Date”), (x) an aggregate amount of 7,049,019 shares of Industrea’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at a purchase price of  $10.20 per share, and (y) up to 2,450,980 additional shares of Class A Common Stock to offset potential redemptions of Class A Common Stock in connection with the Transaction and (ii) on the Closing Date, Industrea will issue 190,632 additional shares of Class A Common Stock as consideration for such investors’ obligations to purchase Class A Common Stock under the Other Subscription Agreements; and
WHEREAS, upon the consummation of the Transaction, each outstanding share of capital stock of Industrea will be exchanged for shares of common stock, par value $0.0001 per share, of Newco (“Newco Common Stock”), pursuant to a registration statement on Form S-4 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Transaction.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Subscription.   Subject to the terms and conditions hereof, immediately prior to the closing of the Transaction, Subscriber hereby agrees to subscribe for and purchase, and Newco hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).
2. Terms of the Shares.   The Shares shall be issued pursuant to a certificate of designations, rights and preferences (the “Certificate”) on the terms described in the term sheet (the “Term Sheet”) set forth in Annex A hereto. The parties shall negotiate in good faith and reach agreement on the final form of the Certificate (on terms consistent with the Term Sheet) no later than September 21, 2018, which final form shall be subject to CPH’s reasonable approval with respect to any terms not set forth in, or otherwise inconsistent with, the Term Sheet.
D-3-1

3. Closing.
a. The consummation of the Subscription contemplated hereby (the “Closing”) is contingent on and shall occur immediately prior to the closing of the Transaction on the Closing Date.
b. At least five (5) Business Days before the anticipated Closing Date, Newco shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) wire instructions for delivery of the Purchase Price to Continental Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”) pursuant to an escrow agreement between Industrea and the Escrow Agent (the “Escrow Agreement”) with appropriate provisions for third-party beneficiary status inuring to Subscriber and its accounts and with such agreement in form and substance reasonably satisfactory to Subscriber. Within three (3) Business Days after receiving the Closing Notice, Subscriber shall deliver to Newco such information as is reasonably requested in the Closing Notice in order for Newco to issue the Shares to Subscriber, and at least one (1) Business Day before the Closing Date set forth in the Closing Notice, Subscriber shall deliver the Purchase Price in cash via wire transfer to the account of the Escrow Agent specified in the Closing Notice, to be held in escrow pending the Closing. If this Subscription Agreement is terminated in accordance with Section 7 hereof, the Escrow Agreement will provide that the Escrow Agent shall automatically return to Subscriber the Purchase Price, without interest. For the purposes of this Subscription Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.
c. At the Closing, Newco will (i) file the Certificate with the Secretary of State of the State of Delaware, (ii) issue and deliver to Subscriber the Shares in book entry or certificated form (at Industrea’s discretion), free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Certificate or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, against (and concurrently with) release of the Purchase Price by the Escrow Agent to Newco and (iii) deliver written notice to Subscriber evidencing the issuance of the Shares.
d. The Closing shall be subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:
(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;
(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of Industrea’s stockholders, shall have been satisfied or waived (by the party entitled to grant such waiver), and the closing of the Transaction shall be scheduled to occur immediately following the Closing;
(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and
(iv) the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission.
D-3-2

e. The obligation of Newco to consummate the Closing shall be subject to the satisfaction or valid waiver by Newco of the additional conditions that, on the Closing Date:
(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date; and
(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing and shall have delivered the full amount of the Purchase Price to the Escrow Agent in accordance with Section 3(b) above.
f. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:
(i) all representations and warranties of Industrea and Newco contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Industrea Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date; and
(ii) Industrea and Newco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by them at or prior to the Closing.
g. Prior to or at the Closing, Subscriber shall deliver to Industrea and Newco a duly completed and executed Internal Revenue Service Form W-9.
h. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement, including the Term Sheet set forth in Annex A hereto.
4. Industrea Representations and Warranties.   Each of Industrea and Newco represents and warrants to Subscriber that:
a. Each of Industrea and Newco (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement and the Merger Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Industrea Material Adverse Effect. For purposes of this Subscription Agreement, an “Industrea Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Industrea that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of Industrea or Newco, taken as a whole.
b. The Shares and the Conversion Shares (as defined below), when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights created under Newco’s certificate of incorporation or the Delaware General Corporation Law.
c. This Subscription Agreement has been duly executed and delivered by Industrea and Newco, and assuming the due authorization, execution and delivery of the same by Subscriber, this Agreement shall constitute the valid and legally binding obligation of Industrea and Newco, enforceable against Industrea and Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
D-3-3

d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by Industrea and Newco with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will be done in accordance with the rules and regulations of Nasdaq (as defined below) and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Industrea or Newco pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Industrea or Newco is a party or by which Industrea or Newco is bound or to which any of the property or assets of Industrea or Newco is subject; (ii) the organizational documents of Industrea or Newco; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Industrea or Newco or any of their properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the valid issuance and sale of the Shares.
e. Industrea and Newco are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than: (i) filing the Certificate with the Secretary of State of the State of Delaware; (ii) filings required by applicable state securities laws; (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission pursuant to Regulation D under the Securities Act (“Regulation D”); (iv) the filings required in accordance with Section 9(b) of this Subscription Agreement; (v) those required by Nasdaq, including with respect to obtaining shareholder approval; (vi) those required to consummate the Transaction as provided under the Merger Agreement; and (vii) the failure of which to obtain would not be reasonably likely to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the valid issuance and sale of the Shares.
f. As of the date hereof, the authorized share capital of Industrea consists of 200,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding; (ii) 34,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share (“Warrants”), are issued and outstanding, including 11,100,000 private placement warrants; and (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Merger Agreement and the agreements attached as exhibits thereto, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Industrea or Newco any shares of Common Stock or other equity interests in Industrea or Newco (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, other than with respect to Newco, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub, Industrea has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Industrea or Newco is a party or by which either is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by Industrea in connection with Industrea’s
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initial public offering on August 1, 2017 pursuant to which Industrea Alexandria LLC and Industrea’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Merger Agreement.
g. Except for such matters as have not had and would not be reasonably likely to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Industrea or Newco, threatened against Industrea or Newco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Industrea or Newco.
h. The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “INDU.” There is no suit, action, proceeding or investigation pending or, to the knowledge of Industrea, threatened against Industrea by Nasdaq or the Commission with respect to any intention by such entity to deregister the shares of Class A Common Stock or prohibit or terminate the listing of the shares of Class A Common Stock on Nasdaq. Industrea has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act.
i. Upon consummation of the Transaction, the issued and outstanding shares of Newco Common Stock will be registered pursuant to Section 12(b) of the Exchange Act, and will be approved for listing, subject only to official notice of the issuance, on Nasdaq under the symbol “BBCP”.
j. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Newco to Subscriber.
k. Neither Industrea nor Newco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares.
l. Neither Industrea nor Newco has paid, nor is obligated to pay, any brokerage, finder’s or other fee or commission in connection with Newco’s issuance and sale of the Shares, other than fees to the Placement Agent.
5. Subscriber Representations and Warranties.   Subscriber represents and warrants to Industrea and Newco that:
a. Subscriber (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.
b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by Industrea and Newco, this Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
c. The execution and delivery of this Subscription Agreement, the purchase of the Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or the funds and/or accounts represented by Subscriber that will purchase the Shares (collectively, the “Purchasing Funds”) pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which
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Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares.
d. Each of the Purchasing Funds (i) is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex B following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.
e. Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares and any shares of Class A Common Stock into which the Shares may be converted (the “Conversion Shares”) have not been registered under the Securities Act. Subscriber understands that the Shares and the Conversion Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Newco, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Shares and the Conversion Shares shall contain a legend to such effect. Subscriber understands and agrees that the Shares and the Conversion Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares or the Conversion Shares and may be required to bear the financial risk of an investment in the Shares and the Conversion Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares or the Conversion Shares.
f. Subscriber understands and agrees that each of the Purchasing Funds is purchasing the Shares directly from Newco. Subscriber further acknowledges that there have not been, and Subscriber is not relying on, any representations, warranties, covenants and agreements made to Subscriber by Newco, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Newco included in this Subscription Agreement.
g. Each of the Purchasing Funds’ acquisition and holding of the Shares or the Conversion Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.
h. In making its decision to enter into this Subscription Agreement, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to Newco and the Transaction (including the company to be acquired in the Transaction and its respective subsidiaries). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges and agrees that neither B. Riley FBR, Inc., acting as placement agent to Industrea and Newco (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the
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Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to Newco or the quality of the Shares and the Placement Agent and any affiliate may have acquired non-public information with respect to Newco which Subscriber agrees need not be provided to it. In connection with the issuance of the Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.
i. Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and Industrea and Newco or by means of contact from the Placement Agent, and the Shares were offered to Subscriber solely by direct contact between Subscriber and Industrea and Newco or by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that Newco represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.
k. Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Newco. Subscriber acknowledges specifically that a possibility of total loss exists.
l. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
m. Neither Subscriber nor any of the Purchasing Funds is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Purchasing Funds and used to purchase the Shares were legally derived.
n. Subscriber and its affiliates do not have, and during the 30-day period immediately prior hereto such Subscriber and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Newco. In addition, the Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.
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o. Subscriber acknowledges and agrees that the certificate or book-entry position representing the Shares will bear or reflect, as applicable, a legend substantially similar to the following:
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CONCRETE PUMPING HOLDINGS ACQUISITION CORP. THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO CONCRETE PUMPING HOLDINGS ACQUISITION CORP., IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. CONCRETE PUMPING HOLDINGS ACQUISITION CORP. MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”
6. Registration Rights.
a. Newco agrees that, within ninety (90) calendar days after the Closing (the “Filing Deadline”), Newco will, at its sole cost and expense, file with the Commission a registration statement (the “Post-Closing Registration Statement”) registering the resale of the Conversion Shares, and Newco shall use its commercially reasonable efforts to have the Post-Closing Registration Statement declared effective within sixty (60) days after the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred twenty (120) days after the Filing Deadline if the Post-Closing Registration Statement is “reviewed” by, and Newco receives comments from, the Commission; provided, however, that Newco’s obligations to include the Conversion Shares in the Post-Closing Registration Statement are contingent upon Subscriber furnishing in writing to Newco such information regarding Subscriber, the securities of Newco held by Subscriber and the intended method of disposition of the Conversion Shares as shall be reasonably requested by Newco to effect the registration of the Conversion Shares, and shall execute such documents in connection with such registration as Newco may reasonably request that are customary of a selling stockholder in similar situations. Newco will use its commercially reasonable efforts to maintain the continuous effectiveness of the Post-Closing Registration Statement until the earlier of  (a) the date on which such securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act and (b) the date on which Subscriber has notified Newco that all such registrable securities have actually been sold.
b. If at any time Newco proposes to file with the Commission a registration statement or prospectus supplement relating to an underwritten public offering for the account of selling stockholders who have registration rights under the Stockholders Agreement (as defined below), then Newco shall provide Subscriber with at least twenty (20) days advance written notice of such registration or filing and offer to include in such underwritten offering such number of Conversion Shares as may be requested to be included therein by Subscriber in writing within five (5) days of Subscriber’s receipt of such notice. If the underwriter(s) for any such offering advise Newco that marketing factors require a limitation on the number of securities that may be included in such offering, the number of Conversion Shares to be so included may be reduced on the terms set forth in the Stockholders Agreement. Newco shall not be required to include Conversion Shares in more than three (3) underwritten public offerings pursuant to this Section 6(b); provided that any offering in which Conversion Shares were not included (due to the previous sentence or otherwise) or in which Subscriber elected not to participate shall not count towards this limitation. For purposes of this
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Section 6(b), “Stockholders Agreement” means the Stockholders Agreement to be entered into at the Closing among Newco, Industrea and the parties signatory thereto. Notwithstanding the foregoing, Subscriber shall not have any rights to include its Conversion Shares in the underwritten offering that PGP Investors, LLC and its affiliates (“Peninsula”) are entitled to cause the Company to effect with respect to the shares of Common Stock, if any, to be issued to Peninsula in excess of 882,353 shares, in connection with the transactions contemplated by the Merger Agreement.
c. Newco shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Post-Closing Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Post-Closing Registration Statement, any prospectus included in the Post-Closing Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Newco of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Newco by Subscriber expressly for use therein. Newco shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Newco is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by Subscriber.
d. Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless Newco, its directors, officers, agents and employees, each person who controls Newco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Post-Closing Registration Statement, any prospectus included in the Post-Closing Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to Newco by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares or Conversion Shares giving rise to such indemnification obligation.
e. Subscriber shall not execute any short sales or engage in other hedging transactions of any kind with respect to securities of Newco during the period from the date of the Closing through the date that is 45 consecutive days thereafter.
7. Termination.   This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of  (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) the mutual written agreement of Industrea, Newco and Subscriber to terminate this Subscription Agreement; provided, that this Subscription
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Agreement may not be terminated pursuant to this clause (b) without CPH’s prior written consent, or (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 3 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Newco shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof.
8. Trust Account Waiver.   Subscriber acknowledges that Industrea is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Industrea and one or more businesses or assets. Subscriber further acknowledges that, as described in Industrea’s prospectus relating to its initial public offering dated July 26, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of Industrea’s assets consist of the cash proceeds of Industrea’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Industrea, its public stockholders and the underwriters of Industrea’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Industrea to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Industrea entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its officers, directors and affiliates, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding anything to the contrary, the foregoing waiver shall not preclude Subscriber (or any of its affiliates) from redeeming any shares of Class A Common Stock included in the units sold in Industrea’s initial public offering held by Subscriber (or any of its affiliates) for a pro rata portion of the Trust Account in connection with the Transaction or enforcing its rights in respect thereof.
9. Miscellaneous.
a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clause (a), (c) or (d) of this Section 9(a), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof.
b. Industrea shall, on or prior to the date on which Industrea files the Registration Statement, disclose publicly all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction, and any other material, nonpublic information that Industrea has provided to Subscriber at any time prior to the filing of the Registration Statement.
c. Subscriber acknowledges that Industrea and others (including CPH) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify Industrea if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Industrea and Newco acknowledge that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Industrea agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Industrea and Newco set forth herein are no longer accurate in all material respects.
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d. Each of Industrea, Newco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares and Conversion Shares acquired hereunder, if any) may be transferred or assigned other than to its affiliates, provided that no such assignment to any affiliate shall relieve Subscriber from liability for the failure to perform any of its obligations hereunder. Neither this Subscription Agreement nor any rights that may accrue to Industrea hereunder may be transferred or assigned.
f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.
g. Newco may request from Subscriber such additional information as Newco may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.
h. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against which enforcement of such modification, waiver, or termination is sought.
i. No provision of this Subscription Agreement may be amended, modified or waived without the prior written consent of CPH if such amendment, modification or waiver (i) reduces the number of Shares, the Per Share Price or the Purchase Price, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (y) adversely affect the ability of Newco or Industrea to enforce its rights under this Subscription Agreement or any of the other definitive agreements with respect to the Transaction or (iii) adds or changes in any material respect any economic or other rights or benefits granted to Subscriber hereunder in respect of the Shares.
j. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successors and assigns and (ii) the persons entitled to indemnification under Section 6 hereof.
k. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
l. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
m. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
n. The Placement Agent shall be a third party beneficiary of the representations and warranties of Industrea and Newco set forth in Section 4 hereof and with respect to the representations and warranties of Subscriber set forth in Section 5 hereof. The parties hereto acknowledge and agree that CPH has relied on this Subscription Agreement and, accordingly, CPH is an express third party beneficiary hereof and shall have the enforcement rights described in Section 9(o) below. This
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Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 9(n).
o. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. This Subscription Agreement may be enforced by CPH to cause the consummation of the Subscription and the funding of the Purchase Price in accordance with the terms hereof and, accordingly, CPH shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement by the parties hereto.
p. Notwithstanding anything contained herein to the contrary, each of Industrea and Newco and their respective subsidiaries, affiliates and representatives agrees that it will not, without (a) providing Subscriber with at least three (3) Business Days’ prior notice and (b) obtaining the prior written consent of Subscriber, (i) use in advertising, publicity, press releases or other general public disclosure Subscriber’s name, or the name of any affiliate of Subscriber, or the name of any partner, member or employee of Subscriber, nor any trade name, trademark, logo, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Subscriber or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by Industrea or Newco or their respective subsidiaries or affiliates has been approved or endorsed by Subscriber or any affiliate of Subscriber; provided, however, that Subscriber acknowledges and agrees that Industrea and Newco may (x) disclose to the other parties to the Transaction, or their respective advisors or representatives, or as otherwise necessary in connection with a financing of the Transaction that Subscriber has entered into the Subscription Agreement and the number of Shares, the Per Share Price and the Purchase Price and (y) disclose, after consultation with Subscriber, to any governmental body as required by law, including in filings with the Securities and Exchange Commission or any reference to those filings, if necessary based on applicable law, legal process or regulation (excluding with respect to clause (x) above, any advertising, publicity, press release or other general public disclosures).
q. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.
r. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.
s. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF
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DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE OR, IN THE EVENT EACH FEDERAL COURT WITHIN THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT WITHIN THE STATE OF DELAWARE) (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS SUBSCRIPTION AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 9(a) OF THIS SUBSCRIPTION AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.
[Signature pages follow.]
D-3-13

IN WITNESS WHEREOF, each of Newco, Industrea and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.
CONCRETE PUMPING HOLDINGS
ACQUISITION CORP.
By:
/s/ Tariq Osman

Name: Tariq Osman
Title:   President
Address for Notices:
28 West 44th Street, Suite 501
New York, New York 10036
INDUSTREA ACQUISITION CORP.
By:
/s/ Tariq Osman

Name: Tariq Osman
Title:   Executive Vice President
Address for Notices:
28 West 44th Street, Suite 501
New York, New York 10036
D-3-14

SUBSCRIBER:
NUVEEN ALTERNATIVES ADVISORS, LLC, on behalf of one or more funds and accounts
By:
/s/ Derek Fricke

Name: Derek Fricke
Title:   Sr. Director
Address for Notices:
Nuveen Alternatives Advisors, LLC
Managing Director and General Counsel
730 Third Avenue
New York, New York 10017
Name in which shares are to be registered:
[To be supplied in writing on or prior to the Closing Date]
Number of Shares subscribed for:	2,450,980
Price Per Share:	$10.20
Aggregate Purchase Price:	$25,000,000.00
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Industrea in the Closing Notice.
D-3-15

ANNEX A
Term Sheet
INDUSTREA ACQUISITION CORP.
SUMMARY OF PROPOSED TERMS FOR
ZERO-DIVIDEND CONVERTIBLE PERPETUAL PREFERRED STOCK
This Term Sheet outlines the principal terms with respect to a proposed private sale by Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (the “Company”), of Series A Zero-Dividend Convertible Perpetual Preferred Stock of the Company to [ ] (“Investor”) to occur concurrently with the Company’s proposed business combination with Concrete Pumping Holdings, Inc. (“CPH”). This Term Sheet is intended solely as a basis for further discussion and is not intended to be and does not constitute a legally binding obligation.
Issuer	Concrete Pumping Holdings Acquisition Corp., a Delaware corporation
Aggregate Offering Amount	$25,000,000 (the “Investment Amount”).
Security Offered	The Company’s Series A Zero-Dividend Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).
Number of Shares Offered	2,450,980 shares
Issue Date	Concurrent with the closing of the Business Combination (described below).
Dividends	None.
Liquidation Preference
The liquidation preference of the Preferred Stock will be (a) the Investment Amount plus (b) an additional cumulative amount that will accrue at an annual rate of 7.0% (as may be adjusted as described in “Covenants” below, the “Additional Liquidation Preference Rate”) beginning on the Issue Date through the date of calculation, expressed as a per-share amount (the “Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Company or any consolidation, merger or sale of all or substantially all of the assets of the Company, each holder of the Preferred Stock will be entitled to receive an amount equal to the Liquidation Preference per share with respect to each share of Preferred Stock held by such holder.
The Preferred Stock will rank senior in priority and will have a senior liquidation preference to the Common Stock and any other existing class of equity securities of the Company, and no new class of preferred stock bearing a liquidation preference and/or rights to dividends pari passu with, or senior to, the Preferred Stock may be created without the consent of the holders of the Preferred Stock.

Conversion Ratio; Anti-Dilution
The Preferred Stock shall be convertible into shares of the Company’s Common Stock at a 1:1 conversion ratio (as may be adjusted as described below, the “Conversion Ratio”).
The Conversion Ratio (and the number of shares of Common Stock into which the Preferred Stock may be converted (the “Conversion Shares”)) will be equitably adjusted upon the occurrence of standard anti-dilution events, including:

• any stock split or subdivision of the Common Stock (in which case the number of Conversion Shares will be increased proportionately and the Conversion Ratio decreased proportionately); and
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• any reverse stock split or consolidation of the Common Stock (in which case the number of Conversion Shares will be decreased proportionately and the Conversion Ratio increased proportionately).
Conversion at the Option of the Holder	Each holder of Preferred Stock will have the right to convert, at its option, all of the shares of Preferred Stock that it holds into shares of Common Stock at the Conversion Ratio at any time on or following the date that is six calendar months following the Issue Date. The total number of shares of Common Stock into which the Preferred Stock may be converted will be determined by multiplying (a) the number of shares of Preferred Stock being converted by (b) the Conversion Ratio (as adjusted).
Conversion at the Option of the Company	The Company shall, at its option, have the right to cause the conversion of all outstanding shares of Preferred Stock into shares of Common Stock at any time following such time as the VWAP per share of the Common Stock is equal or greater than $13.00 (the “Mandatory Conversion Threshold”) for 30 consecutive days. The total number of shares of Common Stock into which the Preferred Stock may be converted will be determined by multiplying (x) the number of shares of Preferred Stock being converted by (y) the Conversion Ratio (as adjusted). The Mandatory Conversion Threshold will be equitably adjusted in the event of a stock split, subdivision or similar event affecting the Common Stock.
Redemption	At any time on or following the date that is four years following the Issue Date, the Company may, at its option, redeem all or part of any outstanding shares of Preferred Stock at a redemption price equal to the then-applicable Liquidation Preference. For the avoidance of doubt, such redemption shall be effectuated via written notice at least 15 business days prior to the redemption date, and in the interim the holders of the Preferred Stock shall have the option, but not the obligation, to convert some or all of their shares of Preferred Stock into Common Stock prior to the redemption date.
Covenants	No financial covenants. In the event that the Company incurs any new debt (other than borrowings under the term loan and revolving credit facilities) that ranks junior to the term loan and revolving credit facilities (“Junior Debt”), then to the extent that, after giving effect to the incurrence of such additional Junior Debt, the pro forma Total Leverage Ratio (as defined in the term loan credit agreement) shall exceed 5x EBITDA, the Additional Liquidation Preference Rate (a) shall be increased by 2.0% beginning on the first day of the first calendar quarter following the incurrence of such additional Junior Debt and (b) thereafter, shall be decreased by 2.0% beginning on the first day of the first calendar quarter following such time as the pro forma Total Leverage Ratio no longer exceeds 5x EBITDA. Notwithstanding the foregoing, the Company will be permitted to draw on the revolving credit facility and any incremental facilities permitted under the term loan credit agreement to the fullest extent permitted by those documents regardless of the impact that such additional borrowings may have on the Total Leverage Ratio.
D-3-17

Voting Rights	Except as otherwise required by law, the affirmative vote of holders of a majority of the outstanding shares of Preferred Stock, voting as a class, shall be required to approve any change or alteration in the rights, preferences or privileges of the Preferred Stock. In addition, holders of Preferred Stock shall vote together with the holders of Common Stock, as a single class, upon any matter submitted to the common stockholders for a vote and shall have that number of votes per share as is equal to the number of whole shares of Common Stock into which each share of Preferred Stock held by such holder could be converted on the record date established for such purpose. Notwithstanding the foregoing, holders of Preferred Stock shall not have the right to vote for the election of any members of the Board of Directors of the Company.
Subscription Rights	Holders of Preferred Stock shall have the right to purchase equity securities that are issued by the Company in any future capital raising transaction that occurs after the Issue Date to the extent necessary in order to maintain their then-existing pro rata ownership percentage in the Company on a fully diluted, as-converted basis.
Transfers	Holders of Preferred Stock may not sell, transfer or otherwise dispose of any shares of Preferred Stock (including any transfer of all or a portion of the beneficial ownership of, or economic interest in, the Preferred Stock through derivative instruments or other similar arrangements) for a period of six months following the Issue Date, subject to customary exceptions (e.g. transfers to affiliate transfers, pledges, etc.) and with prior written notice to the Company; provided that, if the Preferred Stock is converted into Common Stock during such six-month period pursuant to “Conversion at the Option of the Company” above, the Conversion Shares issued upon such conversion shall not be subject to such transfer restriction. Thereafter, transfers may be permitted with prior written notice to the Company subject to compliance with all U.S. federal and other securities laws.
Board of Directors	For so long as the holders of Preferred Stock collectively beneficially own an aggregate of 5% or more of the aggregate number of shares of Common Stock outstanding on a fully diluted, as-converted basis, they collectively shall be entitled to designate one individual to serve as a non-voting observer of the Board of Directors of the Company (the “Board Observer”). The holders shall be responsible for all costs, expenses and risks related to the designation and service of the Board Observer.
Subscription Agreement	The purchase of shares of Preferred Stock (the “Investment”) shall be made pursuant to a Subscription Agreement which shall contain, among other things, representations and warranties of the Company and the Investor, and appropriate conditions to closing (including as outlined below).
Signing	The Investor and the Company will enter into the Subscription Agreement with respect to the Investment concurrently with the execution of the Merger Agreement by and among the Company, CPH, Merger Sub and a representative of the current owners of CPH (the “Merger Agreement”), with respect to the Company’s potential business combination with CPH pursuant to which a wholly owned subsidiary of the Company (“Merger Sub”) will merge with and into CPH with CPH being the surviving corporation (the “Business Combination”).
D-3-18

Closing	The closing of the Investment (“Closing”) will occur on the closing date of the Business Combination. The Company shall provide Investor at least five (5) days advance written notice of the proposed closing date (the “Closing Notice”). Within two (2) business days after receiving the Closing Notice, the Investor shall (a) deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue shares of Preferred Stock to the Investor (or its designees) and (b) wire the purchase price for the Investment to an escrow account established at the Company’s transfer agent, as specified in the Closing Notice, to be released to the Company upon the closing of the Business Combination.
Closing Conditions	The Closing will be subject to the following conditions: (i) customary bring down of the representations and warranties of the Investor; (ii) all conditions precedent to the closing of the Business Combination set forth in the Merger Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived; (iii) the Business Combination shall have been, or substantially concurrently with the Investment, shall be, consummated in accordance with the terms of the Merger Agreement; and (iv) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Investment illegal or otherwise preventing or prohibiting consummation of the Investment.
Use Of Proceeds	Proceeds from the Investment will be used to fund the purchase price under the Merger Agreement and for general working capital purposes as determined by the Company in its sole discretion.
Registration Rights	The Company will be obligated to file a resale “shelf” registration statement on Form S-3 (or, if Form S-3 is not available for use by the Company, another applicable registration form) (the “Registration Statement”) within 90 days of the Closing (the “Filing Deadline”) covering the shares of Common Stock issuable upon conversion of the Preferred Stock. The Company will use commercially reasonable efforts to have the Registration Statement declared effective by the SEC within 60 days of the Filing Deadline (the “Effectiveness Deadline”); provided that the Effectiveness Deadline will be extended to 120 days after the Filing Deadline if the Registration Statement is reviewed by, and the Company receives comments from, the SEC. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all Conversion Shares cease to be registrable securities or such shorter period upon which the holders have notified the Company that such Conversion Shares have actually been sold. In addition, the holders will be entitled to “piggyback” registration rights with respect to the Conversion Shares on all registration statements of the Company that are filed on Form S-1, Form S-3 or similar forms with respect to any underwritten secondary offering of Common Stock as well as the ability to participate in such underwritten offering, subject to the right of the Company and the underwriters in their discretion to reduce the number of shares proposed to be registered by the holders on a pro rata basis. Notwithstanding the foregoing, the holders shall not have any rights to participate in the registration statement that Peninsula Pacific is entitled to cause the Company to file with respect to the shares of Common Stock to be issued to Peninsula Pacific in connection with the transactions contemplated by the Merger Agreement.
D-3-19

Termination Date	The Subscription Agreement will terminate upon the earlier to occur of: (i) such date and time as the Merger Agreement is terminated in accordance with its terms; (ii) upon the mutual written agreement of the Company and the Investor; or (iii) if any of the closing conditions in the Subscription Agreement are not satisfied prior to Closing and, as a result thereof, the Investment is not consummated. The Company will notify the Investor of the termination of the Merger Agreement promptly after its termination.
D-3-20

ANNEX B
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex B should be completed and signed by Subscriber on behalf of the Purchasing Funds and constitutes a part of the Subscription Agreement.
A.
INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.   ☐
Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

2.   ☐
Subscriber is not a natural person.

C.
AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:
☐ is:
☐ is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of Industrea or acting on behalf of an affiliate of Industrea.
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”
☐
Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of  $5,000,000;

☐
Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of  $5,000,000;

☐
a corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of  $5,000,000;

☐
Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

D-3-21

☐
Any natural person who had an individual income in excess of  $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of  $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any trust with assets in excess of  $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐
Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests. [Specify which tests:  ]
SUBSCRIBER:
Print Name:
By:

Name:
Title:
D-3-22

Annex E-1
ROLLOVER AGREEMENT
September 7, 2018
Concrete Pumping Holdings Acquisition Corp.
c/o Industrea Acquisition Corp.
28 W. 44th Street, Suite 501
New York, New York 10036
Attention: Tariq Osman
Email: tosman@argandequity.com
Industrea Alexandria LLC
28 W. 44th Street, Suite 501
New York, New York 10036
Attention: Tariq Osman
Email: tosman@argandequity.com
Ladies and Gentlemen:
Reference is made to the Agreement and Plan of Merger dated as of the date hereof  (as amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Industrea (“Newco”), Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Concrete Parent”), Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Concrete Parent (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”) and PGP Investors, LLC, a Delaware limited liability company, in its capacity as the initial Holder Representative thereunder, pursuant to which, among other things, and on the terms and subject to the conditions of the Merger Agreement, Concrete Merger Sub will merge with and into the Company, with the Company surviving the merger and the Company will become an indirect wholly-owned subsidiary of Newco (the “Merger”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.
Each of the undersigned stockholders of the Company (each, a “Rollover Holder”) hereby commits to effect, on the terms and subject to the conditions of this Rollover Agreement (this “Agreement”):
(a) the contribution to Newco of a number of Common Shares or Preferred Shares (as applicable) held by such Rollover Holder (such Rollover Holder’s “Initial Rollover Shares”) equal to the quotient of  (i) the amount set forth opposite such Rollover Holder’s name on Exhibit A attached hereto (such amount, such Rollover Holder’s “Initial Stock Rollover Amount”) divided by (ii) the Cash Per Fully-Diluted Common Share or Cash Per Fully-Diluted Preferred Share (as applicable) (assuming, for purposes of determining the Cash Per Fully-Diluted Common Share and Cash Per Fully-Diluted Preferred Share amounts, that the Aggregate Rollover Amount was $0); and
(b) unless the Excess Redemption Amount (as defined below) is zero, the contribution to Newco of a number of additional Common Shares held by BBCP Investors, LLC (“Peninsula”) (such additional Common Shares, the “Additional Rollover Shares”) equal to the quotient of  (i) the amount by which the gross cash proceeds available from the Trust Account at the Closing (taking into account all redemptions of shares of Industrea Class A Common Stock redeemed for cash in accordance with Industrea’s certificate of incorporation) is less than the Threshold Amount (such difference, if any, constituting the “Excess Redemption Amount” which Excess Redemption Amount shall be certified in writing to Peninsula and the Company by duly authorized officers of each of Newco and Industrea prior to the Rollover Closing), divided by (ii) the Cash Per Fully-Diluted Common Share (assuming, for purposes of determining the Cash Per Fully-Diluted Common Share amount, that the Aggregate Rollover Amount was $0). For purposes of this Agreement, the “Threshold Amount” shall mean $103,138,275, less the aggregate amount of any additional equity investment commitments (x) relating to one or more private placements to be consummated at or prior to Closing received by Newco and/or Industrea and approved in writing by the
E-1-1

Company following the date hereof and prior to the Rollover Closing and (y) pursuant to any Rollover Agreement, the UK Share Purchase Agreement and UK Put/Call Agreement following the date hereof and prior to the Rollover Closing by any Person other than BBCPI and its Affiliates in excess of  $50,961,725 in the aggregate.
The closing of the transactions contemplated by this Agreement (the “Rollover Closing”) shall take place on the Closing Date immediately prior to the earlier to occur of the Concrete Effective Time and the Industrea Effective Time. At the Rollover Closing, each Rollover Holder shall contribute to Newco such Rollover Holder’s Initial Rollover Shares and Peninsula shall contribute to Newco the Additional Rollover Shares (if any) as described above (such aggregate Initial Rollover Shares and, in the case of Peninsula, the Additional Rollover Shares constituting such Rollover Holder’s “Rollover Shares”).
In exchange for the contribution of such Rollover Holder’s Rollover Shares, at the Rollover Closing:
(a) Newco shall issue and deliver to such Rollover Holder a number of Newco Common Shares (rounded up to the nearest whole share) equal to the quotient of  (x) such Rollover Holder’s Initial Stock Rollover Amount divided by (y) $10.20; and
(b) unless the Excess Redemption Amount is zero, Newco shall issue and deliver to Peninsula a number of additional Newco Common Shares (rounded up to the nearest whole share) equal to the quotient of (x) the Excess Redemption Amount, divided by (y) $9.18 (such number of additional Newco Common Shares constituting “Additional Newco Common Shares”).
The Newco Common Shares described in the preceding clause (a) and, in the case of Peninsula, the Additional Newco Common Shares described in the preceding clause (b) (collectively, the “Issued Newco Shares”) will be delivered by Newco to the applicable Rollover Holders in book entry form, free and clear of any Liens or other restrictions (other than those arising under the Stockholders Agreement or state or federal securities laws), in the name of each such Rollover Holder (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Rollover Holder, as applicable.
For the avoidance of doubt, except as set forth herein, no Rollover Holder shall be entitled to receive any portion of the Merger Consideration for such Rollover Holder’s Rollover Shares.
In exchange for the contribution of the Rollover Holders’ Rollover Shares to Newco, in addition to the Issued Newco Shares described above, each Rollover Holder shall have the right to receive: (A) such Rollover Holder’s Fully-Diluted Percentage in respect of its Rollover Shares of any positive Adjustment Amount payable in cash in accordance with Section 3.4(d) of the Merger Agreement, (B) such Rollover Holder’s Escrow Percentage in respect of its Rollover Shares of any distributions of Escrow Funds by the Escrow Agent to the Exchange Agent in accordance with the terms of the Escrow Agreement, and (C) such Rollover Holder’s portion in respect of its Rollover Shares of any Tax Refunds in accordance with Section 8.6(g) of the Merger Agreement.
At or prior to the Rollover Closing, each of the Rollover Holders, Industrea, Industrea Alexandria LLC and Newco shall execute and deliver to the other party a Stockholders Agreement in the form attached hereto as Exhibit B (the “Stockholders Agreement”).
Upon the written request of Peninsula delivered to Newco and Industrea at least three (3) Business Days prior to the date of the Closing, Industrea and Newco agree to take all corporate action necessary prior to Closing to have appointed to the Board of Directors of Newco (the “Board”), effective upon the Closing: (i) one individual designated by Peninsula to be included as a director in Class I (as described in Newco’s certificate of incorporation) if Peninsula beneficially owns more than five percent (5%) but not more than fifteen percent (15%) of the issued and outstanding shares of Newco Common Shares as of the Closing, (ii) two individuals designated by Peninsula, one to be included as a director in Class I and one to be included as a director in Class II (as described in Newco’s certificate of incorporation), if Peninsula beneficially owns more than fifteen percent (15%) but not more than twenty five percent (25%) of the issued and outstanding shares of Newco Common Shares as of the Closing, or (iii) three individuals designated by Peninsula, one to be included as a director in Class I, one to be included as a director in Class II and one to be included as a director in Class III (as described in Newco’s certificate of incorporation), if Peninsula beneficially owns more than twenty-five percent (25%) of the issued and outstanding shares of Newco
E-1-2

Common Shares as of the Closing. Newco shall increase the number of directors of the Board effective as of the Closing as necessary to include the individuals designated by Peninsula pursuant to the immediately preceding sentence. The individuals designated by Peninsula pursuant to the immediately preceding sentence shall meet the conditions set forth in Section 4.4 of the Stockholders Agreement shall serve until the earlier of  (A) his or her death, disability, resignation or removal and (B) his or her respective successor (which individual shall meet the conditions set forth in Section 4.4. of the Stockholders Agreement) is duly elected and qualified and shall be deemed a “Peninsula Director” and a “Peninsula Nominee.”
The consummation of the transactions described herein is subject to and conditioned upon (i) all conditions to the Mergers set forth in Article IX of the Merger Agreement having been satisfied not later than the time of the Rollover Closing or, to the extent not satisfied, having been waived by the Person or Persons entitled to waive any such condition, (ii) no suspension of the qualification of the Issued Newco Shares issued pursuant hereto for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred, (iii) the concurrent funding of the Debt Financing (in accordance with the terms of the Debt Commitment Letters) and the Equity Financing (in accordance with the terms of the Subscription Agreements). This Agreement and the parties rights and obligations hereunder will automatically terminate and become null and void, and no party shall have any rights or obligations hereunder, upon the termination of the Merger Agreement.
Each Rollover Holder (solely as to itself and not on behalf of any other Rollover Holder) hereby (i) makes the representations and warranties, set forth in Annex A hereto, and (ii) agrees that it will become a party to, and be bound by, the Stockholders Agreement at the Rollover Closing in accordance with its terms.
Each of Newco and Industrea hereby (i) makes the representations and warranties set forth in Annex B hereto, and (ii) agrees that it will become a party to, and be bound by, the Stockholders Agreement at the Rollover Closing in accordance with its terms.
At or prior to the Rollover Closing, each Rollover Holder shall deliver to Newco (x) a duly executed certificate substantially in the form of Annex H to the Merger Agreement, and (y) all of the certificates for the Rollover Shares (if certificated), fully endorsed for transfer in blank.
The contribution of the Rollover Shares by each Rollover Holder to Newco in exchange for the consideration set forth herein (taken together with taken together with the Industrea Merger, the Argand Equity Investment and any other relevant contributions to Newco) in accordance with the terms of this Agreement, and the subsequent contribution of the Rollover Shares by Newco to Concrete Parent, are each intended to be treated as contributions governed by Section 351 of the Code, and each of Newco and the Rollover Holders shall report such transactions consistently with such intent. From time to time after the Rollover Closing, without further consideration, if requested by a Rollover Holder in writing, Newco shall promptly provide such Rollover Holder with a duly executed statement pursuant to Treasury Regulation Section 1.897-2(h) informing such Rollover Holder whether or not the Issued Newco Shares issued and delivered to such Rollover Holder constitute “United States real property interests” (and shall comply with the related notice requirements in Treasury Regulation Section 1.897-2(h)(2)).
The provisions of this Agreement, the Merger Agreement and the Stockholders Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior written or oral agreements or understandings of the parties hereto with respect to the subject matter hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in the immediately following sentence. This Agreement may be enforced by the Company to cause the consummation of the contribution of the Rollover Shares and the issuance and delivery of the Issued Newco Shares in accordance with the terms hereof and, accordingly, the Company shall be a third party beneficiary hereof and entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by the parties hereto.
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This Agreement may be executed by facsimile or via email as a portable document format (.pdf) and in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties.
This Agreement, or any term or condition hereof, may be modified or waived only by a separate writing signed by each of the parties hereto. No provision of this Agreement may be amended, modified or waived without the prior written consent of the Company if such amendment, modification or waiver (i) reduces the number of Rollover Shares, or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (y) adversely affect the ability of Newco or Industrea to enforce its rights against under this Agreement or any of the other definitive agreements with respect thereto. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.
This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
Each Rollover Holder acknowledges that Industrea is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Industrea and one or more businesses or assets. Rollover Holder further acknowledges that, as described in Industrea’s prospectus relating to its initial public offering dated July 26, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of Industrea’s assets consist of the cash proceeds of Industrea’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Industrea, its public stockholders and the underwriters of Industrea’s initial public offering. Each Rollover Holder acknowledges that, prior to the Closing, it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, including, without limitation, any claim for indemnification and hereby waives any claim for monies in the Trust Account it may have in the future as a result of, or arising out of, this Agreement and the transactions contemplated hereby or any other transactions contemplated amongst the Rollover Holders, the Company, Newco, Industrea, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub prior to the Closing and, prior to the Closing, will not seek recourse against the Trust Account for any reason whatsoever.
Any party hereto who is domiciled in a state that has adopted the community property system shall also cause his or her spouse, if any, to execute a spousal consent substantially in form attached hereto as Annex C simultaneously with the execution herewith.
The Annexes and Exhibits to this Agreement are incorporated herein and shall be deemed a part of this Agreement in their entirety.
[Signature Page Follows]
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Please indicate your agreement with the foregoing by signing in the space provided below.
Sincerely,
ROLLOVER HOLDERS:
BBCP Investors, LLC
By: PGP Investors, LLC
Its: Sole Member
By: PGP Manager, LLC
Its Manager
By: PGP Advisors, LLC
Its: Manager
By:
/s/ M. Brent Stevens

Title: Manager
Address:

/s/ Robert Bruce Woods

Robert Bruce Woods
Address:

/s/ William K. Wood

William K. Wood
Address:

[Signature Page to Rollover Agreement]
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/s/ Joel Silkett

Joel Silkett
Address:

/s/ Richard Hansen

Richard Hansen
Address:

/s/ Dale C. Bone

Dale C. Bone
Address:

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Accepted and Agreed:
NEWCO:
Concrete Pumping Holdings Acquisition Corp.
By:
/s/ Tariq Osman

Name: Tariq Osman
Title:  President
INDUSTREA:
Industrea Acquisition Corp.
By:
/s/ Tariq Osman

Name: Tariq Osman
Title:  Executive Vice President
[Signature Page to Rollover Agreement]
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Exhibit A-1
INITIAL STOCK ROLLOVER AMOUNTS
Rollover Holder	Initial Stock Rollover Amount
BBCP Investors, LLC	$
Robert Bruce Woods	$
William K. Wood	$
Joel Silkett	$
Richard Hansen	$
Dale C. Bone	$
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Exhibit B
[STOCKHOLDERS AGREEMENT]
E-1-9

Annex A
ROLLOVER HOLDER REPRESENTATIONS
This Annex A is incorporated into that certain Rollover Agreement (the “Rollover Agreement”) to which this Annex A is attached. Capitalized terms used herein but not defined herein have the respective meanings given them in the Rollover Agreement. The Newco Shares to be acquired by the Rollover Holder pursuant to the Rollover Agreement are referred to in this Annex A as the “Investment.”
I. Rollover Holder Awareness
The Rollover Holder has been furnished with and has read the Rollover Agreement, the Merger Agreement and the Stockholders Agreement. The Rollover Holder is aware and acknowledges that:
(1) Newco has only recently been formed and has no financial or operating history.
(2) There are substantial risks incident to the Investment.
(3) No federal or state agency has made any finding or determination as to the fairness of the Investment.
(4) The Rollover Holder has had an opportunity to consult with his own tax advisor regarding all United States federal, state, local and foreign tax considerations applicable to the Investment. None of Newco or any of its Affiliates, employees, agents, members, equity holders, directors, officers, representatives or consultants, assume any responsibility for the tax consequences to the Rollover Holder of the acquisition or ownership of the Investment; provided, that Newco, Industrea and Concrete Parent shall comply with their obligations under the Merger Agreement and under this Agreement.
(5) The Rollover Holder may be required to bear the economic risk of the Investment for an indefinite period of time because the Investment has not been registered for sale under the United States Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold or otherwise transferred unless either the Investment is subsequently registered under the Securities Act, or an exemption from such registration is available, and the Investment cannot be sold or otherwise transferred unless it is registered under applicable state securities or an exemption from such registration is available.
(6) The Rollover Holder’s right to transfer the Investment will be restricted by the terms of the Stockholders Agreement.
II. Additional Representations and Warranties of the Rollover Holder
(1) The Rollover Holder is empowered, authorized and qualified to comply with its obligations contained in the Rollover Agreement and the Stockholders Agreement. Each of the Rollover Agreement and the Stockholders Agreement has been, or as of the Rollover Closing will be, duly executed and delivered on behalf of the Rollover Holder and each constitutes, or as of the Rollover Closing will constitute, the valid and binding agreement of the Rollover Holder, enforceable against the Rollover Holder in accordance with its terms.
(2) The execution, delivery and performance of each of the Rollover Agreement and the Stockholders Agreement by the Rollover Holder does not and will not result in a breach of any of the terms of, or constitute a default under, any agreement to which the Rollover Holder is a party or by which the Rollover Holder is bound, or require any authorization or approval under or pursuant to the foregoing, or violate any law, order or decree to which the Rollover Holder is subject, which default or violation would impair the Rollover Holder’s ability to carry out its obligations under any of the Rollover Agreement and the Stockholders Agreement.
(3) The Rollover Holder is not acquiring the Investment as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Rollover Holder in connection with investments in securities generally.
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(4) The Rollover Holder is an “Accredited Investor” (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended).
(5) The Rollover Holder has been furnished all materials relating to Newco and the Investment that the Rollover Holder has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information regarding the Investment which Newco possesses or can acquire without unreasonable effort or expense.
(6) Representatives of Newco have answered all inquiries that the Rollover Holder has made of them concerning Newco and their Affiliates, or any other matters relating to the formation and proposed operation of Newco and the offering and sale of the Investment. The Rollover Holder acknowledges that none of Newco or any Affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Rollover Holder, and that the Rollover Holder is neither subscribing for nor acquiring the Investment in reliance upon, or with the expectation of, any such advice.
(7) The Rollover Holder has not been furnished any offering literature with respect to the Investment or Newco. In addition, no representations or warranties have been made to the Rollover Holder with respect to the Investment or Newco, and the Rollover Holder has not relied upon any such representation or warranty in making this subscription.
(8) The Rollover Holder has such knowledge and experience in financial and business matters that the Rollover Holder is capable of evaluating the merits and risks of the Investment and of making an informed investment decision with respect thereto.
(9) The Rollover Holder is relying on its own investigation and analysis in making the Investment, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof.
(10) The Rollover Holder is not relying on any due diligence investigation that Industrea Acquisition Corp. and/or its Affiliates and advisors may have conducted with respect to the Company or any of its Affiliates. Except to the extent set forth in Annex B of the Rollover Agreement, none of Newco, Industrea Acquisition Corp. and/or its Affiliates, nor any of their respective current or former equity holders, members, managers, partners, officers, directors, employees, affiliates or advisors (i) makes any representation or warranty as to the Information nor represents or warrants the Information as being all-inclusive or to contain all information that may be desirable or required in order to properly evaluate the Investment or (ii) will have any liability with respect to any use or reliance upon any of the Information.
(11) The Rollover Holder is able to bear the economic risks of the Investment and consequently, without limiting the generality of the foregoing, is able to hold the Investment for an indefinite period of time and has sufficient net worth to sustain a loss of the entire Investment in the event such loss should occur.
(12) The Rollover Holder is acquiring the Investment for the Rollover Holder’s own account as principal for investment purposes and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.
(13) The Rollover Holder recognizes that Newco’s issuance and sale of the Investment to the Rollover Holder will be based upon the Rollover Holder’s representations, warranties and covenants set forth above. All representations, warranties and covenants contained in the Rollover Agreement (including this Annex A) shall survive the consummation of the transactions set forth therein.
III. Certain Restrictions on Transferability
The Rollover Holder acknowledges and agrees that the following restrictions and limitations are applicable to any resale or other transfer of the Investment:
(1) The Investment shall not be sold or otherwise transferred to the extent such sale or transfer is restricted by the Stockholders Agreement and, if so restricted, may only be sold or transferred if the applicable provisions set forth in the Stockholders Agreement are satisfied.
(2) The Investment shall not be sold or otherwise transferred unless in compliance with all applicable securities laws.
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Annex B
NEWCO AND INDUSTREA REPRESENTATIONS
This Annex B is incorporated into that certain Rollover Agreement (the “Rollover Agreement”) to which this Annex B is attached. Capitalized terms used herein but not defined herein have the respective meanings given them in the Rollover Agreement.
(1) Each of Newco Industrea is empowered, authorized and qualified to comply with its obligations contained in the Rollover Agreement and the Stockholders Agreement. Each of the Rollover Agreement and the Stockholders Agreement has been, or as of the Rollover Closing will be, duly executed and delivered on behalf of Newco and Industrea and each constitutes, or as of the Rollover Closing will constitute, the valid and binding agreement of Newco and Industrea, enforceable against Newco and Industrea in accordance with its terms.
(2) The execution, delivery and performance of each of the Rollover Agreement and the Stockholders Agreement by Newco and Industrea does not and will not (i) result in a breach of any of the terms of, or constitute a default under, any agreement to which Newco or Industrea is a party or by which any of its properties or assets are bound, or require any authorization or approval under or pursuant to the foregoing, or violate any law, order or decree to which Newco or Industrea is subject, which default or violation would impair Newco’s ability to carry out its obligations under any of the Rollover Agreement and the Stockholders Agreement or (ii) require Newco or Industrea to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)), other than (x) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act and those required by Nasdaq.
(3) Upon consummation of the Rollover Closing, the Issued Newco Shares, when issued and delivered pursuant to the terms of the Rollover Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under Newco’s certificate of incorporation or the Delaware General Corporation Law. Upon consummation of the Rollover Closing, the Issued Newco Shares will be approved for listing, subject only to official notice of the issuance, on Nasdaq under the symbol “BBCP”.
(4) As of the date hereof, the authorized share capital of Industrea consists of 200,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding; (ii) 34,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share (“Warrants”), are issued and outstanding, including 11,100,000 private placement warrants; and (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. As of the date hereof Industrea Alexandria LLC is, and as of immediately prior to the Rollover Closing Industrea Alexandria LLC will be, the record and beneficial owner of no less than 5,750,000 shares of Class B Common Stock. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Subscription Agreements (as defined in the Merger Agreement), the other Rollover Agreements (as defined in the Merger Agreement), the UK Put/Call Agreement and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Industrea or Newco any shares of Common Stock or other equity interests in Industrea or Newco (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, other than with respect to Newco, Concrete Parent, Concrete Merger Sub, and Industrea Merger Sub, Industrea has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Industrea or Newco is a party or by which either is bound relating
E-1-12

to the voting of any Equity Interests, other than (A) the letter agreements entered into by Industrea in connection with Industrea’s initial public offering on August 1, 2017 pursuant to which Industrea Alexandria LLC and Industrea’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Merger Agreement.
(5) Except for such matters as have not had and would not be reasonably likely to have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Industrea or Newco, threatened against Industrea or Newco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Industrea or Newco.
(6) Assuming the accuracy of the Rollover Holders’ representations and warranties set forth in Annex A, no registration under the Securities Act is required for the offer and issuance of the Issued Newco Shares by Newco to the Rollover Holders.
(7) Neither Newco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Issued Newco Shares.
(8) Newco is not acquiring the Rollover Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to Newco in connection with investments in securities generally.
(9) Newco is an “Accredited Investor” (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended).
(10) Newco is able to bear the economic risks of an investment in the Rollover Shares and consequently, without limiting the generality of the foregoing, is able to hold the Rollover Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the entire investment in the Rollover Shares in the event such loss should occur.
(11) Newco is acquiring the Rollover Shares for Newco’s own account as principal for investment purposes and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.
(12) All representations, warranties and covenants contained in the Rollover Agreement (including this Annex B) shall survive the consummation of the transactions set forth therein.
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Annex C
SPOUSAL CONSENT
I am the spouse of ______________, an individual party to the Rollover Agreement, dated [________], 2018 (the “Agreement”), by and between Newco and the Rollover Holder (as defined in the Agreement). I acknowledge that I have read the Agreement, and I understand its provisions. I hereby consent to those provisions insofar as I have or may have had any interest in any Rollover Shares (as defined in the Agreement) owned by my spouse and/or me.
I further agree that I will not take, or attempt to take any action (by will, trust or otherwise) which will in any manner defeat or impair the intent and purposes of the Agreement and that any representation, acknowledgement or waiver made by my spouse therein shall be deemed for all purposes my representation, acknowledgement or waiver as well.
I agree that I will bequeath my interest in the Rollover Shares, or any part thereof, to my spouse, if I predecease my spouse. I direct that the residuary clause in my will shall not be deemed to apply to my community interest in the Rollover Shares.
Dated: ___________, 2018

Printed Name:
E-1-14

Annex E-2
Execution Version
STOCK OPTION ACKNOWLEDGEMENT AND ROLLOVER AGREEMENT
September 7, 2018
Concrete Pumping Holdings Acquisition Corp.
c/o Industrea Acquisition Corp.
28 W. 44th Street, Suite 501
New York, New York 10036
Attention: Tariq Osman
Email: tosman@argandequity.com
Industrea Alexandria LLC
28 W. 44th Street, Suite 501
New York, New York 10036
Attention: Tariq Osman
Email: tosman@argandequity.com
Ladies and Gentlemen:
Reference is made to the Agreement and Plan of Merger dated as of the date hereof  (as amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Industrea (“Newco”), Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Concrete Parent”), Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Concrete Parent (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”) and PGP Investors, LLC, a Delaware limited liability company, in its capacity as the initial Holder Representative thereunder, pursuant to which, among other things, and on the terms and subject to the conditions of the Merger Agreement, Concrete Merger Sub will merge with and into the Company, with the Company surviving the merger and the Company will become an indirect wholly-owned subsidiary of Newco (the “Merger”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.
1. Conversion of Rollover ISOs and Contribution of Rollover Shares.
The closing of the transactions contemplated by this Agreement (the “Rollover Closing”) shall take place on the Closing Date immediately prior to the earlier to occur of the Concrete Effective Time and the Industrea Effective Time.
At the Rollover Closing, the undersigned (the “Rollover Holder”) hereby acknowledges and agrees that, on the terms and subject to the conditions of this Rollover Agreement (this “Agreement”), (x) a number of tax-qualified “incentive stock options” held by the Rollover Holder and outstanding immediately prior to the Rollover Closing covering shares of Company common stock (“Common Stock”) (such options, the “ISOs”) shall convert into options to acquire Newco Common Shares that are intended to constitute tax-qualified “incentive stock options” for U.S. federal tax purposes (each, a “Converted Option”) and (y) to the extent necessary to result in an aggregate conversion and/or contribution equal to the dollar amount set forth opposite such Rollover Holder’s name on Exhibit A (such amount, the “Stock and Option Rollover Amount”) (taking into consideration any election under Section 1(a) below to rollover additional Rollover Shares (as defined below) in lieu of converting ISOs), the Rollover Holder shall contribute to Newco of a number of Preferred Shares held by such Rollover Holder (such Rollover Holder’s “Rollover Shares”), which conversion and/or contributions shall be effected as follows:
(a) If such Rollover Holder holds any ISOs, by the automatic conversion of ISOs covering a number of shares of Common Stock (not to exceed the total number of ISOs held by such Rollover Holder) equal to (i) the Stock and Option Rollover Amount, divided by (ii) (A) the Cash Per Fully-Diluted Common Share
E-2-1

(assuming, for purposes of determining the Cash Per Fully-Diluted Common Share, that the Aggregate Rollover Amount was $0), minus (B) the applicable exercise price per share of such Rollover ISO (such difference, the “Option Spread” and such ISOs, the “Rollover ISOs”) into Converted Options; provided, that to extent that any such Rollover Holder holds any Preferred Shares, such Rollover Holder may, by irrevocable written notice to Newco and the Company (the “Election Notice”) no less than ten (10) Business Days prior to the anticipated Closing Date, elect to satisfy any portion of the Stock and Option Rollover Amount otherwise to be satisfied pursuant to this Section 1(a) by the contribution pursuant to Section 1(c) of a number of Rollover Shares (the “Elected Rollover Shares”) equal to the quotient of  (x) the difference obtained by subtracting (I) the Stock and Option Rollover Amount, minus (II) the Aggregate Option Spread in respect of all Rollover ISOs (if any) converted into Converted Options pursuant to this Section 1(a), minus (III) the Rollover Share Amount determined in accordance with Section 1(b) below (if any) (the difference obtained under this clause (x), the “Elected Rollover Share Amount”), divided by (y) the Cash Per Fully-Diluted Preferred Share (assuming, for purposes of determining the Cash Per Fully-Diluted Preferred Share amount, that the Aggregate Rollover Amount was $0). For purposes of this Agreement, the aggregate Option Spread with respect to all Rollover ISOs held by a Rollover Holder and converted into Converted Options pursuant to this Section 1(a) shall be referred to as the “Aggregate Option Spread”.
(b) If such Rollover Holder’s Aggregate Option Spread (taken together with the Elected Share Rollover Amount) is less than the Stock and Option Rollover Amount then, in addition to the conversion described in Section 1(a), such Rollover Holder shall contribute to Newco, in addition to the Elected Rollover Shares (if any), a number of Rollover Shares held by such Rollover Holder equal to (i) (A) Stock and Option Rollover Amount, minus (B) the Aggregate Option Spread, minus (C) the Elected Share Rollover Amount (the amount obtained under this clause (i), the “Rollover Share Amount”), divided by (ii) the Cash Per Fully-Diluted Preferred Share (assuming, for purposes of determining the Cash Per Fully-Diluted Preferred Share amount, that the Aggregate Rollover Amount was $0).
(c) Additionally, in the event that such Rollover Holder delivers an Election Notice pursuant to the proviso in Section 1(a) to rollover any Elected Rollover Shares, then in substitution of the conversion described in Section 1(a) with respect to the portion of the Stock and Option Rollover Amount set forth in the Election Notice, such Rollover Holder shall contribute to Newco a number of Elected Rollover Shares equal to (i) the Elected Share Rollover Amount, divided by (ii) the Cash Per Fully-Diluted Preferred Share (assuming, for purposes of determining the Cash Per Fully-Diluted Preferred Share amount, that the Aggregate Rollover Amount was $0).
(d) In exchange for the contribution of such Rollover Holder’s Rollover Shares (including the Elected Rollover Shares, if applicable) pursuant to this Agreement, Newco shall issue and deliver to such Rollover Holder a number of Newco Common Shares (rounded up to the nearest whole share) equal to (i) the sum of  (A) such Rollover Holder’s Stock Rollover Amount plus (B) such Rollover Holder’s Elected Rollover Share Amount (if any) divided by (ii) $10.20 (the “Issued Newco Shares”).
(e) Notwithstanding anything herein to the contrary, the Rollover Holder may make an election to increase his or her Stock and Option Rollover Amount by delivering an irrevocable written notice to Newco and the Company (the “Additional Rollover Amount Notice”) no less than ten (10) Business Days prior to the anticipated Closing Date. Such Additional Rollover Amount Notice shall (i) certify as to the accuracy of representations and warranties of such Rollover Holder in this Agreement (and with respect to the representation in item (III)(4) on Annex A (the “Ownership Rep”), as to the accuracy of such representation as of the date of the delivery of the Additional Rollover Amount Notice, in addition to as of the date hereof; provided, that in the event of any inaccuracy in the Ownership Rep arising resulting from any event occurring between the date hereof and the delivery of the Additional Rollover Amount Notice, such Rollover Holder shall deliver and updated version Exhibit B hereto reflecting the occurrence of such event together with the Additional Rollover Amount Notice), (ii) state the aggregate Option Spread value of or number of shares subject to (and per-share exercise price of) additional ISOs, if any, the Rollover Holder desires to convert into additional Converted Options pursuant to Section 1(a) above and (iii) state the aggregate value or number of additional Preferred Shares, if any, the Rollover Holder desires to contribute to Newco in exchange for additional Issued Newco Shares pursuant to Section 1(b) above, which, in case of clauses (ii) and (iii), shall be effected in the same manner and in the same order of priority as set forth in Sections 1(a), (b), (c) and (d) above. All such additional ISOs to be converted into Converted Options and
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all such additional Preferred Shares to be contributed to Newco in exchange for Issued Newco Shares shall be included in the definitions of Rollover ISOs (as defined below) and Rollover Shares, respectively, for all purposes of this Agreement. For purposes of this Agreement, the Rollover Holder’s Aggregate Option Spread shall take into account the aggregate Option Spread of all additional Rollover ISOs the Rollover Holder elects to convert into Converted Options pursuant to this Section 1(e).
For the avoidance of doubt, except as set forth herein, the Rollover Holder shall not be entitled to receive any portion of the Merger Consideration for the Rollover Holder’s Rollover Shares, including the Elected Rollover Shares (if any) or Rollover ISOs.
2. Converted Options.
Each Converted Option shall: (i) cover a number of Newco Common Shares determined by multiplying the number of shares of Common Stock into which the Rollover ISO is exercisable immediately prior to the Effective Time by the Exchange Ratio (as defined in the Merger Agreement), rounded down to the nearest whole share, (ii) have a per Newco Common Share exercise price equal to the quotient obtained by dividing the applicable per share exercise price of the Rollover ISO by the Exchange Ratio, rounded up to the nearest whole cent, (iii) be fully vested, (iv) have a remaining term equal in length to the remaining term of the corresponding Rollover Option and (v) have the other terms and conditions that applied immediately prior to the Closing to the corresponding Rollover ISO. The parties hereto acknowledge and agree that the adjustments in connection with the conversion of the Rollover ISOs to Converted Options shall comply with and be performed in a manner consistent in all respects with the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Rollover Holder acknowledges and agrees that, following the Rollover Closing, the Rollover Holder shall have no further right, interest, entitlement or claim in or with respect to the Rollover ISOs. For purposes of this Agreement, the conversion described in this paragraph is referred to herein as the “ISO Conversion.”
In addition to the ISO Conversion, each Rollover Holder shall have the right to receive: (A) such Rollover Holder’s Option Pro-Rata Share in respect of its Converted Option of any positive Adjustment Amount payable in cash in accordance with Section 3.4(d) of the Merger Agreement, (B) such Rollover Holder’s Escrow Percentage in respect of its Converted Option of any distributions of Escrow Funds by the Escrow Agent to the Exchange Agent in accordance with the terms of the Escrow Agreement, and (C) such Rollover Holder’s portion in respect of its Converted Option of any Tax Refunds in accordance with Section 8.6(g) of the Merger Agreement.
The ISO Conversion and the Rollover Holder’s receipt of the Converted Options and amounts described above are subject to (i) the receipt by the Company of this Agreement signed by the Rollover Holder, (ii) the representations and warranties of the Rollover Holder set forth in Annex A being true and correct, (iii) the Rollover Holder having not exercised the Rollover Holder’s Rollover ISOs, in whole or in part, prior to the Rollover Closing or the Effective Time of the Merger, and (iv) the Rollover Holder having not breached or violated any of its covenants or agreements set forth herein and the exhibits and annexes hereto.
The conversion of the Rollover ISOs into the Converted ISOs in accordance with the terms of this Agreement shall comply with and be treated as a tax-free conversion of the Rollover ISOs as prescribed by and in a manner consistent in all respects with the requirements of Section 424(a) of the Code. From time to time after the Rollover Closing, without further consideration, if requested by the Rollover Holder in writing, Newco shall promptly provide the Rollover Holder with a duly executed statement pursuant to Treasury Regulation Section 1.897-2(h) informing such Rollover Holder whether or not the Issued Newco Shares issued and delivered to such Rollover Holder constitute “United States real property interests” (and shall comply with the related notice requirements in Treasury Regulation Section 1.897-2(h)(2)).
3. Issued Newco Shares.
The Issued Newco Common Shares will be delivered by Newco to the Rollover Holder in book entry form, free and clear of any Liens or other restrictions (other than those arising under the Stockholders Agreement or state or federal securities laws), in the name of each such Rollover Holder (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Rollover Holder, as applicable.
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In exchange for the contribution of the Rollover Holder’s Rollover Shares to Newco, in addition to the Issued Newco Shares described above, the Rollover Holder shall have the right to receive: (A) such Rollover Holder’s Fully-Diluted Percentage in respect of its Rollover Shares of any positive Adjustment Amount payable in cash in accordance with Section 3.4(d) of the Merger Agreement, (B) such Rollover Holder’s Escrow Percentage in respect of its Rollover Shares of any distributions of Escrow Funds by the Escrow Agent to the Exchange Agent in accordance with the terms of the Escrow Agreement, and (C) such Rollover Holder’s portion in respect of its Rollover Shares of any Tax Refunds in accordance with Section 8.6(g) of the Merger Agreement.
At or prior to the Rollover Closing, the Rollover Holder shall deliver to Newco (x) a duly executed certificate substantially in the form of Annex H to the Merger Agreement, and (y) all of the certificates for the Rollover Shares (if certificated), fully endorsed for transfer in blank.
The contribution of the Rollover Shares by the Rollover Holder to Newco in exchange for the consideration set forth herein (taken together with taken together with the Industrea Merger, the Argand Equity Investment and any other relevant contributions to Newco) in accordance with the terms of this Agreement, and the subsequent contribution of the Rollover Shares by Newco to Concrete Parent, are each intended to be treated as contributions governed by Section 351 of the Code, and each of Newco and the Rollover Holder shall report such transactions consistently with such intent.
4. Stockholders Agreement
At or prior to the Rollover Closing, each of the Rollover Holder, Industrea, Industrea Alexandria LLC and Newco shall execute and deliver to the other party a Stockholders Agreement in the form attached hereto as Exhibit C (the “Stockholders Agreement”).
The consummation of the transactions described herein is subject to and conditioned upon (i) all conditions to the Mergers set forth in Article IX of the Merger Agreement having been satisfied not later than the time of the Rollover Closing or, to the extent not satisfied, having been waived by the Person or Persons entitled to waive any such condition, (ii) no suspension of the qualification of the Issued Newco Shares issued pursuant hereto for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred, (iii) the concurrent funding of the Debt Financing (in accordance with the terms of the Debt Commitment Letters) and the Equity Financing (in accordance with the terms of the Subscription Agreements). This Agreement and the parties’ rights and obligations hereunder will automatically terminate and become null and void, and no party shall have any rights or obligations hereunder, upon the termination of the Merger Agreement.
The Rollover Holder hereby (i) makes the representations and warranties, set forth in Annex A hereto, and (ii) agrees that it will become a party to, and be bound by, the Stockholders Agreement at the Rollover Closing in accordance with its terms.
Newco hereby (i) makes the representations and warranties set forth in Annex B hereto, and (ii) agrees that it will become a party to, and be bound by, the Stockholders Agreement at the Rollover Closing in accordance with its terms.
The provisions of this Agreement, the Merger Agreement and the Stockholders Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior written or oral agreements or understandings of the parties hereto with respect to the subject matter hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in the immediately following sentence. Without limiting any other rights of the Company, this Agreement may be enforced by the Company to cause the consummation of the contribution of the Rollover Shares and Rollover ISOs and the issuance and delivery of the Rollover Shares and Rollover ISOS in accordance with the terms hereof and, accordingly, the Company shall be a third party beneficiary hereof and entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by the parties hereto.
This Agreement may be executed by facsimile or via email as a portable document format (.pdf) and in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement shall be binding upon and
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inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties.
This Agreement, or any term or condition hereof, may be modified or waived only by a separate writing signed by each of the parties hereto. No provision of this Agreement may be amended, modified or waived without the prior written consent of the Company if such amendment, modification or waiver (i) reduces the number of Rollover Shares and/or Rollover ISOs, or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (y) adversely affect the ability of Newco or Industrea to enforce its rights against under this Agreement or any of the other definitive agreements with respect thereto. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.
This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
The Rollover Holder acknowledges that Industrea is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Industrea and one or more businesses or assets. The Rollover Holder further acknowledges that, as described in Industrea’s prospectus relating to its initial public offering dated July 26, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of Industrea’s assets consist of the cash proceeds of Industrea’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Industrea, its public stockholders and the underwriters of Industrea’s initial public offering. The Rollover Holder acknowledges that, prior to the Closing, it does not have any right, title, interest or any claim of any kind he have or may have in the future, in or to any monies held in the Trust Account, including, without limitation, any claim for indemnification and hereby waives any claim for monies in the Trust Account it may have as a result of, or arising out of, this or arising out of, this Agreement and the transactions contemplated hereby or any other transactions contemplated amongst the Rollover Holders, the Company, Newco, Industrea, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub prior to the Closing and, prior to the Closing, will not seek recourse against the Trust Account for any reason whatsoever.
Any party hereto who is domiciled in a state that has adopted the community property system shall also cause his or her spouse, if any, to execute a spousal consent substantially in form attached hereto as Annex D simultaneously with the execution herewith.
The Annexes and Exhibits to this Agreement are incorporated herein and shall be deemed a part of this Agreement in their entirety.
[Signature Page Follows]
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Please indicate your agreement with the foregoing by signing in the space provided below.
Sincerely,
ROLLOVER HOLDER:
/s/ Don M. Heinz, Jr. Don M. Heinz, Jr.
Address:
/s/ William L. Henshaw William L. Henshaw
Address:
/s/ John G. Hudek John G. Hudek
Address:
/s/ Iain Humphries Iain Humphries
Address:
/s/ Robert Keith Joiner Robert Keith Joiner
Address:
[Signature Page to Rollover Agreement]
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/s/ Jeffrey D. LaBounty Jeffrey D. LaBounty
Address:
/s/ Terry McConnell Terry McConnell
Address:
/s/ Scott C. Rochel Scott Rochel
Address:
/s/ Timothy W. Schieck Timony Schieck
Address:
/s/ Robert Seals Robert Seals
Address:
/s/ Jeffrey Switzer Jeffrey Switzer
Address:
/s/ Dave Tinkle Dave Tinkle
Address:
/s/ Randal A. Waterman Randal A. Waterman
Address:
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/s/ Gregg A. White Gregg A. White
Address:
/s/ Bruce F. Young Bruce F. Young
Address:
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Accepted and Agreed:
NEWCO:
Concrete Pumping Holdings Acquisition Corp.
By: /s/ Tariq Osman Name: Tariq Osman Title: President
INDUSTREA:
Industrea Acquisition Corp.
By: /s/ Tariq Osman Name: Tariq Osman Title: Executive Vice President
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Exhibit A
STOCK AND OPTION ROLLOVER AMOUNT
Rollover Holder	Stock and Option Rollover Amount
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Exhibit B
OWNERSHIP OF COMPANY STOCK AND OPTIONS
Rollover Holder	Shares of Company Stock
[________] shares of Common Stock
[________] shares of Preferred Stock
Rollover Holder	Number of Options to Acquire Shares of Common Stock	Date of Grant	Exercise Price
		February 6, 2015	$2.48
		March 8, 2017	$17.50
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Exhibit C
[STOCKHOLDERS AGREEMENT]
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Annex A
ROLLOVER HOLDER REPRESENTATIONS
This Annex A is incorporated into that certain Rollover Agreement (the “Rollover Agreement”) to which this Annex A is attached. Capitalized terms used herein but not defined herein have the respective meanings given them in the Rollover Agreement. The Newco Common Shares to be acquired by the Rollover Holder pursuant to the Rollover Agreement in respect of Rollover Shares and Rollover ISOs are referred to in this Annex A as the “Investment.”
I. Rollover Holder Awareness
The Rollover Holder has been furnished with and has read the Rollover Agreement, the Merger Agreement and the Stockholders Agreement. The Rollover Holder is aware and acknowledges that:
(1) Newco has only recently been formed and has no financial or operating history.
(2) There are substantial risks incident to the Investment.
(3) No federal or state agency has made any finding or determination as to the fairness of the Investment.
(4) The Rollover Holder has had an opportunity to consult with his own tax advisor regarding all United States federal, state, local and foreign tax considerations applicable to the Investment. None of Newco or any of its Affiliates, employees, agents, members, equity holders, directors, officers, representatives or consultants, assume any responsibility for the tax consequences to the Rollover Holder of the acquisition or ownership of the Investment; provided, that Newco, Industrea and Concrete Parent shall comply with their obligations under the Merger Agreement and under the Rollover Agreement.
(5) The Rollover Holder may be required to bear the economic risk of the Investment for an indefinite period of time because the Investment has not been registered for sale under the United States Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold or otherwise transferred unless either the Investment is subsequently registered under the Securities Act, or an exemption from such registration is available, and the Investment cannot be sold or otherwise transferred unless it is registered under applicable state securities or an exemption from such registration is available.
(6) The Rollover Holder’s right to transfer the Investment will be restricted by the terms of the Stockholders Agreement.
II. Acknowledgment, Release and Waiver of Claims
(1) As a material inducement to the parties to consummate the Merger and as a condition to the ISO Conversion and the Investment, the Rollover Holder hereby:
A. acknowledges and agrees that the treatment of the Rollover Holder’s Rollover ISOs in connection with the Merger has been conducted in all respects in accordance with the terms and conditions of the applicable award agreement(s) and the Company’s 2015 Equity Incentive Plan, as amended (including, without limitation, any notice provisions thereof) and that, to the extent that such treatment constitutes a variation or modification of any such terms and conditions (if any), so long as such variation or modification does not result in a materially adverse consequence to the Rollover Holder, the Rollover Holder hereby consents and agrees to any such variations or modifications:
B. acknowledges and agrees that the ISO Conversion and the Rollover Holder’s receipt of the Converted Options and amounts described in the Rollover Agreement are in full satisfaction of the Company’s obligations with respect to the Rollover ISOs; and
C. irrevocably waives, releases and discharges Newco, Industrea, the Company and each of their respective affiliates and successors (together with the current and former directors, officers, employees, consultants, contractors, agents, stockholders and representatives of such entities, the “Released Parties”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, taxes, penalties, interest, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, both at law and in equity, which the
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Rollover Holder can, shall or may have against the Released Parties, in each case, related to or arising under or in connection with the Rollover Shares, the Rollover ISOs or any other equity or equity-linked award denominated in Common Shares, the treatment of the Rollover ISOs in the Merger, any rights, interests or entitlements under or in connection with the 2015 Equity Incentive Plan or any award thereunder and any award agreements thereunder or ancillary documents thereto (or any amendment or modification to any of the foregoing), in any case, that now exists or may hereafter accrue based on the foregoing matters, whether now known or unknown (collectively, the “Released Claims”). Notwithstanding the foregoing, this release shall not extend to the ISO Conversion and the Rollover Holder’s right to receive the Converted Options and amounts described in the Rollover Agreement.
(2) The Rollover Holder acknowledges that the Rollover Holder has been advised to consult with legal counsel and, if a California resident, is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
The Rollover Holder, if a California resident, being aware of said code section and any similar, applicable state law, agrees to expressly waive any rights that the Rollover Holder may have thereunder, as well as under any other statute or common law principles of similar effect with respect to the Released Claims. The Rollover Holder acknowledges and agrees that the Rollover Holder may discover new or additional facts or information subsequent to the execution of the Rollover Agreement and that any such new or additional facts and information shall not affect the validity or enforceability of this release and waiver. The Rollover Holder agrees to take any and all actions and to execute and deliver any and all documents that may reasonably be requested in order to accomplish the intent of this release and waiver of claims.
III. Additional Representations and Warranties of the Rollover Holder
(1) The Rollover Holder is empowered, authorized and qualified to comply with its obligations contained in the Rollover Agreement and the Stockholders Agreement. Each of the Rollover Agreement and the Stockholders Agreement has been, or as of the Rollover Closing will be, duly executed and delivered on behalf of the Rollover Holder and each constitutes, or as of the Rollover Closing will constitute, the valid and binding agreement of the Rollover Holder, enforceable against the Rollover Holder in accordance with its terms.
(2) The execution, delivery and performance of each of the Rollover Agreement and the Stockholders Agreement by the Rollover Holder does not and will not result in a breach of any of the terms of, or constitute a default under, any agreement to which the Rollover Holder is a party or by which the Rollover Holder is bound, or require any authorization or approval under or pursuant to the foregoing, or violate any law, order or decree to which the Rollover Holder is subject, which default or violation would impair the Rollover Holder’s ability to carry out its obligations under any of the Rollover Agreement and the Stockholders Agreement.
(3) The Rollover Holder is the legal and beneficial owner of the Rollover Shares and Rollover ISOs, and owns the Rollover Shares and Rollover ISOs free and clear of all encumbrances. The Rollover Holder has full right, power and authority to transfer and deliver valid title to the Rollover Shares and Rollover ISOs. The Rollover Holder has not assigned, conveyed, or transferred, or attempted or purported to assign, convey, or transfer, in any manner or degree whatsoever, to any Person any right, title or interest in or to the Rollover Shares or Rollover ISOs.
(4) Exhibit B sets forth the number and class of shares of Company Stock and the number of shares of Common Stock subject to options (including the grant date and exercise price with respect thereto) held by the Rollover Holder as of the date hereof.
(5) The Rollover Holder has not exercised the Rollover ISOs, in whole or in part, prior to the Closing.
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(6) There is no claim, action, suit, legal proceeding or investigation, pending or threatened against the Rollover Holder which questions or challenges the Rollover Holder’s ownership of the Rollover Shares or Rollover ISOs or validity of the Rollover Agreement or any action taken by the Rollover Holder or to be taken pursuant to the Rollover Agreement.
(7) The Rollover Holder is not acquiring the Investment as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Rollover Holder in connection with investments in securities generally.
(8) The Rollover Holder is an “Accredited Investor” (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended).
(9) The Rollover Holder has been furnished all materials relating to Newco and the Investment that the Rollover Holder has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information regarding the Investment which Newco possesses or can acquire without unreasonable effort or expense.
(10) Representatives of Newco have answered all inquiries that the Rollover Holder has made of them concerning Newco and their Affiliates, or any other matters relating to the formation and proposed operation of Newco and the offering and sale of the Investment. The Rollover Holder acknowledges that none of Newco or any Affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Rollover Holder, and that the Rollover Holder is neither subscribing for nor acquiring the Investment in reliance upon, or with the expectation of, any such advice.
(11) The Rollover Holder has not been furnished any offering literature with respect to the Investment or Newco. In addition, no representations or warranties have been made to the Rollover Holder with respect to the Investment or Newco, and the Rollover Holder has not relied upon any such representation or warranty in making this subscription.
(12) The Rollover Holder has such knowledge and experience in financial and business matters that the Rollover Holder is capable of evaluating the merits and risks of the Investment and of making an informed investment decision with respect thereto.
(13) The Rollover Holder is relying on its own investigation and analysis in making the Investment, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof.
(14) The Rollover Holder is not relying on any due diligence investigation that Industrea Acquisition Corp. and/or its Affiliates and advisors may have conducted with respect to the Company or any of its Affiliates. Except to the extent set forth in Annex B of the Rollover Agreement, none of Newco, Industrea Acquisition Corp. and/or its Affiliates, nor any of their respective current or former equity holders, members, managers, partners, officers, directors, employees, affiliates or advisors (i) makes any representation or warranty as to the Information nor represents or warrants the Information as being all-inclusive or to contain all information that may be desirable or required in order to properly evaluate the Investment or (ii) will have any liability with respect to any use or reliance upon any of the Information.
(15) The Rollover Holder is able to bear the economic risks of the Investment and consequently, without limiting the generality of the foregoing, is able to hold the Investment for an indefinite period of time and has sufficient net worth to sustain a loss of the entire Investment in the event such loss should occur.
(16) The Rollover Holder is acquiring the Investment for the Rollover Holder’s own account as principal for investment purposes and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.
(17) The Rollover Holder acknowledges and agrees that except as required to comply with applicable Law, at all times on and after the date hereof, the Rollover Holder shall not (and shall cause the Rollover Holder’s respective controlled Affiliates not to and shall direct the Rollover Holder’s Representatives not to) make any statements to any third party with respect to (a) the Merger Agreement, the existence of the Merger Agreement, the Concrete Merger and Transactions or the existence of the Transaction Documents
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(including this Letter of Transmittal) or (b) any trade secret and other material confidential information concerning the businesses, affairs and assets of the Industrea Parties, the Company or any of their respective Affiliates, including methods or systems of its operation or management, or information regarding its financial matters (collectively, “Confidential Information”); provided, that “Confidential Information” shall not include information which is or becomes generally available to the public other than as a result of an unpermitted disclosure by the Rollover Holder or its Affiliate or Representative or is independently developed by the Rollover Holder or its Affiliate or Representative without the use of Confidential Information, and this provision shall not prohibit (x) disclosures by the Rollover Holder, its Affiliates or Representatives to the Rollover Holder’s Affiliates and the Rollover Holder’s and the Rollover Holder’s Affiliates’ Representatives or (y) if the Rollover Holder or its Affiliates have direct or indirect third-party investors (whether actual or prospective), disclosures to such actual or prospective investors of information regarding the Transactions reasonably necessary in connection with the Rollover Holder’s or its Affiliates’ fundraising activities or to satisfy the Rollover Holder’s customary reporting requirements; provided, further, that in all cases the same are obligated to maintain the confidentiality of the information provided. Notwithstanding the foregoing, in the event that the Rollover Holder is requested or required to disclose any Confidential Information (by oral request or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or other similar legal or regulatory process), the Rollover Holder shall (i) to the extent permitted, as promptly as practicable notify the Industrea Parties and/or the Company of the request or requirement so that the Industrea Parties and/or the Company may seek (at their sole cost and expense) a protective order and (ii) reasonably cooperate (at the sole cost and expense of the Industrea Parties) with the affected Industrea Party and its Affiliates in connection therewith; provided, that none of the Rollover Holder or its Affiliates shall be required to provide such notice to the Industrea Parties or the Company in connection with a routine audit or investigation conducted by a governmental, regulatory or self-regulatory authority that does not primarily relate to the Company, the Industrea Parties or Confidential Information.
(18) The Rollover Holder recognizes that Newco’s issuance and sale of the Investment to the Rollover Holder will be based upon the Rollover Holder’s representations, warranties and covenants set forth above. All representations, warranties and covenants contained in the Rollover Agreement (including this Annex A) shall survive the consummation of the transactions set forth therein.
IV. Certain Restrictions on Transferability
The Rollover Holder acknowledges and agrees that the following restrictions and limitations are applicable to any resale or other transfer of the Investment:
(1) The Investment shall not be sold or otherwise transferred to the extent such sale or transfer is restricted by the Stockholders Agreement and, if so restricted, may only be sold or transferred if the applicable provisions set forth in the Stockholders Agreement are satisfied.
(2) The Investment shall not be sold or otherwise transferred unless in compliance with all applicable securities laws.
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Annex B
NEWCO REPRESENTATIONS
This Annex B is incorporated into that certain Rollover Agreement (the “Rollover Agreement”) to which this Annex B is attached. Capitalized terms used herein but not defined herein have the respective meanings given them in the Rollover Agreement.
(1) Newco is empowered, authorized and qualified to comply with its obligations contained in the Rollover Agreement and the Stockholders Agreement. Each of the Rollover Agreement and the Stockholders Agreement has been, or as of the Rollover Closing will be, duly executed and delivered on behalf of Newco and each constitutes, or as of the Rollover Closing will constitute, the valid and binding agreement of Newco, enforceable against Newco in accordance with its terms.
(2) The execution, delivery and performance of each of the Rollover Agreement and the Stockholders Agreement by Newco does not and will not (i) result in a breach of any of the terms of, or constitute a default under, any agreement to which Newco is a party or by which any of its properties or assets are bound, or require any authorization or approval under or pursuant to the foregoing, or violate any law, order or decree to which Newco is subject, which default or violation would impair Newco’s ability to carry out its obligations under any of the Rollover Agreement and the Stockholders Agreement or (ii) require Newco to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)), other than (x) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act and those required by Nasdaq.
(3) Upon consummation of the Rollover Closing, the Issued Newco Shares, when issued and delivered pursuant to the terms of the Rollover Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under Newco’s certificate of incorporation or the Delaware General Corporation Law. Upon consummation of the Rollover Closing, the Newco Common Shares will be approved for listing, subject only to official notice of the issuance, on Nasdaq under the symbol “BBCP”.
(4) As of the date hereof, the authorized share capital of Industrea consists of 200,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding; (ii) 34,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share (“Warrants”), are issued and outstanding, including 11,100,000 private placement warrants; and (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. As of the date hereof Industrea Alexandria LLC is, and as of immediately prior to the Rollover Closing Industrea Alexandria LLC will be, the record and beneficial owner of no less than 5,750,000 shares of Class B Common Stock. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Subscription Agreements (as defined in the Merger Agreement), the other Rollover Agreements (as defined in the Merger Agreement), the UK Put/Call Agreement and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Industrea or Newco any shares of Common Stock or other equity interests in Industrea or Newco (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, other than with respect to Newco, Concrete Parent, Concrete Merger Sub, and Industrea Merger Sub, Industrea has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Industrea or Newco is a party or by which either is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by Industrea in
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connection with Industrea’s initial public offering on August 1, 2017 pursuant to which Industrea Alexandria LLC and Industrea’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Merger Agreement.
(5) Except for such matters as have not had and would not be reasonably likely to have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Industrea or Newco, threatened against Industrea or Newco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Industrea or Newco.
(6) Assuming the accuracy of the Rollover Holders’ representations and warranties set forth in Annex A, no registration under the Securities Act is required for the offer and issuance of the Issued Newco Shares and/or Converted ISOs by Newco to the Rollover Holders.
(7) Neither Newco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Issued Newco Shares or Converted ISOs.
(8) Newco is not acquiring the Rollover Shares and/or Rollover ISOs as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to Newco in connection with investments in securities generally.
(5) Newco is an “Accredited Investor” (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended).
(6) Newco is able to bear the economic risks of an investment in the Rollover Shares and Rollover ISOs and consequently, without limiting the generality of the foregoing, is able to hold the Rollover Shares and Rollover ISOs for an indefinite period of time and has sufficient net worth to sustain a loss of the entire investment in the Rollover Shares and/or Rollover ISOs in the event such loss should occur.
(7) Newco is acquiring the Rollover Shares and Rollover ISOs for Newco’s own account as principal for investment purposes and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.
(8) All representations, warranties and covenants contained in the Rollover Agreement (including this Annex B) shall survive the consummation of the transactions set forth therein.
E-2-18

SPOUSAL CONSENT
I am the spouse of ______________, an individual party to the Rollover Agreement, dated [________], 2018 (the “Agreement”), by and between Newco and the Rollover Holder (as defined in the Agreement). I acknowledge that I have read the Agreement, and I understand its provisions. I hereby consent to those provisions insofar as I have or may have had any interest in any Rollover Shares (as defined in the Agreement) owned by my spouse and/or me.
I further agree that I will not take, or attempt to take any action (by will, trust or otherwise) which will in any manner defeat or impair the intent and purposes of the Agreement and that any representation, acknowledgement or waiver made by my spouse therein shall be deemed for all purposes my representation, acknowledgement or waiver as well.
I agree that I will bequeath my interest in the Rollover Shares and/or Rollover ISOs, or any part thereof, to my spouse, if I predecease my spouse. I direct that the residuary clause in my will shall not be deemed to apply to my community interest in the Rollover Shares and Rollover ISOs.
Dated: ___________, 2018

Printed Name:
E-2-19

Annex E-3
THE VENDORS
and
LUX CONCRETE HOLDINGS II S.À R.L.
and
CONCRETE PUMPING HOLDINGS ACQUISITION CORP.

SHARE PURCHASE AGREEMENT
related to
CAMFAUD GROUP LIMITED

99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44.20.7710.1000
www.lw.com

Clause	Page
1. DEFINITIONS AND INTERPRETATIOn	E-3-1
2. SALE OF SHARES and existing loans	E-3-5
3. CONSIDERATION	E-3-5
4. [reserved]	E-3-6
5. COMPLETION	E-3-6
6. Waiver; release.	E-3-8
7. WARRANTIES of the Vendors	E-3-8
8. WARRANTIES OF THE PURCHASER AND TOPCO	E-3-9
9. Escrow; holder representative	E-3-9
10. CONFIDENTIALITY AND ANNOUNCEMENTS	E-3-9
11. TERMINATION	E-3-10
12. FURTHER ASSURANCE	E-3-11
13. ENTIRE AGREEMENT AND REMEDIES	E-3-11
14. POST-COMPLETION EFFECT OF AGREEMENT	E-3-11
15. WAIVER AND VARIATION	E-3-11
16. INVALIDITY	E-3-12
17. ASSIGNMENT	E-3-12
18. NOTICES	E-3-14
19. COSTS	E-3-14
20. RIGHTS OF THIRD PARTIES	E-3-14
21. COUNTERPARTS	E-3-14
22. GOVERNING LAW AND JURISDICTION	E-3-14
Schedule 1	E-3-15
The vendors	E-3-15
Schedule 2	E-3-16
PARTICULARS OF THE COMPANY	E-3-16
Schedule 3	E-3-17
COMPLETION OBLIGATIONS	E-3-17
Schedule 4	E-3-18
vendor WARRANTIES	E-3-18
Schedule 5	E-3-19
purchaser and topco WARRANTIES	E-3-19
Schedule 6	E-3-20
Put/Call Agreement	E-3-20
E-3-i

THIS AGREEMENT is made on September 7, 2018
BETWEEN
(1)
THE PERSONS whose names and addresses are set out in Schedule 1 (the “Vendors”);

(2)
LUX CONCRETE HOLDINGS II S.À R.L., a private limited liability company (société à responsabilité limitée), duly incorporated and existing under Luxembourg law, with registered office at 560A, rue de Neudorf, L-2220 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 210789 (the “Purchaser”); and

(3)
CONCRETE PUMPING HOLDINGS ACQUISITION CORP., a corporation incorporated in Delaware (“TopCo”).

WHEREAS
The Vendors wish to sell and the Purchaser wishes to acquire all of the Shares and Existing Loans on the terms of this Agreement.
IT IS AGREED THAT
1.
DEFINITIONS AND INTERPRETATION

1.1
In this Agreement, unless the context otherwise requires:

“Affiliate” means:
(a)
in the case of a person which is a body corporate, any subsidiary undertaking or parent undertaking of that person and any subsidiary undertaking of any such parent undertaking or any entity which manages and/or advises any such entity, in each case from time to time;

(b)
in the case of a person that is an individual, any spouse, co-habitee and/or lineal descendants by blood or adoption or any person or persons acting in its or their capacity as trustee or trustees of a trust of which such individual is the settler or any company controlled directly or indirectly by any aforementioned persons or in which such aforementioned persons have 20% or more of the voting power at a general meeting of such company or 20% or more of the equity share capital of such company;

(c)
any Affiliate of any person in paragraphs (a) and (b) above,

but shall not include the Company;
“Agreed Form” means, in relation to a document, the form of that document initialled by or on behalf of each of the parties for identification;
“Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local;
“Business Day” means a day (other than a Saturday or Sunday) on which banks in the City of London, Luxembourg or the United States are open for ordinary banking business;
“Board” means the board of directors of the Company.
“Camfaud Articles” means the Articles of Association of the Company as in effect on the date hereof.
“Closing Statement” has the meaning given in Clause 5.
“Company” means Camfaud Group Limited, a private limited company incorporated under the laws of England and Wales, with registered number 10473517 and having its registered office at High Road, Thornwood Common, Epping, Essex, United Kingdom, CM16 6LU;
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“Completion” means completion of the sale and purchase of the Shares and Existing Loans in accordance with Clause 5;
“Completion Date” has the meaning given to the term “Closing Date” in the Master Merger Agreement;
“Confidential Information” has the meaning given in Clause 10.1;
“Consideration” means the Share Consideration and the Loan Consideration;
“Corporate Entities” has the meaning given in the definition of  “Put/Call Agreement” below;
“Deed of Termination” means the Agreed Form Deed of Termination due to be executed at Completion which will terminate the Investment Agreement;
“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by Law), title retention or other security agreement or arrangement;
“Enterprise Value” means £88,362,440.
“Enterprise Value Amount” means an amount in sterling equal to the Relevant Percentage of the Enterprise Value.
“Escrow Agent” means Citibank;
“Escrow Agreement” has the meaning given in the Master Merger Agreement.
“Exchange Loan Note Instrument” means the agreed form fixed rate denominated unsecured loan notes to be constituted by the Purchaser pursuant to an instrument dated on or around Completion in the Agreed Form;
“Exchange Loan Notes” means the loan notes constituted by the Exchange Loan Note Instrument;
“Existing Loans” means the aggregate of  (i) the principal of  £3,080,040, (ii) plus the amount of interest accrued on £3,080,040 at the rate of 5% per annum from 17 November 2016 until the Completion Date, owed by the Company to the Vendors pursuant to the terms of the UK Camfaud Acquisition Agreement and/or the UK Oxford Acquisition Agreement;
“GAAP” means UK generally accepted accounting principles.
“Group” has the meaning given in the Camfaud Articles.
“Group Debt” has the meaning given in the Camfaud Articles; provided, that, for purposes of this Agreement, Group Debt shall not include corporation Tax of the Group.
“Holder Representative” has the meaning given in the Master Merger Agreement.
“Investment Agreement” means the investment agreement related to the Company and entered into by certain of the Vendors, Concrete Pumping Holdings, Inc., Lux Concrete Holdings II S.à r.l. and the Company on 17 November 2016;
“Laws” means all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time;
“Master Merger Agreement” means the Agreement and Plan of Merger, dated as of the date hereof, by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation, Industrea Acquisition Corp., a Delaware corporation, Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation, Concrete Pumping Merger Sub Inc., a Delaware corporation, Industrea Acquisition Merger Sub Inc., a Delaware corporation, Parent and PGP Investors, LLC, a Delaware limited liability company;
E-3-2

“Master Merger Completion” has the meaning given to the term “Closing” in the Master Merger Agreement;
“Master Merger Adjustment Escrow Amount” has the meaning given to the term “Adjustment Escrow Amount” in the Master Merger Agreement.
“Master Merger Indemnity Escrow Amount” has the meaning given to the term “Indemnity Escrow Amount” in the Master Merger Agreement.
“Master Merger Escrows” means the Master Merger Adjustment Escrow Amount and the Master Merger Indemnity Escrow Amount.
“Oxford B Share Amount” means an amount in U.S. dollars equal to the Parent Exit Consideration.
“Parent” means Concrete Pumping Holdings, Inc., a Delaware corporation.
“Parent Exit Consideration” means the Relevant Percentage of the difference between (i) Enterprise Value minus (ii) Group Debt.
“PGP” means PGP Investors, LLC, as the initial Holder Representative under the Master Merger Agreement.
“Purchaser Group” means the Purchaser and each of its Affiliates including, for the avoidance of doubt, the Company;
“Purchaser’s Solicitors” means Latham & Watkins (London) LLP of 99 Bishopsgate, London EC2M 3XF;
“Put/Call Agreement” means the Agreed Form Put and Call Options attached hereto at Schedule 6, by and among, the Purchaser, Parent, Lux Concrete Holdings I S.à r.l.., Greystone Pumping Holdings SRL, Brundage-Bone Concrete Pumping, Inc., Concrete Pumping Intermediate Holdings, LLC (the “Corporate Entities”) and the Vendors.
“Relevant Adjustment Escrow Amount” means, with respect to each Vendor selling Shares hereunder, an amount (converted into U.S. dollars) equal to £8,695;
“Relevant Escrow Amount” means, with respect to each Vendor, an amount in U.S. dollars equal to the sum of such Vendor’s Relevant Indemnity Escrow Amount (if any) and such Vendor’s Relevant Adjustment Escrow Amount (if any);
“Relevant Existing Loans” means, with respect to each Vendor, the Existing Loans owing to such Vendor, the principal amount of which is set opposite such Vendor’s name in column 3 of Schedule 1;
“Relevant Indemnity Escrow Amount” means, with respect to each Vendor selling Shares hereunder, an amount (converted into U.S. dollars) equal to £26,509.
“Relevant Rollover Amount” means, with respect to each Vendor the amount (converted into U.S. dollars) equal to the amount in sterling set forth opposite such Vendor’s name in column 4 of Schedule 1.
“Relevant Shares” means the Shares (if any) set opposite the relevant Vendor’s name in column 2 of Schedule 1;
“Relevant Percentage” has the meaning given in the Camfaud Articles.
“Relevant Share Percentage” means, with respect to a Vendor, a fraction expressed as a percentage, equal to (i) the number of such Vendor’s Relevant Shares (if any) divided by (ii) the aggregate of all issued and outstanding Shares.
“Remaining Rollover Amount” means, with respect to a Vendor, an amount in U.S. dollars equal to such Vendor’s Relevant Rollover Amount minus such Vendor’s Share Consideration.
“Representatives” means, in relation to a party, its Affiliates and their respective directors, officers, employees, agents, consultants and advisers;
E-3-3

“Rollover UK Loan Amount” means the sum of all Vendors’ Remaining Rollover Amounts.
“Shares” means the B ordinary shares of  £0.02 each in the Company, all of which have been issued and are fully paid;
“Tax” means:
(a)
all forms of tax, levy, impost, contribution, duty, liability and charge in the nature of taxation (including payment under the Corporation Tax (Instalment Payments) Regulations 1998) and all related withholdings or deductions of any nature (including, for the avoidance of doubt, PAYE and National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere); and

(b)
all related fines, penalties, charges and interest,

imposed or collected by a Tax Authority whether directly or primarily chargeable against, recoverable from or attributable to any of the Purchaser’s Group or another person (and “Taxes” and “Taxation” shall be construed accordingly);
“Tax Authority” means a taxing or other governmental (local or central), state or municipal authority (whether within or outside the United Kingdom) competent to impose a liability for or to collect Tax;
“Transaction” means the transactions contemplated by this Agreement and/or the other Transaction Documents or any part thereof;
“Transaction Documents” means this Agreement and any documents in Agreed Form;
“UK Camfaud Acquisition Agreement” has the meaning given in the Master Merger Agreement;
“UK Escrow Percentage” has the meaning given in the Master Merger Agreement.
“UK Oxford Acquisition Agreement” has the meaning given in the Master Merger Agreement;
“U.S.,” “USA” and “United States” each means the United States of America.
“Vendor Escrow Portion” means, with respect to any release from the Master Merger Adjustment Escrow Amount or the Master Merger Indemnity Escrow Amount, the UK Escrow Percentage of the amount of any such release.
“Vendors’ Solicitors Bank Account” means the bank account at The Royal Bank of Scotland plc with account name Geldards Client Account, account number 22625244 and sort code 15-10-00 (or such other account as the Vendor shall notify to the Purchaser at least five Business Days before the relevant due date for payment);
“Vendors’ Solicitors” means Geldards LLP of The Arc, Enterprise Way, Nottingham, NG2 1EN;
“Warranties” means the warranties of the Vendors given in Clause 7 and Schedule 4; and
“Working Hours” means 9:30 am to 5:30 pm on a Business Day.
1.2
In this Agreement, unless the context otherwise requires:

(a)
every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion provided that, as between the parties, no such amendment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(b)
references to clauses and schedules are references to Clauses of and Schedules to this Agreement, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Agreement include the Schedules;

E-3-4

(c)
references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(d)
references to a “party” means a party to this Agreement and includes its successors in title, personal representatives and permitted assigns;

(e)
references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(f)
references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(g)
references to “sterling”, “pounds sterling” or “£” are references to the lawful currency from time to time of the United Kingdom;

(h)
references to times of the day are to London time unless otherwise stated;

(i)
references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(j)
references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(k)
words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

(l)
general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.

1.3
The headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.4
Each of the schedules to this Agreement shall form part of this Agreement.

1.5
References to this Agreement include this Agreement as amended or varied in accordance with its terms.

1.6
All U.S. dollar amounts herein shall be as converted from sterling based on the then current exchange rate published by the Wall Street Journal on the date of delivery of the Closing Statement hereunder.

2.
SALE OF SHARES and existing loans

On the terms set out in this Agreement each Vendor shall sell and the Purchaser shall purchase the Relevant Shares (if any) and Relevant Existing Loans with effect from Completion, with full title guarantee, free from all Encumbrances, together with all rights attaching to the Relevant Shares (if any) and Relevant Existing Loans as at Completion (including all dividends and distributions declared, paid or made in respect of the Relevant Shares (if any) after the Completion Date).
3.
CONSIDERATION

3.1
The purchase price for the sale by each Vendor of the Relevant Shares held by such Vendor shall be an amount in U.S. dollars equal to such Vendor’s Relevant Share Percentage of the Oxford B Share Amount as set forth in the Closing Statement (the “Share Consideration”).

3.2
The purchase price for the sale by each Vendor of the Relevant Existing Loans shall be an amount equal to the principal outstanding plus accrued and unpaid interest under the Relevant Existing Loans as of the close of business on the day before the Completion Date (the “Loan Consideration”).

E-3-5

3.3
The Share Consideration and Loan Consideration due to each Vendor shall be satisfied as follows:

(a)
The Share Consideration (if any) and a portion of the Loan Consideration due to each Vendor shall be satisfied by the issue of Exchange Loan Notes to that Vendor. The principal amount of each Vendor’s Exchange Loan Note shall be an amount equal to such Vendor’s Share Consideration (if any) plus such Vendor’s Remaining Rollover Amount.

(b)
The remaining portion of the Loan Consideration due to each Vendor not satisfied by the issuance of Exchange Loan Notes pursuant to Clause 3.3(a) above shall be satisfied by:

(i)
the payment at Completion by the Purchaser of the Relevant Escrow Amount (if any), comprised of the Relevant Indemnity Escrow Amount and the Relevant Adjustment Escrow Amount, to the Escrow Agent to form a portion of the Master Merger Indemnity Escrow Amount and Master Merger Adjustment Escrow Amount, respectively, and to be held, disposed of or released in accordance with terms and conditions of the Master Merger Agreement and the Escrow Agreement; and

(ii)
the payment at Completion by the Purchaser to the Vendors’ Solicitors’ Bank Account of the amount of cash equal to the then outstanding principal amount and accrued but unpaid interest under the relevant Existing Loans less the Remaining Rollover Amount and less the Relevant Escrow Amount.

(c)
In the event that the Adjustment Amount (as defined in the Master Merger Agreement) is a positive number, as finally determined in accordance with the terms of the Master Merger Agreement, the Vendors who are selling Shares hereunder shall be entitled to their respective portion of such Adjustment Amount as set forth in, and to be delivered to the Vendors in accordance with, Section 3.4(d) of the Master Merger Agreement (and allocated among the Vendors in accordance with their pro rata share of the Share Consideration).

3.4
Each Vendor irrevocably authorises and instructs:

(a)
the Purchaser to pay all sums due to them under this Agreement in accordance with Clause 3.3;

(b)
the Purchaser, the Holder Representative, and the parties to the Master Merger Agreement to deal with their Relevant Escrow Amount, Master Merger Indemnity Escrow Amount and Master Merger Adjustment Escrow Amount as provided under the terms of the Master Merger Agreement, the Escrow Agreement and Clause 9 below.

3.5
Receipt of the sums to be paid into the Vendors’ Solicitors’ Bank Account in accordance with this Clause 3 on or before the due date for payment shall be a good discharge by the Purchaser of its obligation to make such payments. The Purchaser shall not be concerned with, or have any liability whatsoever with respect to, the apportionment of the cash portion of the Consideration (or any other amount) or for any failure by the Vendors or any other person to apportion such sum in accordance herewith.

3.6
Any payments made by or on behalf of a party to this Agreement in respect of any liability arising pursuant to a warranty or covenant under this Agreement shall, to the extent legally possible, be treated as an adjustment to the Consideration.

4.
[reserved]

5.
COMPLETION

5.1
Completion shall take place on the Completion Date immediately following the Master Merger Completion under the terms of the Master Merger Agreement at the offices of the Purchaser’s Solicitors (or at any other place as agreed in writing by the Vendors and the Purchaser).

5.2
At least three Business Days prior to the Completion Date, the Purchaser, in consultation with the Board, shall deliver a written statement (the “Closing Statement”) setting forth Purchaser’s good faith calculation of  (a) the Enterprise Value, (b) the Parent Exit Consideration (c) Group Debt and (d) with

E-3-6

respect to each Vendor, (i) the principal amount and accrued but unpaid interest of such Vendor’s Relevant Existing Loans, (ii) such Vendor’s Share Consideration, (iii) such Vendor’s Loan Consideration, (iv) the principal amount of such Vendor’s Exchange Loan Notes, (v) such Vendor’s Remaining Rollover Amount, (vi) such Vendor’s Relevant Escrow Amount and Relevant Indemnity Amount and (vii) the remaining cash consideration payable pursuant to Clause 3.3(b)(ii). The Purchaser and the Vendors shall use all reasonable endeavours to consult and attempt to resolve disagreements in good faith in relation to the calculation of Group Debt to be set forth in the Closing Statement prior to delivery thereof; provided, that when delivered in accordance with this Clause 5.2, the Closing Statement shall be used for Completion.
5.3
One Business Day prior to Completion:

(a)
the Vendors shall do or procure the carrying out of all those things listed in paragraph 1 of Schedule 3 and such deliverables will be held in escrow by the Vendors’ Solicitors until Completion and the Vendors’ Solicitors shall confirm receipt of all such deliverables to the Purchaser’s Solicitors; and

(b)
the Purchaser shall do or procure the carrying out of all those things listed in paragraph 2.1(a) and (e) of Schedule 3 and such deliverables will be held in escrow by the Purchaser’s Solicitors until Completion and the Purchaser’s Solicitors shall confirm receipt of all such deliverables to the Vendors’ Solicitors.

5.4
At Completion:

(a)
the Vendors shall do or procure the carrying out of all those things listed in paragraph 1 of Schedule 3;

(b)
the Purchaser shall do or procure the carrying out of all those things listed in paragraph 2 of Schedule 3;

(c)
each Vendor shall (subject to payment of Consideration and issuance of Exchange Loan Notes pursuant to Clause 5.4(b)), enter into and deliver the Put/Call Agreement and execute and deliver the various put option notices attached thereto to exercise his options granted pursuant to the Put/Call Agreement, which will upon their exercise effect the roll up of the Exchange Loan Notes such that each Vendor ultimately holds Common Shares in TopCo and shall execute such instruments of transfer as are required to transfer title to the Exchange Loan Notes pursuant to the exercise of the Vendor’s options under the Put/Call Agreement; and

(d)
the Purchaser shall (subject to payment of Consideration and issuance of Exchange Loan Notes pursuant to Clause 5.4(b)), enter into the Put/Call Agreement which will effect the roll up, on their exercise, of the Exchange Loan Notes such that each Vendor ultimately holds Common Shares in TopCo.

5.5
The parties acknowledge that it is the intention of each of the parties for the subscriptions described in Clause 5.4(c) to be carried out substantially on the same terms set out in the Put/Call Agreement. TopCo shall (i) procure that each of the Corporate Entities to the Put/Call Agreement issue the relevant loan notes and related certificates to the relevant Vendors and enter such Vendors in the register of holders as holders of the relevant amount of such loan notes and (ii) upon receipt of CPIHAC Loan Notes (as defined in the Put/Call Agreement), shall allot and issue Common Shares and related certificates to the Vendors, pursuant to the terms of the Put/Call Agreement.

5.6
All documents and items delivered and payments made in connection with Completion shall be held by the recipient to the order of the person delivering them until such time as Completion takes place.

5.7
Without prejudice to any other rights and remedies the Purchaser may have, the Purchaser shall not be obliged to complete the sale and purchase of any of the Shares or Existing Loans unless the sale and purchase of all of the Shares and Existing Loans by the Purchaser pursuant to the terms of this Agreement is completed simultaneously.

5.8
Without prejudice to Clause 11.1 and to any other rights and remedies the Purchaser may have, if the Vendors do not comply with their obligations under Clause 5.4(a) the Purchaser may proceed to

E-3-7

Completion as far as practicable (without limiting its right to claim damages in respect of the breach or any other rights and remedies it may have) or defer Completion to a date being not more than 20 Business Days following the date on which Completion would otherwise have taken place (so that the provisions of this Clause 5 shall apply to Completion so deferred) provided that such deferral may only occur once.
6.
Waiver; release.

6.1
Each Vendor acknowledges and agrees that, from and after Completion, such Vendor shall have no rights with respect to his or her Relevant Shares or Relevant Existing Loans. The transactions contemplated hereby (including the payment and delivery of the Share Consideration and the Loan Consideration on the terms set forth herein) are intended by the parties to satisfy in full all obligations owed to the Vendors under the Camfaud Articles (including 30.3 thereof) and the Relevant Existing Loans arising in connection with the Master Merger Agreement. To the extent the purchase and sale of the Relevant Shares or Relevant Existing Loans or the other transactions contemplated hereby are inconsistent with, are prohibited by or constitute a variance from the terms of the Camfaud Articles, Relevant Existing Loans or any related documentation, the Vendors hereby waive any rights or claims relating to such inconsistency, prohibition or variance. In furtherance of the foregoing, and subject to the Completion and effective as of the Completion, each Vendor, on behalf of such Vendor and such Vendor’s successors, assigns, next-of-kin, representatives, administrators, executors, agents and any other person or entity claiming by, through, or under any of the foregoing, unconditionally and irrevocably releases, waives and forever discharges each of the Company, Purchaser or any of their respective Affiliates (including PGP) to the fullest extent permitted by law, any from any and all claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) on or prior to the Completion Date, but excluding Retained Claims (collectively, “Claims”), it may have with respect to its Relevant Shares and Relevant Existing Loans, including, without limitation, any Claims that the purchase and sale of the Relevant Shares hereunder was not completed in accordance with the Camfaud Articles or that the purchase and sale of the Relevant Existing Loans was not completed in accordance with the terms of the Relevant Existing Loans. Notwithstanding the foregoing, nothing in this Clause 6 shall relieve any person from any claim arising from or in connection with this Agreement, the Put/Call Agreement, any other agreement entered into by each Vendor in connection with his or her entry into this Agreement or the Vendors rights (if any) under the UK Camfaud Acquisition Agreement or the UK Oxford Acquisition Agreement to any Contingent Deferred Consideration (as such term is defined in the UK Camfaud Acquisition Agreement and UK Oxford Acquisition Agreement) (collectively, “Retained Claims”).

7.
WARRANTIES of the Vendors

7.1
Each Vendor warrants to the Purchaser as at the date of this Agreement in the terms set out in Schedule 4.

7.2
Each Vendor undertakes to the Purchaser that as at the date of this Agreement and as at Completion:

(a)
the Shares constitute all of the shares in the Company held by the Vendors; and

(b)
the Existing Loans constitute all of the outstanding indebtedness to the applicable Vendor by the Company (other than any unpaid salary or other sums due to the Vendors from the Company in connection with the Vendor’s employment).

7.3
The Warranties are deemed to be repeated immediately before Completion by reference to the facts and circumstances then existing and any reference made to the date of this Agreement (whether express or implied) in relation to any Warranty shall be construed, in relation to such repetition, as a reference to the Completion Date.

7.4
Each Vendor acknowledges that the Purchaser is entering into this Agreement on the basis of and in express reliance on the Warranties.

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8.
WARRANTIES OF THE PURCHASER AND TOPCO

8.1
The Purchaser warrants to the Vendors as at the date of this Agreement in the terms set out in paragraphs 1.1 to 1.4 of Schedule 5. The warranties so given by the Purchaser are deemed to be repeated immediately before Completion by reference to the facts and circumstances then existing and any reference made to the date of this Agreement (whether express or implied) in relation to any Warranty shall be construed, in relation to such repetition, as a reference to the Completion Date.

8.2
TopCo warrants to the Vendors as at the date of this Agreement in the terms set out in paragraphs 1.5 to 1.8 Schedule 5. The warranties so given by TopCo are deemed to be repeated immediately before Completion by reference to the facts and circumstances then existing and any reference made to the date of this Agreement (whether express or implied) in relation to any Warranty shall be construed, in relation to such repetition, as a reference to the Completion Date.

9.
Escrow; holder representative

9.1
The Vendors selling Shares hereunder acknowledge that the Relevant Indemnity Escrow Amount and the Relevant Adjustment Escrow Amount will form a portion of the Master Merger Indemnity Escrow Amount and Master Merger Adjustment Escrow Amount, respectively, that may be used as a source of funds to satisfy certain indemnification and purchase price adjustment obligations, respectively, pursuant to the Master Merger Agreement as more fully set forth therein. Each such Vendor acknowledges and agrees that he shall be entitled to receive his Relevant Share Percentage of the Vendor Escrow Portion of any releases from the Master Merger Escrows, or payment of its pro rata share of any positive Adjustment Amount, subject to and in accordance with, and only at the times and in the amounts set forth in, the Master Merger Agreement and the Escrow Agreement.

9.2
The Vendors acknowledge PGP is the initial Holder Representative under the Master Merger Agreement, and that the Holder Representative is entitled to take certain actions with respect to the release and disposition of the Master Merger Escrows and to take certain other actions with respect to the purchase price adjustment and indemnification pursuant to the Master Merger Agreement as more fully set forth therein. Each Vendor has read and understands the terms and conditions of the Master Merger Agreement and hereby ratifies the appointment of PGP Investors, LLC as the Holder Representative on his or her, or its behalf pursuant to, and in accordance with, the Master Merger Agreement. Article XI of the Master Merger Agreement is hereby incorporated by reference to apply to the Vendors mutatis mutandis with respect to all matters under the Master Merger Agreement relating to indemnification, purchase price adjustment or that may otherwise affect or impact the release or disposition of the Master Merger Escrows.

10.
CONFIDENTIALITY AND ANNOUNCEMENTS

10.1
Subject to Clause 10.4, each party:

(a)
shall treat as strictly confidential:

(i)
the provisions of this Agreement and the other Transaction Documents and the process of their negotiation;

(ii)
in the case of the Vendors, any information received or held by the Vendors or any of its Representatives which relates to the Purchaser Group or, following Completion, the Company,

(together “Confidential Information”); and
(b)
shall not, except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), make use of  (save for the purposes of performing its obligations under this Agreement) or disclose to any person (other than its Representatives and providers of finance for the purposes of the Transaction in accordance with Clause 10.2) any Confidential Information.

10.2
Each party undertakes that it shall only disclose Confidential Information to Representatives and providers of finance for the purposes of the Transaction where it is reasonably required for the

E-3-9

purposes of performing its obligations under this Agreement, the Master Merger Agreement or the other Transaction Documents and only where such recipients are informed of the confidential nature of the Confidential Information and the provisions of this Clause 10 and instructed to comply with this Clause 10 as if they were a party to it.
10.3
The Vendors shall not make any announcement (including any communication to the public, to any customers suppliers or employees of the Company) concerning the subject matter of this Agreement without the prior written consent of the Purchaser (which shall not be unreasonably withheld or delayed).

10.4
Nothing in this Clause 10 shall prevent or restrict the Purchaser or any of its Affiliates, or any of their respective directors, officers, employees, agents, consultants and advisers from passing any information to:

(a)
any purchaser or potential purchaser of the Company or the Purchaser Group and any parent undertaking of the Purchaser;

(b)
any provider of finance to the Purchaser Group, including (provided they have a duty to keep such information confidential) their advisors;

(c)
any general partner, limited partner, trustee, nominee or manager of, or adviser to, the Purchaser or of or to any of its Affiliates, or any investor or potential investor in any of them, or any provider of finance to any such general partner, limited partner, investor or potential investor or any of their advisers;

(d)
any co-investment scheme of the Purchaser or any of its Affiliates or any person holding shares under such scheme or entitled to the benefit of shares under such scheme; or

(e)
any company or fund (including any unit trust, investment trust, limited partnership or general partnership) which is advised by, or the assets of which are managed by (whether solely or jointly with others), the Purchaser or its Affiliates or in respect of which such person is a general partner, or which is advised or managed by such person’s general partner, trustee, nominee, manager or adviser, or any potential investors in any such company or fund or any potential such company or fund.

10.5
Clause 10.1 and 10.3 shall not apply if and to the extent that the party using or disclosing Confidential Information or making such announcement can demonstrate that:

(a)
such disclosure or announcement is required by Law or by any stock exchange or any supervisory, regulatory, governmental or anti-trust body (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction;

(b)
such disclosure or announcement is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by Clause 17; or

(c)
the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this Clause 10.5.

10.6
The provisions of this Clause 10 shall survive termination of this Agreement or Completion, as the case may be, and shall continue indefinitely regardless of whether this Agreement is terminated.

11.
TERMINATION

11.1
Where:

(a)
the Master Merger Agreement has been validly terminated prior to the Master Merger Completion;

(b)
the Vendors are in breach of any of the Warranties as given at the date of this Agreement;

(c)
the Vendors are in breach of any of their obligations under Clause 5.4(a) or Schedule 2; or

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(d)
there would be, if Completion were to occur, a breach of one or more of the Warranties as repeated immediately before Completion under Clause 7.2,

the Purchaser may at any time at or prior to Completion (in addition to and without prejudice to any other rights and remedies it may have) serve written notice on the Vendor terminating this Agreement without liability on its part, in which case this Agreement shall cease to have effect immediately except for the provisions of Clauses 1, 9, 11, 13 and 15 to 22.1 and any rights or liabilities that have accrued prior to termination under this Agreement.
12.
FURTHER ASSURANCE

The Vendors shall, at their own cost, promptly execute and deliver all such documents and do all such things and provide all such information and assistance, as the Purchaser may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement and to secure for the Purchaser the full benefit of the rights, powers and remedies conferred upon it under this Agreement.
13.
ENTIRE AGREEMENT AND REMEDIES

13.1
This Agreement and the other Transaction Documents together set out the entire agreement between the parties relating to the sale and purchase of the Shares and, save to the extent expressly set out in this Agreement or any other Transaction Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. This Clause shall not exclude any liability for or remedy in respect of fraudulent misrepresentation.

13.2
If there is any conflict between the terms of this Agreement and any other agreement, this Agreement shall prevail (as between the parties to this Agreement and as between the Vendors, their Affiliates and any members of the Purchaser Group) unless:

(a)
such other agreement expressly states that it overrides this Agreement in the relevant respect; and

(b)
the Vendors and the Purchaser are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement in that respect.

13.3
The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law.

14.
POST-COMPLETION EFFECT OF AGREEMENT

Notwithstanding Completion:
(a)
each provision of this Agreement and any other Transaction Document not performed at or before Completion but which remains capable of performance;

(b)
the Warranties; and

(c)
all covenants, indemnities and other undertakings and assurances contained in or entered into pursuant to this Agreement or any other Transaction Document will remain in full force and effect and, except as otherwise expressly provided, without limit in time.
15.
WAIVER AND VARIATION

15.1
A failure or delay by a party to exercise any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

15.2
A waiver of any right or remedy under this Agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

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15.3
No variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to this Agreement. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied or amended.

16.
INVALIDITY

Where any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Agreement and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.
17.
ASSIGNMENT

17.1
Except as provided in this Clause 17 or as the parties specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it.

17.2
Subject to Clause 17.3, the Purchaser may assign the benefit of this Agreement and/or of any other Transaction Document to which it is a party, in whole or in part, to, and it may be enforced by:

(a)
any member of the Purchaser Group;

(b)
any third party which is the legal and/or beneficial owner from time to time of any or all of the Shares or the assets of any of the Group Companies as if such person was the Purchaser under this Agreement; or

(c)
any bank or financial institution lending money or making other banking facilities available to the Purchaser, by way of security, or any refinancing thereof.

Any such person to whom an assignment is made under this Clause 17.2 may itself make an assignment as if it were the Purchaser under this Clause 17.2.
17.3
Any assignment made pursuant to this Clause 17 shall be on the basis that:

(a)
the Vendor may discharge its obligations under this Agreement to the assignor until it receives notice of the assignment;

(b)
the liability of the Vendor to any assignee shall not be greater than its liability to the Purchaser; and

(c)
the Purchaser will remain liable for any obligations under this Agreement.

18.
NOTICES

18.1
Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 18.2 and served:

(a)
by courier, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier; or

(b)
by e-mail, in which case it shall be deemed to have been given when despatched unless an automated response or bounce back is received; provided that any notice despatched outside Working Hours shall be deemed given at the start of the next period of Working Hours.

E-3-12

18.2
Notices under this Agreement shall be sent for the attention of the person and to the address, or e-mail address, subject to Clause 18.3, as set out below:

For the Vendors:
Name:
Brendan Murphy

Address:
High Road, Thornwood Common, Epping, Essex, United Kingdom, CM16 6LU

E-mail address:
brendan.murphy@camfaud.co.uk

with a copy to:
Name:
Geldards LLP

For the attention of:
Paul Feenan

Address:
The Arc, Enterprise Way, Nottingham, NG2 1EN

E-mail address:
paul.feenan@geldards.com

For the Purchaser:
Name:
Lux Concrete Holdings II S.à r.l. c/o Concrete Pumping Holdings, Inc.

For the attention of:
Mary Ellen Kanoff, General Counsel

Address:
10250 Constellation Blvd #2230, Los Angeles, CA 90067

E-mail address:
mkanoff@peninsulapacific.com

with a copy to:
Name:
Latham & Watkins LLP

For the attention of:
Jason Silvera, Sean Denvir

Address:
10250 Constellation Blvd #1100, Los Angeles, CA 90067

E-mail address:
jason.silvera@lw.com; sean.denvir@lw.com

For TopCo:
Name:
Concrete Pumping Holdings Acquisition Corp. c/o Industrea Acquisition Corp.

For the attention of:
Tariq Osman

Address:
28 W. 44th Street, Suite 501, New York, New York 10036

E-mail address:
tosman@argandequity.com

with a copy to:
Name:
Winston & Strawn LLP

For the attention of:
Dominick P. DeChiara, Bryan C. Goldstein

Address:
200 Park Avenue, New York, New York 10166

E-mail address:
ddechiara@winston.com, bgoldstein@winston.com

E-3-13

18.3
Any party to this Agreement may notify the other party of any change to its address or other details specified in Clause 18.1 provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

19.
COSTS

Each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement and all other Transaction Documents. Stamp Duty payable as a result of the sale of the Relevant Shares shall be borne by the Purchaser.
20.
RIGHTS OF THIRD PARTIES

20.1
The specified third party beneficiaries of the undertakings referred to in Clauses 3.4, 6.1 and 16, shall, in each case, have the right to enforce the relevant terms by reason of the Contracts (Rights of Third Parties) Act 1999.

20.2
Except as provided in Clause 20.1, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

21.
COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.
22.
GOVERNING LAW AND JURISDICTION

22.1
This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

22.2
The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

22.3
For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

E-3-14

Schedule 1
The vendors
Vendor name	B Ordinary Shares (number)	Existing Loans (principal amount)	Relevant Rollover Amount
David Faud		£	£
Peter Faud		£	£
Brendan Murphy		£	£
Damian Shepherd		£	£
Evelyn Murphy		£	£
TOTAL		£	£
E-3-15

Schedule 2
PARTICULARS OF THE COMPANY
Company Name	Camfaud Group Limited
Registered Number	10473517
Registered Office	High Road, Thornwood Common, Epping, Essex, United Kingdom, CM16 6LU
Date and Place of Incorporation	10 November 2016, England
Directors	Robert Ray Buck
Scott Anthony Farquhar
David Anthony Faud
David Robert Holmes
Matthew Marc Homme
John Gregory Hudek
Mary Ellen Kanoff
Martin Brent Stevens
Bruce Franklin Young
Issued Share Capital	887,999 A Ordinary Shares of £0.01
12,000 B Ordinary Shares of £0.02
Accounting Reference Date	31 October
Auditors	RSM UK Audit LLP
Tax Residence	UK
E-3-16

Schedule 3
COMPLETION OBLIGATIONS
1.
VENDORS’ OBLIGATIONS

1.1
At Completion the Vendors shall:

(a)
deliver to the Purchaser or procure the delivery to the Purchaser of:

(i)
all documents, duly executed and/or endorsed where required, required to enable title to all of the Shares to pass into the name of the Purchaser (or its nominees);

(ii)
share certificates, or equivalent documents in the relevant jurisdiction, in respect of all of the Shares, or an indemnity in Agreed Form for any lost share certificates;

(iii)
such waivers or consents as the Purchaser may require to enable the Purchaser (or its nominees) to be registered as holders of the Shares;

(iv)
irrevocable powers of attorney in Agreed Form given by the Vendors in favour of the Purchaser (or its nominees) in respect of rights attaching to the Shares;

(v)
the original of any power of attorney in Agreed Form under which any document to be delivered to the Purchaser under this paragraph 1 has been executed; and

(vi)
a counterpart of the Deed of Termination duly executed by the Vendors.

2.
PURCHASER’S OBLIGATIONS

2.1
At Completion the Purchaser shall subject to due performance by the Vendors of their obligations under Clause 5.3(a) and paragraph 1 of this Schedule 3:

(a)
a counterpart of the Deed of Termination duly executed by the Purchaser and the Company;

(b)
pay or cause to be paid into the Vendors’ Solicitors’ Bank Account the amount required in accordance with Clause 3.3(b)(ii) in respect of each Vendor;

(c)
pay or cause to be paid into the Escrow Agent the amount required in accordance with Clause 3.3(a)(i) in respect of each Vendor;

(d)
issue to each Vendor such principal amount of Exchange Loan Notes as required in accordance with Clause 3.3(a) and provide executed certificates in respect of such Exchange Loan Notes; and

(e)
deliver to the Vendors a copy of a board resolution of the Purchaser approving the Transaction and the execution by the Purchaser of the Transaction Documents and any other documents referred to in this Agreement.

E-3-17

Schedule 4
vendor WARRANTIES
1.1
The Vendor has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents in accordance with their terms.

1.2
This Agreement and the other Transaction Documents constitute (or shall constitute when executed) valid, legal and binding obligations on the Vendor in the terms of the Agreement and such other Transaction Documents.

1.3
The execution and delivery of this Agreement and the other Transaction Documents by the Vendor and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, any agreement or instrument to which the Vendor is a party or by which it is bound, or any Law, order or judgment that applies to or binds any such person or any of its property.

1.4
No consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority is required to be obtained, or made, by the Vendor to authorise the execution or performance of this Agreement by such persons.

1.5
The Vendor is the sole legal and beneficial owner of the Shares set opposite his name in column 2 of Schedule 1 and is entitled to transfer the legal and beneficial title to such Shares on the terms set out in this Agreement. Such Shares are fully paid up and free from Encumbrances and there is no agreement or commitment to give such Encumbrances.

1.6
The Vendor is the sole legal and beneficial owner of the Existing Loans set opposite his name in column 3 of Schedule 1 and is entitled to transfer the legal and beneficial title to such Existing Loans on the terms set out in this Agreement. Such Existing Loans are free from Encumbrances and there is no agreement or commitment to give such Encumbrances.

1.7
The Vendor warrants that he has never been the subject of a bankruptcy order, had a bankruptcy petition filed against him or entered into an individual voluntary arrangement with his creditors.

E-3-18

Schedule 5
purchaser and topco WARRANTIES
1.1
The Purchaser is validly incorporated, in existence and duly registered under the laws of its country of incorporation.

1.2
The Purchaser has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents in accordance with their terms.

1.3
This Agreement and the other Transaction Documents constitute (or shall constitute when executed) valid, legal and binding obligations on the Purchaser in accordance with their terms.

1.4
The execution and delivery of this Agreement and the other Transaction Documents by the Purchaser and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Purchaser, any agreement or instrument to which the Purchaser is a party or by which it is bound, or any Law or order that applies to or binds the Purchaser or any of its property.

1.5
Topco is validly incorporated, in existence and duly registered under the laws of its country of incorporation.

1.6
Topco has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party in accordance with their terms.

1.7
This Agreement and the other Transaction Documents to which Topco is a party constitute (or shall constitute when executed) valid, legal and binding obligations on Topco in accordance with their terms.

1.8
The execution and delivery of this Agreement and the other Transaction Documents to which Topco is a party by Topco and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of Topco, any agreement or instrument to which Topco is a party or by which it is bound, or any Law or order that applies to or binds Topco or any of its property.

E-3-19

Schedule 6
Put/Call Agreement
__________ 20
THE MANAGERS
CONCRETE PUMPING HOLDINGS ACQUISITION CORPORATION
CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP.
CONCRETE PUMPING HOLDINGS, INC.
CONCRETE PUMPING INTERMEDIATE HOLDINGS, LLC
BRUNDAGE-BONE CONCRETE PUMPING, INC.
GREYSTONE PUMPING HOLDINGS SRL
LUX CONCRETE HOLDINGS I S.À R.L.
and
LUX CONCRETE HOLDINGS II S.À R.L.

PUT AND CALL OPTIONS

99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44.20.7710.1000
www.lw.com

CONTENTS
Clause	Page
1. DEFINITIONS AND INTERPRETATION	E-3-24
2. GRANT OF THE LUX I OPTIONS	E-3-28
3. LUX I OPTION PERIOD	E-3-28
4. EXERCISE OF LUX I PUT OPTION	E-3-29
5. EXERCISE OF LUX I CALL OPTION	E-3-29
6. LUX I CONSIDERATION	E-3-29
7. LUX I COMPLETION	E-3-29
8. GRANT OF THE GPHS OPTIONS	E-3-30
9. GPHS OPTION PERIOD	E-3-30
10. EXERCISE OF GPHS PUT OPTION	E-3-30
11. EXERCISE OF GPHS CALL OPTION	E-3-30
12. GPHS CONSIDERATION	E-3-31
13. GPHS COMPLETION	E-3-31
14. GRANT OF THE BCPI OPTIONS	E-3-31
15. BCPI OPTION PERIOD	E-3-31
16. EXERCISE OF BCPI PUT OPTION	E-3-32
17. EXERCISE OF BCPI CALL OPTION	E-3-32
18. BCPI CONSIDERATION	E-3-32
19. BCPI COMPLETION	E-3-32
20. GRANT OF THE CPLLC OPTIONS	E-3-33
21. CPLLC OPTION PERIOD	E-3-33
22. EXERCISE OF CPLLC PUT OPTION	E-3-33
23. EXERCISE OF CPLLC CALL OPTION	E-3-33
24. CPLLC CONSIDERATION	E-3-34
25. CPLLC COMPLETION	E-3-34
26. GRANT OF THE CPHI OPTIONS	E-3-34
27. CPHI OPTION PERIOD	E-3-34
28. EXERCISE OF CPHI PUT OPTION	E-3-35
29. EXERCISE OF CPHI CALL OPTION	E-3-35
30. CPHI CONSIDERATION	E-3-35
31. CPHI COMPLETION	E-3-35
32. GRANT OF THE CPIHAC OPTIONS	E-3-36
33. CPIHAC OPTION PERIOD	E-3-36
34. EXERCISE OF CPIHAC PUT OPTION	E-3-36
35. EXERCISE OF CPIHAC CALL OPTION	E-3-37
36. CPIHAC CONSIDERATION	E-3-37
37. CPIHAC COMPLETION	E-3-37
38. GRANT OF THE CPHAC OPTIONS	E-3-37
39. CPHAC OPTION PERIOD	E-3-38
E-3-21

Clause	Page
40. EXERCISE OF CPHAC PUT OPTION	E-3-38
41. EXERCISE OF CPHAC CALL OPTION	E-3-38
42. CPHAC CONSIDERATION	E-3-38
43. CPHAC COMPLETION	E-3-38
44. TERMINATION	E-3-39
45. Tax	E-3-39
46. WARRANTIES	E-3-39
47. COMPANY PROTECTION	E-3-40
48. FURTHER ASSURANCE	E-3-41
49. ENTIRE AGREEMENT AND REMEDIES	E-3-41
50. NOTICE	E-3-41
51. GENERAL	E-3-41
52. COUNTERPARTS	E-3-42
53. GOVERNING LAW AND JURISDICTION	E-3-42
Schedule 1 MANAGERS	E-3-43
Schedule 2 Lux I EXERCISE NOTICE	E-3-44
Schedule 3 GPHS EXERCISE NOTICE	E-3-45
Schedule 4 BCPI EXERCISE NOTICE	E-3-46
Schedule 5 CPLLC EXERCISE NOTICE	E-3-47
Schedule 6 CPHI EXERCISE NOTICE	E-3-48
Schedule 7 CPIHAC EXERCISE NOTICE	E-3-49
Schedule 8 CPHAC EXERCISE NOTICE	E-3-50
Schedule 9 stockholders agreement	E-3-51
Schedule 10 manager warranties	E-3-52
Schedule 11 CPHAC warranties	E-3-54
E-3-22

THIS DEED is made on __________20
BETWEEN
(1)
THE MANAGERS, being those persons whose names and addresses are set out in Schedule 1 (the “Managers”);

(2)
CONCRETE PUMPING HOLDINGS ACQUISITION CORPORATION., a [•] incorporated in [•] with registered number [•] and having its registered office at [•] (“CPHAC”);

(3)
CONCRETE PUMPING INTERMEDIATE ACQUISITION CORP., a [•] incorporated in [•] with registered number [•] and having its registered office at [•] (“CPIHAC”);

(4)
CONCRETE PUMPING HOLDINGS, INC., a [•] incorporated in [•] with registered number [•] and having its registered office at [•] (“CPHI”);

(5)
CONCRETE PUMPING INTERMEDIATE HOLDINGS, LLC, a [•] incorporated in [•] with registered number [•] and having its registered office at [•] (“CPLLC”);

(6)
BRUNDAGE-BONE CONCRETE PUMPING, INC., a [•] incorporated in [•] with registered number [•] and having its registered office at [•] (“BCPI”);

(7)
GREYSTONE PUMPING HOLDINGS SRL, a [•] incorporated in [•] with registered number [•] and having its registered office at [•] (“GPHS”);

(8)
LUX CONCRETE HOLDINGS I S.À R.L., a [•] incorporated in [•] with registered number [•] and having its registered office at [•] (“Lux I”); and

(9)
LUX CONCRETE HOLDINGS II S.À R.L., a [•] incorporated in [•] with registered number [•] and having its registered office at [•] (“Lux II”).

WHEREAS
(A)
The Managers shall be issued Lux II Loan Notes pursuant to Clause [•] of the SPA.

(B)
Lux I has agreed to grant a put option in favour of each of the Managers in respect of his Lux II Loan Notes, and each of the Managers has agreed to grant a call option in respect of his Lux II Loan Notes in favour of Lux I, on the terms of this Deed.

(C)
GPHS has agreed to grant a put option in favour of each of the Managers in respect of his Lux I Loan Notes, and each of the Managers has agreed to grant a call option in respect of his Lux I Loan Notes in favour of GPHS, on the terms of this Deed.

(D)
BCPI has agreed to grant a put option in favour of each of the Managers in respect of his GPHS Loan Notes, and each of the Managers has agreed to grant a call option in respect of his GPHS Loan Notes in favour of BCPI, on the terms of this Deed.

(E)
CPLLC has agreed to grant a put option in favour of each of the Managers in respect of his BCPI Loan Notes, and each of the Managers has agreed to grant a call option in respect of his BCPI Loan Notes in favour of CPLLC, on the terms of this Deed.

(F)
CPHI has agreed to grant a put option in favour of each of the Managers in respect of his CPLLC Loan Notes, and each of the Managers has agreed to grant a call option in respect of his CPLLC Loan Notes in favour of CPHI, on the terms of this Deed.

(G)
CPIHAC has agreed to grant a put option in favour of each of the Managers in respect of his CPHI Loan Notes, and each of the Managers has agreed to grant a call option in respect of his CPHI Loan Notes in favour of CPIHAC, on the terms of this Deed.

(H)
CPHAC has agreed to grant a put option in favour of each of the Managers in respect of his CPIHAC Loan Notes, and each of the Managers has agreed to grant a call option in respect of his CPIHAC Loan Notes in favour of CPHAC, on the terms of this Deed.

E-3-23

IT IS AGREED THAT
1.
DEFINITIONS AND INTERPRETATION

1.1
In this Deed, unless the context otherwise requires:

“Affiliate” means:
(a)
in the case of a person that is a body corporate, any subsidiary undertaking or parent undertaking of that person and any subsidiary undertaking of any such parent undertaking or any entity which manages and/or advises any such entity, in each case from time to time;

(b)
in the case of a person that is an individual, any spouse, co-habitee and/or lineal descendants by blood or adoption or any person or persons acting in its or their capacity as trustee or trustees of a trust of which such individual is the settler or any company controlled directly or indirectly by any aforementioned persons or in which such aforementioned persons have 20 per cent. or more of the voting power at a general meeting of such company or 20 per cent. or more of the equity share capital of such company; and

(c)
any Affiliate of any person in paragraphs (a) and (b) above,

“Authority” has the meaning set out in the SPA;
“B Ordinary Shares” has the meaning set out in the Investment Agreement;
“BCPI Call Option” means the call option granted to BCPI by Clause 15.2;
“BCPI Completion” means the completion of the sale and purchase of the GPHS Loan Notes;
“BCPI Exercise Date” means the date of service of the BCPI Exercise Notice;
“BCPI Exercise Notice” means the written notice given in accordance with Clause 16.1 or 17.1 substantially in the form set out in Schedule 4;
“BCPI Lapse” means lapse of the BCPI Put Option in accordance with Clause 15.1 or the BCPI Call Options in accordance with Clause 15.2;
“BCPI Loan Note Instrument” means the deed constituting the BCPI Loan Notes to be entered into by BCPI in the Agreed Form;
“BCPI Loan Notes” means the 0.1 per cent. loan notes in an aggregate principal amount of  £[•] constituted by the BCPI Loan Note Instrument in the Agreed Form;
“BCPI Put Option” means the option granted to the Managers by Clause 16.1;
“Business Day” means a day other than a Saturday or Sunday or a public holiday in England and Wales, Luxembourg and the United States;
“CPHAC Call Option” means the call option granted to CPHAC by Clause 39.2;
“CPHAC Common Shares” means shares of common stock, par value $0.0001 per share, of CPHAC;
“CPHAC Completion” means the completion of the sale and purchase of the CPIHAC Loan Notes;
“CPHAC Exercise Date” means the date of service of the CPHAC Exercise Notice;
“CPHAC Exercise Notice” means the written notice given in accordance with Clause 40.1 or 41.1 substantially in the form set out in Schedule 8];
“CPHAC Lapse” means lapse of the CPHAC Put Option in accordance with Clause 39.1 or the CPHAC Call Options in accordance with Clause 39.2;
“CPHAC Put Option” means the option granted to the Managers by Clause 39.1;
“CPHAC Stockholders Agreement” means a Stockholders Agreement, substantially in the form attached hereto Schedule 9, by and among Industrea Alexandria LLC, a Delaware limited liability company, CPHAC and the other parties thereto;
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“CPHI Call Option” means the call option granted to CPHI by Clause 26.2;
“CPHI Completion” means the completion of the sale and purchase of the CPLLC Loan Notes;
“CPHI Exercise Date” means the date of service of the CPHI Exercise Notice;
“CPHI Exercise Notice” means the written notice given in accordance with Clause 28.1 or 29.1 substantially in the form set out in Schedule 6;
“CPHI Lapse” means lapse of the CPHI Put Option in accordance with Clause 27.1 or the CPHI Call Options in accordance with Clause 27.2;
“CPHI Loan Note Instrument” means the deed constituting the CPHI Loan Notes to be entered into by CPHI in the Agreed Form;
“CPHI Loan Notes” means the 0.1 per cent. loan notes in an aggregate principal amount of  £[•] constituted by the CPHI Loan Note Instrument in the Agreed Form;
“CPHI Put Option” means the option granted to the Managers by Clause 26.1;
“CPIHAC Call Option” means the call option granted to CPIHAC by Clause 32.2;
“CPIHAC Completion” means the completion of the sale and purchase of the CPHI Loan Notes;
“CPIHAC Exercise Date” means the date of service of the CPIHAC Exercise Notice;
“CPIHAC Exercise Notice” means the written notice given in accordance with Clause 34.1 or 35.1 substantially in the form set out in Schedule 7;
“CPIHAC Lapse” means lapse of the CPIHAC Put Option in accordance with Clause 33.1 or the CPIHAC Call Options in accordance with Clause 33.2;
“CPIHAC Loan Note Instrument” means the deed constituting the CPIHAC Loan Notes to be entered into by CPIHAC in the Agreed Form;
“CPIHAC Loan Notes” means the 0.1 per cent. loan notes in an aggregate principal amount of  £[•] constituted by the CPIHAC Loan Note Instrument in the Agreed Form;
“CPIHAC Put Option” means the option granted to the Managers by Clause 32.1;
“CPLLC Exercise Date” means the date of service of the CPLLC Exercise Notice;
“CPLLC Exercise Notice” means the written notice given in accordance with Clause 22.1 or 23.1 substantially in the form set out in Schedule 5;
“CPLLC Lapse” means lapse of the CPLLC Put Option in accordance with Clause 21.1 or the CPLLC Call Options in accordance with Clause 21.2;
“CPLLC Loan Note Instrument” means the deed constituting the CPLLC Loan Notes to be entered into by CPLLC in the Agreed Form;
“CPLLC Loan Notes” means the 0.1 per cent. loan notes in an aggregate principal amount of  £[•] constituted by the CPLLC Loan Note Instrument in the Agreed Form;
“CPLLC Put Option” means the option granted to the Managers by Clause 20.1;
“Encumbrances” means a mortgage, charge, lien, option, pledge, claim, equitable right, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third-party interest, encumbrance or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing, and “Encumber” shall be construed accordingly;
“GPHS Call Option” means the call option granted to GPHS by Clause 8.2;
“GPHS Completion” means the completion of the sale and purchase of the Lux I Loan Notes;
“GPHS Exercise Date” means the date of service of the GPHS Exercise Notice;
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“GPHS Exercise Notice” means the written notice given in accordance with Clause 10.1 or 11.1 substantially in the form set out in Schedule 3;
“GPHS Lapse” means lapse of the GPHS Put Option in accordance with Clause 9.1 or the CPHI Call Options in accordance with Clause 9.2;
“GPHS Loan Note Instrument” means the deed constituting the GPHS Loan Notes to be entered into by GPHS in the Agreed Form;
“GPHS Loan Notes” means the 0.1 per cent. loan notes in an aggregate principal amount of  £[•] constituted by the GPHS Loan Note Instrument in the Agreed Form;
“GPHS Put Option” means the option granted to the Managers by Clause 8.1;
“Group” means Lux II, any presently existing or future holding company or undertaking of Lux II and any presently existing or future subsidiaries and subsidiary undertakings of Lux II or such holding company or undertaking;
“Group Company” means any company within the Group;
“Industrea” means Industrea Acquisition Corp., a Delaware corporation;
“Investment Agreement” means an agreement to be entered into on or around the date of this deed between, amongst others, the Managers, [•] and [•];
“Lapse” means each of the Lux I Lapse, the GPHS Lapse, the BCPI Lapse, the CPLLC Lapse, the CPHI Lapse, the CPIHAC Lapse and the CPHAC Lapse;
“Law” means all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and of other laws of, or having effect in, any jurisdiction from time to time;
“Lux I Call Option” means the call option granted to Lux I by Clause 2.2;
“Lux I Completion” means the completion of the sale and purchase of the Lux II Loan Notes;
“Lux I Exercise Date” means the date of service of the Lux I Exercise Notice;
“Lux I Exercise Notice” means the written notice given in accordance with Clause 4.1 or 5.1 substantially in the form set out in Schedule 2;
“Lux I Lapse” means lapse of the Lux I Put Option in accordance with Clause 3.1 or the Lux I Call Options in accordance with Clause 3.2;
“Lux I Loan Note Instrument” means the deed constituting the Lux I Loan Notes to be entered into by Lux I in the Agreed Form;
“Lux I Loan Notes” means the 0.1 per cent. loan notes in an aggregate principal amount of  £[•] constituted by the Lux I Loan Note Instrument in the Agreed Form;
“Lux I Put Option” means the option granted to the Managers by Clause 2.1;
“Lux II Loan Note Instrument” means the deed constituting the Lux II Loan Notes to be entered into by Lux II in the Agreed Form;
“Lux II Loan Notes” means the 0.1 per cent. loan notes in an aggregate principal amount of  £[•] constituted by the Lux II Loan Note Instrument in the Agreed Form;
“Master Merger Agreement” has the meaning given in the SPA;
“Nasdaq” means the Nasdaq Stock Market;
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“Option” means each of the Lux I Call Option, the Lux I Put Option, the GPHS Call Option, the GPHS Put Option, the BCPI Call Option, the BCPI Put Option, the CPLLC Call Option, the CPLLC Put Option, the CPHI Call Option, the CPHI Put Option, the CPIHAC Call Option, the CPIHAC Call Option, the CPHAC Call Option and the CPHAC Put Option;
“Preference Shares” has the meaning set out in the Investment Agreement;
“Rollover Loan Notes” means the Lux I Loan Notes, Lux II Loan Notes, GPHS Loan Notes, BCPI Loan Notes, CPLLC Loan Notes, CPHI Loan Notes and CPIHAC Loan Notes;
“Securities Act” means the United States Securities Act of 1933, as amended;
“SPA” means the share purchase agreement between, amongst others, Lux II and the Managers dated [•];
“SPA Completion” means the completion of the sale and purchase of the shares of Camfaud Group Limited pursuant to the SPA; and
“Tax” means (a) all forms of income tax, employment-related withholding tax, National Insurance contributions, social security contributions and employment-related taxes and all related withholdings or deductions of a similar nature; and (b) all related fines, penalties, charges and interest, in each case, whether directly or primarily chargeable against, recoverable from or attributable to any person (and “Taxes” and “Taxation” shall be construed accordingly).
1.2
In this Deed, unless the context otherwise requires:

(a)
“holding company” and “subsidiary” mean “holding company” and “subsidiary”, respectively, as defined in section 1159 of the Companies Act 2006 and “subsidiary undertaking” means “subsidiary undertaking” as defined in section 1162 of the Companies Act 2006;

(b)
every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion, provided that, as between the parties, no such amendment or modification shall apply for the purposes of this Deed to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(c)
references to Clauses and Schedules are references to clauses of and schedules to this Deed, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Deed include the Schedules;

(d)
references to the singular shall include the plural and vice versa, and references to one gender include any other gender;

(e)
references to a “party” mean a party to this Deed and include its successors in title, personal representatives and permitted assigns;

(f)
references to a “person” include any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(g)
references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(h)
references to “sterling”, “pounds sterling” or “£” are references to the lawful currency from time to time of the United Kingdom;

(i)
references to “dollar”, “USD” or “$” are references to the lawful currency from time to time of the United States of America;

(j)
for the purposes of applying a reference to a monetary sum expressed in sterling, an amount in a different currency shall be deemed to be an amount in sterling translated into pounds sterling at

E-3-27

the mid-point pound spot rate applicable to that non-sterling currency at close of business in London on the relevant date (or, if such day is not a Business Day, on the Business Day immediately preceding such day) as shown in the Financial Times (London First Edition) published on the following day or if the Financial Times (London First Edition) is not published on that day, the middle point spot rate quoted by Barclays Bank plc at the close of business on the preceding Business Day for pounds sterling;
(k)
references to times of the day are to London time unless otherwise stated;

(l)
references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(m)
references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdictions other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(n)
words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

(o)
general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words, and the words “includes” and “including” shall be construed without limitation.

1.3
The headings and sub-headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

1.4
References to this Deed include this Deed as amended or varied in accordance with its terms.

LUX I PUT AND CALL OPTION
2.
GRANT OF THE LUX I OPTIONS

2.1
Conditional upon SPA Completion, Lux I grants to the Managers an option to require Lux I to purchase all (but not some only) of the Lux II Loan Notes on the terms set out in this Deed.

2.2
Conditional upon SPA Completion, the Managers grant to Lux I an option to purchase all (but not some only) of the Lux II Loan Notes on the terms set out in this Deed.

2.3
The Lux II Loan Notes shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of Lux I Completion.

2.4
Each of the Managers irrevocably waives any right of pre-emption and other restriction on transfer in respect of the Lux II Loan Notes conferred on him under the articles of association of Lux II or otherwise so as to permit the sale and purchase of the Lux II Loan Notes in accordance with this Deed.

3.
LUX I OPTION PERIOD

3.1
The Lux I Put Option may only be exercised between SPA Completion and one Business Day after SPA Completion, failing which the Lux I Put Option will lapse.

3.2
The Lux I Call Option may only be exercised between the time that the Lux I Put Option lapses pursuant to Clause 3.1 and two Business Days after SPA Completion, failing which the Lux I Call Option will lapse.

3.3
If both of the Lux I Put Option and the Lux I Call Option lapse pursuant to this Clause 3, all rights and obligations of the parties under this Deed shall terminate except for the provisions of Clauses 49 to 53 inclusive and any rights and liabilities that have accrued prior to that time.

3.4
For the purposes of Clause 3.1 and Clause 3.2, the date of exercise of the Lux I Put Option or the Lux I Call Option is the date on which the Lux I Exercise Notice is served.

E-3-28

4.
EXERCISE OF LUX I PUT OPTION

4.1
Subject to Clause 3.1, the Lux I Put Option shall be exercised only by the Managers giving Lux I a Lux I Exercise Notice which shall include:

(a)
the date on which the Lux I Exercise Notice is given;

(b)
a statement to the effect that the Managers are exercising the Lux I Put Option; and

(c)
a signature by or on behalf of each Manager.

4.2
The Lux I Put Option may be exercised only in respect of all of the Lux II Loan Notes.

4.3
Once given, a Lux I Exercise Notice may not be revoked without the written consent of Lux I.

5.
EXERCISE OF LUX I CALL OPTION

5.1
Subject to Clause 3.2, the Lux I Call Option shall be exercised only by Lux I giving the Managers a Lux I Exercise Notice which shall include:

(a)
the date on which the Lux I Exercise Notice is given;

(b)
a statement to the effect that Lux I is exercising the Lux I Call Option; and

(c)
a signature by or on behalf of Lux I.

5.2
The Lux I Call Option may be exercised only in respect of all of the Lux II Loan Notes.

5.3
Once given, a Lux I Exercise Notice may not be revoked without the written consent of the Managers.

6.
LUX I CONSIDERATION

The consideration payable by Lux I on exercise of the Lux I Put Option or the Lux I Call Option shall be the issue of the Lux I Loan Notes to the Managers in the same proportions as the Lux II Loan Notes are held by such Managers prior to such exercise.
7.
Lux I COMPLETION

7.1
Lux I Completion shall take place at Latham & Watkins, 99 Bishopsgate, London, EC2M 3XF on the Lux I Exercise Date or such later date as the parties may agree in writing.

7.2
At Lux I Completion, Lux I shall issue the Lux I Loan Notes to the Managers in accordance with Clause 6.

7.3
The Managers shall deliver to Lux I at Lux I Completion:

(a)
transfer forms in respect of the Lux II Loan Notes, duly completed in favour of Lux I; and

(b)
loan note certificates in respect of such Lux II Loan Notes.

7.4
If Lux I has complied with its obligation to issue the Lux I Loan Notes in accordance with Clause 7.2 and the Managers fail to comply with their obligations under Clause 7.3, any director of Lux II may give a good discharge for the consideration on behalf of the Managers and may execute and deliver to Lux I a transfer of the Lux II Loan Notes on behalf of the Managers. Each Manager hereby:

(a)
irrevocably and by way of security for his obligations under this Deed appoints any one director of Lux II nominated in writing by Lux I as its attorney following the exercise of the Lux I Put Option or Lux I Call Option to execute, on such Manager’s behalf, a transfer of the Lux II Loan Notes in favour of Lux I and to execute such other documents and do all such other acts as may be necessary to transfer title to the Lux II Loan Notes to Lux I; and

(b)
authorises the directors of Lux II to approve the registration of such transfers or other documents.

E-3-29

GP
HS PUT AND CALL OPTION

8.
GRANT OF THE GPHS OPTIONS

8.1
Conditional upon SPA Completion, GPHS grants to the Managers an option to require GPHS to purchase all (but not some only) of the Lux I Loan Notes on the terms set out in this Deed.

8.2
Conditional upon SPA Completion, the Managers grant to GPHS an option to purchase all (but not some only) of the Lux I Loan Notes on the terms set out in this Deed.

8.3
The Lux I Loan Notes shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of GPHS Completion.

8.4
Each of the Managers irrevocably waives any right of pre-emption and other restriction on transfer in respect of the Lux I Loan Notes conferred on him under the articles of association of Lux I or otherwise so as to permit the sale and purchase of the Lux I Loan Notes in accordance with this Deed.

9.
GPHS OPTION PERIOD

9.1
The GPHS Put Option may only be exercised between Lux I Completion and one Business Day after Lux I Completion, failing which the GPHS Put Option will lapse.

9.2
The GPHS Call Option may only be exercised between the time that the GPHS Put Option lapses pursuant to Clause 9.1 and two Business Days after Lux I Completion, failing which the GPHS Call Option will lapse.

9.3
If both the GPHS Put Option and the GPHS Call Option lapse pursuant to this Clause 9, all rights and obligations of the parties under this Deed shall terminate except for the provisions of Clauses 49 to 53 inclusive and any rights and liabilities that have accrued prior to that time.

9.4
For the purposes of Clause 9.1 and Clause 9.2, the date of exercise of the GPHS Put Option or the GPHS Call Option is the date on which the GPHS Exercise Notice is served.

10.
EXERCISE OF GPHS PUT OPTION

10.1
Subject to Clause 9.1, the GPHS Put Option shall be exercised only by the Managers giving GPHS a GPHS Exercise Notice which shall include:

(a)
the date on which the GPHS Exercise Notice is given;

(b)
a statement to the effect that the Managers are exercising the GPHS Put Option; and

(c)
a signature by or on behalf of each Manager.

10.2
The GPHS Put Option may be exercised only in respect of all of the Lux I Loan Notes.

10.3
Once given, a GPHS Exercise Notice may not be revoked without the written consent of GPHS.

11.
EXERCISE OF GPHS CALL OPTION

11.1
Subject to Clause 9.2, the GPHS Call Option shall be exercised only by GPHS giving the Managers a GPHS Exercise Notice which shall include:

(a)
the date on which the GPHS Exercise Notice is given;

(b)
a statement to the effect that GPHS is exercising the GPHS Call Option; and

(c)
a signature by or on behalf of GPHS.

11.2
The GPHS Call Option may be exercised only in respect of all of the Lux I Loan Notes.

11.3
Once given, a GPHS Exercise Notice may not be revoked without the written consent of the Managers.

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12.
GPHS CONSIDERATION

The consideration payable by GPHS on exercise of the GPHS Put Option or the GPHS Call Option shall be the issue of the GPHS Loan Notes to the Managers in the same proportions as the Lux I Loan Notes are held by such Managers prior to such exercise.
13.
GPHS COMPLETION

13.1
GPHS Completion shall take place at Latham & Watkins, 99 Bishopsgate, London, EC2M 3XF on the GPHS Exercise Date or such later date as the parties may agree in writing.

13.2
At GPHS Completion, GPHS shall issue the GPHS Loan Notes to the Managers in accordance with Clause 12.

13.3
The Managers shall deliver to GPHS at GPHS Completion:

(a)
transfer forms in respect of the Lux I Loan Notes, duly completed in favour of GPHS; and

(b)
loan note certificates in respect of such Lux I Loan Notes.

13.4
If GPHS has complied with its obligation to issue the GPHS Loan Notes in accordance with Clause 13.2 and the Managers fail to comply with their obligations under Clause 13.3, any director of Lux I may give a good discharge for the consideration on behalf of the Managers and may execute and deliver to GPHS a transfer of the Lux I Loan Notes on behalf of the Managers. Each Manager hereby:

(a)
irrevocably and by way of security for his obligations under this Deed appoints any one director of Lux I nominated in writing by GPHS as its attorney following the exercise of the GPHS Put Option or GPHS Call Option to execute, on such Manager’s behalf, a transfer of the Lux I Loan Notes in favour of GPHS and to execute such other documents and do all such other acts as may be necessary to transfer title to the Lux I Loan Notes to GPHS; and

(b)
authorises the directors of Lux I to approve the registration of such transfers or other documents.

BCPI PUT AND CALL OPTION
14.
GRANT OF THE BCPI OPTIONS

14.1
Conditional upon SPA Completion, BCPI grants to the Managers an option to require BCPI to purchase all (but not some only) of the GPHS Loan Notes on the terms set out in this Deed.

14.2
Conditional upon SPA Completion, the Managers grant to BCPI an option to purchase all (but not some only) of the GPHS Loan Notes on the terms set out in this Deed.

14.3
The GPHS Loan Notes shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of BCPI Completion.

14.4
Each of the Managers irrevocably waives any right of pre-emption and other restriction on transfer in respect of the GPHS Loan Notes conferred on him under the articles of association of GPHS or otherwise so as to permit the sale and purchase of the GPHS Loan Notes in accordance with this Deed.

15.
BCPI OPTION PERIOD

15.1
The BCPI Put Option may only be exercised between GPHS Completion and one Business Day after GPHS Completion, failing which the BCPI Put Option will lapse.

15.2
The BCPI Call Option may only be exercised between the time that the BCPI Put Option lapses pursuant to Clause 15 and two Business Days after GPHS Completion, failing which the BCPI Call Option will lapse.

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15.3
If both the BCPI Put Option and the BCPI Call Option lapse pursuant to this Clause 15, all rights and obligations of the parties under this Deed shall terminate except for the provisions of Clauses 49 to 53 inclusive and any rights and liabilities that have accrued prior to that time.

15.4
For the purposes of Clause 15.1 and Clause 15.2, the date of exercise of the BCPI Put Option or the BCPI Call Option is the date on which the BCPI Exercise Notice is served.

16.
EXERCISE OF BCPI PUT OPTION

16.1
Subject to Clause 21.1, the BCPI Put Option shall be exercised only by the Managers giving BCPI a BCPI Exercise Notice which shall include:

(a)
the date on which the BCPI Exercise Notice is given;

(b)
a statement to the effect that the Managers are exercising the BCPI Put Option; and

(c)
a signature by or on behalf of each Manager.

16.2
The BCPI Put Option may be exercised only in respect of all of the GPHS Loan Notes.

16.3
Once given, a BCPI Exercise Notice may not be revoked without the written consent of BCPI.

17.
EXERCISE OF BCPI CALL OPTION

17.1
Subject to Clause 15, the BCPI Call Option shall be exercised only by BCPI giving the Managers a BCPI Exercise Notice which shall include:

(a)
the date on which the BCPI Exercise Notice is given;

(b)
a statement to the effect that BCPI is exercising the BCPI Call Option; and

(c)
a signature by or on behalf of BCPI.

17.2
The BCPI Call Option may be exercised only in respect of all of the GPHS Loan Notes.

17.3
Once given, a BCPI Exercise Notice may not be revoked without the written consent of the Managers.

18.
BCPI CONSIDERATION

The consideration payable by BCPI on exercise of the BCPI Put Option or the BCPI Call Option shall be the issue of the BCPI Loan Notes to the Managers in the same proportions as the GPHS Loan Notes are held by such Managers prior to such exercise.
19. BCPI COMPLETION
19.1
BCPI Completion shall take place at Latham & Watkins, 99 Bishopsgate, London, EC2M 3XF on the BCPI Exercise Date or such later date as the parties may agree in writing.

19.2
At BCPI Completion, BCPI shall issue the BCPI Loan Notes to the Managers in accordance with Clause 18.

19.3
The Managers shall deliver to BCPI at BCPI Completion:

(a)
transfer forms in respect of the GPHS Loan Notes, duly completed in favour of BCPI; and

(b)
loan note certificates in respect of such GPHS Loan Notes.

19.4
If BCPI has complied with its obligation to issue the BCPI Loan Notes in accordance with Clause 19.2 and the Managers fail to comply with their obligations under Clause 19.3, any director of GPHS may give a good discharge for the consideration on behalf of the Managers and may execute and deliver to BCPI a transfer of the GPHS Loan Notes on behalf of the Managers. Each Manager hereby:

(a)
irrevocably and by way of security for his obligations under this Deed appoints any one director of GPHS nominated in writing by BCPI as its attorney following the exercise of the BCPI Put

E-3-32

Option or BCPI Call Option to execute, on such Manager’s behalf, a transfer of the GPHS Loan Notes in favour of BCPI and to execute such other documents and do all such other acts as may be necessary to transfer title to the GPHS Loan Notes to BCPI; and
(b)
authorises the directors of GPHS to approve the registration of such transfers or other documents.

CPLLC PUT AND CALL OPTION
20.
GRANT OF THE CPLLC OPTIONS

20.1
Conditional upon SPA Completion, CPLLC grants to the Managers an option to require CPLLC to purchase all (but not some only) of the BCPI Loan Notes on the terms set out in this Deed.

20.2
Conditional upon SPA Completion, the Managers grant to CPLLC an option to purchase all (but not some only) of the BCPI Loan Notes on the terms set out in this Deed.

20.3
The BCPI Loan Notes shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of CPLLC Completion.

20.4
Each of the Managers irrevocably waives any right of pre-emption and other restriction on transfer in respect of the BCPI Loan Notes conferred on him under the articles of association of BCPI or otherwise so as to permit the sale and purchase of the BCPI Loan Notes in accordance with this Deed.

21.
CPLLC OPTION PERIOD

21.1
The CPLLC Put Option may only be exercised between BCPI Completion and one Business Day after BCPI Completion, failing which the CPLLC Put Option will lapse.

21.2
The CPLLC Call Option may only be exercised between the time that the CPLLC Put Option lapses pursuant to Clause 21.1 and two Business Days after BCPI Completion, failing which the CPLLC Call Option will lapse.

21.3
If both the CPLLC Put Option and the CPLLC Call Option lapse pursuant to this Clause 21, all rights and obligations of the parties under this Deed shall terminate except for the provisions of Clauses 49 to 53 inclusive and any rights and liabilities that have accrued prior to that time.

21.4
For the purposes of Clause 21.1 and Clause 21.2, the date of exercise of the CPLLC Put Option or the CPLLC Call Option is the date on which the CPLLC Exercise Notice is served.

22.
EXERCISE OF CPLLC PUT OPTION

22.1
Subject to Clause 21.1, the CPLLC Put Option shall be exercised only by the Managers giving CPLLC a CPLLC Exercise Notice which shall include:

(a)
the date on which the CPLLC Exercise Notice is given;

(b)
a statement to the effect that the Managers are exercising the CPLLC Put Option; and

(c)
a signature by or on behalf of each Manager.

22.2
The CPLLC Put Option may be exercised only in respect of all of the BCPI Loan Notes.

22.3
Once given, a CPLLC Exercise Notice may not be revoked without the written consent of CPLLC.

23.
EXERCISE OF CPLLC CALL OPTION

23.1
Subject to Clause 21.2, the CPLLC Call Option shall be exercised only by CPLLC giving the Managers a CPLLC Exercise Notice which shall include:

(a)
the date on which the CPLLC Exercise Notice is given;

(b)
a statement to the effect that CPLLC is exercising the CPLLC Call Option; and

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(c)
a signature by or on behalf of CPLLC.

23.2
The CPLLC Call Option may be exercised only in respect of all of the BCPI Loan Notes.

23.3
Once given, a CPLLC Exercise Notice may not be revoked without the written consent of the Managers.

24.
CPLLC CONSIDERATION

The consideration payable by CPLLC on exercise of the CPLLC Put Option or the CPLLC Call Option shall be the issue of the CPLLC Loan Notes to the Managers in the same proportions as the BCPI Loan Notes are held by such Managers prior to such exercise.
25.
CPLLC COMPLETION

25.1
CPLLC Completion shall take place at Latham & Watkins, 99 Bishopsgate, London, EC2M 3XF on the CPLLC Exercise Date or such later date as the parties may agree in writing.

25.2
At CPLLC Completion, CPLLC shall issue the CPLLC Loan Notes to the Managers in accordance with Clause 24.

25.3
The Managers shall deliver to CPLLC at CPLLC Completion:

(a)
transfer forms in respect of the BCPI Loan Notes, duly completed in favour of CPLLC; and

(b)
loan note certificates in respect of such BCPI Loan Notes.

25.4
If CPLLC has complied with its obligation to issue the CPLLC Loan Notes in accordance with Clause 25.2 and the Managers fail to comply with their obligations under Clause 25.3, any director of BCPI may give a good discharge for the consideration on behalf of the Managers and may execute and deliver to CPLLC a transfer of the BCPI Loan Notes on behalf of the Managers. Each Manager hereby:

(a)
irrevocably and by way of security for his obligations under this Deed appoints any one director of BCPI nominated in writing by CPLLC as its attorney following the exercise of the CPLLC Put Option or CPLLC Call Option to execute, on such Manager’s behalf, a transfer of the BCPI Loan Notes in favour of CPLLC and to execute such other documents and do all such other acts as may be necessary to transfer title to the BCPI Loan Notes to CPLLC; and

(b)
authorises the directors of BCPI to approve the registration of such transfers or other documents.

CPHI PUT AND CALL OPTION
26.
GRANT OF THE CPHI OPTIONS

26.1
Conditional upon SPA Completion, CPHI grants to the Managers an option to require CPHI to purchase all (but not some only) of the CPLLC Loan Notes on the terms set out in this Deed.

26.2
Conditional upon SPA Completion, the Managers grant to CPHI an option to purchase all (but not some only) of the CPLLC Loan Notes on the terms set out in this Deed.

26.3
The CPLLC Loan Notes shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of CPHI Completion.

26.4
Each of the Managers irrevocably waives any right of pre-emption and other restriction on transfer in respect of the CPLLC Loan Notes conferred on him under the articles of association of CPLLC or otherwise so as to permit the sale and purchase of the CPLLC Loan Notes in accordance with this Deed.

27.
CPHI OPTION PERIOD

27.1
The CPHI Put Option may only be exercised between CPLLC Completion and one Business Day after CPLLC Completion, failing which the CPHI Put Option will lapse.

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27.2
The CPHI Call Option may only be exercised between the time that the CPHI Put Option lapses pursuant to Clause 27.1 and two Business Days after CPLLC Completion, failing which the CPHI Call Option will lapse.

27.3
If both the CPHI Put Option and the CPHI Call Option lapse pursuant to this Clause 27, all rights and obligations of the parties under this Deed shall terminate except for the provisions of Clauses 49 to 53 inclusive and any rights and liabilities that have accrued prior to that time.

27.4
For the purposes of Clause 27.1 and Clause 27.2, the date of exercise of the CPHI Put Option or the CPHI Call Option is the date on which the CPHI Exercise Notice is served.

28.
EXERCISE OF CPHI PUT OPTION

28.1
Subject to Clause 27.1, the CPHI Put Option shall be exercised only by the Managers giving CPHI a CPHI Exercise Notice which shall include:

(a)
the date on which the CPHI Exercise Notice is given;

(b)
a statement to the effect that the Managers are exercising the CPHI Put Option; and

(c)
a signature by or on behalf of each Manager.

28.2
The CPHI Put Option may be exercised only in respect of all of the CPLLC Loan Notes.

28.3
Once given, a CPHI Exercise Notice may not be revoked without the written consent of CPHI.

29.
EXERCISE OF CPHI CALL OPTION

29.1
Subject to Clause 27.2, the CPHI Call Option shall be exercised only by CPHI giving the Managers a CPHI Exercise Notice which shall include:

(a)
the date on which the CPHI Exercise Notice is given;

(b)
a statement to the effect that CPHI is exercising the CPHI Call Option; and

(c)
a signature by or on behalf of CPHI.

29.2
The CPHI Call Option may be exercised only in respect of all of the CPLLC Loan Notes.

29.3
Once given, a CPHI Exercise Notice may not be revoked without the written consent of the Managers.

30.
CPHI CONSIDERATION

The consideration payable by CPHI on exercise of the CPHI Put Option or the CPHI Call Option shall be the issue of the CPHI Loan Notes to the Managers in the same proportions as the CPLLC Loan Notes are held by such Managers prior to such exercise.
31.
CPHI COMPLETION

31.1
PHI Completion shall take place at Latham & Watkins, 99 Bishopsgate, London, EC2M 3XF on the CPHI Exercise Date or such later date as the parties may agree in writing.

31.2
At CPHI Completion, CPHI shall issue the CPHI Loan Notes to the Managers in accordance with Clause 30.

31.3
The Managers shall deliver to CPHI at CPHI Completion:

(a)
transfer forms in respect of the CPLLC Loan Notes, duly completed in favour of Lux I; and

(b)
loan note certificates in respect of such CPLLC Loan Notes.

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31.4
If CPHI has complied with its obligation to issue the CPHI Loan Notes in accordance with Clause 31.2 and the Managers fail to comply with their obligations under Clause 31.3, any director of CPLLC may give a good discharge for the consideration on behalf of the Managers and may execute and deliver to CPHI a transfer of the CPLLC Loan Notes on behalf of the Managers. Each Manager hereby:

(a)
irrevocably and by way of security for his obligations under this Deed appoints any one director of CPLLC nominated in writing by CPHI as its attorney following the exercise of the CPHI Put Option or CPHI Call Option to execute, on such Manager’s behalf, a transfer of the CPLLC Loan Notes in favour of CPHI and to execute such other documents and do such other acts as may be necessary to transfer title to the CPLLC Loan Notes to CPHI; and

(b)
authorises the directors of CPLLC to approve the registration of such transfers or other documents.

CPIHAC PUT AND CALL OPTION
32.
GRANT OF THE CPIHAC OPTIONS

32.1
Conditional upon SPA Completion, CPIHAC grants to the Managers an option to require CPIHAC to purchase all (but not some only) of the CPHI Loan Notes on the terms set out in this Deed.

32.2
Conditional upon SPA Completion, the Managers grant to CPIHAC an option to purchase all (but not some only) of the CPHI Loan Notes on the terms set out in this Deed.

32.3
The CPHI Loan Notes shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of CPIHAC Completion.

32.4
Each of the Managers irrevocably waives any right of pre-emption and other restriction on transfer in respect of the CPHI Loan Notes conferred on him under the articles of association of CPHI or otherwise so as to permit the sale and purchase of the CPHI Loan Notes in accordance with this Deed.

33.
CPIHAC OPTION PERIOD

33.1
The CPIHAC Put Option may only be exercised between CPHI Completion and one Business Day after CPHI Completion, failing which the CPIHAC Put Option will lapse.

33.2
The CPIHAC Call Option may only be exercised between the time that the CPIHAC Put Option lapses pursuant to Clause 33.1 and two Business Days after CPHI Completion, failing which the CPIHAC Call Option will lapse.

33.3
If both the CPIHAC Put Option and the CPIHAC Call Option lapse pursuant to this Clause 33, all rights and obligations of the parties under this Deed shall terminate except for the provisions of Clauses 49 to 53 inclusive and any rights and liabilities that have accrued prior to that time.

33.4
For the purposes of Clause 33.1 and Clause 33.2, the date of exercise of the CPIHAC Put Option or the CPIHAC Call Option is the date on which the CPIHAC Exercise Notice is served.

34.
EXERCISE OF CPIHAC PUT OPTION

34.1
Subject to Clause 33.1, the CPIHAC Put Option shall be exercised only by the Managers giving CPIHAC a CPIHAC Exercise Notice which shall include:

(a)
the date on which the CPIHAC Exercise Notice is given;

(b)
a statement to the effect that the Managers are exercising the CPIHAC Put Option; and

(c)
a signature by or on behalf of each Manager.

34.2
The CPIHAC Put Option may be exercised only in respect of all of the CPHI Loan Notes.

34.3
Once given, a CPIHAC Exercise Notice may not be revoked without the written consent of CPIHAC.

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35.
EXERCISE OF CPIHAC CALL OPTION

35.1
Subject to Clause 33.2, the CPIHAC Call Option shall be exercised only by CPIHAC giving the Managers a CPIHAC Exercise Notice which shall include:

(a)
the date on which the CPIHAC Exercise Notice is given;

(b)
a statement to the effect that CPIHAC is exercising the CPIHAC Call Option; and

(c)
a signature by or on behalf of CPIHAC.

35.2
The CPIHAC Call Option may be exercised only in respect of all of the CPHI Loan Notes.

35.3
Once given, a CPIHAC Exercise Notice may not be revoked without the written consent of the Managers.

36.
CPIHAC CONSIDERATION

The consideration payable by CPIHAC on exercise of the CPIHAC Put Option or the CPIHAC Call Option shall be the issue of the CPIHAC Loan Notes to the Managers in the same proportions as the CPHI Loan Notes are held by such Managers prior to such exercise.
37.
CPIHAC COMPLETION

37.1
CPIHAC Completion shall take place at Latham & Watkins, 99 Bishopsgate, London, EC2M 3XF on the CPIHAC Exercise Date or such later date as the parties may agree in writing.

37.2
At CPIHAC Completion, CPIHAC shall issue the CPIHAC Loan Notes to the Managers in accordance with Clause 36.

37.3
The Managers shall deliver to CPIHAC at CPIHAC Completion:

(a)
transfer forms in respect of the CPHI Loan Notes, duly completed in favour of CPIHAC; and

(b)
loan note certificates in respect of such CPHI Loan Notes.

37.4
If CPIHAC has complied with its obligation to issue the CPIHAC Loan Notes in accordance with Clause 37.2 and the Managers fail to comply with their obligations under Clause 37.3, any director of CPHI may give a good discharge for the consideration on behalf of the Managers and may execute and deliver to CPIHAC a transfer of the CPHI Loan Notes on behalf of the Managers. Each Manager hereby:

(a)
irrevocably and by way of security for his obligations under this Deed appoints any one director of CPHI nominated in writing by CPIHAC as its attorney following the exercise of the CPIHAC Put Option or CPIHAC Call Option to execute, on such Manager’s behalf, a transfer of the CPHI Loan Notes in favour of CPIHAC and to execute such other documents and do all such other acts as may be necessary to transfer title to the CPHI Loan Notes to CPIHAC; and

(b)
authorises the directors of CPHI to approve the registration of such transfers or other documents.

CPHAC PUT AND CALL OPTION
38.
GRANT OF THE CPHAC OPTIONS

38.1
Conditional upon SPA Completion, CPHAC grants to the Managers an option to require CPHAC to purchase all (but not some only) of the CPIHAC Loan Notes on the terms set out in this Deed.

38.2
Conditional upon SPA Completion, the Managers grant to CPHAC an option to purchase all (but not some only) of the CPIHAC Loan Notes on the terms set out in this Deed.

38.3
The CPIHAC Loan Notes shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of CPHAC Completion.

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38.4
Each of the Managers irrevocably waives any right of pre-emption and other restriction on transfer in respect of the CPIHAC Loan Notes conferred on him under the articles of association of CPIHAC or otherwise so as to permit the sale and purchase of the CPIHAC Loan Notes in accordance with this Deed.

39.
CPHAC OPTION PERIOD

39.1
The CPHAC Put Option may only be exercised between CPIHAC Completion and one Business Day after CPIHAC Completion, failing which the CPHAC Put Option will lapse.

39.2
The CPHAC Call Option may only be exercised between the time that the CPHAC Put Option lapses pursuant to Clause 39.1 and two Business Days after CPIHAC Completion, failing which the CPHAC Call Option will lapse.

39.3
If both the CPHAC Put Option and the CPHAC Call Option lapse pursuant to this Clause 39, all rights and obligations of the parties under this Deed shall terminate except for the provisions of Clauses 49 to 53 inclusive and any rights and liabilities that have accrued prior to that time.

39.4
For the purposes of Clause 39.1 and Clause 39.2, the date of exercise of the CPHAC Put Option or the CPHAC Call Option is the date on which the CPHAC Exercise Notice is served.

40.
EXERCISE OF CPHAC PUT OPTION

40.1 Subject to Clause 39.1, the CPHAC Put Option shall be exercised only by the Managers giving CPHAC a CPHAC Exercise Notice which shall include:
(a)
the date on which the CPHAC Exercise Notice is given;

(b)
a statement to the effect that the Managers are exercising the CPHAC Put Option; and

(c)
a signature by or on behalf of each Manager.

40.2
The CPHAC Put Option may be exercised only in respect of all of the CPIHAC Loan Notes.

40.3
Once given, a CPHAC Exercise Notice may not be revoked without the written consent of CPHAC.

41.
EXERCISE OF CPHAC CALL OPTION

41.1
Subject to Clause 39.1, the CPHAC Call Option shall be exercised only by CPHAC giving the Managers a CPHAC Exercise Notice which shall include:

(a)
the date on which the CPHAC Exercise Notice is given;

(b)
a statement to the effect that CPHAC is exercising the CPHAC Call Option; and

(c)
a signature by or on behalf of CPHAC.

41.2
The CPHAC Call Option may be exercised only in respect of all of the CPIHAC Loan Notes.

41.3
Once given, a CPHAC Exercise Notice may not be revoked without the written consent of the Managers.

42.
CPHAC CONSIDERATION

The consideration payable by CPHAC to each Manager on exercise of the CPHAC Put Option or the CPHAC Call Option with respect to such Manager’s CPIHAC Loan Note shall be the issue of a number of CPHAC Common Shares equal to the quotient of  (i) the outstanding principal amount in U.S. dollars of such Manager’s CPIHAC Loan Note divided by (ii) $10.20.
43.
CPHAC COMPLETION

43.1
CPHAC Completion shall take place at Latham & Watkins, 99 Bishopsgate, London, EC2M 3XF on the CPHAC Exercise Date or such later date as the parties may agree in writing.

43.2
At CPHAC Completion, CPHAC shall:

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(a)
issue shares to the Managers in accordance with Clause 42; and

(b)
deliver to each Manager a duly executed counterpart to the CPHAC Stockholders Agreement.

43.3
The Managers shall deliver to CPHAC at CPHAC Completion:

(a)
transfer forms in respect of the CPIHAC Loan Notes, duly completed in favour of CPHAC;

(b)
loan note certificates in respect of such CPIHAC Loan Notes; and

(c)
duly executed counterparts to the CPHAC Stockholders Agreement.

43.4
If CPHAC has complied with its obligation to issue the shares in accordance with Clause 43.2 and the Managers fail to comply with their obligations under Clause 43.3, any director of CPIHAC may give a good discharge for the consideration on behalf of the Managers and may execute and deliver to CPHAC a transfer of the CPIHAC Loan Notes on behalf of the Managers. Each Manager hereby:

(a)
irrevocably and by way of security for his obligations under this Deed appoints any one director of CPIHAC nominated in writing by CPHAC as its attorney following the exercise of the CPHAC Put Option or CPHAC Call Option to execute, on such Manager’s behalf, a transfer of the CPIHAC Loan Notes in favour of CPHAC and to execute such other documents and do all such other acts as may be necessary to transfer title to the CPIHAC Loan Notes to CPHAC; and

(b)
authorises the directors of CPIHAC to approve the registration of such transfers or other documents.

44.
TERMINATION

44.1
This Deed may be terminated by Lux I, Lux II, GPHS, BCPI, CPLLC, CPHI, CPIHAC or CPHAC (in their sole discretion) at any time prior to CPHAC Completion (whether or not any Option has been exercised) by written notice served on the Managers if:

(a)
a breach of any of the warranties set forth in Clause 46.1 (excluding the warranty at Clause 46.1(c)) given as at the date of this Deed has occurred;

(b)
a breach of the warranties set forth in Clause 46.1 given as of each of Lux I Completion, GPHS Completion, BCPI Completion, CPLLC Completion, CPHI Completion, CPIHAC Completion and CPHAC Completion would occur at the relevant completion date; or

(c)
a breach of any Manager undertakings in Clause 47 has occurred.

If this Deed is terminated in accordance with this Clause 44, all rights and obligations of the parties under this Deed shall terminate except for the provisions of Clauses 49 to 53 inclusive and any rights and liabilities that have accrued prior to that time.
45.
Tax

45.1
Each Manager severally agrees to pay on demand to CPHI (or such other entity nominated by CPHI) an amount equal to any liability for Tax whenever arising for which Lux I, Lux II, GPHS, BCPI, CPLLC, CPHI, CPIHAC, CPHAC, a Group Company or a particular Manager’s employing entity is liable as a result of the execution of this Deed or any transaction performed or contemplated pursuant to this Deed in respect of the relevant Manager, including the grant or exercise of any Option or the issue, sale, transfer or acquisition of any of the Rollover Loan Notes.

45.2
The provisions of this Clause 45 shall survive termination, lapse or Completion, as the case may be, and shall continue for a period of seven years from the date of this Deed.

46.
WARRANTIES

46.1
Each of the Managers warrants to Lux I, Lux II, GPHS, BCPI, CPLLC, CPHI, CPIHAC and CPHAC that as at the date of this Deed and (i) in respect of the Lux II Loan Notes, the date of Lux I Completion; (ii) in respect of the Lux I Loan Notes, the date of GPHS Completion; (iii) in respect of the GPHS Loan Notes, the date of BCPI Completion; (iv) in respect of the BCPI Loan Notes, the

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date of CPLLC Completion; (v) in respect of the CPLLC Loan Notes, the date of CPHI Completion; (vi) in respect of the CPHI Loan Notes, the date of CPIHAC Completion; and (vii) in respect of the CPIHAC Loan Notes, the date of CPHAC Completion:
(a)
the execution and delivery of, and the performance by him of his obligations under, this Deed and each document to be entered into by him pursuant to this Deed will not:

(i)
result in a breach of, or constitute a default under, any instrument to which he is a party or by which he is bound;

(ii)
require that Manager to obtain any consent or approval of, or give any notice to or make any registration with, any Authority or any other person that has not been obtained or made at the date of this Deed both on an unconditional basis and on a basis which cannot be revoked; or

(iii)
result in a breach of any Law or of any order, judgement or decree of any Authority to which he is a party or by which he is bound; and

(b)
he has all legal right, power and authority to enter into, execute, deliver and perform this Deed and each document to be entered into by him pursuant to this Deed, each of which constitutes valid and binding obligations on him in accordance with its terms; and

(c)
he is the sole legal and beneficial owner of, has the right to exercise all voting and other rights over, and is entitled to or has been authorised to sell and transfer the full legal and beneficial ownership of, the Lux I Loan Notes, the Lux II Loan Notes, the GPHS Loan Notes, the BCPI Loan Notes, the CPLLC Loan Notes, the CPHI Loan Notes and the CPIHAC Loan Notes, free from all Encumbrances.

46.2
Each of the Managers warrants to CPHAC as at the date of this Deed and as at the date of CPHAC Completion in the terms set out in Schedule 10.

46.3
Each of Lux I, Lux II, GPHS, BCPI, CPLLC, CPHI, CPIHAC and CPHAC warrants (on behalf of itself only) to each of the Managers that as at the date of this Deed:

(a)
the execution and delivery of, and the performance by it of its obligations under, this Deed and each document to be entered into by it pursuant to this Deed will not:

(i)
result in a breach of, or constitute a default under, its constitutional documents or any instrument to which it is a party or by which it is bound;

(ii)
require it to obtain any consent or approval of, or give any notice to or make any registration with, any Authority or any other person that has not been obtained or made at the date of this Deed both on an unconditional basis and on a basis which cannot be revoked other than, with respect to CPHAC, the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities Exchange Commission under Regulation D of the Securities Act and those required by the Nasdaq; or

(iii)
result in a breach of any Laws or of any order, judgement or decree of any Authority to which it is a party or by which it is bound; and

(b)
it has all legal right, power and authority to enter into, execute, deliver and perform this Deed and each document to be entered into by it pursuant to this Deed, each of which constitutes valid and binding obligations on it in accordance with its terms.

46.4
CPHAC warrants to each of the Managers as at the date of this Deed and as at the date of the CPHAC Completion in the terms set out in Schedule 11.

47.
COMPANY PROTECTION

Until the earlier of CPHAC Completion or Lapse, the Managers shall not, without the prior written consent of CPHAC:
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(a)
sell, transfer or otherwise dispose of or Encumber its legal or beneficial interest in any of the Rollover Loan Notes (or any interest in any of them); or

(b)
exercise any votes attaching to the Rollover Loan Notes.

48.
FURTHER ASSURANCE

Each party shall, at its own cost, promptly execute and deliver all such documents, and do all such things, as the other party may from time to time reasonably require for the purpose of giving full effect to the provisions of this Deed and to secure for the other party the full benefit of the rights, powers and remedies conferred upon it under this Deed.
49.
ENTIRE AGREEMENT AND REMEDIES

49.1
This Deed constitutes the entire Deed between the parties and, together with the SPA and the Investment Agreement, supersedes and extinguishes any prior drafts, deeds, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

49.2
If there is any conflict between the terms of this Deed and any other agreement, this Deed shall prevail unless:

(a)
such other agreement expressly states that it overrides this Deed in the relevant respect; and

(b)
each of the affected parties is also a party to that other agreement or otherwise expressly agrees in writing that such other agreement shall override this Deed in that respect.

49.3
The rights, powers, privileges and remedies provided in this Deed are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law. Without prejudice to any other rights or remedies that a party to this Deed may have, the parties agree that damages alone may not be an adequate remedy for any breach of the terms of this Deed. Accordingly, each party may be entitled, without proof of special damages, to seek the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Deed.

49.4
Any liability to Lux I, Lux II, GPHS, BCPI, CPLLC, CPHI, CPIHAC or CPHAC under this Deed may in whole or in part be released, compounded or compromised or any time or indulgence given by Lux I, Lux II, GPHS, BCPI, CPLLC, CPHI, CPIHAC or CPHAC in its absolute discretion as regards any of the Managers under such liability without in any way prejudicing or affecting its rights against any other or others of the Managers under the same or a like liability whether joint or several or otherwise.

50.
NOTICE

50.1
Any notice or other communication given under this Deed or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 50.2 and served as stipulated in clause 18.2 of the SPA.

50.2
Notices under this Deed shall be sent for the attention of the person and to the address, subject to Clause 50.3, as set out in the Investment Agreement.

50.3
Any party to this Deed may notify the other party of any change to its address or other details specified in Clause 50.2, provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

51.
GENERAL

51.1
Where any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction, then such provision shall be deemed to be severed from this Deed and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Deed and, where permissible, which shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Deed.

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51.2
This Deed shall not be assignable in whole or in part, and no party may assign or grant any Encumbrance over any of its rights under this Deed.

51.3
Each person that has rights under this Deed is acting on its own behalf.

51.4
Except as otherwise stated in this Deed, time is of the essence in each provision of this Deed.

52.
COUNTERPARTS

This Deed may be executed in any number of counterparts. Each counterpart shall constitute an original of this Deed, but all the counterparts together shall constitute but one and the same instrument.
53.
GOVERNING LAW AND JURISDICTION

This Deed (together with all documents referred to in this Deed) and any dispute or claim (including any non-contractual dispute or claim) that arises out of or in connection with this Deed (and any documents referred to in this Deed) is governed by and construed in accordance with English law. The parties irrevocably agree that the English courts have exclusive jurisdiction to settle any dispute or claim (including any non-contractual dispute or claim) that arises out of or in connection with this Deed (and any documents referred to in this Deed).
E-3-42

Schedule 1
MANAGERS
E-3-43

Schedule 2
Lux I EXERCISE NOTICE
[insert date]
[Managers] / [Lux Concrete Holdings I S.à r.l.]
[insert address]
Dear Sirs,
We refer to the put and call option deed dated [•] (the “Option Deed”) between us concerning the acquisition by [relevant company] from the Managers of the [relevant notes]. Capitalised terms used and not defined herein shall have the meaning ascribed to them in the Option Deed.
[If Managers exercise Lux I Put Option] [We hereby notify you that each Manager is exercising his Lux I Put Option in accordance with Clause 2.1 of the Option Deed.] OR
[If Lux I exercises Lux I Call Option] [We hereby notify you that Lux I is exercising the Lux I Call Option in accordance with Clause 2.2 of the Option Deed.]
Sincerely yours,
[Managers] / [Lux Concrete Holdings I S.à r.l.]
By:
Name:	[•]
Title:	[•]
E-3-44

Schedule 3
GPHS EXERCISE NOTICE
[insert date]
[Managers] / [Greystone Pumping Holdings SRL]
[insert address]
Dear Sirs,
We refer to the put and call option deed dated [•] (the “Option Deed”) between us concerning the acquisition by [relevant company] from the Managers of the [relevant notes]. Capitalised terms used and not defined herein shall have the meaning ascribed to them in the Option Deed.
[If Managers exercise GPHS Put Option] [We hereby notify you that each Manager is exercising his GPHS Put Option in accordance with Clause 8.1 of the Option Deed.] OR
[If Lux I exercises GPHS Call Option] [We hereby notify you that GPHS is exercising the GPHS Call Option in accordance with Clause 8.2 of the Option Deed.]
Sincerely yours,
[Managers] / [Greystone Pumping Holdings SRL]
By:
Name:	[•]
Title:	[•]
E-3-45

Schedule 4
BCPI EXERCISE NOTICE
[insert date]
[Managers] / [Brundage-Bone Concrete Pumping, Inc.]
[insert address]
Dear Sirs,
We refer to the put and call option deed dated [•] (the “Option Deed”) between us concerning the acquisition by [relevant company] from the Managers of the [relevant notes]. Capitalised terms used and not defined herein shall have the meaning ascribed to them in the Option Deed.
[If Managers exercise BCPI Put Option] [We hereby notify you that each Manager is exercising his BCPI Put Option in accordance with Clause 4.1 of the Option Deed.] OR
[If Lux I exercises BCPI Call Option] [We hereby notify you that BCPI is exercising the BCPI Call Option in accordance with Clause 4.2 of the Option Deed.]
Sincerely yours,
[Managers] / [Brundage-Bone Concrete Pumping, Inc.]
By:
Name:	[•]
Title:	[•]
E-3-46

Schedule 5
CPLLC EXERCISE NOTICE
[insert date]
[Managers] / [Concrete Pumping Intermediate Holdings, LLC]
[insert address]
Dear Sirs,
We refer to the put and call option deed dated [•] (the “Option Deed”) between us concerning the acquisition by [relevant company] from the Managers of the [relevant notes]. Capitalised terms used and not defined herein shall have the meaning ascribed to them in the Option Deed.
[If Managers exercise CPLLC Put Option] [We hereby notify you that each Manager is exercising his CPLLC Put Option in accordance with Clause 20.1 of the Option Deed.] or
[If CPLLC exercises CPLLC Call Option] [We hereby notify you that CPLLC is exercising the CPLLC Call Option in accordance with Clause 20.2 of the Option Deed.]
Sincerely yours,
[Managers]/ [Concrete Pumping Intermediate Holdings, LLC]
By:
Name:	[•]
Title:	[•]
E-3-47

Schedule 6
CPHI EXERCISE NOTICE
[insert date]
[Managers] / [Concrete Pumping Holdings, Inc.]
[insert address]
Dear Sirs,
We refer to the put and call option deed dated [•] (the “Option Deed”) between us concerning the acquisition by [relevant company] from the Managers of the [relevant notes]. Capitalised terms used and not defined herein shall have the meaning ascribed to them in the Option Deed.
[If Managers exercise CPHI Put Option] [We hereby notify you that each Manager is exercising his CPHI Put Option in accordance with Clause 26.1 of the Option Deed.] OR
[If CPHI exercises CPHI Call Option] [We hereby notify you that CPHI is exercising the CPHI Call Option in accordance with Clause 26.2 of the Option Deed.]
Sincerely yours,
[Managers]/ [Concrete Pumping Holdings, Inc.]
By:
Name:	[•]
Title:	[•]
E-3-48

Schedule 7
CPIHAC EXERCISE NOTICE
[insert date]
[Managers] / [Concrete Pumping Intermediate Acquisition Corp.]
[insert address]
Dear Sirs,
We refer to the put and call option deed dated [•] (the “Option Deed”) between us concerning the acquisition by [relevant company] from the Managers of the [relevant notes]. Capitalised terms used and not defined herein shall have the meaning ascribed to them in the Option Deed.
[If Managers exercise CPIHAC Put Option] [We hereby notify you that each Manager is exercising his CPIHAC Put Option in accordance with Clause 32.1 of the Option Deed.] OR
[If CPIHAC exercises CPIHAC Call Option] [We hereby notify you that CPIHAC is exercising the CPIHAC Call Option in accordance with Clause 32.2 of the Option Deed.]
Sincerely yours,
[Managers]/ [Concrete Pumping Intermediate Acquisition Corp.]
By:
Name:	[•]
Title:	[•]
E-3-49

Schedule 8
CPHAC EXERCISE NOTICE
[insert date]
[Managers] / [Concrete Pumping Holdings Acquisition Corporation]
[insert address]
Dear Sirs,
We refer to the put and call option deed dated [•] (the “Option Deed”) between us concerning the acquisition by [relevant company] from the Managers of the [relevant notes]. Capitalised terms used and not defined herein shall have the meaning ascribed to them in the Option Deed.
[If Managers exercise CPHAC Put Option] [We hereby notify you that each Manager is exercising his CPHAC Put Option in accordance with Clause 38.1 of the Option Deed.] OR
[If CPHAC exercises CPHAC Call Option] [We hereby notify you that CPHAC is exercising the CPHAC Call Option in accordance with Clause 38.2 of the Option Deed.]
Sincerely yours,
[Managers] / [Concrete Pumping Holdings Acquisition Corporation]
By:
Name:	[•]
Title:	[•]
E-3-50

Schedule 9
stockholders agreement
E-3-51

Schedule 10
manager warranties
The CPHAC Common Shares to be acquired by the Manager pursuant to this Deed in respect of such Manager’s CPIHAC Loan Notes are referred to in this Annex A as the “Investment.”
(1) The Manager has been furnished with and has read this Deed, the SPA, the Master Merger Agreement and the Stockholders Agreement. The Manger is aware and acknowledges that:
A. CPHAC has only recently been formed and has no financial or operating history.
B. There are substantial risks incident to the Investment.
C. No governmental agency has made any finding or determination as to the fairness of the Investment.
(2) The Manager has had an opportunity to consult with his or her own tax advisor regarding all United States federal, state, local and United Kingdom tax considerations applicable to the Investment.None of CPHAC or any of its Affiliates, employees, agents, members, equity holders, directors, officers, representatives or consultants assume any responsibility for the tax consequences to the Manager of the acquisition or ownership of the Investment; provided that CPHAC, Industrea and CPIHAC shall comply with their obligations under the Master Merger Agreement and under this Deed.
(3) The Manager may be required to bear the economic risk of the Investment for an indefinite period of time because the Investment has not been registered for sale under the Securities Act and therefore cannot be sold or otherwise transferred unless either the Investment is subsequently registered under the Securities Act, or an exemption from such registration is available, and the Investment cannot be sold or otherwise transferred unless it is registered under applicable state securities or an exemption from such registration is available.
(4) The Manager’s right to transfer the Investment will be restricted by the terms of the Stockholders Agreement.
(5) The Manager is not acquiring the Investment as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Manager in connection with investments in securities generally.
(6) The Manager is an “Accredited Investor” (as defined in Rule 501 promulgated under the Securities Act).
(7) The Manager has been furnished all materials relating to CPHAC and the Investment that the Manager has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information regarding the Investment which CPHAC possesses or can acquire without unreasonable effort or expense.
(8) Representatives of CPHAC have answered all inquiries that the Manager has made of them concerning CPHAC and their Affiliates, or any other matters relating to the formation and proposed operation of CPHAC and the offering and sale of the Investment. The Manager acknowledges that none of CPHAC or any Affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Manager and that the Manager is neither subscribing for nor acquiring the Investment in reliance upon, or with the expectation of, any such advice.
(9) The Manager has not been furnished any offering literature with respect to the Investment or CPHAC. In addition, no representations or warranties have been made to the Manager with respect to the Investment or CPHAC, and the Manager has not relied upon any such representation or warranty in making this subscription.
(10) The Manager has such knowledge and experience in financial and business matters that the Manager is capable of evaluating the merits and risks of the Investment and of making an informed investment decision with respect thereto.
E-3-52

(11) The Manager is relying on his or her own investigation and analysis in making the Investment and has consulted his or her own legal, tax, financial and accounting advisors to determine the merits and risks thereof.
(12) The Manager is not relying on any due diligence investigation that Industrea Acquisition Corp. and/or its Affiliates and advisors may have conducted with respect to CPHI or any of its Affiliates. Except to the extent set forth in this Deed, none of CPHAC, Industrea and/or its Affiliates, or any of their respective current or former equity holders, members, managers, partners, officers, directors, employees, affiliates or advisors (i) makes any representation or warranty as to the information provided to the Manager regarding the Investment nor represents or warrants such information as being all-inclusive or to contain all information that may be desirable or required in order to properly evaluate the Investment or (ii) will have any liability with respect to any use or reliance upon any of the Information.
(13) The Manager is able to bear the economic risks of the Investment and consequently, without limiting the generality of the foregoing, is able to hold the Investment for an indefinite period of time and has sufficient net worth to sustain a loss of the entire Investment in the event such loss should occur.
(14) The Manager is acquiring the Investment for the Manager’s own account as principal for investment purposes and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.
(15) The Manager recognises that CPHAC’s issuance and sale of the Investment to the Manager will be based upon the Manager’s representations, warranties and covenants set forth above. All representations, warranties and covenants contained in this Deed (including this Schedule 10) shall survive the consummation of the transactions set forth therein.
(16) The Manager acknowledges and agrees that the following restrictions and limitations are applicable to any resale or other transfer of the Investment:
A. The Investment shall not be sold or otherwise transferred to the extent such sale or transfer is restricted by the Stockholders Agreement and, if so restricted, may only be sold or transferred if the applicable provisions set forth in the Stockholders Agreement are satisfied.
B. The Investment shall not be sold or otherwise transferred unless in compliance with all applicable securities laws.
E-3-53

Schedule 11
CPHAC warranties
(1) Upon consummation of the CPHAC Completion, the CPHAC Common Shares, when issued and delivered pursuant to the terms of this Deed, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under CPHAC’s certificate of incorporation or the Delaware General Corporation Law. Upon consummation of the CPHAC Completion, the CPHAC Common Shares will be approved for listing, subject only to official notice of the issuance, on Nasdaq under the symbol “BBCP.”
(2) As of the date hereof, the authorised share capital of Industrea consists of 200,000,000 shares of Class A Common Stock, par value $0.0001 per share, 20,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (a) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding; (b) 34,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share (“Warrants”), are issued and outstanding, including 11,100,000 private placement warrants; and (c) no shares of Common Stock are subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the consummation of the transactions contemplated by the Master Merger Agreement (the “Closing”). As of the date hereof, Industrea Alexandria LLC is, and as of immediately prior to the Closing Industrea Alexandria LLC will be, the record and beneficial owner of no less than 5,750,000 shares of Class B Common Stock. All (i) issued and outstanding shares of Common Stock have been duly authorised and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorised and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Subscription Agreements and the Rollover Agreements (each, as defined in the Master Merger Agreement) and the Master Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Industrea or CPHAC any shares of Common Stock or other equity interests in Industrea or CPHAC (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, other than with respect to CPHAC, CPIHAC, Concrete Pumping Merger Sub Inc., and Industrea Acquisition Merger Sub Inc., Industrea has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Industrea or CPHAC is a party or by which either is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by Industrea in connection with Industrea’s initial public offering on August 1, 2017 pursuant to which Industrea Alexandria LLC’s and Industrea’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the transactions contemplated by the Master Merger Agreement, and (B) as contemplated by the Merger Agreement.
(3) Assuming the accuracy of the Managers’ representations and warranties set forth in Schedule 11, no registration under the Securities Act is required for the offer and issuance of the CPHAC Common Shares by CPHAC to the Managers.
(4) Neither CPHAC nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Investment.
(5) All representations, warranties and covenants contained in this Deed (including this Schedule 11) shall survive the consummation of the transactions set forth herein.
E-3-54

This DEED has been entered into on the date stated at the beginning of it.
EXECUTED AND DELIVERED AS A DEED by [•] acting by attorney: ______________________ in the presence of:	) ) )
Signature of Witness
Name of Witness
Address of Witness
Occupation of Witness
EXECUTED AND DELIVERED AS A DEED by [•] acting by attorney: ______________________ in the presence of:	) ) )
Signature of Witness
Name of Witness
Address of Witness
Occupation of Witness
E-3-55

EXECUTED AND DELIVERED AS A DEED by [•] acting by attorney: ______________________ in the presence of:	) ) )
Signature of Witness
Name of Witness
Address of Witness
Occupation of Witness
EXECUTED AND DELIVERED AS A DEED by [•] acting by attorney:______________________ in the presence of:	) ) )
Signature of Witness
Name of Witness
Address of Witness
Occupation of Witness
E-3-56

EXECUTED and delivered	)
as a DEED by	)
CONCRETE PUMPING	)
HOLDINGS, INC.	)
acting by	)
a director, in the presence of:	)
Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness

EXECUTED and delivered	)
as a DEED by	)
CONCRETE PUMPING	)
INTERMEDIATE HOLDINGS,	)
LLC	)
acting by	)
a director, in the presence of:	)

Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness

EXECUTED and delivered	)
as a DEED by	)
BRUNDAGE-BONE CONCRETE	)
PUMPING, INC.	)
acting by	)
a director, in the presence of:	)
Signature of Witness
Name of Witness
Address of Witness
Occupation of Witness
E-3-57

EXECUTED and delivered	)
as a DEED by	)
GREYSTONE PUMPING	)
HOLDINGS SRL	)
acting by	)
a director, in the presence of:	)

Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness

EXECUTED and delivered	)
as a DEED by	)
LUX CONCRETE HOLDINGS I	)
S.À R.L.	)
acting by	)
a director, in the presence of:	)

Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness

EXECUTED and delivered	)
as a DEED by	)
LUX CONCRETE HOLDINGS II	)
S.À R.L.	)
acting by	)
a director, in the presence of:	)

Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness
E-3-58

EXECUTED and delivered	)
as a DEED by	)
CONCRETE PUMPING	)
INTERMEDIATE	)
ACQUISITION CORP.	)
acting by	)
a director, in the presence of:	)

Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness

EXECUTED and delivered	)
as a DEED by	)
CONCRETE PUMPING	)
HOLDINGS ACQUISITION	)
CORPORATION	)
acting by	)
a director, in the presence of:	)

Signature of Witness
Name of Witness
Address of Witness

Occupation of Witness
E-3-59

This Agreement has been entered into on the date stated at the beginning of it.
EXECUTED and delivered by	)

Brendan Murphy	)

	)	/s/ Brendan Murphy

)

EXECUTED and delivered by	)

David Anthony Faud	)

	)	/s/ David Anthony Faud

)

EXECUTED and delivered by	)

Peter Faud	)

	)	/s/ Peter Faud

)

EXECUTED and delivered by	)

Damian Shepherd	)

	)	/s/ Damian Shepherd

)

EXECUTED and delivered by	)

Evelyn Murphy	)

	)	/s/ Evelyn Murphy

)
E-3-60

EXECUTED and delivered by )

Lux Concrete Holdings II S.à r.l.	)

)

acting by Mary Ellen Kanoff,	)	/s/ Mary Ellen Kanoff

a Category A Manager:	)

acting by Christophe Fender,	)	/s/ Christophe Fender

a Category B Manager:	)

s

EXECUTED and delivered by )

Concrete Pumping Holdings)

Acquisition Corp.	)

)

acting by __________________,	)	/s/ Howard Morgan

a duly authorised signatory:	)

s
E-3-61

ANNEX F
STOCKHOLDERS AGREEMENT
This Stockholders Agreement (this “Agreement”) is entered into on September 7, 2018, by and among Concrete Pumping Holdings, Inc. (f/k/a Concrete Pumping Holdings Acquisition Corporation, a Delaware corporation (the “Company”) and the undersigned parties listed on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”). Capitalized terms used in this Agreement have the meanings given to them in Section 1.01.
RECITALS
WHEREAS, reference is made to that certain Agreement and Plan of Merger, by and among the Company, Industrea Acquisition Corp. (“Industrea”), Concrete Pumping Intermediate Acquisitions Corp., Concrete Pumping Merger Sub Inc., Industrea Acquisition Merger Sub Inc., and Concrete Pumping Holdings, Inc. (“CPH”), and PGP Investors, LLC solely in its capacity as the initial Holder Representative thereunder, dated September 7, 2018 (the “Merger Agreement”), which provides for the business combination among the Company, Industrea and CPH (the “Business Combination”), pursuant to which each of CPH and Industrea will be acquired by the Company and become wholly owned subsidiaries of the Company;
WHEREAS, pursuant to the terms of those certain Rollover Agreements, each dated September 7, 2018 (the “Rollover Agreements”), by and between the Company and the CPH equity owners parties thereto (collectively with the UK Rollover Investors (as defined below), the “Rollover Investors”), in connection with the consummation of the Business Combination, the Company will issue shares of its common stock, par value $0.0001 per share (“Company Common Stock”) to the Rollover Investors;
WHEREAS, pursuant to the terms of  (i) that certain Share Purchase Agreement dated September 7, 2018 (the “UK Share Purchase Agreement”), by and between Lux Concrete Holdings II S.á r.l. (“Lux II”) and the Vendors parties thereto (the “UK Rollover Investors”), and (ii) those certain Put and Call Options (the “UK Put/Call Agreement”) by and among the UK Rollover Investors, Lux II, CPH, the Company and the other Subsidiaries of CPH and the Company named therein, in connection with the consummation of the Business Combination, the Company will issue shares of Company Common Stock to the UK Rollover Investors;
WHEREAS, pursuant to the Merger Agreement the Company will issue shares of Company Common Stock to the holders of Industrea common stock on a one-for-one basis in exchange for their shares of Industrea common stock;
WHEREAS, prior to Industrea’s initial public offering (the “IPO”), Industrea Alexandria LLC (the “Sponsor”) purchased an aggregate of 5,750,000 shares of Class B common stock, par value $0.0001 per share, of Industrea (the “Founder Shares”), and subsequently transferred a total of 28,750 shares of Founder Shares and 277,500 Private Placement Warrants (as define to each of Industrea’s five independent directors (collectively with the Sponsor, the “Initial Investors”);
WHEREAS, the Founder Shares are convertible into shares of Class A common stock, par value $0.0001 per share, of Industrea (“Class A Common Stock”) on the terms provided in Industrea’s second amended and restated certificate of incorporation;
WHEREAS, the Sponsor purchased an aggregate of 11,100,000 warrants exercisable for shares of Class A Common Stock in a private placement that was completed simultaneously with the consummation of the IPO (the “Private Placement Warrants”);
WHEREAS, in connection with the Business Combination, the Company will assume all of the outstanding warrants (including the Private Placement Warrants) and each such warrant will become exercisable for one share of Company Common Stock in accordance with the terms of the Warrant Agreement; and
WHEREAS, pursuant to the terms of that certain Subscription Agreement, dated September 7, 2018 (the “Argand Subscription Agreement”), by and between Industrea and Argand Partners Fund, LP (the “Argand Investor”), in connection with the consummation of the Business Combination, the Argand
F-1

Investor will purchase shares of Class A Common Stock (“Argand PIPE Shares”) which will be exchanged for shares of Company Common Stock on a one-for-one basis pursuant to the Merger Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1
Definitions
1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a) “Affiliate” of any person or entity, shall mean any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity. As used in this definition, the term “control,” including the correlative terms “controlled by” and “under common control with,” means (i) the direct or indirect ownership of more than 50% of the voting rights of a person or entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any equity or other ownership interest, by contract or otherwise). For the avoidance of doubt, for purposes of this Agreement (i) the Peninsula Holder shall not be considered an Affiliate of the Company or any of its subsidiaries, and (ii)(a) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Holder or any of its Affiliates, shall be considered an Affiliate of such Holder and (b) with respect to any fund, entity or account managed, advised or sub-advised directly or indirectly, by any Holder or any of its Affiliates, the direct or indirect equity owners thereof, including limited partners of any Holder or any Affiliate thereof, shall be considered an Affiliate of such Holder.
(b) “Agreement” has the meaning set forth in the Preamble.
(c) “Argand Investor” has the meaning set forth in the Recitals.
(d) “Argand PIPE Shares” has the meaning set forth in the Recitals.
(e) “Board” shall mean the Company’s Board of Directors.
(f) “Business Combination” has the meaning set forth in the Recitals.
(g) “CPH Management Holders” shall mean the Rollover Investors set forth on Exhibit B hereto.
(h) “Class A Common Stock” has the meaning set forth in the Recitals.
(i) “Closing” shall mean the closing of the transactions contemplated under the Merger Agreement.
(j) “Commission” shall mean the United States Securities and Exchange Commission.
(k) “Company” has the meaning set forth in the Preamble.
(l) “Company Common Stock” has the meaning set forth in the Recitals.
(m) “Competitor” means the concrete pumping and concrete waste management services businesses listed on an officer’s certificate delivered by the Company to the Peninsula Holder on the date hereof, which has been mutually agreed to by the Company and the Peninsula Holder prior to the date hereof, which certificate may be updated after the date hereof, from time to time, upon the mutual agreement of the Company and the Peninsula Holder acting reasonably and in good faith.
(n) “Competitor Director” has the meaning set forth in Section 4.3.
(o) “Dollars” or “$” shall mean the currency of the United States of America.
(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
F-2

(q) “FINRA” has the meaning set forth in Section 2.5(q).
(r) “Founder Shares” has the meaning set forth in the Recitals.
(s) “Holder” shall mean an Investor who holds Registrable Securities (including their donees, pledgees, assignees, transferees and other successors) and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.11 of this Agreement.
(t) “IPO” has the meaning set forth in the Recitals.
(u) “Indemnified Party” has the meaning set forth in Section 2.7(c).
(v) “Indemnifying Party” has the meaning set forth in Section 2.7(c).
(w) “Industrea” has the meaning set forth in the Recitals.
(x) “Initial Agreement” has the meaning set forth in the Recitals.
(y) “Initial Investors” shall mean the holders of the Founder Shares and the Private Placement Warrants set forth on Exhibit A hereto.
(z) “Initiating Holders” shall mean any Holder or group of Holders holding more than $25,000,000 million in Registrable Securities, based on the closing price of the Company’s Common Stock on the day on which any request or notification is made under this Agreement.
(aa) “Investors” has the meaning set forth in the Preamble.
(bb) “Majority Holders” has the meaning set forth in Section 2.5.
(cc) “Merger Agreement” has the meaning set forth in the Recitals.
(dd) “New Registration Statement” has the meaning set forth in Section 2.1(a)(iii).
(ee) “Non-Management CPH Holders” means the Rollover Investors set forth on Exhibit C hereto.
(ff) “One Director Range” means the Peninsula Holder’s beneficial ownership of more than five percent (5%) but not more than fifteen percent (15%) of the issued and outstanding shares of Company Common Stock as of the Closing.
(gg) “Other Selling Stockholders” shall mean persons or entities other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.
(hh) “Other Shares” shall mean securities of the Company, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.
(ii) “PDF” has the meaning set forth in Section 5.12.
(jj) “Peninsula Board Right Period” has the meaning set forth in Section 4.2.
(kk) “Peninsula Director” means a member of the Board who was appointed or elected to the Board as a Peninsula Nominee.
(ll) “Peninsula Director Replacement” has the meaning set forth in Section 4.3.
(mm) “Peninsula Holder” means BBCP Investors, LLC.
(nn) “Peninsula Nominee(s)” means an individual(s) designated by the Peninsula Holder for election (or re-election) to the Board.
(oo) “Peninsula Takedown” has the meaning set forth in Section 2.2(a).
(pp) “Portfolio Company” means any corporation, limited liability company, trust, joint venture, association, company, partnership, collective investment scheme or other entity in which the Peninsula Holder has invested, directly or indirectly, and which constitutes an Affiliate of the Peninsula Holder as defined above.
F-3

(qq) “Preferred Stock” has the meaning set forth in clause (ss) of this Section 1.1.
(rr) “Preferred Stock Conversion Shares” means the Company Common Stock issued upon conversion of the Preferred Stock.
(ss) “Preferred Stock Subscription Agreement” means the subscription agreement, dated September 7, between the Company and the other parties thereto, providing for the issuance and sale by the Company of shares of the Company’s Series A Convertible Perpetual Preferred Stock (the “Preferred Stock”).
(tt) “Private Placement Warrants” has the meaning set forth in the Recitals.
(uu) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(vv) “Registrable Securities” shall mean (i) Company Common Stock issued in connection with the Closing to (1) the Initial Investors, as set forth on Exhibit A hereto, (2) the CPH Management Holders, including Company Common Stock issuable upon the exercise of stock options issued to such Holders at the Closing, as set forth on Exhibit B hereto, and (3) the Non-Management CPH Holders, as set forth on Exhibit C hereto, (ii) the Private Placement Warrants (including any Company Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (iii) Company Common Stock issued or issuable upon the exercise of any warrants of the Company (other than Private Placement Warrants) that are held by an Initial Investor (or its designee), and (iv) any other equity security of the Company issued or issuable with respect to any such shares of Company Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, capitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (1) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (2) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (3) such securities shall have ceased to be outstanding; (4) such securities have been sold pursuant to Rule 144 promulgated under the Securities Act without volume or manner of sale restrictions contained therein; or (5) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; provided, further, that Registrable Securities shall include any shares of Company Common Stock acquired by a Holder after the date of this Agreement, that, based on the good faith determination of such Holder (after consultation with the Company’s outside counsel), may not be resold publicly pursuant to the exemption from registration under Section 4(a)(1) of the Securities Act.
(ww) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA, and any fees of the securities exchange or automated quotation system on which the Company Common Stock is then listed or quoted), printing expenses, escrow fees, fees and disbursements of counsel for the Company, one (1) counsel for the Holders requesting to include their securities in such registration, to be selected by the Holders of a majority of the Registrable Securities to be included in such registration, blue sky fees and expenses (including reasonable fees and disbursements of counsels for the Holders in connection with blue sky compliance), and any fees and disbursements of accountants retained by the Company incident to or required by any such registration, but shall not include Selling Expenses or fees and disbursements of other counsel(s) for the Holders.
(xx) “Representatives” means, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other person associated with, or acting on behalf of, such person.
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(yy) “Resale Shelf Registration Statement” has the meaning set forth in Section 2.1(a)(i).
(zz) “Restricted Securities” shall mean any Registrable Securities that are required to bear a legend restricting transfer.
(aaa) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(bbb) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission
(ccc) “Securities Act” shall mean the Securities Act of 1933, as amended.
(ddd) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel to the Holders included in Registration Expenses).
(eee) “Sponsor” has the meaning set forth in the Recitals.
(fff) “Suspension Notice” has the meaning set forth in Section 2.1(f).
(ggg) “Three Director Range” means the Peninsula Holder’s beneficial ownership of more than twenty-five percent (25%) of the issued and outstanding shares of Company Common Stock as of the Closing.
(hhh) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, or (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided, that a Transfer shall not be deemed to have been made by the Peninsula Holder solely as a result of direct or indirect transfers of equity interests in the Peninsula Holder so long as PGP Investors, LLC or its Affiliates retain sole voting control over the Peninsula Holder following any such direct or indirect transfer.
(iii) “Two Director Range” means the Peninsula Holder’s beneficial ownership of more than fifteen percent (15%) but not more than twenty five percent (25%) of the issued and outstanding shares of Company Common Stock as of the Closing.
(jjj) “Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to an effective registration statement.
(kkk) “Warrant Agreement” has the meaning set forth in the Recitals.
SECTION 2
Registration Rights
2.1 Registration
(a) Registration Requirements.   The Company shall, not later than ninety (90) days after the Closing, prepare and file with the Commission a registration statement on Form S-3, or if Form S-3 is not available, Form S-1 or such other registration statement form that is available to the Company, and take all such other actions as are necessary to ensure that there is an effective “shelf” registration statement containing a prospectus that remains current covering (and to qualify under required U.S. state securities laws, if any) the offer and sale of all Registrable Securities by the Holders on a continuous or delayed basis pursuant to Rule 415 of the Securities Act (the registration statement, the “Resale Shelf Registration Statement”). The Company shall use reasonable best efforts to cause
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the Commission to declare the Resale Shelf Registration Statement effective as soon as possible thereafter but in any event within one hundred fifty (150) days of the Closing, and to remain effective and the prospectus contained therein current until all Holders cease to hold Registrable Securities. The Resale Shelf Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Holders, and shall comply with the relevant provisions of the Securities Act and Exchange Act. At the time the Resale Shelf Registration Statement is declared effective, each Investor shall be named as a selling securityholder in the Resale Shelf Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. If the Resale Shelf Registration Statement is on Form S-3 and ceases to be effective, then the Company shall, as soon as practicable but in any event no later than the earlier of  (i) if the Company has filed with the Commission all periodic reports required to be filed under the Exchange Act, sixty (60) days after the date on which the Resale Shelf Registration Statement ceased to be effective and (ii) if the Company has not filed with the Commission all periodic reports required to be filed under the Exchange Act, sixty (60) days after the date on which the Company files such reports with the Commission, prepare and file with the Commission a post-effective amendment to the Resale Shelf Registration Statement or new registration statement on an available form covering all the Registrable Securities, and shall use its reasonable best efforts to cause such registration statement to be declared effective by the Commission within seventy-five (75) days after such filing and to maintain the effectiveness of such registration statement until all Holders cease to hold Registrable Securities. Upon effectiveness, such registration statement shall constitute the “Resale Shelf Registration Statement” for all purposes under this Agreement.
(b) Request for Underwritten Takedowns.   The Holders that qualify as Initiating Holders will be entitled to an unlimited number of Underwritten Takedowns with respect to their Registrable Securities. If the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any Underwritten Takedown with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:
(i) promptly, and in any event, within five (5) days after receiving such request, give written notice of the proposed Underwritten Takedown to all other Holders; and
(ii) as soon as practicable, use its reasonable best efforts to cause the Commission to declare such Underwritten Takedown effective within sixty (60) days thereafter (including, without limitation, filing post-effective amendments, one or more prospectus supplements, appropriate qualifications under any applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit and facilitate the sale and distribution in an underwritten offering of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within five (5) days after such written notice from the Company is mailed or delivered.
(c) Limitations on Underwritten Takedowns.   The Company shall not be obligated to effect any Underwritten Takedown pursuant to this Section 2.1:
(i) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such Underwritten Takedown, propose to sell Registrable Securities and such other securities (if any), the aggregate proceeds of which are anticipated to be less than $25,000,000; or
(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or
(iii) Within one hundred twenty (120) days of the closing of any other Underwritten Takedown.
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(d) Other Shares.   Any Underwritten Takedown may, subject to the provisions of Section 2.1(f), include Other Shares, and may include securities of the Company being sold for the account of the Company, provided that, any Other Shares or securities of the Company to be included in an Underwritten Takedown must be the subject of an effective shelf registration statement at the time the Company receives the request for an Underwritten Takedown from the Initiating Holders.
(e) Underwriting; Cutback.   If the Company shall request inclusion in any Underwritten Takedown of securities to be sold for its own account, or if other persons shall request inclusion of Other Shares in any Underwritten Takedown, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such other person’s securities of the Company and their acceptance of the applicable provisions of this Section 2. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders. No Holder (or its permitted transferee or assignee under Section 2.11) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.
Notwithstanding any other provision of this Section 2.1, if the underwriters, in good faith, advise the Initiating Holders in writing that marketing factors require a limitation on the number of Registrable Securities to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among Initiating Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities requested by such Initiating Holders to be included in such Underwritten Takedown (determined based on the aggregate number of Registrable Securities requested to be included in such Underwritten Takedown by each such Initiating Holder); (ii) second, among all other Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities requested by such Holders to be included in such Underwritten Takedown (determined based on the aggregate number of Registrable Securities requested to be included in such Underwritten Takedown by each such Holder); (iii) third, to any holder of Preferred Stock Conversion Shares that has requested the inclusion of its Preferred Stock Conversion Shares pursuant to the Preferred Stock Subscription Agreement; (iv) fourth, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other Holders or employees of the Company, and (v) fifth, to any Other Selling Stockholders requesting to include Other Shares in such registration statement.
If a person who has requested inclusion in such Underwritten Takedown as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company, the underwriter or the Initiating Holders, and the securities so excluded shall also be withdrawn from the Underwritten Takedown. If Registrable Securities are so withdrawn from the Underwritten Takedown and if the number of shares to be included in such Underwritten Takedown was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall offer to all Holders who have retained rights to include securities in the Underwritten Takedown the right to include additional Registrable Securities in the offering in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.
(f) Deferral; Suspension.   Notwithstanding anything in this Agreement to the contrary, if the Company furnishes to the Holders a certificate (the “Suspension Notice”) signed by an executive officer of the Company stating that, in the good faith judgment of the Company, effecting a registration (whether by the filing of a Registration Statement or by taking any other action) or the offering or disposition of Registrable Securities thereunder (including, for the avoidance of doubt, through an Underwritten Takedown) should be postponed or suspended because such registration, offering or
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disposal would (1) materially impede, delay or interfere with a pending material acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then by delivery of the Suspension Notice to the Holders, the Company may so postpone effecting a registration or require the Holders to refrain from offering or disposing of Registrable Securities for a period of not more than thirty (30) days, and, provided further, that the Company shall not suspend usage of a registration statement in this manner more than twice in any twelve (12) month period or at any time within thirty (30) days of the end of the immediately preceding suspension period. The Company shall give written notice to the Holders as promptly as practicable following the date that such suspension is no longer necessary.
2.2 Peninsula Holder Underwritten Takedown.   If the number of shares issued to the Peninsula Holder pursuant to the terms of the Rollover Agreement to which it is a party exceeds 882,353 shares (the “Peninsula Threshold”), then for a period of two years following the one hundred eighty (180)-day anniversary of the Closing, the Peninsula Holder shall have the right to cause the Company to effect one (1) Underwritten Takedown (a “Peninsula Takedown”) (which, for the avoidance of doubt, will be on whatever registration statement form is then available to the Company to serve as the Resale Shelf Registration Statement, including a registration statement on Form S-1 to the extent that Form S-3 is not then available) in which the Peninsula Holder shall have the right to include the Peninsula Holder’s Registrable Securities in excess of the Peninsula Threshold in such Underwritten Takedown as a matter of priority over all other Holders and the Company. If the Company receives a written request for a Peninsula Takedown, then, subject to Section 2.1(c)(ii) and (iii), the Company shall provide the notices and take the actions required by Section 2.1(b)(i) and (ii) of this Agreement. Without the prior written consent of the Peninsula Holder, no stockholder of the Company (other than the Peninsula Holder) may include securities in an offering pursuant to a Peninsula Takedown. If the underwriters, in good faith, advise the Peninsula Holder in writing that marketing factors require a limitation on the number of Registrable Securities to be underwritten, the number of Registrable Securities that may be so included in the Peninsula Takedown shall be allocated as follows: (i) first, to the Peninsula Holder to include Registrable Securities in such Underwritten Takedown in excess of the Peninsula Threshold; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account or, with the prior written consent of the Peninsula Holder, for the account of other Holders who have requested to include their Registrable Securities in such offering; provided, that if  (A) on the date on which the Peninsula Holder provides a written request for an initial Peninsula Takedown the Peninsula Holder beneficially owns at least 2,625,2721 shares of Company Common Stock that were issued under its Rollover Agreement and (B) less than fifty percent (50%) of the Registrable Securities of the Peninsula Holder requested to be registered in the Peninsula Takedown are included in such initial Underwritten Takedown effected under this Section 2.2, then such Underwritten Takedown shall not be considered a Peninsula Takedown for purposes of this Agreement; provided further that in no event shall the Company (1) be required to effect a Peninsula Takedown within six (6) months after the closing date of any other Underwritten Takedown effected under this Section 2.2, and (2) be required to effect more than two (2) Underwritten Takedowns under this Section 2.2. In connection with any Peninsula Takedown, Argand Investor and its Affiliates shall, at the Peninsula Holder’s written request, sign a customary lockup agreement whereby Argand Investor and its Affiliates will agree to refrain from effecting any Transfer of Company Common Stock or other securities of the Company until sixty (60) days after the conclusion of the Peninsula Takedown. The Peninsula Holder shall have the right to terminate or withdraw its request for an Underwritten Takedown (and in such case shall not be deemed to have exercised its right to have caused the Company to effect a Peninsula Takedown) at any time prior to the effectiveness of such registration.
2.3 Company Registration
(a) Company Registration/Underwritten Offering.   If the Company shall determine to (1) register any of its securities either for its own account or the account of a security holder or holders (or a combination of the foregoing) during a period in which a Resale Shelf Registration Statement covering

1
Reflects Peninsula’s initial rollover amount (at $10.20 per share) plus $16m backstop utilization (at $9.18 per share; $25m total rollover).

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a Holder’s Registrable Securities is not then effective, other than: a registration pursuant to Sections 2.1 or 2.2; a registration relating to the shares of Company Common Stock underlying the Public Warrants; a registration relating solely to employee benefit plans, a registration relating to the offer and sale of non-convertible debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction; or a registration on any registration form that does not permit secondary sales, or (2) effect an underwritten public offering of securities, either for its own account or the account of a security holder or holders (or a combination of the foregoing), the Company will:
(i) promptly give written notice (in any event not later than twenty (20) days prior to the filing of the registration statement or preliminary prospectus to which such offering relates) of the proposed registration or offering, as applicable, to all Holders; and
(ii) include in such registration or offering, as applicable, (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after receipt of such written notice from the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.
(b) Underwriting; Cutback.   If the registration or offering of which the Company gives notice is for an underwritten public offering, the Company shall so advise the Holders (and include the names of the proposed underwriters) as a part of the written notice given pursuant to Section 2.2(a)(i). All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders with registration rights to participate therein) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. No Holder (or its permitted transferee or assignee under Section 2.11) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.
Notwithstanding any other provision of this Section 2.2, if the underwriters in good faith advise the Company and the Holders of Registrable Securities participating in the offering in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities to be included in the registration and underwriting shall be reduced, subject to the limitations set forth below. The Company shall so advise all holders of securities requesting registration, and the number of shares entitled to be included in the registration and underwriting shall be allocated (1) if the underwritten offering is for the Company’s account, (m) first, to the Company; (n) second, to the Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities requested to be included by such Holders; (o) third, to any holder of Preferred Stock Conversion Shares that has requested the inclusion of its Preferred Stock Conversion Shares pursuant to the Preferred Stock Subscription Agreement; and (iv) fourth, to the Other Selling Stockholders, if any, requesting to include Other Shares in such underwritten offering and (2) if the underwritten offering is for the account of Other Selling Stockholders, then (x) first, to the Other Selling Stockholders, (y) second, to the Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities requested to be included by such Holders; and (z) third, to the Company.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company and the underwriter. Any Registrable Securities or Other Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding anything to the contrary, the Company shall be responsible for the Registration Expenses prior to any such withdrawal.
(c) Right to Terminate Registration.   The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
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2.4 Expenses of Registration.   All Registration Expenses incurred in connection with registrations pursuant to this Section 2 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders and the holders of any Other Shares shall be borne by the Holders and any holders of any Other Shares included in such registration pro rata among each other on the basis of the number of Registrable Securities and Other Shares, respectively, registered on their behalf.
2.5 Registration Procedures.   In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will:
(a) Prepare each registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing such registration statement, any prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities copies of all documents prepared to be filed, which documents shall be subject to the review of such Holders and their respective counsel;
(b) As soon as reasonably practicable file with the Commission, the registration statement relating to the Registrable Securities, including all exhibits and financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement(s) to become effective under the Securities Act as soon as practicable;
(c) Prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be requested by the Holders or any underwriter of Registrable Securities or as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
(d) Notify the participating Holders of Registrable Securities, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (b) of any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement, prospectus or for additional information (whether before or after the effective date of the registration statement), (c) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes and (d) of the receipt by the Company of any notification with respect to the suspension of any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(e) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder (or its counsel) from time to time may reasonably request;
(f) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify or when it is not then otherwise subject to service of process;
(g) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and following such notification promptly prepare and
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file a post-effective amendment to such registration statement or a supplement to the related prospectus or any document incorporated therein by reference, and file any other required document that would be incorporated by reference into such registration statement and prospectus, so that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a registration statement, use reasonable best efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Holders listed as selling security holders in such prospectus a written notice of such amendment or supplement, and, upon receipt of such notice, each such Holder agrees not to sell any Registrable Securities pursuant to such registration statement until such Holder’s receipt of copies of the supplemented or amended prospectus or until it receives further written notice from the Company that such sales may re-commence;
(h) Use its reasonable best efforts to prevent, or obtain the withdrawal of, any order suspending the effectiveness of any registration statement (and promptly notify in writing each Holder covered by such registration statement of the withdrawal of any such order);
(i) Provide a transfer agent or warrant agent, as applicable, and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(j) if requested, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates or establishment of book entry notations representing Registrable Securities to be sold and not bearing any restrictive legends, including without limitation, procuring and delivering any opinions of counsel, certificates or agreements as may be necessary to cause such Registrable Securities to be so delivered;
(k) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
(l) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or 2.2, enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities subject to such underwriting, provided, that such underwriting agreement contains reasonable and customary provisions;
(m) Furnish to each Holder of Registrable Securities included in such registration statement a signed counterpart, addressed to such Holder, of  (1) any opinion of counsel to the Company delivered to any underwriter dated the effective date of the registration statement or, in the event of an underwritten offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the registration statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to the Holders and their respective counsel and (2) any comfort letter from the Company’s independent public accountants delivered to any underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request. In the event no legal opinion is delivered to any underwriter, the Company shall furnish to each Holder of Registrable Securities included in such registration statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect and any other matters as the Holders or underwriter may reasonably request and as are customarily included;
(n) Promptly identify to the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, make available for inspection by the seller Holders
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all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(o) Fully cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, assisting with the preparation of any registration statement or amendment thereto with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential stockholders;
(p) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;
(q) Cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and use its reasonable best efforts to make or cause to be made any filings required to be made by an issuer with FINRA in connection with the filing of any registration statement;
(r) In the event of any underwritten public offering of Registrable Securities, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;
(s) Take all reasonable action to ensure that any “free writing prospectus” (as defined in the Securities Act) utilized in connection with any registration covered by Section 2.1 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(t) Take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.
2.6 Price and Underwriting Discounts.   In the case of an underwritten offering requested by Holders pursuant to Section 2.1, the managing underwriters (which shall be reasonably acceptable to the Company), size, manner of sale, plan of distribution, size, manner of sale, plan of distribution, price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by either (i) a majority-in-interest of the Holders whose Registrable Securities are being offered in such offering (the “Majority Holders”); or (ii) such other means as is determined by the Majority Holders, in their sole discretion. In the case of a Peninsula Takedown, the managing underwriters (which shall be reasonably acceptable to the Company), size, manner of sale, plan of distribution, price, underwriting discount and other financial terms of the related underwriting agreement shall be determined by the Peninsula Holder. In the case of any Underwritten Offering pursuant to Section 2.3, such price, discount and other terms shall be determined by the Company, subject to the right of the Holders to withdraw their request to participate in the registration pursuant to Section 2.3 after being advised of such price, discount and other terms.
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2.7 Indemnification
(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of Section 15 of the Securities Act) such Persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, judgments, suits, costs, penalties, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls such persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, judgment, suit, penalty, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, judgment, suit, penalty loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s Representatives, any person or entity controlling such Holder, such underwriter or any person or entity who controls any such underwriter, and stated to be specifically for use therein; provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.
(b) To the extent permitted by law, each selling Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person or entity controlling each other such Holder, and each of their respective Representatives, against all claims, judgments, penalties losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Holder and relating to action or inaction required of the Holder in
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connection with any offering covered by such registration, qualification or compliance, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
(c) Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall (i) give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (provided, that any delay or failure to so notify the indemnifying party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure), and (ii) permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense unless (w) the Indemnifying Party has agreed in writing to pay such fees or expenses, (x) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party hereunder and employ counsel reasonably satisfactory to the Indemnified Party, (y) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, or (z) in the reasonable judgment of any such person (based upon advice of its counsel) a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.7(d) to contribute any amount in
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excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.7 and otherwise shall survive the termination of this Agreement until the expiration of the applicable period of the statute of limitations.
2.8 Information by Holder.   Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
2.9 Rule 144 Reporting.   With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:
(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act;
(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Company further covenants that it shall take such further action as any Holder may reasonably request to enable such Holder to sell from time to time shares of Company Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions and cooperating with the Holders to cause the transfer agent to remove any restrictive legend on certificates evidencing Registrable Securities). This Section 2.9 shall survive the termination of this Agreement so long as any Holder continues to hold Registrable Securities.
2.10 No Inconsistent Agreements.   The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders of Registrable Securities or otherwise conflict with the provisions hereof.
2.11 Transfer or Assignment of Rights.   This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. The rights granted to a Holder by the Company under this Section 2 may be transferred or assigned (but only with all related obligations) by a Holder only to a transferee of Registrable Securities that is a transferee or assignee of not less than 10,000 Registrable Securities (as presently constituted and subject to subsequent adjustments for share splits, share dividends, reverse share splits and the like); provided, that (x) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.
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SECTION 3
Lock-up
3.1 Initial Investor Lock-up
(a) Each Initial Investor agrees not to Transfer a number of shares of Company Common Stock equal to the number of Class A Common Stock issued upon conversion of such Initial Investor’s Founder Shares until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Company Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property.
(b) Each Initial Investor agrees that it, he or shall not Transfer any Private Placement Warrants (or shares of Company Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the Closing.
3.2 CPH Management Lock-up.   Each CPH Management Holder agrees not to Transfer any shares of Company Common Stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Registrable Securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Registrable Securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Registrable Securities held as of the date of Closing. For the avoidance of doubt, the exercise of any stock option by any CPH Management Holder shall in no way modify or extend the dates set forth in clauses (a), (b) and (c) of the previous sentence.
3.3 Non-Management CPH Lock-up.   Each Non-Management CPH Holder agrees not to Transfer any shares of Company Common Stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing.
3.4 Argand Investor Lock-up.   The Argand Investor agrees not to Transfer any shares of Company Common Stock acquired by the Argand Investor in exchange for the Argand PIPE Shares pursuant to the Merger Agreement for a period commencing on the date of Closing and ending on (a) if the number of shares issued to the Peninsula Holder pursuant to the terms of the Rollover Agreement to which it is a party does not exceed the Peninsula Threshold, the date that is one hundred and eighty (180) days after the Closing, or (b) if the number of shares issued to the Peninsula Holder pursuant to the terms of the Rollover Agreement to which it is a party exceeds the Peninsula Threshold, the date that is one year after the Closing.
3.5 Permitted Transfers.   Notwithstanding the provisions set forth in Sections 3.1, 3.2, 3.3 and 3.4, nothing in this Agreement shall prohibit Transfers with the prior written consent of the Board (with any director who has been designated to serve on the Board by or who is an Affiliate of the requesting party abstaining from such vote) or Transfers (a) to the Company’s officers or directors, any Affiliate or family member of any of the Company’s officers or directors or any Affiliate of the Holder transferring such securities or to any member(s) of such Holder’s family or any of their Affiliates (including any investment fund of which the Holder or its Affiliate serves as the general partner, managing member or discretionary manager or advisor); (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an Affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the State of Delaware or the organizational documents of the Holder transferring such securities upon dissolution of such Holder; (f) pursuant to an order of a court, regulatory agency or other governmental authority; (g) solely to tender into a tender or exchange offer for a majority
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of the Company’s voting securities commenced by a third party; or (h) in the event that the Company consummates a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.
3.6 Removal of Legends.   If any shares of Company Common Stock are certificated, upon the request of a holder thereof following the expiration of the restrictions pursuant to Sections 3.1, 3.2, 3.3 or 3.4 (as applicable), the holder thereof shall be entitled to promptly receive from the Company new certificates for a like number of shares of Company Common Stock not bearing any legend with respect to transfer restrictions pursuant to this Agreement.
SECTION 4
Board representation
4.1 Initial Director Designees
(a) For so long as the Peninsula Holder has the right to nominate members to the Board pursuant to Section 4.2, the Company shall, to the fullest extent permitted by applicable law, cause the Board (whether acting through a nominating committee of the Board or otherwise) to (A) nominate the Peninsula Nominees(s) and include the Peninsula Nominee(s) in any slate of nominees recommended to the Company’s stockholders for election to the Board and include such Peninsula Nominee(s) in the Company’s preliminary and definitive proxy statements filed with the Commission for any applicable annual meeting of stockholders at which stockholders of the Company will vote on the election of directors to the Board (or any consent in lieu of a meeting), (B) recommend that the Company’s stockholders vote in favor of the Peninsula Nominee(s) or Peninsula Director(s), as applicable, in all subsequent stockholder meetings at which such Peninsula Nominee(s) or Peninsula Director(s), as applicable, stand for election or reelection to the Board, and (C) support the Peninsula Nominee(s) or Peninsula Director(s), as applicable, in a manner no less favorably than the manner in which the Company supports its other director nominees. For any meeting (or consent in lieu of meeting) of the Company’s stockholders for the election of members of the Board, the Board (whether acting through a nominating committee of the Board or otherwise) shall not nominate, in the aggregate, a number of nominees greater than the number of members of the Board.
(b) For so long as the Peninsula Holder has the right to nominate members of the Board pursuant to Section 4.2 if a vacancy on the Board is created as a result of a Peninsula Director’s death, disability, resignation (other than pursuant to Section 4.5 or removal, then the Peninsula Holder shall have the right to designate by written notice to the Company an individual (a “Peninsula Director Replacement”) to fill such vacancy, which individual shall meet the conditions set forth in Section 4.4. The Company shall take all actions necessary to cause the Peninsula Director Replacement to fill such resulting vacancy and such individual shall be deemed a Peninsula Director and a Peninsula Nominee. In the event that the Peninsula Holder is entitled to appoint at least two (2) Peninsula Directors, the Board shall, at the written request of the Peninsula Holder, appoint one (1) Peninsula Director to serve on any committee or committees of the Board, subject to such Peninsula Director satisfying qualification and independence rules and regulations of the applicable stock exchange on which the Company Common Stock is listed or the Commission as in effect at the time of determination with respect to any such committees. Each Peninsula Director shall be entitled to receive compensation in his or her capacity as a director consistent with the compensation received in such capacity by other non-employee members of the Board, including any fees and equity awards, and reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.
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4.2 Director Nomination Rights.   To the extent permitted by applicable law and the rules of the principal stock exchange or market on which the Company Common Stock is then traded or listed, commencing on the date of the Closing and ending on the date that the Company’s obligations under this Section 4.2 terminate in accordance with this Section 4.2 (the “Peninsula Board Right Period”):
(a) If the Peninsula Holder’s beneficial ownership of Company Common Stock is within the Three Director Range, then the Company shall cause the Board to nominate for election to the Board and shall recommend and support such nominations, in the manner provided in Section 4.1(a), such number of Peninsula Nominees as is required to maintain the continuous service of three (3) Peninsula Directors on the Board. The Company’s obligations under this Section 4.2(a) shall terminate on the first date on which the Peninsula Holder’s beneficial ownership of issued and outstanding Company Common Stock is no longer within the Three Director Range, following which the Peninsula Holder will cause one (1) Peninsula Director to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company.
(b) If the Peninsula Holder’s beneficial ownership of Company Common Stock is within Two Director Range, then the Company shall cause the Board to nominate for election to the Board and shall recommend and support such nominations, in the manner provided in Section 4.1(a), such number of Peninsula Nominees as is required to maintain the continuous service of two (2) Peninsula Directors on the Board. The Company’s obligations under this Section 4.2(b) shall terminate automatically on the first date on which the Peninsula Holder’s beneficial ownership of Company Common Stock is no longer within the Two Director Range, following which the Peninsula Holder will cause one (1) Peninsula Director to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company.
(c) If the Peninsula Holder’s beneficial ownership of Company Common Stock is within One Director Range, then the Company shall cause the Board to nominate for election to the Board and shall recommend and support such nomination, in the manner provided in Section 4.1(a), such number of Peninsula Nominees as is required to maintain the continuous service of one (1) Peninsula Director on the Board. The Company’s obligations under this Section 4.2(c) shall terminate on the first date on which the Peninsula Holder’s beneficial ownership of Company Common Stock is no longer within the One Director Range, following which the Peninsula Holder will cause one Peninsula Director to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company.
(d) Any Company Common Stock (or securities convertible, exercisable or exchangeable for shares of Company Common Stock) acquired by the Peninsula Holder or its Affiliates after the date of this Agreement shall be excluded from the number of shares of Company Common Stock deemed beneficially owned by the Peninsula Holder for purposes of this Section 4.2.
4.3 Exceptions.   Notwithstanding anything herein to the contrary, the Peninsula Holder shall not have any rights to nominate an individual for election to the Board pursuant to this Section 4, and shall cause any such individuals previously so nominated by Peninsula Holder to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company if the Peninsula Holder or any of its Affiliates has, at any time after the date of this Agreement, (a) an employee, member or partner (other than any third party limited partner who is an investor in the Peninsula Holder) of the Peninsula Holder (excluding any Portfolio Company) or any of its Affiliates (other than a Portfolio Company) that is a director or executive officer of a Competitor of the Company (each such person, a “Competitor Director”), (b) a Portfolio Company that is a Competitor of the Company or (c) if the Peninsula Board Right Period has ended; provided, that the foregoing restrictions and requirements shall be applied in an equivalent manner to all other non-employee Board members (including any Board member that is an officer, director, employee or manager of the Sponsor or its Affiliate); provided, further, that the Peninsula Holder’s right to nominate individuals to the Board pursuant to this Article 4 shall not be impaired, restricted or rescinded in any manner, if prior to or following the appointment of any Competitor Director, the Peninsula Holder obtains the written consent of the Board (with the Peninsula Directors abstaining) (such consent not to be unreasonably withheld, conditioned or delayed) to such Peninsula Holder employee, member or partner (other than any third party limited partner who is an investor in Peninsula) serving as a Competitor Director.
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4.4 Peninsula Nominee Qualifications.   As a condition to any Peninsula Nominee’s appointment or nomination to the Board pursuant to this Agreement, such Peninsula Nominee shall agree to provide to the Company information required to be or customarily disclosed for directors, candidates for directors and their Affiliates and Representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations and such other information as reasonably requested by the Company from time to time with respect to such Peninsula Nominee and consistent with the requirements and requests of the Company with respect to the other non-employee Board members; provided that in no event shall such Peninsula Director’s relationship with the Peninsula Holder or its Affiliates (or any other actual or potential lack of independence resulting therefrom), in and of itself, be considered to disqualify such Peninsula Director from being a member of the Board pursuant to this Article 4. Each Peninsula Nominee shall, prior to being appointed or nominated, submit to the Company a fully completed, true and accurate copy of Company’s standard director questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check) required by the Company in connection with the appointment or nomination of any new Board member. Each Peninsula Nominee shall ensure, that, at all times while serving as a member of the Board, he or she will (i) meet all director independence and other standards of the Company, The Nasdaq Stock Market and the SEC and applicable provisions of the Exchange Act, including Rule 10A-3, and (ii) be qualified to serve as a director under applicable law and comply with requirements applicable to directors thereunder. In addition, while serving as a member of the Board, each Peninsula Nominee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines of the Company that have been adopted by the Board and which are applicable to all non-employee Board members and which have been provided in advance to such Peninsula Nominee, and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company in a manner consistent with the confidentiality requirements applicable to all non-employee Board members; provided that, subject to the Company, such Peninsula Director and the Peninsula Holder entering into a customary and reasonable mutually acceptable confidentiality agreement (to the extent that such an agreement is requested of other non-employee Board members with respect to sharing of such information with their Representatives and Affiliates), such Peninsula Director shall be entitled to discuss Company business and matters discussed at meetings of the Board with other Representatives of the Peninsula Holder and its Affiliates so long as such interaction is covered by such confidentiality agreement and does not, based on the advice of counsel to the Company, jeopardize any attorney-client privilege
4.5 Director Indemnification.   The Company shall indemnify the Peninsula Directors on the same basis as all other members of the Board and pursuant to indemnity agreements with terms that are no less favorable to the Peninsula Directors than the indemnity agreements entered into between the Company and other members of the Board.
4.6 Board Size.   Prior to the expiration of the Peninsula Board Right Period, (i) the Company shall not increase the size of the Board to more than a total of twelve director seats; provided that the Company may temporarily increase the size of the Board to facilitate the retirement or resignation of any incumbent director and the replacement thereof with a new director and (ii) the Company shall not decrease the size of the Board if such decrease would require the resignation of any Peninsula Director, in each case, without the prior written consent of the Peninsula Holder.
SECTION 5
Miscellaneous
5.1 Termination of Subsidiary Registration Rights Agreement.   Upon the Closing and the effectiveness of this Agreement, the registration rights agreement dated July 26, 2017 among Industrea, the Sponsor and the holders party thereto shall terminate and be of no further force and effect.
5.2 Amendment.   Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, and (ii) the Holders holding a majority of the Registrable Securities provided, however, that if any amendment, waiver, discharge or termination operates in a manner
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that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Persons who become assignees or other transferees of Registrable Securities in accordance with this Agreement after the date of this Agreement may become parties hereto, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder.
5.3 Notices.   All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand, electronic mail, messenger or courier service at the following addresses:
(a) if to an Investor, to such Investor’s address, facsimile number or electronic mail address as shown on Exhibits A, B and C hereto, as may be updated in accordance with the provisions hereof.
(b) if to any Holder other than an Investor, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or
(c) If to the Company or to Industrea:
Concrete Pumping Holdings, Inc.
6461 Downing Street
Denver, Colorado Attn: [     ]
Facsimile: [     ]
E-mail: [     ]
With a copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attn: Dominick P. DeChiara
Facsimile: (212) 294-4700
Email: DDeChiara@winston.com
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, (iii) if sent via facsimile, upon confirmation of facsimile transfer, or (iv) if via email, on the date of transmission.
5.4 Governing Law.   This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
5.5 Successors and Assigns.   The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
5.6 Entire Agreement.   This Agreement, the Merger Agreement, and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.
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5.7 Delays or Omissions.   Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
5.8 Remedies.   Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
5.9 Severability.   If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
5.10 Titles and Subtitles.   The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
5.11 Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.
5.12 Telecopy Execution and Delivery.   A facsimile, telecopy, portable document format (“PDF”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, PDF or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
5.13 Further Assurances.   Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
5.14 Attorneys’ Fees.   In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
5.15 Aggregation of Stock.   All securities held or acquired by affiliated entities of or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.
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5.16 Jury Trial Consent to Jurisdiction.   Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Agreement, each party (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement; and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
5.17 No Recourse.   This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the covenants, agreements or other obligations or liabilities of any one or more of the Company, Industrea or any Investor or Holder under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties have duly executed this Stockholders Agreement as of the date first written above.
CONCRETE PUMPING HOLDINGS
ACQUISITION CORP.
By:

Name:
Title:
INDUSTREA ACQUISITION CORP.
By:

Name:
Title:
[Signature Page to Stockholders Agreement]
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IN WITNESS WHEREOF, the parties have duly executed this Stockholders Agreement as of the date first written above.
INVESTORS:
INDUSTREA ALEXANDRIA LLC
By:

Name:
Title:
ARGAND PARTNERS FUND, LP

By: Argand Partners Fund GP-GP, Ltd, it’s General Partner
By:

Name:
Title:

David A.B. Brown

Thomas K. Armstrong, Jr.

David G. Hall

Brian Hodges

Gerard F. Rooney

[OTHER INVESTORS]
[Investor Signature Page to Stockholders Agreement]
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EXHIBIT A
INITIAL INVESTORS
Name	Address, Fax Number or Email for Notices	Number of Shares
Industrea Alexandria LLC	28 West 44th Street, Suite 501 New York, New York 10036 Facsimile: [ ] E-mail: [ ]	[ ]
David A.B. Brown	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
Thomas K. Armstrong, Jr.	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
David G. Hall	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
Brian Hodges	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
Gerard F. Rooney	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
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EXHIBIT B
CPH MANAGEMENT HOLDERS
Name	Address, Fax Number or Email for Notices	Number of Shares
Bruce Young	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
Iain Humphries	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
[ ]	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
[ ]	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
[ ]	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
[ ]	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
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EXHIBIT C
NON-MANAGEMENT CPH HOLDERS
Name	Address, Fax Number or Email for Notices	Number of Shares
BBCP Investors, LLC	c/o Peninsula Pacific 10250 Constellation Blvd #2230 Los Angeles, CA 90067 Attention: Mary Ellen Kanoff, General Counsel Email: mkanoff@peninsulapacific.com	[ ]
John Hudek	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
Robert Bruce Woods	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
William K. Wood	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
Joel Silkett	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
Richard Hansen	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
Dale C. Bone	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
F-27

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF INDUSTREA ACQUISITION CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Howard D. Morgan and Tariq Osman (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares ofPCommon Stock of Industrea Acquisition Corp. (the “Company”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of theRCompany to be held on December 4, 2018 at 10:00 a.m. Local Time at the offices of Winston &OStrawn LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments and/or postponements thereof.XThe undersigned acknowledges receipt of the enclosed proxy statement and revokes all priorYproxies for said meeting.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.(Continued and to be marked, dated and signed on reverse side)Important Notice Regarding the Availability of Proxy Materials for theSpecial Meeting of Stockholders to be held on December 4, 2018.This notice of Special Meeting and the accompanyingProxy Statement are available at: https://www.cstproxy.com/industreaacquisitioncorp/sm2018

Please mark vote asindicated in this exampleINDUSTREA ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, and 8 1. The Business Combination Proposal — To approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2018, by and among the Company, Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly- owned subsidiary of the Company (“Newco”), Concrete Pumping Holdings, Inc., a Delaware corporation (“CPH”), certain subsidiaries of Newco, and PGP FOR AGAINST ABSTAIN 6. The Director Election Proposal — To elect nine directors who, upon consummation of the Business Combination, will be the directors of Newco:Nominees:Class I (to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or Investors, LLC, solely in its capacity as the initial Holder Representative, a copy of which is attached to the proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby (the “Business death): Heather L. FaustDavid G. HallIain Humphries FOR ALL WITHHOLD ALLFOR ALL EXCEPT Combination”).2. The Nasdaq Proposal — To approve, for puposes of complying with applicable Nasdaq listing rules, the FOR AGAINST ABSTAIN Class II (to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Business Combination.The Charter Proposals — To approve the following death):Brian Hodges John M. Piecuch Howard D. Morgan FOR ALLWITHHOLD ALLFOR ALL EXCEPT material differences between the proposed amended and restated certificate of incorporation of Newco (the “Newco Charter”) that will be in effect upon the closing of the Business Combination and the Company’s current Class III (to serve until the 2021 annual meeting ofstockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or death): amended and restated certificate of incorporation (the“Industrea Charter”):3. the name of the new public company will be Concrete FOR AGAINST ABSTAIN David A.B. Brown Tariq Osman Bruce Young FOR ALLWITHHOLD ALLFOR ALL EXCEPT Pumping Holdings, Inc. as opposed to “IndustreaAcquisition Corp.”;4. Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to the Company having220,000,000 authorized shares of common stock and1,000,000 authorized shares of preferred stock; and5. the Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). FOR AGAINST ABSTAINFOR AGAINST ABSTAIN 7. The Incentive Plan Proposal — To approve the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan, which is an incentive compensation plan for employees, directors and consultants of Newco and its subsidiaries, including CPH, a copy of which is attached to the proxy statement/prospectus as Annex C.8. The Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. FOR AGAINST ABSTAINFOR AGAINST ABSTAIN Dated: , 2018Signature(Signature if held Jointly)When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals1, 2, 3, 4, 5, 6, 7 and 8. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.